                                                        FREE WRITING PROSPECTUS

                                                          dated June 28, 2007

                                          (For use with Base Prospectus dated June 26, 2007)

                                                            $1,090,932,000
                                                             (Approximate)
                                              NEWCASTLE MORTGAGE SECURITIES TRUST 2007-1
                                                            Issuing Entity

                                                      NEWCASTLE INVESTMENT CORP.
                                                                Sponsor

                                              BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                                               Depositor

                                                        WELLS FARGO BANK, N.A.
                                        Master Servicer, Securities Administrator and Custodian

                                                        NATIONSTAR MORTGAGE LLC
                                                               Servicer

                                                       FREMONT INVESTMENT & LOAN
                                                              Originator

                                                   ASSET-BACKED NOTES, SERIES 2007-1

The  depositor has filed a  registration  statement  (including a prospectus)  with the SEC for the offering to which this free writing prospectus  relates.  Before you invest,  you should read the base  prospectus in that  registration  statement and other documents the issuing  entity has filed with the SEC for more complete  information  about the issuing  entity and this  offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at  www.sec.gov.  Alternatively,  the issuing  entity,  any underwriter or any dealer  participating  in the  offering  will  arrange  to send  you  the  base  prospectus  if you  request  it by  calling  toll-free
1-866-803-9204.

Please click here  www.bearstearns.com/prospectus/bsabs  or visit the following  website,  www.bearstearns.com/prospectus/bsabs,  for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus,  if conveyed prior to the time of your commitment to purchase,  supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing  prospectus  is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

The  securities  referred  to in this free  writing  prospectus  are being  offered  when,  as and if issued.  Our  obligation  to sell securities to you is  conditioned on the  securities  having the  characteristics  described in this free writing  prospectus.  If that condition is not satisfied,  we will notify you, and neither the issuing entity nor any underwriter  will have any obligation to you to deliver all or any portion of the  securities  which you have  committed  to purchase,  and there will be no liability  between us as a consequence of the non-delivery.

Free Writing Prospectus dated June 28, 2007 (For use with Base Prospectus dated June 26, 2007)

                                                            $1,090,932,000
                                                             (Approximate)
                                              NEWCASTLE MORTGAGE SECURITIES TRUST 2007-1
                                                            Issuing Entity
                                                      NEWCASTLE INVESTMENT CORP.
                                                                Sponsor

                                              BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                                               Depositor

                                                        WELLS FARGO BANK, N.A.
                                        Master Servicer, Securities Administrator and Custodian

                                                        NATIONSTAR MORTGAGE LLC
                                                               Servicer

                                                       FREMONT INVESTMENT & LOAN
                                                              Originator

                                                   ASSET-BACKED NOTES, SERIES 2007-1

                              You should consider carefully the risk factors beginning on page 11 in this free writing prospectus.
The Issuing Entity

The issuing entity will consist  primarily of a pool of fixed and  adjustable  rate mortgage loans secured by first and second liens on one- to four-family residential  properties,  divided into two loan groups. The issuing entity will issue fifteen classes of notes, all of which are offered under this free writing prospectus.
                                                                        OFFERED NOTES
______________________________________________________________________________________________________________________________________________________________
                                                       Initial Note Principal              Initial Rating
        Class              Note Interest Rate               Balance(1)                      (S&P/Moody's)                        Designation
______________________________________________________________________________________________________________________________________________________________
        1-A-1                Variable Rate             $   392,293,000                          AAA/Aaa                        Group 1 Senior
______________________________________________________________________________________________________________________________________________________________
        2-A-1                Variable Rate             $   299,202,000                          AAA/Aaa                        Group 2 Senior
______________________________________________________________________________________________________________________________________________________________
        2-A-2                Variable Rate             $    29,471,000                          AAA/Aaa                        Group 2 Senior
______________________________________________________________________________________________________________________________________________________________
        2-A-3                Variable Rate             $    80,321,000                          AAA/Aaa                        Group 2 Senior
______________________________________________________________________________________________________________________________________________________________
        2-A-4                Variable Rate             $    40,538,000                          AAA/Aaa                        Group 2 Senior
______________________________________________________________________________________________________________________________________________________________
         M-1                 Variable Rate             $    44,668,000                          AA+/Aa1                      Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-2                 Variable Rate             $    43,522,000                          AA+/Aa2                      Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-3                 Variable Rate             $    26,342,000                          AA/Aa3                       Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-4                 Variable Rate             $    24,052,000                           AA/A1                       Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-5                 Variable Rate             $    22,334,000                          AA-/A2                       Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-6                 Variable Rate             $    19,470,000                           A+/A3                       Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-7                 Variable Rate             $    18,325,000                          A/Baa1                       Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-8                 Variable Rate             $    16,607,000                         BBB+/Baa2                     Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-9                 Variable Rate             $    14,889,000                         BBB/Baa3                      Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
         M-10                Variable Rate             $    18,898,000                         BBB-/NR                       Crossed Subordinate
______________________________________________________________________________________________________________________________________________________________
Total Notes:                                           $ 1,090,932,000
______________________________________________________________________________________________________________________________________________________________

(1) Approximate. The initial note principal balance of each class is subject to a variance of plus or minus 10%.
Other Information:

The note  interest  rates on the offered  notes are described in detail under the headings  "Summary-  Description  of the Notes - Note
Interest Rates" in this free writing prospectus.

Credit Enhancement

         o    the offered notes will have credit enhancement in the form of subordination, overcollateralization and excess interest.

The holders of the notes will also have the benefit of an interest  rate swap  agreement and an interest  rate cap  agreement,  each as described herein.

Neither the Securities and Exchange  Commission nor any state securities  commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney  General of the state of New York has not passed on or endorsed the merits of this  offering.  Any  representation  to the contrary is unlawful.

                                                       Bear, Stearns & Co. Inc.
                                                              Underwriter

                                         Important Notice About Information Presented In This
                                            Free Writing Prospectus And The Base Prospectus

You are  encouraged to rely only on the  information  contained in this  document.  We have not  authorized  anyone to provide you with different information.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

         o    the base prospectus, which provides general information, some of which may not apply to this series of notes; and

         o    this free writing prospectus, which describes the specific terms of this series of notes.

Annex I and  Schedule  A are  incorporated  into and are a part of this  free  writing  prospectus  as if fully  set forth in this free writing prospectus

The description of your notes, as described in this free writing  prospectus,  is intended to supplement the related description in the base prospectus.

Some of the statements  contained in or incorporated by reference in this free writing  prospectus and the accompanying base prospectus consist of  forward-looking  statements  relating to future  economic  performance  or projections  and other  financial  items.  These statements  can  be  identified  by  the  use of  forward-looking  words  such  as  "may,"  "will,"  "should,"  "expects,"  "believes,"
"anticipates,"  "estimates," or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected  results.  Those risks and uncertainties  include,  among others,  general economic and business  conditions,  regulatory  initiatives  and compliance with  governmental  regulations,  customer  preferences and various other matters,  many of which are beyond our control.  Because we cannot predict the future,  what actually happens may be very different from what we predict in our forward-looking statements.

The discussion  contained in this free writing  prospectus as to tax  considerations  is not intended or written to be used, and cannot be used, for the purpose of avoiding  United States federal income tax penalties.  Such  discussion is written to support the promotion or marketing of the transactions or matters  addressed in this free writing  prospectus.  Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

The depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its phone number is (212) 272-2000.

                                                        European Economic Area

         In relation to each Member State of the European  Economic Area which has  implemented the Prospectus  Directive  (referred to in this free writing  prospectus as a Relevant  Member State),  each  Underwriter  has represented and agreed that with effect from and including the date on which the Prospectus  Directive is implemented  in that Relevant  Member State  (referred to in this free writing prospectus  as a  Relevant  Implementation  Date) it has not made and will not make an offer of notes to the  public  in that  Relevant
Member State prior to the  publication  of a prospectus in relation to the notes which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the Prospectus  Directive,  except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than  €50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the Issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

         For the  purposes  of this  provision,  the  expression  an "offer of notes to the  public"  in  relation  to any notes in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase  or  subscribe  the notes,  as the same may be varied in that
Member State by any measure  implementing  the Prospectus  Directive in that Member State and the  expression  referred to in this free writing prospectus as Prospectus Directive means Directive  2003/71/EC and includes any relevant  implementing measure in each Relevant
Member State.

                                                            United Kingdom

         Each underwriter has represented and agreed that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                                           TABLE OF CONTENTS

               FREE WRITING PROSPECTUS

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS29

BASE PROSPECTUS

OTHER FINANCIAL OBLIGATIONS RELATED TO THE
  SECURITIES.........................................55
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,

                                                  SUMMARY OF FREE WRITING PROSPECTUS

The  following  summary is a very broad  overview of the offered  notes and does not  contain  all of the  information  that you should consider in making your  investment  decision.  To understand  all of the terms of the offered  notes,  read carefully this entire free writing  prospectus  and the entire base  prospectus.  A glossary is included at the end of this free writing  prospectus.  Capitalized terms used but not  defined in the  glossary  at the end of this free  writing  prospectus  have the  meanings  assigned to them in the glossary at the end of the base prospectus.

Issuing Entity......................    Newcastle Mortgage Securities Trust 2007-1, a Delaware statutory trust.

Title of Series.....................    Newcastle Mortgage Securities Trust, Mortgage-Backed Notes, Series 2007-1.

Cut-off Date........................    June 1, 2007.

Closing Date........................    On or about July 12, 2007.

Depositor...........................    Bear  Stearns  Asset Backed  Securities  I LLC, a  corporation  and a limited  purpose  finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear,  Stearns & Co. Inc. and
                                        Bear Stearns Financial Products Inc.

Sponsor.............................    Newcastle Investment Corp.

Master Servicer, Securities
Administrator and Custodian.........    Wells Fargo Bank, N.A.

Servicer............................    Nationstar Mortgage LLC.

Originator..........................    Fremont Investment & Loan.

Seller..............................    NIC WL II LLC, an indirect wholly owned subsidiary of the sponsor.

Indenture Trustee...................    The Bank of New York.

Owner Trustee.......................    Wilmington Trust Company.

Derivatives Provider................    Bear Stearns Financial Products Inc.

Payment Dates.......................    Payments  on the offered  notes will be made on the 25th day of each month,  or, if such day is not a business day, on the next succeeding business day, beginning in July 2007.

Offered Notes.......................    The classes of offered notes,  their note interest  rates and note  principal  balances are set forth on the front page to this free writing prospectus.

The Issuing Entity

The  depositor  will  establish a Delaware  statutory  trust,  the Newcastle  Mortgage  Securities  Trust  2007-1,  with respect to the
Newcastle  Mortgage  Securities  Trust,  Asset-Backed  Notes,  Series  2007-1,  pursuant to a short form trust  agreement,  between the depositor and the Owner Trustee,  as amended by the amended and restated trust  agreement,  among the depositor,  the owner trustee and
Wells Fargo Bank,  N.A.,  as  securities  administrator.  The issuing  entity is also  referred to as the "trust" in this free  writing prospectus.  On the closing  date,  pursuant to an  indenture,  among the issuing  entity,  the  indenture  trustee and the  securities administrator,  the issuing entity will issue the notes.  The beneficial  ownership  interest in the issuing entity will be represented by the owner trust certificates, which are not offered by this free writing prospectus.

Payments of interest and  principal  on the offered  notes will be made from  payments  received  from assets of the issuing  entity as described in this free writing prospectus.

See "Description of the Notes" in this free writing prospectus.

The Originator

All of the  mortgage  loans to be  included  in the trust were  originated  or  acquired by Fremont  Investment  & Loan,  a  California industrial  bank.  The  originator  will  make  representations  and  warranties  with  respect  to the  mortgage  loans  and will have obligations  with respect to the repurchase and  substitution of the mortgage loans.  Fremont  General  Corporation,  the parent of the originator, has guaranteed the obligations of the originator.

The Mortgage Loans

The  issuing  entity will  contain  4,905 first and second  lien,  adjustable  rate and fixed rate  mortgage  loans  secured by one- to four-family  residential real properties and individual  condominium  units. The mortgage loans have an aggregate  principal balance of approximately $1,145,340,708 as of the cut-off date.

After an initial  fixed-rate  period of two, three or five years,  as applicable,  the interest rate on each  adjustable  rate mortgage loan will be adjusted  semi-annually  based on Six-Month  LIBOR to equal the index plus a fixed  percentage set forth in or computed in accordance  with the related  note  subject to rounding  and to certain  other  limitations,  including  an initial  cap, a  subsequent periodic cap on each  adjustment  date and a maximum  lifetime  mortgage rate, all as more fully described under "The Mortgage Pool" in this free writing  prospectus.  As to each mortgage loan, the servicer will be responsible for calculating  and  implementing  interest rate adjustments.

The  mortgage  loans have been  divided into two loan groups,  each  referred to in this free  writing  prospectus  as a loan group and designated  as loan group 1 and loan group 2 as more fully  described  below and in  Schedule A to this free  writing  prospectus.  The
Class 1-A-1 Notes will be entitled to receive  payments  with respect to the  mortgage  loans in loan group 1, except under the limited circumstances  described in this free writing  prospectus.  The Class 2-A-1 Notes, Class 2-A-2 Notes, Class 2-A-3 Notes and Class 2-A-4
Notes will be entitled to receive  payments with respect to the mortgage loans in loan group 2, except under the limited  circumstances described in this free writing  prospectus.  The Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6, Class M-7, Class
M-8, Class M-9 and Class M-10 Notes will be entitled to receive  payments from both loan groups,  as more fully  described in this free writing prospectus.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans as of the cut-off date:

Number of mortgage loans:.........................4,905
Aggregate scheduled principal
balance:.................................$1,145,340,708
Range of scheduled
principal balances:...............$15,117 to $1,480,618
Average scheduled
principal balance:.............................$233,505
Range of mortgage rates:..............5.250% to 13.850%
Weighted average mortgage rate:..................7.794%
Range of remaining term to stated
maturity (months):...........................114 to 357
Weighted average remaining term
to stated maturity (months):........................354
Weighted average combined loan-to-value
ratio at origination:............................83.08%
Weighted average gross margin:...................5.319%
Weighted average rate cap at first
rate adjustment date:............................3.000%
Weighted average periodic rate cap:..............1.500%
Weighted average maximum lifetime
mortgage rate:..................................13.801%
Weighted average months to first
rate adjustment date (months):.......................23
First lien.......................................94.66%
Second lien.......................................5.34%
Interest only.....................................4.38%
Balloon loans....................................57.38%
State concentration above 5%:
California.......................................28.81%
Florida..........................................13.36%
New York.........................................10.65%
Maryland..........................................7.81%

The Group 1 Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group 1 as of the cut-off date:

Number of mortgage loans:.........................2,474
Aggregate scheduled principal
balance:...................................$533,732,852
Range of scheduled
principal balances:.................$49,895 to $735,887
Average scheduled
principal balance:.............................$215,737
Range of mortgage rates:..............5.250% to 12.990%
Weighted average mortgage rate:..................7.758%
Range of remaining term to stated
maturity (months):...........................174 to 357
Weighted average remaining term
to stated maturity (months):........................355
Weighted average combined loan-to-value
ratio at origination:............................81.45%
Weighted average gross margin:...................5.491%
Weighted average rate cap at first
rate adjustment date:............................3.000%
Weighted average periodic rate cap:..............1.500%
Weighted average maximum lifetime
mortgage rate:..................................14.018%
Weighted average months to first
rate adjustment date (months):.......................23
First lien......................................100.00%
Interest only.....................................2.22%
Balloon loans....................................56.06%
State concentration above 5%:
Florida..........................................15.97%
California.......................................14.88%
Maryland..........................................9.69%
New York..........................................8.79%
Illinois..........................................6.77%

The Group 2 Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group 2 as of the cut-off date:

Number of mortgage loans:.........................2,431
Aggregate scheduled principal
balance:...................................$611,607,856
Range of scheduled
principal balances:...............$15,117 to $1,480,618
Average scheduled
principal balance:.............................$251,587
Range of mortgage rates:..............5.250% to 13.850%
Weighted average mortgage rate:..................7.826%
Range of remaining term to stated
maturity (months):...........................114 to 357
Weighted average remaining term
to stated maturity (months):........................354
Weighted average combined loan-to-value
ratio at origination:............................84.51%
Weighted average gross margin:...................5.166%
Weighted average rate cap at first
rate adjustment date:............................3.000%
Weighted average periodic rate cap:..............1.500%
Weighted average maximum lifetime
mortgage rate:..................................13.609%
Weighted average months to first
rate adjustment date (months):.......................23
First lien.......................................90.00%
Second lien......................................10.00%
Interest only.....................................6.27%
Balloon loans....................................58.54%
State concentration above 5%:
California.......................................40.96%
New York.........................................12.27%
Florida..........................................11.08%
Maryland..........................................6.16%

Removal and Substitution of a Mortgage Loan

The indenture  trustee will  acknowledge the sale,  transfer and assignment to it by the depositor of the mortgage  loans,  and receipt of,  subject to further  review by the  custodian,  the  mortgage  loan files and the  exceptions  to the mortgage  loan files.  If the indenture  trustee  receives  written  notice that any mortgage loan is defective on its face or if a  representation  or warranty with respect to any mortgage loan is breached,  the indenture trustee,  or the custodian on its behalf,  will promptly notify the originator of such defect or breach.  If the originator  cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect  materially and adversely  affects the interests of the  noteholders  in the mortgage  loan,  the  originator, will,  in  accordance  with the terms of the purchase  agreement  provide the  Indenture  Trustee with a  substitute  mortgage  loan or repurchase the mortgage loan within 30 days of the date of notice.

Description of the Notes

General

The issuing entity will issue the notes in two loan groups.  The Class 1-A-1 Notes will represent senior interests  principally in loan group 1. The Class  2-A-1  Notes,  Class  2-A-2  Notes,  Class  2-A-3  Notes and Class  2-A-4  Notes will  represent  senior  interests principally in loan group 2. The Class 1-A-1,  Class 2-A-1,  Class 2-A-2,  Class 2-A-3 and Class 2-A-4 Notes are sometimes  referred to in this free writing prospectus together as the senior notes or the Class A Notes.

The Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes will each represent  subordinated  interests in both loan groups.  The Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class M-9 and Class M-10 Notes are sometimes  referred to in this free writing  prospectus  collectively as the Class M
Notes or the subordinate notes. The final maturity date for the offered notes is the payment date in April 2037.

Record Date

For each class of offered notes and any payment date,  the business day  immediately  preceding such payment date so long as such class of notes is in book-entry  form; and otherwise,  the record date will be the last business day of the month  immediately  preceding the applicable payment date.

Denominations

For each class of offered notes,  $25,000 and multiples of $1.00 in excess  thereof,  except that one  certificate of each class may be issued in the remainder of the class.

Registration of Offered Notes

The issuing entity will issue the offered notes initially in book-entry form.  Persons acquiring  interests in these offered notes will hold their beneficial interests through The Depository Trust Company, Clearstream Banking, société anonyme or the Euroclear System.

We refer  you to  "Description  of the  Notes-Book-entry  Notes"  and  "Annex  I-Global  Clearance,  Settlement  and Tax  Documentation
Procedures" in this free writing prospectus.

Note Interest Rates

The note interest  rates for the offered notes are variable  rates that may change from payment date to payment date. The note interest rate will therefore be adjusted on a monthly basis.  Investors will be notified of a note interest rate adjustment  through the monthly payment reports as described under "Reports to Noteholders" in this free writing prospectus.

On any payment  date,  the note  interest  rate for each of the Class A Notes and the Class M Notes will be the least of (i)  one-month
LIBOR  determined as described in this free writing  prospectus plus the related margin listed below,  (ii) 11.500% per annum and (iii)
the related available funds rate.

                                           Margin
                               ___________________________
       Class                   (1)                      (2)
      _____________________________________________________
       1-A-1
       2-A-1
       2-A-2
       2-A-3
       2-A-4
        M-1
        M-2
        M-3
        M-4
        M-5
        M-6
        M-7
        M-8
        M-9
        M-10

(1)  For each payment date up to and including the Coupon Step-Up Date, as defined in this free writing prospectus under "Glossary."
(2)  On each payment date after the Coupon Step-Up Date.

If on any payment date, the note interest  rates for the notes are limited to the related  available  funds rate,  the resulting  basis risk  shortfalls may be recovered by the holders of the notes on the same payment date or future payment dates on a subordinated  basis to the extent that on such payment date there are available  funds  remaining  after certain other  distributions  on the notes and the payment of certain  fees and expenses of the issuing  entity,  and to the extent there are amounts  available  under the interest  rate swap agreement and cap agreement to pay amounts as described in this free writing prospectus.

We refer you to  "Description  of the  Notes-Payments  on the Notes," "-The  Interest Rate Swap  Agreement" and "-The Cap Agreement" in
this free writing prospectus.

Interest Payments

On each payment date, holders of the offered notes will be entitled to receive:

         o    the interest  that has accrued on the note  principal  balance of such notes at the related note interest rate during the related interest accrual period, and

         o    any interest due on a prior payment date that was not paid and basis risk shortfalls.

Any  interest due on a prior  payment  date that was not paid on a prior  payment  date will be payable  from  interest  funds,  excess interest  in the case of the  Class A Notes  and from  excess  interest  in the case of the  Class M Notes,  in each case as and to the extent described in this free writing prospectus.

The offered notes may also receive  interest  payments in respect of interest that was due and not paid on a payment date from payments under the interest rate swap  agreement and cap agreement as described  below under  "Description  of the Notes-The  Interest Rate Swap
Agreement" and "-The Cap Agreement."

The interest  accrual  period for the notes and any payment date will be the period from the previous  payment date (or, in the case of the first accrual  period,  from the closing date) to the day prior to the current  payment date.  Interest will be calculated  for the offered notes on the basis of the actual number of days in the accrual period, based on a 360-day year.

Principal Payments

On each payment date,  holders of the notes will receive a distribution  of principal on their notes if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

         o   scheduled principal payments received or advanced and unscheduled payments of principal on the mortgage loans, and

         o   until a specified  overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the notes and monthly fees and expenses.

You are encouraged to review the priority of payments  described under  "Description of the Notes - Payments on the Notes" in this free writing prospectus.

Trigger Events

The  occurrence  of a Trigger Event (as defined in the glossary of this free writing  prospectus)  following the stepdown date may have the effect of accelerating or decelerating  the  amortization of the notes and affecting the weighted  average lives of the notes.  The stepdown  date will be the earlier to occur of (1) the first  payment  date  following  the payment  date on which the  aggregate  note principal  balance of the Class A notes has been reduced to zero and (2) the later of (x) the payment  date  occurring in July 2010 and
(y) the first payment date on which the subordination available to the Class A notes is greater than or equal to 53.00%.

See "Description of the Notes-Payments on the Notes,"  "Glossary" and "Yield on the Offered  Notes-General  Prepayment  Considerations"
in this free writing prospectus.

Credit Enhancement

The credit  enhancement  provided  for the benefit of the  holders of the  offered  notes  consists  of  overcollateralization,  excess interest, subordination and limited cross-collateralization.

Overcollateralization.  As of the Closing  Date,  the  aggregate  principal  balance of the mortgage  loans as of the cut-off date will exceed the aggregate note balance of the offered notes by approximately  $54,408,708.  Such amount  represents  approximately  4.75% of the aggregate  principal balance of the mortgage loans as of the cut-off date, and is the approximate  amount of  overcollateralization that will be required to be provided  under the  indenture.  The  overcollateralization  amount will be  available  to absorb  realized losses on the mortgage  loans.  We cannot assure you that  sufficient  interest will be generated by the mortgage loans to maintain the required level of overcollateralization.

We refer you to "Description of the Notes-Excess  Interest and  Overcollateralization  Provisions" in this free writing  prospectus for additional information.

Excess  Interest.  The mortgage  loans bear  interest  each month that in the  aggregate is expected to exceed the amount needed to pay monthly  interest on the offered  notes and to pay certain fees and expenses of the trust  (including  any net swap payment owed to the swap provider and any swap  termination  payment owed to the swap provider,  other than any swap termination  payment  resulting from a swap provider  trigger  event).  The excess  interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

Subordination.  The senior notes will have a payment  priority  over the  subordinate  notes.  Each class of Class M Notes with a lower numerical class designation will have payment priority over each class of Class M Notes with a higher numerical class designation.

Subordination  provides  the holders of notes having a higher  payment  priority  with  protection  against  losses  realized  when the remaining  unpaid principal  balance on a mortgage loan exceeds the amount of proceeds  recovered upon the liquidation of that mortgage loan.

This loss  protection is accomplished  by allocating any realized  losses on the mortgage loans in excess of the excess  interest,  net swap  payments  received  from the swap  provider and  available  therefor,  cap payments  received from the cap provider and available therefor and the amount of  overcollateralization  to the most  subordinate  notes beginning with the Class M-10 Notes,  until the note principal balance of that subordinate class has been reduced to zero.

The indenture will not permit the allocation of realized  losses on the mortgage loans to the Class A Notes;  however  investors in the
Class A Notes should  realize that under certain loss scenarios  there will not be enough  interest and principal on the mortgage loans to pay to such notes all interest and principal amounts to which such notes are then entitled.

As of the closing date,  the aggregate  note principal  balance of the Class M Notes will equal  approximately  22.83% of the aggregate note principal balance of all classes of notes.

See "Description of the Notes-Allocation of Losses" in this free writing prospectus.

Cross-Collateralization.  The payment rules will require that after the senior notes relating to a loan group receive certain  payments on each payment date,  available  funds from that loan group  otherwise  allocable to such senior notes will be allocated to the senior notes  relating  to the other  loan  group or loan  groups as  described  in this  free  writing  prospectus.  This  feature  is called
"cross-collateralization."

Interest Rate Swap Agreement

The  issuing  entity will enter into an  interest  rate swap  agreement  with the  derivatives  provider,  in such  capacity,  the swap provider.  On or before each  payment  date  commencing  with the payment  date in July 2007 and ending with the payment  date in March
2013, the securities  administrator,  on behalf of the trust,  will be obligated to make a fixed payment to the swap provider,  and the swap  provider  will be  obligated  to make a  floating  payment  to the  trust,  in each case as set forth in the  interest  rate swap agreement  and as  described  in this free  writing  prospectus.  To the extent that the fixed  payment  under the  interest  rate swap agreement exceeds the floating payment in respect of any payment date,  amounts otherwise  available to the noteholders will be applied to make a net payment to the swap  provider.  To the extent that the floating  payment under the interest rate swap  agreement  exceeds the fixed payment in respect of any payment date,  the swap provider will make a net swap payment to the securities  administrator  who will remit to holders of the notes an amount necessary for certain distributions as described in this free writing prospectus.

Upon early  termination  of the  interest  rate swap  agreement,  the  securities  administrator,  on behalf of the trust,  or the swap provider may be liable to make a swap  termination  payment to the other party,  regardless of which party has caused the  termination.
The swap termination  payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the trust is required to make a swap termination payment to the swap provider,  the securities  administrator,  on behalf of the trust,  will be required to make a payment on the related  payment  date and on any  subsequent  payment  dates until paid in full, prior to any distribution to noteholders,  except in the case of certain swap termination  payments  resulting from an event of default or certain  termination events with respect to the swap provider as described in this free writing  prospectus,  in which event payment of such amount by the trust will be subordinated to all distributions to the noteholders.

We refer you to "The Interest Rate Swap Agreement" in this free writing prospectus.

Cap Agreement

The issuing entity will enter into an interest rate cap agreement with the derivatives  provider,  in such capacity,  the cap provider.
On each payment date  beginning  in May 2009 and ending with the payment date in May 2014,  the cap provider  will be obligated to make payments to the securities  administrator,  on behalf of the trust,  when one-month  LIBOR as determined  pursuant to the cap agreement exceeds  the rate for the  payment  date as set  forth in this  free  writing  prospectus.  Such  payment  will be  distributed  by the securities  administrator  as described in this free writing  prospectus.  Cap payments  received  will be used to pay unpaid  interest amounts,  allocated  realized  losses and basis  risk  shortfalls  and to restore  overcollateralization,  to the extent  needed  after distribution of the excess  interest and net swap payments  received from the swap provider for that payment date, as described in this free writing prospectus.

See "Description of the Notes - The Cap Agreement" in this free writing prospectus.

Advances

The servicer  will be required to make cash advances  with respect to  delinquent  payments of scheduled  interest and principal on the mortgage  loans,  in general,  to the extent that the servicer  reasonably  believes  that such cash advances can be repaid from future payments on the related mortgage loans. If the servicer fails to make any required  advances,  the master servicer will be obligated to do so, and if the master  servicer  fails to make any required  advances as successor  servicer,  the indenture  trustee,  as successor servicer,  may be  obligated to do so, each as described in this free  writing  prospectus.  These cash  advances are only  intended to maintain a regular flow of scheduled  interest and principal  payments on the notes and are not intended to guarantee or insure against losses.

Master Servicing Fee and Servicing Fee

The master  servicer  will be  entitled  to receive a monthly  fee as  compensation  for its  activities  under the sale and  servicing agreement  equal to 1/12th of the related  master  servicing  fee rate  multiplied  by the loan  balance of each  mortgage  loan master serviced by it as of the due date in the month  preceding  the month in which such payment date occurs.  The master  servicing fee rate will be equal to 0.010% per annum.  Each of the securities  administrator,  the indenture trustee and the custodian will be entitled to compensation for its services under the agreements which will be paid by the master servicer out of the master servicing fee.

The  servicer  will be entitled to 1/12th of the related  servicing  fee rate  multiplied  by the loan  balance of each  mortgage  loan serviced by it as of the due date in the month  preceding  the month in which such payment date occurs.  The servicing fee rate will be equal to 0.500% per annum.  Interest  shortfalls on the mortgage loans resulting from prepayments  during the related prepayment period that are being  distributed to the  noteholders  on the related  payment date will be offset by the servicer on the payment date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Indenture Trustee Fee

The fees of the  indenture  trustee  shall be paid in  accordance  with a side letter  agreement  with the master  servicer  and at the expense of the master servicer.

Optional Redemption

At its option,  the majority holder of the owner trust  certificates may purchase from the issuing entity all of the mortgage loans and all other assets representing  interests in such mortgage loans,  together with any properties in respect thereof acquired on behalf of the issuing entity,  and thereby effect  termination and early retirement of the notes after the aggregate loan balance of the mortgage loans and  properties  acquired in respect  thereof,  remaining in the issuing  entity has been reduced to less than or equal to 10% of the aggregate loan balance of the mortgage loans as of the cut-off date.

See "The Indenture" in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes the offered notes will be characterized  as debt to the extent they are issued to parties  unrelated to the owner of the owner trust  certificates.  Each  noteholder  that is unrelated to the owner of the owner trust  certificates,  by its acceptance of a note, will agree to treat the offered notes as debt.

The trust will be  classified  as a taxable  mortgage  pool.  The trust  will not,  however,  be  subject  to  federal  income tax as a corporation  as long as the owner trust  certificates  are owned  exclusively  by a "real  estate  investment  trust"  ("REIT") or by a
"qualified REIT  subsidiary" or by an entity that is wholly-owned by a REIT or "qualified REIT  subsidiary" and disregarded for federal income  tax  purposes.  The  sponsor  will  certify  that it is a "real  estate  investment  trust"  and it will  own the  owner  trust certificates  through a "qualified  REIT  subsidiary" or an entity  disregarded  for federal income tax purposes.  Moreover,  the trust agreement sets forth  restrictions  on the  transferability  of the owner trust  certificates  to ensure that it will only be held by a
"real estate investment trust," a "qualified REIT subsidiary" or an entity disregarded for federal income tax purposes.

See "Risk Factor-Taxation of the Issuing Entity", and "Federal Income Tax Consequences" in this free writing prospectus.

Ratings
It is a condition to the issuance of the offered notes that the offered notes receive the following  ratings from Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  which is  referred to in this free  writing  prospectus  as S&P and Moody's  Investors
Service, Inc., which is referred to in this free writing prospectus as Moody's:

                          S&P             Moody's
                         _________________________
1-A-1......               AAA               Aaa
2-A-1......               AAA               Aaa
2-A-2......               AAA               Aaa
2-A-3......               AAA               Aaa
2-A-4......               AAA               Aaa
M-1........               AA+               Aa1
M-2........               AA+               Aa2
M-3........                AA               Aa3
M-4........                AA               A1
M-5........               AA-               A2
M-6........                A+               A3
M-7........                A               Baa1
M-8........               BBB+             Baa2
M-9........               BBB              Baa3
M-10.......               BBB-              NR

A rating is not a  recommendation  to buy, sell or hold  securities and either rating agency can revise or withdraw such ratings at any time.  Additionally,  a rating does not address the frequency of prepayments on the mortgage loans, the  corresponding  effect on yield to investors or the likelihood of receipt of any payments under the interest rate cap agreement.

See "Yield on the Offered Notes" and "Ratings" in this free writing prospectus and "Yield Considerations" in the base prospectus.

Legal Investment

The offered notes will constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment Matters" in the base prospectus.

ERISA Considerations

The offered  notes may be eligible  for  purchase  by persons  investing  assets of employee  benefit  plans or  individual  retirement accounts,  subject to important  considerations.  Plans should consult with their legal  advisors  before  investing in the notes.  See
"ERISA Considerations" in this free writing prospectus.

                                                         TRANSACTION STRUCTURE

                                                             RISK FACTORS

         You are encouraged to carefully  consider,  among other things,  the following  factors in connection with the purchase of the offered notes:

The  offered  notes  will have  limited  liquidity,  so you may be unable  to sell your  securities  or may be forced to sell them at a discount from their fair market value.

         The underwriter  intends to make a secondary market in the offered notes,  however the underwriter will not be obligated to do
so. There can be no assurance that a secondary  market for the offered notes will develop or, if it does develop,  that it will provide holders of the offered notes with  liquidity of investment  or that it will continue for the lives of the offered  notes.  As a result, any resale  prices  that may be  available  for any offered  note in any market that may develop may be at a discount  from the initial offering price or the fair market value thereof. The offered notes will not be listed on any securities exchange.

Taxation of the issuing entity.

         It is anticipated that the trust will be  characterized as one or more taxable mortgage pools ("TMP"),  for federal income tax purposes.  In general,  a TMP is treated as a separate  corporation not includible with any other corporation in a consolidated  income tax return,  and is subject to corporate  income  taxation.  However,  it is  anticipated  that the Trust will be entirely owned by the sponsor,  which is a "real  estate  investment  trust"  ("REIT").  So long as the  trust is owned  directly  or  indirectly  by a REIT, classification  of the trust as a TMP will not  cause it to be  subject  to  corporate  income  tax.  Rather,  the  consequence  of the classification  of the trust as a TMP is that the  shareholders of the sponsor may be required to treat a portion of the dividends they receive  from the sponsor as though they were  "excess  inclusions"  with  respect to a residual  interest in a "real  estate  mortgage investment conduit" ("REMIC"), within the meaning of Section 860D of the Code.

         In the event that the trust is not  wholly  owned by a REIT or a  "qualified  REIT  subsidiary,"  it would  become  subject to federal  income  taxation as a  corporation  and would not be permitted to be included in a  consolidated  income tax return of another corporate  entity.  Any  transfer of the owner trust  certificates  will  require such  transferee  to  represent  that it is a REIT, a
"qualified REIT  subsidiary" or a wholly-owned  entity of a REIT or "qualified REIT  subsidiary" that is disregarded for federal income tax purposes.

         In the event any offered notes are held by the sponsor or a "qualified  REIT  subsidiary"  of the sponsor,  such offered notes will not be  characterized  as debt or equity  until any such notes are  issued or sold to other  parties.  If such  classes of offered notes were not  characterized  as debt for federal income tax purposes at a time they were so issued or sold, the trust would no longer be treated as wholly-owned  by the sponsor or as a "qualified REIT  subsidiary",  resulting in the adverse tax  consequences  discussed above.

         In the event that federal  income  taxes are imposed on the trust,  the cash flow  available  to make  payments on the offered notes  would be  reduced.  In  addition,  the need for cash to pay such  taxes  could  result in a  liquidation  of the  trust,  with a consequential redemption of the offered notes at a time earlier than anticipated.

Less stringent  underwriting  guidelines and the resultant  potential for  delinquencies  on the mortgage loans could lead to losses on your notes.

         Under a Cease and Desist Order dated March 7, 2007 by the Federal Deposit  Insurance  Corporation  (the "Order"),  the Federal
Deposit  Insurance  Corporation  is  requiring  that Fremont  Investment  & Loan cease and desist  certain  operations  and  practices, including originating  residential subprime mortgage loans under the current underwriting  guidelines as set forth in this free writing prospectus.  Substantially  all of the mortgage loans  included in the mortgage pool are mortgage loans that Fremont  Investment & Loan originated  prior to the Order and which  Fremont has agreed not to originate in the future under the Order.  No assurance can be given that products offered and underwriting  guidelines employed by Fremont Investment & Loan will not experience  increased defaults and/or delinquencies that could lead to losses on your notes or otherwise have a material adverse effect on the value of the notes.

         In  connection  with its  purchase of the mortgage  loans,  the Seller,  or an agent of the Seller,  performed  due  diligence reviews of a sampling of the  mortgage  loans to be  purchased.  Such reviews  consisted  of  compliance  reviews,  credit  reviews and reviews of the  appraisals  generated  by  automated  valuation  models.  In  furtherance  of the  compliance  review,  mortgage  loans originated  in  high-cost  states as well as mortgage  loans in  non-high-cost  states were  reviewed  and a portion of such loans were rejected from the pool to be purchased due to compliance  deficiencies.  In addition,  a portion of the mortgage  loans in the mortgage pool to be purchased were rejected due to credit quality  deficiencies  or appraisal  deficiencies.  There can be no assurance that the mortgage loans in the mortgage pool do not have similar deficiencies that could result in  losses with respect to the mortgage loans.

         In addition,  certain  mortgage  loans were  underwritten  generally  in  accordance  with  underwriting  standards  which are primarily  intended to provide for single family  "non-conforming"  mortgage loans. A  "non-conforming"  mortgage loan means a mortgage loan which is  ineligible  for purchase by Fannie Mae or Freddie Mac due to either  credit  characteristics  of the related  mortgagor,
i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated  credit history, or documentation  standards in connection with the  underwriting  of the related  mortgage  loan that do not meet the Fannie Mae or Freddie Mac  underwriting  guidelines.  These documentation  standards may include  mortgagors who provide limited or no  documentation  in connection  with the  underwriting of the related mortgage loan.  Accordingly,  mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience  rates of  delinquency,  foreclosure  and loss  that are  higher,  and may be  substantially  higher,  than  mortgage  loans originated in accordance with the Fannie Mae or Freddie Mac underwriting  guidelines.  Any resulting  losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered notes.

See "Mortgage Loan Origination-The Originator-Recent Events" in this free writing prospectus.

Recent  Events  with  respect to Fremont  Investment  & Loan may limit the  ability of Fremont to  repurchase  defective  loans and may adversely effect the value of your notes.

         Fremont Investment & Loan recently  announced its intention to exit the residential  subprime mortgage  origination  business.
The issues that have led to the closing of the residential  subprime  mortgage  origination  platform of Fremont  Investment & Loan and the  decision  to exit such  business  may have a  material  adverse  effect on the value of your notes and on the  performance  of the mortgage loans.  In addition,  the resignation of Grant Thornton LLP as Fremont General  Corporation's  independent  registered  public accounting  firm during the first  quarter of this year  resulted  in the delay by Fremont  General  Corporation  of the release of its audited  financial  information for the year ended December 31, 2006 and the unaudited  information for the first quarter of 2007. Such announcement,  and the current and future lack of audited and unaudited financial information,  may have an adverse effect on the value of your notes

         In addition to the such recent events  outlined  above,  Fremont  Investment & Loan has announced  that it has entered into an agreement to sell its  commercial  real estate  operations  and has entered  into a letter of intent to sell its  subprime  residential servicing  platform.  No assurance can be given that the  above-referenced  transactions  will be consummated  or what impact,  if any, such transactions will have on the ongoing operations of Fremont Investment & Loan.

         Fremont Investment & Loan, as originator of the mortgage loans, has made various  representations  and warranties  relating to the mortgage  loans,  which,  if breached,  may (in the event of such breach  materially  and  adversely  affects the  interests of the noteholders  in the related  mortgage  loan)  require the subject  mortgage  loan to be  repurchased  by it. The  inability  of Fremont
Investment & Loan to repurchase a defective  mortgage loan may increase the losses allocated to your notes and/or  otherwise  adversely impact the notes.  In addition,  Fremont  General  Corporation,  the parent of the  Originator,  has guaranteed the  obligations of the
Originator.

         Each of these events,  alone or together,  could have a negative  adverse  effect on the  performance of the mortgage loans or cause delays or losses in  distributions  on the notes.  See "Mortgage Loan  Origination-The  Originator  -Recent  Events" in this free writing prospectus.

Transfers of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your notes.

         For the period  from the  cut-off  date to, but not  including,  July 5, 2007,  Fremont  Investment  & Loan will  service  the mortgage  loans  pursuant to an interim  servicing  agreement  between  Nationstar  Mortgage  LLC and  Fremont  Investment  & Loan.  As
described  under "Mortgage Loan  Origination-The  Originator  -Recent  Events-Servicer  Rating  Actions,"  Fremont  Investment & Loan's
residential  primary  servicer rating for subprime  mortgage loans has been  downgraded by Moody's  Investors  Service,  Inc. and Fitch
Ratings,  Inc. As of July 5, 2007,  this interim  servicing  agreement will terminate and all servicing  functions will be performed by
Nationstar Mortgage LLC in accordance with the servicing provisions set forth in the sale and servicing agreement.

         The transfer of servicing  from Fremont  Investment & Loan to  Nationstar  Mortgage LLC may involve the risk of  disruption in collections  due to data input errors,  misapplied or misdirected  payments,  system  incompatibilities,  the requirement to notify the mortgagors about the servicing  transfer,  delays caused by the transfer of the related servicing mortgage files and records to the new servicer,  additional  risks  relating  to the  transfer  of  servicing  as a result  of the  disclosure  set forth in  "Mortgage  Loan
Origination-The  Originator -Recent Events," and other reasons.  As a result of a servicing transfer and any delays associated with the transfer,  the rate of delinquencies  and defaults on the mortgage loans could increase at least for a period of time. We cannot assure you that there will be no  disruptions  associated  with the  transfer of servicing or that,  if there are  disruptions,  they will not adversely affect the yield on your certificates.

Fremont Investment & Loan's report of management related to assessment of compliance.

         Fremont  Investment & Loan's  report of  management  related to their  assessment  of  compliance  with  applicable  servicing criteria for the twelve months ended December 31, 2006,  furnished  pursuant to Item 1122 of Regulation AB,  disclosed that it complied in all material respects with the specified minimum servicing standards, except as follows:

•        The  specified  minimum  servicing  standards  require that  payments  received by  borrowers  be remitted to the  appropriate accounts maintained pursuant to the transaction  documents.  During the year ended December 31, 2006, 709 payments were not remitted to the appropriate  collection  accounts in a timely manner.  Upon review of the 709 payments not remitted to the  appropriate  collection account and the total number of payments  processed during 2006 of 1,377,091,  the 709 payments  represent .060% of the total number of loan payment  received by Fremont  Investment & Loan during 2006.  Therefore,  Fremont  Investment & Loan's  management  concluded this error is immaterial and a non-reportable occurrence.

•        In addition,  the specified  minimum  servicing  standards  require the proper  adjustment of an adjustable rate mortgage loan pursuant to the terms of the related  mortgage note.  During the year ended December 31, 2006, one rate  adjustment for a mortgage loan covered under the Servicemembers  Civil Relief Act, as amended,  was suppressed and the rate was not reset to the correct adjusted rate in a timely manner.  Upon review of this exception,  Fremont  Investment & Loan's management noted that for the year ended December 31,
2006,  a total of only 46 mortgage  loans were  subject to the  Servicemembers  Civil  Relief  Act, as amended,  as compared to a total number of mortgage loans serviced by Fremont of  approximately  1.3 million for the year ended  December 31, 2006.  Therefore,  Fremont
Investment & Loan's management concluded this error to be immaterial and a non-reportable occurrence.

         Fremont  Investment and Loan's management  therefore  concluded that the Fremont Investment & Loan complied with the specified minimum servicing standards in all material respects.

Instances of material non-compliance in assessments of compliance with servicing criteria.

         Wells Fargo Bank,  N.A.'s  assessment of compliance with  applicable  servicing  criteria  relating to its provision of master servicing,  trustee,  securities  administration  and paying agent  services for the twelve months ended  December 31, 2006,  furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i)  servicing  criteria during that reporting  period.  The assessment of compliance  indicates that certain monthly investor or remittance  reports included errors in the calculation  and/or the reporting of  delinquencies  for the related pool assets,  which errors may or may not have been material,  and that all such errors were the result of data  processing  errors and/or the mistaken  interpretation  of data provided by other parties participating  in the servicing  function.  The  assessment  further states that all necessary  adjustments to Wells Fargo Bank,  N.A's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The subordinated notes have a greater risk of loss than the senior notes.

         When  certain  classes  of notes  provide  credit  enhancement  for other  classes  of notes it is  sometimes  referred  to as
"subordination". For purposes of this free writing prospectus, "subordinated classes" means:

•        with respect to the senior notes:  the Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6, Class M-7, Class
M-8, Class M-9 and Class M-10 Notes;

•        with respect to the Class M-1 Notes:  the Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
M-9 and Class M-10 Notes;

•        with respect to the Class M-2 Notes:  the Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8, Class M-9 and
Class M-10 Notes;

•        with respect to the Class M-3 Notes:  the Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8,  Class M-9 and Class M-10
Notes;

•        with respect to the Class M-4 Notes: the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes;

•        with respect to the Class M-5 Notes: the Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes;

•        with respect to the Class M-6 Notes: the Class M-7, Class M-8, Class M-9 and Class M-10 Notes;

•        with respect to the Class M-7 Notes: the Class M-8, Class M-9 and Class M-10 Notes;

•        with respect to the Class M-8 Notes: the Class M-9 and Class M-10 Notes; and

•        with respect to the Class M-9 Notes: the Class M-10 Notes.

         Credit  enhancement  for the notes will be  provided,  first,  by the right of the  holders  of the notes to  receive  certain payments of interest and principal  prior to the more  subordinated  classes and,  second,  by the allocation of realized losses on the mortgage loans to the notes as described  below.  This form of credit  enhancement  uses  collections  on the mortgage loans  otherwise payable to the  holders of the  subordinated  classes to pay  amounts due on the more senior  classes.  Such  collections  are the sole source of funds from which such credit  enhancement is provided.  Realized  losses will first reduce the amount of excess  interest and then  reduce the  overcollateralization  amount.  If on any payment  date,  the  aggregate  principal  balance of the notes  (after all payments of principal  have been made)  exceeds the  aggregate  balance of the mortgage  loans as of the last day of the due period and after giving  effect to any  prepayments  received  during the  prepayment  period,  such excess will be allocated to the  subordinated notes,  beginning with the class of subordinated notes with the lowest payment priority,  in each case until the note principal balance of that class has been reduced to zero.  This means that with respect to the offered  notes,  realized  losses would first be allocated to the Class M-10  Notes,  and then to the other  classes of Class M Notes in reverse  order of  numerical  designation  until the note principal  balance of each such class of Class M Notes is reduced to zero.  The  indenture  will not permit the  allocation of realized losses on the  mortgage  loans to the Class A Notes;  however  investors in the Class A Notes  should  realize that under  certain loss scenarios  there will not be enough  interest  and  principal on the  mortgage  loans to pay to such notes all  interest and  principal amounts to which such notes are then entitled.

         Accordingly,  if the note principal balance of a subordinated class were to be reduced to zero,  delinquencies and defaults on the mortgage  loans would reduce the amount of funds  available for  distributions  to holders of the remaining  subordinated  class or classes and, if the aggregate note principal  balance of all the  subordinated  classes were to be reduced to zero,  delinquencies  and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior notes.

         You are  encouraged  to fully  consider the risks of investing in a  subordinated  note,  including  the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.

         See "Description of the Notes" in this free writing prospectus.

Additional risks associated with the subordinated notes.

         The weighted  average  lives of, and the yields to maturity on, the Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,
Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes will be  progressively  more sensitive,  in that order, to the rate and timing of mortgagor  defaults and the severity of ensuing  losses on the mortgage  loans.  If the actual rate and severity of losses on the  mortgage  loans are higher than those  assumed by an investor  in such  notes,  the actual  yield to maturity of such notes may be lower than the yield  anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor's  actual yield to maturity on the  subordinated  notes,  even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's  expectations.  In general,  the earlier a loss occurs,  the greater the effect on an  investor's  yield to  maturity.  Realized  losses on the  mortgage  loans,  to the extent they exceed the  overcollateralization amount  following all  distributions  in respect of principal on the related  payment date,  will reduce the note principal  balance of each of the subordinated  notes, in reverse order of their numerical  designation.  As a result of such reductions,  less interest will accrue on such class of  subordinated  notes than would  otherwise be the case.  Once a realized  loss is  allocated to a  subordinated note, no interest will be distributable with respect to such written down amount.

         It is not expected that the  subordinated  notes will be entitled to any principal  distributions  until at least July 2010 or during any period in which  delinquencies  or losses on the mortgage loans exceed certain  levels.  As a result,  the weighted  average lives of the  subordinated  notes will be longer than would  otherwise be the case if  distributions  of principal were allocated among all of the notes at the same time. As a result of the longer  weighted  average lives of the  subordinated  notes,  the holders of such notes have a greater  risk of suffering a loss on their  investments.  Further,  because such notes might not receive any  principal if certain  delinquency or loss levels occur, it is possible for such notes to receive no principal  distributions  even if no losses have occurred on the mortgage pool.

         In  addition,  the multiple  class  structure of the  subordinated  notes causes the yield of such classes to be  particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because  distributions of principal will be made to the holders of such notes  according to the priorities  described in this free writing  prospectus,  the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the mortgage  loans  experienced  both before and after the  commencement  of principal distributions  on such  classes.  The yield to  maturity on such  classes of notes will also be  extremely  sensitive  to losses due to defaults  on the  mortgage  loans and the timing  thereof,  to the extent  such  losses are not  covered by excess  interest,  net swap payments  received,  cap payments  received,  overcollateralization,  or a class of subordinated  notes with a lower payment  priority.
Furthermore,  the timing of receipt of principal  and interest by the  subordinated  notes may be adversely  affected by losses even if such classes of notes do not ultimately bear such loss.

         Also,  investors in the subordinate  notes should be aware that in cases where principal  distributions  are made sequentially to the subordinate  notes on or after the stepdown date, the most subordinate  class of subordinate  notes then outstanding may receive more than such  class's  pro rata share of  principal  for that  payment  date.  As a result,  the note  principal  balance of the most subordinate  class or classes of  subordinate  notes may be reduced to zero prior to the more  senior  class or classes of  subordinate notes.

Excess interest may be inadequate to cover losses and/or to maintain overcollateralization.

         The mortgage  loans are expected to generate  more  interest  than is needed to pay interest on the notes and certain  issuing entity expenses  because we expect the weighted  average  interest rate on the mortgage  loans,  adjusted for any net swap payments and swap  termination  payments,  to be higher than the weighted  average note interest rate on the notes.  If the mortgage  loans generate more  interest  than is needed to pay interest on the notes and issuing  entity  expenses,  adjusted for any net swap payments and swap termination  payments,  such "excess interest" will be used to make additional  principal  payments on the notes, which will reduce the total note principal  balance of the notes below the aggregate  principal  balance of the mortgage  loans,  until the required level of overcollateralization  has been met.  In  addition,  amounts  payable  to the trust  under the  interest  rate swap  agreement  and cap agreement  may be used to restore and  maintain  the  required  level of  overcollateralization.  Overcollateralization  is intended to provide limited protection to noteholders by absorbing the note's share of losses from liquidated  mortgage loans.  However,  we cannot assure you that enough  excess  interest will be generated on the mortgage  loans or that amounts  payable under the interest rate swap agreement  will be sufficient to maintain the required level of  overcollateralization.  As of the closing date it is expected that the required level of overcollateralization will be met.

         The excess  interest  available on any payment date will be affected by the actual  amount of interest  received,  advanced or recovered in respect of the  mortgage  loans  during the  preceding  month.  Such amount may be  influenced  by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

         If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The available funds rate may reduce the yields on the offered notes.

         The note  interest  rates on the  notes are each  subject  to an  available  funds  rate as  described  in this  free  writing prospectus.  If on any payment date the note interest  rate for a class of offered  notes is limited to the related  interest rate cap, the holders of the  applicable  notes will receive a smaller  amount of interest than they would have received on that payment date had the note interest rate for that class not been  calculated  based on the related  interest rate cap. If the note interest  rates on the offered notes are limited for any payment date,  the resulting  interest  shortfalls  may be recovered by the holders of these notes on the same payment date or on future  payment  dates on a  subordinated  basis to the extent that on such payment date or future  payment dates there are available funds remaining after certain other  distributions  on the notes and the payment of certain fees and expenses of the issuing  entity and to the extent there are amounts  available  under the interest rate swap  agreement and cap agreement to pay such amounts as described in this free writing prospectus.

         See "Description of the Notes-Payments on the Notes" in this free writing prospectus.

Effect of mortgage rates on the offered notes.

         The offered notes accrue  interest at note rates based on the one-month  LIBOR index plus  specified  margins,  limited by the available  funds rate and a maximum note rate. The available  funds rate for the offered notes is based on the weighted  average of the mortgage  rates on the mortgage  loans net of certain fees and expenses of the trust  (including  any net swap payment owed to the swap provider and any swap  termination  payment owed to the swap  provider,  other than a swap  termination  payment due to a swap provider trigger event).

         The  adjustable-rate  mortgage loans have mortgage  rates that adjust based on a six-month  LIBOR index.  The  adjustable-rate mortgage  loans  have  periodic  and  maximum  limitations  on  adjustments  to their  mortgage  rates,  and  substantially  all of the adjustable-rate  mortgage loans will have the first  adjustment to their mortgage rates generally two years,  three years or five years after the  origination  thereof.  The fixed-rate  mortgage loans have mortgage rates that will not adjust.  As a result of the limit on the note rates on the offered  notes,  such notes may accrue less interest than they would accrue if their note rates were based solely on the one-month LIBOR index plus the specified margin (in the case of the offered notes).

         A variety of factors could limit the note rates on the offered notes.  Some of these factors are described below:

         o        The note rates for the offered notes adjust  monthly while the mortgage rates on the  adjustable-rate  mortgage loans adjust  less  frequently  and the  mortgage  rates  on the  fixed-rate  mortgage  loans do not  adjust.  Furthermore, substantially  all of the  adjustable-rate  mortgage  loans will have the first  adjustment to their  mortgage  rates generally two years,  three years or five years  following  their  origination.  Consequently,  the limit on the note rates on the offered  notes may prevent any  increases in the note rates such Notes for extended  periods in a rising interest rate environment.

         o        If  prepayments,  defaults,  liquidations  and  repurchases  occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively  lower mortgage rates, the note rates on the offered notes are more likely to be limited.

         o        The index used to  determine  the  mortgage  rates on the  adjustable-rate  mortgage  loans may respond to  different economic and market  factors than does  one-month  LIBOR.  It is possible  that the mortgage  rates on certain of the adjustable-rate  mortgage  loans may decline  while the note rates on the offered  notes are stable or rising.  It is also possible that the mortgage rates on the  adjustable-rate  mortgage loans and the note rates on the offered notes that are subject to adjustment may both decline or increase  during the same period,  but that the note rates on such notes may decline more slowly or increase more rapidly.

         If the note rates on the  offered  notes are  limited  for any  payment  date,  the  resulting  basis risk  shortfalls  may be recovered by the holders of such notes on such payment date or future  payment  dates to the extent that on such payment date or future payment dates there are available  funds  remaining  after certain other  payments on the offered notes and the payment of certain fees and expenses of the trust (including any net swap payment owed to the swap provider and any swap  termination  payment owed to the swap provider, other than a swap termination payment due to a swap provider trigger event).

         To the extent  interest on the offered  notes is limited to the related  available  funds rate,  the  difference  between such interest  rate cap and one-month  LIBOR plus the related  margin will create a shortfall.  Some or all of this  shortfall in respect of the offered  notes will be funded to the extent of payments,  if any,  received  from the swap  provider  under the interest  rate swap agreement and cap payments,  if any, received under the cap agreement.  However, if payments under the interest rate swap agreement and cap agreement do not provide  sufficient funds to cover such  shortfalls,  such shortfalls may remain unpaid on the final payment date, including the optional redemption date.

Defaults could cause payment delays and losses.

         There could be substantial  delays in the liquidation of defaulted  mortgage loans and corresponding  delays in receiving your portion of the proceeds of  liquidation.  These delays could last up to several  years.  Furthermore,  an action to obtain a deficiency judgment is regulated by statutes and rules,  and the amount of a deficiency  judgment may be limited by law. In the event of a default by a borrower,  these  restrictions  may impede the ability of the servicer or master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency  judgment.  In addition,  liquidation  expenses such as legal and appraisal  fees, real estate taxes and  maintenance  and  preservation  expenses,  will  reduce the amount of security  for the  mortgage  loans and, in turn,  reduce the proceeds payable to noteholders.

         In the event that:

     •   the mortgaged properties fail to provide adequate security for the related mortgage loans, and

     •   the protection  provided by the  subordination  of certain  classes and the  availability of  overcollateralization,  net swap payments and cap payments are insufficient to cover any shortfall,

         You could lose all or a portion of the money you paid for your notes.

Your yield could be adversely affected by the unpredictability of prepayments.

         No one can  accurately  predict  the level of  prepayments  that the  issuing  entity will  experience.  The issuing  entity's prepayment experience may be affected by many factors, including:

     •   general economic conditions,

     •   the level of prevailing interest rates,

     •   the availability of alternative financing, and

     •   homeowner mobility.

         Certain of the mortgage loans contain  due-on-sale  provisions,  and the servicer intends to enforce those  provisions  unless doing so is not permitted by applicable law or the servicer,  in a manner consistent with reasonable  commercial practice,  permits the purchaser of the mortgaged  property in question to assume the related mortgage loan. In addition,  approximately  71.50% and 79.86% of the mortgage loans in loan group 1 and loan group 2, respectively,  and approximately  75.96% of the mortgage loans in the aggregate by aggregate  principal balance as of the cut-off date,  impose a prepayment  charge in connection with voluntary  prepayments made within up to three years after origination,  which prepayment charges may discourage  prepayments during the applicable period. For a detailed description  of the  characteristics  of the prepayment  charges on the mortgage  loans,  and the standards  under which the prepayment charges may be waived by the servicer,  please see "The Mortgage Pool - Prepayment  Charges on the Mortgage Loans" in this free writing prospectus.  There can be no assurance that the prepayment  charges will have any effect on the prepayment  performance of the mortgage loans.

         The  weighted  average  lives of the  notes  will be  sensitive  to the rate  and  timing  of  principal  payments,  including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

         You are encouraged to note that:

•        if you purchase your notes at a discount and principal is repaid on the mortgage loans slower than you  anticipate,  then your yield may be lower than you anticipate;

•        if you purchase your notes at a premium and principal is repaid on the mortgage  loans faster than you  anticipate,  then your yield may be lower than you anticipate;

•        if you  purchase a note  bearing  interest  at an  adjustable  rate,  your yield will also be  sensitive  both to the level of one-month LIBOR and the related available funds rate;

•        since  repurchases of mortgage loans as a result of breaches of  representations  and warranties or early payment deafults and liquidations  of mortgage loans following  default have the same effect as prepayments,  your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•        the overcollateralization  provisions,  whenever overcollateralization is at a level below the required level, are intended to result in an accelerated  rate of principal  distributions to holders of the related classes of notes then entitled to distributions of principal.  An earlier  return of principal  to the holders of the offered  notes as a result of the  overcollateralization  provisions will  influence the yield on the offered notes in a manner similar to the manner in which  principal  prepayments on the mortgage loans will influence the yield on the related offered notes; and

•        you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

         We refer you to "The Mortgage Pool" and "Yield,  Prepayment and Maturity  Considerations"  in this free writing prospectus and
"Material  Legal Aspects of the  Loans-Due-on-Sale  Clauses in Mortgage  Loans" in the base  prospectus  for a  description  of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the available funds rates.

         Modifications  of mortgage loans agreed to by the servicer in order to maximize  ultimate  proceeds of such mortgage loans may have the effect of, among other things,  reducing the loan rate, forgiving payments of principal,  interest or other amounts owed under the mortgage  loan or contract,  such as taxes or insurance  premiums,  extending  the final  maturity  date of the loan,  capitalizing delinquent  interest and other amounts owed under the mortgage loan or contract,  or any  combination of these or other  modifications.
Any modified  loan may remain in the trust,  and the  reduction in  collections  resulting  from a  modification  may result in a lower available funds rate,  reduced  distributions  of interest or principal on or result in a allocation of a realized loss to, one or more classes of the notes.

A reduction in note rating could have an adverse effect on the value of your notes.

         The ratings of each class of offered  notes will depend  primarily  on an  assessment  by the rating  agencies of the mortgage loans,  the amount of  overcollateralization  and the  subordination  afforded by certain classes of notes.  The ratings by each of the rating agencies of the offered notes are not  recommendations  to purchase,  hold or sell the offered notes because such ratings do not address the market prices of the notes or suitability for a particular investor.

         The rating  agencies  may suspend,  reduce or withdraw  the ratings on the offered  notes at any time.  Any  reduction  in, or suspension or withdrawal of, the rating  assigned to a class of offered notes would  probably  reduce the market value of such class of offered notes and may affect your ability to sell them.

Your payments could be adversely affected by the bankruptcy or insolvency of certain parties.

         The  originator  and the seller will treat the  transfer of the  mortgage  loans to the  depositor  as a sale of the  mortgage loans.  However,  if the  originator  becomes  bankrupt,  the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to such entity.  If that argument is made, you could experience  delays or reductions in payments on the notes.  If that  argument is  successful,  the  bankruptcy  trustee  could elect to sell the mortgage  loans and pay down the notes early.  Thus,  you could lose the right to future  payments of interest,  and might suffer  reinvestment  loss in a lower interest rate environment.

         In  addition,  if the  servicer  becomes  bankrupt,  a  bankruptcy  trustee  or  receiver  may have the power to  prevent  the appointment  of a successor  servicer.  Any related  delays in  servicing  could  result in  increased  delinquencies  or losses on the mortgage loans.

Developments  in specified  regions  could have a  disproportionate  effect on the mortgage  loans due to geographic  concentration  of mortgaged properties.

         Approximately  14.88% and 40.96% of the  mortgage  loans in loan group 1 and loan  group 2,  respectively,  and  approximately
28.81% of the  mortgage  loans in the  aggregate  by  aggregate  principal  balance as of the  cut-off  date are  secured by  mortgaged properties  that are located in the state of  California.  The tables  entitled  "Geographic  Distribution"  presented in Schedule A to this free  writing  prospectus  list the states with the  highest  concentrations  of mortgage  loans in loan group 1 and loan group 2.
Property in those states or in any other region having a significant  concentration  of properties  underlying the mortgage loans,  may be more  susceptible  than homes located in other parts of the country to certain types of uninsurable  hazards,  such as  earthquakes, floods, mudslides and other natural disasters. In addition,

•        economic  conditions in the specified  regions,  which may or may not affect real property  values,  may affect the ability of borrowers to repay their loans on time;

•        declines in the residential real estate market in the specified  regions may reduce the values of properties  located in those regions, which would result in an increase in the loan-to-value ratios; and

•        any increase in the market value of properties  located in the specified  regions  would reduce the  loan-to-value  ratios and could,  therefore,  make alternative  sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered notes.

         Applicable state laws generally regulate interest rates and other charges,  require certain disclosure,  and require licensing of the  originators.  In addition,  other state laws,  public  policy and general  principles of equity  relating to the  protection of consumers,  unfair and deceptive practices and debt collection practices may apply to the origination,  servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

•        the  Federal  Truth in Lending  Act and  Regulation  Z  promulgated  thereunder,  which  require  certain  disclosures  to the mortgagors regarding the terms of the mortgage loans;

•        the Equal Credit Opportunity Act and Regulation B promulgated  thereunder,  which prohibit discrimination on the basis of age, race,  color,  sex,  religion,  marital status,  national origin,  receipt of public  assistance or the exercise of any right under the
Consumer Credit Protection Act, in the extension of credit; and

•        the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

         Violations  of certain  provisions  of these  federal and state laws may limit the  ability of the  servicer to collect all or part of the  principal  of or  interest  on the  mortgage  loans and in  addition  could  subject  the  issuing  entity to damages  and administrative  enforcement.  In particular, the failure of the originators to comply with certain requirements of the Federal Truth in
Lending Act, as  implemented  by Regulation Z, could subject the issuing entity to monetary  penalties,  and result in the  mortgagors'
rescinding the mortgage loans against the issuing entity.  In addition to federal law, some states have enacted,  or may enact, laws or regulations  that prohibit  inclusion of some  provisions in mortgage loans that have interest rates or origination  costs in excess of prescribed  levels,  that require  mortgagors be given certain  disclosures  prior to the  consummation  of the mortgage loans and that restrict the ability of the servicer to foreclose in response to the  mortgagor's  default.  The failure of the  originators  to comply with these laws could subject the issuing  entity to significant  monetary  penalties,  could result in the  mortgagors  rescinding the mortgage loans against the issuing entity and/or limit the servicer's  ability to foreclose upon the related mortgaged  property in the event of a mortgagor's default.

         Under the  anti-predatory  lending laws of some  states,  the  borrower is required to meet a net  tangible  benefits  test in connection  with the  origination of the related  mortgage loan. This test may be highly  subjective and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the test even if the  originators  reasonably  believed that the test was  satisfied.  Any  determination  by a court that a mortgage  loan does not meet the test will  result in a  violation  of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the issuing entity.

         The originator has represented  that, as of the closing date, each mortgage loan is in compliance with applicable  federal and state laws and regulations.  In the event of a breach of such  representation,  the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing  prospectus.  If the originator is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses.

         As of the  cut-off  date,  approximately  2.22%,  and  6.27%  of the  group 1  mortgage  loans  and  group 2  mortgage  loans, respectively,  and  approximately  4.38% of the mortgage loans in the aggregate,  have an initial interest only period of three or five years.  During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized.  In addition,  the mortgage  loan balance will not be reduced by the  principal  portion of  scheduled  payments  during this period.  As a result,  no principal  payments  will be made to the notes from these  mortgage  loans during their  interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in increased  delinquencies  by the related  mortgagors,  particularly  if interest  rates have  increased  and the mortgagor is unable to  refinance.  In  addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not  amortizing during the early years of these  mortgage  loans.  Although the amount of principal  included in each scheduled  monthly  payment for a traditional  mortgage loan is relatively  small during the first few years after the  origination  of a mortgage loan, in the aggregate the amount can be  significant.  Any  resulting  delinquencies  and losses,  to the extent not covered by credit  enhancement,  will be allocated to the notes.

         Mortgage loans with an initial interest only period are relatively new in the mortgage  marketplace.  The performance of these mortgage loans may differ  significantly  from the  performance of mortgage loans that fully amortize.  For instance,  a mortgagor on a mortgage  loan with an initial  interest  only period could seek to refinance at the end of the interest  only period by paying off the mortgage  loan with the  proceeds  of a new loan;  such  refinancing  activity  could  result in higher  prepayment  speeds  than would otherwise be the case with  mortgage  loans that do not have interest  only  periods.  In addition,  the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Some of the mortgage loans provide for balloon payments at maturity.

         Approximately  56.06% and 58.54% of the  mortgage  loans in loan group 1 and loan  group 2,  respectively,  and  approximately
57.38% of the  mortgage  loans in the  aggregate  by aggregate  principal  balance as of the cut-off  date,  are balloon  loans.  These mortgage loans will require a substantial  payment of principal,  or a balloon  payment,  at their stated maturity in addition to their scheduled  monthly  payment.  The monthly  payments due on the balloon  mortgage  loans  included in the issuing entity may be based on original  amortization  terms of 40 or 50 years with the balloon  principal  payment  due on a maturity  date that is 30 years from the date of origination.  Amortization  terms of 40 or 50 years result in lower monthly payments than would be required by a traditional 30 year mortgage  loan.  The lower  monthly  payments may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30 year amortization term.

         Mortgage  loans with balloon  payments  involve a greater  degree of risk because the ability of a mortgagor to make a balloon payment  typically  will  depend upon the  mortgagor's  ability  either to fully  refinance  the loan or to sell the related  mortgaged property at a price  sufficient to permit the mortgagor to make the balloon  payment.  The ability of a mortgagor to accomplish  either of these goals will be affected by a number of factors,  including the value of the related mortgaged property,  the level of available mortgage rates at the time of sale or refinancing,  the mortgagor's equity in the related mortgaged  property,  the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

Some of the mortgage loans are secured by second liens, which may result in increased losses with respect to these mortgage loans.

         Approximately  10.00% of the mortgage  loans in loan group 2 and  approximately  5.34% of the mortgage loans in the aggregate, by aggregate  principal  balance as of the cut-off  date,  are secured by second liens,  rather than first liens.  None of the mortgage loans in loan group 1 are secured by second liens. The weighted average  combined  loan-to-value  ratio at origination of such mortgage loans is  approximately  99.60% with respect to such mortgage  loans in loan group 2. The related first lien may or may not be included in this  mortgage  pool. In the case of second liens,  there is a  possibility  that adequate  funds will not be received in connection with a foreclosure  of the related  senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien.
In that case, the issuing entity, as holder of the junior mortgage, could incur a loss.

Some of the mortgage loans were originated simultaneously with second liens.

         Approximately  16.83% and 34.23% of the  mortgage  loans in loan group 1 and loan  group 2,  respectively,  and  approximately
26.12% of the mortgage loans in the  aggregate,  by aggregate  principal  balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related  originator  also  originated a second lien mortgage loan which may or may not be included in the issuing entity. The weighted average  loan-to-value  ratio at origination of the first lien on such mortgage loans is approximately
80.74% and 81.03% of the  mortgage  loans in loan group 1 and loan group 2,  respectively,  and  approximately  80.94% of the  mortgage loans in the aggregate,  and the weighted  average  combined  loan-to-value  ratio at origination of such mortgage loans (including the second  lien) is  approximately  99.14%  and  98.88%  of the  mortgage  loans  in loan  group 1 and loan  group  2,  respectively,  and approximately  98.95% of the mortgage loans in the aggregate.  With respect to these mortgage loans, the rate of  delinquencies  may be increased  relative to mortgage loans that were originated  without a simultaneous  second lien because the mortgagors on such mortgage loans have less equity in the  mortgaged  property.  Investors are  encouraged  to also note that any  mortgagor  may obtain  secondary financing at any time  subsequent to the date of origination of their mortgage loan from the  originators or from any other lender.  In addition,  a title insurance  policy may not have been obtained with respect to some of these  simultaneous  second lien mortgage loans
(although a title search will have been done with respect to the related  first lien mortgage  loan),  which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

You may have difficulty selling your notes.

         The underwriter  intends to make a secondary  market in the offered notes,  but the underwriter has no obligation to do so. We cannot assure you that a secondary  market will develop or, if it develops,  that it will continue.  Consequently,  you may not be able to sell your notes readily or at prices that will enable you to realize your desired  yield.  The market values of the notes are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

         The secondary  markets for asset backed  securities  have  experienced  periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment,  credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your notes could be reduced by shortfalls due to prepayments and the application of the  Servicemembers  Civil Relief Act and similar state or local laws.

         When a mortgage  loan is prepaid,  the  mortgagor is charged  interest on the amount  prepaid only up to the date on which the prepayment is made,  rather than for an entire month. This may result in a shortfall in interest  collections  available for payment on the next  payment  date.  The  servicer  will be  required  to cover a  portion  of the  shortfall  in  interest  collections  that are attributable to voluntary prepayments in full, but only up to the amount of the servicer's servicing fee for that period.

         The  Servicemembers  Civil Relief Act, or the Relief Act, and similar  state or local laws provide  relief to  mortgagors  who enter active military  service and to mortgagors in reserve status who are called to active  military  service after the origination of their  mortgage  loans.  Current or future  military  operations  of the United  States may  increase  the number of citizens in active military duty,  including those citizens previously in reserve status.  Under the Relief Act the interest rate applicable to a mortgage loan for which the related  mortgagor is called to active  military  service will be reduced from the percentage  stated in the related mortgage note to 6.00%.  This interest rate  reduction and any reduction  provided  under similar state or local laws will result in an interest  shortfall  because  neither  the  servicer  nor the master  servicer  will be able to collect  the amount of  interest  which otherwise  would be payable  with  respect to such  mortgage  loan if the Relief Act or similar  state or local law was not  applicable thereto.  This  shortfall  will not be paid by the  mortgagor on future due dates or advanced by the servicer or master  servicer  and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates.

         Shortfalls  in interest  payments on the notes will be carried  forward and may be paid on future  payment dates out of excess interest and any net swap payments and cap payments received.  See "Description of the Notes-Excess interest and  Overcollateralization
Provisions" in this free writing  prospectus.  We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreement and the swap provider.

         Net swap payments  payable to the  securities  administrator  by the swap provider under the interest rate swap agreement will be available as described in this free writing  prospectus to pay any  necessary  interest  carry forward  amounts to the extent due to the interest  portion of realized  losses,  to reimburse for certain  interest  shortfalls  previously  allocated to such notes and any basis risk  shortfalls,  and, to the extent not covered by excess  interest,  amounts  necessary  to restore and  maintain the required level of  overcollateralization,  each as  described in this free writing  prospectus.  However,  no net amounts will be payable by the swap  provider  unless the  floating  amount owed by the swap  provider  on a payment  date  exceeds the fixed  amount owed to the swap provider on such payment date.  This will not occur with respect to the interest rate swap  agreement  except in periods when one-month
LIBOR (as determined  pursuant to the interest rate swap agreement)  generally  exceeds 5.074% per annum. No assurance can be made that any amounts will be received  under the interest  rate swap  agreement,  or that any amounts that are received  will be  sufficient  to maintain  required  overcollateralization  or to cover  certain  interest  shortfalls  or basis risk  shortfalls.  Any net swap payment payable to the swap provider  under the terms of the interest rate swap agreement will reduce  amounts  available for  distribution  to noteholders,  and may reduce the note interest rates of the notes.  If the rate of  prepayments on the mortgage loans is  substantially faster than  anticipated,  the schedule on which  payments due under the interest  rate swap  agreement are  calculated  may exceed the total principal balance of such mortgage loans,  thereby increasing the relative  proportion of interest  collections on those mortgage loans that must be applied to make net swap  payments to the swap  provider.  The  combination  of a rapid rate of  prepayment  and low prevailing  interest rates could adversely affect the yields on the offered notes. In addition,  any swap  termination  payment payable to the swap  provider in the event of early  termination  of the interest  rate swap  agreement  (other than  certain swap  termination payments  resulting  from an event of default or certain  termination  events with respect to the swap  provider,  as described in this free writing  prospectus,  and other than to the extent already paid by the securities  administrator from any upfront payment received pursuant to any  replacement  interest  rate swap  agreement  that may be entered into by the indenture  trustee)  will reduce  amounts available for distribution to the offered noteholders.

         Upon early  termination of the interest rate swap  agreement,  the securities  administrator,  on behalf of the trust,  or the swap provider may be liable to make a swap termination  payment to the other party  (regardless of which party caused the termination).
The swap termination  payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the issuing  entity is required  under the swap  administration  agreement  to make a swap  termination  payment to the swap provider,  the securities  administrator,  will withdraw  amounts on deposit in the note account (other than to the extent already paid by the securities  administrator  from any upfront payment received  pursuant to any replacement  interest rate swap agreement that may be entered into by the indenture  trustee),  and make such payment on the related  payment date,  and on any  subsequent  payment dates until paid in full, prior to distributions to the offered  noteholders (other than certain swap termination  payments resulting from an event of default or certain  termination events with respect to the swap provider as described in this free writing  prospectus,  which swap termination payments will be subordinated to distributions to the offered  noteholders).  This feature may result in losses on the notes. Due to the priority of the  applications of the available funds, the subordinated  notes will bear the effects of any shortfalls resulting  from a net swap  payment or swap  termination  payment by the issuing  entity  before  such  effects are borne by the senior notes, and one or more classes of subordinated notes may suffer a loss as a result of such payment.

         Net swap payments  payable to the  securities  administrator  by the swap provider under the interest rate swap agreement will be used to pay any  necessary  interest  carry  forward  amounts to the extent due to the  interest  portion  of  realized  losses,  to reimburse for certain  interest  shortfalls  previously  allocated to such notes and any basis risk  shortfalls  and, to the extent not covered by the excess interest, to restore and maintain the required level of  overcollateralization  as described in this free writing prospectus.  However,  if the swap  provider  defaults on its  obligations  under the interest rate swap  agreement,  then there may be insufficient  funds to cover such amounts,  and the amount of excess interest may be reduced.  To the extent that  distributions on the notes depend in part on payments to be received by the securities  administrator,  on behalf of the trust, under the interest rate swap agreement,  the ability of the securities  administrator to make such distributions on such notes will be subject to the credit risk of the swap provider.

         See "Description of the Notes-Interest Rate Swap Agreement" and "-Derivatives Provider" in this free writing prospectus.

The cap agreement is subject to counterparty credit risk.

         The notes will have the benefit of a cap agreement,  which will require the cap provider  thereunder to make certain  payments for the  benefit of the notes.  To the  extent  that  distributions  on the notes  depend in part on  payments  to be  received  by the securities  administrator  on behalf of the trust under the cap  agreement,  the ability of the securities  administrator  to make such payments  on such notes  will be  subject  to the credit  risk of the cap  provider.  Although  there will be a  mechanism  in place to facilitate  replacement of the cap agreement upon the default or credit impairment of the cap provider,  there can be no assurance that any such mechanism will result in the ability to obtain a suitable replacement cap agreement.

         See "Description of the Notes-Cap Agreement" and "-Derivatives Provider" in this free writing prospectus.

Credit scores are not an indicator of future performance of borrowers.

         Investors  are  encouraged to be aware that credit  scores are based on past payment  history of the  borrower.  Investors are encouraged not to rely on credit scores as an indicator of future  borrower  performance.  See "The Mortgage Pool" in this free writing prospectus.

Recent developments in the residential mortgage market may adversely affect the market value of your securities.

         Recently,  the  residential  mortgage  market in the United  States has  experienced  a variety of  difficulties  and  changed economic  conditions  that may adversely  affect the  performance and market value of your  securities.  Delinquencies  and losses with respect to residential  mortgage loans  generally have increased in recent months,  and may continue to increase,  particularly  in the subprime  sector.  In  addition,  in recent  months  housing  prices and  appraisal  values in many  states  have  declined  or stopped appreciating,  after extended periods of significant  appreciation.  A continued decline or an extended  flattening of those values may result in additional  increases in  delinquencies  and losses on residential  mortgage loans  generally,  particularly  with respect to second homes and investor  properties and with respect to any residential  mortgage loans whose  aggregate loan amounts  (including any subordinate liens) are close to or greater than the related property values.

         Another factor that may in the future  contribute to higher  delinquency  rates is the potential  increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable  payment  mortgage loans may be exposed to increased  monthly payments if the related  mortgage  interest rate adjusts upward from the initial fixed rate or a low  introductory  rate, as applicable,  in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable  index and margin.  This increase in borrowers'  monthly payments,  together with any increase in prevailing market interest rates,  after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

         Various federal,  state and local  regulatory  authorities have taken or proposed actions that could hinder the ability of the servicer or the master  servicer  to  foreclose  promptly on  defaulted  mortgage  loans.  Any such  actions may  adversely  affect the performance of the loans and the yield on and value of the securities.

         You are encouraged to consider that the general market  conditions  discussed  above may adversely  affect the performance and market value of your securities.

Statutory and judicial  limitations  on foreclosure  procedures  may delay  recovery in respect of the mortgaged  property and, in some instances,  limit the amount that may be recovered by the foreclosing  lender,  resulting in losses on the mortgage loans that might be allocated to the offered notes.

         Foreclosure  procedures may vary from state to state.  Two primary  methods of foreclosing a mortgage  instrument are judicial foreclosure,  involving  court  proceedings,  and  non-judicial  foreclosure  pursuant  to a power  of  sale  granted  in the  mortgage instrument.  A  foreclosure  action is  subject  to most of the  delays  and  expenses  of other  lawsuits  if  defenses  are raised or counterclaims are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and, in some states, notice to any party  having an  interest of record in the real  property,  including  junior  lienholders.  Some  states  have  adopted
"anti-deficiency"  statutes  that limit the  ability of a lender to collect the full  amount  owed on a loan if the  property  sells at foreclosure  for less than the full amount owed.  In addition,  United  States  courts have  traditionally  imposed  general  equitable principles to limit the remedies  available to lenders in foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes and judicial  principles may be to delay and/or reduce  payments in respect of the offered notes.  See "Legal
Aspects of Mortgage Loans-Foreclosure on Mortgages and Some Contracts" in the base prospectus.

The value of the mortgage  loans may be affected by, among other things,  a decline in real estate  values,  which may result in losses on the offered notes.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related  mortgage loans. If the residential  real estate market should  experience an overall decline in property values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the  mortgaged  properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In  particular,  mortgage  loans with high  principal balances or high  loan-to-value  ratios will be affected by any decline in real estate  values.  Real estate  values in any area of the country may be affected by several factors,  including population trends,  mortgage interest rates, and the economic well-being of that area.  Any  decrease  in the value of the  mortgage  loans may  result in the  allocation  of losses  which are not  covered  by credit enhancement to the offered notes.

The ratings on the offered notes are not a  recommendation  to buy, sell or hold the offered notes and are subject to withdrawal at any time, which may affect the liquidity or the market value of the offered notes.

         It is a condition  to the issuance of the offered  notes that each class of offered  notes be rated in one of the four highest rating  categories by a nationally  recognized  statistical  rating agency. A security rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to  revision or  withdrawal  at any time.  No person is  obligated  to maintain  the rating on any offered  note,  and,  accordingly,  there can be no  assurance  that the ratings  assigned to any offered note on the date on which the offered  notes are  initially  issued will not be lowered or  withdrawn  by a rating  agency at any time  thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity  or the market  value of the related  offered  notes may be  adversely  affected.  See
"Ratings" in this free writing prospectus and "Rating" in the base prospectus.

The mortgage loans may have limited recourse to the related borrower, which may result in losses with respect to these mortgage loans.

         Some or all of the mortgage loans  included in the issuing  entity will be  nonrecourse  loans or loans for which recourse may be  restricted  or  unenforceable.  As to those  mortgage  loans,  recourse in the event of  mortgagor  default  will be limited to the specific real property and other assets,  if any, that were pledged to secure the mortgage  loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance that  enforcement of the recourse  provisions will be  practicable,  or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted  mortgage loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage  loans with no or limited  recourse  may affect the yields to  maturity of the offered  notes to the extent  losses  caused by these risks which are not covered by credit enhancement are allocated to the offered notes.

The mortgage loans may have environmental risks, which may result in increased losses with respect to these mortgage loans.

         To the extent  that the  servicer  or the master  servicer,  in its  capacity as a  successor  servicer,  for a mortgage  loan acquires title to any related mortgaged  property which is contaminated  with or affected by hazardous wastes or hazardous  substances, these  mortgage loans may incur losses.  See "Servicing of Mortgage  Loans-Realization  Upon or Sale of Defaulted  Mortgage  Loans" and
"Legal Aspects of Mortgage  Loans-Environmental  Legislation" in the base prospectus. To the extent these environmental risks result in losses on the mortgage  loans,  the yields to maturity of the offered notes,  to the extent not covered by credit  enhancement,  may be affected.

Some of the mortgage loans may be repurchased for early payment defaults.

         The originator will be obligated  to repurchase  any mortgage loan that experiences an early payment default (a default in the
first three months  following  acquisition by the seller the last month of which is July 2007).   Mortgage loans purchased with payment
defaults  in April,  May or June 2007  that  have  been  identified  prior to the  closing  date  will not be  included  in the  trust.
Approximately  10.59% and 23.09% of the mortgage loans in loan group 1 and loan group 2,  respectively,  are subject to such repurchase for default of the payment due on July 1, 2007. The price  required to be paid by the  originator for the repurchase  will be less than the  Repurchase  Price (as defined in this free  writing  prospectus)  for that  mortgage  loan.  In the event of a  repurchase  by the originator,  the seller  will remit to the  securities  administrator  the  difference  between  the price  required  to be paid by the originator and the Repurchase  Price.  Any such  repurchase  will be distributed to the  noteholders of the related loan group and will have the same  effect as a principal  prepayment  of the related  mortgage  loan.  We cannot  assure you of the  magnitude  of any such repurchases.

A glossary is included at the end of this free writing  prospectus.  Capitalized  terms used but not defined in the glossary at the end of this free writing prospectus have the meanings assigned to them in the glossary at the end of the base prospectus.

                                                           LEGAL PROCEEDINGS

         There are no material legal proceedings  pending against the Sponsor,  the Depositor,  the Issuing Entity,  the Servicer,  the
Master Servicer, the Securities  Administrator,  the Custodian, the Seller, or the Owner Trustee, or with respect to which the property of any of the foregoing transaction parties is subject,  that are material to the Noteholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

         On March 7, 2007,  Fremont General announced that it, Fremont and Fremont  General's wholly owned subsidiary,  Fremont General
Credit  Corporation,  have consented to the terms of a cease and desist order issued by the Federal  Deposit  Insurance  Corporation on
March 7, 2007 without  admitting to the allegations  contained  therein.  See "Mortgage Loan  Origination-The  Originator" in this free writing prospectus for additional information.

                                         AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Bear,  Stearns & Co. Inc., the Depositor and the Derivatives  Provider are affiliated  parties.  There are no affiliations among the Bear,  Stearns & Co. Inc.,  the Depositor and the  Derivatives  Provider,  and any of the Issuing  Entity,  Wells Fargo Bank,
Nationstar Mortgage, the Originator, the Seller, the Sponsor or the Owner Trustee.

         The Issuing Entity,  the Sponsor,  the Seller and the Servicer are affiliated  parties.  There are no  affiliations  among the
Issuing Entity,  the Sponsor,  the Seller and the Servicer and any of Bear,  Stearns & Co. Inc., the Depositor,  the Originator,  Wells
Fargo Bank, the Derivatives Provider or the Owner Trustee.

         Wells Fargo Bank is the Master  Servicer,  the  Securities  Administrator  and a  Custodian.  Other than as  indicated  in the foregoing sentence,  there are no affiliations among the Indenture Trustee, Wells Fargo Bank, the Originator,  the Derivatives Provider
or the Owner Trustee.

         Except as otherwise  described in this free writing  prospectus,  there are currently no business  relationships,  agreements, arrangements,  transactions  or  understandings  among (a) the Sponsor,  the Depositor or the Issuing Entity and (b) any of the parties referred to in the  preceding  sentence,  or any of their  respective  affiliates,  that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length  transaction  with an unrelated third party and that are material to the investor's  understanding  of the  certificates,  or that relate to the  certificates  or the pooled assets.  Except as otherwise  described  in  this  free  writing  prospectus,  no such  business  relationship,  agreement,  arrangement,  transaction  or understanding has existed during the past two years.

         An  affiliate  of the  Underwriter  provides  warehouse  financing  to the  Seller  that may be  secured by some or all of the mortgage  loans.  Such  affiliate of the  Underwriter  will  release any and all of its liens on or security  interests in the mortgage loans prior to the Closing Date.

                                                           THE MORTGAGE POOL

         General

         We have provided below and in Schedule A to this free writing  prospectus  information with respect to the mortgage loans that we expect to include in the pool of mortgage  loans in the issuing  entity.  Prior to the Closing  Date, we may remove  mortgage  loans from the mortgage pool and we may  substitute  other mortgage  loans for the mortgage  loans we remove.  The Sponsor  believes that the information set forth in this free writing  prospectus with respect to the mortgage pool as presently  constituted is representative of the  characteristics of the mortgage pool although certain  characteristics of the mortgage loans in the mortgage pool may vary. If, as of the Closing Date, any material pool  characteristics  differs by 10% or more from the  description in this free writing  prospectus, revised  disclosure  will be provided  either in a supplement  to this free  writing  prospectus,  or in a current  report on Form 8-K.
Unless we have otherwise  indicated,  the information we present below and in Schedule A is expressed as of the Cut-off Date,  which is
June 1, 2007.  References to percentages  of the mortgage loans unless  otherwise  noted are calculated  based on the aggregate  unpaid principal balance of the mortgage loans, including the subsequent mortgage loans, as of the Cut-off Date.

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency  criteria,  compliance  with representations and warranties,  and conformity to criteria relating to the  characterization of securities for tax, ERISA, SMMEA, Form
S-3 eligibility and other legal purposes.

         All of the  mortgage  loans will be acquired  by the  Depositor  on the date of issuance of the Offered  Notes from the Seller pursuant to the Assignment  Agreement.  The Seller acquired the mortgage loans directly in privately  negotiated  transactions from the
Originator.  See "Mortgage Loan  Origination-General"  in this free writing prospectus.  Bear Stearns Mortgage Capital Corporation,  an affiliate of the Depositor,  the Underwriter and the Derivatives  Provider provided financing for the purchase of the Mortgage Loans by the Seller.

         The mortgage pool will consist of approximately  4,905 first and second lien, fixed and  adjustable-rate  mortgages secured by one- to four-family  residences and individual  condominium units,  having an aggregate unpaid principal balance as of the Cut-off Date of approximately  $1,145,340,708,  after  application of scheduled  payments due on or before the Cut-off Date whether or not received.
The mortgage loans have original terms to maturity of not greater than 30 years.

         No mortgage  loan  included in the trust has ever been  delinquent  30 or more days.  The current and  historical  delinquency disclosure  included in this free writing  prospectus  regarding the mortgage loans, the  representation of the Originator with respect to the delinquency  status of the mortgage loans and the delinquency  status of the static pool information of the originator  utilizes the OTS Method. In addition,  delinquency  information included in reports to noteholders and delinquencies for purposes of the trigger tests  described  in this  free  writing  prospectus  will use the OTS  Method.  See  "The  Mortgage  Pools -  Methods  of  Delinquency
Calculation" in the base prospectus.

         As of the cut-off  date, no scheduled  payment on any mortgage loan is more than 30 days past due and no scheduled  payment on any mortgage loan has been more than 30 days past due since origination.

         The  mortgage  pool has been  divided  into two loan  groups,  designated  as "Loan  Group 1" and "Loan Group 2" as more fully described  below and in Schedule A to this free writing  prospectus.  The  mortgage  loans in Loan Group 1 are referred to in this free writing  prospectus as the group 1 mortgage loans.  The mortgage loans in Loan Group 2 are referred to in this free writing  prospectus as the group 2 mortgage  loans.  Each group of mortgage  loans is referred to in this free writing  prospectus as a "Loan  Group".  The mortgage  loans in Loan Group 1 are  comprised  of  mortgage  loans that  conform  to  Freddie  Mac and Fannie Mae loan  limits and the mortgage  loans in Loan Group 2 are comprised of mortgage  loans that may or may not conform to Freddie Mac and Fannie Mae loan limits.
All of the mortgage loans we will include in the issuing entity will be fully amortizing or have a balloon payment.

         Approximately  71.18% of the mortgage loans are adjustable rate mortgage  loans.  After an initial  fixed-rate  period of two, three or five years, as applicable,  the interest rate on each  adjustable-rate  mortgage loan will be adjusted  semi-annually based on
Six-Month  LIBOR,  referred to in this free writing  prospectus  as an Index,  computed in accordance  with the related note,  plus (or minus) the related  gross  margin,  generally  subject to rounding  and to certain  other  limitations,  including  generally a maximum lifetime  mortgage  rate and in certain  cases a minimum  lifetime  mortgage  rate and in certain  cases a maximum  upward or  downward adjustment on each interest  adjustment  date.  The maximum  change in the interest  rate of any  adjustable  rate mortgage loan on any single interest  adjustment date (other than the initial  interest  adjustment  date) is known as its "Periodic Rate Cap". The Servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Six-Month  LIBOR.  "Six-Month  LIBOR" will be a per annum rate equal to the average of interbank  offered  rates for six-month
U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most recently available as of the time specified in the related mortgage note.

                                                                              Six-Month LIBOR
                                             _____________________________________________________________________________________
           Adjustment Date                   2002            2003            2004             2005            2006            2007
__________________________________________________________________________________________________________________________________
January 1....................                2.03%           1.38%           1.22%            2.79%           4.71%            5.37%
February 1...................                2.08            1.35            1.21             2.97            4.82             5.40
March 1......................                2.04            1.34            1.17             3.19            4.98             5.33
April 1......................                2.36            1.23            1.16             3.39            5.14
May 1........................                2.12            1.29            1.38             3.41            5.22
June 1.......................                2.08            1.21            1.60             3.54            5.39
July 1.......................                1.95            1.12            1.89             3.73            5.59
August 1.....................                1.87            1.21            1.93             3.95            5.51
September 1..................                1.80            1.20            1.98             4.00            5.42
October 1....................                1.71            1.14            2.20             4.27            5.38
November 1...................                1.60            1.23            2.32             4.47            5.37
December 1...................                1.47            1.27            2.63             4.63            5.33

         Loan-to-Value  Ratio or  Combined  Loan-to-Value  Ratio.  With  respect to any  mortgage  loan  secured by a first  lien,  the loan-to-value  ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination,  divided by the  collateral  value of the related  mortgaged  property.  With respect to any mortgage  loan secured by a second lien,  the combined loan-to-value  ratio is equal to the principal  balance of the mortgage loan plus the principal  balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of

         o    the appraised  value based on an appraisal  made by an  independent  fee appraiser at the time of the  origination of the related mortgage loan, and

         o    the sales price of that mortgaged property at the time of origination.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing  mortgage loan, the collateral  value is the appraised  value of the mortgaged  property based upon the appraisal  obtained at the time of  refinancing.  No assurance can be given that the values of the mortgaged  properties  have remained or will remain at their levels as of the dates of  origination of the mortgage loans.

         Credit  scores.  Many lenders  obtain  credit  scores in connection  with  mortgage  loan  applications  to help them assess a borrower's  creditworthiness.  They obtain credit scores from credit reports provided by various credit reporting  organizations,  each of which may employ differing  computer models and  methodologies.  The credit score is designed to assess a borrower's  credit history at a single point,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.
Information utilized to create a credit score may include,  among other things,  payment history,  delinquencies on accounts,  level of outstanding  indebtedness,  length  of  credit  history,  types  of  credit,  and  bankruptcy  experience.  Credit  scores  range  from approximately  350 to approximately  840, with higher scores  indicating an individual with a more favorable credit history compared to an individual with a lower score.  However,  a credit score purports only to be a measurement of the relative degree of risk a borrower represents  to a lender,  that is, a borrower  with a higher  score is  statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that credit scores were  developed to indicate a level of default probability  over a two-year  period,  which does not  correspond to the life of a mortgage loan.  Furthermore,  credit scores were not developed  specifically  for use in connection with mortgage loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a credit score does not take into  consideration the differences  between mortgage loans and consumer loans generally or the specific  characteristics  of the related mortgage loan including,  for example,  the  loan-to-value  ratio, the collateral for the mortgage loan, or the  debt-to-income  ratio.  We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

         The mortgage loans will be serviced as described below under "The Master  Servicer and the Servicer".  The mortgage loans were originated generally in accordance with the guidelines described in "Mortgage Loan Origination - The Originator."

         All of the mortgage loans have scheduled  monthly  payments due on the Due Date.  Certain  mortgage loans contain  due-on-sale clauses.  Certain  other  mortgage  loans are  assumable  under  some  circumstances  if, in the sole  judgment  of the  Servicer,  the prospective  purchaser  of a  mortgaged  property  is  creditworthy  and the  security  for the  mortgage  loan is not  impaired by the assumption.

Mortgage Loan Statistics

         The following  paragraphs and the tables included in Schedule A set forth additional  information with respect to the mortgage pool.

Prepayment Charges on the Mortgage Loans

         Approximately  75.96% of the mortgage loans in the aggregate,  provide for payment by the mortgagor of a prepayment  charge in limited  circumstances on prepayments,  which prepayment charge will discourage  prepayments during the applicable period. A prepayment charge may not apply with respect to a sale of the related mortgaged property,  and in some circumstances,  such as illegality,  may be unenforceable.  Generally,  these mortgage loans provide for payment of a prepayment  charge on partial or full prepayments made within one a stated  number of  months  that is  between  12 and 36  months,  as  provided  in the  related  mortgage  note,  from the date of origination of the mortgage loan. The holders of the Owner Trust  Certificates  will be entitled to all prepayment  charges received on the mortgage loans, and these amounts will not be available for payment on the Offered Notes.

         As of July 1, 2003,  the  Alternative  Mortgage  Parity Act of 1982,  which  regulates the ability of the originator to impose prepayment  charges,  was amended,  and as a result, the originator will be required to comply with state and local laws in originating mortgage loans with  prepayment  charge  provisions  with respect to loans  originated on or after July 1, 2003. The Depositor makes no representations  as to the effect that the  prepayment  charges and the recent  amendment of the Parity Act, may have on the prepayment performance of the mortgage loans.  However,  the recent  amendment of the Parity Act does not  retroactively  affect loans  originated before July 1, 2003.  See "Legal Aspects of Mortgage Loans-Enforceability of Certain Provisions" in the base prospectus.

         In  addition,  the  Servicer may waive the  collection  of any  otherwise  applicable  prepayment  charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy,  insolvency,  moratorium, receivership and other similar laws relating to creditors' rights  generally,  (ii) the enforcement  thereof is illegal,  or any local, state or  federal  agency  has  threatened  legal  action if the  prepayment  charge is  enforced,  (iii)  the  mortgage  debt has been accelerated in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing similar  mortgage  loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment of the
Servicer,  maximize  recovery of total proceeds taking into account the value of such prepayment  charge and the related mortgage loan.
In any event, no waiver of a prepayment  premium,  late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow to the Offered Notes from the related pool assets.

         Certain  prepayment  charges  are  classified  as  "hard"  prepayment  charges,  meaning  that the  borrower  has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as "soft,"  meaning that the borrower has to cover the  prepayment  charge unless the borrower has conveyed the related  mortgaged  property to a third party.  The Sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Special Characteristics of the Mortgage Loans

         Interest Only Loans.  Approximately  2.22% and 6.27% of the group 1 mortgage loans and group 2 mortgage  loans,  respectively, and  approximately  4.38% of the mortgage  loans in the aggregate,  will receive  interest only for the initial period of three or five years following  origination as set forth in the related  mortgage note. At the end of the interest only period,  the monthly  payments on each such mortgage loan will be recalculated to provide for  amortization of the principal  balance by the maturity date and payment of interest at the then-current mortgage rate.

         Second  Lien  Loans.  None of the  group 1  mortgage  loans  and  approximately  10.00% of the  group 2  mortgage  loans,  and approximately 5.34% of the mortgage loans in the aggregate are secured by a second lien on the related mortgages property.

         Balloon Loans.  Approximately  56.06% and 58.54% of the group 1 mortgage loans and group 2 mortgage loans,  respectively,  and approximately  57.38% of the mortgage  loans in the  aggregate  balloon loans that provide for equal  monthly  payments,  consisting of principal and interest,  based on a stated  amortization  schedule,  which may be 40 or 50 years, and a single payment of the remaining principal balance of the loan on a maturity date that is 30 years from the date of origination.

                                                        STATIC POOL INFORMATION

         Information  concerning  static pool performance data of previous term  securitizations  of the Originator is available on the
Originator's  website at  http://fremont-regab.com/.  At this website,  static pool performance data of the Originator's  previous term securitizations  is presented  in the form of published  charts.  Notwithstanding  the  foregoing,  the  information  contained on such websites  is  modified  as  follows:  (i) page II-2 of  Schedule C attached  hereto  replaces  in its  entirety  the page found on such websites under the Deal ID "Fremont Home Loan Trust 2006-A," the  Description  "2006-10 Static Pool Report for FIL 2006-A" and the Date
"10/31/2006";  (ii) page II-3 of Schedule C attached  hereto replaces in its entirety the page found on such websites under the Deal ID
"Fremont Home Loan Trust  2006-A," the  Description  "2006-9 Static Pool Report for FIL 2006-A" and the Date  "09/30/2006";  (iii) page
II-4 of Schedule C attached  hereto  replaces in its  entirety  the page found on such  websites  under the Deal ID "Fremont  Home Loan
Trust 2006-B P1," the Description  "2006-9 Static Pool Report for FIL 2006-B (Pool 1)" and the Date  "09/30/2006" and (iv) page II-5 of
Schedule C attached  hereto  replaces in its entirety the page found on such websites under the Deal ID "Fremont Home Loan Trust 2006-B
P2," the Description  "2006-9 Static Pool Report for FIL 2006-B (Pool 2)" and the Date  "09/30/2006".  We caution you that the mortgage loans to be transferred to the issuing entity may not perform in a similar manner to the mortgage loans in other trusts.

         Information  provided  through the  internet  address  above is not deemed to be a part of this free writing  prospectus,  the accompanying prospectus or a part of the registration statement filed with the SEC to which this free writing prospectus relates:

         (i)      with respect to  information  regarding  the  Originator's  prior  securitized  pools,  information  regarding  prior securitized pools that were established before January 1, 2006; and

         (ii)     with respect to information  regarding the mortgage loans to be transferred to the issuing entity,  information about the mortgage loans for periods prior to January 1, 2006.

                                                             THE DEPOSITOR

         The  Depositor,  Bear Stearns  Asset Backed  Securities I LLC, was formed in the state of Delaware in January  2004,  and is a wholly-owned  subsidiary  of The Bear Stearns  Companies  Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor is an affiliate of the Underwriter and the Derivatives Provider.

         The Depositor has been serving as a private  secondary  mortgage market conduit for residential  mortgage loans since 2004. As of March 31, 2007,  the Depositor has been involved in the issuance of securities  backed by  residential  mortgage  loans in excess of
$77,949,316,285.  The  Depositor  will execute an  assignment  and  recognition  agreement  through  which the  mortgage  loans will be transferred  to itself.  These  mortgage  loans are  subsequently  deposited  in a  statutory  trust,  described  in this free  writing prospectus, which will then issue the certificates.

         After issuance and  registration  of the securities  contemplated in this free writing  prospectus and any supplement  hereto, the Depositor  will have no duties or  responsibilities  with respect to the pool assets or the securities  other than any  obligations with respect to the filing of any reports under the Exchange Act as set forth in the Indenture.

         The  Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York,  New York 10179.  Its telephone number is (212) 272-2000.

                                                              THE SPONSOR

         Newcastle  Investment  Corp. will be the sponsor of the transaction  (the  "Sponsor").  The Sponsor is a Maryland  corporation which was incorporated in June 2002.  Its common stock is traded on the New York Stock Exchange under the trading symbol "NCT".

         The Sponsor has elected to be taxed as a Real Estate  Investment  Trust, or REIT,  under the Internal Revenue Code of 1986, as amended,  and its principal  objective is to acquire a highly  diversified  portfolio of real estate related debt  investments that has moderate credit risk and sufficient  liquidity.  The Sponsor generally  utilizes a match funded financing strategy in order to minimize refinancing  and  interest  rate  risks.  The  Sponsor is  externally  managed and advised by its  manager,  an  affiliate  of Fortress
Investment Group LLC.  The Sponsor is an affiliate of the Servicer, the Seller and the Issuing Entity.

         The Sponsor has been  engaged in the  securitization  of assets  since its  inception  in 2002.  The purpose of the  Sponsor's securitization  transactions is to use  securitization  as a means of permanently  financing assets in which the Sponsor  invests.  The assets securitized by the Sponsor have included, among other things,  commercial mortgage backed securities,  unsecured REIT debt, real estate  loans,  asset  backed  securities  and  residential  mortgage  loans.  The  Sponsor  participates  in  the  structuring  of its securitization  transactions and typically pools the assets to be securitized  (either directly or indirectly  through major investment banks). In addition,  the Sponsor typically receives and holds,  directly or indirectly through its affiliates,  the entire interest in one or more of the most  subordinated  classes of securities  issued in its  securitization  transactions.  The Sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

         The Sponsor has only limited  experience  securitizing  residential  mortgage  loans.  The Sponsor  securitized a portfolio of prime  residential  mortgage loans in 2004 and a portfolio of subprime  residential  mortgage loans 2006. The 2004 portfolio  contained
1,795 loans and had a balance as of the related  cut-off  date of  approximately  $646,356,820.  The 2006  portfolio  contained  11,272 loans and had a balance as of the related  cut-off date of  approximately  $1,502,867,687.  The Sponsor  does not  originate or service any of the residential mortgage loans that it securitizes.

                                                              THE SELLER

         NIC WL II LLC (the  "Seller")  is a  wholly-owned  subsidiary  of the  Sponsor.  The  Seller is a Delaware  limited  liability company  which was formed in March  2007.  The Seller  purchased  the  Mortgage  Loans from the  Originator  pursuant  to the  Purchase
Agreement.  The Seller currently has no material assets other than the Mortgage Loans.

                                                 THE MASTER SERVICER AND THE SERVICER

         Wells Fargo Bank

         Wells Fargo Bank,  N.A.  ("Wells Fargo Bank") will act as Custodian,  the  Securities  Administrator  and the Master  Servicer
under the Agreements.  Wells Fargo Bank is a national  banking  association and a wholly-owned  subsidiary of Wells Fargo & Company.  A diversified  financial  services company with  approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of
December 31, 2006, Wells Fargo & Company is a U.S. bank holding company,  providing banking,  insurance,  trust,  mortgage and consumer finance services  throughout the United States and  internationally.  Wells Fargo Bank provides retail and commercial  banking services and corporate trust, custody, securities lending,  securities transfer, cash management,  investment management and other financial and fiduciary  services.  The Depositor and the Sponsor may maintain banking and other commercial  relationships  with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains  principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland
21045-1951  (among other locations) and its office for certificate  transfer  services is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479.

         Wells  Fargo  Bank's  assessment  of  compliance  with  applicable  servicing  criteria  relating to its  provision  of master servicing,  trustee,  securities  administration  and paying agent  services for the twelve months ended  December 31, 2006,  furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i)  servicing  criteria during that reporting  period.  The assessment of compliance  indicates that certain monthly investor or remittance  reports included errors in the calculation  and/or the reporting of  delinquencies  for the related pool assets,  which errors may or may not have been material,  and that all such errors were the result of data  processing  errors and/or the mistaken  interpretation  of data provided by other parties participating  in the servicing  function.  The  assessment  further  states that all necessary  adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures

         Wells Fargo Bank serves or has served  within the past two years as loan file  custodian for various  mortgage  loans owned by the Sponsor or an  affiliate  of the Sponsor and  anticipates  that one or more of those  mortgage  loans may be included in the Trust.
The  terms  of any  custodial  agreement  under  which  those  services  are  provided  by  Wells  Fargo  Bank  are  customary  for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         The Master Servicer

         Wells Fargo Bank will act as Master  Servicer  pursuant  to the Sale and  Servicing  Agreement.  The Master  Servicer  will be responsible  for the aggregation of monthly  servicer  reports and remittances and for the oversight of the performance of the Servicer under the terms of the Sale and Servicing  Agreement.  In particular,  the Master Servicer will  independently  calculate  monthly loan balances  based on servicer  data,  compare its results to servicer  loan-level  reports  and  reconciles  any  discrepancies  with the
Servicer.  The Master  Servicer  will also  review the  servicing  of  defaulted  loans for  compliance  with the terms of the Sale and
Servicing  Agreement.  In addition,  upon the occurrence of certain servicer events of default under the Sale and Servicing  Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against the Servicer.

         Wells Fargo Bank has been engaged in the business of master  servicing  since June 30,  1995.  As of December 31, 2006,  Wells
Fargo Bank was acting as master servicer for  approximately  1,427 series of residential  mortgage-backed  securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served  within the past two years as  warehouse  master  servicer  for various  mortgage  loans owned by affiliates of the Depositor.  The terms of the warehouse  master  servicing  agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The Servicer

         Primary  servicing  of the mortgage  loans will be provided for by  Nationstar  Mortgage LLC in  accordance  with the Sale and
Servicing  Agreement.  The Servicer will be responsible for the primary servicing of the mortgage loans and the Master Servicer will be required to monitor its  performance.  In the event of a default by the Servicer  under the Sale and  Servicing  Agreement,  the Master
Servicer  will be required to enforce any remedies  against the  Servicer  and shall  either find a successor  servicer or shall assume primary servicing obligations for the mortgage loans itself.

         General

         The Servicer,  Nationstar  Mortgage LLC, a Delaware  limited  liability  company,  which we sometimes refer to as "Nationstar
Mortgage",  is a sub prime  mortgage  lender formed in 1994 that engages in  originating  primarily  non-conforming  home equity loans, through five major origination  sources.  The Nationstar Mortgage was originally named Nova Credit Corporation and was headquartered in
Denver,  Colorado.  In the first calendar quarter of 1997,  Nationstar Mortgage's operations were moved to Dallas, Texas and Nationstar
Mortgage underwent a reorganization and the hiring of a new management team. In April 1997,  Nationstar  Mortgage's name was changed to
Centex Credit  Corporation.  In September of 2001,  Nationstar  Mortgage merged into its  wholly-owned  subsidiary,  Centex Home Equity
Company,  LLC, a Delaware limited liability  company,  with Centex Home Equity Company,  LLC becoming the surviving entity. On July 11,
2006, Centex Financial Services,  LLC sold Centex Home Equity Company,  LLC to FIF HE Holdings LLC, an affiliate of Fortress Investment
Group LLC.  Pursuant to such sale,  FIF HE Holdings  LLC became the sole  equityholder  of Centex Home Equity  Company,  LLC and Centex
Home Equity  Company,  LLC's name was changed to  Nationstar  Mortgage LLC. In addition,  the name of CHEC Funding,  LLC was changed to
Nationstar Funding LLC. Fortress  Investment Group LLC is a global alternative  investment and asset management firm. In addition,  the
Servicer is an affiliate of the Sponsor, the Seller and the Issuing Entity.

         Nationstar  Mortgage's  executive  offices are located at 350 Highland Drive,  Lewisville,  TX 75067.  Its telephone number is
(469)  549-2000.  Nationstar  Mortgage has  centralized its  underwriting,  servicing and quality  control  functions in its Lewisville office. The Lewisville office is located at 350 Highland Drive, Lewisville, Texas, 75067.

         Servicing

         General.  Nationstar  Mortgage has been  servicing  loans since March 1997,  when it assumed the default  management  cycle of loans  previously  handled by CTX  Mortgage  Company,  LLC,  a  seller/servicer  of  primarily  conforming  mortgage  loans.  Servicing encompasses,  among other activities,  the following processes:  billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance,  recovery of delinquent installments,  instituting foreclosure and liquidation of the underlying  collateral.  Nationstar  Mortgage's  most current rating as a residential  subprime loan servicer is
"RPS2" by Fitch  Ratings,  dated  November 14, 2006.  Nationstar  Mortgage was ranked "above  average" as a  residential  subprime loan servicer by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. in December 2004.

         Nationstar  Mortgage services all loans in its Lewisville,  Texas servicing  facility using a mid-range AS-400 based servicing platform,  known as LSAMS,  for which it  purchased a separate  user license in August of 1997.  The LSAMS  system is also  employed by other large servicers in the subprime and prime mortgage loan  industries.  Nationstar  Mortgage has purchased an additional  servicing system from London Bridge  Corporation,  known as FORTRACS.  This event-tracking  system,  working in tandem with LSAMS, can separately track (i) mortgaged  properties in foreclosure,  (ii) borrower  bankruptcies and (iii) mortgaged  properties acquired by foreclosure or otherwise in connection  with defaulted home equity loans  (commonly  referred to as REO  property).  FORTRACS has generally  increased
Nationstar Mortgage's ability to track and monitor loans in the default process.

         Nationstar  Mortgage's  operating and compliance  policies and procedures are published on its intranet  system and updated to comply with state and federal legal and regulatory requirements.

         Nationstar  Mortgage's  default  management  policy has been  designed to identify  collection  problems so as to facilitate a prompt  response to the  delinquent  borrower's  situation.  Early  identification  of a significant  collection  problem is especially critical in the subprime mortgage environment.

         Borrowers  are mailed a monthly  billing  statement  approximately  two weeks  prior to their  payment's  scheduled  due date.
Collection  activity  on an account  begins as soon as five days  after the  scheduled  due date if a payment  is not made.  Nationstar
Mortgage uses a custom  behavioral  risk scoring model to prioritize  the calling of customers in the early stages of  delinquency  and utilizes a Davox predictive  power dialer to assist with  productivity of calls. New loans that do not perform in accordance with their loan terms are  specifically  identified  for  collection  work  performed by managers and, if necessary,  the  originating  operation.
Notices and special collection letters are used in the normal collection process.

         The collection  strategy is to determine the facts  surrounding the  delinquency,  obtain customer  agreement for the solution and attempt to preclude  future  delinquency  on the part of the borrower.  Generally,  when a promise for payment is obtained from the borrower by the  collector,  LSAMS will target the loan in the "queue" for the date of the  promised  payment.  If the payment is made, the account is removed from the  collection  queue.  If the  arrangement  for payment was not kept, the loan is placed back in the call route for the  collector  to contact and follow up on the  previous  arrangements  for  payment.  If the  payment is  received  per the arrangements  and no future promise or target dates are noted on LSAMS,  the loan will be removed from the collection  cycle unless the account becomes delinquent in the future.

         Generally,  when a loan appears in the LSAMS default  management  system, the collector will telephone the borrower to discuss the past due payment situation.  Standard collection form letters,  approved by Nationstar  Mortgage's legal department,  are generally utilized in conjunction with telephone  calling,  in order to reach the delinquent  borrower.  Documentation of collection  activity is critically important in the default management process.  Collectors have access on LSAMS to borrower  demographics,  telephone numbers, loan payment  history and all previous  collection  notes,  to assist in the  collection of a past due account.  Nationstar  Mortgage's policy requires that managers in the collection  department  monitor the collectors' work on LSAMS and offer them appropriate  guidance and training.

         Nationstar  Mortgage's policy is to send out a notice of demand when an account is classified as a 60-day delinquent  account.
This may be done sooner if the circumstances of a particular  account indicate that legal action appears likely.  This letter will give the  customer 30 days'  notice of  Nationstar  Mortgage's  intent to initiate  foreclosure  action on the loan.  If an  alternative  to foreclosure  is  appropriate,  a  recommended  course of action  will be  prescribed  by senior  servicing  management.  Servicing  and collection  practices  regarding the liquidation of properties  (e.g.,  foreclosure)  and the rights of the borrower vary from state to state.

         Prior to bidding at a  foreclosure  sale,  Nationstar  Mortgage  performs an in-depth  market value  analysis of the mortgaged property on all defaulted loans. This analysis which is performed by the appraisal review  department,  includes a current appraisal or broker price opinion of the mortgaged  property  conducted by an independent  vendor from  Nationstar  Mortgage's  approved  network of appraisers or real estate  brokers.  Nationstar  Mortgage uses the market value analysis to develop its strategy for bidding,  repairs, and sale of the property.

         If  Nationstar  Mortgage  acquires  title to a  property  at a  foreclosure  sale or through  other  means,  the REO  property department  immediately  begins  working on the file by  obtaining  at least two local real estate  brokers to inspect the property and provide an estimate of repairs needed and a recommended  list price.  Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

         If the property is not vacated when it is acquired,  a local attorney will be hired to commence eviction  proceedings or small cash incentives may be offered the customer to vacate the property in marketable  condition.  Once it has listed a foreclosed property, the REO  property  department  will follow up closely  with the listing  agent to ensure that the  collateral  is secure and that it is being aggressively marketed.

         The REO sales team markets  properties  through a network of over 2,000  approved  real estate  brokers.  Nationstar  Mortgage utilizes an online purchase offer management  system to track and respond promptly to offers submitted by the real estate brokers.  The
REO closing department handles all paperwork  required to transfer the property in the final sale.  Nationstar  Mortgage's REO policies and procedures support expeditious disposition of REO property to maximize recovery.

         If a loan is  liquidated  for less than its unpaid  principal  balance plus accrued  interest,  reimbursement  of  liquidation expenses and servicer advances,  or if Nationstar  Mortgage  determines that a delinquent loan is nonrecoverable,  a realized loss will be incurred.  A separate loss  recovery unit is  responsible  for pursuing  deficiency  balances  after  completion of the  foreclosure action.  This unit evaluates relevant  information on loans that resulted in a realized loss,  searches for recovery  opportunities and attempts recovery of funds through various collection methods.

         Nationstar  Mortgage will exercise its  discretion  consistent  with customary  servicing  procedures and its rights under the relevant  servicing  agreements,  with respect to the enforcement and servicing of loans in such manner as will maximize the receipt of principal and interest,  including but not limited to the waiver of ancillary fees, such as late charges and prepayment penalties,  and the modification of the loans.

         Nationstar  Mortgage will not agree to any modification,  waiver or amendment of any provision of any loan unless, in its good faith judgment,  the  modification,  waiver or amendment will minimize the loss that might otherwise be experienced with respect to the loan,  but only in the event of a payment  default with respect to the loan or in the event that a payment  default with respect to the loan is reasonably  foreseeable by Nationstar  Mortgage.  However,  with respect to loans held in Nationstar  Mortgage  -sponsored term securitizations,  no such  modification,  waiver or  amendment  may extend the  maturity  date of the loan  beyond the date that is six months after the latest final  scheduled  payment date of the classes of offered  securities of the related  issuing entity that remain outstanding.  In addition,  Nationstar Mortgage may modify, waive or amend any provision of a loan if required to do so by statute or a court of competent jurisdiction.

         Nationstar  Mortgage  outsources  the tracking and follow-up on  homeowners  and flood  insurance  for loans without  escrows.
Nationstar  Mortgage  follows an  established  process of sending  Nationstar  Mortgage  -approved  letters  notifying  the customer of non-receipt  of proof of  insurance  renewal.  This  three-letter  process is  supplemented  with phone  calls made to the  homeowner's insurance  agent.  If proof of  insurance  has still not been  received  following  this  process,  Nationstar  Mortgage  will obtain a collateral  protection  insurance  policy on the borrower's  behalf and at the  borrower's  expense.  Nationstar  Mortgage has a master policy with the collateral  protection  insurance provider,  which protects against errors and omissions with a blanket policy covering
Nationstar  Mortgage's  balance on the loan.  For property  taxes on loans without  escrows,  Nationstar  Mortgage  obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

         Nationstar  Mortgage  offers full tax and  insurance  escrow  services to its new  customers.  These escrow  services  involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers.

         Nationstar Mortgage, as servicer, reports borrower information monthly to the major credit reporting agencies.

         As of May 18,  2007,  Nationstar  Mortgage  was  exceeding  certain  "servicer  termination  test"  performance  triggers on a
"wrapped"  transaction.  In connection  with the sale of Centex Home Equity Company,  LLC to FIF HE Holdings LLC, the insurers  agreed, subject to certain  conditions,  to waive any  servicer  termination  events  arising  from the change of control of Centex Home Equity
Company,  LLC or certain performance  triggers.  These waivers do not limit the rights of the insurers to remove Nationstar Mortgage as servicer upon the occurrence of any servicer termination event, other than the ones described above.

         Although  Nationstar  Mortgage  has  received  no  notification  of any  intent to remove or replace  it as  servicer  on that transaction,  there can be no assurance that an insurer will not act to remove or replace Nationstar  Mortgage as servicer with respect to any "wrapped" transaction as to which Nationstar Mortgage is exceeding "servicer termination test" triggers.

         Nationstar Mortgage has never been terminated as a servicer on any securitization transaction it has serviced.

         Borrower  Bankruptcy.  Under the Federal  Bankruptcy  Code (Title 11 of the United States Code),  as amended by the Bankruptcy
Amendments and Federal  Judgeship Act of 1984, as well as the Bankruptcy Abuse  Prevention and Consumer  Protection Act, a borrower may be entitled to protection  from both the immediate  foreclosure by Nationstar  Mortgage upon the mortgaged  property and the collection by  Nationstar  Mortgage of past due  payments.  In addition,  a  borrower's  bankruptcy  filing could limit the ability of  Nationstar
Mortgage to seek and secure a deficiency judgment against the borrower where such judgment may be allowed by state law.

         In the case of a Chapter 7 bankruptcy  filing by a borrower,  unless and until  Nationstar  Mortgage  secures a  reaffirmation agreement from the borrower,  the process of collecting  payments on the loan or  foreclosing on the mortgaged  property may be delayed by the filing.  If a  reaffirmation  agreement is executed by the borrower and approved by the bankruptcy  court,  and is not otherwise rejected in the bankruptcy  proceedings,  the borrower may retain the mortgaged property and will be obligated to continue to make loan payments. If the borrower elects not to reaffirm the loan, the borrower is deemed to have surrendered the mortgaged property.

         In addition to filings  under Chapter 7 of the  Bankruptcy  Code,  borrowers  may seek  protection  from  enforcement  of loan obligations  pursuant to Chapter 13 of the  Bankruptcy  Code.  Courts  have broad  discretion  in the  administration  of  bankruptcies pursuant to Chapter 13, including the discretion to restructure the loan by reducing the amount of each monthly  payment,  changing the rate of  interest,  altering  the  repayment  schedule,  forgiving  all or a portion of the loan and  reducing  the  lender's  security interest,  including  classifying  the  lender as an  unsecured  lender,  or making  other  modifications  to the loan the court  deems appropriate.

         Upon  receipt of notice of the filing of a  bankruptcy  by a borrower,  Nationstar  Mortgage  will verify the  validity of the filing by the use of its PACER bankruptcy  reporting  system. In the case of a Chapter 7 bankruptcy  filing, a reaffirmation  agreement will be provided by Nationstar Mortgage to counsel for the borrower.  If the borrower fails to execute a reaffirmation  agreement,  the mortgaged property is deemed surrendered and Nationstar Mortgage may begin the process to recover the property.

         In the case of a Chapter 13 bankruptcy filing,  Nationstar  Mortgage will file a proof of claim to protect the loan amount and secured nature of the claim. If a borrower fails to make post-petition  mortgage payments,  or plan payments of arrearages,  during the pendency  of a Chapter 13  bankruptcy,  Nationstar  Mortgage  will seek  relief  from the  automatic  stay and  proceed to recover  the mortgaged property.

         Material Changes in Servicing  Procedures.  There have been no material changes to Nationstar  Mortgage's  servicing  policies and procedures during the past three years.

                                                       MORTGAGE LOAN ORIGINATION

General

         All of the mortgage loans were originated or acquired by Fremont Investment & Loan.

The Originator

         The  information  set forth in the  following  paragraphs  with  regard  to  Fremont  Investment &  Loan  ("Fremont")  and its
underwriting standards has been provided by Fremont.

         Fremont is a California  industrial bank  headquartered in Brea,  California and is an indirect  subsidiary of Fremont General
Corporation ("Fremont General"), a financial services holding company listed on the New York Stock Exchange.

         Recent Events

         Cease and Desist Order.  On March 7, 2007,  Fremont  General  announced  that it, Fremont and Fremont  General's  wholly owned subsidiary,  Fremont General Credit Corporation,  have consented to the terms of a cease and desist order issued by the Federal Deposit
Insurance  Corporation on March 7, 2007 without admitting to the allegations  contained  therein.  The cease and desist order requires, among other things, Fremont to cease and desist from the following:

              o   Operating with management whose policies and practices are detrimental to Fremont;

              o   Operating  Fremont  without  effective  risk  management  policies and  procedures  in place in relation to Fremont's brokered subprime mortgage lending and commercial real estate construction lending businesses;

              o   Operating  with  inadequate  underwriting  criteria and excessive  risk in relation to the kind and quality of assets held by Fremont;

              o   Operating without an accurate,  rigorous and properly  documented  methodology  concerning its allowance for loan and lease losses;

              o   Operating with a large volume of poor quality loans;

              o   Engaging in unsatisfactory lending practices;

              o   Operating with inadequate capital in relation to the kind and quality of assets held by Fremont;

              o   Operating with inadequate  provisions for liquidity in relation to the volatility of Fremont's business lines and the kind and quality of assets held by Fremont;

              o   Marketing and extending  adjustable-rate mortgage products to subprime borrowers in an unsafe and unsound manner that greatly  increases the risk that borrowers will default on the loans or otherwise cause losses to Fremont,  including
                  (1)  adjustable-rate  mortgage  products  that  qualify  borrowers  for loans with low initial  payments  based on an introductory rate that will expire after an initial period,  without adequate  analysis of the borrower's  ability to repay at the fully  indexed  rate,  (2)  adjustable-rate  mortgage  products  containing  features  likely to require frequent  refinancing  to  maintain  affordable  monthly  payment  or to  avoid  foreclosure,  and (3)  loans or loan arrangements with loan-to-value ratios approaching or exceeding 100 percent of the value of the collateral;

              o   Making mortgage loans without  adequately  considering the borrower's  ability to repay the mortgage according to its terms; and

              o   Operating  inconsistently with the Federal Deposit Insurance  Corporation's  Interagency Advisory on Mortgage Banking
                  and Interagency Expanded Guidance for Subprime Lending Programs.

         Limited  Financial  Information  relating to  Fremont.  Pursuant to a Form  12b-25  filed on March 2, 2007,  Fremont  General, announced  that it was delaying the filing of its Annual Report on Form 10-K for the fiscal year ended  December 31, 2006.  Pursuant to a Form 8-K filed on March 16, 2007,  Fremont  General  announced  that it would not file its Annual  Report on Form 10-K for the fiscal year ended  December 31, 2006 before its extended  deadline of March 16, 2007. On April 2, 2007,  Fremont  General  announced in a Form
8-K filed with the Securities  Exchange  Commission that, Grant Thornton LLP ("Grant  Thornton")  resigned from its position as Fremont
General's  independent  registered  public  accounting  firm on March 27, 2007. On April 24, 2007, the audit  committee of the board of directors  of Fremont  General  announced  that it has  engaged  Squar,  Milner,  Peterson,  Miranda &  Williamson  as its  independent accounting  firm , engaged to complete  the audit of the  financial  statements  of Fremont  General (and its  subsidiaries,  including
Fremont)  for the year ended  December  31,  2006.  As of the date  hereof,  Fremont has not  finalized  the  reports of its  financial operations for the year ended 2006 and consequently, current financial information relating to Fremont is unavailable at this time.

         Exit from  Subprime  Residential  Lending  Business,  Sale of  Residential  Servicing  Platform  and Sale of  Commercial  Loan
Operations.  On March 2, 2007,  Fremont  General  also  announced  that,  in light of the current  operating  environment  for subprime mortgage lenders and recent  legislative and regulatory  events,  Fremont intends to exit its subprime  residential real estate lending business.  Pursuant to Form 8-K's filed on March 21, 2007 and April 16, 2007,  Fremont General  announced that Fremont had entered into whole loan sale agreements with respect to the sale of the majority of its subprime  residential  mortgage loans in an aggregate amount of  approximately  $6.9 billion to various buyers,  resulting in an expected  pre-tax loss of $240 million.  In addition,  on April 16,
2007,  Fremont  General  announced  that it had  entered  into a letter of  intent to sell  Fremont's  subprime  residential  servicing platform,  as well as a portion of Fremont's  subprime loan  origination  platform.  Fremont also announced on May 21, 2007 that it had entered into  definitive  agreements to sell the  commercial  real estate lending  business of Fremont.  There can be no assurance that
Fremont General or its affiliates  will complete the  above-referenced  transactions,  or if completed,  that any previously  disclosed terms will not be changed or materially altered.

         Sale of Minority  Interest and Appointment of New Management.  On May 21, 2007,  Fremont General announced that it had entered into an agreement for the sale of a minority  stake in Fremont  General to an investor  group led by Gerald J. Ford and that,  he, Carl
B. Webb and J. Randy  Staff were to become  Chairman,  CEO and CFO,  respectively,  of Fremont  General  and  Fremont.  The sale of the minority interest is subject to regulatory approval.

         Servicer Rating Actions.  In addition,  on March 5, 2007, Moody's Investors Service,  Inc.  downgraded  Fremont's  residential primary  servicer  rating for  subprime  mortgage  loans to "SQ4+" from "SQ3+" and placed  such rating on review for  possible  further downgrade and on March 6, 2007, Fitch Ratings,  Inc.  downgraded  Fremont's  residential  primary servicer rating for subprime mortgage loans to "RPS4" from  "RPS3+" and placed  such  rating on "Watch  Negative",  indicating  that  further  downgrades  of such rating are possible.

         See "Risk Factors-Recent Developments" in this free writing prospectus.

         Originations

         Prior to the date of the Order,  Fremont  operated  wholesale  residential  real estate  loan  production  offices  located in
Anaheim,  California;  Concord,  California;  Downers  Grove,  Illinois;  Westchester  County,  New York; and Tampa,  Florida.  Fremont
conducted  business in 45 states and the District of Columbia and its primary  source of  originations  was through  licensed  mortgage brokers.  As part of its  residential  subprime  mortgage loan  origination  program,  Fremont  either sold its mortgage loans to third parties in whole loan sales  transactions,  transferred such loans in connection with a securitization,  or retained the loans for long term investment.  Fremont no longer originates subprime residential real estate loans.

         Fremont began originating subprime  residential  mortgage loans in May 1994 and prior to the date of the Order,  substantially all of its residential mortgage loan originations  consisted of subprime mortgage loans.  Fremont's subprime  residential  originations totaled approximately $6.94 billion,  $13.74 billion,  $23.91 billion and $36.24 billion for the years ended 2002, 2003, 2004 and 2005, respectively,  and  approximately  $25.84 billion for the first nine months ended  September 30,  2006.  Since March 2007,  Fremont has only  originated a limited number of mortgage loans,  and as disclosed  above,  has announced that it is exiting the subprime  mortgage origination business and has entered into a letter of intent to sell certain portions of its origination platform.

         Underwriting Guidelines

         All of the mortgage  loans were  originated or acquired by Fremont,  generally in accordance  with the  underwriting  criteria described in this section.  This summary does not purport to be a complete  description of the underwriting  guidelines used by Fremont to originate the mortgage loans.

         During the second  quarter of 2006,  Fremont made several  changes to its loan  origination  guidelines  with the objective of improving the  performance of its mortgage  loans.  The mortgage loans  originated  under the guidelines  previously in effect began to
experience  increased  levels  of  delinquencies,   foreclosures  and  forbearances.  Such  performance  resulted  in  certain  of  the subordinated  classes of certificates  backed by mortgage loans  originated  under the guidelines  previously in effect to be placed on certain  rating  agency  watch lists with  negative  implications.  For  example,  subprime  mortgage  loans  originated  and  serviced
(including  interim  serviced  solely for the period of interim  servicing)  by Fremont  Investment & Loan  experienced  delinquencies, foreclosures  and  forbearances  of 2.77% (by  scheduled  principal  balance) as of December  31,  2005,  which  increased to 6.39% (by scheduled principal balance) as of September 30, 2006.

         Substantially  all of the  mortgage  loans  were  based on loan  application  packages  submitted  through  licensed  mortgage brokers.  These brokers must have meet minimum  standards set by Fremont  based on an analysis of the following  information  submitted with an application for approval:  applicable state lending license (in good standing),  signed broker  application and agreement,  and signed  broker  authorization.  Once  approved,  licensed  mortgage  brokers  were  eligible  to submit  loan  application  packages in compliance with the terms of a signed broker agreement.

         Mortgage loans were  underwritten  in accordance  with Fremont's  underwriting  programs,  referred to as the Scored  Programs
("Scored Programs"),  subject to various exceptions as described in this section.  Fremont began originating mortgage loans pursuant to
Scored  Programs  in 2001 and the Scored  Programs  were the  exclusive  type of  origination  programs  beginning  in 2004.  Fremont's underwriting  guidelines  were  primarily  intended  to assess the  ability and  willingness  of the  borrower to repay the debt and to evaluate the  adequacy of the  mortgaged  property as  collateral  for the  mortgage  loan.  The Scored  Programs  assessed the risk of default by using credit scores  obtained from third party credit  repositories  along with,  but not limited to, past mortgage  payment history,  seasoning on bankruptcy  and/or  foreclosure and  loan-to-value  ratios as an aid to, not a substitute for, the underwriter's judgment.  All of the mortgage  loans in the mortgage loan pool were  underwritten  with a view toward the resale of the mortgage loans in the secondary mortgage market.

         The Scored  Programs  were  developed  to  simplify  the  origination  process.  In contrast to  assignment  of credit  grades according to traditional  non-agency credit assessment  methods,  i.e.,  mortgage and other credit  delinquencies,  the Scored Programs rely upon a borrower's  credit score,  mortgage  payment history and seasoning on any  bankruptcy/foreclosure  initially to determine a borrower's  likely future credit  performance.  Licensed mortgage brokers are able to access credit scores at the initial phases of the loan  application  process and use the credit  score to  determine  the interest  rates a borrower  may have  qualified  for based upon
Fremont's Scored Programs risk-based pricing matrices.  Final loan terms were subject to approval by Fremont.

         Under the Scored  Programs,  Fremont  required  credit reports for each borrower,  in most instances using the credit score of the primary  borrower (the borrower with the highest  percentage of total  income) to determine  program  eligibility.  However,  under certain programs,  the borrower with the highest credit score was used to determine program  eligibility.  Credit scores were requested from each national credit repository.  For the purpose of determining program eligibility,

         o    if credit scores were available from all three credit repositories, the middle of the three credit scores was used,

         o    if credit scores were available from only two of the repositories, the lower of the two credit scores was used, and

         o    if a single credit score was  available,  the single credit score was used;  however,  potential  borrowers with a single credit score did not qualify for loan amounts in excess of $800,000,  loans with loan-to-value ratios in excess of 90% or
              80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.

         Generally,  the  minimum  applicable  credit  score  allowed  was  500,  however  borrowers  with  no  credit  scores  are not automatically rejected and may have been eligible for certain loan programs in appropriate circumstances.

         All of the mortgage  loans were  underwritten  by Fremont's  underwriters  having the  appropriate  approval  authority.  Each underwriter  was granted a level of authority  commensurate  with their proven  judgment,  experience and credit  skills.  On a case by case basis,  Fremont may have determined that, based upon compensating  factors, a prospective  mortgagor not strictly qualifying under the  underwriting  risk  category  guidelines  described  below was  nonetheless  qualified to receive a loan,  i.e.,  an  underwriting exception.  Compensating  factors may have  included,  but were not  limited to, low  loan-to-value  ratio,  low debt to income  ratio, substantial  liquid assets,  good credit history,  stable  employment and time in residence at the applicant's  current address.  It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

         There were three documentation types, Full Documentation  ("Full  Documentation"),  Easy Documentation ("Easy  Documentation")
and Stated Income ("Stated Income").  Fremont's  underwriters  verified the income of each applicant under various  documentation types as follows:  under Full  Documentation,  applicants were generally required to submit  verification of stable income for the periods of one to two years preceding the application dependent on credit profile;  under Easy Documentation,  the borrower was qualified based on verification  of adequate cash flow by means of personal or business bank  statements;  under Stated Income,  applicants were qualified based on monthly income as stated on the mortgage  application.  The income was not verified under the Stated Income program;  however, the income stated must have been reasonable and customary for the applicant's line of work.

         Fremont  originated loans secured by 1-4 unit residential  properties made to eligible  borrowers with a vested fee simple (or in some cases a leasehold)  interest in the property.  Fremont's  underwriting  guidelines  were applied in accordance with a procedure which complies with  applicable  federal and state laws and  regulations  and required an appraisal of the mortgaged  property,  and if appropriate,  a review appraisal.  Generally,  initial appraisals were provided by qualified  independent  appraisers licensed in their respective  states.  Review  appraisals may have only been provided by appraisers  approved by Fremont.  In some cases,  Fremont relied on a statistical  appraisal  methodology provided by a third-party.  Qualified  independent  appraisers must have met minimum standards of  licensing  and provide  errors and  omissions  insurance in states  where it was  required to become  approved to do business  with
Fremont.  Each uniform  residential  appraisal  report included a market data analysis based on recent sales of comparable homes in the area and, where deemed  appropriate,  replacement  cost analysis  based on the current cost of  constructing a similar home. The review appraisal  may have been a desk review,  field  review or an  automated  valuation  report that  confirmed  or  supported  the original appraiser's value of the mortgaged premises.

         Fremont  required title  insurance on all first  mortgage  loans,  which were secured by liens on real property.  Fremont also required that fire and extended  coverage  casualty  insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever was less.

         Fremont conducted a number of quality control procedures,  including a post-funding  review as well as a full  re-underwriting of a random  selection of loans to assure asset quality.  Under the funding  review,  all loans were reviewed to verify credit grading, documentation  compliance and data accuracy.  Under the asset quality  procedure,  a random selection of each month's  originations was reviewed.  The loan review  confirmed the existence  and accuracy of legal  documents,  credit  documentation,  appraisal  analysis and underwriting  decision.  A report  detailing  review  findings and level of error was sent monthly to each loan  production  office for response.  The review findings and branch  responses were then reviewed by Fremont's senior  management.  Adverse findings were tracked monthly.

         Balloon Loans.  Beginning in  September 2005,  Fremont began originating  certain mortgage loans that did not provide for full amortization  prior to  maturity,  where the  payment of any  remaining  unamortized  principal  balance was due in a single or balloon payment at maturity.  Initially,  these  balloon loans were  originated by Fremont  provide for  amortization  of principal  based on a
40 year period with a term to maturity of 30 years ("40/30 Loans").  Starting in August 2006,  Fremont began originating  balloon loans that provide for amortization of principal based on a 50 year period with a term to maturity of 30 years ("50/30 Loans").

         Second Lien Mortgage  Loans.  Fremont had two programs for the  origination of second lien mortgage  loans.  The programs were limited to loans that were  originated  contemporaneously  with the  origination of a loan secured by a first lien.  Fremont  announced that it had discontinued  both programs in January 2007;  however the mortgage loan pool includes second lien loans originated prior to such date.

         The first  program  allowed for loans with up to 5% loan to value and maximum  combined  loan to values of 95%.  This  program was limited to borrowers  with minimum  credit scores of 600,  credit grades of at least "C" and debt to income ratios not greater than
50%.  Permissible  loan  balances for this  program  were from $15,000 to $44,444.  The maximum term on these loans was 10 to 30 years;
provided,  that a 15 year  amortization  term was available only for Full  Documentation or Easy  Documentation  loans with an original loan balance of $15,000 or greater.  Terms over 15 years were available only for Full  Documentation or Easy  Documentation  loans with an original loan balance of $25,000 or greater.  Loans under this program were available for "owner  occupied" or "non-owner  occupied"
properties.

         The second program was for borrowers  with minimum  credit scores of 600. This program  allowed for loans of up to 20% loan to value and 100%  maximum  combined  loan to values and was  limited to  borrowers  in credit  grades of "A+" and "A" and debt ratios not greater  than 50%.  Permissible  loan  balances for this program were from  $15,000 to  $200,000.  Combined  loan  balances  (first and second lien mortgage loans) of up to $1,000,000 were allowed to borrowers  under Full  Documentation  that had credit scores of 600 and greater or Stated  Documentation loans that had credit scores of 640 and greater.  In addition,  permissible loan balances from $15,000 to $250,000  were allowed for Full  Documentation  borrowers  with credit scores of 640 or greater.  Combined loan balances  (first and second lien mortgage  loans) of up to $1,250,000  were allowed.  The loans were  available  with  amortization  terms of 10, 15, 20 and
30 years,  however loan  balances  must have been at least  $25,000 to qualify for an  amortization  term of 20 years or longer.  Rural properties and properties in Alaska were not allowed under this program.

         Risk Categories

         Fremont's underwriting guidelines under the Scored Programs with respect to each rating category generally required:

         o    debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 95% or less, however,  debt to income ratios of 50% or less are required on loan-to-value ratios greater than 95%;

         o    applicants had a credit score of at least 500;

         o    that no liens or judgments  affecting  title may remain open after the funding of the loan,  other than liens in favor of the internal revenue service that were subordinated to the loan; and

         o    that any  collection,  charge-off,  or judgment not affecting  title that was less than 1 year old must have been paid in connection with closing if either its balance was greater than $1,000 or the aggregate  balances of all such collections, charge-offs or judgments were greater than $2,500.

         In addition, the various risk categories generally had the following criteria for borrower eligibility:

         "AA." Under the "AA" category,  an applicant must have had no 30-day late mortgage  payments  within the last 12 months and it must have been at least 24  months  since  discharge  of any  Chapter 7  or  Chapter 13  bankruptcy  and/or  foreclosure.  The  maximum loan-to-value  ratio was 95%. The maximum  permitted  loan-to-value  ratio was reduced for:  reduced  income  documentation,  non-owner occupied  properties,  properties  with 3-4 units,  properties  with rural  characteristics.  The minimum Credit Score was 620 for Full
Documentation and Easy Documentation and 640 for Stated documentation loans.

         "A+." Under the "A+" category,  an applicant must have had no 30-day late mortgage  payments  within the last 12 months and it must have been at least 24  months  since  discharge  of any  Chapter 7  or  Chapter 13  bankruptcy  and/or  foreclosure.  The  maximum loan-to-value  ratio was 100% with a minimum credit score of 600. The maximum  permitted  loan-to-value  ratio was reduced for: reduced income  documentation,  non-owner occupied  properties,  properties with 3-4 units,  properties with rural  characteristics,  or credit scores below 600.

         "A." Under the "A"  category,  an applicant  must have had not more than one 30-day late mortgage  payment  within the last 12 months and it must have been at least 24 months since  discharge of any  Chapter 7 or Chapter 13  bankruptcy  and/or  foreclosure.  The maximum  loan-to-value  ratio was 100% with a minimum credit score of 600. The maximum permitted  loan-to-value  ratio was reduced for:
reduced income  documentation,  non-owner occupied properties,  properties with 3-4 units,  properties with rural  characteristics,  or credit scores below 600.

         "A-." Under the "A-" category,  an applicant must have had not more than three 30-day late mortgage  payments  within the last
12 months and it must have been at least 24 months since discharge of any Chapter 7 or Chapter 13  bankruptcy and/or  foreclosure.  The maximum  loan-to-value  ratio was 90% with a minimum credit score of 550. The maximum  permitted  loan-to-value  ratio was reduced for:
reduced income  documentation,  non-owner occupied properties,  properties with 3-4 units,  properties with rural  characteristics,  or credit scores below 550.

         "B." Under the "B"  category,  an applicant  must have had not more than one 60-day late mortgage  payment  within the last 12 months and it must have been at least 18 months since  discharge of any  Chapter 7 or Chapter 13  bankruptcy  and/or  foreclosure.  The maximum  loan-to-value  ratio was 90% with a credit score of 550. The maximum  permitted  loan-to-value  ratio was reduced for: reduced income  documentation,  non-owner occupied  properties,  properties with 3-4 units,  properties with rural  characteristics,  or credit scores below 550.

         "C." Under the "C"  category,  an  applicant  must not have been more than  90 days  delinquent  with  respect to its  current mortgage  payment  and it must  have  been at least 12  months  since  discharge  of any  Chapter 7  or  Chapter 13  bankruptcy  and/or foreclosure.  The  maximum  permitted  loan-to-value  ratio  was 85%  with a  minimum  credit  score  of  580.  The  maximum  permitted loan-to-value  ratio was reduced for:  reduced income  documentation,  non-owner  occupied  properties,  properties  with 3-4 units, or properties with rural characteristics.

         "C-." Under the "C-"  category,  an applicant  must not have been more than  150 days  delinquent  with respect to its current mortgage payment and it must not have been subject of a Chapter 7 or Chapter 13  bankruptcy and/or  foreclosure.  The maximum permitted loan-to-value  ratio was 70% with a minimum credit score of 500. The maximum  permitted  loan-to-value  ratio was reduced for:  reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

         "D." Under the "D"  category,  an  applicant  must not have been more than  180 days  delinquent  with  respect to its current mortgage payment.  Any Chapter 7 or Chapter 13  bankruptcy  proceedings  and/or  foreclosure  actions must have been paid in connection with  closing.  The  maximum  permitted  loan-to-value  ratio  was 65% with a  minimum  credit  score  of 500.  The  maximum  permitted loan-to-value ratio was reduced to 60% if the property was currently subject to foreclosure proceedings.

                                                       DESCRIPTION OF THE NOTES

         General

         The Newcastle Mortgage  Securities Trust,  Mortgage-Backed  Notes, Series 2007-1 will consist of fifteen classes of Notes. The
Class 1-A-1,  Class 2-A-1,  Class 2-A-2,  Class 2-A-3,  Class 2-A-4,  Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
Class M-7,  Class M-8,  Class M-9 and Class M-10 Notes,  referred to in this free  writing  prospectus  collectively  as the  "Offered
Notes", are offered by this free writing  prospectus.  The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes are
also referred to in this free writing  prospectus  collectively as the "Senior Notes" or the "Class A Notes." The Class M-1, Class M-2,
Class M-3, Class M-4,  Class M-5,  Class M-6,  Class M-7, Class M-8 Notes,  Class M-9 and Class M-10 Notes are referred to in this free writing  prospectus  collectively  as the  "Class M Notes" or the  "Subordinate  Notes."  The  Issuing  Entity  will also  issue  trust certificates  referred to in this free writing prospectus as the Owner Trust  Certificates,  which are not offered by this free writing prospectus.

         The Class 1-A-1,  Class 2-A-1,  Class 2-A-2,  Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes,  referred to collectively  as the "Notes",  will be issued pursuant to the Indenture.  Set forth below are summaries of the material terms and provisions  pursuant to which the Offered Notes will be issued.
The following  summaries are subject to, and are qualified in their  entirety by reference to, the  provisions of the  Indenture.  When particular  provisions or terms used in the  Indenture  are referred to, the actual  provisions  (including  definitions  of terms) are incorporated by reference.

         The Notes will be issued by the Issuing Entity, the assets of which on the Closing Date will consist of the following:

         o    all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes,  mortgages and other related  documents,  including all interest and principal due with respect to the mortgage  loans after the Cut-off
              Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

         o    any mortgaged  properties acquired on behalf of the Issuing Entity by foreclosure or by deed in lieu of foreclosure,  and any revenues received thereon,

         o    the rights of the Depositor under the Assignment Agreement among the Depositor, the Seller  and the Originator,

         o    such assets  relating to the  mortgage  loans as from time to time may be held in the  Collection  Accounts  and the Note
              Account, and

         o    any proceeds of the foregoing.

         Each class of Notes will have the  approximate  initial Note Principal  Balance as set forth on the cover hereof and will have the Note Interest Rate determined as provided under "Summary of free writing  prospectus-Description  of the Notes-Note Interest Rates"
and "Description of Notes-Interest Payments" in this free writing prospectus.

         Payments on the Offered  Notes will be made on the 25th day of each month,  or, if such day is not a business day, on the next succeeding business day, beginning in July 2007, and referred to in this free writing prospectus as a Payment Date.

         For each class of Offered Notes,  $25,000 and multiples of $1.00 in excess thereof,  except that one certificate of each class may be issued in the remainder of the class.

         Book-Entry Notes

         The Offered  Notes will  initially be issued in  book-entry  form and are referred to in this free writing  prospectus  as the
Book-entry  Notes.  Holders of the Book-entry Notes may elect to hold their Notes through the Depository Trust Company,  referred to in this free writing  prospectus as DTC, in the United States, or Clearstream  Banking,  société anonyme,  formerly known as Cedelbank SA, or Clearstream,  or Euroclear,  in Europe if they are  participants of their systems,  or indirectly  through  organizations  which are participants  in their  systems.  The Book-entry  Notes will be issued in one or more  securities  which equal the aggregate  principal balance of the Notes and will  initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream  and Euroclear  will hold omnibus positions on behalf of their participants  through customers'  securities  accounts in Clearstream's and Euroclear's names on the  books of their  respective  depositaries  which in turn  will hold the  positions  in  customers'  securities  accounts  in the depositaries' names on the books of DTC. Investors may hold the beneficial  interests in the Book-entry Notes in minimum  denominations of $25,000  and  integral  multiples  of $1.00 in excess  thereof  provided  that one Note of each of these  classes may be issued in a different Note  Principal  Balance to accommodate  the remainder of the Note  Principal  Balance of the Notes of such class.  Except as described  below,  no  beneficial  owner of the  Book-entry  Notes will be entitled to receive a physical  note,  or  definitive  note, representing  the security.  Unless and until  definitive  notes are issued,  it is anticipated  that the only holder of the Book-entry
Notes will be Cede & Co., as nominee of DTC. Note Owners will not be holders as that term is used in the Agreements.

         The Note  Owner's  ownership  of a  Book-entry  Note will be recorded  on the  records of the  brokerage  firm,  bank,  thrift institution  or other  financial  intermediary  that  maintains  the Note Owner's  account for that  purpose.  In turn,  the  financial intermediary's  ownership  of the  Book-entry  Notes will be recorded on the  records of DTC, or of a  participating  firm that acts as agent for the financial  intermediary,  whose  interest  will in turn be recorded on the records of DTC, if the Note Owner's  financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Note Owners will receive all payments of principal  and interest on the  Book-entry  Notes from the  Securities  Administrator through DTC and DTC participants.  While the Book-entry Notes are outstanding,  except under the circumstances  described below,  under the DTC rules,  regulations and procedures,  DTC is required to make book-entry transfers among participants on whose behalf it acts in connection  with the  Book-entry  Notes and is required to receive and transmit  payments of principal  and interest on the  Book-entry
Notes.

         Participants  and  indirect  participants  with whom Note  Owners  have  accounts  for notes are  similarly  required  to make book-entry  transfers  and receive and transmit the payments on behalf of their  respective  Note Owners.  Accordingly,  although  Note
Owners will not possess  definitive  notes,  the DTC rules  provide a mechanism by which Note Owners will receive  payments and will be able to transfer their interest.

         Note Owners will not  receive or be entitled to receive  definitive  notes  representing  their  respective  interests  in the
Book-entry Notes,  except under the limited  circumstances  described below.  Unless and until definitive notes are issued, Note Owners who are not  participants  may  transfer  ownership  of  Book-entry  Notes only  through  participants  and  indirect  participants  by instructing the participants and indirect  participants to transfer the Book-entry Notes, by book-entry  transfer,  through DTC for the account of the  purchasers of the Book-entry  Notes,  which account is maintained  with their  respective  participants.  Under the DTC rules and in accordance  with DTC's normal  procedures,  transfers of ownership of notes will be executed  through DTC and the accounts of the respective  participants at DTC will be debited and credited.  Similarly,  the participants and indirect  participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Under a book-entry  format,  Note Owners may experience  delays in their receipt of payments,  since the payments will be made by the Securities  Administrator to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through  Clearstream or Euroclear will be credited to the cash accounts of Clearstream  participants or Euroclear  participants in accordance with the relevant  system's rules and procedures,  to the extent received by the relevant  depository.  The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of financial  intermediaries,  the ability of a Note Owner to pledge  Book-entry  Notes to persons or entities that do not  participate in the depository  system,  or otherwise take actions  relating to the Book-entry  Notes,  may be limited due to the lack of physical notes for the  Book-entry  Notes.  In addition, issuance of the  Book-entry  Notes in book-entry  form may reduce the liquidity of the Book-entry  Notes in the secondary  market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

         DTC has advised the Depositor and the Securities  Administrator  that, unless and until definitive notes are issued,  DTC will take any action  permitted to be taken by a Noteholder  under the Indenture and other  Agreements  only at the direction of one or more financial  intermediaries  to whose DTC accounts the Book-entry Notes are credited,  to the extent that the actions are taken on behalf of financial  intermediaries  whose holdings include the Book-entry Notes.  Clearstream or the Euroclear operator,  as the case may be, will take any other action  permitted to be taken by  Noteholders  under the Indenture and other  Agreements on behalf of a Clearstream participant  or Euroclear  participant  only in accordance  with its relevant  rules and  procedures  and subject to the ability of the relevant  depository  to effect  the  actions on its  behalf  through  DTC.  DTC may take  actions,  at the  direction  of the  related participants, with respect to some notes which conflict with actions taken relating to other notes.

         Definitive  notes will be issued to Note Owners or their nominees,  respectively,  rather than to DTC or its nominee,  only if
(1) the Issuing  Entity  advises the Indenture  Trustee and the  Securities  Administrator  in writing that DTC is no longer willing or able to properly  discharge its  responsibilities  as clearing  agency with respect to the  Book-entry  Notes and the Issuing Entity is unable to locate a qualified  successor  within 30 days; or (2) the Issuing Entity,  at its option,  elects to terminate the book-entry system  through DTC.  Additionally,  after the  occurrence of an Event of Default under the  Indenture,  any Note Owner  materially and adversely  affected  thereby  may,  at its  option,  request  and,  subject  to the  procedures  set forth in the  Indenture  and other
Agreements, receive a definitive note evidencing such Note Owner's fractional undivided interest in the class of notes.

         Upon its receipt of notice of the occurrence of any event described in the  immediately  preceding  paragraph,  the Securities
Administrator  is required to request  that DTC notify all Note Owners  through its  participants  of the  availability  of  definitive notes.  Upon surrender by DTC of the global note or definitive notes  representing the Book-entry Notes and receipt of instructions for re-registration,  the  Securities  Administrator  will  reissue the  Book-entry  Notes as  definitive  notes  issued in the  respective principal  balances owned by individual  Note Owners,  and  thereafter  the Indenture  Trustee will recognize the holders of definitive notes as Noteholders under the Indenture and other Agreements.

         Although DTC,  Clearstream  and Euroclear  have agreed to the foregoing  procedures in order to facilitate  transfers of notes among  participants of DTC,  Clearstream  and Euroclear,  they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this free writing prospectus.

         The Depositor,  the Sponsor,  the Seller, the Master Servicer,  the Securities  Administrator,  the Servicer and the Indenture
Trustee  will have no  liability  for any aspect of the  records  relating  to or  payments  made on account  of  beneficial  ownership interests in the  Book-entry  Notes held by Cede & Co., as nominee for DTC, or for  maintaining,  supervising  or reviewing any records relating to beneficial ownership interests or transfers thereof.

         For additional  information  regarding DTC,  Clearstream,  Euroclear and the Notes, see "Description of the Securities-Form of
Securities" and "-Global Securities" in the base prospectus.

         Payments on the Notes

         On each Payment Date,  the Available  Funds for such Payment Date,  will be distributed  by the  Securities  Administrator  as follows:

         (A)      On each Payment Date, the Group 1 Interest Remittance Amount for such Payment Date will be distributed as follows:

                  first, to the Class 1-A-1 Notes,  the Class Monthly  Interest Amount and any Class Interest  Carryover  Shortfall for
         such class and such Payment Date;

                  second,  to the extent not paid pursuant to priority (B) below, to the Class 2-A-1 Notes,  the Class 2-A-2 Notes, the
         Class 2-A-3  Notes and the Class 2-A-4  Notes,  the related  Class  Monthly  Interest  Amount and any related  Class  Interest
         Carryover  Shortfall for each such class and that Payment Date,  allocated  among each such class of notes on a pro rata basis based on each note's Class Monthly Interest Amount and Class Interest Carryover Shortfall;

         (B)      On each Payment Date, the Group 2 Interest Remittance Amount for such Payment Date will be distributed as follows:

                  first,  to the Class 2-A-1  Notes,  the Class 2-A-2  Notes,  the Class  2-A-3  Notes and the Class 2-A-4  Notes,  the
         related  Class  Monthly  Interest  Amount and any related  Class  Interest  Carryover  Shortfall  for each such class and that
         Payment  Date,  allocated  among each such class of notes on a pro rata basis  based on each  note's  Class  Monthly  Interest
         Amount and Class Interest Carryover Shortfall;

                  second,  to the extent not paid pursuant to priority (A) above, to the Class 1-A-1 Notes,  the Class Monthly Interest
         Amount and any Class Interest Carryover Shortfall for such class and such Payment Date;

         (C)      On each Payment Date, the Interest Remittance Amount remaining for such Payment Date will be distributed as follows:

                  first,  sequentially,  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
         Class M-9 and M-10 Notes, in that order, the Class Monthly Interest Amount for each such class and that Payment Date;

         (D)      On each Payment Date, (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect,  concurrently  as follows:

         (i)      from the Group 1 Principal Remittance Amount,

                  first,  to the Class 1-A-1 Notes,  the Group 1 Principal  Distribution  Amount for that Payment Date  (excluding  any
         Overcollateralization Increase Amount included therein), until the Note Principal Balance thereof has been reduced to zero;

                  second and following the payments  pursuant to priority  (D)(ii) below,  sequentially  to the Class 2-A-1 Notes,  the
         Class  2-A-2  Notes,  the Class  2-A-3  Notes and the Class  2-A-4  Notes,  in that  order,  the  remaining  Group 1 Principal
         Distribution  Amount  (excluding  any  Overcollateralization  Increase  Amount  included  therein)  in  reduction  of the Note
         Principal Balances,  until the Note Principal Balances thereof have been reduced to zero;  provided,  that notwithstanding the foregoing order of priority,  if on any Payment Date, the aggregate Note Principal  Balance of the Subordinate Notes as of the
         day prior to such Payment Date is equal to zero and the  Overcollateralization  Amount for the prior  Payment Date is equal to zero, then such amount shall be paid to the Group 2 Notes, pro rata, based on their respective note principal balances;

         (ii)     from the Group 2 Principal Remittance Amount,

                  first,  sequentially  to the Class  2-A-1  Notes,  the Class 2-A-2  Notes,  the Class 2-A-3 Notes and the Class 2-A-4
         Notes,  in that order,  the Group 2  Principal  Distribution  Amount  (excluding  any  Overcollateralization  Increase  Amount included  therein) in reduction of the Note Principal  Balances,  until the Note Principal  Balances thereof have been reduced to zero;  provided,  that  notwithstanding  the  foregoing  order of priority,  if on any Payment  Date,  the  aggregate  Note
         Principal  Balance  of  the  Subordinate  Notes  as of the  day  prior  to  such  Payment  Date  is  equal  to  zero  and  the
         Overcollateralization  Amount for the prior  Payment  Date is equal to zero,  then such  amount  shall be paid to the  Group 2
         Notes, pro rata, based on their respective note principal balances;

                  second and following the payments  pursuant to priority (D)(i) above, to the Class 1-A-1 Notes, the remaining Group 2
         Principal  Distribution Amount (excluding any  Overcollateralization  Increase Amount included therein) for that Payment Date, until the Note Principal Balance thereof has been reduced to zero;

         (iii)    from the Principal  Remittance  Amount  remaining,  sequentially,  to the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6,  Class M-7,  Class M-8, Class M-9 and M-10 Notes,  in that order,  the Principal  Distribution  Amount  remaining
(excluding any  Overcollateralization  Increase Amount included  therein) in reduction of the Note Principal  Balances,  until the Note
Principal Balances thereof have been reduced to zero;

         (E)      On each  Payment  Date,  (i) on or after  the  Stepdown  Date or (ii) on  which a  Trigger  Event  is not in  effect, concurrently as follows:

         (i)      from the Group 1 Principal Remittance Amount,

                  first, to the Class 1-A-1 Notes,  the Group 1 Senior Principal  Distribution  Amount for that Payment Date, until the
         Note Principal Balance thereof has been reduced to zero;

                  second and following the payments  pursuant to priority  (E)(ii) below,  sequentially  to the Class 2-A-1 Notes,  the
         Class 2-A-2 Notes, the Class 2-A-3 Notes and the Class 2-A-4 Notes, in that order,  the Group 2 Senior Principal  Distribution
         Amount  remaining  unpaid in reduction of the Note Principal  Balances,  until the Note Principal  Balances  thereof have been reduced to zero; provided,  that  notwithstanding the foregoing order of priority,  if on any Payment Date, the aggregate Note
         Principal  Balance  of  the  Subordinate  Notes  as of the  day  prior  to  such  Payment  Date  is  equal  to  zero  and  the
         Overcollateralization  Amount for the prior  Payment  Date is equal to zero,  then such  amount  shall be paid to the  Group 2
         Notes, pro rata, based on their respective note principal balances;

         (ii)     from the Group 2 Principal Remittance Amount,

                  first,  sequentially  to the Class  2-A-1  Notes,  the Class 2-A-2  Notes,  the Class 2-A-3 Notes and the Class 2-A-4
         Notes, in that order,  the Group 2 Senior Principal  Distribution  Amount in reduction of the Note Principal  Balances,  until the Note  Principal  Balances  thereof  have been reduced to zero;  provided,  that  notwithstanding  the  foregoing  order of priority,  if on any Payment Date, the aggregate Note Principal  Balance of the Subordinate  Notes as of the day prior to such
         Payment Date is equal to zero and the  Overcollateralization  Amount for the prior  Payment  Date is equal to zero,  then such amount shall be paid to the Group 2 Notes, pro rata, based on their respective note principal balances;

                  second and following the payments  pursuant to priority  (E)(i) above,  to the Class 1-A-1 Notes,  the Group 1 Senior
         Principal  Distribution  Amount  remaining  unpaid for that Payment Date,  until the Note Principal  Balance  thereof has been reduced to zero;

         (iii)    from the Principal Remittance Amount remaining, as follows first,  to the Class M-1 Notes,  the Class M-1 Principal  Distribution  Amount for such Payment Date,  until the Note
         Principal Balance thereof has been reduced to zero;

                  second,  to the Class M-2 Notes,  the Class M-2 Principal  Distribution  Amount for such Payment Date, until the Note
         Principal Balance thereof has been reduced to zero;

                  third,  to the Class M-3 Notes,  the Class M-3 Principal  Distribution  Amount for such Payment Date,  until the Note
         Principal Balance thereof has been reduced to zero;

                  fourth,  to the Class M-4 Notes,  the Class M-4 Principal  Distribution  Amount for such Payment Date, until the Note
         Principal Balance thereof has been reduced to zero;

                  fifth,  to the Class M-5 Notes,  the Class M-5 Principal  Distribution  Amount for such Payment Date,  until the Note
         Principal Balance thereof has been reduced to zero;

                  sixth,  to the Class M-6 Notes,  the Class M-6 Principal  Distribution  Amount for such Payment Date,  until the Note
         Principal Balance thereof has been reduced to zero;

                  seventh,  to the Class M-7 Notes, the Class M-7 Principal  Distribution  Amount for such Payment Date, until the Note
         Principal Balance thereof has been reduced to zero;

                  eighth,  to the Class M-8 Notes,  the Class M-8 Principal  Distribution  Amount for such Payment Date, until the Note
         Principal Balance thereof has been reduced to zero;

                  ninth,  to the Class M-9 Notes,  the Class M-9 Principal  Distribution  Amount for such Payment Date,  until the Note
         Principal Balance thereof has been reduced to zero; and

                  tenth, to the Class M-10 Notes,  the Class M-10 Principal  Distribution  Amount for such Payment Date, until the Note
         Principal Balance thereof has been reduced to zero;

         (F)      From the Available Funds remaining for such Payment Date as follows:

                  first,  to the Notes,  the  Overcollateralization  Increase  Amount for such Payment Date, in the following  order of priority:

                  (i) the Group 1 Allocation Percentage of the Overcollateralization  Increase Amount to the Group 1 Notes in reduction of the Note Principal Balance, until the Note principal Balance thereof has been reduced to zero;

                  (ii) the Group 2 Allocation Percentage of the  Overcollateralization  Increase Amount to the Group 2 Notes (allocated among such notes in the order of priority set forth in clause (D) above) in reduction of the Note Principal  Balance, until the Note Principal Balances thereof have been reduced to zero;

                  (iii) any  remaining  Overcollateralization  Increase  Amount,  pro rata, to the Group 1 Notes and Group 2 Notes then entitled to principal in reduction of the Note  Principal  Balance,  until the Note Principal  Balances  thereof have been reduced to zero;

                  (iv) any remaining  Overcollateralization  Increase  Amount  sequentially,  to the Class M-1,  Class M-2,  Class M-3,
                  Class M-4,  Class M-5, Class M-6,  Class M-7,  Class M-8,  Class M-9 and M-10 Notes,  in that order,  in each case in reduction of the Note Principal Balance thereof, until the Note Principal Balance thereof has been reduced to zero;

                  second, sequentially,  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
         Class M-9 and M-10 Notes, in that order, in each case, first (a) any related Class Interest  Carryover  Shortfall and then (b)
         any related Allocated Realized Loss Amount;

                  third,  concurrently  and pro rata based on the related  Basis Risk  Shortfall  Amount due to each group,  (i) to the
         Class 1-A-1 Notes,  the related Basis Risk Shortfall  Amount and (ii) to the Group 2 Notes,  pro rata among the Group 2 Notes, the related Basis Risk Shortfall Amount

                  fourth, sequentially,  to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
         Class M-9 and M-10 Notes, in that order, the related Basis Risk Shortfall Amount;

                  fifth, to the swap provider, any swap termination payments resulting from a swap provider trigger event; and

                  sixth, to the holders of the owner trust certificates, the remainder as provided in the indenture.

         Interest Payments

         Holders of each class of notes will be entitled to receive  interest  payments in the amounts and order of priority  described above under "-Payments on the Notes."

         No Class  Monthly  Interest  Amount will be payable  with  respect to any class or classes of Notes after the Payment  Date on which the Note  Principal  Balance of such  class has been  reduced to zero and no  interest  will  accrue on the Notes on or after the final scheduled Payment Date or any such other final Payment Date.

         When a Principal  Prepayment in full is made on a mortgage  loan,  the mortgagor is charged  interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal  Prepayment,  instead of for a full month. When a partial
Principal  Prepayment is made on a mortgage loan,  the mortgagor is not charged  interest on the amount of the prepayment for the month in which the prepayment is made.  Interest  shortfalls  resulting from Principal  Prepayments in full or in part are referred to herein as Prepayment Interest Shortfalls.

         Any  Prepayment  Interest  Shortfalls  resulting  from  prepayments  in full or  prepayments in part made during the preceding calendar month that are being  distributed to the Noteholders on that Payment Date will be offset by the servicer;  provided,  however, that only  Prepayment  Interest  Shortfalls  that do not exceed the aggregate of the related  Servicing Fee for the applicable  Payment
Date will be offset. Any Prepayment  Interest  Shortfalls  required to be funded but not funded by the Servicer are required to be paid by the Master  Servicer,  but only to the extent that such amount does not exceed the aggregate  Master Servicer  compensation  for the applicable  Payment Date. No assurance  can be given that the Master  Servicing  compensation  available to cover  Prepayment  Interest
Shortfalls  will be  sufficient  therefor.  Any  Prepayment  Interest  Shortfalls  which are not covered by the  Servicer or the Master
Servicer on any  Payment  Date will have the effect of reducing  the  aggregate  amount of interest  collected  that is  available  for payment to  Noteholders  and will not be reimbursed on any future  Payment Date.  See "The Sale and Servicing  Agreement-Servicing  and
Other Compensation and Payment of Expenses" in this free writing prospectus.
         The  aggregate  amount of interest  collected  that is available  for payment to  Noteholders  may be further  reduced on each
Payment Date by  application  of the Relief Act or similar  state laws.  Neither the Servicer nor the Master  Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

         Realized  Losses on the mortgage  loans will further reduce the aggregate  amount of interest  collected that is available for payment to Noteholders.

         The "Note  Interest  Rate" with  respect to at a per annum rate that  adjusts  monthly,  equal to the lesser of (i)  one-month
LIBOR plus the applicable  Margin,  (ii) the related  Available Funds Rate and (iii) 11.500% per annum. The Interest Accrual Period for the notes for a given  Payment Date will be the last  Payment  Date (or,  with respect to the first  Payment  Date,  the Closing  Date)
through the day immediately preceding the then-current Payment Date, on an actual/360 basis.

         Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement  of each interest  accrual period,  for the notes,  which date we refer to as an interest  determination  date, the Securities  Administrator will determine  "One-Month LIBOR" for such interest accrual period on the basis of such rate as it appears on Reuters  Screen  LIBOR01 Page,  which is the display page  currently so designated on the Reuters  Monitor  Money Rates  Service (or such other page as may replace that page on that  service for the purpose of  displaying comparable  rates or prices),  as of 11:00 a.m. London time on such interest  determination  date. If such rate does not appear on such page,  or such other page as may replace that page on that  service,  or if such service is no longer  offered,  such other service for displaying  LIBOR  or  comparable  rates as may be  reasonably  selected  by the  Securities  Administrator,  One-Month  LIBOR  for the
applicable  accrual  period will be the  Reference  Bank Rate.  If no such  quotations  can be obtained and no  Reference  Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period,  means the arithmetic mean, rounded upwards, if necessary,  to the nearest  whole  multiple of  0.03125%,  of the offered  rates for United  States  dollar  deposits for one month that are quoted by the
Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related  interest  determination  date to prime banks in the London  interbank  market for a period of one month in amounts  approximately  equal to the aggregate Note Principal  Balance of all classes of notes for such interest  accrual  period,  provided that at least two such  Reference  Banks provide such rate. If fewer than two offered rates appear,  the Reference Bank Rate will be the arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole  multiple of  0.03125%,  of the rates quoted by one or more major banks in New York City,  selected by the  trustee,  as of 11:00
a.m.,  New York City  time,  on such date for loans in U.S.  dollars  to  leading  European  banks for a period of one month in amounts approximately  equal to the aggregate Note Principal  Balance of all classes of notes for such interest accrual period. As used in this section,  "LIBOR Business Day" means a day on which banks are open for dealing in foreign  currency and exchange in London and New York
City;  and  "Reference  Banks" means leading banks selected by the trustee and engaged in  transactions  in Eurodollar  deposits in the international Eurocurrency market:

         o    with an established place of business in London,

         o    which have been designated as such by the trustee and

         o    which are not  controlling,  controlled  by, or under  common  control  with,  the  Depositor,  the Sponsor or the Master
              Servicer.

         The establishment of One-Month LIBOR on each interest  determination  date by the Securities  Administrator and the Securities
Administrator's  calculation  of the rate of  interest  applicable  to the  classes  of offered  certificates  bearing  interest  at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

         Principal Payments on the Notes

         Payments in reduction  of the Note  Principal  Balance of the Senior  Notes will be made on each Payment Date  pursuant to the priorities set forth in paragraphs (D), (E) and (F), as applicable,  under  "-Payments on the Notes." In accordance with such priority, the Principal Remittance Amount for each Loan Group will be allocated to the notes.

         The  principal  payment of each  Offered  Note will be due and payable in full on the final  scheduled  Payment  Date for such
Offered Note as provided on such Note.  All principal  payments on the Offered Notes will be made to the offered  Noteholders  entitled thereto in accordance with the percentage interests  represented by such Offered Notes. Upon notice to the Securities  Administrator by the Issuing  Entity,  the Securities  Administrator  will notify the person in whose name an Offered Note is registered at the close of business on the Record Date preceding the final  scheduled  Payment Date or other final Payment Date  (including any final Payment Date resulting  from any  redemption  pursuant to the  Indenture).  Such notice will to the extent  practicable be mailed no later than five
Business  Days prior to such final  scheduled  payment date or other final  Payment Date and will specify that payment of the principal balance and any interest due with respect to such  Offered Note at the final  scheduled  payment date or other final  Payment Date will be  payable  only upon  presentation  and  surrender  of such Note and will  specify  the place  where such Note may be  presented  and surrendered for such final payment.

         Excess Interest and Overcollateralization Provisions

         Excess  Interest  on each  Payment  Date will be  required to be applied up to the  Overcollateralization  Increase  Amount as
described  above  under  clause  first of  paragraph  (F)  under"-Payments  on the  Notes"  with  respect  to the  notes  whenever  the
Overcollateralization Amount is less than the Required  Overcollateralization  Amount. Any remaining Excess Interest, together with any
Excess  Overcollateralization  Amount,  will be  distributed in the manner and order of priority  described  above under clauses second through sixth of paragraph (F) under"-Payments on the Notes."

         In addition,  notwithstanding  the foregoing,  on any Payment Date after the Payment Date on which the Note Principal  Balance of a class of notes has been  reduced  to zero,  that  class of notes  will be  retired  and will no longer be  entitled  to  payments, including distributions in respect of Basis Risk Shortfalls Amounts.

         Table of Fees and Expenses

         The following  table  indicates the fees and expenses to be paid from the cash flows from the mortgage  loans and other assets of the Issuing Entity, while the Offered Notes are outstanding.

         All fee rates are expressed in percentages,  at an annualized rate, applied to the outstanding  aggregate principal balance of the mortgage loans.

      Item                           Recipient                          Amount                        Source                Frequency
_____________________________________________________________________________________________________________________________________
      Servicing Fee (1)              Servicer                           0.500% per annum              mortgage loan         monthly
                                                                                                      interest collections
      Master Servicing Fee (1)       Master Servicer                    0.010% per annum              mortgage loan         monthly
                                                                                                      interest

      Item                           Recipient                          Amount                        Source                Frequency
_____________________________________________________________________________________________________________________________________
      Additional Servicing           Servicer                           All assumption fees and                             From time to time
      Compensation(1)                                                   other similar charges         payments made by
                                                                        (excluding prepayment         obligors with
                                                                        charges) and income earned    respect to the
                                                                        on investments in the         mortgage loans
                                                                        collection account            excluding
                                                                                                      prepayment charges
                                                                                                      or late payment fees

      Servicing Transfer Costs and   Master Servicer and Indenture      The amount of costs           amounts on deposit    From time to time
      Other Expenses(1)              Trustee                            incurred to the extent not    in the Note Account
                                                                        paid by the predecessor
                                                                        servicer and other amounts
                                                                        permitted under the sale
                                                                        and servicing agreement.
      Net Swap Payments(1)           Swap Provider                      The amount by which the       aggregate interest    monthly
                                                                        fixed swap payment exceeds    and principal
                                                                        the floating swap payment     collected or
                                                                                                      advanced on the
                                                                                                      mortgage loans
      Indemnification expenses(1)    Seller, Servicer, Master           Amounts for which the         amounts on deposit    From time to time
                                     Servicer,  Sponsor,  Depositor,    seller, the servicer, the     in the Note Account
                                     Indenture Trustee, Owner           depositor, the sponsor, the
                                     Trustee, Securities                master servicer, the
                                     Administrator, Custodian           indenture trustee, the
                                                                        owner trustee, the
                                                                        securities administrator
                                                                        and the custodian are
                                                                        entitled to
                                                                        indemnification  as
                                                                        described in this free
                                                                        writing prospectus

(1) Each of these fees and expenses are paid on a first priority basis prior to payments to Noteholders.

         Monthly Advances

         If the  scheduled  payment on a  mortgage  loan which was due on a related  Due Date is  delinquent  other than as a result of application  of the Relief Act or similar state law, the Servicer will remit to the Securities  Administrator  on the date specified in the Sale and Servicing  Agreement an amount equal to such delinquency,  net of the servicing fee rate except to the extent the Servicer determines  any such  advance to be  nonrecoverable  from  Liquidation  Proceeds,  Insurance  Proceeds or from  future  payments on the mortgage loan for which such advance was made.  Subject to the  foregoing,  such  advances  will be made by the Servicer  through final disposition or  liquidation of the related  mortgaged  property,  or until such time as specified in the Sale and Servicing  Agreement.
Failure by the Servicer to remit any required  advance,  which failure goes unremedied for the number of days specified in the Sale and
Servicing  Agreement,  will constitute an event of termination under the Sale and Servicing  Agreement.  Such event of termination will then obligate the Master  Servicer,  as successor  servicer,  to advance such amounts to the Note Account to the extent provided in the
Sale and  Servicing  Agreement.  In the event that the Master  Servicer  fails to make a required  advance,  the  Indenture  Trustee as successor  servicer will be required to advance such amounts to the Note Account to the extent  provided in the Indenture.  Any failure of the Master  Servicer to make such required  advances  would  constitute  an event of  termination  as discussed  under "The Sale and
Servicing Agreement-Events of Default and Removal of Servicer and Master Servicer" in the base prospectus.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections,  Insurance  Proceeds and  Liquidation  Proceeds  from the mortgage loan as to which the  unreimbursed  Monthly  Advance was made.  In addition,  any Monthly
Advances  previously made in respect of any mortgage loan that are deemed by the Servicer or Master Servicer to be nonrecoverable  from related late  collections,  Insurance  Proceeds or  Liquidation  Proceeds may be  reimbursed to such party out of any funds in the Note
Account prior to the payments on the Notes.

         Allocation of Losses

         Any Realized  Losses on the mortgage loans will have the effect of first reducing the Excess  Interest for the related Payment
Date and second,  reducing the  Overcollateralization  Amount. If on any Payment Date the aggregate Note Principal Balance of the Notes
(after all payments of principal on such Payment  Date have been made) exceed the  aggregate  Principal  Balance of the Mortgage  Loans
(as of the last day of the related Due Period and after giving effect to principal  prepayments  received during the related Prepayment
Period) such excess will be  allocated  first,  to the Class M-10 Notes,  in reduction of the Note  Principal  Balance  thereof,  until reduced to zero,  second, to the Class M-9 Notes, in reduction of the Note Principal Balance thereof,  until reduced to zero, third, to the Class M-8 Notes, in reduction of the Note Principal  Balance  thereof,  until reduced to zero,  fourth,  to the Class M-7 Notes, in reduction of the Note  Principal  Balance  thereof,  until  reduced to zero,  fifth,  to the Class M-6 Notes,  in reduction of the Note
Principal  Balance thereof,  until reduced to zero,  sixth, to the Class M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero,  seventh,  to the Class M-4 Notes, in reduction of the Note Principal  Balance  thereof,  until reduced to zero, eighth,  to the Class M-3 Notes, in reduction of the Note Principal  Balance  thereof,  until reduced to zero,  ninth, to the Class M-2
Notes,  in reduction of the Note Principal  Balance  thereof,  until reduced to zero and tenth, to the Class M-1 Notes, in reduction of the Note Principal  Balance  thereof,  until reduced to zero.  Any reduction to the Note Principal  Balance of a note is an "Allocated
Realized Loss Amount".  The indenture  will not permit the  allocation of realized  losses on the mortgage  loans to the Class A Notes;
however  investors  in the Class A Notes  should  realize  that under  certain  loss  scenarios  there will not be enough  interest and principal on the mortgage loans to pay to such notes all interest and principal amounts to which such notes are then entitled.

         Once Realized  Losses have been  allocated to a class of notes,  such amounts with respect to such notes will no longer accrue interest  nor will such  amounts in respect of interest be  reinstated  thereafter.  However,  Allocated  Realized  Loss Amounts may be
repaid to the holders of the notes from Excess Interest,  according to the priorities set forth in paragraph (F) under  "Description of the Notes - Payments on the Notes" above.

         No  reduction  of the Note  Principal  Balance of any class of offered  notes will be made on any  Payment  Date on account of
Realized  Losses to the extent that such reduction  would have the effect of reducing the aggregate  Note  Principal  Balance of all of the classes of offered notes as of such payment date to an amount less than the Loan  Balances of the mortgage  loans as of the related due date.

         In the event that the Servicer or Master  Servicer  receives any Subsequent  Recoveries,  such  Subsequent  Recoveries will be distributed in accordance with the priorities  described under  "Description of the Notes - Payments on the Notes" in this free writing prospectus,  and the Note  Principal  Balance of each class of notes that has been reduced by the allocation of a Realized Loss to such class will be increased,  in order of seniority,  by the amount of such  Subsequent  Recoveries.  Holders of such classes of notes will not be entitled to any payment in respect of Class  Monthly  Interest  Amount on the amount of such  increases  for any accrual  period preceding the payment date on which such increase occurs.  Any Subsequent  Recoveries that are received during a Prepayment Period will be included as a part of Available Funds for the related Payment Date.

The Interest Rate Swap Agreement

         The Issuing Entity will enter into an interest rate swap agreement  (the  "Interest  Rate Swap  Agreement")  with Bear Stearns
Financial  Products  Inc. (the "Swap  Provider")  for the benefit of the holders of the notes.  The  Securities  Administrator  will be appointed to receive and distribute  funds with regards to the Interest Rate Swap  Agreement on behalf of the Trust.  On or before each payment date, the Securities  Administrator  will deposit into an account held in the Trust (the "Swap Account")  certain  amounts,  if any,  received from the Swap Provider.  The Securities  Administrator  will withdraw from the Swap Account and distribute to holders of the notes certain amounts as described below under "The Swap Account" in this free writing prospectus.

         Under the Interest  Rate Swap  Agreement,  on or before each payment  date  commencing  with the payment date in July 2007 and ending with the payment date in March 2013,  the  Securities  Administrator,  on behalf of the Trust and from amounts on deposit in the
Note Account,  will be obligated to pay to the Swap Provider a fixed amount for that payment date, or the "Fixed Swap  Payment,"  equal to the product of (x) a fixed rate equal to 5.074% per annum  (subject to a variance  of +/- 5%),  (y) the product of (i) the  notional amount as set forth below for that  Payment  Date and (ii) 250,  and (z) a fraction,  the  numerator of which is 30 (or, in the case of the first payment date,  the number of days from and including the effective  date (as defined in the Interest Rate Swap  Agreement) to but excluding  such payment date,  determined  on a 30/360  basis) and the  denominator  of which is 360, and the Swap Provider will be obligated to pay to the Securities  Administrator,  on behalf of the Trust, a floating amount, or the "Floating Swap Payment," equal to the product of (x) One-Month LIBOR as determined  pursuant to the Interest Rate Swap Agreement,  for the related calculation period (as defined in the Interest Rate Swap  Agreement)  (y) the product of (i) the notional  amount as set forth below for that Payment Date and
(ii) 250, and (z) a fraction,  the numerator of which is equal to the actual number of days in the related  calculation  period and the denominator  of which is 360. A net  payment,  referred  to as a "Net Swap  Payment",  will be  required  to be made on or before  each applicable  payment date (a) by the Securities  Administrator,  on behalf of the Trust,  to the Swap  Provider,  to the extent that the
Fixed Swap Payment for such payment date exceeds the Floating  Swap Payment for such payment  date,  or (b) by the Swap Provider to the
Securities  Administrator,  on behalf of the Trust,  to the extent that the Floating  Swap  Payment  exceeds the Fixed Swap Payment for such  payment  date.  For each payment  date in respect of which a Net Swap  Payment is required to be made to the Swap  Provider,  the
Trust will be required to make a payment to the Swap  Account in the amount of such Net Swap  Payment,  prior to  distributions  to the noteholders.  The  Securities  Administrator,  on behalf of the Trust,  will only be  required  to make a Net Swap  Payment to the Swap
Provider to the extent of funds paid by the Trust to the Swap Account.

         The  notional  amount  with  respect  to the  Interest  Rate Swap  Agreement  and each  payment  date set forth  below will be approximately the related notional amount set forth below,  plus or minus 10%,  provided,  however,  that the notional amount set forth below may be reduced even further if all of the Offered Notes are not sold to purchasers unaffiliated with the Sponsor:

                                                      SCHEDULED NOTIONAL AMOUNTS
                                                        FOR THE SWAP AGREEMENT

        Payment Date              Notional Amount($)        Rate (%)                  Payment Date          Notional Amount($)         Rate (%)
________________________________________________________________________________________________________________________________________________
          07/25/07                    4,088,852               5.074                     08/25/10                 592,852                 5.074
          08/25/07                    4,052,112               5.074                     09/25/10                 575,676                 5.074
          09/25/07                    4,006,108               5.074                     10/25/10                 559,696                 5.074
          10/25/07                    3,953,464               5.074                     11/25/10                 544,264                 5.074
          11/25/07                    3,895,872               5.074                     12/25/10                 530,576                 5.074
          12/25/07                    3,832,892               5.074                     01/25/11                 517,308                 5.074
          01/25/08                    3,762,768               5.074                     02/25/11                 504,700                 5.074
          02/25/08                    3,684,892               5.074                     03/25/11                 492,176                 5.074
          03/25/08                    3,597,124               5.074                     04/25/11                 481,520                 5.074
          04/25/08                    3,501,152               5.074                     05/25/11                 470,568                 5.074
          05/25/08                    3,392,324               5.074                     06/25/11                 458,332                 5.074
          06/25/08                    3,276,384               5.074                     07/25/11                 446,796                 5.074
          07/25/08                    3,166,532               5.074                     08/25/11                 435,544                 5.074
          08/25/08                    3,063,820               5.074                     09/25/11                 424,444                 5.074
          09/25/08                    2,966,948               5.074                     10/25/11                 413,864                 5.074
          10/25/08                    2,876,096               5.074                     11/25/11                 403,140                 5.074
          11/25/08                    2,787,392               5.074                     12/25/11                 393,512                 5.074
          12/25/08                    2,701,204               5.074                     01/25/12                 384,144                 5.074
          01/25/09                    2,612,064               5.074                     02/25/12                 375,192                 5.074
          02/25/09                    2,513,300               5.074                     03/25/12                 365,904                 5.074
          03/25/09                    2,382,104               5.074                     04/25/12                 356,644                 5.074
          04/25/09                    2,219,096               5.074                     05/25/12                 345,716                 5.074
          05/25/09                    2,003,376               5.074                     06/25/12                 334,592                 5.074
          06/25/09                    1,506,380               5.074                     07/25/12                 324,860                 5.074
          07/25/09                    1,289,044               5.074                     08/25/12                 316,540                 5.074
          08/25/09                    1,251,640               5.074                     09/25/12                 308,268                 5.074
          09/25/09                    1,216,524               5.074                     10/25/12                 300,356                 5.074
          10/25/09                    1,183,700               5.074                     11/25/12                 292,360                 5.074
          11/25/09                    1,151,900               5.074                     12/25/12                 285,180                 5.074
          12/25/09                    1,122,600               5.074                     01/25/13                 278,152                 5.074
          01/25/10                    1,093,424               5.074                     02/25/13                 271,432                 5.074
          02/25/10                    1,063,328               5.074                     03/25/13                 264,692                 5.074
          03/25/10                    1,010,916               5.074
          04/25/10                     930,452                5.074
          05/25/10                     821,648                5.074
          06/25/10                     676,176                5.074
          07/25/10                     610,664                5.074

         The Interest Rate Swap  Agreement will terminate  following the last payment date  specified  above,  unless the Interest Rate
Swap Agreement is terminated  earlier upon the occurrence of a Swap Event of Default,  an Early  Termination Event or a Swap Additional
Termination Event, each as defined below.

         The respective  obligations of the Swap Provider and the Securities  Administrator,  on behalf of the Trust,  to pay specified amounts due under the Interest Rate Swap  Agreement  (other than any Swap  Termination  Payment,  as defined  below)  generally will be subject  to the  following  conditions  precedent:  (1) no Swap Event of Default  (as  defined  below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have  occurred  and be  continuing  with respect to the other party and (2) no "early  termination  date"  (as  defined  in the  Interest  Rate Swap  Agreement)  has  occurred  or been  effectively designated.

         Events of default under the Interest Rate Swap Agreement (each a "Swap Event of Default") include the following:

      o     failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

      o     failure by the Swap Provider to comply with or perform  certain  agreements or  obligations  as required under the terms of the Interest Rate Swap Agreement,

      o     failure by the Swap Provider to comply with or perform  certain  agreements or  obligations  in connection  with any credit support document as required under the terms of the Interest Rate Swap Agreement,

      o     certain  representations  by the Swap Provider or any credit support provider prove to have been incorrect or misleading in any material respect,

      o     repudiation  or certain  defaults by the Swap  Provider or any credit  support  provider  in respect of any  derivative  or similar  transactions  entered into between the  Securities  Administrator  and the Swap  Provider and  specified  for this purpose in the Interest Rate Swap Agreement,

      o     cross-default  by the Swap Provider or any credit  support  provider  relating  generally to its  obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

      o     certain insolvency or bankruptcy events, and

      o     certain mergers,  consolidations  or asset transfers  without an assumption of related  obligations under the Interest Rate
            Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

         Termination Events under the Interest Rate Swap Agreement (each a "Swap Termination Event") include the following:

      o     illegality  (which  generally  relates to changes in law  causing it to become  unlawful  for either  party to perform  its obligations under the Interest Rate Swap Agreement),

      o     tax event (which generally  relates to the application of certain  withholding  taxes to amounts payable under the Interest
            Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

      o     tax event upon merger (which  generally  relates to the application of certain  withholding  taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

         Additional  termination events under the Interest Rate Swap Agreement (each a "Swap Additional  Termination  Event"),  include the following:

      o     failure of the Swap Provider to maintain  certain credit ratings or otherwise  comply with the downgrade  provisions of the
            Interest Rate Swap Agreement (including certain collateral posting requirements),  in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

      o     failure of the Swap Provider to comply with the  Regulation AB provisions of the Interest Rate Swap  Agreement  (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

      o     occurrence of an optional redemption pursuant to the terms of the Indenture,

      o     amendment of the Indenture in a manner contrary to the requirements of the Interest Rate Swap Agreement,

      o     liquidation following an event of default under the Indenture, and

      o     failure of the Securities  Administrator  to pay certain  amounts to the holders of the Class A Notes as required under the
            Indenture,

         each as further described in the Interest Rate Swap Agreement.

         If the Swap  Provider's  credit ratings are withdrawn or reduced below certain  ratings  thresholds  specified in the Interest
Rate Swap  Agreement,  the Swap Provider may be required,  at its own expense and in accordance  with the  requirements of the Interest
Rate  Swap  Agreement,  to do one or more of the  following:  (1)  obtain a  substitute  swap  provider,  or (2)  establish  any  other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

         After the Closing Date, to the extent  provided for in the Interest  Rate Swap  Agreement,  the Swap Provider may transfer its rights and obligations under the Interest Rate Swap Agreement without the consent of the other party, if certain  conditions  specified in the Interest Rate Swap Agreement are satisfied.

         Upon the  occurrence  of a Swap  Event of  Default,  the  non-defaulting  party  will  have the  right to  designate  an early termination  date (an "Early  Termination  Date").  Upon the occurrence of a Swap  Termination  Event or a Swap Additional  Termination
Event, an Early  Termination  Date may be designated by one of the parties as specified in the Interest Rate Swap  Agreement,  and will occur  only  upon  notice  (including,  in some  circumstances,  notice  to the  rating  agencies)  and,  in some  circumstances,  upon satisfaction  of certain  additional  requirements,  all as set forth in the Interest Rate Swap  Agreement.  The occurrence of an Early
Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon a Swap Early  Termination,  the Securities  Administrator,  on behalf of the Trust, or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other, regardless,  if applicable,  of which of the parties has caused the  termination.  The Swap  Termination  Payment will be computed in accordance  with the  procedures set forth in the Interest
Rate Swap  Agreement.  In the event that the  Securities  Administrator  is  required  to make a Swap  Termination  Payment to the Swap
Provider,  the trust will be required  to make a payment to the  Securities  Administrator  in the same amount (to the extent such Swap
Termination  Payment has not been paid by the Securities  Administrator  from any upfront payment received  pursuant to any replacement interest  rate swap  agreement  that may be entered  into by the  Indenture  Trustee).  In the case of a Swap  Termination  Payment not triggered  by a Swap  Provider  Trigger  Event (as  defined in this free  writing  prospectus),  the trust will be required to pay such amount  on the  related  payment  date,  and on any  subsequent  payment  date,  until  paid in  full,  prior to  distributions  to the
Noteholders,  and in the case of a Swap Termination  Payment triggered by a Swap Provider Trigger Event, the trust's obligation to make such  payment  generally  will be  subordinated  to certain  distributions  to the  holders of the offered  certificates  to the extent described in the Indenture.

         Upon a Swap  Early  Termination  other  than  in  connection  with  the  optional  redemption  of the  notes,  the  Securities
Administrator  will use  reasonable  efforts to appoint a successor  swap provider to enter into a new interest rate swap  agreement on terms  substantially  similar to the Interest Rate Swap Agreement,  with a successor swap provider  meeting all applicable  eligibility requirements.  If the Securities  Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap
Early Termination,  the Securities  Administrator  will apply such Swap Termination  Payment to any upfront payment required to appoint the successor swap provider.  If the Securities  Administrator  is required to pay a Swap  Termination  Payment to the Swap Provider in
connection with such Swap Early  Termination,  the Securities  Administrator will apply any upfront payment received from the successor swap provider to pay such Swap  Termination  Payment.  If the Securities  Administrator  is unable to appoint a successor swap provider within 30 days of the Swap Early  Termination,  then the Securities  Administrator  will deposit any Swap Termination  Payment received from the original  Swap Provider into a separate,  non-interest  bearing  reserve  account and will, on each  subsequent  payment date, withdraw  from the amount then  remaining on deposit in such  reserve  account an amount equal to the Net Swap  Payment,  if any,  that would have been paid to the  Securities  Administrator  by the original  Swap Provider  calculated in accordance  with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Indenture.

         Upon a Swap Early  Termination in connection  with the optional  redemption of the notes, if the Securities  Administrator  is required to make a Swap Termination  Payment to the Swap Provider,  the party exercising such optional  redemption of the notes will be required to include in its payment an amount equal to such Swap Termination  Payment, as described in this free writing prospectus.  In connection  with such Swap Early  Termination,  the Issuing Entity will not receive a Swap  Termination  Payment from the Swap Provider except under certain limited circumstances set forth in the Interest Rate Swap Agreement.

         A "Swap  Provider  Trigger  Event" will mean:  (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement),  (ii) a Termination  Event under the
Interest Rate Swap  Agreement  with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap
Agreement) or (iii) an Additional  Termination  Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         The  aggregate  "significance  percentage"  of the Interest  Rate Swap  Agreement  and the  Interest  Rate Cap  Agreement,  as
calculated in  accordance  with  Regulation  AB Item 1115,  is less than 10%. As provided in the Interest  Rate Swap  Agreement and the
Interest  Rate Cap  Agreement,  Bear  Stearns  Financial  Products  Inc.  may be replaced in certain  circumstances,  including  if the aggregate  significance  percentage of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement is equal to or greater than
10%.

         The Swap Account

         Any Net Swap Payments made by the Swap Provider will be paid in accordance  with the Indenture.  The Securities  Administrator will be required to deposit into the Swap Account all amounts  received  from the Swap  Provider.  Any amounts  received  from the Swap
Provider and not paid to the Offered Notes will be paid to the holders of the Owner Trust Certificates or its designee.

         Net Swap Payments and Swap  Termination  Payments  (other than any Swap  Termination  Payment  resulting  from a Swap Provider
Trigger Event) payable by the Trust will be deducted from Available  Funds before  payments to Noteholders  and will first be deposited into the Swap Account for payment to the Swap Provider.

         On each  Payment  Date,  to the  extent  required,  following  the  payment  on the notes  described  in  "Description  of the
Notes-Payment  on the Notes" above, the Securities  Administrator  will withdraw from amounts in the Swap Account to pay to the Offered
Notes the following amounts in the following order of priority:

         first,  concurrently,  to the Senior Notes, any related Class Monthly Interest Amount and Class Interest Carryover  Shortfall,
         pro rata, to the extent remaining  undistributed after the distributions  pursuant to "Description of the Notes-Payment on the
         Notes" above;

         second,  sequentially,  to the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
         M-9 and Class M-10 Notes, in that order,  any related Class Monthly  Interest Amount and Class Interest  Carryover  Shortfall,
         to the extent remaining  undistributed  after the  distributions  pursuant to "Description of the  Notes-Payment on the Notes"
         above;

         third, to the Senior Notes and Subordinate  Notes, the  Overcollateralization  Deficiency Amount for such Payment Date, to the extent  remaining after the  distributions  pursuant to "Description of the  Notes-Payment  on the Notes" and allocated in the order of priority set forth in clause (E) under "Description of the Notes-Payment on the Notes" above;

         fourth,  sequentially,  to the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
         M-9 and Class M-10 Notes, in that order, any related  Allocated  Realized Loss Amount,  to the extent remaining  undistributed after the distributions pursuant to "Description of the Notes-Payment on the Notes";

         fifth,  to the  Senior  Notes and  Subordinate  Notes,  any  related  Basis  Risk  Shortfall  Amount to the  extent  remaining undistributed after the distributions  pursuant to "Description of the Notes-Payment on the Notes",  allocated in the order of priority set forth in subclauses third and fourth of paragraph F, under "Description of the Notes-Payment on the Notes"; and

         sixth, any remaining amounts to the Owner Trust Certificates.

         Payments by the Trust in respect of any Swap Termination  Payment  triggered by a Swap Provider Trigger Event owed to the Swap
Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Securities  Administrator  from any upfront payment received  pursuant to any replacement  interest rate swap agreement that may be entered into by the Indenture  Trustee)
will be subordinated to distributions to the holders of the offered notes and will be paid by the Trust as set forth in the Indenture.

The Cap Agreement

         The Issuing Entity will enter into a cap agreement (the "Cap Agreement") with Bear Stearns Financial  Products Inc. (the "Cap
Provider")  for the benefit of the holders of the notes.  The  Securities  Administrator  will be appointed  to receive and  distribute funds with regards to the Cap  Agreement on behalf of the Trust.  Pursuant to the Cap  Agreement  the Cap Provider will agree to pay to the Securities  Administrator  on behalf of the Trust,  on or before each Payment Date commencing with the Payment Date in May 2009 and ending with the Payment Date in May 2014, an amount,  or the "Cap  Payment",  equal to the product of (x) a per-annum rate equal to the excess,  if any, of (i) One-Month  LIBOR,  as determined  pursuant to the Cap Agreement over (ii) the Rate for such Payment Date as set forth below  (subject to a variance of +/- 5%) and (y) the product of (i) the Cap Notional  Amount (as defined  below) for that payment date and (ii) 250, and (z) a fraction,  the numerator of which is equal to the actual number of days in the related  calculation period as provided in the Cap Agreement and the denominator of which is 360.

         The notional  amount with respect to the Cap  Agreement and each payment date will be  approximately  the  calculation  amount specified  in the table below for such  payment  date (the "Cap  Notional  Amount"),  plus or minus 10%,  provided,  however,  that the notional  amount set forth below may be reduced even further if all of the Offered Notes are not sold to purchasers  unaffiliated  with the Sponsor.  The Cap Agreement will terminate  immediately  following the Payment Date in May 2014, unless terminated earlier upon the occurrence of a Cap Default, an Early Termination Event or an Additional Termination Event, each as defined below.

                                                      SCHEDULED NOTIONAL AMOUNTS
                                                         FOR THE CAP AGREEMENT

        Payment Date              Notional Amount($)        Rate (%)                 Payment Date          Notional Amount($)            Rate (%)
_________________________________________________________________________________________________________________________________________________
          07/25/07                        -                     -                      12/25/10                 695,255                  9.867870
          08/25/07                        -                     -                      01/25/11                 675,873                  9.867464
          09/25/07                        -                     -                      02/25/11                 656,712                  9.977075
          10/25/07                        -                     -                      03/25/11                 638,328                 10.078659
          11/25/07                        -                     -                      04/25/11                 618,912                 10.073058
          12/25/07                        -                     -                      05/25/11                 600,604                 10.062838
          01/25/08                        -                     -                      06/25/11                 584,367                 10.052608
          02/25/08                        -                     -                      07/25/11                 568,197                 10.042369
          03/25/08                        -                     -                      08/25/11                 552,489                 10.032305
          04/25/08                        -                     -                      09/25/11                 537,354                 10.022047
          05/25/08                        -                     -                      10/25/11                 522,404                 10.011781
          06/25/08                        -                     -                      11/25/11                 508,285                 10.001506
          07/25/08                        -                     -                      12/25/11                 493,737                  9.991223
          08/25/08                        -                     -                      01/25/12                 479,579                  9.982130
          09/25/08                        -                     -                      02/25/12                 465,635                  9.982299
          10/25/08                        -                     -                      03/25/12                 452,635                 10.001159
          11/25/08                        -                     -                      04/25/12                 440,203                  9.992626
          12/25/08                        -                     -                      05/25/12                 430,020                  9.982156
          01/25/09                        -                     -                      06/25/12                 420,600                  9.971679
          02/25/09                        -                     -                      07/25/12                 410,338                  9.961783
          03/25/09                        -                     -                      08/25/12                 399,200                  9.956433
          04/25/09                        -                     -                      09/25/12                 388,536                  9.960227
          05/25/09                     113,334                 7.913261                10/25/12                 378,019                  9.950601
          06/25/09                     504,891                 7.897664                11/25/12                 368,080                  9.940023
          07/25/09                     647,519                 7.923266                12/25/12                 357,805                  9.929440
          08/25/09                     624,609                 8.406001                01/25/13                 347,844                  9.919430
          09/25/09                     601,355                 8.556513                02/25/13                 338,030                  9.913882
          10/25/09                     577,409                 8.551696                03/25/13                 328,678                  9.917284
          11/25/09                     553,983                 8.547016                04/25/13                 577,708                  9.907546
          12/25/09                     529,558                 8.546318                05/25/13                 562,464                  9.896876
          01/25/10                     506,468                 8.589787                06/25/13                 547,627                  9.886202
          02/25/10                     485,721                 9.309378                07/25/13                 533,187                  9.875526
          03/25/10                     488,706                 9.685689                08/25/13                 519,131                  9.864848
          04/25/10                     521,123                 9.687127                09/25/13                 505,450                  9.854168
          05/25/10                     583,181                 9.678795                10/25/13                 492,134                  9.843486
          06/25/10                     683,172                 9.672035                11/25/13                 479,172                  9.832802
          07/25/10                     704,434                 9.672577                12/25/13                 466,556                  9.822118
          08/25/10                     722,246                 9.784991                01/25/14                 454,275                  9.811432
          09/25/10                     739,422                 9.889321                02/25/14                 442,321                  9.800746
          10/25/10                     734,178                 9.884569                03/25/14                 430,686                  9.790060
          11/25/10                     715,123                 9.875447                04/25/14                 419,359                  9.779373
                                                                                       05/25/14                 408,334                  9.768687

         The Cap Agreement  will  terminate  following the last payment date  specified  above,  unless the Cap Agreement is terminated earlier upon the occurrence of a Cap Event of Default,  an Early  Termination  Event or a Swap Additional  Termination  Event,  each as defined below.

         The  obligations  of the Cap Provider to pay  specified  amounts due under the Cap Agreement  (other than any Cap  Termination
Payment, as defined below) generally will be subject to the following  conditions  precedent:  (1) no Cap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Cap Default  shall have  occurred and be  continuing  with respect to the Cap Agreement and (2) no "Early  Termination  Date" (as defined in the Cap Agreement)  has occurred or been  effectively designated with respect to the Cap Agreement.

         "Events of Default" under the Cap Agreement (each a "Cap Default") include the following:

•        failure to make a payment due under the Cap Agreement  after notice of such failure is received and  expiration of a specified grace period,

•        failure by the Cap Provider to comply with or perform  certain  agreements  or  obligations  required  under the Cap Agreement after notice of such failure is received and expiration of a specified grace period,

•        failure to comply with or perform  certain  agreements  or  obligations  in  connection  with any credit  support  document as required under the terms of the Cap Agreement,

•        certain  representations  by the Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•        repudiation  or certain  defaults by the Cap Provider or its credit  support  provider in respect of any derivative or similar transactions  entered  into between the  Indenture  Trustee and the Cap  Provider  and  specified  for this purpose in the Cap
         Agreement,

•        cross-default  by the Cap  Provider  or its credit  support  provider  relating  generally  to its  obligations  in respect of borrowed money in excess of a threshold specified in the Cap Agreement,

•        certain insolvency or bankruptcy events, and

•        certain mergers, consolidations or asset transfers without an assumption of the related obligations under the Cap Agreement,

each as further described in the Cap Agreement.

         Termination events under the Cap Agreement (each a "Cap Termination Event") include the following:

•        illegality  (which  generally  relates to  changes  in law  causing it to become  unlawful  for  either  party to perform  its obligations under the Cap Agreement),

•        tax event  (which  generally  relates  to the  application  of certain  withholding  taxes to  amounts  payable  under the Cap
         Agreement, as a result of a change in tax law or certain similar events), and

•        tax event upon merger (which generally  relates to the application of certain  withholding  taxes to amounts payable under the
         Cap Agreement as a result of a merger or similar transaction),

each as further described in the Cap Agreement.

         Additional termination events under the Cap Agreement (each a "Cap Additional Termination Event") , include the following:

•        failure of the Cap Provider to maintain  certain credit ratings or otherwise  comply with the downgrade  provisions of the Cap
         Agreement (including certain collateral posting  requirements),  in each case in certain circumstances as specified in the Cap
         Agreement,

•        failure of the Cap Provider to comply with the Regulation AB provisions of the Cap Agreement  (including,  if applicable,  the provisions of any additional agreement incorporated by reference into the Cap Agreement),

•        amendment to the Indenture contrary to the requirements of the Interest Rate Cap Agreement, and

•        occurrence of an optional redemption of the notes pursuant to the terms of the Indenture,

each as further described in the Cap Agreement.

         If the Cap  Provider's  credit  ratings are  withdrawn  or reduced  below  certain  ratings  thresholds  specified  in the Cap
Agreement,  the Cap Provider may be required,  at its own expense and in accordance with the  requirements of the Cap Agreement,  to do one or more of the  following:  (1) obtain a substitute  cap provider,  or (2) establish any other  arrangement as may be specified for such purpose in the Cap Agreement.

         After the Closing  Date,  to the extent  provided  for in the Cap  Agreement,  the Cap  Provider  may  transfer its rights and obligations  under the Cap Agreement without the consent of the other party, if certain  conditions  specified in the Cap Agreement are satisfied.

         Upon the occurrence of any Cap Default under the Cap Agreement,  the  non-defaulting  party will have the right to designate a
"Cap Early  Termination  Date".  With  respect to  Termination  Events  (including  Cap  Additional  Termination  Events),  a Cap Early
Termination  Date may be  designated  by one of the  parties  (as  specified  in the Cap  Agreement)  and will occur  only upon  notice
(including in some  circumstances,  to the rating  agencies) and, in some  circumstances,  after any affected party has used reasonable efforts to transfer its rights and obligations  under the Cap Agreement to a related entity within a specified  period after notice has been given of the Termination  Event, all as set forth in the Cap Agreement.  The occurrence of a Cap Early  Termination Date under the
Cap Agreement will constitute a "Cap Early Termination."

         Upon a Cap Early  Termination,  the Cap Provider may be liable to make a termination  payment (the "Cap Termination  Payment")
to the Securities Administrator  (regardless,  if applicable, of which of the parties has caused the termination).  The Cap Termination
Payment will be based on the value of the Cap Agreement computed in accordance with the procedures set forth in the Cap Agreement.

         Upon a Cap Early  Termination,  other than in connection  with the optional  redemption of the notes,  the Indenture  Trustee, pursuant to the Indenture,  will use reasonable  efforts to replace the Cap Provider as a party under the Cap Agreement,  or, if such a replacement is  unavailable,  to enter a new Cap Agreement on terms  substantially  similar to the Cap Agreement,  with a successor cap provider  meeting all rating agency  requirements and any third party consent  requirements.  In connection with such  appointment,  if the Securities  Administrator  receives a Cap Termination  Payment from the original Cap Provider,  the Securities  Administrator  will apply such Cap Termination Payment to appoint the successor cap provider.  If the Securities  Administrator  receives a Cap Termination
Payment from the Cap Provider and a replacement cap agreement or similar  agreement cannot be obtained within 30 days thereafter,  then the Securities  Administrator  will deposit such Cap  Termination  Payment into a separate,  non-interest  bearing account and will, on each subsequent  Payment Date,  withdraw from the amount then remaining on deposit in such reserve account,  an amount equal to the Cap
Payment,  if any, that would have been paid to the Securities  Administrator by the original Cap Provider calculated in accordance with the terms of the original Cap Agreement, and distribute such amount in accordance with the terms of the Indenture.

         Upon a Cap Early  Termination  in  connection  with the optional  redemption of the notes,  to the extent that the  Securities
Administrator  receives a Cap  Termination  Payment from the Cap Provider,  such Cap Early  Termination  Payment  generally will not be available to noteholders and the Securities  Administrator  will  distribute such Cap Termination  Payment in accordance with the terms of the Interest Rate Cap Agreement, and the Indenture.

         The  aggregate  "significance  percentage"  of the Interest  Rate Swap  Agreement  and the  Interest  Rate Cap  Agreement,  as
calculated in  accordance  with  Regulation  AB Item 1115,  is less than 10%. As provided in the Interest  Rate Swap  Agreement and the
Interest  Rate Cap  Agreement,  Bear  Stearns  Financial  Products  Inc.  may be replaced in certain  circumstances,  including  if the aggregate  significance  percentage of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement is equal to or greater than
10%.

         The Cap Account

         On or before each  payment  date,  the  Securities  Administrator  will  deposit  into an account held in the Trust (the "Cap
Account") certain amounts, if any, received from the Cap Provider. On each Payment Date, to the extent required,  following the payment on the notes  described in  "Description of the  Notes-Payment  on the Notes" and payments from the Swap Account above,  the Securities
Administrator  will withdraw from amounts in the Cap Account to pay to the Offered Notes the following  amounts in the following  order of priority:

         first,  concurrently,  to the Senior Notes, any related Class Monthly Interest Amount and Class Interest Carryover  Shortfall,
         pro rata, to the extent remaining  undistributed after the distributions  pursuant to "Description of the Notes-Payment on the
         Notes" above and distributions from the Swap Account;

         second,  sequentially,  to the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
         M-9 and Class M-10 Notes, in that order,  any related Class Monthly  Interest Amount and Class Interest  Carryover  Shortfall,
         to the extent remaining  undistributed  after the  distributions  pursuant to "Description of the  Notes-Payment on the Notes"
         above and distributions from the Swap Account;

         third, to the Senior Notes and Subordinate  Notes, the  Overcollateralization  Deficiency Amount for such Payment Date, to the extent remaining after the distributions  pursuant to "Description of the  Notes-Payment on the Notes" and distributions  from the Swap Account and allocated in the order of priority set forth in clause (E) under  "Description  of the  Notes-Payment  on the Notes" above;

         fourth,  sequentially,  to the Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
         M-9 and Class M-10 Notes, in that order, any related  Allocated  Realized Loss Amount,  to the extent remaining  undistributed after the distributions pursuant to "Description of the Notes-Payment on the Notes" and distributions from the Swap Account;

         fifth, to the Senior Notes and  Subordinate  Notes,  any related Basis Risk Shortfall  Amounts,  as applicable,  to the extent remaining  undistributed  after the distributions  pursuant to "Description of the  Notes-Payment on the Notes",  allocated in the order of priority set forth in subclauses  third and fourth of paragraph (F), under  "Description of the  Notes-Payment on the Notes" and distributions from the Swap Account; and

         sixth, any remaining amounts to the Owner Trust Certificates.

The Derivatives Provider

         Bear Stearns  Financial  Products  Inc.  ("BSFP")  will be the interest rate swap provider and the interest rate cap provider.
BSFP,  a  Delaware  corporation,  is a  bankruptcy  remote  derivatives  product  company  based in New  York,  New York  that has been established  as a wholly  owned  subsidiary  of The Bear  Stearns  Companies,  Inc.  BSFP  engages in a wide array of  over-the-counter interest rate, currency,  and equity derivatives,  typically with counterparties who require a highly rated derivative provider.  As of the dates of this  Prospectus,  BSFP has a ratings  classification  of "AAA" from  Standard & Poor's and "Aaa" from  Moody's  Investors
Service.  BSFP will provide upon request,  without charge,  to each person to whom this prospectus  supplement is delivered,  a copy of
(i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service  evidencing those respective  ratings or (ii) the most  recent  audited  annual  financial  statements  of BSFP.  Request for  information  should be directed to the DPC Manager of Bear
Stearns  Financial  Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue,  36th Floor, New York, New York 10179. BSFP is
an affiliate of Bear, Stearns & Co. Inc. and the Depositor.

         The information  contained in the preceding  paragraph has been provided by BSFP for use in this prospectus  supplement.  BSFP has not been involved in the  preparation  of, and does not accept  responsibility  for, this  prospectus  supplement as a whole or the accompanying prospectus.

                                                      YIELD ON THE OFFERED NOTES

         General

         The weighted  average life of, and the yield to maturity on, each class of Offered Notes  generally  will be directly  related to the rate of payment of principal,  including  prepayments,  of the mortgage loans. The actual rate of principal prepayments on pools of mortgage  loans is  influenced  by a variety of economic,  tax,  geographic,  demographic,  social,  legal and other factors and has fluctuated  considerably  in recent years. In addition,  the rate of principal  prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool,  including,  among other things, the age of the mortgage  loans,  the  geographic  locations of the properties  securing the loans,  the extent of the  mortgagors'  equity in such properties,  and changes in the mortgagors'  housing needs, job transfers and employment status. The rate of principal  prepayments may also be affected by whether the mortgage  loans  impose  prepayment  penalties.  In  addition,  approximately  71.50% and 79.86% of the mortgage  loans in Loan Group 1 and Loan Group 2,  respectively,  and  approximately  75.96% of the mortgage  loans in the aggregate by aggregate  principal balance as of the cut-off date,  imposed a prepayment charge in connection with voluntary  prepayments made within up to three years after origination,  which prepayment charges may discourage  prepayments during the applicable period. For a detailed description  of the  characteristics  of the prepayment  charges on the mortgage  loans,  and the standards  under which the prepayment charges may be waived by the Master  Servicer,  please see "The Mortgage  Pool-Prepayment  Charges on the Mortgage  Loans" in this free writing  prospectus.  There can be no assurance that the prepayment  charges will have any effect on the prepayment  performance of the mortgage loans.

         These  penalties,  if still  applicable and if enforced by the Master Servicer would typically  discourage  prepayments on the mortgage loans. The holders of the Owner Trust  Certificates will be entitled to all prepayment  charges received on the mortgage loans and these amounts will not be available for  distribution  on the other classes of notes.  However,  there can be no assurance that the prepayment  charges will have any effect on the  prepayment  performance  of the mortgage  loans.  Investors are  encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

         The timing of changes in the rate of  prepayments  may  significantly  affect the actual yield to  investors  who purchase the offered  notes at prices other than par,  even if the average rate of principal  prepayments  is consistent  with the  expectations  of investors.  In general,  the earlier the payment of principal of the mortgage  loans the greater the effect on an  investor's  yield to maturity.  As a result,  the effect on an investor's yield of principal  prepayments  occurring at a rate higher or lower than the rate anticipated  by the  investor  during the  period  immediately  following  the  issuance  of the  offered  notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage  loans were  underwritten  generally in accordance  with  underwriting  standards  which are primarily intended to provide for single family  "non-conforming"  mortgage loans. A  "non-conforming"  mortgage loan means a mortgage loan which is  ineligible  for  purchase  by Fannie Mae or Freddie  Mac due to either  credit  characteristics  of the  related  mortgagor,  i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated  credit history, or documentation  standards in connection with the  underwriting  of the  related  mortgage  loan that do not meet the  Fannie  Mae or  Freddie  Mac  underwriting  guidelines.  These documentation  standards may include  mortgagors who provide limited or no  documentation  in connection  with the  underwriting of the related mortgage loan.  Accordingly,  mortgage loans underwritten under the originator's  non-conforming credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher,  and may be substantially  higher,  than mortgage loans  originated in accordance with the Fannie Mae or Freddie Mac underwriting  guidelines.  Any resulting  losses,  to the extent not covered by credit enhancement, may affect the yield to maturity of the offered notes.

         The  weighted  average  life and yield to maturity  of each class of offered  notes will also be  influenced  by the amount of
Excess  Interest  generated by the mortgage loans and applied in reduction of the Note Principal  Balances of such notes.  The level of
Excess  Interest  available on any payment date to be applied in reduction of the Note Principal  Balances of the offered notes will be influenced by, among other factors,

         o    the overcollateralization  level of the assets in the related loan group at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Loan Balance than the Note Principal Balance of offered notes;

         o    with respect to the offered notes, the final Required  Overcollateralization  Amount, Stepdown Date and the final Trigger
              Event;

         o    the delinquency and default experience of the mortgage loans; and

         o    the provisions of the Indenture that permit principal  collections to be distributed to the Owner Trust Certificates when required overcollateralization levels have been met.

         To the extent that greater amounts of Excess  Interest are  distributed in reduction of the Note Principal  Balance of a class of offered notes, the weighted average life thereof can be expected to shorten.  No assurance,  however,  can be given as to the amount of Excess Interest to be distributed at any time or in the aggregate.

         We refer you to  "Description  of the  Notes -  Payments  on the  Notes"  and " - Excess  Interest  and  Overcollateralization
Provisions" in this free writing prospectus.

         The yields to maturity of the offered notes and, in  particular  the  subordinated  notes,  in the order of payment  priority, will be  progressively  more  sensitive to the rate,  timing and severity of Realized  Losses on the  mortgage  loans.  If an Allocated
Realized  Loss Amount is  allocated  to a class of the offered  notes,  that class will  thereafter  accrue  interest on a reduced Note
Principal Balance.

         Prepayments and Yields of Offered Notes

         The extent to which the yield to  maturity  of the  offered  notes may vary from the  anticipated  yield will  depend upon the degree to which it is purchased at a discount or premium and,  correspondingly,  the degree to which the timing of payments  thereon is sensitive to prepayments,  liquidations and purchases of the mortgage loans. In particular,  in the case of the offered notes purchased at a discount,  an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments,  liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the  anticipated  yield and, in the case of an offered note purchased at a premium,  the risk that a faster than anticipated rate of principal  payments,  liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         Mortgage  loans with higher  mortgage  rates may prepay faster than mortgage  loans with  relatively  lower  mortgage rates in response to a given change in market interest rates.  Any such  disproportionate  prepayment of mortgage loans may reduce the Available
Funds Rate  applicable to a class or classes of notes.  If the Note Interest Rate on a class of notes is limited by its Available Funds
Rate no amounts  will be  distributable  on the  applicable  payment  date or on any  future  payment  date in respect of the  foregone interest  amounts,  except to the extent that amounts under the Interest Rate Swap Agreement,  Cap Agreement and any Excess Interest is
available on future payment dates to pay Basis Risk Shortfall  Amounts.  See "Description of the Notes - Payments on the Notes" and " -
Excess Interest and Overcollateralization Provisions" and "The Interest Rate Swap Agreement".

         To the extent  that the Net  Interest  Rate on the  offered  notes is limited by the  applicable  Available  Funds  Rate,  the difference  between (x) the interest  amount  payable to such class at the  applicable  Net Interest Rate without regard to the related
Available  Funds Rate,  and (y) the Class Monthly  Interest  Amount  payable to such class on an applicable  payment date will create a basis risk shortfall.  Excess Interest may be used to provide some protection  against such basis risk shortfalls.  However,  there can be no assurance that the Excess Interest will be sufficient to cover these basis risk shortfalls,  particularly  because on any payment date where the Net Interest Rate is limited to the related  Available Funds Rate,  there will be little or no excess  interest.  To the extent that Excess  Interest  is  insufficient  to cover all such basis risk  shortfalls,  the  Interest  Rate Swap  Agreement  and Cap
Agreement may provide some protection against such basis risk shortfalls.  However,  the Interest Rate Swap Agreement and Cap Agreement
may not  provide  sufficient  funds to cover all such basis  risk  shortfalls.  In  addition,  payments  under the  Interest  Rate Swap
Agreement  and Cap  Agreement  are  limited to a  specified  rate in effect from time to time.  In the case of the  Interest  Rate Swap
Agreement,  in the event of a decrease in  One-Month  LIBOR,  the amount of Excess  Interest  available  to the  offered  notes will be reduced by any Net Swap Payments and Swap  Termination  Payments (to the extent not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator  from any upfront payment received pursuant to any replacement  interest rate swap agreement  that may be entered into by the Trust) paid to the Swap Provider as described in this free writing  prospectus.  In the case of the Cap  Agreement,  the Cap  Provider  will only be required  to make Cap  Payments if  One-Month  LIBOR  exceeds the Rate for that
Payment Date set forth in this free writing  prospectus.  In addition,  the related Available Funds Rate and therefore the Net Interest
Rate on offered  notes may be reduced by the  requirement  of the  issuing  entity to pay any Net Swap  Payments  and Swap  Termination
Payments (to the extent not due to a Swap Provider  Trigger Event and other than to the extent  already paid by the Swap  Administrator from any upfront payment  received  pursuant to any replacement  interest rate swap agreement that may be entered into by the Trust) to the Swap Provider as described in this free writing prospectus.  Moreover,  Net Swap Payments and Swap Termination Payments paid by the
Swap  Provider (to the extent that the Indenture  Trustee has not applied such Swap  Termination  Payments to appoint a successor  swap provider) and Cap Payments will first be applied to cover  interest  shortfalls  and to make  accelerated  payments of principal on the offered notes and may be insufficient to pay basis risk shortfalls.

         The "final  maturity  date" for each class of offered  notes is the payment  date in April 2037,  which is the Payment Date in the month  following  the latest  maturing  mortgage  loan.  The actual final  Payment Date with respect to each class of offered notes could occur significantly earlier than its last scheduled payment date because

         o    prepayments on the related  mortgage loans are likely to occur which will be applied to the payment of the Note Principal
              Balances thereof,

         o    Excess  Interest to the extent  available will be applied as an accelerated  payment of principal on the offered notes to the extent described in this free writing prospectus, and

         o    the majority  holder of the Owner Trust  Certificates  may purchase all the mortgage  loans when the  outstanding  Stated
              Principal  Balances thereof and REO properties have declined to 10% or less of the cut-off date principal  balance of the mortgage  loans and may  purchase  mortgage  loans in certain  other  circumstances  as  described  in this free  writing prospectus.

         The Servicer may from time to time implement programs designed to encourage refinancing.  These programs may include,  without limitation,  modifications of existing loans, general or targeted  solicitations,  the offering of pre-approved  applications,  reduced origination  fees or closing  costs,  or other  financial  incentives.  Targeted  solicitations  may be based on a variety of  factors, including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted  mortgage loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage  loans  which may be removed  from the  mortgage  pool.  As a result of these  programs,  with  respect to the  mortgage  pool underlying any issuing  entity,  the rate of principal  prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case,  and in some cases,  the average credit or collateral  quality of the mortgage  loans  remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly  measured  relative to a prepayment  standard or model. The model used in this free writing  prospectus,  which we refer to as the  prepayment  model,  is a  prepayment  assumption  which  represents  an assumed rate of prepayment  each month  relative to the then  outstanding  principal  balance of a pool of mortgage loans similar to the mortgage loans for the life of such  mortgage  loans.  A 100%  prepayment  assumption  assumes  that the  outstanding  principal  balance of a pool of mortgage loans prepays at a constant  prepayment rate ("CPR") of (a) in the case of the fixed-rate  mortgage  loans,  4.6% in the first month of the life of such pool,  such rate  increasing  by an additional  approximate  18.4%/11 CPR  (precisely  1.673%) until the 12th month  and such  rate  thereafter  remaining  constant  at 23% CPR (the  "Fixed-Rate  Prepayment  Vector"),  and (b) in the case of the adjustable-rate  mortgage  loans,  2% in the first month of the life of such pool,  such rate  increasing by an additional  approximate
28%/11 CPR (precisely  2.545%) until the 12th month,  beginning in the 12th month and in each month  thereafter until the 22nd month, a
CPR of 30% per annum,  beginning  in the 23rd  month and in each  month  thereafter  until the 28th  month,  a CPR of 50% per annum and beginning  in the 29th  month and in each  month  thereafter  during  the life of such  Mortgage  Loans,  a CPR of 30% per  annum  (the
"Adjustable-Rate Prepayment Vector"); provided however, the Adjustable-Rate Prepayment Vector will not exceed 90% CPR in any period.

         There is no assurance,  however,  that  prepayments on the mortgage  loans will conform to any level of the prepayment  model, and no  representation  is made that the mortgage loans will prepay at the  prepayment  rates shown or any other  prepayment  rate. The rate of principal  payments on pools of mortgage  loans is influenced by a variety of economic,  geographic,  social and other factors, including the level of interest  rates.  Other factors  affecting  prepayment of mortgage  loans include  changes in obligors,  housing needs,  job transfers and  unemployment.  In the case of mortgage loans in general,  if prevailing  interest  rates fall  significantly below the interest  rates on such  mortgage  loans,  the  mortgage  loans are likely to be subject to higher  prepayment  rates than if prevailing  interest rates remain at or above the rates borne by such mortgage  loans.  Conversely,  if prevailing  interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The  following  tables have been  prepared on the basis of the  following  assumptions,  which we refer to,  collectively,  as modeling assumptions:

         o    the mortgage loans in the respective loan groups prepay at the indicated percentages of the prepayment assumption;

         o    distributions  on the offered  notes are received,  in cash,  on the 25th day of each month,  commencing in July 2007, in accordance with the payment priorities defined in this free writing prospectus;

         o    no defaults or delinquencies in, or  modifications,  waivers or amendments  respecting,  the payment by the mortgagors of principal and interest on the mortgage loans occur;

         o    scheduled  payments  are  assumed to be  received on the first day of each month  commencing  in July 2007,  there are no shortfalls in the payment of interest to noteholders,  and prepayments  represent payment in full of individual  mortgage loans and are  assumed  to be  received  on the last day of each  month,  commencing  in June 2007,  and  include 30 days interest thereon;

         o    the level of Six-Month LIBOR and One-Month LIBOR remains constant at 5.360% and 5.320% per annum, respectively;

         o    the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest  adjustment date (as necessary)
              to a rate equal to Six-Month  LIBOR,  plus the  applicable  gross margin,  subject to maximum  lifetime  mortgage  rates, minimum lifetime mortgage rates and periodic caps (as applicable);

         o    scheduled payments of principal and interest on the mortgage loans are calculated on their respective  principal balances
              (prior to giving  effect to  prepayments  received  thereon  during the  preceding  calendar  month),  mortgage  rate and remaining  amortization  terms to  maturity  such  that  the  mortgage  loans  will  fully  amortize  by their  remaining amortization terms (taking into account any remaining interest only periods or balloon periods);

         o    scheduled  payments of principal and interest on each mortgage loan will be adjusted in the month  immediately  following each interest  adjustment date (as necessary) for such mortgage loan to equal the fully amortizing  payment  described in the bullet point above;

         o    the closing date for the notes is July 10, 2007;

         o    the Required  Overcollateralization  Amount,  the Stepdown  Date and the Trigger Event are described in this free writing prospectus (without variance);

         o    except as indicated with respect to the weighted average lives, the majority holder of the Owner Trust  Certificates does not exercise its right to purchase the assets of the issuing entity on the optional redemption date; and

         o    each loan group consists of the mortgage loans having the approximate characteristics described in Schedule B hereto.

         There will be  discrepancies  between the  characteristics  of the actual  mortgage loans and the  characteristics  assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial Note Principal  Balances  outstanding
(and the weighted  average  lives) of the classes of Offered Notes set forth in the table.  In addition,  to the extent that the actual mortgage  loans  included in the mortgage pool have  characteristics  that differ from those assumed in preparing the table below,  the classes of  Offered  Notes set forth  below may mature  earlier or later than  indicated  by the table  below.  Based on the  foregoing assumptions,  the tables below  indicate the weighted  average life of each class of Offered Notes and sets forth the percentage of the initial Note  Principal  Balances of each such class that would be  outstanding  after each of the Payment  Dates  shown,  at specified percentages of CPR.  Neither the prepayment  model used in this free writing  prospectus nor any other  prepayment  model or assumption purports to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans,  including the mortgage loans included in the Issuing Entity.  Variations in the prepayment  experience and the balance of the mortgage loans that prepay may increase or decrease the  percentages  of the initial  principal  balances (and weighted  average lives) shown in the following  table.  Variations  may occur even if the average  prepayment  experience  of all of the mortgage  loans equals any of the specified  percentages  of CPR. The timing of changes in the rate of prepayment may  significantly  affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

                                                        Prepayment Scenarios(1)

                                               Scenario I      Scenario II     Scenario III      Scenario IV      Scenario V
                                               _____________________________________________________________________________
Adjustable-Rate Mortgage Loans:                    50%             75%             100%             150%             200%
Fixed-Rate Mortgage Loans:                         50%             75%             100%             150%             200%

(1)  Percentage of the Fixed-Rate Prepayment Vector or the Adjustable-Rate Prepayment Vector, as applicable.

         Based on the foregoing  assumptions,  the following tables indicate the projected weighted average lives of the Offered Notes, and set forth the  percentages  of the Original  Note Balance of such  Offered Note that would be  outstanding  after each of the dates shown, at various percentages of the Prepayment Vector.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                       Class 1-A-1 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             _______________________________________________________________________________________________________
Payment Date
____________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                     84                     76                     68                     51                     35
June 25, 2009...............                     62                     45                     30                     4                      0
June 25, 2010...............                     48                     28                     12                     0                      0
June 25, 2011...............                     36                     24                     12                     0                      0
June 25, 2012...............                     29                     19                     12                     0                      0
June 25, 2013...............                     25                     15                     9                      0                      0
June 25, 2014...............                     21                     12                     6                      0                      0
June 25, 2015...............                     18                     9                      4                      0                      0
June 25, 2016...............                     15                     7                      3                      0                      0
June 25, 2017...............                     13                     6                      2                      0                      0
June 25, 2018...............                     11                     5                      2                      0                      0
June 25, 2019...............                     10                     4                      1                      0                      0
June 25, 2020...............                     8                      3                      1                      0                      0
June 25, 2021...............                     7                      2                      1                      0                      0
June 25, 2022...............                     6                      2                      *                      0                      0
June 25, 2023...............                     5                      1                      *                      0                      0
June 25, 2024...............                     4                      1                      0                      0                      0
June 25, 2025...............                     4                      1                      0                      0                      0
June 25, 2026...............                     3                      1                      0                      0                      0
June 25, 2027...............                     2                      *                      0                      0                      0
June 25, 2028...............                     2                      *                      0                      0                      0
June 25, 2029...............                     2                      0                      0                      0                      0
June 25, 2030...............                     1                      0                      0                      0                      0
June 25, 2031...............                     1                      0                      0                      0                      0
June 25, 2032...............                     1                      0                      0                      0                      0
June 25, 2033...............                     1                      0                      0                      0                      0
June 25, 2034...............                     1                      0                      0                      0                      0
June 25, 2035...............                     *                      0                      0                      0                      0
June 25, 2036...............                     *                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........              4.69                   3.11                   2.14                   1.05                   0.81
Weighted Average Life (years) to
Optional Termination(1)(2).                     4.36                   2.86                   1.95                   1.05                   0.81
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                       Class 2-A-1 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
_______________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                     75                     63                     50                     26                     *
June 25, 2009...............                     43                     18                     0                      0                      0
June 25, 2010...............                     22                     0                      0                      0                      0
June 25, 2011...............                     4                      0                      0                      0                      0
June 25, 2012...............                     0                      0                      0                      0                      0
June 25, 2013...............                     0                      0                      0                      0                      0
June 25, 2014...............                     0                      0                      0                      0                      0
June 25, 2015...............                     0                      0                      0                      0                      0
June 25, 2016...............                     0                      0                      0                      0                      0
June 25, 2017...............                     0                      0                      0                      0                      0
June 25, 2018...............                     0                      0                      0                      0                      0
June 25, 2019...............                     0                      0                      0                      0                      0
June 25, 2020...............                     0                      0                      0                      0                      0
June 25, 2021...............                     0                      0                      0                      0                      0
June 25, 2022...............                     0                      0                      0                      0                      0
June 25, 2023...............                     0                      0                      0                      0                      0
June 25, 2024...............                     0                      0                      0                      0                      0
June 25, 2025...............                     0                      0                      0                      0                      0
June 25, 2026...............                     0                      0                      0                      0                      0
June 25, 2027...............                     0                      0                      0                      0                      0
June 25, 2028...............                     0                      0                      0                      0                      0
June 25, 2029...............                     0                      0                      0                      0                      0
June 25, 2030...............                     0                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........              1.92                   1.29                   1.00                   0.69                   0.52
Weighted Average Life (years) to
Optional Termination(1)(2).                     1.92                   1.29                   1.00                   0.69                   0.52
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                       Class 2-A-2 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
_______________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                     51                     0                      0
June 25, 2010...............                    100                     21                     0                      0                      0
June 25, 2011...............                    100                     0                      0                      0                      0
June 25, 2012...............                     33                     0                      0                      0                      0
June 25, 2013...............                     0                      0                      0                      0                      0
June 25, 2014...............                     0                      0                      0                      0                      0
June 25, 2015...............                     0                      0                      0                      0                      0
June 25, 2016...............                     0                      0                      0                      0                      0
June 25, 2017...............                     0                      0                      0                      0                      0
June 25, 2018...............                     0                      0                      0                      0                      0
June 25, 2019...............                     0                      0                      0                      0                      0
June 25, 2020...............                     0                      0                      0                      0                      0
June 25, 2021...............                     0                      0                      0                      0                      0
June 25, 2022...............                     0                      0                      0                      0                      0
June 25, 2023...............                     0                      0                      0                      0                      0
June 25, 2024...............                     0                      0                      0                      0                      0
June 25, 2025...............                     0                      0                      0                      0                      0
June 25, 2026...............                     0                      0                      0                      0                      0
June 25, 2027...............                     0                      0                      0                      0                      0
June 25, 2028...............                     0                      0                      0                      0                      0
June 25, 2029...............                     0                      0                      0                      0                      0
June 25, 2030...............                     0                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........              4.78                   2.94                   2.00                   1.45                   1.06
Weighted Average Life (years) to
Optional Termination(1)(2).                     4.78                   2.94                   2.00                   1.45                   1.06
________________
(*)......If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                       Class 2-A-3 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
_________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                     0                      0
June 25, 2010...............                    100                    100                     16                     0                      0
June 25, 2011...............                    100                     83                     16                     0                      0
June 25, 2012...............                    100                     55                     15                     0                      0
June 25, 2013...............                     89                     33                     0                      0                      0
June 25, 2014...............                     69                     15                     0                      0                      0
June 25, 2015...............                     52                     2                      0                      0                      0
June 25, 2016...............                     37                     0                      0                      0                      0
June 25, 2017...............                     24                     0                      0                      0                      0
June 25, 2018...............                     14                     0                      0                      0                      0
June 25, 2019...............                     4                      0                      0                      0                      0
June 25, 2020...............                     0                      0                      0                      0                      0
June 25, 2021...............                     0                      0                      0                      0                      0
June 25, 2022...............                     0                      0                      0                      0                      0
June 25, 2023...............                     0                      0                      0                      0                      0
June 25, 2024...............                     0                      0                      0                      0                      0
June 25, 2025...............                     0                      0                      0                      0                      0
June 25, 2026...............                     0                      0                      0                      0                      0
June 25, 2027...............                     0                      0                      0                      0                      0
June 25, 2028...............                     0                      0                      0                      0                      0
June 25, 2029...............                     0                      0                      0                      0                      0
June 25, 2030...............                     0                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........              8.39                   5.39                   3.00                   1.65                   1.31
Weighted Average Life (years) to
Optional Termination(1)(2).                     8.39                   5.39                   3.00                   1.65                   1.31
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                       Class 2-A-4 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                     41                     0
June 25, 2010...............                    100                    100                    100                     0                      0
June 25, 2011...............                    100                    100                    100                     0                      0
June 25, 2012...............                    100                    100                    100                     0                      0
June 25, 2013...............                    100                    100                     95                     0                      0
June 25, 2014...............                    100                    100                     69                     0                      0
June 25, 2015...............                    100                    100                     50                     0                      0
June 25, 2016...............                    100                     82                     36                     0                      0
June 25, 2017...............                    100                     64                     26                     0                      0
June 25, 2018...............                    100                     51                     19                     0                      0
June 25, 2019...............                    100                     40                     14                     0                      0
June 25, 2020...............                     93                     32                     10                     0                      0
June 25, 2021...............                     79                     25                     7                      0                      0
June 25, 2022...............                     67                     20                     4                      0                      0
June 25, 2023...............                     57                     16                     1                      0                      0
June 25, 2024...............                     49                     12                     0                      0                      0
June 25, 2025...............                     41                     10                     0                      0                      0
June 25, 2026...............                     35                     8                      0                      0                      0
June 25, 2027...............                     29                     5                      0                      0                      0
June 25, 2028...............                     25                     2                      0                      0                      0
June 25, 2029...............                     21                     0                      0                      0                      0
June 25, 2030...............                     17                     0                      0                      0                      0
June 25, 2031...............                     14                     0                      0                      0                      0
June 25, 2032...............                     12                     0                      0                      0                      0
June 25, 2033...............                     10                     0                      0                      0                      0
June 25, 2034...............                     8                      0                      0                      0                      0
June 25, 2035...............                     5                      0                      0                      0                      0
June 25, 2036...............                     2                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             18.14                  12.14                   8.80                   1.98                   1.54
Weighted Average Life (years) to
Optional Termination(1)(2).                    14.24                   9.33                   6.71                   1.98                   1.54
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-1 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                     62
June 25, 2010...............                    100                    100                    100                     79                     62
June 25, 2011...............                    100                     75                    100                     79                     53
June 25, 2012...............                     91                     59                     37                     79                     26
June 25, 2013...............                     78                     46                     27                     53                     11
June 25, 2014...............                     66                     37                     19                     32                     0
June 25, 2015...............                     57                     29                     14                     20                     0
June 25, 2016...............                     49                     23                     10                     9                      0
June 25, 2017...............                     42                     18                     7                      1                      0
June 25, 2018...............                     35                     14                     5                      0                      0
June 25, 2019...............                     30                     11                     4                      0                      0
June 25, 2020...............                     26                     9                      3                      0                      0
June 25, 2021...............                     22                     7                      1                      0                      0
June 25, 2022...............                     19                     6                      0                      0                      0
June 25, 2023...............                     16                     4                      0                      0                      0
June 25, 2024...............                     13                     3                      0                      0                      0
June 25, 2025...............                     11                     3                      0                      0                      0
June 25, 2026...............                     10                     1                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     6                      0                      0                      0                      0
June 25, 2030...............                     5                      0                      0                      0                      0
June 25, 2031...............                     4                      0                      0                      0                      0
June 25, 2032...............                     3                      0                      0                      0                      0
June 25, 2033...............                     3                      0                      0                      0                      0
June 25, 2034...............                     1                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.50                   6.92                   5.85                   5.95                   3.69
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.16                   5.28                   3.64                   2.24
________________
(*)......If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-2 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                    100
June 25, 2010...............                    100                    100                    100                    100                     63
June 25, 2011...............                    100                     75                     86                     90                     7
June 25, 2012...............                     91                     59                     37                     22                     4
June 25, 2013...............                     78                     46                     27                     8                      0
June 25, 2014...............                     66                     37                     19                     5                      0
June 25, 2015...............                     57                     29                     14                     3                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     7                      0                      0
June 25, 2018...............                     35                     14                     5                      0                      0
June 25, 2019...............                     30                     11                     4                      0                      0
June 25, 2020...............                     26                     9                      3                      0                      0
June 25, 2021...............                     22                     7                      0                      0                      0
June 25, 2022...............                     19                     6                      0                      0                      0
June 25, 2023...............                     16                     4                      0                      0                      0
June 25, 2024...............                     13                     3                      0                      0                      0
June 25, 2025...............                     11                     3                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     6                      0                      0                      0                      0
June 25, 2030...............                     5                      0                      0                      0                      0
June 25, 2031...............                     4                      0                      0                      0                      0
June 25, 2032...............                     3                      0                      0                      0                      0
June 25, 2033...............                     2                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.48                   6.90                   5.55                   4.73                   3.27
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.15                   5.00                   4.03                   2.62
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-3 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                    100
June 25, 2010...............                    100                    100                    100                    100                     15
June 25, 2011...............                    100                     75                     51                     21                     7
June 25, 2012...............                     91                     59                     37                     12                     4
June 25, 2013...............                     78                     46                     27                     8                      0
June 25, 2014...............                     66                     37                     19                     5                      0
June 25, 2015...............                     57                     29                     14                     1                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     7                      0                      0
June 25, 2018...............                     35                     14                     5                      0                      0
June 25, 2019...............                     30                     11                     4                      0                      0
June 25, 2020...............                     26                     9                      2                      0                      0
June 25, 2021...............                     22                     7                      0                      0                      0
June 25, 2022...............                     19                     6                      0                      0                      0
June 25, 2023...............                     16                     4                      0                      0                      0
June 25, 2024...............                     13                     3                      0                      0                      0
June 25, 2025...............                     11                     *                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     6                      0                      0                      0                      0
June 25, 2030...............                     5                      0                      0                      0                      0
June 25, 2031...............                     4                      0                      0                      0                      0
June 25, 2032...............                     3                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.46                   6.88                   5.40                   4.09                   2.74
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.15                   4.85                   3.74                   2.50
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-4 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                    100
June 25, 2010...............                    100                    100                    100                    100                     15
June 25, 2011...............                    100                     75                     51                     21                     7
June 25, 2012...............                     91                     59                     37                     12                     4
June 25, 2013...............                     78                     46                     27                     8                      0
June 25, 2014...............                     66                     37                     19                     5                      0
June 25, 2015...............                     57                     29                     14                     0                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     7                      0                      0
June 25, 2018...............                     35                     14                     5                      0                      0
June 25, 2019...............                     30                     11                     4                      0                      0
June 25, 2020...............                     26                     9                      0                      0                      0
June 25, 2021...............                     22                     7                      0                      0                      0
June 25, 2022...............                     19                     6                      0                      0                      0
June 25, 2023...............                     16                     4                      0                      0                      0
June 25, 2024...............                     13                     3                      0                      0                      0
June 25, 2025...............                     11                     0                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     6                      0                      0                      0                      0
June 25, 2030...............                     5                      0                      0                      0                      0
June 25, 2031...............                     4                      0                      0                      0                      0
June 25, 2032...............                     1                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.44                   6.86                   5.32                   3.83                   2.54
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.15                   4.78                   3.49                   2.30
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-5 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
_________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                     76
June 25, 2010...............                    100                    100                    100                     91                     15
June 25, 2011...............                    100                     75                     51                     21                     7
June 25, 2012...............                     91                     59                     37                     12                     2
June 25, 2013...............                     78                     46                     27                     8                      0
June 25, 2014...............                     66                     37                     19                     5                      0
June 25, 2015...............                     57                     29                     14                     0                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     7                      0                      0
June 25, 2018...............                     35                     14                     5                      0                      0
June 25, 2019...............                     30                     11                     3                      0                      0
June 25, 2020...............                     26                     9                      0                      0                      0
June 25, 2021...............                     22                     7                      0                      0                      0
June 25, 2022...............                     19                     6                      0                      0                      0
June 25, 2023...............                     16                     4                      0                      0                      0
June 25, 2024...............                     13                     0                      0                      0                      0
June 25, 2025...............                     11                     0                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     6                      0                      0                      0                      0
June 25, 2030...............                     5                      0                      0                      0                      0
June 25, 2031...............                     3                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.42                   6.84                   5.24                   3.65                   2.40
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.15                   4.73                   3.32                   2.17
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-6 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
_________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                     32
June 25, 2010...............                    100                    100                    100                     35                     15
June 25, 2011...............                    100                     75                     51                     21                     7
June 25, 2012...............                     91                     59                     37                     12                     0
June 25, 2013...............                     78                     46                     27                     8                      0
June 25, 2014...............                     66                     37                     19                     4                      0
June 25, 2015...............                     57                     29                     14                     0                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     7                      0                      0
June 25, 2018...............                     35                     14                     5                      0                      0
June 25, 2019...............                     30                     11                     0                      0                      0
June 25, 2020...............                     26                     9                      0                      0                      0
June 25, 2021...............                     22                     7                      0                      0                      0
June 25, 2022...............                     19                     6                      0                      0                      0
June 25, 2023...............                     16                     2                      0                      0                      0
June 25, 2024...............                     13                     0                      0                      0                      0
June 25, 2025...............                     11                     0                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     6                      0                      0                      0                      0
June 25, 2030...............                     5                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.39                   6.81                   5.19                   3.53                   2.32
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.14                   4.69                   3.21                   2.10
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-7 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                     32
June 25, 2010...............                    100                    100                    100                     35                     15
June 25, 2011...............                    100                     75                     51                     21                     7
June 25, 2012...............                     91                     59                     37                     12                     0
June 25, 2013...............                     78                     46                     27                     8                      0
June 25, 2014...............                     66                     37                     19                     0                      0
June 25, 2015...............                     57                     29                     14                     0                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     7                      0                      0
June 25, 2018...............                     35                     14                     5                      0                      0
June 25, 2019...............                     30                     11                     0                      0                      0
June 25, 2020...............                     26                     9                      0                      0                      0
June 25, 2021...............                     22                     7                      0                      0                      0
June 25, 2022...............                     19                     6                      0                      0                      0
June 25, 2023...............                     16                     0                      0                      0                      0
June 25, 2024...............                     13                     0                      0                      0                      0
June 25, 2025...............                     11                     0                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     6                      0                      0                      0                      0
June 25, 2030...............                     *                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.35                   6.78                   5.14                   3.43                   2.28
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.14                   4.66                   3.12                   2.07
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-8 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
_________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                     32
June 25, 2010...............                    100                    100                    100                     35                     15
June 25, 2011...............                    100                     75                     51                     21                     7
June 25, 2012...............                     91                     59                     37                     12                     0
June 25, 2013...............                     78                     46                     27                     8                      0
June 25, 2014...............                     66                     37                     19                     0                      0
June 25, 2015...............                     57                     29                     14                     0                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     7                      0                      0
June 25, 2018...............                     35                     14                     0                      0                      0
June 25, 2019...............                     30                     11                     0                      0                      0
June 25, 2020...............                     26                     9                      0                      0                      0
June 25, 2021...............                     22                     7                      0                      0                      0
June 25, 2022...............                     19                     *                      0                      0                      0
June 25, 2023...............                     16                     0                      0                      0                      0
June 25, 2024...............                     13                     0                      0                      0                      0
June 25, 2025...............                     11                     0                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     7                      0                      0                      0                      0
June 25, 2029...............                     1                      0                      0                      0                      0
June 25, 2030...............                     0                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.30                   6.74                   5.09                   3.35                   2.23
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.14                   4.64                   3.06                   2.03
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-9 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                     32
June 25, 2010...............                    100                    100                    100                     35                     15
June 25, 2011...............                    100                     75                     51                     21                     6
June 25, 2012...............                     91                     59                     37                     12                     0
June 25, 2013...............                     78                     46                     27                     6                      0
June 25, 2014...............                     66                     37                     19                     0                      0
June 25, 2015...............                     57                     29                     14                     0                      0
June 25, 2016...............                     49                     23                     10                     0                      0
June 25, 2017...............                     42                     18                     6                      0                      0
June 25, 2018...............                     35                     14                     0                      0                      0
June 25, 2019...............                     30                     11                     0                      0                      0
June 25, 2020...............                     26                     9                      0                      0                      0
June 25, 2021...............                     22                     3                      0                      0                      0
June 25, 2022...............                     19                     0                      0                      0                      0
June 25, 2023...............                     16                     0                      0                      0                      0
June 25, 2024...............                     13                     0                      0                      0                      0
June 25, 2025...............                     11                     0                      0                      0                      0
June 25, 2026...............                     10                     0                      0                      0                      0
June 25, 2027...............                     8                      0                      0                      0                      0
June 25, 2028...............                     2                      0                      0                      0                      0
June 25, 2029...............                     0                      0                      0                      0                      0
June 25, 2030...............                     0                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.24                   6.69                   5.02                   3.27                   2.20
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.14                   4.61                   3.01                   2.02
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                     Percent of Initial Note Principal Balance Outstanding at the
                                                       Following CPR Percentages

                                                                                        Class M-10 Notes
                                             ______________________________________________________________________________________________________
                                             Scenario I            Scenario II            Scenario III           Scenario IV             Scenario V
                                             ______________________________________________________________________________________________________
Payment Date
__________________
Initial Percentage                              100%                   100%                   100%                   100%                   100%
June 25, 2008...............                    100                    100                    100                    100                    100
June 25, 2009...............                    100                    100                    100                    100                     32
June 25, 2010...............                    100                    100                    100                     35                     15
June 25, 2011...............                    100                     75                     51                     21                     0
June 25, 2012...............                     91                     59                     37                     12                     0
June 25, 2013...............                     78                     46                     27                     0                      0
June 25, 2014...............                     66                     37                     19                     0                      0
June 25, 2015...............                     57                     29                     14                     0                      0
June 25, 2016...............                     49                     23                     9                      0                      0
June 25, 2017...............                     42                     18                     0                      0                      0
June 25, 2018...............                     35                     14                     0                      0                      0
June 25, 2019...............                     30                     11                     0                      0                      0
June 25, 2020...............                     26                     4                      0                      0                      0
June 25, 2021...............                     22                     0                      0                      0                      0
June 25, 2022...............                     19                     0                      0                      0                      0
June 25, 2023...............                     16                     0                      0                      0                      0
June 25, 2024...............                     13                     0                      0                      0                      0
June 25, 2025...............                     11                     0                      0                      0                      0
June 25, 2026...............                     7                      0                      0                      0                      0
June 25, 2027...............                     1                      0                      0                      0                      0
June 25, 2028...............                     0                      0                      0                      0                      0
June 25, 2029...............                     0                      0                      0                      0                      0
June 25, 2030...............                     0                      0                      0                      0                      0
June 25, 2031...............                     0                      0                      0                      0                      0
June 25, 2032...............                     0                      0                      0                      0                      0
June 25, 2033...............                     0                      0                      0                      0                      0
June 25, 2034...............                     0                      0                      0                      0                      0
June 25, 2035...............                     0                      0                      0                      0                      0
June 25, 2036...............                     0                      0                      0                      0                      0
June 25, 2037...............                     0                      0                      0                      0                      0
Weighted Average Life
--------------------------------------
in years (to Maturity)(1) ........             10.13                   6.61                   4.95                   3.19                   2.16
Weighted Average Life (years) to
Optional Termination(1)(2).                     9.46                   6.14                   4.60                   2.97                   2.01
________________
(*)      If applicable, indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average  life of a Note is  determined  by (i)  multiplying  the net  reduction,  if any, of the Note  Principal
         Balance by the number of years from the date of issuance of the Note to the related  Payment  Date,  (ii) adding the  results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.
(2)      Assumes an optional purchase of the Mortgage Loans on the earliest Payment Date on which it is permitted.

                                                             THE INDENTURE

         The  following  summary  describes  some of the terms of the  Indenture.  The summary  does not purport to be complete  and is subject to, and qualified in its entirety by reference to, the  provisions of the Trust  Agreement and Indenture.  Whenever  particular defined terms of the Indenture are referred to, those  defined  terms are  incorporated  in this free writing  prospectus by reference.
The Issuing Entity will provide to a prospective or actual  Noteholder  without charge, on written request,  a copy (without  exhibits)
of the Indenture and the Trust Agreement.  Requests should be addressed to Newcastle Mortgage  Securities Trust 2007-1,  1345 Avenue of
the Americas, New York, New York 10105. See "The Agreements" in the base prospectus.

         General

         The Notes will be issued pursuant to the Indenture,  a form of which is filed as an exhibit to the registration  statement.  A current  report on Form 8-K relating to the Notes  containing a copy of the Indenture,  the Trust  Agreement and the Sale and Servicing
Agreement as executed will be filed by the Depositor  with the Securities  and Exchange  Commission  within fifteen days of the initial issuance  of the Notes,  except if the  fifteenth  day falls on a  Saturday,  a Sunday or a holiday,  it can be filed on the  following business day.  Reference is made to the base  prospectus  for important  information in addition to that presented in this free writing prospectus  regarding the Issuing Entity,  the terms and conditions of the Indenture and the Trust  Agreement and the Notes.  The Notes
will be transferable and exchangeable at the designated  office of the Securities  Administrator  located at Sixth Street and Marquette
Avenue, Minneapolis, Minnesota 55479.

         The Issuing Entity

         Newcastle  Mortgage  Securities  Trust  2007-1  is a  statutory  trust to be formed  under  the laws of the State of  Delaware pursuant to the short form trust  agreement  (the "Short  Form Trust  Agreement"),  between the  Depositor  and the Owner  Trustee,  as amended and restated by the amended and restated  trust  agreement (the "Amended Trust  Agreement,"  and,  together with the Short Form
Trust  Agreement,  the "Trust  Agreement")  dated as of the Closing Date,  among the Depositor,  the Owner Trustee,  and the Securities
Administrator.  The Trust  Agreement  constitutes  the  "governing  instrument"  under the laws of the State of  Delaware  relating  to statutory  trusts.  After its  formation,  the Issuing  Entity will not engage in any activity other than (i) acquiring and holding the assets of the Issuing Entity and proceeds  therefrom,  (ii) issuing the Notes,  (iii) making payments on the Notes and (iv) engaging in other  activities  that are  necessary,  suitable or  convenient to accomplish  the  foregoing or are  incidental  thereto or connected therewith.

         The Issuing Entity is not expected to have any  significant  assets other than the mortgage loans and certain  related assets.
In accordance  with the Sale and Servicing  Agreement,  certain duties of the Issuing Entity under the Agreements  will be performed by the Securities Administrator and certain other duties will be performed by the Sponsor or an affiliate thereof.

         The Issuing Entity's fiscal year end is December 31.

         The Owner Trustee

         Wilmington  Trust Company is the Owner  Trustee  under the Trust  Agreement.  Wilmington  Trust Company is a Delaware  banking corporation with trust powers  incorporated in 1903.  Wilmington  Trust Company's  principle place of business is located at 1100 North
Market Street,  Wilmington,  Delaware,  19890. Wilmington Trust Company has served as Owner Trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

         Wilmington  Trust  Company is subject to various  legal  proceedings  that arise from time to time in the  ordinary  course of business.  Wilmington  Trust Company does not believe that the ultimate  resolution of any of these  proceedings will have a materially adverse effect on its services as Owner Trustee.

         Wilmington  Trust Company has provided the above  information  for purposes of complying  with  Regulation  AB. Other than the above two paragraphs,  Wilmington Trust has not  participated in the preparation of, and is not responsible for, any other  information contained in this free writing prospectus.

         Neither the Owner  Trustee nor any  director,  officer or employee of the Owner  Trustee  will be under any  liability  to the
Issuing Entity or the Noteholders  under the Trust Agreement  under any  circumstances,  except for the owner trustee's own misconduct, gross negligence,  bad faith or grossly negligent failure to act or in the case of the inaccuracy of some  representations  made by the owner trustee in the Trust  Agreement.  All persons into which the owner trustee may be merged or with which it may be  consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the Trust Agreement.

         The principal  compensation to be paid to the Owner Trustee in respect of its obligations  under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

         The Indenture Trustee

         The Indenture  Trustee is The Bank of New York, a banking  corporation  organized under the laws of the State of New York. The
Bank of New York's operations  include a full range of securities  services,  treasury  management,  investment  management and private banking services.

         Asset classes for which The Bank of New York serves as trustee  include  residential and commercial  mortgages,  credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases, franchise loans, and student loans.

         The Indenture  Trustee will not be under any  obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any  investigation  of matters  arising  under the  Indenture or to institute,  conduct or defend any  litigation  under the
Indenture or in relation to the Indenture at the request,  order or direction of any of the  Noteholders,  unless the Noteholders  have offered to the Indenture Trustee  indemnity  satisfactory to it against the cost,  expenses and liabilities which may be incurred.  The
Issuing Entity will reimburse the Indenture Trustee for all reasonable  out-of-pocket  expenses incurred or made by it, including costs of  collection,  in  addition  to  compensation  for  its  services.  Such  expenses  include  reasonable  compensation  and  expenses, disbursements  and advances of the Indenture  Trustee's  agents,  counsel,  accountants and experts.  The Issuing Entity will indemnify the Indenture Trustee and hold it harmless against any and all claims,  taxes,  penalties,  losses,  liabilities or expenses (including attorneys' fees and expenses) of any kind  whatsoever  incurred by either of them in connection  with the  administration  of the Trust and the  performance  of their  respective  duties under any of the  agreements  to which it is a party other than by reason of its own negligent  action,  its own negligent  failure to perform its obligation in compliance  with the Indenture or any liability  imposed by reason of its willful misfeasance or bad faith.

         The Securities Administrator

         Under the terms of the Indenture,  Wells Fargo Bank will also be responsible  for  securities  administration,  which includes pool  performance  calculations,  distribution  calculations  and the  preparation  of  monthly  distribution  reports.  As  Securities
Administrator,  Wells Fargo Bank is responsible for the  preparation of monthly  reports on Form 10-D,  certain current reports on Form
8-K and annual  reports on Form 10-K that are  required  to be filed  with the  Securities  and  Exchange  Commission  on behalf of the issuing Trust.

         Wells Fargo Bank has been  engaged in the  business of  securities  administration  since June 30,  1995.  As of December  31,
2006, Wells Fargo Bank was acting as Securities  Administrator with respect to more than  $1,006,418,000,000 of outstanding residential mortgage-backed securities.

         Using information set forth in this free writing  prospectus,  the Securities  Administrator  will recreate the cashflow model for the trust based solely on the information  received from the Issuing Entity.  Based on the monthly loan information provided by the
Servicer or the Master Servicer,  the Securities  Administrator  will calculate the amount of principal and interest to be paid to each class of notes on each Payment Date. In accordance  with the cashflow model and based on the monthly loan  information  provided by the
Master  Servicer,  the  Securities  Administrator  will  perform  distribution  calculations,  remit  payments on the  Payment  Date to
Noteholders  and prepare a monthly  statement to  Noteholders  detailing the payments  received and the activity on the mortgage  loans during the Due Period as described under  "Description of the Notes" and "Reports to Noteholders" in this free writing  prospectus.  In performing these obligations,  the Securities  Administrator will be able to conclusively rely on the information provided to it by the
Master Servicer,  and the Securities  Administrator will not be required to recompute,  recalculate or verify the information  provided to it by the Master Servicer.

         The  Securities  Administrator  may resign at any time,  in which event the  Issuing  Entity  will be  obligated  to appoint a successor securities  administrator.  The Issuing Entity may also remove the Securities  Administrator if the Securities  Administrator
ceases to be  eligible to continue  as such under the  Agreements  or if the  Securities  Administrator  becomes  incapable  of acting, bankrupt,  insolvent or if a receiver or public  officer  takes  charge of the  Securities  Administrator  or its  property.  Upon such resignation  or removal of the  Securities  Administrator  or the Issuing  Entity  will be  entitled to appoint a successor  securities administrator.

         The  Securities  Administrator  undertakes  to perform such duties and only such duties as are  specifically  set forth in the
Agreements as duties of the Securities Administrator, including:

         Upon receipt of all resolutions,  certificates,  statements,  opinions,  reports, documents, orders or other instruments which are specifically  required to be furnished to the Securities  Administrator  pursuant to the Agreements,  the Securities  Administrator will examine them to determine  whether they are in the required form;  provided,  however,  the Securities  Administrator  will not be responsible  for the  accuracy  or content  of any  resolution,  certificate,  statement,  opinion,  report,  document,  order or other instrument  furnished  hereunder;  provided,  further,  that the Securities  Administrator  will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreements.

         1.       On each  Payment  Date,  the  Securities  Administrator  will make  monthly  payments  and the final  payment  to the
Noteholders from funds in the Note Account as provided in the Indenture.

         2.       Except for those actions that the Securities  Administrator is required to take under the Agreements,  the Securities
Administrator  will not have any  obligation  or  liability  to take any action or to refrain  from taking any action in the absence of written direction as provided in the Agreements.

         The Securities  Administrator  will not in any way be liable by reason of any  insufficiency  in any account held by or in the name of the Securities  Administrator unless it is determined by a court of competent jurisdiction that the Securities  Administrator's negligence or willful  misconduct was the primary cause of such insufficiency  (except to the extent that the Securities  Administrator is obligor and has defaulted thereon). In no event will the Securities  Administrator be liable for special,  indirect or consequential loss or damage of any kind  whatsoever  (including but not limited to lost  profits),  even if the  Securities  Administrator  has been advised of the likelihood of such loss or damage and regardless of the form of action.  Furthermore,  the Securities Administrator will not be responsible  for the acts or omissions of the other  transaction  parties,  it being  understood that the Agreements will not be construed to render them  partners,  joint  venturers or agents of one another.  None of the foregoing will be construed,  however,  to relieve the Securities  Administrator  from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.  The Securities  Administrator will be entitled to reimbursement and  indemnification by the trust for any loss,  liability or expense  arising out of or in connection  with the  Agreements  as set forth in the  Agreements  except any such loss,  liability or expense as may arise from its negligence or intentional misconduct.

         The Paying Agent and Note Registrar

         Wells Fargo Bank in its capacity as Securities  Administrator,  will act as the initial paying agent and note registrar  under the  Agreements.  Each of the paying agent and note  registrar  may resign upon thirty (30) days' prior  written  notice to the Issuing
Entity;  provided that no such  resignation  will be effective  until  acceptance  of the  appointment  of a successor  paying agent or certificate  registrar.  In the event the paying agent and/or the note registrar resigns or is removed by the Issuing Entity for cause, the Issuing Entity may appoint a successor  paying agent or certificate  registrar,  as applicable.  The Issuing Entity will cause such successor  paying agent,  if other than the Indenture  Trustee,  the Master  Servicer or the Securities  Administrator,  to execute and deliver to the Issuing  Entity an instrument in which such paying agent will agree with the Issuing  Entity that such paying agent will hold all sums held by it for the payment to related  Noteholders in trust for the benefit of the related  Noteholders  entitled thereto until such sums have been paid to the related Noteholders.

         The Custodian

         Wells Fargo Bank will act as Custodian of the mortgage  loan files  pursuant to the  Custodial  Agreement.  In that  capacity,
Wells Fargo Bank is responsible  for holding and  safeguarding  the related  mortgage notes and other contents of the mortgage files on behalf of the  Indenture  Trustee and the  Noteholders.  Wells Fargo Bank  maintains  each such  mortgage  loan file in a separate file folder marked with a unique bar code to assure  loan-level file integrity and to assist in inventory  management.  Files are segregated by transaction or investor.

         Wells  Fargo Bank has been  engaged  in the  mortgage  document  custody  business  for more than 25 years.  Wells  Fargo Bank maintains  document custody facilities in its Minneapolis,  Minnesota  headquarters and in three regional offices located in Richfield,
Minnesota,  Irvine,  California and Salt Lake City, Utah. As of December 31, 2006,  Wells Fargo Bank maintains  mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         The Note Account

         The  Securities  Administrator  will  establish  and  maintain in the name of the  Indenture  Trustee,  for the benefit of the
Noteholders,  an account (the "Note  Account").  The  Securities  Administrator  will  deposit in the Note  Account,  as received,  the following amounts:

                           (i)      Any amounts withdrawn from the Collection Account or other permitted account;

                           (ii)     Any advance and compensating interest payments;

                           (iii)    Any Insurance  Proceeds or  Liquidation  Proceeds  received by the Master  Servicer  which were not deposited in the Collection Accounts or other permitted account;

                           (iv)     The  repurchase  price with  respect to any  mortgage  loans  repurchased  and all  proceeds of any mortgage loans or property acquired in connection with the optional redemption;

                           (v)      Any amounts required to be deposited with respect to losses on permitted investments; and

                           (vi)     Any other  amounts  received by or on behalf of the Master  Servicer or the  Indenture  Trustee and
         required to be deposited in the Note Account pursuant to the Sale and Servicing Agreement and the Indenture.

         All amounts deposited to the Note Account will be held in the name of the Indenture  Trustee,  in trust for the benefit of the
Noteholders in accordance  with the terms and  provisions of the Indenture.  The amount at any time credited to the Note Account may be held as cash or  invested  in the name of the  Indenture  Trustee,  in trust for the  benefit  of the  Noteholders,  in such  permitted investments  selected by the Servicer as set forth in the Sale and Servicing  Agreement.  Any one or more of the following  obligations or securities held in the name of the Indenture  Trustee,  in trust for the benefit of the  Noteholders  will be considered a permitted investment:

                  (i)      direct  obligations  of, and  obligations  the timely  payment of which are fully  guaranteed  by the United
States of America or any agency or  instrumentality  of the United  States of America the  obligations  of which are backed by the full faith and credit of the United States of America;

                  (ii)     (a) demand and time deposits in, notes of deposit of, bankers'  acceptances  issued by or federal funds sold by any depository  institution or trust company  (including the Indenture  Trustee or its agent acting in their  respective  commercial capacities)  incorporated  under the laws of the  United  States of  America  or any state  thereof  and  subject  to  supervision  and examination by federal and/or state  authorities,  so long as, at the time of such investment or contractual  commitment  providing for such investment,  such depository  institution or trust company or its ultimate parent has a short-term uninsured debt rating generally in one of the two highest  available  rating  categories of each Rating Agency and provided that each such  investment  has an original maturity of no more than 365 days and (b) any other  demand or time  deposit or  certificate  of deposit  that is fully  insured by the
Federal Deposit Insurance Corporation;

                  (iii)    repurchase  obligations  with a term not to exceed 30 days with respect to any security  described in clause
(i) above and entered into with a depository  institution or trust company (acting as principal)  rated A (or its equivalent) or higher by each Rating Agency;  provided,  that, such repurchase  obligations are accounted for by the Trust as secured loans to the repurchase counterparty in accordance with Financial Accounting Standard 140;

                  (iv)     securities bearing interest or sold at a discount that are issued by any corporation  incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest  long-term  unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper  (including both  non-interest-bearing  discount  obligations and  interest-bearing  obligations payable on demand or on a  specified  date not more than 30 days after the date of  acquisition  thereof)  that is rated by each Rating
Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi)     units of money  market  funds,  including  those  money  market  funds  managed or advised by the  Indenture
Trustee, the Securities Administrator or their Affiliates, that have the highest applicable rating from the Rating Agencies; and

                  (vii)    any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator.

         In addition,  no instrument  described  hereunder  may evidence  either the right to receive (a) only interest with respect to the  obligations  underlying  such  instrument or (b) both principal and interest  payments  derived from  obligations  underlying such instrument  and the interest and  principal  payments with respect to such  instrument  provide a yield to maturity at par greater than
120% of the yield to maturity at par of the underlying obligations

         On each Payment Date, the Securities  Administrator  will withdraw  Available Funds from the Note Account and make payments to the related  Noteholders in accordance  with the provisions set forth under  "Description of the  Notes-Payments  on the Notes" in this free  writing  prospectus.  Each of the  Indenture  Trustee,  the  Securities  Administrator  and the  Custodian  will be  entitled  to compensation  for its services under the Agreements which will be paid by the Master Servicer.  The Indenture  Trustee,  the Securities
Administrator,  the Master  Servicer  and the  Custodian  will also be entitled to be  reimbursed  from  amounts on deposit in the Note
Account for their expenses,  costs and liabilities  incurred by or reimbursable to them pursuant to the Agreements prior to the payment of the Available Funds.

         Events of Default

         Events of default under the Indenture will include:

         (i)      a failure by the Issuing  Entity to pay Class  Monthly  Interest  Amount on the Offered Notes on any Payment Date and
such default shall continue for a period of five days; or

         (ii)     the failure by the Issuing Entity on the Final  Scheduled  Payment Date to pay all Class Monthly  Interest  Amount of
the Offered Notes,  all remaining  Basis Risk Shortfall  Amounts to the Offered Notes and to reduce the Note Principal  Balances of any
Offered Notes to zero; or

         (iii)    there occurs a default in the  observance or  performance  of any covenant or agreement of the Issuing Entity made in the Indenture,  or any  representation  or warranty of the Issuing Entity made in the Indenture or in any  certificate or other writing delivered  pursuant  hereto or in connection  herewith  proving to have been incorrect in any material  respect as of the time when the same shall have been made, and such default shall continue or not be cured,  or the  circumstance or condition in respect of which such representation  or warranty was incorrect shall not have been eliminated or otherwise  cured, for a period of 30 days after there shall have been given,  by registered  or certified  mail, to the Issuing  Entity by the Indenture  Trustee or to the Issuing  Entity and the
Indenture  Trustee by the Holders of at least 25% of the aggregate Note Principal  Balance of the  Outstanding  Notes, a written notice specifying  such default or  incorrect  representation  or warranty  and  requiring it to be remedied and stating that such notice is a notice of default hereunder; or

         (iv)     there occurs the filing of a decree or order for relief by a court having  jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the trust fund in an involuntary case under any applicable  federal or state  bankruptcy, insolvency  or other  similar law now or hereafter in effect,  or  appointing a receiver,  liquidator,  assignee,  custodian,  trustee, sequestrator  or similar  official of the Issuing Entity or for any  substantial  part of the trust fund, or ordering the winding up or liquidation  of the  Issuing  Entity's  affairs,  and such  decree or order  shall  remain  unstayed  and in effect  for a period of 60 consecutive days; or

         (v)      there  occurs the  commencement  by the Issuing  Entity of a  voluntary  case under any  applicable  federal or state bankruptcy,  insolvency or other similar law now or hereafter in effect,  or the consent by the Issuing Entity to the entry of an order for relief in an involuntary  case under any such law, or the consent by the Issuing Entity to the appointment or taking  possession by a receiver,  liquidator,  assignee,  custodian,  Indenture  Trustee,  sequestrator or similar official of the Issuing Entity or for any substantial  part of the assets of the trust fund,  or the making by the Issuing  Entity of any general  assignment  for the benefit of creditors,  or the failure by the Issuing  Entity  generally  to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing; or

         (vi)     the Issuing Entity becoming an entity subject to federal tax.

         Rights Upon Event of Default

         If an Event of Default should occur and be continuing with respect to the Notes,  the Securities  Administrator at the written direction of the Noteholders  representing  more than 50% of the aggregate Note Principal  Balance of the Notes then  outstanding,  may declare the principal of the Notes,  together with accrued and unpaid interest thereon through the date of acceleration,  to be due and payable  immediately.  Such declaration  may, under certain  circumstances,  be rescinded and annulled by the Noteholders  representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

         If,  following  an Event of Default,  any Notes have been  declared  to be due and  payable,  the  Indenture  Trustee  may, if directed by the  Noteholders  representing  more than 50% of the aggregate  Note Principal  Balance of the Notes,  refrain from selling such assets and  continue to apply all amounts  received on such assets to payments  due on the Notes in  accordance  with their terms, notwithstanding  the  acceleration  of the maturity of the Notes.  The Indenture  Trustee,  however,  must sell or cause to be sold (in accordance  with the direction of the  Noteholders  representing  more than 50% of the aggregate  Note Balance of the Notes) the assets included in the Trust if collections in respect of such assets are  determined  (by an independent  appraiser  payable by the Trust) to be  insufficient  to pay certain  expenses  payable under the Indenture and to make all scheduled  payments on the Notes.  In the event the assets of the Trust are sold, any  collection  on, or the proceeds from the sale of, the assets will be applied in accordance  with the provisions of the Indenture.

         Subject to the provisions of the Indenture  relating to the duties of the Indenture  Trustee,  in case an Event of Default has occurred  and is  continuing,  the  Indenture  Trustee will be under no  obligation  to exercise any of the rights and powers under the
Indenture  at the request or  direction of any of the  Noteholders,  unless such  Noteholders  have  offered to the  Indenture  Trustee security or indemnity  satisfactory to it against the costs,  expenses and liabilities which might be incurred by it in compliance with such request or direction.  Subject to such provisions for  indemnification  and certain  limitations  contained in the Indenture,  the
Noteholders  representing more than 50% of the aggregate Note Balance of the Notes will have the right to direct the time,  method, and place of conducting any proceeding or any remedy  available to the Indenture  Trustee or exercising any trust or power conferred on the
Indenture  Trustee with respect to the Notes;  and the  Noteholders  representing  more than 50% of the  aggregate  Note Balance of the
Notes may, in certain cases, waive any default with respect thereto.

         Limitation on Suits

         To the extent set forth in the Indenture,  no Noteholder will have any right to institute any proceedings  with respect to the
Indenture  unless (1) such Noteholder has previously  given written notice to the Indenture  Trustee of a continuing  Event of Default;
(2)  Noteholders  representing  not less than 25% of the  aggregate  Note  Principal  Balance of the Notes then  outstanding  have made written  request to the  Indenture  Trustee to institute  proceedings  in respect of such Event of Default in its own name as Indenture
Trustee, on behalf of the Noteholder;  (3) such Noteholders have offered to the Indenture Trustee indemnity  satisfactory to it against the costs,  expenses and liabilities to be incurred in compliance with such request;  (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture  Trustee has failed to institute any such proceedings;  and (5) no direction  inconsistent with such written request has been given to the Indenture  Trustee during such 60-day period by the Noteholders  representing more than
50% of the aggregate Note Principal Balance of the Notes then outstanding.

         Supplemental Indentures

         Without the consent of the holders of any Offered Notes,  the Issuing Entity and the Indenture  Trustee,  at any time and from time to time,  may enter into one or more  supplemental  Indentures  for any of the following  purposes:  (a) to correct or amplify the description of any property at any time subject to the lien of the  Indenture,  (b) to evidence the succession of another person to the
Issuing Entity; (c) to add to the covenants of the Issuing Entity;  (d) to convey,  transfer,  assign,  mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity,  to correct or supplement any provision in the Indenture;  (f) to make any other  provisions with respect to matters or questions  arising under the Indenture;  (g) to evidence and provide for the acceptance of the appointment of a successor  indenture  trustee;  or (h) to modify,  eliminate or add to the provisions of the Indenture;  provided, that,  with  respect to any  supplemental  indenture  under (f) and (h) above,  such action (as  evidenced  by either (i) an opinion of counsel  delivered  to the  Depositor,  the  Issuing  Entity  and the  Indenture  Trustee to the effect  that such  amendment  will not materially and adversely  affect the interests of the holders of the Offered Notes or (ii)  confirmation  from the Rating Agencies that such  amendment  will not result in the reduction or withdrawal of the rating of any class of Offered  Notes) will not  materially  and adversely  affect the  interests of the holders of the Offered  Notes and will not (as  evidenced by an  officer's  certificate  of the
Sponsor) cause the Trust to fail to qualify as a "qualified special purpose entity" under Financial Accounting Standard 140.

         The Issuing  Entity and the  Indenture  Trustee  also may,  with the consent of the holders of not less than a majority of the
Note  Balance of each class of Offered  Notes  affected  thereby,  enter into a  supplemental  indenture  for the purpose of adding any provisions  to, or changing in any manner or  eliminating  any of the  provisions  of, the  Indenture or of modifying in any manner the rights of the  holders of the Offered  Notes under the  Indenture;  provided  that no such  supplemental  indenture  will,  without the consent of the holder of each Offered  Note  affected  thereby:  (a) change the date of payment of any  installment  of principal of or interest on any Offered Note, or reduce the principal  amount thereof or the Note Rate thereon,  change the provisions of the Indenture relating to the  application  of  collections  on, or the  proceeds of the sale of, the Trust to payment of principal of or interest on the Offered Notes,  or change any place of payment where,  or the coin or currency in which,  any Offered Note or the interest  thereon is payable;  (b) reduce the percentage of the Note Balances of the Offered  Notes,  the consent of the holders of which is required for any such supplemental  indenture;  (c) reduce the percentage of the Note Balances of the Offered Notes required to direct the Indenture
Trustee to direct the Issuing  Entity to sell or liquidate the Trust;  (d) modify any of the provisions of the Indenture in such manner as to affect the  calculation  of the amount of any  payment of  interest  or  principal  due on any  Offered  Note;  or (e) permit the creation  of any lien  ranking  prior  to or on a  parity  with the lien of the  Indenture  with  respect  to any part of the  Trust or terminate the lien of the Indenture.

         Optional Redemption

         The majority holder of the Owner Trust  Certificates  may purchase all of the mortgage loans,  together with any properties in respect  thereof  acquired on behalf of the trust,  on or after the Payment Date on which the sum of the aggregate  Loan Balance of the mortgage loans is 10% or less of the Cut-off Date Loan Balance of the mortgage  loans.  In the event that the option is exercised,  the purchase  will be  made at a price  (the  "Redemption  Price")  generally  equal  to the  greater  of (A) the sum of (x) the  aggregate outstanding  Loan  Balance of the  mortgage  loans  (other  than those  referred to in clause (y) below),  including  accrued  interest thereon,  and (y) in the case of any REO property  and any  mortgage  loans with  respect to which  foreclosure  proceedings  have been initiated or are otherwise 120 days or more  delinquent,  the fair market value of such REO property and mortgage  loans  (disregarding accrued interest  thereon) and (B) the sum of the aggregate unpaid  principal  balance of the Notes (other than any Allocated  Realized
Loss Amounts),  all accrued and unpaid  interest  thereon  (other than any Basis Risk  Shortfall  Amounts),  any  unreimbursed  Monthly
Advances,  Servicing  Advances and any Monthly  Advances the Servicer has failed to remit and any Swap  Termination  Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

         Voting Rights

         Voting  rights of the trust in general  will be  allocated  among the  classes  of notes  based  upon  their  respective  Note
Principal Balances.
         Assignment of the Mortgage Loans; Repurchase

         At the time of issuance of the Notes,  the Depositor will cause the mortgage  loans,  together with all principal and interest due on or with respect to such mortgage  loans after the Cut-off Date, to be sold to the trust.  The mortgage loans in each of the Loan
Groups will be  identified in a schedule  appearing as an exhibit to the Indenture  with each Loan Group  separately  identified.  Such schedule  will include  information  as to the principal  balance of each mortgage loan as of the Cut-off Date, as well as  information including,  among other things,  the mortgage  rate, the Net Mortgage  Rate,  the Monthly  Payment,  the maturity date of each mortgage note, the Loan-to-Value Ratio and Combined Loan-to-Value Ratio.

         In addition,  the  Depositor  will deposit with the  Custodian,  on behalf of the  Indenture  Trustee,  for the benefit of the
Noteholders, if any, the following documents with respect to each mortgage loan:

                                    (a)     the original  mortgage note,  endorsed  without recourse in blank or in the following form:
                  "Pay to the order of The Bank of New York.,  as Indenture  Trustee for Noteholders of Newcastle  Mortgage  securities
                  Trust Asset-Backed  Notes,  Series 2007-1 without  recourse," with all intervening  endorsements that show a complete chain of  endorsement  from the  originator to the Sponsor or, if the original  mortgage note is  unavailable  to the
                  Depositor, a photocopy thereof, if available, together with a lost note affidavit;

                                    (b)     the original recorded mortgage or a photocopy  thereof,  to the extent provided in the Sale
                  Servicing Agreement;

                                    (c)     a duly  executed  assignment  of the  mortgage  in blank or to "The Bank of New  York.,  as
                  Indenture Trustee for Noteholders of Newcastle Mortgage Securities Trust Asset-Backed  Notes, Series 2007-1,  without recourse" or in blank; in recordable form or, for each mortgage loan subject to the Mortgage Electronic  Registration
                  Systems,  Inc. (the "MERS® System"),  evidence that the mortgage is held for the trustee as described in the Sale and
                  Servicing Agreement;

                                    (d)     all  interim  recorded  assignments  of  such  mortgage,  if any  and if  available  to the
                  Depositor; and

                                    (e)     the original or duplicate  original  lender's  title policy or, in the event such  original title policy has not been received from the insurer,  such original or duplicate  original lender's title policy will be  delivered  within  one year of the  closing  date or,  in the  event  such  original  lender's  title  policy  is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

         With respect to each mortgage loan subject to the MERS® System,  in accordance with the rules of membership of Merscorp,  Inc.
and/or Mortgage  Electronic  Registration  Systems,  Inc.  ("MERS"),  the assignment of the mortgage related to each such mortgage loan shall be  registered  electronically  through the MERS®  System and MERS shall  serve as  mortgagee  of record  solely as nominee in an administrative capacity on behalf of the trustee and shall not have any interest in such mortgage loans.

         Assignments  of the mortgage  loans  provided to the Custodian on behalf of the  Indenture  Trustee will not be required to be submitted  for  recording  (except with respect to any mortgage  loan  located in Maryland)  unless (i) the  Indenture  Trustee and the
Depositor  receive  written  notice that such failure to record would result in a withdrawal or a  downgrading  by any Rating Agency of the  rating on any class of Notes,  (ii) such  mortgage  loan is  electronically  registered  through  the MERS®  System;  or (iii) the earliest to occur of: (a)  reasonable  direction by the holders of 25% of the aggregate  note balance of the Notes,  (b) the occurrence of a servicer  event of  termination,  (iii) the occurrence of a bankruptcy,  insolvency or foreclosure  relating to the originator and
(iv) the occurrence of a servicing transfer as described in Sale and Servicing Agreement.

         The  Custodian on behalf of the  Indenture  Trustee will  perform a review of the mortgage  loan  documents on or prior to the closing date or in the case of any document  permitted to be delivered after the closing date,  promptly after the Custodian's  receipt of such documents and will hold such documents in trust for the benefit of the holders of the related notes, if any.

         Representations and Warranties

         In the Assignment  Agreement,  the Originator will make certain  representations and warranties as of the Closing Date. All of the Depositor's  right,  title and interest to the mortgage loans and all rights of the Depositor  under the Assignment  Agreement will be assigned to the Indenture  Trustee pursuant to the Sale and Servicing  Agreement.  The Depositor will file the Agreements along with the exhibits to the Agreements with the Securities and Exchange Commission in a report on Form 8-K.

         The representations  and warranties of the Originator with respect to the related mortgage loans include the following,  among others:

         (a)      The mortgage loan is covered by an American Land Title  Association  ("ALTA")  lender's title  insurance  policy or a comparable  form in the States of California or Texas (which,  in the case of an adjustable  rate mortgage loan has an adjustable  rate mortgage  endorsement  in the form of ALTA 6.0 or 6.1),  issued  by a title  insurer  acceptable  to  Fannie  Mae and  Freddie  Mac and qualified to do business in the jurisdiction  where the mortgaged  property is located,  insuring (subject to the exceptions  contained in (x)(a) and (b), and with  respect to any second lien  mortgage  loan (c),  above) the Seller or the  Servicer,  its  successors  and assigns as to the first or second  priority  lien (as  indicated  on the  mortgage  loan  schedule)  of the  mortgage  in the  original principal  amount of the mortgage  loan  (including,  if the mortgage loan provides for negative  amortization,  the maximum  amount of negative  amortization  in accordance  with the mortgage) and, with respect to any adjustable  rate mortgage loan,  against any loss by reason of the invalidity or  unenforceability  of the lien  resulting  from the provisions of the mortgage  providing for adjustment in the  mortgage  interest  rate and monthly  payment and  negative  amortization  provisions  of the mortgage  note.  Additionally,  such lender's  title  insurance  policy  affirmatively  insures  ingress  and  egress  to and  from  the  mortgaged  property,  and  against encroachments  by or upon the  mortgaged  property or any  interest  therein.  The Seller is the sole  insured of such  lender's  title insurance  policy,  and such lender's title insurance  policy is in full force and effect and will be in full force and effect upon the consummation  of the  transactions  contemplated  by this  agreement.  No claims  have been made under such  lender's  title  insurance policy, and no prior holder of the related mortgage,  including the Seller,  has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy;

         (b)      The terms of the mortgage note and the mortgage have not been impaired,  waived,  altered or modified in any respect, except by written  instruments,  recorded in the applicable  public  recording office if necessary to maintain the lien priority of the mortgage,  and which have been  delivered to the  Custodian;  the  substance of any such waiver,  alteration or  modification  has been approved by the title insurer,  to the extent required by the related policy,  and is reflected on the related  mortgage loan schedule.
No instrument  of waiver,  alteration or  modification  has been  executed,  and no mortgagor has been  released,  in whole or in part, except in connection  with an assumption  agreement  approved by the title  insurer,  to the extent  required by the policy,  and which assumption agreement has been delivered to the custodian and the terms of which are reflected in the related mortgage loan schedule;

         (c)      The mortgage file contains an appraisal of the related  mortgaged  property  which  satisfied the standards of Fannie
Mae and Freddie Mac, was on appraisal form 1004,  form 1025 and form 1073 with an interior  inspection  and was made and signed,  prior to the approval of the mortgage loan  application,  by a qualified  appraiser,  duly  appointed by the  Servicer,  who had no interest, direct or indirect in the mortgaged  property or in any loan made on the security  thereof,  whose  compensation is not affected by the approval or  disapproval of the mortgage loan and who met the minimum  qualifications  of Fannie Mae and Freddie Mac. Each appraisal of the mortgage loan was made in accordance with the relevant provisions of the Financial  Institutions Reform,  Recovery, and Enforcement
Act of 1989;

         (d)      No mortgage  loan (a)(1) is subject to the  provisions  of the  Homeownership  and Equity  Protection  Act of 1994 as
amended  ("HOEPA"),  (2) that is secured by the  borrower's  principal  residence  has an APR or total  points and fees that exceed the thresholds set by HOEPA and its implementing  regulations,  including 12 CFR 226.32 (a)(1)(i) and (ii)) and such requirement applies to other second  mortgage  loans or (3) has an "annual  percentage  rate" or "total points and fees" payable by the borrower (as each such term is defined  under HOEPA) that equal or exceed the  applicable  thresholds  defined  under HOEPA  (Section 32 of  Regulation  Z, 12
C.F.R.  Section  226.32(a)(1)(i)  and (ii)), (b) is a "high cost" mortgage loan,  "covered" mortgage loan (excluding home loans defined as "covered home loans"  pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership  Security Act that were originated  between  November 26, 2003 and July 7, 2004),  "high risk home" mortgage  loan, or  "predatory"  mortgage loan or any other comparable  term,  no matter how defined  under any federal,  state or local law, (c) is subject to any  comparable  federal,  state or local statutes or regulations,  or any other statute or regulation  providing for heightened  regulatory scrutiny or assignee liability to holders of such  mortgage  loans,  or (d) is a High Cost Loan or  Covered  Loan,  as  applicable  (as such terms are  defined in the current Standard & Poor's LEVELS® Glossary which is now Version 5.7 Revised, Appendix E).

         After the Closing  Date,  if in  compliance  with review  procedures  any  document is found to be missing or defective in any material  respect,  the  Indenture  Trustee or the  Custodian,  as agent for the  Indenture  Trustee,  will be  required  to notify the
Originator and the Seller in writing.  If the  Originator  cannot or does not cure such omission or defect with respect to a missing or defective  document,  within 30 days of its receipt of notice,  the Originator will be required to repurchase the related mortgage loan from the  Issuing  Entity  within  30 days  from the date of  notice.  Under  the Sale and  Servicing  Agreement,  the price at which a mortgage loan will be required to be repurchased ( the "Repurchase  Price") will be equal to 100% of the Outstanding  Principal Balance thereof as of the date of  repurchase  plus  accrued and unpaid  interest  thereon at the  mortgage  rate to the first day of the month following the month of repurchase,  plus any costs and damages  incurred by the trust in connection with any violation of such mortgage loan of any  anti-predatory  lending laws, and reduced by any portion of the servicing fee or advances  payable to the purchaser of the mortgage loan. To the extent that the Originator is obligated  pursuant to the Assignment  Agreement to repurchase a mortgage loan at a price less than the  Repurchase  Price,  then the Seller  will be  obligated  to remit to the  Depositor  the  difference  between  the
Repurchase  Price and the amount  required to be paid by the  Originator.  Rather than  repurchase the mortgage loan as provided above, the  Originator  may remove such  mortgage  loan from the Issuing  Entity and  substitute  in its place  another  mortgage loan of like characteristics.

         After the Closing Date,  if in compliance  with review  procedures a  representation  or warranty with respect to any mortgage loan is breached and such breach  materially  and adversely  affects the  interests of the holders of the Notes in such mortgage  loan, the Indenture Trustee or the Custodian,  as agent for the Indenture  Trustee,  will be required to notify the Originator and the Seller in writing.  If the Originator cannot or does not cure such omission or defect with respect to a missing or defective  document,  or if the Originator does not cure such breach with respect to a breach of a representation  or warranty,  in each case within 30 days of its receipt of notice,  the  Originator  will be required to repurchase  the related  mortgage loan from the Issuing  Entity within 30 days from the date of notice at the Repurchase  Price. To the extent that the Originator is obligated  pursuant to the Assignment  Agreement to repurchase a mortgage loan at a price less than the  Repurchase  Price,  then the Seller will be obligated to remit to the Depositor the  difference  between  the  Repurchase  Price and the amount  required to be paid by the  Originator.  Rather  than  repurchase  the mortgage  loan as provided  above the  Originator  may remove such mortgage  loan from the Issuing  Entity and  substitute in its place another mortgage loan of like characteristics.

         Fremont  General  Corporation,  the parent of the  Originator,  has  guaranteed  the  obligations  of the  Originator to cure, repurchase or substitute the mortgage loans.

         The  obligation  to cure,  repurchase  or  substitute  as  described  above  constitutes  the  sole  remedy  available  to the
Noteholders,  the  Indenture  Trustee or the  Depositor  for omission of, or a material  defect in, a mortgage  loan  document or for a breach of representation or warranty by the Originator with respect to a mortgage loan.

Reports to Noteholders

         On each Payment Date,  the  Securities  Administrator  will make  available to each  Noteholder,  the Master  Servicer and the
Depositor a statement generally setting forth, among other information:

         1.       the applicable record dates,  interest accrual periods and determination  dates for calculating  payments and general
Payment Dates;

         2.       with respect to each Loan Group, the total cash flows received;

         3.       the amount, if any, of fees or expenses accrued and paid and to whom such fees and expenses were paid;

         4.       the amount of the  related  distribution  to holders of the Offered  Notes (by class)  allocable  to interest  and to principal,  separately  identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

         5.       the Excess  Interest,  the  Overcollateralized  Amount,  the  Overcollateralization  Increase  Amount,  the  Required
Overcollateralization  Amount,  the  Excess  Overcollateralization   Amount,  the  Overcollateralization   Deficiency  and  the  Senior
Enhancement Percentage for such Payment Date;

         6.       the Class  Monthly  Interest  Amount in respect of the Notes for such Payment Date and the Class  Interest  Carryover
Shortfall, if any, with respect to the Notes on such Payment Date;

         7.       the  aggregate  amount of any  Prepayment  Interest  Shortfall  for such Payment  Date,  to the extent not covered by payments of Compensating Interest by the Servicer;

         8.       the Basis Risk  Shortfall  Amounts for the Offered  Notes,  if any, for such  Payment  Date and the amount  remaining undistributed after reimbursements therefor on such Payment Date;

         9.       whether a Stepdown Date or a Trigger Event is in effect on such Payment Date;

         10.      the Note Principal  Balance of the Offered Notes before and after giving effect to the  distribution of principal and allocation of Realized Losses on such Payment Date;

         11.      with  respect to each Loan Group,  the number and Loan Balance of all the mortgage  loans for the  following  Payment
Date;

         12.      the Note Interest Rates for each class of Offered Notes for such Payment Date;

         13.      with respect to any mortgage loan that was liquidated  during the preceding  calendar month, the loan number and Loan
Balance of, and Realized Loss on, such mortgage loan as of the end of the prior calendar month;

         14.      with respect to each Loan Group, the total number and principal balance of any real estate owned, or REO,  properties as of the end of the prior calendar month;

         15.      with respect to each Loan Group, the cumulative Realized Losses through the end of the preceding month;

         16.      with respect to each Loan Group, the number and aggregate  outstanding Loan Balance of the mortgage loans,  using the
OTS method of calculation,  that are, (1) 30 days delinquent,  (2) 60 days delinquent and (3) 90 days or more delinquent,  in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

         17.      with  respect to each Loan  Group and if  applicable,  material  modifications,  extensions  or waivers to pool asset terms, fees, penalties or payments during the payment period or that have become material over time;

         18.      with  respect to each Loan Group and if  applicable,  the special  hazard  amount,  fraud loss amount and  bankruptcy amount, if applicable, as of the close of business on the applicable Payment Date.

         The Securities  Administrator  will make the monthly  statement and, at its option,  any additional  files containing the same information  in an  alternative  format,  available  each month to Noteholders  via the  Securities  Administrator's  internet  website referenced below under "Available Information".  Assistance in using the Securities  Administrator's website service can be obtained by calling the Securities  Administrator's customer service desk at (866) 846-4526.  Parties that are unable to use the above distribution options  are  entitled to have a paper copy mailed to them via first  class mail by calling  the  Securities  Administrator's  customer service desk and indicating such. The Securities  Administrator may change the way monthly  statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         So long as the Issuing  Entity is required to file reports  under the Exchange  Act,  these  monthly  statements  will be made available as described below under "Available Information" in this free writing prospectus.

         Annual reports of assessment of compliance with the AB Servicing Criteria,  attestation  reports, and statements of compliance will be provided to registered holders of the related notes, if not available at the Securities  Administrator's  website, upon request free of charge. See "-Evidence as to Compliance".

         The annual reports on Form 10-K, the  distribution  reports on Form 10-D,  certain  current reports on Form 8-K and amendments to those reports,  in each case,  prepared and filed by the  Securities  Administrator  with respect to the Issuing Entity  pursuant to section  13(a) or 15(d)  of the  Exchange  Act  will be made  available  on the  website  of the  Securities  Administrator  as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

         In addition,  within a reasonable  period of time after the end of each  calendar  year,  the  Securities  Administrator  will prepare and deliver to each  Noteholder of record during the previous  calendar year a statement  containing  information  necessary to enable  Noteholders  to prepare their tax returns.  Such  statements  will not have been  examined and reported upon by an  independent public accountant.

                                                   THE SALE AND SERVICING AGREEMENT

         The  following  summary  describes a number of terms of the Sale and Servicing  Agreement.  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the  provisions  of the Sale and  Servicing  Agreement.  The
Sponsor will provide to a prospective or actual Noteholder  without charge, on written request,  a copy (without  exhibits) of the Sale and Servicing Agreement.  Requests should be addressed to Newcastle  Investment Corp., 1345 Avenue of the Americas,  New York, New York
10105. See "The Agreements" in the base prospectus.

         Servicing and Other Compensation and Payment of Expenses

         The Master  Servicer  will be  entitled  to receive a fee as  compensation  for its  activities  under the Sale and  Servicing
Agreement  which will be equal to 1/12th of the master  servicing  fee rate,  set forth below,  multiplied  by the Loan Balance of each mortgage  loan  outstanding.  The master  servicing  fee rate for each  mortgage  loan will be 0.010% per annum.  Each of the Indenture
Trustee,  the Securities  Administrator  and the Custodian will be entitled to compensation for its services under the Agreements which will be paid by the Master  Servicer.  The  Agreements  also will provide that the Master  Servicer  will be entitled to  reimbursement from the Note  Account for advances  and certain  expenses.  The  Servicer  will be entitled to receive a fee as  compensation  for its activities  under the Sale and Servicing  Agreement equal to 1/12th of the servicing fee rate, set forth below,  multiplied by the Loan
Balance of each mortgage loan outstanding. The servicing fee rate for each mortgage loan will be 0.500% per annum.

         In addition to the primary  compensation  described  above,  the Servicer will be entitled to retain all assumption  fees, tax service  fees and late  payment  charges,  all to the extent  collected  from  mortgagors  and as  provided  in the Sale and  Servicing
Agreement other than prepayment charges and penalties, if any, collected.

         The Servicer will pay all related  expenses  incurred in connection  with its servicing  responsibilities  (subject to limited reimbursement as described in the Sale and Servicing Agreement).

         Collection and Other Servicing Procedures

         The Servicer will use reasonable  efforts to ensure that all payments  required under the terms and provisions of the mortgage loans are  collected,  and will follow  collection  procedures  comparable to the  collection  procedures of prudent  mortgage  lenders servicing  mortgage  loans for their own  account,  to the  extent  such  procedures  will be  consistent  with the Sale and  Servicing
Agreement.

         In instances in which a loan is in default, or if default is reasonably  foreseeable,  and if determined by the Servicer to be in the best interests of the related Noteholders,  the Servicer may engage, either directly or through subservicers,  in a wide variety of loss mitigation practices including waivers,  modifications,  payment  forbearances,  partial  forgiveness,  entering into repayment schedule  arrangements,  and  capitalization of arrearages rather than proceeding with foreclosure or repossession,  if applicable.  In making that  determination,  the Servicer will take into account whether such loss mitigation  practice will not be materially  adverse to the interests of the  Noteholders  in the aggregate on a present value basis using  reasonable  assumptions  (including  taking into account any  estimated  Realized  Losses that might  result  absent such  action).  Modifications  may have the effect of,  among other things,  reducing the loan rate,  forgiving payments of principal,  interest or other amounts owed under the mortgage loan or contract, such as taxes or  insurance  premiums,  extending  the final  maturity  date of the loan,  capitalizing  delinquent  interest and other amounts owed under the mortgage loan or contract,  or any combination of these or other modifications.  In addition, if the loan is not in default or if default is not reasonably  foreseeable,  the Servicer may modify the loan only to the extent set forth in the Sale and
Servicing  Agreement.  Any  modified  loan may  remain  in the  related  trust,  and the  reduction  in  collections  resulting  from a modification  may result in a lower  available  funds rate,  reduced  distributions  of interest or principal  on, may extend the final maturity of, or result in a allocation of a Realized Loss to, one or more classes of the related Notes.

         In  connection  with any such  servicing  modification  and  subject  to the Sale  and  Servicing  Agreement  and the Sale and
Servicing  Agreement,  the Servicer or Master Servicer may reimburse  itself from the issuing entity for any  outstanding  advances and servicing  advances at the time of the modification to the extent that such related advances or servicing  advances are reimbursable to that Servicer or Master  Servicer and to the extent of the principal  portion of related  Available Funds for the related Payment Date.
Any such  reimbursement  will occur during the same calendar month as the servicing  modification,  and any such  reimbursement will be treated as a Realized  Loss which will be incurred  on the Payment  Date  related to the  calendar  month  during  which the  servicing modification occurred.

         Realization Upon Defaulted Mortgage Loans

         The Servicer will take such action either as the Servicer  deems to be in the best  interest of the Issuing  Entity,  or as is consistent  with accepted  servicing  practices or in accordance  with  established  practices for other mortgage loans serviced by the
Servicer  with respect to defaulted  mortgage  loans and  foreclose  upon or otherwise  comparably  convert the ownership of properties securing  defaulted  mortgage loans as to which no  satisfactory  collection  arrangements  can be made. To the extent set forth in the
Sale and  Servicing  Agreement,  the  Servicer  will  service the  property  acquired  by the Issuing  Entity  through  foreclosure  or deed-in-lieu  of foreclosure  in accordance  with  procedures  that the Servicer  employs and exercises in servicing and  administering mortgage  loans for its own  account  and which are in  accordance  with  accepted  mortgage  servicing  practices  of prudent  lending institutions  and to the extent set forth in the Sale and  Servicing  Agreement.  The  Servicer  will not be required to expend its own moneys with respect to the restoration or to make servicing  advances with respect to such mortgaged  properties unless such entity has determined  that (i) such amounts  would be recovered  and (ii) it believes  such  restoration  will  increase  proceeds to the Issuing
Entity  following  the mortgaged  property's  eventual  liquidation.  The Servicer may also in its  discretion,  as an  alternative  to foreclosure,  sell a defaulted mortgage loan  at fair market value to third parties, if the Servicer reasonably believes that such sale would maximize proceeds to the trust in the aggregate (on a present value basis) with respect to such mortgage loan.

         Since  Insurance  Proceeds  cannot  exceed  deficiency  claims and certain  expenses  incurred by the  Servicer,  no insurance payments will result in a recovery to  Noteholders  which exceeds the  principal  balance of the defaulted  mortgage loan together with accrued interest thereon at its Net Rate.

         The Collection Account

         The Servicer will establish and maintain one or more accounts,  referred to in this free writing  prospectus as the Collection
Account,  into which it will deposit daily all collections of principal and interest on any mortgage  loans,  including but not limited to Principal  Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds (less amounts  reimbursable  to the Servicer out of Liquidation
Proceeds in accordance with the Sale and Servicing  Agreement),  the Repurchase Price for any mortgage loans repurchased,  and advances made from the Servicer's own funds (less the related  Servicing Fee). The Collection  Account and amounts at any time credited  thereto shall comply with the requirements of the Sale and Servicing Agreement.

         On the date  specified in the Sale and  Servicing  Agreement,  the Servicer  will  withdraw or cause to be withdrawn  from the
Collection  Accounts and any other permitted  accounts and will remit to the Securities  Administrator  the Available Funds (calculated for this purpose without  reduction of any payments or reimbursements  owed to the Derivatives  Provider,  Master Servicer,  Securities
Administrator, Indenture Trustee or Custodian) for deposit in the Note Account for such Payment Date.

         To the extent  provided in the Sale and  Servicing  Agreement,  amounts on deposit in a Collection  Account may be invested in permitted  investments in the name of the Indenture  Trustee for the benefit of the Noteholders and, except as provided in the Sale and
Servicing  Agreement,  not commingled with any other funds. Such permitted  investments shall mature, or shall be subject to redemption or  withdrawal,  no later than the date on which such funds are required to be withdrawn for deposit in the Note Account,  and shall be held until  required for such deposit.  The income earned from permitted  investments  shall be paid to the Servicer under the Sale and
Servicing  Agreement,  and the risk of loss of monies required to be paid to the Noteholders  resulting from such investments  shall be borne by and be the risk of the Servicer.  The Servicer (to the extent provided in the Sale and Servicing  Agreement) shall deposit the amount of any such loss in the Collection  Account within two business days of receipt of  notification of such loss but not later than the date in such month on which funds are required to be remitted by the Servicer to the Securities Administrator.

         Evidence as to Compliance

         The Sale and Servicing  Agreement  will provide that on or before a specified  date in March of each year,  beginning with the first year after the year in which the Cut-off Date occurs,  each party  responsible  for the  servicing  function  will provide to the
Depositor,  the Servicer,  the  Securities  Administrator  and the Master  Servicer a report on an  assessment  of compliance  with the minimum  servicing  criteria  established  in Item 1122(a) of Regulation AB (the "AB Servicing  Criteria").  The AB Servicing  Criteria
include specific  criteria  relating to the following areas:  general  servicing  considerations,  cash collection and  administration, investor remittances and reporting,  and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The Sale and Servicing  Agreement will also provide that the each party  responsible  for the servicing  function will deliver along with its report on  assessment  of  compliance,  an  attestation  report from a firm of  independent  public  accountants  on the assessment of compliance with the AB Servicing Criteria.

         The  Sale  and  Servicing  Agreement  will  also  provide  for  delivery  to  the  Depositor,  the  Servicer,  the  Securities
Administrator  and the Master  Servicer,  on or before a  specified  date in March of each  year,  of a separate  annual  statement  of compliance from each entity  responsible for the servicing  function to the effect that, to the best knowledge of the signing  officer, such entity has fulfilled in all material  respects its  obligations  under the Sale and Servicing  Agreement  throughout the preceding year or, if there has been a material  failure in the fulfillment of any  obligation,  the statement shall specify such failure and the nature and status  thereof.  This  statement  may be  provided  as a single form  making the  required  statements  as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance,  attestation  reports,  and statements of compliance may be obtained by  Noteholders,  if not otherwise  available at the Securities  Administrator's  website,  without charge upon written  request to the
Securities  Administrator.  These items will be filed with the Issuing  Entity's  annual  report on Form 10-K,  to the extent  required under Regulation AB.

         Events of Default and Removal of the Servicer and Master Servicer

         The  circumstances  under which the Servicer may be removed are  generally  upon the  occurrence  of any of the  following ( a
"Servicer Event of Termination"):

         (i) (A) the failure by the Servicer to make any Monthly  Advance;  or (B) any other  failure by the Servicer to deposit in the
Collection  Account or the Note Account any deposit  required to be made under the terms of this Agreement which  continues  unremedied for a period of one business  day after the date upon which  written  notice of such  failure  shall have been given to the Servicer by the Master  Servicer or to the Master  Servicer and the  Indenture  Trustee by any holders of not less than 25% of the  aggregate  Note
Principal Balances of the Notes; or

         (ii) the failure by the Servicer to make any required  servicing  advance which failure  continues  unremedied for a period of
30 days,  or the failure by the Servicer duly to observe or perform,  in any material  respect,  any other  covenants,  obligations  or agreements of the Servicer as set forth in the Sale and Servicing  Agreement,  which failure  continues  unremedied  for a period of 30 days (or if such failure or breach cannot be remedied  within 30 days,  then such remedy shall have been  commenced  within 30 days and diligently pursued  thereafter;  provided,  however,  that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days), after the date (A) on which written notice of such failure,  requiring the same to be remedied,  shall have been given to the  Servicer by the Master  Servicer or to the Master  Servicer  by any  holders of not less than 25% of the  aggregate  Note
Principal Balance of the Notes or (B) of actual knowledge of such failure by a servicing officer of the Servicer; or

         (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory  authority  having  jurisdiction in  the  premises  for  the  appointment  of a  trustee,  conservator,  receiver  or  liquidator  in any  insolvency,  conservatorship, receivership,  readjustment  of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding  up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

         (iv) the  Servicer  shall  voluntarily  go into  liquidation,  consent to the  appointment  of a  conservator  or  receiver or liquidator or similar person in any insolvency,  readjustment of debt,  marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or  substantially  all of its property;  or a decree or order of a court or agency or supervisory  authority  having  jurisdiction in the premises for the appointment of a conservator,  receiver,  liquidator or similar person in any insolvency,  readjustment of debt,  marshalling of assets and liabilities or similar  proceedings,  or for the winding-up or  liquidation  of its  affairs,  shall have been entered  against the Servicer and such decree or order shall have  remained in force undischarged,  unbonded or unstayed  for a period of 60 days;  or the  Servicer  shall admit in writing its  inability to pay its debts generally as they become due,  file a petition to take  advantage of any  applicable  insolvency  or  reorganization  statute,  make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

         In the event of a Servicer  Event of  Termination,  the Master  Servicer (or such other  successor  servicer as is approved in accordance  with the Sale and Servicing  Agreement)  will be the successor in all respects to the Servicer under the Sale and Servicing
Agreement  within 90 days of the time the  Servicer  receives  a notice  of  termination.  The  Master  Servicer,  in its  capacity  as successor  servicer,  immediately will assume all of the obligations of the Servicer to make Advances.  As compensation  therefor,  the
Master  Servicer (or such other successor  servicer) will be entitled to such  compensation as the Servicer would have been entitled to under the Sale and  Servicing  Agreement  if no such  notice of  termination  had been  given.  In the event of a default by the Master
Servicer,  as successor  servicer,  the Indenture Trustee (or such other successor  servicer as is approved in accordance with the Sale and  Servicing  Agreement)  will be the successor in all respects to the Master  Servicer,  as successor  servicer,  under the Sale and
Servicing Agreement within 90 days of the time the Master Servicer receives a notice of termination.

         A "Master Servicer Event of Termination" under the Sale and Servicing Agreement, will generally include:

         (i) the Master  Servicer  fails to cause to be deposited  in the Note Account any amount so required to be deposited  pursuant to the Sale and Servicing  Agreement  (other than an advance),  and such failure  continues  unremedied  for a period of three Business
Days after the date upon which written notice of such failure,  requiring the same to be remedied,  shall have been given to the Master
Servicer; or

         (ii) the Master Servicer fails to observe or perform in any material  respect any other material  covenants and agreements set forth the Sale and  Servicing  Agreement  to be  performed  by it,  which  covenants  and  agreements  materially  affect the rights of
Noteholders,  and such failure  continues  unremedied  for a period of 60 days after the date on which written  notice of such failure, properly  requiring the same to be remedied,  shall have been given to the Master Servicer by the Indenture  Trustee,  or to the Master
Servicer and the Indenture Trustee by the holders of not less than 25% of the aggregate Note Principal Balance of the Notes; or

         (iii) there is entered  against the Master  Servicer a decree or order by a court or agency or  supervisory  authority  having jurisdiction  in the premises for the  appointment of a conservator,  receiver or liquidator in any  insolvency,  readjustment of debt, marshaling of assets and liabilities or similar  proceedings,  or for the winding up or liquidation of its affairs, and the continuance of any such  decree or order is  unstayed  and in effect for a period of 60  consecutive  days,  or an  involuntary  case is  commenced against the Master  Servicer  under any applicable  insolvency or  reorganization  statute and the petition is not dismissed  within 60 days after the commencement of the case; or

         (iv) the Master  Servicer  consents  to the  appointment  of a  conservator  or  receiver  or  liquidator  in any  insolvency, readjustment  of debt,  marshaling  of assets  and  liabilities  or similar  proceedings  of or  relating  to the  Master  Servicer  or substantially  all of its property;  or the Master  Servicer  admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable  insolvency or  reorganization  statute,  makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

         (v) the Master Servicer  assigns or delegates its duties or rights under the Sale and Servicing  Agreement in contravention of the provisions permitting such assignment or delegation under the Sale and Servicing Agreement; or

         (vi) any failure of the Master  Servicer to make any  compensating  interest  payment (to the extent the Servicer fails to pay such compensating interest payment) required to be made from its own funds on the business day prior to the applicable Payment  Date.

         In the event of a Master  Servicing Event of Termination,  the Indenture  Trustee (or such other successor  master servicer as is approved in  accordance  with the Sale and  Servicing  Agreement)  will be the  successor  in all respects to the Servicer or Master
Servicer,  as applicable,  under the Sale and Servicing  Agreement within 90 days of the time the Master Servicer  receives a notice of termination.
         The Indenture  Trustee,  in its capacity as successor  servicer or successor master  servicer,  immediately will assume all of the obligations of the Servicer or Master Servicer, as applicable,  to make Advances. As compensation  therefor,  the Indenture Trustee
(or such other successor  servicer) will be entitled to such  compensation  as the Servicer or Master  Servicer,  as applicable,  would have been entitled to under the Sale and Servicing Agreement if no such notice of termination had been given.

         Notwithstanding  the above,  (i) if the  Indenture  Trustee is unwilling to act as  successor  servicer or master  servicer or
(ii) if the  Indenture  Trustee is legally  unable so to act,  the  Indenture  Trustee  may  appoint or  petition a court of  competent jurisdiction  to appoint,  any  established  housing and home  finance  institution,  bank or other  mortgage  loan or home equity loan servicer having a net worth of not less than  $50,000,000,  acceptable to the holder of the Owner Trust  Certificates  and meeting such other  standards  for a  successor  servicer  or  master  servicer  as are set  forth  in the  Sale and  Servicing  Agreement.  Pending appointment of a successor to the Servicer or Master Servicer,  unless the Indenture  Trustee is prohibited by law from so acting,  the
Indenture Trustee will act in such capacity as described in the prior paragraph.

         Upon any  termination  or  appointment  of a successor  to the  Servicer  pursuant to the Sale and  Servicing  Agreement,  the
Securities  Administrator  will give prompt  written notice thereof to the  Noteholders  and each Rating Agency.  No later than 60 days after the  occurrence of any event which  constitutes  or which,  with notice or a lapse of time or both,  would  constitute a Servicer
Event of  Termination  for five  business  days  after a  responsible  officer of the  Securities  Administrator  becomes  aware of the occurrence of such an event, the Securities  Administrator  will transmit by mail to all Noteholders  notice of such occurrence  unless such Servicer Event of Termination by the Servicer has been waived or cured.

         All reasonable  costs and expenses  incurred by the Master  Servicer or the Indenture  Trustee in connection with the transfer of servicing  shall be paid by the  predecessor  servicer upon  presentation  of reasonable  documentation  of such costs,  and if such predecessor  servicer  defaults in its obligation to pay such costs,  such costs will be paid by the successor  servicer  (reimbursable from the Trust) or, in the case of the Master  Servicer or the  Indenture  Trustee,  from the assets of the Trust prior to any payments to the Noteholders.

         Servicing of Delinquent Mortgage Loans

         The Servicer will be required to act with respect to delinquent  Mortgage  Loans in accordance  with  procedures  set forth in the Sale and Servicing  Agreement.  These  procedures,  as followed with respect to any  delinquent  Mortgage  Loan,  may,  among other things,  result in (i)  foreclosing  on such  Mortgage  Loan,  (ii)  accepting  the deed to the related  Mortgaged  Property in lieu of foreclosure,  (iii)  granting the borrower under such Mortgage Loan a  modification  or forbearance or (iv) accepting  payment from the borrower  under such  Mortgage Loan of an amount less than the Principal  Balance of such Mortgage Loan in final  satisfaction  of such
Mortgage Loan.  These  procedures are intended to lead to the alternative  that would result in the recovery of the highest net present value of proceeds on such Mortgage Loan.  However,  there can be no assurance that following such  procedures  will have that result or that  following  such  procedures  will lead to the  alternative  that is in the best  interests  of the  Noteholders.  If the Servicer extends the payment  period or accepts a lesser  amount than stated in the mortgage note in  satisfaction  of the mortgage  note,  your yield may be affected.

                                                    FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Orrick,  Herrington & Sutcliffe LLP, based on the  application of existing law and assuming  compliance with the  Indenture,  the  Trust  Agreement  and other  related  documents,  and  based in part on the facts set forth in this free  writing prospectus and additional  information and representations,  for federal income tax purposes the Offered Notes will be characterized as indebtedness  to a Noteholder to the extent they are issued to parties  unrelated to the owner of the owner trust  certificates.  Under the Indenture,  the Issuing Entity,  the Indenture  Trustee and the  Noteholders  will agree to treat the Offered Notes as indebtedness for federal,  state and local income and franchise  tax purposes  (assuming  such Offered Notes are issued to parties  unrelated to the owner of the owner trust certificates).

         In the opinion of Orrick,  Herrington & Sutcliffe LLP,  assuming  compliance with the agreements,  for U.S. federal income tax purposes,  despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal  income tax as long as an entity that qualifies as a REIT under the Code holds,  directly or indirectly,  through one or more qualified REIT subsidiaries,  or wholly-owned entities treated as "disregarded entities" under the Code, a 100% ownership interest in the Owner Trust Certificates.

         The Sponsor will hold,  through a wholly-owned  qualified  REIT  subsidiary or  wholly-owned  entity  disregarded  for federal income tax purposes,  a 100% ownership interest in the Owner Trust  Certificates.  The Sponsor filed with its federal income tax return for its  taxable  year ended  December  31, 2006 an election  to be a REIT,  and that at the time of such  filing it was  organized  in conformity with the  requirements for REIT  qualification  set forth in the Code, and will continue to operate in a manner that enables it to qualify as a REIT and that it will not  undertake  any action that would cause the Trust to be subject to federal  income tax. In rendering its opinion,  Thacher Proffitt & Wood LLP has not independently  verified the Sponsor's  qualification as a REIT, but instead has relied solely upon  representations  made by the Sponsor  concerning  its REIT status.  If the Sponsor were to fail to qualify as a
REIT while it or its  subsidiary  owns the Owner  Trust  Certificates,  the Trust  could  become  subject  to  federal  income tax as a corporation and would not be allowed to file a consolidated  federal income tax return with any other  corporation.  A tax imposed upon the Trust could reduce cash flow that would  otherwise be available to make payments on the Offered  Notes.  The Trust  Agreement  sets forth  restrictions  on the  transferability  of the  Owner  Trust  Certificates  to  ensure  that it will  only be held by a REIT or a qualified REIT  subsidiary.  As an entity that is disregarded as separate from its owner for federal income tax purposes,  the Trust is effectively  treated as a part of the  Sponsor for  federal  income tax  purposes.  Therefore,  Offered  Notes held by the Sponsor or a
"qualified  REIT  subsidiary"  of the Sponsor are not treated as having  been  issued or as being  outstanding  for federal  income tax purposes  so long as they  continue  to be so held.  In the event  any  Offered  Notes are held by the  Sponsor  or a  "qualified  REIT subsidiary" of the Sponsor,  such Offered Notes will not be  characterized as debt or equity until any such Notes are issued or sold to other  parties.  If such classes of Offered Notes were not  characterized  as debt for federal  income tax purposes at a time they were so issued or sold (for  example,  as a result of the credit  quality of any such Offered  Notes having  deteriorated  to the point that they were properly  characterized  as representing  equity interests in the Trust at the time when they were issued or sold), the Trust would no longer be  treated as  wholly-owned  by the  Sponsor  or as a  "qualified  REIT  subsidiary",  resulting  in the  adverse  tax consequences  discussed  above.  The remainder of this  discussion  assumes that the Offered Notes are properly  characterized  as debt instruments for federal income tax purposes.

         The Offered Notes may be treated as having been issued with "original issue discount"  ("OID").  See "Material  Federal Income
Tax Considerations" in the base prospectus.

The Internal  Revenue  Service (the "IRS") has issued  regulations  (the "OID  Regulations")  under  Sections  1271 to 1275 of the Code generally  addressing the treatment of debt instruments issued with original issue discount.  Purchasers of the Offered Notes should be aware that the OID Regulations do not adequately  address certain issues relevant to, or are not applicable to,  prepayable  securities such as the Offered Notes.  Because of the uncertainty  concerning the application of Section  1272(a)(6) of the Code to such notes and because the rules of the OID  Regulations  relating to debt  instruments  having an  adjustable  rate of interest  are limited in their application  in ways that could preclude  their  application  to such notes even in the absence of Section  1272(a)(6) of the Code, the
IRS could  assert that the Offered  Notes  should be treated as issued  with,  or issued with a  different  amount of,  original  issue discount,  as applicable,  or should be governed by the rules  applicable to debt  instruments  having  contingent  payments or by some other method not yet set forth in  regulations.  Until the Treasury  issues  guidance to the contrary,  the trustee intends to base its computation of original issue discount on Section  1272(a)(6) of the Code and the OID Regulations as described in the base  prospectus.
See "Material Federal Income Tax  Considerations"  in the base prospectus.  Prospective  purchasers of the Offered Notes are advised to consult their tax advisors concerning the tax treatment of the Offered Notes.

         The Offered  Notes will not be treated as assets  described  in Section  7701(a)(19)(C)  of the Code or "real  estate  assets"
under  Section  856(c)(4)(A)  of the Code. In addition,  interest on the Offered Notes will not be treated as "interest on  obligations secured  by  mortgages  on real  property"  under  Section  856(c)(3)(B)  of the Code.  The  Offered  Notes also will not be treated as
"qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective  investors in the Offered Notes should see "Material Federal Income Tax  Considerations"  and "State and Local Tax
Considerations"  in the  prospectus  for a discussion of the  application of federal income and state and local tax laws to the Issuing
Entity and purchasers of the Offered Notes.

                                                           SECONDARY MARKET

         There can be no assurance  that a secondary  market for the Offered  Notes will develop or, if it does  develop,  that it will continue.  The primary  source of  information  available  to investors  concerning  the Offered  Notes will be the monthly  statements discussed in the base prospectus under "Description of the  Securities-Reports  to Securityholders" in the base prospectus,  which will include  information  as to the  Note  Principal  Balance  of the  Offered  Notes  and the  status  of the  applicable  form of  credit enhancement.  There can be no assurance  that any  additional  information  regarding the Offered  Notes will be available  through any other source.  In addition,  the Depositor is not aware of any source through which price  information  about the Offered Notes will be generally  available on an ongoing  basis.  The limited  nature of  information  regarding the Offered  Notes may adversely  affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

                                                            LEGAL OPINIONS

         Legal matters  relating to the Offered Notes will be passed upon for the Depositor and the  Underwriter by Orrick,  Herrington
& Sutcliffe llp and for the Sponsor and the Seller by Thacher Proffitt & Wood llp, New York, New York.

                                                                RATINGS

         It is a condition  to the  issuance of each class of Offered  Notes that it receives at least the ratings set forth below from
S&P and Moody's.

                                                                                  Rating
                                                                     __________________________________
                                                                     S&P                         Moody's
                                                                     __________________________________
                   1-A-1......                                       AAA                           Aaa
                   2-A-1......                                       AAA                           Aaa
                   2-A-2......                                       AAA                           Aaa
                   2-A-3......                                       AAA                           Aaa
                   2-A-4......                                       AAA                           Aaa
                   M-1........                                       AA+                           Aa1
                   M-2........                                       AA+                           Aa2
                   M-3........                                       AA                            Aa3
                   M-4........                                       AA                             A1
                   M-5........                                       AA-                            A2
                   M-6........                                        A                             A3
                   M-7........                                       A-                            Baa1
                   M-8........                                      BBB+                           Baa2
                   M-9........                                       BBB                           Baa3
                   M-10.......                                      BBB-                            NR

         The ratings of S&P and Moody's  assigned to  asset-backed  notes address the  likelihood of the receipt by  Noteholders of all payments to which the Noteholders are entitled.  The rating process addresses  structural and legal aspects associated with the Offered
Notes,  including  the nature of the  underlying  mortgage  loans.  The ratings  assigned to  asset-backed  notes do not  represent any assessment of the  likelihood  that  Principal  Prepayments  will be made by the  mortgagors or the degree to which the rate and timing
Principal Prepayments will differ from that originally  anticipated,  the payment of any Basis Risk Shortfall Amount or the anticipated yields in light of  prepayments.  The ratings do not address the possibility  that  Noteholders  might suffer a lower than  anticipated yield due to non-credit events or the likelihood of receipt of any payments under the interest rate cap agreement.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
In the event that the ratings initially  assigned to the Offered Notes are subsequently  lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Notes.

         The  Depositor  has not  requested  that any rating  agency  rate any class of the Offered  Notes other than as stated  above.
However,  there can be no  assurance as to whether any other rating  agency will rate any class of the Offered  Notes,  or, if it does, what rating would be assigned by any other rating  agency.  A rating on any class of the Offered  Notes by another  rating  agency,  if assigned at all, may be lower than the ratings assigned to the Offered Notes as stated above.

         The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly  offered  securities for which a rating has been  provided,  as to each rating  agency  rating each class of Offered  Notes in  accordance  with the Rating  Agencies'
particular  surveillance policies,  unless the Issuing Entity requests a rating without surveillance.  A rating agency will monitor the rating it  issues on an  ongoing  basis and may  update  the  rating  after  conducting  its  regular  review of the  Issuing  Entity's creditworthiness  or after  conducting  a review of the  status  of the  rating  upon  becoming  aware of any  information  that  might reasonably  be expected to result in a change of rating.  The  Depositor  has not  requested  that any rating  agency not monitor their ratings of the Offered  Notes,  and the Depositor has not requested  that any rating agency use any  monitoring  procedures  other than their standard monitoring procedures.

                                                           LEGAL INVESTMENT

         The Offered Notes will not constitute "mortgage related securities" for purposes of SMMEA.

         Institutions  whose  investment  activities are subject to review by certain  regulatory  authorities  hereafter may be or may become subject to restrictions on investment in the Offered Notes,  and such  restrictions may be  retroactively  imposed.  The Federal
Financial Institutions  Examination Council, the Federal Deposit Insurance Corporation,  the Office of the Comptroller of the Currency,
the Board of  Governors  of the Federal  Reserve  System,  the Office of Thrift  Supervision,  or OTS,  and the  National  Credit Union
Administration,  or NCUA,  have adopted  guidelines,  and have proposed  policies,  regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Notes.

         For example,  on April 23, 1998, the Federal Financial  Institutions  Examination  Council issued a revised supervisory policy statement,  referred to as the 1998  Policy  Statement,  applicable  to all  depository  institutions,  setting  forth  guidelines  for investments in "high-risk  mortgage  securities."  The 1998 Policy  Statement has been adopted by the Federal Reserve Board, the Office of the  Comptroller  of the  Currency,  the Federal  Deposit  Insurance  Corporation,  the NCUA and the OTS. The 1998 Policy  Statement
rescinds a 1992 policy  statement  that had  required,  prior to purchase,  a depository  institution  to determine  whether a mortgage derivative  product  that it is  considering  acquiring  is  high-risk,  and, if so, that the  proposed  acquisition  would  reduce the institution's  overall  interest  rate risk. In addition,  The 1998 Policy  Statement  eliminates  former  constraints  on investing in certain "high-risk"  mortgage derivative products and substitutes broader guidelines for evaluating and monitoring  investment risk. In addition,  the NCUA has issued  regulations  governing federal credit union investments which prohibit  investment in certain specified types of securities,  which may include the Offered Notes.  The NCUA has indicated that its  regulations  will take precedence over the
Policy Statement.  Similar policy statements and regulations have been issued by other regulators having  jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled  "Investing in Complex  Securities",  effective  December 18, 2001 and applies to savings  associations  regulated by the OTS, and Thrift Bulletin 13a, or TB 13a,  entitled  "Management of Interest Rate
Risk,  Investment  Securities,  and Derivatives  Activities",  effective  December 1, 1998, which is applicable to thrift  institutions regulated by the OTS.

         TB 73a requires  savings  associations,  prior to taking any investment  position,  to determine that the investment  position meets applicable  regulatory and policy requirements and internal guidelines,  is suitable for the institution,  and is safe and sound.
The OTS  recommends,  with respect to purchases of specific  securities,  additional  analysis,  including,  among others,  analysis of repayment  terms,  legal  structure,  expected  performance of the Issuing Entity and any underlying  assets as well as analysis of the effects of payment priority,  with respect to a security which is divided into separate tranches with unequal payments,  and collateral investment  parameters,  with respect to a security that is prefunded or involves a revolving  period.  TB 73a reiterates the OTS's due diligence  requirements for investing in all securities and warns that if a savings  association makes an investment that does not meet the applicable regulatory  requirements,  the savings association's  investment practices will be subject to criticism, and the OTS may require  divestiture of such  securities.  The OTS also  recommends,  with respect to an investment in any "complex  securities,"  that savings  associations  should take into account  quality and  suitability,  interest rate risk,  and  classification  factors.  For the purposes of each of TB 73a and TB 13a, "complex  security"  includes,  among other things, any  collateralized  mortgage  obligation or real estate mortgage  investment conduit security,  other than any "plain vanilla" mortgage note interest security (that is, securities that are part of a single  class of  securities  in the  related  pool that are  non-callable  and do not have any  special  features).
Accordingly,  all classes of Offered  Notes would likely be viewed as "complex  securities."  With  respect to quality and  suitability factors,  TB 73a warns (i) that a savings  association's  sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound  practice,  (ii) that a savings  association  should only use ratings and analyses from nationally  recognized rating agencies in conjunction  with, and in validation of, its own  underwriting  processes,  and (iii) that it should not use ratings as a substitute  for its own  thorough  underwriting  analyses.  With respect the interest  rate risk factor,  TB 73a  recommends  that savings associations should follow the guidance set forth in TB 13a.

         TB 13a  requires  thrift  institutions,  prior to taking any  investment  position,  to (i) conduct a  pre-purchase  portfolio sensitivity analysis for any "significant  transaction" involving securities or financial derivatives,  and (ii) conduct a pre-purchase price  sensitivity  analysis of any "complex  security" or financial  derivative.  The OTS recommends  that while a thrift  institution should conduct its own in-house  pre-acquisition  analysis, it may rely on an analysis conducted by an independent  third-party as long as management  understands the analysis and its key assumptions.  Further,  TB 13a recommends that the use of "complex  securities with high price  sensitivity" be limited to transactions and strategies that lower a thrift  institution's  portfolio interest rate risk. TB
13a warns that  investment in complex  securities by thrift  institutions  that do not have adequate risk  measurement,  monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         The Depositor makes no  representations as to the proper  characterization  of any class of Offered Notes for legal investment or other  purposes,  or as to the ability of  particular  investors  to purchase  any class of Offered  Notes  under  applicable  legal investment  restrictions.  These  uncertainties  may adversely  affect the liquidity of any class of Offered  Notes.  Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by  regulatory  authorities  should  consult with their legal  advisors in  determining  whether and to what extent any class of
Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the base prospectus.

                                                         AVAILABLE INFORMATION

         The Depositor is subject to the informational  requirements of the Exchange Act and in accordance  therewith files reports and other  information with the Commission.  Reports and other information filed by the Depositor can be inspected and copied at the Public
Reference Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549,  and its Regional  Offices located as follows:
Chicago Regional Office, 500 West Madison, 14th Floor, Chicago,  Illinois 60661; New York Regional Office, 233 Broadway,  New York, New
York  10279.  Copies of the  material  can also be  obtained  from the Public  Reference  Section of the  Commission,  100 F Street NE,
Washington,  DC 20549,  at prescribed  rates and  electronically  through the  Commission's  Electronic  Data  Gathering,  Analysis and
Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange  Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the
Commission will be filed under the Issuing Entity's name. The Depositor does not intend to send any financial reports to Noteholders.

         The Issuing  Entity's  annual  reports on Form 10-K  (including  reports of  assessment  of  compliance  with the AB Servicing
Criteria,  attestation  reports,  and statements of compliance,  discussed  under  "Description  of the Notes",  "Indenture-Reports  to
Noteholders"  "-Evidence  as to  Compliance"  in this free writing  prospectus,  required to be filed under  Regulation  AB),  periodic distribution  reports on Form 10-D,  certain  current  reports on Form 8-K and  amendments to those reports  prepared by the Securities
Administrator  and filed by it with the  Commission  will be posted  on the  Securities  Administrator's  internet  website  as soon as reasonably  practicable after it has been  electronically  filed with, or furnished to, the Commission.  The address of the website is:
www.ctslink.com.

                                                         ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Code impose certain  requirements  on Plans and on persons who are  fiduciaries  with respect to such Plans.  Any Plan  fiduciary  which  proposes to cause a Plan to acquire  any of the Offered  Notes would be required to  determine whether such an investment is permitted  under the governing Plan  instruments  and is prudent and  appropriate for the Plan in view of its overall  investment policy and the composition and  diversification  of its portfolio.  The DOL (as defined in the base prospectus)
has  promulgated  the DOL  Regulations  defining the term "Plan Assets" for purposes of applying the general  fiduciary  responsibility provisions  of ERISA and the  prohibited  transaction  provisions  of ERISA and Section  4975 of the Code.  Under the DOL  Regulations,
generally,  when a Plan acquires an "equity  interest" in another entity (such as the Issuing  Entity),  the underlying  assets of that entity may be  considered  to be Plan Assets.  The DOL  Regulations  provide that the term "equity  interest"  means any interest in an entity other than an instrument  which is treated as  indebtedness  under  applicable  local law and which has no  "substantial  equity features".

         As of the date hereof,  it is  anticipated  that the ratings of the Offered  Notes and the  traditional  debt  features of the
Offered Notes should cause such notes to be treated as debt with no  "substantial  equity  features" under the DOL  Regulations.  There can be no assurance  given,  however,  that the Offered Notes are or will be treated as debt and not "equity  interests"  under the DOL
Regulations.  Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance;  that is, they could be treated as equity  interests,  if, for example,  the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity  interests,  the mortgage loans and other assets of the Issuing  Entity may be considered to be Plan Assets.  Because of the  factual  nature of certain of the  above-described  provisions  of ERISA,  the Code and the DOL  Regulations,  Plans or persons investing Plan Assets should carefully  consider  whether such an investment might constitute or give rise to a prohibited  transaction under ERISA or the Code.

         In addition,  ERISA and the Code  prohibit  certain  transactions  involving  the assets of a Plan and Parties in Interest (as defined in the base  prospectus)  who have certain  specified  relationships  to the Plan.  Accordingly,  even if the Offered Notes are treated as  indebtedness  under the DOL  Regulations,  prior to making an  investment  in the Offered  Notes,  investing  Plans  should determine whether the Issuing Entity,  the Sponsor,  the Depositor,  the Underwriter,  the Owner Trustee,  the Indenture  Trustee,  the
Master Servicer, the Securities  Administrator,  the Servicer,  any other servicer, any administrator,  any provider of credit support, any owner of the Offered Notes,  which could be transferred  subsequent to the purchase of an Offered Note by a Plan, any equity holder or any of their  affiliates is a Party in Interest with respect to such Plan and, if so, whether such  transaction is subject to one or more statutory,  regulatory or administrative  exemptions.  Additionally,  an investment of the assets of a Plan in certain  securities may cause the assets of the issuer of those  securities to be deemed "Plan Assets" of such Plan, and any person with certain  specified relationships to such issuer to be deemed a Party in Interest with respect to the investing Plan.

         By acquiring an Offered Note,  each  purchaser  will be deemed to represent that either (1) it is not acquiring such note with the assets of a Plan;  or (2) (A) the  acquisition,  holding and  transfer  of such note will not give rise to a  nonexempt  prohibited transaction  under  Section 406 of ERISA or Section 4975 of the Code and (B) such notes are rated  investment  grade or better and such person believes that the Offered Notes are properly  treated as indebtedness  without  substantial  equity features for purposes of the
DOL  Regulations,  and agrees to so treat such notes.  Alternatively,  regardless of the rating of the Offered  Notes,  such person may provide the  Securities  Administrator  and the Owner  Trustee with an opinion of counsel,  which opinion of counsel will not be at the expense of the Issuing Entity,  the Sponsor,  the Depositor,  the Underwriter,  the Owner Trustee,  the Indenture  Trustee,  the Master
Servicer,  the  Securities  Administrator,  the  Servicer or any  successor  servicer  which opines that the  acquisition,  holding and transfer  of such Note or  interest  therein is  permissible  under  applicable  law,  will not  constitute  or result in a  non-exempt prohibited  transaction  under ERISA or Section 4975 of the Code and will not subject the Issuing Entity,  the Sponsor,  the Depositor, the Underwriter,  the Owner Trustee,  the Indenture Trustee,  the Master Servicer,  the Securities  Administrator,  the Servicer or any
successor servicer to any obligation in addition to those undertaken in the Indenture.

         ANY PLAN  FIDUCIARY  WHICH  PROPOSES TO CAUSE A PLAN TO ACQUIRE ANY OF THE OFFERED NOTES SHOULD  CONSULT WITH ITS COUNSEL WITH
RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND THE CODE OF THE PLAN'S ACQUISITION AND OWNERSHIP OF SUCH NOTES.

                                                               GLOSSARY

Agreements - The Sale and  Servicing  Agreement,  the  Indenture,  the Trust  Agreement,  the  Assignment  Agreement  and the Custodial
Agreement.

Allocated  Realized Loss Amount - With respect to any class of Subordinate  Notes and any Payment Date, the excess,  if any, of (1) the sum of (x) the amount of the reduction in the note  principal  balance of that class of  Subordinate  Notes on the  applicable  Payment
Date  attributable to the allocation of realized losses as described under  "Description of the Notes - Allocation of Realized  Losses"
and (y) the amount of any such  reductions  on prior  Payment  Dates over (2) the sum of (x) the amount  distributed  in respect of the related  Allocated  Realized Loss Amount to such class on prior Payment Dates and (y) the amount of any increases in the note principal balance of such class of Subordinate Notes resulting from subsequent recoveries.

Assignment  Agreement - The Assignment and Recognition  Agreement,  among the Originator,  the Seller and the Depositor relating to the sale of the Mortgage Loans from the Seller to the Depositor.

Available  Funds - For any  Payment  Date,  the sum of (1)  Interest  Remittance  Amount for that  Payment  Date and (2) the  Principal
Remittance Amount for that Payment Date.

Available  Funds  Rate - With  respect to any  Payment  Date and the Group 1 Notes,  a per annum  rate equal to the  product of (i) the excess,  if any, of (a) the weighted  average of the Net Rates on the mortgage loans included in Loan Group 1 (weighted on the basis of the  related  Loan  Balance as of the first day of the  related  Due Period,  adjusted  to reflect  unscheduled  payments of  principal received  thereon after such date and included in the Principal  Distribution  Amount on the immediately  preceding  Payment Date) over
(b) the Swap Expense Fee Rate and (ii) a fraction,  the numerator of which is 30 and the  denominator  of which is the actual number of days in the related  interest  period and (iii) a fraction the numerator of which is the aggregate  Loan Balance of the Mortgage  Loans as of the first day of the related Due Period adjusted to reflect  unscheduled  payments of principal  received thereon after such date and included in the  Principal  Distribution  Amount on the  immediately  preceding  Payment Date and the  denominator  of which is the aggregate note principal balance of the Notes immediately prior to such Payment Date.

With  respect to any Payment  Date and the Group 2 Notes,  a per annum rate equal to the product of (i) the excess,  if any, of (a) the weighted  average of the Net Rates on the  mortgage  loans  included in Loan Group 2 (weighted on the basis of the related Loan Balance as of the first day of the related Due Period,  adjusted to reflect unscheduled  payments of principal received thereon after such date and included in the Principal  Distribution  Amount on the immediately  preceding  Payment Date) over (b) the Swap Expense Fee Rate and
(ii) a fraction,  the  numerator  of which is 30 and the  denominator  of which is the actual  number of days in the  related  interest period and (iii) a fraction the  numerator  of which is the  aggregate  Loan  Balance of the mortgage  loans as of the first day of the related  Due Period  adjusted to reflect  unscheduled  payments  of  principal  received  thereon  after such date and  included in the
Principal  Distribution  Amount on the immediately  preceding Payment Date and the denominator of which is the aggregate note principal balance of the Notes immediately prior to such Payment Date.

With respect to any Payment Date and the  Subordinate  Notes,  a per annum rate equal to the product of (i) the excess,  if any, of (a)
the weighted  average of the Net Rates on the mortgage loans  (weighted on the basis of the related Loan Balance as of the first day of the related Due Period,  adjusted to reflect  unscheduled  payments of principal  received  thereon after such date and included in the
Principal  Distribution Amount on the immediately  preceding Payment Date) over (b) the Swap Expense Fee Rate and (ii) a fraction,  the numerator  of which is 30 and the  denominator  of which is the  actual  number  of days in the  related  interest  period  and (iii) a fraction the  numerator  of which is the  aggregate  Loan  Balance of the mortgage  loans as of the first day of the related Due Period after giving effect to principal  prepayments  received during the Prepayment  Period ending during that Due Period and the denominator of which is the aggregate note principal balance of the Notes immediately prior to such Payment Date.

Bankruptcy  Loss - Any loss  resulting  from a  bankruptcy  court,  in  connection  with a  personal  bankruptcy  of a  mortgagor,  (1)
establishing  the value of a mortgaged  property at an amount less than the Loan Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the monthly payment on the related mortgage loan.

Basis Risk  Shortfall  Amount - On any Payment  Date,  and with respect to any class of Offered Note, an amount equal to the sum of (A)
excess of the (i) interest  accrued at the related Note Interest Rate (without giving effect to the related  Available Funds Rate) over
(ii) the amount of interest  received on such Note based on the related  Available  Funds Rate, and (B) the unpaid portion of any Basis
Risk Shortfall  Amount from previous  Payment Dates (and any interest  thereon at the then applicable Note Interest Rate without giving effect to the related Available Funds Rate).

Book-entry Notes - The Offered Notes issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Class  Interest  Carryover  Shortfall - With respect to any class of Notes and any Payment  Date, an amount equal to the sum of (1) the excess of the Class  Monthly  Interest  Amount with  respect to that class for the  preceding  Payment Date and any  outstanding  Class
Interest  Carryover  Shortfall with respect to that class from any preceding  Payment Date, over the amount in respect of interest that is actually  distributed to the holders of the Notes of that class on the preceding  Payment Date plus (2) one month's  interest on the excess, to the extent permitted by law, at the Note Rate for that class.

Class M-1  Principal  Distribution  Amount- With respect to any Payment  Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior Principal  Distribution  Amount for that
Payment Date, and (B) the Note Principal  Balance of the Class M-1 Notes  immediately  prior to such Payment Date,  over (2) the lesser of: (A)  approximately  54.80% of the  aggregate  Loan Balance of the  Mortgage  Loans as of the last day of the related Due Period and after giving effect to principal  prepayments  received during the related Prepayment Period, and (B) the aggregate Loan Balance of the
Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-2  Principal  Distribution  Amount- With respect to any Payment  Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1  Principal  Distribution  Amount  for the  applicable  Payment  Date,  and (C) the note  principal  balance  of the Class M-2 Notes immediately  prior to such  Payment  Date,  over (2) the lesser of:  (A)  approximately  62.40% of the  aggregate  Loan  Balance of the
Mortgage  Loans as of the last day of the related Due Period and after  giving  effect to  principal  prepayments  received  during the related  Prepayment  Period,  and (B) the aggregate Loan Balance of the Mortgage Loans as of the last day of the related Due Period and after giving effect to principal prepayments received during the related Prepayment Period minus the OC Floor.

Class M-3  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into account  distribution  of the Class M-2 Principal  Distribution  Amount for the  applicable  Payment Date, and (D) the note principal balance of the Class M-3 Notes  immediately  prior to such Payment Date, over (2) the lesser of: (A) approximately  67.00% of the  aggregate  Loan  Balance of the Mortgage  Loans as of the last day of the related Due Period and after giving  effect to principal prepayments  received  during the related  Prepayment  Period,  and (B) the aggregate Loan Balance of the Mortgage Loans as of the last day of the related Due Period and after giving effect to principal  prepayments  received  during the related  Prepayment  Period minus the OC Floor.

Class M-4  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into  account  distribution  of the Class M-2  Principal  Distribution  Amount for the  applicable  Payment  Date,  (D) the note principal balance of the Class M-3 Notes,  after taking into account  distribution of the Class M-3 Principal  Distribution  Amount for
the applicable  Payment Date and (E) the note principal  balance of the Class M-4 Notes  immediately  prior to such Payment Date,  over
(2) the lesser of: (A)  approximately  71.20% of the  aggregate  Loan Balance of the  Mortgage  Loans as of the last day of the related
Due Period and after giving effect to principal  prepayments  received during the related Prepayment Period, and (B) the aggregate Loan
Balance of the Mortgage  Loans as of the last day of the related Due Period and after giving effect to principal  prepayments  received during the related Prepayment Period minus the OC Floor.

Class M-5  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into  account  distribution  of the Class M-2  Principal  Distribution  Amount for the  applicable  Payment  Date,  (D) the note principal balance of the Class M-3 Notes,  after taking into account  distribution of the Class M-3 Principal  Distribution  Amount for
the applicable  Payment Date,  (E) the note principal  balance of the Class M-4 Notes,  after taking into account  distribution  of the
Class M-4 Principal  Distribution  Amount for the applicable  Payment Date,  and (F) the note principal  balance of the Class M-5 Notes immediately  prior to such  Payment  Date,  over (2) the lesser of:  (A)  approximately  75.10% of the  aggregate  Loan  Balance of the
Mortgage  Loans as of the last day of the related Due Period and after  giving  effect to  principal  prepayments  received  during the related  Prepayment  Period,  and (B) the aggregate Loan Balance of the Mortgage Loans as of the last day of the related Due Period and after giving effect to principal prepayments received during the related Prepayment Period minus the OC Floor.

Class M-6  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into  account  distribution  of the Class M-2  Principal  Distribution  Amount for the  applicable  Payment  Date,  (D) the note principal balance of the Class M-3 Notes,  after taking into account  distribution of the Class M-3 Principal  Distribution  Amount for
the applicable  Payment Date,  (E) the note principal  balance of the Class M-4 Notes,  after taking into account  distribution  of the
Class M-4 Principal  Distribution  Amount for the applicable Payment Date, (F) the note principal balance of the Class M-5 Notes, after taking into account  distribution  of the Class M-5 Principal  Distribution  Amount for the  applicable  Payment Date, and (G) the note principal balance of the Class M-6 Notes  immediately  prior to such Payment Date, over (2) the lesser of: (A) approximately  78.50% of the  aggregate  Loan  Balance of the Mortgage  Loans as of the last day of the related Due Period and after giving  effect to principal prepayments  received  during the related  Prepayment  Period,  and (B) the aggregate Loan Balance of the Mortgage Loans as of the last day of the related Due Period and after giving effect to principal  prepayments  received  during the related  Prepayment  Period minus the OC Floor.

Class M-7  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into  account  distribution  of the Class M-2  Principal  Distribution  Amount for the  applicable  Payment  Date,  (D) the note principal balance of the Class M-3 Notes,  after taking into account  distribution of the Class M-3 Principal  Distribution  Amount for
the applicable  Payment Date,  (E) the note principal  balance of the Class M-4 Notes,  after taking into account  distribution  of the
Class M-4 Principal  Distribution  Amount for the applicable Payment Date, (F) the note principal balance of the Class M-5 Notes, after taking into  account  distribution  of the Class M-5  Principal  Distribution  Amount for the  applicable  Payment  Date,  (G) the note principal balance of the Class M-6 Notes,  after taking into account  distribution of the Class M-6 Principal  Distribution  Amount for
the applicable  Payment Date, and (H) the note principal  balance of the Class M-7 Notes  immediately  prior to such Payment Date, over
(2) the lesser of: (A)  approximately  81.70% of the  aggregate  Loan Balance of the  Mortgage  Loans as of the last day of the related
Due Period and after giving effect to principal  prepayments  received during the related Prepayment Period, and (B) the aggregate Loan
Balance of the Mortgage  Loans as of the last day of the related Due Period and after giving effect to principal  prepayments  received during the related Prepayment Period minus the OC Floor.

Class M-8  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into  account  distribution  of the Class M-2  Principal  Distribution  Amount for the  applicable  Payment  Date,  (D) the note principal balance of the Class M-3 Notes,  after taking into account  distribution of the Class M-3 Principal  Distribution  Amount for
the applicable  Payment Date,  (E) the note principal  balance of the Class M-4 Notes,  after taking into account  distribution  of the
Class M-4 Principal  Distribution  Amount for the applicable Payment Date, (F) the note principal balance of the Class M-5 Notes, after taking into  account  distribution  of the Class M-5  Principal  Distribution  Amount for the  applicable  Payment  Date,  (G) the note principal balance of the Class M-6 Notes,  after taking into account  distribution of the Class M-6 Principal  Distribution  Amount for
the applicable  Payment Date,  (H) the note principal  balance of the Class M-7 Notes,  after taking into account  distribution  of the
Class M-7 Principal  Distribution  Amount for the applicable  Payment Date,  and (I) the note principal  balance of the Class M-8 Notes immediately  prior to such  Payment  Date,  over (2) the lesser of:  (A)  approximately  84.60% of the  aggregate  Loan  Balance of the
Mortgage  Loans as of the last day of the related Due Period and after  giving  effect to  principal  prepayments  received  during the related  Prepayment  Period,  and (B) the aggregate Loan Balance of the Mortgage Loans as of the last day of the related Due Period and after giving effect to principal prepayments received during the related Prepayment Period minus the OC Floor.

Class M-9  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the  aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into  account  distribution  of the Class M-2  Principal  Distribution  Amount for the  applicable  Payment  Date,  (D) the note principal balance of the Class M-3 Notes,  after taking into account  distribution of the Class M-3 Principal  Distribution  Amount for
the applicable  Payment Date,  (E) the note principal  balance of the Class M-4 Notes,  after taking into account  distribution  of the
Class M-4 Principal  Distribution  Amount for the applicable Payment Date, (F) the note principal balance of the Class M-5 Notes, after taking into  account  distribution  of the Class M-5  Principal  Distribution  Amount for the  applicable  Payment  Date,  (G) the note principal balance of the Class M-6 Notes,  after taking into account  distribution of the Class M-6 Principal  Distribution  Amount for
the applicable  Payment Date,  (H) the note principal  balance of the Class M-7 Notes,  after taking into account  distribution  of the
Class M-7 Principal  Distribution  Amount for the applicable Payment Date, (I) the note principal balance of the Class M-8 Notes, after taking into account  distribution  of the Class M-8 Principal  Distribution  Amount for the  applicable  Payment Date, and (J) the note principal balance of the Class M-9 Notes  immediately  prior to such Payment Date, over (2) the lesser of: (A) approximately  87.20% of the  aggregate  Loan  Balance of the Mortgage  Loans as of the last day of the related Due Period and after giving  effect to principal prepayments  received  during the related  Prepayment  Period,  and (B) the aggregate Loan Balance of the Mortgage Loans as of the last day of the related Due Period and after giving effect to principal  prepayments  received  during the related  Prepayment  Period minus the OC Floor.

Class M-10  Principal  Distribution  Amount - With respect to any Payment Date,  the excess of: (1) the sum of: (A) the aggregate  note principal  balance of the Senior Notes,  after taking into account  distribution of the Senior  Principal  Distribution  Amount for the
applicable  Payment Date, (B) the note principal  balance of the Class M-1 Notes,  after taking into account  distribution of the Class
M-1 Principal  Distribution  Amount for the  applicable  Payment Date,  (C) the note  principal  balance of the Class M-2 Notes,  after taking into  account  distribution  of the Class M-2  Principal  Distribution  Amount for the  applicable  Payment  Date,  (D) the note principal balance of the Class M-3 Notes,  after taking into account  distribution of the Class M-3 Principal  Distribution  Amount for
the applicable  Payment Date,  (E) the note principal  balance of the Class M-4 Notes,  after taking into account  distribution  of the
Class M-4 Principal  Distribution  Amount for the applicable Payment Date, (F) the note principal balance of the Class M-5 Notes, after taking into  account  distribution  of the Class M-5  Principal  Distribution  Amount for the  applicable  Payment  Date,  (G) the note principal balance of the Class M-6 Notes,  after taking into account  distribution of the Class M-6 Principal  Distribution  Amount for
the applicable  Payment Date,  (H) the note principal  balance of the Class M-7 Notes,  after taking into account  distribution  of the
Class M-7 Principal  Distribution  Amount for the applicable Payment Date, (I) the note principal balance of the Class M-8 Notes, after taking into  account  distribution  of the Class M-8  Principal  Distribution  Amount for the  applicable  Payment  Date,  (J) the note principal balance of the Class M-9 Notes,  after taking into account  distribution of the Class M-9 Principal  Distribution  Amount for
the applicable  Payment Date, and (K) the note principal  balance of the Class M-10 Notes  immediately prior to such Payment Date, over
(2) the lesser of: (A)  approximately  90.50% of the  aggregate  Loan Balance of the  Mortgage  Loans as of the last day of the related
Due Period and after giving effect to principal  prepayments  received during the related Prepayment Period, and (B) the aggregate Loan
Balance of the Mortgage  Loans as of the last day of the related Due Period and after giving effect to principal  prepayments  received during the related Prepayment Period minus the OC Floor.

Class  Monthly  Interest  Amount - With  respect to any class of Offered  Notes and any Payment  Date,  the amount of interest  accrued during  the  related  Interest  Accrual  Period  at the  applicable  Note  Interest  Rate on the Note  Principal  Balance  of such Note immediately  prior to such Payment  Date.  Class  Monthly  Interest  Amount on the Notes will be  calculated on the basis of the actual number of days in the related Interest Accrual Period and a  360-day year.

Compensating  Interest  Payments - Any  payments  made by the Master  Servicer or the Servicer  from its own funds to cover  Prepayment
Interest Shortfalls.

Coupon  Step-Up Date - Each Payment Date on which the aggregate  Loan Balance of the Mortgage  Loans and REO  Properties is equal to or less than 10% of the aggregate Loan Balance of the Mortgage Loans as of the Cut-off Date.

CPR - A constant rate of prepayment on the mortgage loans.

Cumulative  Loss Trigger Event - Shall have  occurred  with respect to any Payment  Date,  if the fraction,  expressed as a percentage, obtained by dividing (x) the  aggregate  amount of realized  losses  incurred on the  Mortgage  Loans from the Cut-Off Date through the last day of the related Due Period (less the aggregate  amount of subsequent  recoveries with respect to the Mortgage Loans during such period) by (y) the aggregate Loan Balance of the Mortgage Loans as of the Cut-Off Date,  exceeds the applicable  percentages  described below with respect to such Payment Date:

  Payment Date                            Loss Percentage
___________________________________________________________
  July 2009 to June 2010                  1.85% for the first month, plus an additional 1/12th of 2.25% for each month thereafter.

  July 2010 to June 2011                  4.10% for the first month, plus an additional 1/12th of 2.35% for each month thereafter.

  July 2011 to June 2012                  6.45% for the first month, plus an additional 1/12th of 1.90% for each month thereafter.

  July 2012 to June 2013                  8.35% for the first month, plus an additional 1/12th of 0.90% for each month thereafter.

  July 2013 and thereafter                9.25%

Custodial Agreement - The Custodial Agreement,  among the Custodian,  the Indenture Trustee and the Servicer relating to the custody of the Mortgage Loans.

Custodian - Wells Fargo Bank,  N.A. and its successors and assigns or any successor  Custodian  appointed  pursuant to the terms of the
Custodial Agreement.

Cut-off Date - June 1, 2007.

Delinquency Amount - With respect to any Due Period, the sum, without  duplication,  of the aggregate principal balance of the Mortgage
Loans that are (1) 60 or more days  delinquent,  (2) 60 or more days  delinquent  and in  bankruptcy,  (3) in  foreclosure  and (4) REO properties, each as of the last day of such Due Period.

Delinquency  Event - Shall have occurred and be  continuing  if on any Payment Date,  the 60+  Delinquency  Percentage  (Rolling  Three
Month) for that Payment Date exceeds 29.52% of the Senior Enhancement Percentage for the prior Payment Date.

Depositor - Bear Stearns Asset Backed Securities I LLC.

Determination Date - With respect to any Payment Date and the mortgage loans the date specified in the Sale and Servicing Agreement.

Due Date - With  respect to each  mortgage  loan,  the date in each month on which its  Monthly  Payment is due if such due date is the first day of a month and  otherwise is deemed to be the first day of the following  month or such other date  specified in the Sale and
Servicing Agreement.

Due Period - With respect to any Payment Date,  the period  commencing on the second day of the month  immediately  preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Event of Default - Any one of the following:  (a) the failure by the Issuing Entity to pay Class Monthly  Interest  Amount on any class of Class A Notes (or if the Note  Principal  Balance of the Class A Notes has been  reduced  to zero,  the most  senior  class of Notes outstanding)  on any Payment Date and such default  continues for the time period  specified in the  Indenture;  (b) the failure by the
Issuing  Entity on the final  scheduled  Payment Date to pay all Class  Monthly  Interest  Amount of any class of Notes,  all remaining
Basis Risk Shortfall  Amount of the Class A Notes and reduce the Note  Principal  Balances of any class of Notes to zero; (c) a default by the Issuing Entity in the observance of certain negative  covenants or covenant in the Indenture or any  representation  or warranty made by the Issuing  Entity in the Indenture or in any Note or other writing  delivered  pursuant  thereto  having been  incorrect in a material  respect as of the time  made,  and the  continuation  of any such  default  for a period of thirty  days after  notice to the
Issuing  Entity by the Indenture  Trustee or by the Holders of at least 25% of the aggregate Note  Principal  Balance of the Notes,  as applicable; or (d) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity.

Excess  Interest - With respect to any Payment Date,  the amounts  remaining,  if any, after the  application  of payments  pursuant to clauses A through E under "Description of the Notes - Payments on the Notes" above.

Excess  Overcollateralization  Amount - With respect to any Payment  Date,  the lesser of (1) the Principal  Remittance  Amount for the
Payment Date and (2) the excess, if any, of (x) the  Overcollateralization  Amount, assuming 100% of the Principal Remittance Amount is distributed on the Notes, over (y) the Required Overcollateralization Amount.

Group 1 Allocation  Percentage - With respect to any Payment Date, a fraction expressed as a percentage,  the numerator of which is the
Group 1 Principal  Remittance  Amount for that Payment Date and the  denominator of which is the Principal  Remittance  Amount for that
Payment Date.

Group 1 Interest  Remittance  Amount - With respect to a Payment Date and Loan Group 1 will generally be equal to (A) the sum,  without duplication,  of (i) all  scheduled  interest  received on the mortgage  loans in Loan Group 1 during the related Due Period,  less the
Servicing Fee and Master  Servicing Fee for such mortgage  loans,  (ii) the interest  portion of all Monthly  Advances for such Payment
Date on the Group 1 Mortgage Loans,  (iii) all Compensating  Interest for such Payment Date related to the Group 1 Mortgage Loans, (iv)
Liquidation  Proceeds and Subsequent  Recoveries received during the related Prepayment Period, to the extent such Liquidation Proceeds and  Subsequent  Recoveries  related to  interest  on the Group 1 Mortgage  Loans and less all  non-recoverable  advances  relating  to interest and certain expenses on the Group 1 Mortgage Loans reimbursed during the related  Prepayment  Period, (v) the interest portion of proceeds of the  repurchase of any Group 1 Mortgage  Loans during the related Due Period,  and (vi) such Loan Group's pro rata share
(based on the aggregate  Loan Balance) of the interest  portion of the purchase price of the assets of the Issuing Entity upon exercise on such Payment Date by the majority holder of the owner trust  certificates  of its optional  redemption  right,  minus (B) the sum of
(i) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities  Administrator,  the Indenture Trustee and the
Custodian  during the related Due Period as provided in the Indenture to the extent  related to such Loan Group and (ii) the product of
(1) the sum of (x) such reimbursement or payments to the Servicer,  the Master Servicer,  the Securities  Administrator,  the Indenture
Trustee and the  Custodian  during the related Due Period as provided in the  Indenture and not related to a Loan Group and (y) any Net
Swap Payment or Swap  Termination  Payment owed to the Swap Provider  (other than any swap  termination  payment  resulting from a swap provider  trigger  event) on such  Payment  Date and (2) a fraction,  the  numerator  of which is the amount of interest  collected  or advanced  in  respect  of the Group 1 Mortgage  Loans for such  Payment  Date and the  denominator  of which is the amount of  interest collected or advanced in respect of the Group 1 Mortgage Loans and Group 2 Mortgage Loans for such Payment Date.

Group 1 Mortgage Loans - The mortgage loans included in Loan Group 1.

Group 1 Notes - The Class 1-A-1 Notes.

Group 1  Principal  Remittance  Amount - With  respect  to a Payment  Date and Loan  Group 1, will  generally  be equal to (A) the sum, without  duplication,  of (i) the scheduled  principal collected on the mortgage loans in the related Loan Group during the related Due
Period or  advanced by the  Servicer or Master  Servicer,  (ii)  prepayments  of  principal  in respect of the Group 1 Mortgage  Loans, exclusive of any prepayment  charges,  collected in the related  Prepayment  Period,  (iii) the Outstanding  Principal Balance received with respect to each Group 1 Mortgage  Loan that was  repurchased  by the  Originator  and the amount,  if any, by which the  aggregate unpaid principal  balance of any replacement  mortgage loans in the Loan Group 1 is less than the aggregate unpaid principal balance of any deleted  mortgage  loans in the Loan Group 1 delivered by the Originator in connection  with a  substitution  of a mortgage loan in the related Loan Group, (iv) all Liquidation  Proceeds and Subsequent  Recoveries collected during the related Prepayment Period on the
Group  1  Mortgage  Loans,  to the  extent  such  Liquidation  Proceeds  and  Subsequent  Recoveries  relate  to  principal,  less  all non-recoverable  advances  relating to  principal  reimbursed  during the related Due Period,  and (v) such Loan Group's pro rata share
(based on the  aggregate  Loan  Balance) of the principal  portion of the purchase  price of the assets of the Issuing  Entity upon the exercise by the majority holder of the owner trust  certificates of its optional  redemption  right;  minus (B) the amount by which the sum of (i) amounts payable or reimbursable to the Servicer,  the Master Servicer, the Securities  Administrator,  the Indenture Trustee
and the  Custodian  during the related Due Period as provided in the Indenture to the extent  related to such Loan Group  including all non-recoverable  advances  relating to interest  and certain  expenses  reimbursed  during the related  Prepayment  Period and (ii) the product of (1) the sum of (x) such reimbursement or payments to the Servicer,  the Master Servicer, the Securities  Administrator,  the
Indenture  Trustee and the  Custodian  during the related Due Period as provided in the  Indenture  and not related to a Loan Group and
(y) any Net Swap Payment or Swap Termination  Payment owed to the Swap Provider (other than any swap termination payment resulting from a swap provider trigger event) on such Payment Date and (2) a fraction,  the numerator of which is the amount of interest  collected or advanced  in  respect  of the Group 1 Mortgage  Loans for such  Payment  Date and the  denominator  of which is the amount of  interest collected  or advanced in respect of the Group 1 Mortgage  Loans and Group 2 Mortgage  Loans for such  Payment  Date exceed the Group 1
Interest Remittance Amount for such Payment Date.

Group 1 Principal  Distribution Amount - The product of (i) the Principal  Distribution Amount for that Payment Date and (ii) the Group
1 Allocation Percentage.

Group 1 Senior  Principal  Distribution  Amount - With  respect to any Payment  Date,  the excess,  if any, of (1) the  aggregate  note principal  balances of the Group 1 Notes immediately prior to that Payment Date over (i) the lesser of (a) approximately  47.00% of the aggregate  Loan  Balance  of the Group 1  Mortgage  Loans as of the last day of the  related  Due  Period  and after  giving  effect to principal  prepayments  received during the related  Prepayment Period and (b) the aggregate Loan Balance of the Group 1 Mortgage Loans as of the last date of the related Due Period and after giving effect to principal  prepayments  received during the related Prepayment
Period minus 0.50% of the aggregate Loan Balance of the Group 1 Mortgage Loans as of the Cut-Off Date.

Group 2 Allocation  Percentage - With respect to any Payment Date, a fraction expressed as a percentage,  the numerator of which is the
Group 2 Principal  Remittance  Amount for that Payment Date and the  denominator of which is the Principal  Remittance  Amount for that
Payment Date.

Group 2 Interest  Remittance  Amount - With respect to a Payment Date and Loan Group 2 will generally be equal to (A) the sum,  without duplication,  of (i) all  scheduled  interest  received on the mortgage  loans in Loan Group 2 during the related Due Period,  less the
Servicing Fee and Master  Servicing Fee for such mortgage  loans,  (ii) the interest  portion of all Monthly  Advances for such Payment
Date on the Group 2 Mortgage Loans,  (iii) all Compensating  Interest for such Payment Date related to the Group 2 Mortgage Loans, (iv)
Liquidation  Proceeds and Subsequent  Recoveries received during the related Prepayment Period, to the extent such Liquidation Proceeds and  Subsequent  Recoveries  related to  interest  on the Group 2 Mortgage  Loans and less all  non-recoverable  advances  relating  to interest  and certain  expenses on the Group 1 Mortgage  Loans  reimbursed  during the related  Prepayment  Period,,  (v) the  interest portion of proceeds of the  repurchase  of any Group 2 Mortgage  Loans  during the related Due Period,  and (vi) such Loan  Group's pro rata share (based on the aggregate  Loan  Balance) of the interest  portion of the purchase  price of the assets of the Issuing  Entity upon exercise on such Payment Date by the majority holder of the owner trust  certificates of its optional  redemption right, minus (B)
the sum of (i) amounts  payable or reimbursable  to the Servicer,  the Master  Servicer,  the Securities  Administrator,  the Indenture
Trustee and the  Custodian  during the related Due Period as  provided in the  Indenture  to the extent  related to such Loan Group and
(ii)  the  product  of (1) the sum of (x) such  reimbursement  or  payments  to the  Servicer,  the  Master  Servicer,  the  Securities
Administrator,  the Indenture  Trustee and the Custodian  during the related Due Period as provided in the Indenture and not related to a Loan Group and (y) any Net Swap  Payment or Swap  Termination  Payment  owed to the Swap  Provider  (other than any swap  termination payment  resulting from a swap provider  trigger  event) on such Payment Date and (2) a fraction,  the numerator of which is the amount of interest  collected or advanced in respect of the Group 2 Mortgage  Loans for such Payment Date and the  denominator of which is the amount of interest collected or advanced in respect of the Group 1 Mortgage Loans and Group 2 Mortgage Loans for such Payment Date.

Group 2 Mortgage Loans - The mortgage loans included in Loan Group 2.

Group 2 Notes - The Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Notes.

Group 2 Principal  Distribution Amount - The product of (i) the Principal  Distribution Amount for that Payment Date and (ii) the Group
2 Allocation Percentage.

Group 2  Principal  Remittance  Amount - With  respect  to a Payment  Date and Loan  Group 2, will  generally  be equal to (A) the sum, without  duplication,  of (i) the scheduled  principal collected on the mortgage loans in the related Loan Group during the related Due
Period or  advanced by the  Servicer or Master  Servicer,  (ii)  prepayments  of  principal  in respect of the Group 2 Mortgage  Loans, exclusive of any prepayment  charges,  collected in the related  Prepayment  Period,  (iii) the Outstanding  Principal Balance received with respect to each Group 2 Mortgage  Loan that was  repurchased  by the  Originator  and the amount,  if any, by which the  aggregate unpaid principal  balance of any replacement  mortgage loans in the Loan Group 2 is less than the aggregate unpaid principal balance of any deleted  mortgage  loans in the Loan Group 2 delivered by the Originator in connection  with a  substitution  of a mortgage loan in the related Loan Group, (iv) all Liquidation  Proceeds and Subsequent  Recoveries collected during the related Prepayment Period on the
Group  2  Mortgage  Loans,  to the  extent  such  Liquidation  Proceeds  and  Subsequent  Recoveries  relate  to  principal,  less  all non-recoverable  advances  relating to  principal  reimbursed  during the related Due Period,  and (v) such Loan Group's pro rata share
(based on the  aggregate  Loan  Balance) of the principal  portion of the purchase  price of the assets of the Issuing  Entity upon the exercise by the majority holder of the owner trust  certificates of its optional  redemption  right;  minus (B) the amount by which the sum of (i) amounts payable or reimbursable to the Servicer,  the Master Servicer, the Securities  Administrator,  the Indenture Trustee
and the  Custodian  during the related Due Period as provided in the Indenture to the extent  related to such Loan Group  including all non-recoverable  advances  relating to interest  and certain  expenses  reimbursed  during the related  Prepayment  Period and (ii) the product of (1) the sum of (x) such reimbursement or payments to the Servicer,  the Master Servicer, the Securities  Administrator,  the
Indenture  Trustee and the  Custodian  during the related Due Period as provided in the  Indenture  and not related to a Loan Group and
(y) any Net Swap Payment or Swap Termination  Payment owed to the Swap Provider (other than any swap termination payment resulting from a swap provider trigger event) on such Payment Date and (2) a fraction,  the numerator of which is the amount of interest  collected or advanced  in  respect  of the Group 2 Mortgage  Loans for such  Payment  Date and the  denominator  of which is the amount of  interest collected  or advanced in respect of the Group 1 Mortgage  Loans and Group 2 Mortgage  Loans for such  Payment  Date exceed the Group 2
Interest Remittance Amount for such Payment Date.

Group 2 Senior  Principal  Distribution  Amount - With  respect to any Payment  Date,  the excess,  if any, of (1) the  aggregate  note principal  balances of the Group 2 Notes immediately prior to that Payment Date over (i) the lesser of (a) approximately  47.00% of the aggregate  Loan  Balance  of the Group 2  Mortgage  Loans as of the last day of the  related  Due  Period  and after  giving  effect to principal  prepayments  received during the related  Prepayment Period and (b) the aggregate Loan Balance of the Group 2 Mortgage Loans as of the last date of the related Due Period and after giving effect to principal  prepayments  received during the related Prepayment
Period minus 0.50% of the aggregate Loan Balance of the Group 2 Mortgage Loans as of the Cut-Off Date.

Indenture - The Indenture,  among the Issuing Entity,  the Indenture Trustee and the Securities  Administrator  relating to the Offered
Notes.

Indenture  Trustee - The Bank of New York, a New York  banking  corporation  organized  under the laws of the State of New York and its successors and assigns or any successor Indenture Trustee appointed pursuant to the terms of the Indenture.

Insurance  Proceeds - Amounts paid by an insurer under any primary mortgage insurance policy,  standard hazard insurance policy,  flood insurance  policy or title  insurance  policy covering any mortgage loan or mortgaged  property other than amounts  required to be paid over to the  mortgagor  pursuant to law or the related  mortgage  note and other than amounts  used to repair or restore the  mortgaged property or to reimburse certain expenses.

Interest  Accrual  Period - For each class of Notes and for any  Payment  Date,  the period  commencing  on the  immediately  preceding
Payment Date (or, with respect to the first Payment Date,  the Closing Date) and ending on the day  immediately  preceding such Payment
Date.

Interest  Remittance  Amount - With  respect  to a Payment  Date,  the sum of the Group 1  Interest  Remittance  Amount and the Group 2
Interest Remittance Amount for such Payment Date.

Issuing Entity- Newcastle Mortgage Securities Trust 2007-1, a Delaware statutory trust, or its successor in interest.

Liquidated  Mortgage Loan - Any defaulted  mortgage loan as to which the Servicer has  determined  that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation  Proceeds - Amounts  received by the Servicer in  connection  with the  liquidation  of a defaulted  mortgage  loan whether through a Indenture  Trustee's sale,  foreclosure  sale,  proceeds of insurance  policies,  condemnation  proceeds or otherwise and any
Subsequent Recoveries.

Loan Balance - With respect to any mortgage loan and any date of  determination,  the actual  outstanding  principal balance thereof on the Cut-Off Date less any  principal  payments  made or advanced by the Servicer or the Master  Servicer on such  Mortgage Loan through such date of determination; provided that the Loan Balance of any Liquidated Mortgage Loan is zero.

Loan-to-Value Ratio - The fraction,  expressed as a percentage,  the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of  origination  of the mortgage loan and the appraised  value of the mortgaged property at origination.

Margin- With respect to each class of Notes:

                                                                                    Margin
                                                                       _____________________________
                                           Class                       (1)                       (2)
                                           _________________________________________________________
                                           1-A-1
                                           2-A-1
                                           2-A-2
                                           2-A-3
                                           2-A-4
                                            M-1
                                            M-2
                                            M-3
                                            M-4
                                            M-5
                                            M-6
                                            M-7
                                            M-8
                                            M-9
                                           M-10

(1)  For each payment date up to and including the Coupon Step-Up Date, as defined in this free writing prospectus under "Glossary."
(2)  On each payment date after the Coupon Step-Up Date.

Master Servicer - Wells Fargo Bank,  N.A. and its successors and assigns or any successor  Master  Servicer  appointed  pursuant to the terms of the Sale and Servicing Agreement.

Master  Servicer  Event of  Termination  - As defined  under "The Sale and  Servicing  Agreement - Events of Default and Removal of the
Servicer and Master Servicer" herein.

Master  Servicing Fee - With respect to each mortgage loan,  accrued  interest at 1/12th of the related Mater Servicing Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Master Servicing Fee Rate - An amount equal to 0.010% per annum.

Monthly  Advance - The aggregate of all payments of principal and interest,  net of the Servicing Fee, that were due during the related
Due Period on the  mortgage  loans and that were  delinquent  on the related Due Date (other  than  shortfalls  in interest  due to the application of the Relief Act or similar state law).

Monthly  Payments - For any mortgage loan and any month,  the  scheduled  payment or payments of principal and interest due during such month on such  mortgage  loan which either is payable by a mortgagor in such month under the related  mortgage  note, or in the case of any mortgaged  property  acquired  through  foreclosure or  deed-in-lieu  of  foreclosure,  would otherwise have been payable under the related mortgage note.

Net Liquidation Proceeds - Are Liquidation Proceeds net of unreimbursed advances by the Servicer,  Monthly Advances,  expenses incurred by the Servicer in connection  with the  liquidation of such mortgage loan and the related  mortgaged  property,  and any other amounts payable to the Servicer under the Sale and Servicing Agreement.

Net Rate - For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate and Master Servicing Fee Rate.

Noteholder - A holder of an Offered Note.

Note Interest Rate - With respect to a Payment Date and a class of Notes,  a per annum rate equal to the lesser of (i) One-month  LIBOR plus the applicable Margin, (ii) the related Available Funds Rate and (iii) 11.500% per annum.

Note Owner - Any person who is the beneficial owner of a Book-entry Note.

Note Principal  Balance - With respect to any Note as of any Payment Date, such Note's initial  principal  balance on the Closing Date, as reduced by (1) all amounts  allocable to principal  previously  distributed with respect to such Note and (2) the principal  portion of all Realized Losses  previously  allocated to such Note (taking into account the applicable Loss  Allocation  Limitation);  provided that,  the Note  Principal  Balance of any class of Notes  (other than the Class X Notes) with the  highest  payment  priority to which
Realized  Losses  have been  allocated  shall be  increased  by the  amount of any  Subsequent  Recoveries  on the  mortgage  loans not previously  allocated,  but not by more than the amount of Realized Losses previously allocated to reduce the Note Principal Balance of that Note.

Notes - The Class 1-A-1,  Class 2-A-1,  Class 2-A-2,  Class 2-A-3,  Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes.

OC Floor - For any Payment Date, an amount equal to 0.50% of the aggregate Loan Balance of the mortgage loans as of the Cut-Off Date.

Offered Notes - The Class 1-A-1,  Class 2-A-1,  Class 2-A-2,  Class 2-A-3,  Class 2-A-4,  Class M-1,  Class M-2,  Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes.

One-Month  LIBOR- Has the meaning set forth under  "Description  of the  Notes-Calculation  of  One-Month  LIBOR" in this free  writing prospectus.

Original Subordinate Principal Balance - The aggregate Note Principal Balance of the Subordinate Notes as of the Closing Date.

Outstanding  Principal  Balance - With respect to a mortgage loan, the principal  balance of such mortgage loan remaining to be paid by the mortgagor  or, in the case of an REO  Property,  the  principal  balance of the related  mortgage loan  remaining to be paid by the mortgagor at the time such property was acquired by the Issuing Entity.

Overcollateralization  Amount - With  respect to each  Payment  Date,  the excess,  if any, of (1) the  aggregate  Loan  Balance of the
Mortgage  Loans as of the close of business on the last day of the related Due Period and after giving effect to principal  prepayments received  during the related  Prepayment  Period over (2) the  aggregate  note  principal  balance of the Notes as of that Payment Date
(after taking into account the payment of the Principal Distribution Amount on that Payment Date).

Overcollateralization  Deficiency - With respect to any Payment  Date,  the excess,  if any, of (1) the Required  Overcollateralization
Amount  for that  Payment  Date  over (2) the  Overcollateralization  Amount  for that  Payment  Date  assuming  100% of the  Principal
Remittance Amount is distributed on the Notes.

Overcollateralization  Increase Amount - With respect to any Payment Date, the lesser of (1) the  Overcollateralization  Deficiency for that Payment Date and (2) the Excess Interest for that Payment Date.

Owner Trust Certificates -Trust certificates issuing by the Issuing Entity pursuant to the Trust Agreement.

Owner  Trustee - Wilmington  Trust Company and its  successors  and assigns or any successor  Owner Trustee  appointed  pursuant to the terms of the Trust Agreement.

Payment Date - In each month,  the 25th day of the month,  or, if such day is not a business day, on the next succeeding  business day, beginning in July 2007.

Prepayment  Period - With  respect to any  mortgage  loan and any Payment  Date,  the period  beginning on the 16th day of the calendar month  immediately  preceding  the month in which such  Payment  Date occurs (or with  respect to the first  Payment  Date,  the period commencing on the Cut-Off Date) and ending on the 15th day of the then current calendar month.

Principal  Distribution  Amount - With respect to any Payment Date, the sum of (x) the sum of the Group 1 Principal  Remittance  Amount
for that  Payment  Date and the Group 2 Principal  Remittance  Amount for that  Payment  Date,  minus the Excess  Overcollateralization
Amount, if any, for that Payment Date and (y) the Overcollateralization Increase Amount, if any, for that Payment Date.

Principal  Prepayment  - With respect to each Loan Group any payment or other  recovery of principal on a mortgage  loan in the related
Loan Group  which is  received  in advance  of its  scheduled  Due Date to the  extent  that it is not  accompanied  by an amount as to interest  representing  scheduled  interest  due on any date or dates in any month or  months  subsequent  to the month of  prepayment, including Insurance Proceeds and Repurchase  Proceeds,  but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Principal  Remittance  Amount - With  respect to a Payment  Date,  the sum of the Group 1 Principal  Remittance  Amount and the Group 2
Principal Remittance Amount for such Payment Date.

Rating Agencies - Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

Realized Loss - With respect to a mortgage loan (1) a Bankruptcy Loss or (2) as to any Liquidated  Mortgage Loan, the unpaid  principal balance  thereof plus accrued and unpaid  interest  thereon  payable to the Issuing Entity at the mortgage rate through the last day of the month of liquidation less the Net Liquidation  Proceeds with respect to such mortgage loan and the related mortgaged  property.  In addition,  to the extent the Master  Servicer  receives  Subsequent  Recoveries  with respect to any mortgage  loan,  the amount of the
Realized  Loss with  respect  to that  mortgage  loan will be  reduced to the extent  such  recoveries  are  applied to reduce the Note
Principal Balance of any class of Notes on any Payment Date.

Record Date - For each class of Offered Notes and each Payment Date, the business day  immediately  preceding such Payment Date so long as such class of notes is in book-entry  form;  and otherwise,  the record date will be the last business day of the month  immediately preceding the applicable Payment Date.

REO Property - A mortgage property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure.

Repurchase  Price - With  respect to any  mortgage  loan  required  to be  repurchased,  an amount  equal to the sum of (1) 100% of the
Outstanding  Principal  Balance of such  mortgage loan plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage  rate through and  including  the last day of the month of  repurchase,  (2) any  unreimbursed  Monthly  Advances and servicing  advances  payable to the  Servicer  of the  mortgage  loan and (3) any costs and damages  incurred by the Issuing  Entity in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Repurchase  Proceeds - The Repurchase  Price in connection  with any repurchase of a mortgage loan by the originator or the Seller,  as
applicable,   and  any  cash  deposit  in  connection   with  the   substitution   of  a  mortgage  loan.  See   "Description   of  the
Securities-Assignment  of Trust Fund Assets" in the base prospectus and "Trust  Agreement-Representations  and Warranties" in this free writing prospectus.

Required  Overcollateralization  Amount - With respect to any Payment Date (1) prior to the Stepdown Date, the product of (x) 4.75% and
(y) the aggregate  Loan Balance of the Mortgage  Loans as of the Cut-Off Date;  and (2) on and after the Stepdown  Date, the greater of
(i) the lesser of (x) the product of 4.75% and the  aggregate  Loan  Balance of the  Mortgage  Loans as of the Cut-Off Date and (y) the
product of 9.50% and the aggregate  Loan Balance of the Mortgage  Loans as of the end of the related Due Period and after giving effect to principal prepayments received during the related Prepayment Period and (ii) the OC Floor;  provided,  however, that on each Payment
Date  during  the   continuance   of  a  Trigger   Event,   the   Required   Overcollateralization   Amount  will  equal  the  Required
Overcollateralization  Amount in effect as of the  Payment  Date  immediately  preceding  the date on which such  Trigger  Event  first occurred.

Reserve Interest Rate - With respect to any Interest  Determination  Date for the Offered Notes, the rate per annum that the Securities
Administrator  determines to be either (i) the arithmetic mean (rounded  upwards if necessary to the nearest whole multiple of 0.0625%)
of the one-year  United States dollar lending rates which New York City banks selected by the Securities  Administrator  are quoting on the relevant  Interest  Determination  Date to the principal  London offices of leading banks in the London interbank market or (ii) in the event that the Securities  Administrator  can determine no such arithmetic  mean, the lowest one-month United States dollar lending rate which New York City banks  selected by the Securities  Administrator  are quoting on such Interest  Determination  Date to leading
European banks.

Sale and Servicing  Agreement - The Sale and Servicing  Agreement,  among the Issuing Entity, the Sponsor,  the Indenture Trustee,  the
Servicer, the Master Servicer, the Securities Administrator and the Depositor relating the Mortgage Loans.

Securities  Administrator - Wells Fargo Bank, N.A. and its successors and assigns or any successor Securities  Administrator  appointed pursuant to the terms of the Sale and Servicing Agreement.

Seller - NIC WL II LLC and its successors and assigns.

Senior Enhancement  Percentage - With respect to any Payment Date, the percentage  equivalent of a fraction,  the numerator of which is the sum of (1) the aggregate note principal  balance of the Subordinate Notes and (2) the  Overcollateralization  Amount, in each case, after taking into account the distribution of the Principal  Distribution  Amount on that Payment Date, and the denominator of which is the aggregate  Loan Balance of the Mortgage  Loans as of the last day of the related Due Period and after giving effect to  unscheduled payments of principal received during the related Prepayment Period.

Senior Notes - The Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Notes.

Senior Principal  Distribution  Amount - With respect to any Payment Date, the sum of the Group 1 Senior Principal  Distribution Amount
and the Group 2 Senior Principal Distribution Amount.

Servicer - Nationstar Mortgage LLC and its successors and assigns.

Servicer  Event of  Termination - As defined  under "The Sale and  Servicing  Agreement - Events of Default and Removal of the Servicer
and Master Servicer" herein.

Servicing  Fee - With  respect  to each  mortgage  loan,  accrued  interest  at 1/12th of the  related  Servicing  Fee Rate on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate - An amount equal to 0.500% per annum.

60+ Delinquency  Percentage (Rolling Three Month) - With respect to any Payment Date, the average of the percentage  equivalents of the fractions  determined  for  each of the  three  immediately  preceding  Due  Periods,  the  numerator  of each of which is equal to the
Delinquency  Amount for such Due Period,  and the  denominator  of each of which is the  aggregate  Loan Balance of all of the Mortgage
Loans as of the end of such Due Period.

Sponsor - Newcastle Investment Corp., its successors and assigns.

Stepdown  Date - The earlier to occur of (1) the Payment  Date  immediately  following  the Payment  Date on which the  aggregate  note principal  balances of the Senior Notes are reduced to zero,  and (2) the later to occur of (A) the July 2010 Payment Date, and (B) the first Payment Date on which the Senior Enhancement  Percentage,  calculated for this purpose,  before giving effect to any distribution of principal on the Notes on that Payment Date but after giving effect to the  distribution of the Principal  Remittance  Amount on the
Mortgage Loans, is at least equal to approximately 53.00%.

Subordinate  Notes - The Class M-1, Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 Notes,  Class M-9 and
Class M-10 Notes.

Subsequent  Recoveries - Any amount  recovered by the Servicer or the Master Servicer (net of reimbursable  expenses) with respect to a
Liquidated  Mortgage Loan with respect to which a Realized Loss was incurred  after the  liquidation  or  disposition  of such mortgage loan.

Swap Expense Fee Rate - With respect to each  Payment  Date, a per annum rate,  equal to the product of (x) the sum of (i) any Net Swap
Payment owed to the Swap  Provider for that  Payment Date and (ii) any Swap  Termination  Payment for that Payment Date (other than any
Swap  Termination  Payment  resulting from a Swap Provider  Trigger Event)  payable by the  Securities  Administrator  on behalf of the trust,  and (y) 12 divided by the aggregate Loan Balance of the Mortgage Loans as of the first day of the related Due Period,  adjusted to reflect  unscheduled  payments of principal  received thereon after such date and included in the Principal  Distribution  Amount on the immediately preceding Payment Date.

Trigger Event - With respect to any payment  Date,  the  existence of a  Delinquency  Event or a Cumulative  Loss Trigger Event on such
Payment Date

Trust Agreement - The Amended and Restated Trust Agreement, among the Owner Trustee, the Depositor and the Securities Administrator.

Underwriter - Bear, Stearns & Co. Inc.

Wells Fargo Bank - Wells Fargo Bank, N.A.

                                                                ANNEX I

                                     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in  certain  limited  circumstances,  the  Offered  Notes,  which are  referred  to as the global  securities,  will be available only in book-entry  form.  Investors in the global  securities may hold interests in these global  securities  through any of
DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding  interests in global securities  through  Clearstream and Euroclear will be conducted in accordance  with their normal rules and  operating  procedures  and in accordance  with  conventional  eurobond  practice.
Secondary  market trading between  investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through Clearstream or Euroclear and investors  holding  interests  in global  securities  through DTC  participants  will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although  DTC,  Euroclear  and  Clearstream  are  expected to follow the  procedures  described  below in order to  facilitate transfers of interests in the global securities among participants of DTC,  Euroclear and Clearstream,  they are under no obligation to perform or continue to perform those  procedures,  and those  procedures may be  discontinued at any time.  Neither the Depositor,  the
Master  Servicer,  the Securities  Administrator  nor the Indenture  Trustee will have any  responsibility  for the performance by DTC,
Euroclear and Clearstream or their respective  participants or indirect  participants of their respective  obligations  under the rules and procedures governing their obligations.

         Non-U.S.  holders  of global  securities  will be  subject  to U.S.  withholding  taxes  unless  those  holders  meet  certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global  securities  will be  registered  in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the global securities  will be represented  through  financial  institutions  acting on their behalf as direct and indirect  participants  in DTC.
Clearstream and Euroclear will hold positions on behalf of their  participants  through their  respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors  electing to hold  interests in global  securities  through DTC  participants,  rather than through  Clearstream  or
Euroclear  accounts,  will be subject to the settlement  practices  applicable to similar issues of mortgage-backed  notes.  Investors'
securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to hold  interests  in global  securities  through  Clearstream  or  Euroclear  accounts  will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no temporary global security and no "lock-up"
or restricted  period.  Interests in global  securities  will be credited to the securities  custody  accounts on the  settlement  date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between  DTC  Participants.  Secondary  market  trading  between  DTC  participants  will be settled  using the DTC procedures applicable to similar issues of note interest certificates in same-day funds.

         Transfers between  Clearstream and/or Euroclear  Participants.  Secondary market trading between  Clearstream  participants or
Euroclear  participants  and/or  investors  holding  interests in global  securities  through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers  between  DTC Seller  and  Clearstream  or  Euroclear  Purchaser.  When  interests  in global  securities  are to be transferred  on behalf of a seller from the account of a DTC  participant  to the account of a Clearstream  participant  or a Euroclear participant  for a purchaser,  the purchaser will send  instructions to Clearstream or Euroclear  through a Clearstream  participant or
Euroclear  participant  at least one  business  day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository to receive an interest in the global  securities  against payment.  Payment will include interest accrued on the global  securities  from and including the last Payment Date to but excluding  the  settlement  date.  Payment will then be made by the respective  depository  to the DTC  participant's  account  against  delivery  of an  interest  in the  global  securities.  After this settlement  has been  completed,  the interest will be credited to the  respective  clearing  system,  and by the clearing  system,  in accordance  with its usual  procedures,  to the  Clearstream  participant's  or  Euroclear  participant's  account.  The credit of this interest  will appear on the next  business day and the cash debit will be  back-valued  to, and the interest on the global  securities will accrue  from,  the value date,  which would be the  preceding  day when  settlement  occurred in New York.  If  settlement  is not completed  through DTC on the intended  value date,  i.e.,  the trade fails,  the  Clearstream  or Euroclear  cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants and Euroclear  participants will need to make available to the respective  clearing system the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to pre-position  funds for settlement from cash on hand, in which case the  Clearstream  participants  or Euroclear  participants  will take on credit  exposure to  Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative,  if Clearstream or the Euroclear operator has extended a line of credit to them,  Clearstream  participants or  Euroclear  participants  can elect not to  pre-position  funds and allow that credit line to be drawn upon.  Under this  procedure,
Clearstream  participants  or Euroclear  participants  receiving  interests in global  securities for purchasers  would incur overdraft charges for one day,  to the extent  they  cleared  the  overdraft  when  interests  in the global  securities  were  credited to their accounts.  However,  interest on the global  securities  would  accrue from the value date.  Therefore,  the  investment  income on the interest in the global  securities  earned  during that  one-day  period  would tend to offset the amount of these  overdraft  charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the  settlement  through  DTC will take place  during New York  business  hours,  DTC  participants  are  subject to DTC procedures for  transferring  interests in global  securities to the respective  depository of Clearstream or Euroclear for the benefit of Clearstream  participants or Euroclear  participants.  The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders that use  Clearstream  participants  or Euroclear  participants  to purchase  interests in global securities from DTC participants or sellers settling  through them for delivery to Clearstream  participants or Euroclear  participants should note that these trades will  automatically  fail on the sale side unless  affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o    borrowing  interests in global  securities  through  Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts,  in accordance with the clearing system's customary procedures;

         o    borrowing  interests in global  securities  in the United  States from a DTC  participant  no later than one day prior to settlement,  which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o    staggering  the value dates for the buy and sell sides of the trade so that the value date for the purchase  from the DTC participant  is at least  one day  prior to the  value  date for the sale to the  Clearstream  participant  or  Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and DTC  Purchaser.  Due to time  zone  differences  in  their  favor,
Clearstream  participants  and Euroclear  participants  may employ their  customary  procedures for  transactions in which interests in global securities are to be transferred by the respective  clearing system,  through the respective  depository,  to a DTC participant.
The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or  Euroclear  will  instruct  its  respective  depository,  to credit an interest in the global  securities to the DTC  participant's  account against  payment.  Payment will include  interest  accrued on the global  securities  from and including the last Payment Date to but excluding the  settlement  date. The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant  the following  business day, and receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  participant's  account  would be  back-valued  to the value date,  which would be the preceding day, when settlement  occurred  through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf of global  securities holding securities through  Clearstream or Euroclear,  or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest,  including  original issue discount,  on registered debt issued by U.S. persons, unless:

         o    each clearing system,  bank or other institution that holds customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between the beneficial owner or a foreign  corporation or foreign trust and the
              U.S. entity required to withhold tax complies with applicable certification requirements; and

         o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o    Exemption for Non-U.S.  Persons-Form W-8BEN.  Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete  exemption  from the  withholding  tax by filing a signed Form W-8BEN,  or  Certificate  of Foreign
              Status of  Beneficial  Owner for United States Tax  Withholding.  Non-U.S.  persons  residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate,  depending on the treaty terms, by filing Form
              W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o    Exemption for Non-U.S.  persons with effectively  connected income-Form W-8ECI. A Non-U.S.  person,  including a non-U.S.
              corporation or bank with a U.S.  branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United  States,  can obtain an exemption  from the  withholding  tax by filing Form  W-8ECI,  or
              Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively  Connected with the Conduct of a Trade or Business in the United States.

         o    Exemption for U.S.  Persons-Form  W-9. U.S.  persons can obtain a complete  exemption from the  withholding tax by filing
              Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting  Procedure.  The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent,  files by submitting the appropriate form to the person through whom it holds the  security-the  clearing agency,  in the case of persons holding  directly on the books of the clearing  agency.  Form W-8BEN and Form W-8ECI  generally are effective until the third  succeeding  calendar year from the date the form is signed.  However,  the W-8BEN and W-8ECI with a taxpayer  identification number  will  remain  effective  until a change in  circumstances  makes  any  information  on the form  incorrect,  provided  that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o    a citizen or resident of the United States;

         o    a corporation,  partnership  or other entity  treated as a corporation or a partnership  for United States federal income tax purposes,  organized in or under the laws of the United States or any state  thereof,  including for this purpose the
              District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o    a trust if a court within the United States is able to exercise primary  supervision of the administration of the Issuing
              Entity and one or more United  States  persons  have the  authority to control all  substantial  decisions of the Issuing
              Entity.

         If the  information  shown on Form W-8BEN or Form W-8ECI  changes,  a new Form W-8BEN or Form W-8ECI,  as applicable,  must be filed within 30 days of the change.  Certain issuing entities not described in the final bullet of the preceding  sentence in existence on August 20, 1996 that elect to be treated as a United  States Person will also be a U.S.  person.  The term  "Non-U.S.  person" means any person who is not a U.S.  person.  This summary does not deal with all aspects of U.S.  federal income tax withholding  that may be relevant to foreign holders of the global  securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                              SCHEDULE A

                                                    SCHEDULE A

                                  Aggregate Statistical Mortgage Loan Statistics

                                              As of the Cut-off Date

                               Cut-off Date Principal Balance of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
    Cut-off Date Principal Balance         Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
       0.01-   50,000.00...                 379        $ 13,704,206.98            1.20%      11.174%           336           98.29%           654
  50,000.01-  100,000.00...                 734          55,522,736.42            4.85       10.148            352           89.75            640
 100,000.01-  150,000.00...                 708          89,219,740.71            7.79        8.706            354           81.37            628
 150,000.01-  200,000.00...                 754         132,039,837.84           11.53        8.095            354           81.28            631
 200,000.01-  250,000.00...                 551         123,607,304.30           10.79        7.779            355           81.81            633
 250,000.01-  300,000.00...                 430         117,974,708.55           10.30        7.723            355           82.35            644
 300,000.01-  350,000.00...                 355         115,087,974.07           10.05        7.489            355           82.46            644
 350,000.01-  400,000.00...                 259          96,845,026.33            8.46        7.353            355           83.75            658
 400,000.01-  450,000.00...                 196          83,632,318.67            7.30        7.364            355           82.98            652
 450,000.01-  500,000.00...                 146          69,578,707.47            6.07        7.271            355           82.45            658
 500,000.01-  550,000.00...                 119          61,943,428.18            5.41        7.408            355           84.55            651
 550,000.01-  600,000.00...                  76          43,580,508.49            3.81        7.006            355           83.54            660
 600,000.01-  650,000.00...                  66          41,255,251.83            3.60        7.363            355           84.73            657
 650,000.01-  700,000.00...                  38          25,746,754.47            2.25        7.306            355           83.73            642
 700,000.01-  750,000.00...                  35          25,387,542.02            2.22        7.163            355           84.62            668
 750,000.01-  800,000.00...                  36          28,334,350.27            2.47        7.516            350           82.26            661
 800,000.01-  850,000.00...                   7           5,851,214.25            0.51        7.018            355           84.92            654
 850,000.01-  900,000.00...                   4           3,481,003.23            0.30        6.366            356           81.59            682
 900,000.01-  950,000.00...                   2           1,892,642.67            0.17        5.926            353           74.77            663
 950,000.01- 1,000,000.00..                   8           7,953,862.47            0.69        6.364            354           74.54            707
 1,000,000.01+.............                   2           2,701,588.32            0.24        7.531            352           75.96            653
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                 Cut-off Date Mortgage Rates of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
      Cut-off Date Mortgage Rates          Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
 5.0000- 5.4999............                  26        $ 11,148,514.35            0.97%       5.330%           356           79.96%           697
 5.5000- 5.9999............                 181          71,103,096.03            6.21        5.841            355           77.78            689
 6.0000- 6.4999............                 364         124,795,783.09           10.90        6.263            355           78.68            683
 6.5000- 6.9999............                 603         189,509,186.89           16.55        6.751            354           81.79            667
 7.0000- 7.4999............                 465         135,170,993.21           11.80        7.264            355           82.43            655
 7.5000- 7.9999............                 695         184,733,026.44           16.13        7.745            355           83.90            646
 8.0000- 8.4999............                 447         112,322,188.92            9.81        8.236            355           84.02            627
 8.5000- 8.9999............                 477         117,315,550.58           10.24        8.728            354           84.22            612
 9.0000- 9.4999............                 273          55,380,435.80            4.84        9.252            355           84.56            592
 9.5000- 9.9999............                 315          53,803,236.21            4.70        9.757            355           85.43            591
10.0000-10.4999............                 314          31,008,234.88            2.71       10.213            353           91.12            626
10.5000-10.9999............                 140          13,629,390.87            1.19       10.737            352           87.23            610
11.0000-11.4999............                 269          21,853,909.63            1.91       11.262            350           93.09            646
11.5000-11.9999............                 153          12,273,216.29            1.07       11.683            353           89.54            618
12.0000-12.4999............                 129           8,316,600.62            0.73       12.255            347           91.51            597
12.5000-12.9999............                  44           2,755,547.01            0.24       12.631            343           89.91            610
13.0000-13.4999............                   6             122,439.97            0.01       13.155            258           96.22            682
13.5000-13.9999............                   4              99,356.75            0.01       13.785            288           95.00            668
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                        Credit Score of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                 FICO                      Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
500- 524...................                 112        $ 23,344,673.30            2.04%       9.774%           354           72.17%           513
525- 549...................                 170          33,052,751.39            2.89        9.411            355           74.17            535
550- 574...................                 297          69,579,895.54            6.08        8.911            355           79.17            561
575- 599...................                 331          75,770,101.79            6.62        8.553            355           83.54            588
600- 624...................                 886         183,712,101.39           16.04        8.177            354           85.08            612
625- 649...................               1,049         237,636,343.60           20.75        7.677            355           84.02            638
650- 674...................                 870         205,608,778.41           17.95        7.487            354           84.03            661
675- 699...................                 511         128,672,178.12           11.23        7.327            355           84.30            686
700+.......................                 679         187,963,884.00           16.41        6.975            354           82.25            734
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                    Combined Original LTV of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Combined Original LTV             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
   0.01-  49.99............                 101        $ 16,555,538.25            1.45%       7.893%           354           40.24%           630
  50.00-  54.99............                  45           9,484,700.86            0.83        7.393            350           52.03            643
  55.00-  59.99............                  82          19,801,655.29            1.73        7.380            353           57.63            632
  60.00-  64.99............                 116          27,304,828.71            2.38        7.508            355           62.39            631
  65.00-  69.99............                 137          32,445,672.94            2.83        7.741            354           66.92            623
  70.00-  74.99............                 193          50,272,618.25            4.39        7.694            352           72.10            632
  75.00-  79.99............                 264          73,747,934.07            6.44        7.423            354           77.21            636
   80.00...................               1,205         325,630,905.54           28.43        7.475            355           80.00            656
  80.01-  84.99............                 200          59,737,374.00            5.22        7.166            355           83.38            644
  85.00-  89.99............                 539         157,299,043.93           13.73        7.490            355           86.25            636
  90.00-  94.99............                 664         194,771,336.24           17.01        7.751            355           90.38            646
  95.00-  99.99............                 331          78,098,494.54            6.82        8.262            354           95.28            642
  100.00...................               1,028         100,190,604.92            8.75        9.925            352          100.00            660
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                        Original Term of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
        Original Term (months)             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
120........................                  21        $  1,005,430.53            0.09%      11.181%           116          100.00%           666
180........................                  49           2,991,287.83            0.26        8.217            175           77.48            680
240........................                  11           1,378,619.08            0.12        8.164            236           83.72            626
360........................               4,824        1,139,965,370.10          99.53        7.790            355           83.08            645
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                    Stated Remaining Term of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
    Stated Remaining Term (months)         Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
 61- 120...................                  21        $  1,005,430.53            0.09%      11.181%           116          100.00%           666
121- 180...................                  49           2,991,287.83            0.26        8.217            175           77.48            680
181- 240...................                  11           1,378,619.08            0.12        8.164            236           83.72            626
301- 360...................               4,824        1,139,965,370.10          99.53        7.790            355           83.08            645
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                         Debt Ratio of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
              Debt Ratio                   Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
   0.01-  20.00............                 550        $ 77,618,156.83            6.78%       8.680%           353           87.12%           653
  20.01-  25.00............                 206          32,243,569.58            2.82        8.112            353           83.59            645
  25.01-  30.00............                 278          60,067,877.28            5.24        7.695            354           82.87            650
  30.01-  35.00............                 408          96,324,145.46            8.41        7.515            353           81.82            657
  35.01-  40.00............                 671         162,088,023.02           14.15        7.626            355           82.06            654
  40.01-  45.00............                 795         190,052,128.83           16.59        7.618            355           83.36            653
  45.01-  50.00............               1,018         260,992,296.90           22.79        7.762            355           85.32            652
  50.01-  55.00............                 979         265,954,509.64           23.22        7.880            355           80.57            621
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                              Type of Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Type of Interest Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Adjustable Rate                           2,984        $815,234,430.12           71.18%       7.801%           355           82.87%           637
Fixed Rate.................               1,921         330,106,277.42           28.82        7.776            353           83.59            666
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                        Product Type of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                Product                    Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
10YR FIXED..............                     21        $  1,005,430.53            0.09%      11.181%           116          100.00%           666
15YR FIXED.................                  49           2,991,287.83            0.26        8.217            175           77.48            680
2/6 LIBOR..................                 857         172,590,245.50           15.07        8.525            355           80.90            613
2/6 LIBOR 40/30 BAL........                 255          65,583,166.81            5.73        8.169            355           82.17            619
2/6 LIBOR 50/30 BAL........               1,004         310,146,011.03           27.08        7.732            355           83.94            641
2/6 LIBOR IO...............                  70          26,268,003.62            2.29        7.012            355           83.46            647
20YR FIXED.................                  11           1,378,619.08            0.12        8.164            236           83.72            626
3/6 LIBOR..................                 225          49,628,452.40            4.33        7.938            356           81.41            635
3/6 LIBOR 40/30 BAL........                  69          19,955,692.71            1.74        7.323            355           82.87            656
3/6 LIBOR 50/30 BAL........                 412         133,953,505.27           11.70        7.381            355           84.09            652
3/6 LIBOR IO...............                  40          17,273,505.20            1.51        6.538            355           84.36            675
30YR FIXED.................               1,457         207,316,446.29           18.10        8.216            356           84.56            661
40/30 FIXED BAL............                  73          18,267,776.77            1.59        6.876            356           80.48            665
5/6 LIBOR..................                   9           3,041,848.35            0.27        6.481            356           76.98            695
5/6 LIBOR 40/30 BAL........                   5           1,559,811.85            0.14        7.159            355           83.84            681
5/6 LIBOR 50/30 BAL........                  24           8,596,993.17            0.75        6.685            355           81.54            688
5/6 LIBOR IO...............                  14           6,637,194.21            0.58        6.140            356           75.69            722
50/30 FIXED BAL............                 310          99,146,716.92            8.66        6.970            355           82.15            675
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                     Interest Only Term of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Interest Only                 Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Interest Only..............                 124        $ 50,178,703.03            4.38%       6.734%           355           82.74%           667
Not Interest Only..........               4,781        1,095,162,004.51          95.62        7.843            354           83.10            645
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                              Prepayment Penalty Original Term of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
   Prepayment Penalty Original Term     of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
               (months)                    Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Prepay Penalty:  N/A.......               1,328        $275,309,213.65           24.04%       8.138%           354           84.23%           641
Prepay Penalty: 12 months..                 654         188,222,535.07           16.43        7.775            354           82.86            652
Prepay Penalty: 24 months..               1,845         414,872,701.58           36.22        7.967            355           83.41            633
Prepay Penalty: 30 months..                   7           1,316,421.29            0.11        8.361            356           89.95            617
Prepay Penalty: 36 months..               1,071         265,619,835.95           23.19        7.178            354           81.49            666
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                          Lien Type of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
               Lien Type                   Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
First Lien.................               3,974        $1,084,161,361.99         94.66%       7.610%           355           82.15%           645
Second Lien................                 931          61,179,345.55            5.34       11.052            349           99.60            664
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                     Documentation Type of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
          Documentation Type               Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Full Documentation.........               3,567        $822,405,913.53           71.80%       7.576%           354           83.85%           642
Easy Documentation.........                  80          18,768,104.53            1.64        7.990            355           83.78            634
Stated Income Verification.               1,258         304,166,689.48           26.56        8.373            355           80.97            655
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                        Loan Purpose of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Loan Purpose                  Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Cash Out Refinance.........               3,161        $808,395,353.74           70.58%       7.669%           355           81.98%           640
Purchase...................               1,678         324,871,233.25           28.36        8.104            354           85.62            659
Rate/Term Refinance........                  66          12,074,120.55            1.05        7.862            352           88.45            640
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                        Property Type of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Property Type                 Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
2 Family...........                         229        $ 65,755,142.42            5.74%       7.661%           355           83.83%           667
3 Family...................                  30          11,351,615.42            0.99        7.696            354           80.57            676
4 Family...................                   9           3,751,726.02            0.33        8.197            356           79.63            625
Condominium................                 338          65,038,459.18            5.68        8.148            355           83.24            651
Single Family..............               4,299         999,443,764.50           87.26        7.779            354           83.06            644
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                      Occupancy Status of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
           Occupancy Status                Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Investor...................                 336        $ 67,052,199.69            5.85%       8.115%           355           80.62%           662
Primary....................               4,537        1,068,476,400.68          93.29        7.778            354           83.26            645
Second Home................                  32           9,812,107.17            0.86        7.401            353           80.55            643
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                   Geographic Distribution of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                 State                     Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Alabama....................                   5        $    776,728.97            0.07%       9.389%           356           93.80%           603
Alaska.....................                   2             384,790.13            0.03        7.973            355           80.00            584
Arizona....................                 130          24,508,218.81            2.14        7.950            355           82.47            640
Arkansas...................                   4             427,106.39            0.04        9.310            355           92.00            593
California.................               1,004         329,919,457.51           28.81        7.404            355           82.40            656
Colorado...................                  95          16,694,635.43            1.46        7.772            355           85.22            647
Connecticut................                  83          17,024,708.91            1.49        7.881            355           84.11            637
Delaware...................                  33           4,914,466.32            0.43        8.394            355           84.53            622
District of Columbia.......                  46           9,868,657.20            0.86        7.510            355           75.81            638
Florida....................                 793         153,023,742.97           13.36        8.097            354           82.04            633
Georgia....................                 171          21,716,142.02            1.90        8.494            352           87.69            629
Hawaii.....................                  62          21,646,017.67            1.89        7.578            353           79.94            658
Idaho......................                  18           2,398,591.94            0.21        8.146            355           81.98            617
Illinois...................                 282          55,741,912.58            4.87        8.249            354           85.66            642
Indiana....................                  27           2,924,891.59            0.26        8.202            354           86.64            635
Iowa.......................                   4             309,163.46            0.03        8.929            343           87.70            596
Kansas.....................                  13           1,150,394.76            0.10        8.938            355           84.38            626
Kentucky...................                   8           1,089,511.08            0.10        7.832            356           76.44            634
Maine......................                   9           1,160,215.73            0.10        8.057            356           86.20            655
Maryland...................                 373          89,397,604.49            7.81        7.898            355           83.42            632
Massachusetts..............                 132          33,324,674.90            2.91        7.722            355           84.53            656
Michigan...................                  21           3,119,406.98            0.27        8.729            354           83.62            644
Minnesota..................                  72          12,257,666.16            1.07        8.040            355           85.51            645
Missouri...................                  31           3,548,650.50            0.31        8.600            353           89.22            639
Montana....................                   1             189,246.99            0.02        8.200            354           95.00            611
Nebraska...................                   4             311,500.60            0.03        8.698            355           83.02            646
Nevada.....................                  73          15,522,948.29            1.36        7.749            355           83.57            652
New Hampshire..............                  15           3,272,389.63            0.29        7.926            356           82.78            641
New Jersey.................                 184          52,027,852.79            4.54        8.135            355           83.81            646
New Mexico.................                  15           2,095,788.50            0.18        8.044            356           86.80            641
New York...................                 374         121,964,394.64           10.65        7.512            354           82.05            663
North Carolina.............                  62           8,925,155.80            0.78        8.593            355           86.14            616
Ohio.......................                  48           6,160,797.50            0.54        8.461            354           86.92            632
Oklahoma...................                   8             788,384.33            0.07        8.509            322           84.24            605
Oregon.....................                  30           6,064,290.14            0.53        8.187            355           84.27            624
Pennsylvania...............                 116          17,361,616.43            1.52        8.423            354           84.89            617
Rhode Island...............                  11           2,840,625.22            0.25        7.604            355           85.95            651
South Carolina.............                  24           3,634,617.97            0.32        8.339            347           82.84            621
Tennessee..................                  23           3,519,225.39            0.31        8.788            348           86.63            613
Texas......................                 124          18,151,469.20            1.58        7.582            351           82.64            652
Utah.......................                  27           5,638,248.46            0.49        7.704            356           84.14            644
Vermont....................                   4             508,314.68            0.04        9.032            355           87.11            608
Virginia...................                 167          37,618,178.09            3.28        7.861            355           83.01            633
Washington.................                  96          20,164,740.79            1.76        7.712            355           83.59            634
West Virginia..............                  11           1,866,523.18            0.16        9.363            356           85.15            591
Wisconsin..................                  70           9,387,042.42            0.82        8.407            355           86.57            626
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                        Gross Margin of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Gross Margin                  Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
  FIXED....................               1,921        $330,106,277.42           28.82%       7.776%           353           83.59%           666
 1.0000- 1.4999............                   1             293,620.53            0.03        9.870            356           95.00            597
 2.5000- 2.9999............                  17           6,895,758.61            0.60        5.274            356           77.77            689
 3.0000- 3.4999............                  83          36,017,689.57            3.14        5.652            356           80.96            694
 3.5000- 3.9999............                 148          58,736,856.20            5.13        6.164            356           80.45            686
 4.0000- 4.4999............                 288          94,241,694.01            8.23        6.636            355           82.09            669
 4.5000- 4.9999............                 368         109,289,935.76            9.54        7.145            355           83.06            654
 5.0000- 5.4999............                 490         137,295,387.66           11.99        7.683            355           83.34            647
 5.5000- 5.9999............                 530         135,477,240.88           11.83        8.209            355           83.75            626
 6.0000- 6.4999............                 399         101,209,875.62            8.84        8.673            355           84.00            613
 6.5000- 6.9999............                 660         135,776,371.28           11.85        9.604            355           82.87            583
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                    Minimum Interest Rate of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Minimum Interest Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,921        $330,106,277.42           28.82%       7.776%           353           83.59%           666
 5.0000- 5.4999............                  26          11,148,514.35            0.97        5.330            356           79.96            697
 5.5000- 5.9999............                  98          42,009,387.66            3.67        5.737            356           80.72            692
 6.0000- 6.4999............                 174          63,915,550.11            5.58        6.256            355           80.81            683
 6.5000- 6.9999............                 355         114,188,705.17            9.97        6.764            355           82.64            664
 7.0000- 7.4999............                 331          98,885,173.98            8.63        7.268            355           82.68            653
 7.5000- 7.9999............                 559         152,626,402.34           13.33        7.746            355           83.76            644
 8.0000- 8.4999............                 387         100,074,809.46            8.74        8.237            355           83.90            625
 8.5000- 8.9999............                 426         108,309,625.58            9.46        8.727            355           84.27            611
 9.0000- 9.4999............                 240          50,100,728.42            4.37        9.252            355           84.55            589
 9.5000- 9.9999............                 209          43,301,643.40            3.78        9.738            355           83.94            580
10.0000-10.4999............                  79          14,347,756.84            1.25       10.217            355           82.70            578
10.5000-10.9999............                  40           6,258,272.05            0.55       10.698            355           76.62            552
11.0000-11.4999............                  20           3,856,917.64            0.34       11.323            355           66.22            539
11.5000-11.9999............                  25           3,578,187.32            0.31       11.750            355           64.76            550
12.0000-12.4999............                  11           2,073,595.24            0.18       12.168            355           66.72            529
12.5000-12.9999............                   4             559,160.56            0.05       12.621            354           57.87            547
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                    Maximum Interest Rate of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Maximum Interest Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,921        $330,106,277.42           28.82%       7.776%           353           83.59%           666
11.0000-11.4999............                  26          11,148,514.35            0.97        5.330            356           79.96            697
11.5000-11.9999............                  98          42,009,387.66            3.67        5.737            356           80.72            692
12.0000-12.4999............                 174          63,915,550.11            5.58        6.256            355           80.81            683
12.5000-12.9999............                 355         114,188,705.17            9.97        6.764            355           82.64            664
13.0000-13.4999............                 331          98,885,173.98            8.63        7.268            355           82.68            653
13.5000-13.9999............                 559         152,626,402.34           13.33        7.746            355           83.76            644
14.0000-14.4999............                 387         100,074,809.46            8.74        8.237            355           83.90            625
14.5000-14.9999............                 426         108,309,625.58            9.46        8.727            355           84.27            611
15.0000-15.4999............                 240          50,100,728.42            4.37        9.252            355           84.55            589
15.5000-15.9999............                 209          43,301,643.40            3.78        9.738            355           83.94            580
16.0000-16.4999............                  79          14,347,756.84            1.25       10.217            355           82.70            578
16.5000-16.9999............                  40           6,258,272.05            0.55       10.698            355           76.62            552
17.0000-17.4999............                  20           3,856,917.64            0.34       11.323            355           66.22            539
17.5000-17.9999............                  25           3,578,187.32            0.31       11.750            355           64.76            550
18.0000-18.4999............                  11           2,073,595.24            0.18       12.168            355           66.72            529
18.5000-18.9999............                   4             559,160.56            0.05       12.621            354           57.87            547
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                  Initial Periodic Rate Cap of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
       Initial Periodic Rate Cap           Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,921        $330,106,277.42           28.82%       7.776%           353           83.59%           666
3.000......................               2,984         815,234,430.12           71.18        7.801            355           82.87            637
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                    Subsequent Period Cap of the Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
        Subsequent Periodic Cap            Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,921        $330,106,277.42           28.82%       7.776%           353           83.59%           666
1.000......................                   1             250,000.00            0.02        5.500            355           44.64            609
1.500......................               2,983         814,984,430.12           71.16        7.802            355           82.89            637
     Total.................               4,905        $1,145,340,707.54        100.00%       7.794%           354           83.08%           646

                                   Group 1 Statistical Mortgage Loan Statistics

                                              As of the Cut-off Date

                              Current Principal Balance of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
       Current Principal Balance           Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
       0.01-   50,000.00...                   3        $    149,758.02            0.03%      10.197%           356           50.70%           583
  50,000.01-  100,000.00...                 228          18,964,986.09            3.55        8.939            353           76.74            604
 100,000.01-  150,000.00...                 477          60,510,953.26           11.34        8.352            354           78.42            617
 150,000.01-  200,000.00...                 563          98,588,891.90           18.47        7.992            354           80.14            624
 200,000.01-  250,000.00...                 405          90,770,637.66           17.01        7.711            355           81.47            627
 250,000.01-  300,000.00...                 291          79,778,141.90           14.95        7.688            356           82.18            639
 300,000.01-  350,000.00...                 239          77,636,857.38           14.55        7.454            355           82.92            638
 350,000.01-  400,000.00...                 183          68,629,737.74           12.86        7.309            356           84.06            650
 400,000.01-  450,000.00...                  50          20,640,282.71            3.87        7.274            356           82.00            639
 450,000.01-  500,000.00...                  17           8,040,711.39            1.51        7.293            355           81.90            662
 500,000.01-  550,000.00...                  10           5,186,989.37            0.97        7.124            355           86.02            658
 550,000.01-  600,000.00...                   6           3,475,489.38            0.65        7.334            354           85.61            613
 600,000.01-  650,000.00...                   1             623,527.64            0.12        7.550            354           80.00            655
 700,000.01-  750,000.00...                   1             735,887.43            0.14        9.300            357           80.00            570
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                 Current Gross Rate of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
          Current Gross Rate               Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
 5.0000- 5.4999............                  11        $  3,424,254.90            0.64%       5.328%           356           76.28%           698
 5.5000- 5.9999............                 102          29,010,719.68            5.44        5.893            355           76.96            680
 6.0000- 6.4999............                 214          53,384,266.09           10.00        6.272            354           77.45            677
 6.5000- 6.9999............                 369          92,061,220.63           17.25        6.760            355           81.45            662
 7.0000- 7.4999............                 274          63,364,715.24           11.87        7.261            355           82.13            647
 7.5000- 7.9999............                 419          90,343,637.03           16.93        7.755            355           83.63            632
 8.0000- 8.4999............                 270          55,497,501.17           10.40        8.249            355           83.29            616
 8.5000- 8.9999............                 307          61,312,892.91           11.49        8.744            354           83.68            602
 9.0000- 9.4999............                 191          34,521,485.52            6.47        9.260            356           83.68            585
 9.5000- 9.9999............                 176          28,611,586.93            5.36        9.741            355           81.73            574
10.0000-10.4999............                  61           9,748,180.57            1.83       10.228            356           79.21            563
10.5000-10.9999............                  30           4,160,668.46            0.78       10.705            356           73.02            544
11.0000-11.4999............                  17           3,240,457.66            0.61       11.305            356           66.32            550
11.5000-11.9999............                  21           3,220,331.56            0.60       11.763            355           63.89            551
12.0000-12.4999............                   9           1,321,762.58            0.25       12.213            356           58.58            537
12.5000-12.9999............                   3             509,170.94            0.10       12.633            354           57.17            549
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                    Credit Score of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                 FICO                      Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
500- 524...................                  93        $ 15,489,608.35            2.90%       9.780%           354           69.30%           513
525- 549...................                 144          24,997,277.93            4.68        9.386            355           73.16            536
550- 574...................                 226          46,259,251.70            8.67        8.951            355           78.67            561
575- 599...................                 262          53,129,735.84            9.95        8.523            356           82.19            588
600- 624...................                 459          93,996,051.16           17.61        7.890            355           83.35            612
625- 649...................                 497         111,035,131.16           20.80        7.413            355           82.18            637
650- 674...................                 354          81,538,833.90           15.28        7.224            355           83.68            660
675- 699...................                 177          42,719,652.04            8.00        6.977            355           81.77            686
700+.......................                 262          64,567,309.79           12.10        6.751            355           81.88            732
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                Combined Original LTV of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Combined Original LTV             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
   0.01-  49.99............                  85        $ 13,098,529.77            2.45%       8.175%           354           40.63%           613
  50.00-  54.99............                  37           6,920,169.72            1.30        7.720            351           52.52            617
  55.00-  59.99............                  67          13,032,318.81            2.44        7.809            353           57.57            613
  60.00-  64.99............                  88          17,191,450.80            3.22        7.776            355           62.49            617
  65.00-  69.99............                 107          19,535,087.85            3.66        7.989            355           67.03            613
  70.00-  74.99............                 136          29,513,855.70            5.53        7.920            355           71.98            618
  75.00-  79.99............                 197          43,633,944.50            8.18        7.617            354           77.12            622
   80.00...................                 547         114,306,714.34           21.42        7.577            355           80.00            643
  80.01-  84.99............                 149          36,764,245.31            6.89        7.239            355           83.32            633
  85.00-  89.99............                 366          86,458,493.89           16.20        7.616            355           86.15            628
  90.00-  94.99............                 379          86,523,215.95           16.21        7.922            355           90.43            633
  95.00-  99.99............                 184          42,467,058.95            7.96        7.999            355           95.18            640
  100.00...................                 132          24,287,766.28            4.55        8.509            354          100.00            655
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                    Original Term of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
        Original Term (months)             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
180........................                   8        $  1,201,784.07            0.23%       7.090%           176           69.94%           653
240........................                   8           1,120,004.18            0.21        7.519            236           81.59            623
360........................               2,458         531,411,063.62           99.56        7.760            356           81.47            632
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                Stated Remaining Term of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
    Stated Remaining Term (months)         Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
121- 180...................                   8        $  1,201,784.07            0.23%       7.090%           176           69.94%           653
181- 240...................                   8           1,120,004.18            0.21        7.519            236           81.59            623
301- 360...................               2,458         531,411,063.62           99.56        7.760            356           81.47            632
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                     Debt Ratio of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
              Debt Ratio                   Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
   0.01-  20.00............                  79        $ 16,019,486.06            3.00%       7.656%           355           79.25%           628
  20.01-  25.00............                  73          13,587,973.57            2.55        7.776            353           80.60            640
  25.01-  30.00............                 145          26,792,286.86            5.02        7.581            354           81.35            644
  30.01-  35.00............                 219          44,538,565.60            8.34        7.586            355           80.44            641
  35.01-  40.00............                 367          77,096,608.25           14.44        7.598            355           81.17            641
  40.01-  45.00............                 420          89,983,898.10           16.86        7.665            355           82.19            640
  45.01-  50.00............                 503         113,293,241.85           21.23        7.835            355           84.75            639
  50.01-  55.00............                 668         152,420,791.58           28.56        7.927            355           79.31            612
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                   Interest Rate Types of Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Type of Mortgage Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Adjustable Rate............               1,787        $383,686,254.67           71.89%       8.018%           355           82.00%           622
Fixed Rate.................                 687         150,046,597.20           28.11        7.093            353           80.03            657
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                    Product Type of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                Product                    Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
15YR FIXED..........                          8        $  1,201,784.07            0.23%       7.090%           176           69.94%           653
2/6 LIBOR..................                 586         104,188,044.30           19.52        8.626            355           79.69            602
2/6 LIBOR 40/30 BAL........                 171          37,507,130.30            7.03        8.241            355           80.17            605
2/6 LIBOR 50/30 BAL........                 532         126,535,948.70           23.71        7.868            355           84.27            629
2/6 LIBOR IO...............                  26           6,640,819.40            1.24        7.249            355           82.73            640
20YR FIXED.................                   8           1,120,004.18            0.21        7.519            236           81.59            623
3/6 LIBOR..................                 152          28,384,337.78            5.32        8.125            356           80.07            621
3/6 LIBOR 40/30 BAL........                  45           9,719,712.10            1.82        7.756            355           82.93            625
3/6 LIBOR 50/30 BAL........                 232          59,239,574.98           11.10        7.458            355           83.21            640
3/6 LIBOR IOl..............                  17           4,333,449.49            0.81        6.800            355           83.19            667
30YR FIXED ................                 419          86,662,929.91           16.24        7.103            356           79.22            653
40/30 FIXED BAL............                  61          13,727,698.08            2.57        6.919            356           79.31            657
5/6 LIBOR..................                   6           1,157,659.55            0.22        6.948            356           72.16            683
5/6 LIBOR 40/30 BAL........                   2             312,221.69            0.06        6.899            356           73.55            696
5/6 LIBOR 50/30 BAL........                  15           4,808,006.38            0.90        6.574            356           82.48            693
5/6 LIBOR IO...............                   3             859,350.00            0.16        6.664            356           79.59            696
50/30 FIXED BAL............                 191          47,334,180.96            8.87        7.116            356           81.93            665
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                 Interest Only Term of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Interest Only                 Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Interest Only                           46           11,833,618.89            2.22            7.042            355           82.67            654
Not Interest Only                       2,428        521,899,232.98           97.78           7.774            355           81.42            631
     Total.................             2,474        533,732,851.87           100.00          7.758            355           81.45            632

                          Prepayment Penalty Original Term of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
   Prepayment Penalty Original Term     of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
               (months)                    Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Prepay Penalty:  N/A.......                 729        $152,124,967.53           28.50%       7.954%           355           82.55%           632
Prepay Penalty: 12 months..                 296          78,537,749.44           14.71        7.670            356           80.62            633
Prepay Penalty: 24 months..                 869         177,687,094.22           33.29        8.046            355           81.35            615
Prepay Penalty: 30 months..                   5             905,363.95            0.17        8.095            356           89.10            626
Prepay Penalty: 36 months..                 575         124,477,676.73           23.32        7.161            354           80.70            656
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                      Lien Type of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
               Lien Type                   Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
First Lien.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                 Documentation Type of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
          Documentation Type               Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Full Documentation.........               1,929        $409,137,742.13           76.66%       7.593%           355           82.54%           631
Easy Documentation.........                  31           6,627,741.16            1.24        8.350            356           84.12            606
Stated Income Verification.                 514         117,967,368.58           22.10        8.297            355           77.50            637
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                    Loan Purpose of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Loan Purpose                  Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Cash Out Refinance.........               2,156        $482,114,392.61           90.33%       7.727%           355           80.91%           631
Purchase...................                 278          43,536,554.97            8.16        8.089            355           86.06            638
Rate/Term Refinance........                  40           8,081,904.29            1.51        7.795            352           88.60            632
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                    Property Type of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Property Type                 Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
2 Family...................                  94        $ 26,932,613.81            5.05%       7.331%           356           81.19%           655
3 Family...................                  14           5,267,460.29            0.99        7.786            355           83.66            648
4 Family...................                   6           2,884,777.25            0.54        7.949            356           83.12            622
Condominium................                 155          30,807,665.04            5.77        7.947            355           81.57            636
Single Family..............               2,205         467,840,335.48           87.65        7.769            355           81.42            630
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

-------------------------------------------------------------------------------------------------------------------
                                  Occupancy Status of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
           Occupancy Status                Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Primary....................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                               Geographic Distribution of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                 State                     Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Alabama....................                   3        $    472,078.89            0.09%       9.289%           356           96.33%           625
Alaska.....................                   2             384,790.13            0.07        7.973            355           80.00            584
Arizona....................                  77          14,792,594.38            2.77        8.003            355           81.92            628
Arkansas...................                   4             427,106.39            0.08        9.310            355           92.00            593
California.................                 276          79,433,605.43           14.88        7.231            355           78.29            643
Colorado...................                  46           8,535,191.88            1.60        7.516            356           82.86            646
Connecticut................                  53          11,372,889.59            2.13        7.701            355           83.70            630
Delaware...................                  23           3,951,273.77            0.74        8.152            355           82.97            618
District of Columbia.......                  25           5,881,430.71            1.10        7.371            355           72.18            620
Florida....................                 435          85,243,583.43           15.97        7.999            355           79.87            621
Georgia....................                  90          13,375,674.77            2.51        8.332            354           88.08            625
Hawaii.....................                  27          11,267,415.47            2.11        7.099            351           78.27            651
Idaho......................                  11           1,465,408.69            0.27        8.099            356           80.30            601
Illinois...................                 180          36,122,844.87            6.77        8.064            354           85.51            638
Indiana....................                  11           1,151,735.86            0.22        8.224            356           83.33            625
Iowa.......................                   3             288,303.42            0.05        8.780            355           86.81            594
Kansas.....................                   7             833,050.70            0.16        8.488            355           82.74            627
Kentucky...................                   4             437,303.09            0.08        9.028            356           89.12            609
Maine......................                   4             600,679.45            0.11        7.980            356           86.41            660
Maryland...................                 227          51,694,331.95            9.69        7.732            355           82.12            625
Massachusetts..............                  80          21,450,525.78            4.02        7.542            355           83.58            646
Michigan...................                   8           1,036,031.03            0.19        8.815            356           89.19            593
Minnesota..................                  48           9,247,174.53            1.73        7.745            356           84.39            651
Missouri...................                  16           1,973,909.12            0.37        8.445            355           88.70            627
Nebraska...................                   3             277,245.08            0.05        8.351            355           80.92            646
Nevada.....................                  32           7,707,153.62            1.44        7.428            355           82.95            653
New Hampshire..............                  10           2,109,253.50            0.40        7.772            356           83.23            632
New Jersey.................                  95          24,527,326.00            4.60        8.179            356           81.11            629
New Mexico.................                  10           1,619,259.09            0.30        7.907            356           87.03            640
New York...................                 158          46,911,938.50            8.79        7.350            356           78.29            640
North Carolina.............                  36           5,108,637.33            0.96        8.363            355           85.94            624
Ohio.......................                  32           4,076,226.20            0.76        8.248            355           87.46            639
Oklahoma...................                   6             681,721.99            0.13        8.591            323           83.38            598
Oregon.....................                  20           4,309,075.37            0.81        8.040            356           83.33            614
Pennsylvania...............                  82          13,207,827.41            2.47        8.253            355           84.33            608
Rhode Island...............                   4           1,028,857.68            0.19        7.611            355           82.69            623
South Carolina.............                  20           3,192,147.63            0.60        8.167            346           83.22            624
Tennessee..................                  15           2,276,329.19            0.43        8.346            346           86.15            617
Texas......................                  62           9,363,159.66            1.75        7.609            349           81.02            644
Utah.......................                  15           3,151,409.63            0.59        7.343            356           81.84            655
Vermont....................                   3             481,366.34            0.09        8.848            355           86.39            608
Virginia...................                 105          21,986,106.91            4.12        8.037            355           81.09            617
Washington.................                  55          13,129,058.25            2.46        7.513            355           83.39            632
West Virginia..............                   9           1,321,543.28            0.25        8.663            356           86.73            620
Wisconsin..................                  42           5,828,275.88            1.09        8.177            355           87.16            624
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                    Gross Margin of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Gross Margin                  Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................                 687        $150,046,597.20           28.11%       7.093%           353           80.03%           657
 1.0000- 1.4999............                   1             293,620.53            0.06        9.870            356           95.00            597
 2.5000- 2.9999............                   8           2,316,012.41            0.43        5.270            356           74.18            690
 3.0000- 3.4999............                  32           9,726,459.58            1.82        5.696            355           78.17            686
 3.5000- 3.9999............                  74          20,423,480.27            3.83        6.180            356           79.33            679
 4.0000- 4.4999............                 152          38,049,147.10            7.13        6.649            355           82.34            664
 4.5000- 4.9999............                 208          50,781,916.57            9.51        7.153            355           83.12            647
 5.0000- 5.4999............                 271          60,277,102.12           11.29        7.737            355           82.23            630
 5.5000- 5.9999............                 344          72,388,119.56           13.56        8.259            355           83.34            616
 6.0000- 6.4999............                 248          49,019,026.51            9.18        8.702            355           82.85            601
 6.5000- 6.9999............                 449          80,411,370.02           15.07        9.609            355           80.57            575
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                Minimum Interest Rate of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Minimum Interest Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................                 687        $150,046,597.20           28.11%       7.093%           353           80.03%           657
 5.0000- 5.4999............                  11           3,424,254.90            0.64        5.328            356           76.28            698
 5.5000- 5.9999............                  41          12,096,861.49            2.27        5.757            355           78.57            682
 6.0000- 6.4999............                  87          22,715,412.27            4.26        6.264            355           80.02            679
 6.5000- 6.9999............                 195          49,877,758.65            9.35        6.782            356           82.81            659
 7.0000- 7.4999............                 183          44,133,179.63            8.27        7.266            355           82.72            643
 7.5000- 7.9999............                 326          72,589,506.12           13.60        7.760            355           83.27            630
 8.0000- 8.4999............                 229          48,132,756.30            9.02        8.249            355           83.05            613
 8.5000- 8.9999............                 272          55,435,777.85           10.39        8.745            355           83.45            600
 9.0000- 9.4999............                 166          30,334,606.98            5.68        9.258            355           83.42            583
 9.5000- 9.9999............                 150          24,380,280.20            4.57        9.740            355           81.00            571
10.0000-10.4999............                  55           9,207,290.02            1.73       10.225            356           78.96            562
10.5000-10.9999............                  25           3,425,123.25            0.64       10.714            355           74.86            542
11.0000-11.4999............                  14           2,882,181.93            0.54       11.308            356           63.62            544
11.5000-11.9999............                  21           3,220,331.56            0.60       11.763            355           63.89            551
12.0000-12.4999............                   9           1,321,762.58            0.25       12.213            356           58.58            537
12.5000-12.9999............                   3             509,170.94            0.10       12.633            354           57.17            549
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                Maximum Interest Rate of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Maximum Interest Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................                 687        $150,046,597.20           28.11%       7.093%           353           80.03%           657
11.0000-11.4999............                  11           3,424,254.90            0.64        5.328            356           76.28            698
11.5000-11.9999............                  41          12,096,861.49            2.27        5.757            355           78.57            682
12.0000-12.4999............                  87          22,715,412.27            4.26        6.264            355           80.02            679
12.5000-12.9999............                 195          49,877,758.65            9.35        6.782            356           82.81            659
13.0000-13.4999............                 183          44,133,179.63            8.27        7.266            355           82.72            643
13.5000-13.9999............                 326          72,589,506.12           13.60        7.760            355           83.27            630
14.0000-14.4999............                 229          48,132,756.30            9.02        8.249            355           83.05            613
14.5000-14.9999............                 272          55,435,777.85           10.39        8.745            355           83.45            600
15.0000-15.4999............                 166          30,334,606.98            5.68        9.258            355           83.42            583
15.5000-15.9999............                 150          24,380,280.20            4.57        9.740            355           81.00            571
16.0000-16.4999............                  55           9,207,290.02            1.73       10.225            356           78.96            562
16.5000-16.9999............                  25           3,425,123.25            0.64       10.714            355           74.86            542
17.0000-17.4999............                  14           2,882,181.93            0.54       11.308            356           63.62            544
17.5000-17.9999............                  21           3,220,331.56            0.60       11.763            355           63.89            551
18.0000-18.4999............                   9           1,321,762.58            0.25       12.213            356           58.58            537
18.5000-18.9999............                   3             509,170.94            0.10       12.633            354           57.17            549
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                              Initial Periodic Rate Cap of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
       Initial Periodic Rate Cap           Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................                 687        $150,046,597.20           28.11%       7.093%           353           80.03%           657
3.000......................               1,787         383,686,254.67           71.89        8.018            355           82.00            622
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                Subsequent Period Cap of the Group 1 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
        Subsequent Periodic Cap            Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................                 687        $150,046,597.20           28.11%       7.093%           353           80.03%           657
1.000......................                   1             250,000.00            0.05        5.500            355           44.64            609
1.500......................               1,786         383,436,254.67           71.84        8.020            355           82.03            622
     Total.................               2,474        $533,732,851.87          100.00%       7.758%           355           81.45%           632

                                   Group 2 Statistical Mortgage Loan Statistics

                                              As of the Cut-off Date

                              Current Principal Balance of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
       Current Principal Balance           Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
       0.01-   50,000.00...                 376        $ 13,554,448.96            2.22%      11.185%           336           98.81%           655
  50,000.01-  100,000.00...                 506          36,557,750.33            5.98       10.776            351           96.49            658
 100,000.01-  150,000.00...                 231          28,708,787.45            4.69        9.454            355           87.61            653
 150,000.01-  200,000.00...                 191          33,450,945.94            5.47        8.400            354           84.62            651
 200,000.01-  250,000.00...                 146          32,836,666.64            5.37        7.965            355           82.77            649
 250,000.01-  300,000.00...                 139          38,196,566.65            6.25        7.796            355           82.70            655
 300,000.01-  350,000.00...                 116          37,451,116.69            6.12        7.562            355           81.50            655
 350,000.01-  400,000.00...                  76          28,215,288.59            4.61        7.460            355           83.00            676
 400,000.01-  450,000.00...                 146          62,992,035.96           10.30        7.393            355           83.31            657
 450,000.01-  500,000.00...                 129          61,537,996.08           10.06        7.268            355           82.52            657
 500,000.01-  550,000.00...                 109          56,756,438.81            9.28        7.433            355           84.42            651
 550,000.01-  600,000.00...                  70          40,105,019.11            6.56        6.977            355           83.36            664
 600,000.01-  650,000.00...                  65          40,631,724.19            6.64        7.360            355           84.80            657
 650,000.01-  700,000.00...                  38          25,746,754.47            4.21        7.306            355           83.73            642
 700,000.01-  750,000.00...                  34          24,651,654.59            4.03        7.100            355           84.76            671
 750,000.01-  800,000.00...                  36          28,334,350.27            4.63        7.516            350           82.26            661
 800,000.01-  850,000.00...                   7           5,851,214.25            0.96        7.018            355           84.92            654
 850,000.01-  900,000.00...                   4           3,481,003.23            0.57        6.366            356           81.59            682
 900,000.01-  950,000.00...                   2           1,892,642.67            0.31        5.926            353           74.77            663
 950,000.01- 1,000,000.00..                   8           7,953,862.47            1.30        6.364            354           74.54            707
 1,000,000.01+.............                   2           2,701,588.32            0.44        7.531            352           75.96            653
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                 Current Gross Rate of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
          Current Gross Rate               Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
 5.0000- 5.4999............                  15        $  7,724,259.45            1.26%       5.331%           356           81.58%           696
 5.5000- 5.9999............                  79          42,092,376.35            6.88        5.805            356           78.34            695
 6.0000- 6.4999............                 150          71,411,517.00           11.68        6.257            355           79.59            687
 6.5000- 6.9999............                 234          97,447,966.26           15.93        6.742            353           82.11            672
 7.0000- 7.4999............                 191          71,806,277.97           11.74        7.268            355           82.70            663
 7.5000- 7.9999............                 276          94,389,389.41           15.43        7.735            355           84.16            660
 8.0000- 8.4999............                 177          56,824,687.75            9.29        8.223            355           84.73            638
 8.5000- 8.9999............                 170          56,002,657.67            9.16        8.710            355           84.80            623
 9.0000- 9.4999............                  82          20,858,950.28            3.41        9.240            355           86.03            603
 9.5000- 9.9999............                 139          25,191,649.28            4.12        9.775            354           89.64            610
10.0000-10.4999............                 253          21,260,054.31            3.48       10.207            352           96.57            655
10.5000-10.9999............                 110           9,468,722.41            1.55       10.751            350           93.48            639
11.0000-11.4999............                 252          18,613,451.97            3.04       11.254            349           97.76            662
11.5000-11.9999............                 132           9,052,884.73            1.48       11.654            352           98.66            642
12.0000-12.4999............                 120           6,994,838.04            1.14       12.263            346           97.73            609
12.5000-12.9999............                  41           2,246,376.07            0.37       12.631            340           97.33            623
13.0000-13.4999............                   6             122,439.97            0.02       13.155            258           96.22            682
13.5000-13.9999............                   4              99,356.75            0.02       13.785            288           95.00            668
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                    Credit Score of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                 FICO                      Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
500- 524...................                  19        $  7,855,064.95            1.28%       9.763%           354           77.82%           512
525- 549...................                  26           8,055,473.46            1.32        9.490            355           77.31            535
550- 574...................                  71          23,320,643.84            3.81        8.831            355           80.17            561
575- 599...................                  69          22,640,365.95            3.70        8.623            355           86.73            588
600- 624...................                 427          89,716,050.23           14.67        8.477            354           86.88            612
625- 649...................                 552         126,601,212.44           20.70        7.909            354           85.64            638
650- 674...................                 516         124,069,944.51           20.29        7.660            354           84.26            661
675- 699...................                 334          85,952,526.08           14.05        7.500            355           85.56            686
700+.......................                 417         123,396,574.21           20.18        7.092            353           82.45            735
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                Combined Original LTV of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Combined Original LTV             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
   0.01-  49.99............                  16        $  3,457,008.48            0.57%       6.826%           355           38.74%           694
  50.00-  54.99............                   8           2,564,531.14            0.42        6.509            349           50.72            713
  55.00-  59.99............                  15           6,769,336.48            1.11        6.553            354           57.74            670
  60.00-  64.99............                  28          10,113,377.91            1.65        7.053            354           62.22            656
  65.00-  69.99............                  30          12,910,585.09            2.11        7.366            352           66.76            637
  70.00-  74.99............                  57          20,758,762.55            3.39        7.372            348           72.28            651
  75.00-  79.99............                  67          30,113,989.57            4.92        7.141            355           77.34            656
   80.00...................                 658         211,324,191.20           34.55        7.420            355           80.00            662
  80.01-  84.99............                  51          22,973,128.69            3.76        7.048            355           83.48            661
  85.00-  89.99............                 173          70,840,550.04           11.58        7.336            355           86.37            645
  90.00-  94.99............                 285         108,248,120.29           17.70        7.615            355           90.34            657
  95.00-  99.99............                 147          35,631,435.59            5.83        8.575            354           95.40            645
  100.00...................                 896          75,902,838.64           12.41       10.378            351          100.00            662
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                    Original Term of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
        Original Term (months)             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
120........................                  21        $  1,005,430.53            0.16%      11.181%           116          100.00%           666
180........................                  41           1,789,503.76            0.29        8.973            174           82.55            699
240........................                   3             258,614.90            0.04       10.958            235           92.94            640
360........................               2,366         608,554,306.48           99.50        7.815            355           84.49            657
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                Stated Remaining Term of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
    Stated Remaining Term (months)         Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
 61- 120...................                  21        $  1,005,430.53            0.16%      11.181%           116          100.00%           666
121- 180...................                  41           1,789,503.76            0.29        8.973            174           82.55            699
181- 240...................                   3             258,614.90            0.04       10.958            235           92.94            640
301- 360...................               2,366         608,554,306.48           99.50        7.815            355           84.49            657
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                     Debt Ratio of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
              Debt Ratio                   Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
   0.01-  20.00............                 471        $ 61,598,670.77           10.07%       8.947%           353           89.17%           660
  20.01-  25.00............                 133          18,655,596.01            3.05        8.357            353           85.77            649
  25.01-  30.00............                 133          33,275,590.42            5.44        7.788            353           84.09            655
  30.01-  35.00............                 189          51,785,579.86            8.47        7.454            352           83.01            670
  35.01-  40.00............                 304          84,991,414.77           13.90        7.653            355           82.87            666
  40.01-  45.00............                 375         100,068,230.73           16.36        7.576            355           84.41            665
  45.01-  50.00............                 515         147,699,055.05           24.15        7.705            354           85.76            662
  50.01-  55.00............                 311         113,533,718.06           18.56        7.817            355           82.26            634
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                 Interest Rate Type of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Type of Mortgage Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Adjustable Rate............               1,197        $431,548,175.45           70.56%       7.609%           355           83.65%           651
Fixed Rate.................               1,234         180,059,680.22           29.44        8.346            352           86.56            673
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                    Product Type of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                Product                    Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
10YR FIXED .......                           21        $  1,005,430.53            0.16%      11.181%           116          100.00%           666
15YR FIXED ................                  41           1,789,503.76            0.29        8.973            174           82.55            699
2/6 LIBOR .................                 271          68,402,201.20           11.18        8.370            355           82.75            631
2/6 LIBOR 40/30 BAL........                  84          28,076,036.51            4.59        8.074            355           84.84            637
2/6 LIBOR 50/30 BAL........                 472         183,610,062.33           30.02        7.638            355           83.72            649
2/6 LIBOR IO...............                  44          19,627,184.22            3.21        6.932            355           83.70            649
20YR FIXED.................                   3             258,614.90            0.04       10.958            235           92.94            640
3/6 LIBOR..................                  73          21,244,114.62            3.47        7.687            356           83.20            654
3/6 LIBOR 40/30 BAL........                  24          10,235,980.61            1.67        6.911            355           82.82            686
3/6 LIBOR 50/30 BAL........                 180          74,713,930.29           12.22        7.320            355           84.78            661
3/6 LIBOR IO...............                  23          12,940,055.71            2.12        6.450            355           84.75            678
30YR FIXED.................               1,038         120,653,516.38           19.73        9.015            355           88.40            667
40/30 FIXED BAL............                  12           4,540,078.69            0.74        6.746            356           84.03            691
5/6 LIBOR..................                   3           1,884,188.80            0.31        6.194            356           79.95            702
5/6 LIBOR 40/30 BAL........                   3           1,247,590.16            0.20        7.224            355           86.42            678
5/6 LIBOR 50/30 BAL........                   9           3,788,986.79            0.62        6.826            355           80.35            682
5/6 LIBOR IO...............                  11           5,777,844.21            0.94        6.063            356           75.11            726
50/30 FIXED BAL............                 119          51,812,535.96            8.47        6.838            355           82.35            684
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                 Interest Only Term of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Interest Only                 Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Interest Only..............                  78        $ 38,345,084.14            6.27%       6.638%           355           82.76%           670
Not Interest Only..........               2,353         573,262,771.53           93.73        7.905            354           84.63            657
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                          Prepayment Penalty Original Term of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
   Prepayment Penalty Original Term     of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
               (months)                    Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Prepay Penalty:  N/A.......                 599        $123,184,246.12           20.14%       8.365%           354           86.31%           653
Prepay Penalty: 12 months..                 358         109,684,785.63           17.93        7.849            353           84.46            665
Prepay Penalty: 24 months..                 976         237,185,607.36           38.78        7.908            355           84.96            646
Prepay Penalty: 30 months..                   2             411,057.34            0.07        8.947            356           91.83            596
Prepay Penalty: 36 months..                 496         141,142,159.22           23.08        7.194            354           82.20            674
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                      Lien Type of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
               Lien Type                   Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
First Lien.................               1,500        $550,428,510.12           90.00%       7.467%           355           82.83%           657
Second Lien................                 931          61,179,345.55           10.00       11.052            349           99.60            664
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                 Documentation Type of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
          Documentation Type               Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Full Documentation.........               1,638        $413,268,171.40           67.57%       7.558%           354           85.14%           654
Easy Documentation.........                  49          12,140,363.37            1.98        7.793            355           83.60            650
Stated Income Verification.                 744         186,199,320.90           30.44        8.421            354           83.16            666
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                    Loan Purpose of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Loan Purpose                  Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Cash Out Refinance.........               1,005        $326,280,961.13           53.35%       7.582%           354           83.56%           653
Purchase...................               1,400         281,334,678.28           46.00        8.106            354           85.55            663
Rate/Term Refinance........                  26           3,992,216.26            0.65        7.998            353           88.14            657
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                    Property Type of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Property Type                 Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
2 Family..........                          135        $ 38,822,528.61            6.35%       7.890%           355           85.66%           675
3 Family...................                  16           6,084,155.13            0.99        7.618            354           77.89            700
4 Family...................                   3             866,948.77            0.14        9.022            355           68.01            635
Condominium................                 183          34,230,794.14            5.60        8.329            354           84.74            664
Single Family..............               2,094         531,603,429.02           86.92        7.789            354           84.51            655
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                  Occupancy Status of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
           Occupancy Status                Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Investor...................                 336        $ 67,052,199.69           10.96%       8.115%           355           80.62%           662
Primary....................               2,063         534,743,548.81           87.43        7.797            354           85.07            657
Second Home................                  32           9,812,107.17            1.60        7.401            353           80.55            643
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                               Geographic Distribution of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
                 State                     Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
Alabama....................                   2        $    304,650.08            0.05%       9.544%           356           89.87%           570
Arizona....................                  53           9,715,624.43            1.59        7.869            355           83.30            660
California.................                 728         250,485,852.08           40.96        7.459            355           83.71            660
Colorado...................                  49           8,159,443.55            1.33        8.039            354           87.68            647
Connecticut................                  30           5,651,819.32            0.92        8.243            355           84.94            651
Delaware...................                  10             963,192.55            0.16        9.385            353           90.95            640
District of Columbia.......                  21           3,987,226.49            0.65        7.715            356           81.17            665
Florida....................                 358          67,780,159.54           11.08        8.220            353           84.77            648
Georgia....................                  81           8,340,467.25            1.36        8.754            349           87.05            637
Hawaii.....................                  35          10,378,602.20            1.70        8.098            355           81.75            665
Idaho......................                   7             933,183.25            0.15        8.220            355           84.61            642
Illinois...................                 102          19,619,067.71            3.21        8.590            353           85.95            650
Indiana....................                  16           1,773,155.73            0.29        8.188            354           88.79            641
Iowa.......................                   1              20,860.04            0.00       10.990            176          100.00            624
Kansas.....................                   6             317,344.06            0.05       10.122            356           88.67            624
Kentucky...................                   4             652,207.99            0.11        7.031            356           67.94            650
Maine......................                   5             559,536.28            0.09        8.140            356           85.98            650
Maryland...................                 146          37,703,272.54            6.16        8.126            354           85.21            641
Massachusetts..............                  52          11,874,149.12            1.94        8.047            354           86.25            675
Michigan...................                  13           2,083,375.95            0.34        8.686            353           80.85            670
Minnesota..................                  24           3,010,491.63            0.49        8.947            354           88.96            624
Missouri...................                  15           1,574,741.38            0.26        8.794            350           89.86            654
Montana....................                   1             189,246.99            0.03        8.200            354           95.00            611
Nebraska...................                   1              34,255.52            0.01       11.500            355          100.00            648
Nevada.....................                  41           7,815,794.67            1.28        8.065            355           84.18            651
New Hampshire..............                   5           1,163,136.13            0.19        8.207            355           81.96            656
New Jersey.................                  89          27,500,526.79            4.50        8.096            354           86.21            660
New Mexico.................                   5             476,529.41            0.08        8.511            356           86.01            642
New York...................                 216          75,052,456.14           12.27        7.613            353           84.40            678
North Carolina.............                  26           3,816,518.47            0.62        8.899            354           86.40            605
Ohio.......................                  16           2,084,571.30            0.34        8.875            351           85.86            618
Oklahoma...................                   2             106,662.34            0.02        7.984            317           89.74            655
Oregon.....................                  10           1,755,214.77            0.29        8.550            355           86.58            648
Pennsylvania...............                  34           4,153,789.02            0.68        8.966            350           86.65            646
Rhode Island...............                   7           1,811,767.54            0.30        7.600            356           87.80            668
South Carolina.............                   4             442,470.34            0.07        9.580            356           80.05            596
Tennessee..................                   8           1,242,896.20            0.20        9.598            353           87.50            606
Texas......................                  62           8,788,309.54            1.44        7.552            354           84.37            660
Utah.......................                  12           2,486,838.83            0.41        8.162            356           87.05            630
Vermont....................                   1              26,948.34            0.00       12.325            354          100.00            611
Virginia...................                  62          15,632,071.18            2.56        7.614            355           85.72            656
Washington.................                  41           7,035,682.54            1.15        8.085            354           83.97            639
West Virginia..............                   2             544,979.90            0.09       11.058            356           81.32            519
Wisconsin..................                  28           3,558,766.54            0.58        8.783            355           85.62            630
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                    Gross Margin of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
             Gross Margin                  Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,234        $180,059,680.22           29.44%       8.346%           352           86.56%           673
 2.5000- 2.9999............                   9           4,579,746.20            0.75        5.275            356           79.58            688
 3.0000- 3.4999............                  51          26,291,229.99            4.30        5.636            356           81.99            696
 3.5000- 3.9999............                  74          38,313,375.93            6.26        6.156            356           81.05            690
 4.0000- 4.4999............                 136          56,192,546.91            9.19        6.626            355           81.92            673
 4.5000- 4.9999............                 160          58,508,019.19            9.57        7.138            355           83.01            659
 5.0000- 5.4999............                 219          77,018,285.54           12.59        7.641            355           84.21            660
 5.5000- 5.9999............                 186          63,089,121.32           10.32        8.152            355           84.22            638
 6.0000- 6.4999............                 151          52,190,849.11            8.53        8.646            355           85.08            624
 6.5000- 6.9999............                 211          55,365,001.26            9.05        9.596            355           86.22            595
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                Minimum Interest Rate of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Minimum Interest Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,234        $180,059,680.22           29.44%       8.346%           352           86.56%           673
 5.0000- 5.4999............                  15           7,724,259.45            1.26        5.331            356           81.58            696
 5.5000- 5.9999............                  57          29,912,526.17            4.89        5.729            356           81.59            696
 6.0000- 6.4999............                  87          41,200,137.84            6.74        6.252            356           81.25            686
 6.5000- 6.9999............                 160          64,310,946.52           10.52        6.751            355           82.51            668
 7.0000- 7.4999............                 148          54,751,994.35            8.95        7.270            355           82.65            661
 7.5000- 7.9999............                 233          80,036,896.22           13.09        7.733            355           84.21            657
 8.0000- 8.4999............                 158          51,942,053.16            8.49        8.227            355           84.68            636
 8.5000- 8.9999............                 154          52,873,847.73            8.65        8.708            355           85.13            622
 9.0000- 9.4999............                  74          19,766,121.44            3.23        9.243            355           86.28            600
 9.5000- 9.9999............                  59          18,921,363.20            3.09        9.735            355           87.72            593
10.0000-10.4999............                  24           5,140,466.82            0.84       10.203            355           89.39            605
10.5000-10.9999............                  15           2,833,148.80            0.46       10.678            355           78.75            564
11.0000-11.4999............                   6             974,735.71            0.16       11.367            353           73.89            525
11.5000-11.9999............                   4             357,855.76            0.06       11.628            354           72.55            544
12.0000-12.4999............                   2             751,832.66            0.12       12.090            354           81.03            516
12.5000-12.9999............                   1              49,989.62            0.01       12.500            355           65.00            527
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                Maximum Interest Rate of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
         Maximum Interest Rate             Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,234        $180,059,680.22           29.44%       8.346%           352           86.56%           673
11.0000-11.4999............                  15           7,724,259.45            1.26        5.331            356           81.58            696
11.5000-11.9999............                  57          29,912,526.17            4.89        5.729            356           81.59            696
12.0000-12.4999............                  87          41,200,137.84            6.74        6.252            356           81.25            686
12.5000-12.9999............                 160          64,310,946.52           10.52        6.751            355           82.51            668
13.0000-13.4999............                 148          54,751,994.35            8.95        7.270            355           82.65            661
13.5000-13.9999............                 233          80,036,896.22           13.09        7.733            355           84.21            657
14.0000-14.4999............                 158          51,942,053.16            8.49        8.227            355           84.68            636
14.5000-14.9999............                 154          52,873,847.73            8.65        8.708            355           85.13            622
15.0000-15.4999............                  74          19,766,121.44            3.23        9.243            355           86.28            600
15.5000-15.9999............                  59          18,921,363.20            3.09        9.735            355           87.72            593
16.0000-16.4999............                  24           5,140,466.82            0.84       10.203            355           89.39            605
16.5000-16.9999............                  15           2,833,148.80            0.46       10.678            355           78.75            564
17.0000-17.4999............                   6             974,735.71            0.16       11.367            353           73.89            525
17.5000-17.9999............                   4             357,855.76            0.06       11.628            354           72.55            544
18.0000-18.4999............                   2             751,832.66            0.12       12.090            354           81.03            516
18.5000-18.9999............                   1              49,989.62            0.01       12.500            355           65.00            527
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                              Initial Periodic Rate Cap of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
       Initial Periodic Rate Cap           Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,234        $180,059,680.22           29.44%       8.346%           352           86.56%           673
3.000......................               1,197         431,548,175.45           70.56        7.609            355           83.65            651
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                Subsequent Period Cap of the Group 2 Mortgage Loans

                                                                               Percent by                                    Weighted
                                                                                Cut-off                      Weighted        Average
                                           Number                                 Date        Weighted        Average        Combined      Weighted
                                        of Mortgage        Cut-off Date        Principal      Average     Remaining Term     Loan-to-    Average FICO
        Subsequent Periodic Cap            Loans        Principal Balance       Balance    Mortgage Rate    to Maturity    Value Ratio       Score
___________________________________________________________________________________________________________________________________________________
FIXED......................               1,234        $180,059,680.22           29.44%       8.346%           352           86.56%           673
1.500......................               1,197         431,548,175.45           70.56        7.609            355           83.65            651
     Total.................               2,431        $611,607,855.67          100.00%       7.826%           354           84.51%           657

                                                              SCHEDULE B

 Loan    Group   Current Balance ($) Current          Current Net    Original Amort    Remaining    Remaining Term      Gross          Initial       Subsequent       Maximum          Minimum     Number of MonthRatetAdjustment FrRemaining     Index (in months)
                                 Mortgage Rate (%) Mortgage Rate (%)      Term        Amort Term    to Maturity (montMargin (%)     Periodic Rate  Periodic Rate   Lifetime Gross  Lifetime Gross  First Rate Adjus(innmonths)    Interest Only
                                                                      (in months)     (in months)                                      Cap (%)        Cap (%)     Mortgage Rate (%)Mortgage Rate (%)                             Period (in months)
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
   1      G-II     784331.57       6.7700000000      6.2600000000         180             173            173             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
   2      G-II     167139.34       6.9700000000      6.4600000000         180             176            176             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
   3      G-II      61721.24       7.2500000000      6.7400000000         180             176            176             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
   4      G-I      160229.31       8.7500000000      8.2400000000         180             175            175             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
   5      G-I       96974.68       8.8500000000      8.3400000000         180             175            175             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
   6      G-I      482246.02       7.0321271031      6.5221271031         180             176            176             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
   7      G-I      462334.06       6.2059381310      5.6959381310         180             175            175             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
   8      G-II     3349036.71      7.5053306633      6.9953306633         360             355            355        5.0760857677    3.0000000000    1.5000000000   13.5053306633    7.5053306633         19             6              N/A         6 Mo LIBOR
   9      G-II     8547533.07      8.6121873236      8.1021873236         360             355            355        6.0104470668    3.0000000000    1.5000000000   14.6121873236    8.6121873236         19             6              N/A         6 Mo LIBOR
  10      G-II     315511.21       8.7809497314      8.2709497314         360             354            354        6.3625957500    3.0000000000    1.5000000000   14.7809497314    8.7809497314         18             6              N/A         6 Mo LIBOR
  11      G-II     1767248.93      9.5162849402      9.0062849402         360             354            354        6.6937835448    3.0000000000    1.5000000000   15.5162849402    9.5162849402         18             6              N/A         6 Mo LIBOR
  12      G-II     696415.93       5.9900000000      5.4800000000         360             356            356        3.6030000000    3.0000000000    1.5000000000   11.9900000000    5.9900000000         20             6              N/A         6 Mo LIBOR
  13      G-II     853975.30       7.6238518147      7.1138518147         360             354            354        5.1915343658    3.0000000000    1.5000000000   13.6238518147    7.6238518147         18             6              N/A         6 Mo LIBOR
  14      G-II     718239.82       7.6634750340      7.1534750340         360             355            355        5.2764750340    3.0000000000    1.5000000000   13.6634750340    7.6634750340         19             6              N/A         6 Mo LIBOR
  15      G-II     112747.78       7.5000000000      6.9900000000         360             356            356        5.1280000000    3.0000000000    1.5000000000   13.5000000000    7.5000000000         20             6              N/A         6 Mo LIBOR
  16      G-II     119452.48       7.9000000000      7.3900000000         360             356            356        5.5130000000    3.0000000000    1.5000000000   13.9000000000    7.9000000000         20             6              N/A         6 Mo LIBOR
  17      G-II     182062.02       9.4286723953      8.9186723953         360             356            356        6.7586776992    3.0000000000    1.5000000000   15.4286723953    9.4286723953         20             6              N/A         6 Mo LIBOR
  18      G-II     7139031.67      7.6617154768      7.1517154768         360             355            355        5.2228195727    3.0000000000    1.5000000000   13.6617154768    7.6617154768         19             6              N/A         6 Mo LIBOR
  19      G-II    28054335.53      8.4456310153      7.9356310153         360             355            355        5.8976122905    3.0000000000    1.5000000000   14.4456310153    8.4456310153         19             6              N/A         6 Mo LIBOR
  20      G-II     5323582.80      8.3642771264      7.8542771264         360             355            355        5.8820044287    3.0000000000    1.5000000000   14.3642771264    8.3642771264         19             6              N/A         6 Mo LIBOR
  21      G-II    11223027.95      8.7597979649      8.2497979649         360             354            354        6.0148059673    3.0000000000    1.5000000000   14.7597979649    8.7597979649         18             6              N/A         6 Mo LIBOR
  22      G-I      3838945.81      7.3412664914      6.8312664914         360             355            355        4.8956002389    3.0000000000    1.5000000000   13.3412664914    7.3412664914         19             6              N/A         6 Mo LIBOR
  23      G-I     12398848.17      8.6916587615      8.1816587615         360             355            355        5.6946621835    3.0000000000    1.5000000000   14.6916587615    8.6916587615         19             6              N/A         6 Mo LIBOR
  24      G-I      209469.03       7.6500000000      7.1400000000         360             355            355        5.2500000000    3.0000000000    1.5000000000   13.6500000000    7.6500000000         19             6              N/A         6 Mo LIBOR
  25      G-I      2188263.96      8.7409775179      8.2309775179         360             356            356        6.2002241117    3.0000000000    1.5000000000   14.7409775179    8.7409775179         20             6              N/A         6 Mo LIBOR
  26      G-I      335992.05       7.1012743427      6.5912743427         360             355            355        4.7187297407    3.0000000000    1.5000000000   13.1012743427    7.1012743427         19             6              N/A         6 Mo LIBOR
  27      G-I      4350233.34      8.9873408565      8.4773408565         360             356            356        6.1031229797    3.0000000000    1.5000000000   14.9873408565    8.9873408565         20             6              N/A         6 Mo LIBOR
  28      G-I      107811.68       6.7000000000      6.1900000000         360             357            357        4.3280000000    3.0000000000    1.5000000000   12.7000000000    6.7000000000         21             6              N/A         6 Mo LIBOR
  29      G-I      2485999.03      8.6109270352      8.1009270352         360             355            355        6.0289211970    3.0000000000    1.5000000000   14.6109270352    8.6109270352         19             6              N/A         6 Mo LIBOR
  30      G-I      1534485.20      8.2474110360      7.7374110360         360             355            355        5.5463689305    3.0000000000    1.5000000000   14.2474110360    8.2474110360         19             6              N/A         6 Mo LIBOR
  31      G-I      238392.28       9.5494430021      9.0394430021         360             354            354        6.9900000000    3.0000000000    1.5000000000   15.5494430021    9.5494430021         18             6              N/A         6 Mo LIBOR
  32      G-I      5251423.02      7.6167853529      7.1067853529         360             355            355        5.1795966785    3.0000000000    1.5000000000   13.6167853529    7.6167853529         19             6              N/A         6 Mo LIBOR
  33      G-I     40218806.83      8.7719855932      8.2619855932         360             356            356        6.1711583685    3.0000000000    1.5000000000   14.7719855932    8.7719855932         20             6              N/A         6 Mo LIBOR
  34      G-I      4740868.92      7.8149697477      7.3049697477         360             356            356        5.4242628225    3.0000000000    1.5000000000   13.8149697477    7.8149697477         20             6              N/A         6 Mo LIBOR
  35      G-I     26288504.98      8.8893410148      8.3793410148         360             355            355        6.0355954053    3.0000000000    1.5000000000   14.8893410148    8.8893410148         19             6              N/A         6 Mo LIBOR
  36      G-II     234756.01       9.2000000000      8.6900000000         480             476            356        6.8280000000    3.0000000000    1.5000000000   15.2000000000    9.2000000000         20             6              N/A         6 Mo LIBOR
  37      G-II     1612436.84      7.8633622841      7.3533622841         480             475            355        5.4489591020    3.0000000000    1.5000000000   13.8633622841    7.8633622841         19             6              N/A         6 Mo LIBOR
  38      G-II     3775681.38      8.5205646786      8.0105646786         480             476            356        5.9008120456    3.0000000000    1.5000000000   14.5205646786    8.5205646786         20             6              N/A         6 Mo LIBOR
  39      G-II     114192.10       8.7000000000      8.1900000000         480             475            355        6.3130000000    3.0000000000    1.5000000000   14.7000000000    8.7000000000         19             6              N/A         6 Mo LIBOR
  40      G-II     434821.33      10.5000000000      9.9900000000         480             476            356        6.9900000000    3.0000000000    1.5000000000   16.5000000000    10.5000000000        20             6              N/A         6 Mo LIBOR
  41      G-II     351648.58       7.5000000000      6.9900000000         480             476            356        5.1280000000    3.0000000000    1.5000000000   13.5000000000    7.5000000000         20             6              N/A         6 Mo LIBOR
  42      G-II     4164866.12      7.1216293726      6.6116293726         480             475            355        4.8176396331    3.0000000000    1.5000000000   13.1216293726    7.1216293726         19             6              N/A         6 Mo LIBOR
  43      G-II    12194598.93      8.0882164082      7.5782164082         480             475            355        5.5747149635    3.0000000000    1.5000000000   14.0882164082    8.0882164082         19             6              N/A         6 Mo LIBOR
  44      G-II     3124295.14      8.1737354725      7.6637354725         480             474            354        5.7734414362    3.0000000000    1.5000000000   14.1737354725    8.1737354725         18             6              N/A         6 Mo LIBOR
  45      G-II     2068740.08      8.5328208940      8.0228208940         480             475            355        6.0677966155    3.0000000000    1.5000000000   14.5328208940    8.5328208940         19             6              N/A         6 Mo LIBOR
  46      G-I      628493.77       6.6816089004      6.1716089004         480             474            354        4.2681426563    3.0000000000    1.5000000000   12.6816089004    6.6816089004         18             6              N/A         6 Mo LIBOR
  47      G-I      6231147.89      8.5728196935      8.0628196935         480             475            355        5.8152774454    3.0000000000    1.5000000000   14.5728196935    8.5728196935         19             6              N/A         6 Mo LIBOR
  48      G-I      383778.12       7.9878602980      7.4778602980         480             475            355        5.5926198992    3.0000000000    1.5000000000   13.9878602980    7.9878602980         19             6              N/A         6 Mo LIBOR
  49      G-I      1734330.23      8.9042496737      8.3942496737         480             476            356        6.3333286950    3.0000000000    1.5000000000   14.9042496737    8.9042496737         20             6              N/A         6 Mo LIBOR
  50      G-I      169101.73      10.3500000000      9.8400000000         480             477            357        6.9900000000    3.0000000000    1.5000000000   16.3500000000    10.3500000000        21             6              N/A         6 Mo LIBOR
  51      G-I      305147.71       5.6500000000      5.1400000000         480             475            355        3.2630000000    3.0000000000    1.5000000000   11.6500000000    5.6500000000         19             6              N/A         6 Mo LIBOR
  52      G-I      5019145.63      7.1257800055      6.6157800055         480             475            355        4.7235610905    3.0000000000    1.5000000000   13.1257800055    7.1257800055         19             6              N/A         6 Mo LIBOR
  53      G-I     14082626.18      8.3957318203      7.8857318203         480             475            355        5.8417397067    3.0000000000    1.5000000000   14.3957318203    8.3957318203         19             6              N/A         6 Mo LIBOR
  54      G-I      1412973.55      7.3114942689      6.8014942689         480             474            354        4.9342995105    3.0000000000    1.5000000000   13.3114942689    7.3114942689         18             6              N/A         6 Mo LIBOR
  55      G-I      7540385.49      8.6399442260      8.1299442260         480             475            355        5.7803461649    3.0000000000    1.5000000000   14.6399442260    8.6399442260         19             6              N/A         6 Mo LIBOR
  56      G-II     167130.06       9.1000000000      8.5900000000         600             594            354        6.6770000000    3.0000000000    1.5000000000   15.1000000000    9.1000000000         18             6              N/A         6 Mo LIBOR
  57      G-II     335896.37       8.5500000000      8.0400000000         600             596            356        6.1630000000    3.0000000000    1.5000000000   14.5500000000    8.5500000000         20             6              N/A         6 Mo LIBOR
  58      G-II     6724667.42      7.6833723643      7.1733723643         600             595            355        5.2326195071    3.0000000000    1.5000000000   13.6833723643    7.6833723643         19             6              N/A         6 Mo LIBOR
  59      G-II    13633249.38      8.3847876912      7.8747876912         600             595            355        5.9112787987    3.0000000000    1.5000000000   14.3847876912    8.3847876912         19             6              N/A         6 Mo LIBOR
  60      G-II     681266.43       8.1249286148      7.6149286148         600             593            353        5.6373662395    3.0000000000    1.5000000000   14.1249286148    8.1249286148         17             6              N/A         6 Mo LIBOR
  61      G-II     2613181.15      6.7555842501      6.2455842501         600             595            355        4.3644546500    3.0000000000    1.5000000000   12.7555842501    6.7555842501         19             6              N/A         6 Mo LIBOR
  62      G-II     3300694.86      7.3836540792      6.8736540792         600             595            355        4.9823329658    3.0000000000    1.5000000000   13.3836540792    7.3836540792         19             6              N/A         6 Mo LIBOR
  63      G-II     1648511.00      9.1445923273      8.6345923273         600             594            354        6.5258369382    3.0000000000    1.5000000000   15.1445923273    9.1445923273         18             6              N/A         6 Mo LIBOR
  64      G-II     468066.01       7.0309899018      6.5209899018         600             595            355        4.6439899018    3.0000000000    1.5000000000   13.0309899018    7.0309899018         19             6              N/A         6 Mo LIBOR
  65      G-II     592467.42       7.4602644581      6.9502644581         600             596            356        5.0882644581    3.0000000000    1.5000000000   13.4602644581    7.4602644581         20             6              N/A         6 Mo LIBOR
  66      G-II      49901.85       7.7500000000      7.2400000000         600             595            355        5.5000000000    3.0000000000    1.5000000000   13.7500000000    7.7500000000         19             6              N/A         6 Mo LIBOR
  67      G-II    49864396.32      6.9237539814      6.4137539814         600             595            355        4.5429535088    3.0000000000    1.5000000000   12.9237539814    6.9237539814         19             6              N/A         6 Mo LIBOR
  68      G-II    73094444.64      7.7374330139      7.2274330139         600             595            355        5.3310816657    3.0000000000    1.5000000000   13.7374330139    7.7374330139         19             6              N/A         6 Mo LIBOR
  69      G-II    10909126.50      7.8992535242      7.3892535242         600             595            355        5.4440261948    3.0000000000    1.5000000000   13.8992535242    7.8992535242         19             6              N/A         6 Mo LIBOR
  70      G-II    19527062.92      8.4104575603      7.9004575603         600             595            355        5.9346174582    3.0000000000    1.5000000000   14.4104575603    8.4104575603         19             6              N/A         6 Mo LIBOR
  71      G-I      173219.00       8.9000000000      8.3900000000         600             597            357        6.5170000000    3.0000000000    1.5000000000   14.9000000000    8.9000000000         21             6              N/A         6 Mo LIBOR
  72      G-I      373920.80       9.6000000000      9.0900000000         600             596            356        6.9900000000    3.0000000000    1.5000000000   15.6000000000    9.6000000000         20             6              N/A         6 Mo LIBOR
  73      G-I      237909.40       8.0000000000      7.4900000000         600             596            356        5.6280000000    3.0000000000    1.5000000000   14.0000000000    8.0000000000         20             6              N/A         6 Mo LIBOR
  74      G-I      3295547.91      7.3421363548      6.8321363548         600             596            356        4.8125662222    3.0000000000    1.5000000000   13.3421363548    7.3421363548         20             6              N/A         6 Mo LIBOR
  75      G-I      9901175.30      8.3941486476      7.8841486476         600             595            355        5.8202514639    3.0000000000    1.5000000000   14.3941486476    8.3941486476         19             6              N/A         6 Mo LIBOR
  76      G-I      173321.43       8.5000000000      7.9900000000         600             594            354        6.1000000000    3.0000000000    1.5000000000   14.5000000000    8.5000000000         18             6              N/A         6 Mo LIBOR
  77      G-I      678242.30       7.8946800921      7.3846800921         600             595            355        5.5029063291    3.0000000000    1.5000000000   13.8946800921    7.8946800921         19             6              N/A         6 Mo LIBOR
  78      G-I      549971.93       6.6636447078      6.1536447078         600             596            356        4.2916447078    3.0000000000    1.5000000000   12.6636447078    6.6636447078         20             6              N/A         6 Mo LIBOR
  79      G-I      3416782.34      7.9625479159      7.4525479159         600             595            355        5.5548438723    3.0000000000    1.5000000000   13.9625479159    7.9625479159         19             6              N/A         6 Mo LIBOR
  80      G-I      805892.17       7.5610922644      7.0510922644         600             596            356        5.1800108450    3.0000000000    1.5000000000   13.5610922644    7.5610922644         20             6              N/A         6 Mo LIBOR
  81      G-I      1434913.22      8.5257747559      8.0157747559         600             596            356        6.0643937558    3.0000000000    1.5000000000   14.5257747559    8.5257747559         20             6              N/A         6 Mo LIBOR
  82      G-I      421112.28       6.5371120571      6.0271120571         600             595            355        4.1418853337    3.0000000000    1.5000000000   12.5371120571    6.5371120571         19             6              N/A         6 Mo LIBOR
  83      G-I      1514110.09      6.7084388294      6.1984388294         600             596            356        4.3261479942    3.0000000000    1.5000000000   12.7084388294    6.7084388294         20             6              N/A         6 Mo LIBOR
  84      G-I     13119973.30      7.0941846628      6.5841846628         600             595            355        4.7006743203    3.0000000000    1.5000000000   13.0941846628    7.0941846628         19             6              N/A         6 Mo LIBOR
  85      G-I     61712162.12      7.9190956987      7.4090956987         600             596            356        5.4874189789    3.0000000000    1.5000000000   13.9190956987    7.9190956987         20             6              N/A         6 Mo LIBOR
  86      G-I      8328885.62      7.7719557348      7.2619557348         600             595            355        5.2608205346    3.0000000000    1.5000000000   13.7719557348    7.7719557348         19             6              N/A         6 Mo LIBOR
  87      G-I     20398809.49      8.1269949639      7.6169949639         600             595            355        5.6375861264    3.0000000000    1.5000000000   14.1269949639    8.1269949639         19             6              N/A         6 Mo LIBOR
  88      G-II     1000000.00      6.5500000000      6.0400000000         360             355            355        4.1630000000    3.0000000000    1.5000000000   12.5500000000    6.5500000000         19             6               55         6 Mo LIBOR
  89      G-II     2354840.00      7.2348312412      6.7248312412         360             354            354        4.8328313941    3.0000000000    1.5000000000   13.2348312412    7.2348312412         18             6               54         6 Mo LIBOR
  90      G-II     252000.00       7.7500000000      7.2400000000         360             354            354        5.3500000000    3.0000000000    1.5000000000   13.7500000000    7.7500000000         18             6               54         6 Mo LIBOR
  91      G-II     4843770.00      6.3553690617      5.8453690617         360             355            355        3.9630159917    3.0000000000    1.5000000000   12.3553690617    6.3553690617         19             6               55         6 Mo LIBOR
  92      G-II     9685772.59      7.2005682380      6.6905682380         360             355            355        4.8046986594    3.0000000000    1.5000000000   13.2005682380    7.2005682380         19             6               55         6 Mo LIBOR
  93      G-II     451801.63       6.6500000000      6.1400000000         360             354            354        4.2270000000    3.0000000000    1.5000000000   12.6500000000    6.6500000000         18             6               54         6 Mo LIBOR
  94      G-II     1039000.00      6.7299807507      6.2199807507         360             355            355        4.3382925890    3.0000000000    1.5000000000   12.7299807507    6.7299807507         19             6               55         6 Mo LIBOR
  95      G-I      351303.73       6.8500000000      6.3400000000         360             356            356        4.4630000000    3.0000000000    1.5000000000   12.8500000000    6.8500000000         20             6               56         6 Mo LIBOR
  96      G-I      335173.00       7.6500000000      7.1400000000         360             356            356        5.2500000000    3.0000000000    1.5000000000   13.6500000000    7.6500000000         20             6               56         6 Mo LIBOR
  97      G-I      718447.57       7.2712400725      6.7612400725         360             355            355        5.4594386218    3.0000000000    1.5000000000   13.2712400725    7.2712400725         19             6               55         6 Mo LIBOR
  98      G-I      360000.00       7.3000000000      6.7900000000         360             354            354        4.9000000000    3.0000000000    1.5000000000   13.3000000000    7.3000000000         18             6               54         6 Mo LIBOR
  99      G-I      328000.00       5.4000000000      4.8900000000         360             356            356        3.0280000000    3.0000000000    1.5000000000   11.4000000000    5.4000000000         20             6               56         6 Mo LIBOR
  100     G-I      202335.10       7.6900000000      7.1800000000         360             354            354        5.2900000000    3.0000000000    1.5000000000   13.6900000000    7.6900000000         18             6               54         6 Mo LIBOR
  101     G-I      154700.00       8.1500000000      7.6400000000         360             355            355        5.7630000000    3.0000000000    1.5000000000   14.1500000000    8.1500000000         19             6               55         6 Mo LIBOR
  102     G-I      1374774.12      6.8715612789      6.3615612789         360             354            354        4.4698864524    3.0000000000    1.5000000000   12.8715612789    6.8715612789         18             6               54         6 Mo LIBOR
  103     G-I      1952085.88      6.9829018816      6.4729018816         360             355            355        4.5832077083    3.0000000000    1.5000000000   12.9829018816    6.9829018816         19             6               55         6 Mo LIBOR
  104     G-I      200000.00       8.3500000000      7.8400000000         360             355            355        5.9630000000    3.0000000000    1.5000000000   14.3500000000    8.3500000000         19             6               55         6 Mo LIBOR
  105     G-I      664000.00       9.0066265060      8.4966265060         360             355            355        6.2111686747    3.0000000000    1.5000000000   15.0066265060    9.0066265060         19             6               55         6 Mo LIBOR
  106     G-II      90424.13       8.6500000000      8.1400000000         240             235            235             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  107     G-I       87154.85       6.8000000000      6.2900000000         240             237            237             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  108     G-I      208472.10       7.6500000000      7.1400000000         240             237            237             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  109     G-I      655392.02       7.7717263662      7.2617263662         240             236            236             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  110     G-I      168985.21       6.7500000000      6.2400000000         240             236            236             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  111     G-II     1501860.65      7.2051624821      6.6951624821         360             356            356        4.8237702304    3.0000000000    1.5000000000   13.2051624821    7.2051624821         32             6              N/A         6 Mo LIBOR
  112     G-II     3913882.08      7.9678677493      7.4578677493         360             356            356        5.4533980746    3.0000000000    1.5000000000   13.9678677493    7.9678677493         32             6              N/A         6 Mo LIBOR
  113     G-II     411057.34       8.9470152536      8.4370152536         360             356            356        6.4820597065    3.0000000000    1.5000000000   14.9470152536    8.9470152536         32             6              N/A         6 Mo LIBOR
  114     G-II     419229.70       8.4900000000      7.9800000000         360             356            356        6.1030000000    3.0000000000    1.5000000000   14.4900000000    8.4900000000         32             6              N/A         6 Mo LIBOR
  115     G-II     791938.66       8.6827980610      8.1727980610         360             353            353        6.2009385333    3.0000000000    1.5000000000   14.6827980610    8.6827980610         29             6              N/A         6 Mo LIBOR
  116     G-II     216063.49       9.0343427966      8.5243427966         360             354            354        5.7945805466    3.0000000000    1.5000000000   15.0343427966    9.0343427966         30             6              N/A         6 Mo LIBOR
  117     G-II     454166.98       5.5000000000      4.9900000000         360             355            355        3.1130000000    3.0000000000    1.5000000000   11.5000000000    5.5000000000         31             6              N/A         6 Mo LIBOR
  118     G-II     124690.76       9.1000000000      8.5900000000         360             353            353        6.6770000000    3.0000000000    1.5000000000   15.1000000000    9.1000000000         29             6              N/A         6 Mo LIBOR
  119     G-II     316726.52       6.4500000000      5.9400000000         360             356            356        4.0630000000    3.0000000000    1.5000000000   12.4500000000    6.4500000000         32             6              N/A         6 Mo LIBOR
  120     G-II      89794.66       8.9000000000      8.3900000000         360             355            355        6.5000000000    3.0000000000    1.5000000000   14.9000000000    8.9000000000         31             6              N/A         6 Mo LIBOR
  121     G-II     2016970.21      6.9884857874      6.4784857874         360             356            356        4.6110928709    3.0000000000    1.5000000000   12.9884857874    6.9884857874         32             6              N/A         6 Mo LIBOR
  122     G-II     3119668.57      8.1432382893      7.6332382893         360             356            356        5.6976985760    3.0000000000    1.5000000000   14.1432382893    8.1432382893         32             6              N/A         6 Mo LIBOR
  123     G-II     3828503.83      6.6333637851      6.1233637851         360             356            356        4.2471715561    3.0000000000    1.5000000000   12.6333637851    6.6333637851         32             6              N/A         6 Mo LIBOR
  124     G-II     4039561.17      8.3824470152      7.8724470152         360             355            355        5.8611639669    3.0000000000    1.5000000000   14.3824470152    8.3824470152         31             6              N/A         6 Mo LIBOR
  125     G-I      559529.09       7.7912007685      7.2812007685         360             357            357        5.4058167147    3.0000000000    1.5000000000   13.7912007685    7.7912007685         33             6              N/A         6 Mo LIBOR
  126     G-I      2113882.10      8.4071765656      7.8971765656         360             356            356        5.9776044864    3.0000000000    1.5000000000   14.4071765656    8.4071765656         32             6              N/A         6 Mo LIBOR
  127     G-I      155667.56       7.7500000000      7.2400000000         360             356            356        5.3630000000    3.0000000000    1.5000000000   13.7500000000    7.7500000000         32             6              N/A         6 Mo LIBOR
  128     G-I      491194.61       6.2729088925      5.7629088925         360             356            356        3.8977842256    3.0000000000    1.5000000000   12.2729088925    6.2729088925         32             6              N/A         6 Mo LIBOR
  129     G-I      738174.34       8.2029717795      7.6929717795         360             355            355        5.7581522554    3.0000000000    1.5000000000   14.2029717795    8.2029717795         31             6              N/A         6 Mo LIBOR
  130     G-I      119697.02       9.4500000000      8.9400000000         360             354            354        6.9900000000    3.0000000000    1.5000000000   15.4500000000    9.4500000000         30             6              N/A         6 Mo LIBOR
  131     G-I      468610.03      12.1921119145      11.6821119145        360             356            356        6.6812635438    3.0000000000    1.5000000000   18.1921119145    12.1921119145        32             6              N/A         6 Mo LIBOR
  132     G-I       90965.40       6.8000000000      6.2900000000         360             356            356        4.4280000000    3.0000000000    1.5000000000   12.8000000000    6.8000000000         32             6              N/A         6 Mo LIBOR
  133     G-I      736266.47       8.0203167747      7.5103167747         360             356            356        5.5731361834    3.0000000000    1.5000000000   14.0203167747    8.0203167747         32             6              N/A         6 Mo LIBOR
  134     G-I      461717.88       7.6164595835      7.1064595835         360             357            357        5.2368985057    3.0000000000    1.5000000000   13.6164595835    7.6164595835         33             6              N/A         6 Mo LIBOR
  135     G-I       54849.09       9.0500000000      8.5400000000         360             355            355        6.6500000000    3.0000000000    1.5000000000   15.0500000000    9.0500000000         31             6              N/A         6 Mo LIBOR
  136     G-I      2093447.78      6.6042226814      6.0942226814         360             354            354        4.2078151317    3.0000000000    1.5000000000   12.6042226814    6.6042226814         30             6              N/A         6 Mo LIBOR
  137     G-I      2901590.59      8.5338156793      8.0238156793         360             356            356        6.0250451840    3.0000000000    1.5000000000   14.5338156793    8.5338156793         32             6              N/A         6 Mo LIBOR
  138     G-I      2919403.48      7.0780125221      6.5680125221         360             356            356        4.6943786684    3.0000000000    1.5000000000   13.0780125221    7.0780125221         32             6              N/A         6 Mo LIBOR
  139     G-I     14479342.34      8.3932365718      7.8832365718         360             356            356        5.7691597687    3.0000000000    1.5000000000   14.3932365718    8.3932365718         32             6              N/A         6 Mo LIBOR
  140     G-II     3365434.53      6.6864296140      6.1764296140         480             475            355        4.2854417703    3.0000000000    1.5000000000   12.6864296140    6.6864296140         31             6              N/A         6 Mo LIBOR
  141     G-II     121386.96       8.7500000000      8.2400000000         480             475            355        6.3500000000    3.0000000000    1.5000000000   14.7500000000    8.7500000000         31             6              N/A         6 Mo LIBOR
  142     G-II     419482.29       6.7500000000      6.2400000000         480             476            356        4.3780000000    3.0000000000    1.5000000000   12.7500000000    6.7500000000         32             6              N/A         6 Mo LIBOR
  143     G-II     2637998.93      7.1238897072      6.6138897072         480             474            354        4.7104183704    3.0000000000    1.5000000000   13.1238897072    7.1238897072         30             6              N/A         6 Mo LIBOR
  144     G-II     2236983.37      6.6359548683      6.1259548683         480             475            355        4.2520356817    3.0000000000    1.5000000000   12.6359548683    6.6359548683         31             6              N/A         6 Mo LIBOR
  145     G-II     1064282.32      7.2476709573      6.7376709573         480             476            356        4.8598179757    3.0000000000    1.5000000000   13.2476709573    7.2476709573         32             6              N/A         6 Mo LIBOR
  146     G-II     390412.21       7.6755876628      7.1655876628         480             477            357        5.2962639617    3.0000000000    1.5000000000   13.6755876628    7.6755876628         33             6              N/A         6 Mo LIBOR
  147     G-I      483862.71       7.4670769876      6.9570769876         480             475            355        4.9669650819    3.0000000000    1.5000000000   13.4670769876    7.4670769876         31             6              N/A         6 Mo LIBOR
  148     G-I      1308320.05      7.2866691251      6.7766691251         480             476            356        4.7667431670    3.0000000000    1.5000000000   13.2866691251    7.2866691251         32             6              N/A         6 Mo LIBOR
  149     G-I      164638.06       5.7000000000      5.1900000000         480             476            356        3.3280000000    3.0000000000    1.5000000000   11.7000000000    5.7000000000         32             6              N/A         6 Mo LIBOR
  150     G-I      162266.85       6.4700000000      5.9600000000         480             475            355        4.0700000000    3.0000000000    1.5000000000   12.4700000000    6.4700000000         31             6              N/A         6 Mo LIBOR
  151     G-I      969852.92       7.8031399765      7.2931399765         480             475            355        5.4096693154    3.0000000000    1.5000000000   13.8031399765    7.8031399765         31             6              N/A         6 Mo LIBOR
  152     G-I      162177.26       8.8500000000      8.3400000000         480             477            357        6.4670000000    3.0000000000    1.5000000000   14.8500000000    8.8500000000         33             6              N/A         6 Mo LIBOR
  153     G-I      415034.94       6.3500000000      5.8400000000         480             475            355        3.9500000000    3.0000000000    1.5000000000   12.3500000000    6.3500000000         31             6              N/A         6 Mo LIBOR
  154     G-I      1010777.64      8.8168813989      8.3068813989         480             475            355        6.3146133421    3.0000000000    1.5000000000   14.8168813989    8.8168813989         31             6              N/A         6 Mo LIBOR
  155     G-I      1095654.56      7.5065056264      6.9965056264         480             475            355        5.1063652730    3.0000000000    1.5000000000   13.5065056264    7.5065056264         31             6              N/A         6 Mo LIBOR
  156     G-I      3947127.11      7.9756989833      7.4656989833         480             476            356        5.5585336154    3.0000000000    1.5000000000   13.9756989833    7.9756989833         32             6              N/A         6 Mo LIBOR
  157     G-II      95978.32       9.3500000000      8.8400000000         600             596            356        6.9780000000    3.0000000000    1.5000000000   15.3500000000    9.3500000000         32             6              N/A         6 Mo LIBOR
  158     G-II    10470478.86      6.8209786421      6.3109786421         600             595            355        4.4264225743    3.0000000000    1.5000000000   12.8209786421    6.8209786421         31             6              N/A         6 Mo LIBOR
  159     G-II     8613015.01      7.8378291714      7.3278291714         600             595            355        5.4409613683    3.0000000000    1.5000000000   13.8378291714    7.8378291714         31             6              N/A         6 Mo LIBOR
  160     G-II     2441278.93      7.0084849477      6.4984849477         600             596            356        4.6334592343    3.0000000000    1.5000000000   13.0084849477    7.0084849477         32             6              N/A         6 Mo LIBOR
  161     G-II     211810.28       7.1000000000      6.5900000000         600             594            354        4.7000000000    3.0000000000    1.5000000000   13.1000000000    7.1000000000         30             6              N/A         6 Mo LIBOR
  162     G-II     220333.59       8.0500000000      7.5400000000         600             593            353        5.6270000000    3.0000000000    1.5000000000   14.0500000000    8.0500000000         29             6              N/A         6 Mo LIBOR
  163     G-II     2043988.14      6.2041224016      5.6941224016         600             595            355        3.8147576420    3.0000000000    1.5000000000   12.2041224016    6.2041224016         31             6              N/A         6 Mo LIBOR
  164     G-II     297816.69       7.5000000000      6.9900000000         600             595            355        5.1130000000    3.0000000000    1.5000000000   13.5000000000    7.5000000000         31             6              N/A         6 Mo LIBOR
  165     G-II     607353.01       6.0000000000      5.4900000000         600             595            355        3.6000000000    3.0000000000    1.5000000000   12.0000000000    6.0000000000         31             6              N/A         6 Mo LIBOR
  166     G-II    15262426.23      6.6554884690      6.1454884690         600             596            356        4.2731657753    3.0000000000    1.5000000000   12.6554884690    6.6554884690         32             6              N/A         6 Mo LIBOR
  167     G-II    10420399.26      7.4272247070      6.9172247070         600             595            355        5.0254636168    3.0000000000    1.5000000000   13.4272247070    7.4272247070         31             6              N/A         6 Mo LIBOR
  168     G-II     9101967.90      7.3379127399      6.8279127399         600             595            355        4.9425765340    3.0000000000    1.5000000000   13.3379127399    7.3379127399         31             6              N/A         6 Mo LIBOR
  169     G-II    14927084.07      8.1959327909      7.6859327909         600             595            355        5.7111466182    3.0000000000    1.5000000000   14.1959327909    8.1959327909         31             6              N/A         6 Mo LIBOR
  170     G-I      143058.55       6.2500000000      5.7400000000         600             595            355        3.8630000000    3.0000000000    1.5000000000   12.2500000000    6.2500000000         31             6              N/A         6 Mo LIBOR
  171     G-I      268994.92       9.7500000000      9.2400000000         600             593            353        6.9900000000    3.0000000000    1.5000000000   15.7500000000    9.7500000000         29             6              N/A         6 Mo LIBOR
  172     G-I      2652080.32      6.7872194047      6.2772194047         600             596            356        4.5480492638    3.0000000000    1.5000000000   12.7872194047    6.7872194047         32             6              N/A         6 Mo LIBOR
  173     G-I      8185472.87      7.7593740991      7.2493740991         600             596            356        5.3620447625    3.0000000000    1.5000000000   13.7593740991    7.7593740991         32             6              N/A         6 Mo LIBOR
  174     G-I      170981.70      10.2000000000      9.6900000000         600             597            357        6.9900000000    3.0000000000    1.5000000000   16.2000000000    10.2000000000        33             6              N/A         6 Mo LIBOR
  175     G-I      343789.23       7.3500000000      6.8400000000         600             595            355        4.9584342057    3.0000000000    1.5000000000   13.3500000000    7.3500000000         31             6              N/A         6 Mo LIBOR
  176     G-I      233718.22       5.6500000000      5.1400000000         600             596            356        3.2780000000    3.0000000000    1.5000000000   11.6500000000    5.6500000000         32             6              N/A         6 Mo LIBOR
  177     G-I      309760.24       8.4000000000      7.8900000000         600             592            352        5.8200000000    3.0000000000    1.5000000000   14.4000000000    8.4000000000         28             6              N/A         6 Mo LIBOR
  178     G-I      499913.51       7.0989801236      6.5889801236         600             595            355        4.6579566281    3.0000000000    1.5000000000   13.0989801236    7.0989801236         31             6              N/A         6 Mo LIBOR
  179     G-I      168214.54       8.6000000000      8.0900000000         600             595            355        6.2130000000    3.0000000000    1.5000000000   14.6000000000    8.6000000000         31             6              N/A         6 Mo LIBOR
  180     G-I      355064.03       8.6358278632      8.1258278632         600             595            355        6.2454909121    3.0000000000    1.5000000000   14.6358278632    8.6358278632         31             6              N/A         6 Mo LIBOR
  181     G-I      710019.82       6.8545445774      6.3445445774         600             596            356        4.4698170590    3.0000000000    1.5000000000   12.8545445774    6.8545445774         32             6              N/A         6 Mo LIBOR
  182     G-I      1469317.99      7.5746901653      7.0646901653         600             595            355        5.2341796995    3.0000000000    1.5000000000   13.5746901653    7.5746901653         31             6              N/A         6 Mo LIBOR
  183     G-I      629423.94       7.0162200583      6.5062200583         600             597            357        4.6414762396    3.0000000000    1.5000000000   13.0162200583    7.0162200583         33             6              N/A         6 Mo LIBOR
  184     G-I      348360.11       7.2593521787      6.7493521787         600             593            353        4.7893713385    3.0000000000    1.5000000000   13.2593521787    7.2593521787         29             6              N/A         6 Mo LIBOR
  185     G-I      5658858.06      6.4151612683      5.9051612683         600             595            355        4.0200970035    3.0000000000    1.5000000000   12.4151612683    6.4151612683         31             6              N/A         6 Mo LIBOR
  186     G-I     12361726.77      7.5967973757      7.0867973757         600             596            356        5.2373285524    3.0000000000    1.5000000000   13.5967973757    7.5967973757         32             6              N/A         6 Mo LIBOR
  187     G-I      7902713.95      6.9393662054      6.4293662054         600             596            356        4.5890351151    3.0000000000    1.5000000000   12.9393662054    6.9393662054         32             6              N/A         6 Mo LIBOR
  188     G-I     16828106.21      7.8758616111      7.3658616111         600             595            355        5.4225288843    3.0000000000    1.5000000000   13.8758616111    7.8758616111         31             6              N/A         6 Mo LIBOR
  189     G-II     858000.00       5.9900000000      5.4800000000         360             357            357        3.6180000000    3.0000000000    1.5000000000   11.9900000000    5.9900000000         33             6               33         6 Mo LIBOR
  190     G-II     517500.00       6.5000000000      5.9900000000         360             357            357        4.1280000000    3.0000000000    1.5000000000   12.5000000000    6.5000000000         33             6               33         6 Mo LIBOR
  191     G-II     1065000.00      6.3530985915      5.8430985915         360             354            354        3.9450056338    3.0000000000    1.5000000000   12.3530985915    6.3530985915         30             6               30         6 Mo LIBOR
  192     G-II     3253281.08      6.7711000748      6.2611000748         360             355            355        4.4662245423    3.0000000000    1.5000000000   12.7711000748    6.7711000748         31             6               31         6 Mo LIBOR
  193     G-II     1710874.64      7.2424784666      6.7324784666         360             355            355        4.8515272712    3.0000000000    1.5000000000   13.2424784666    7.2424784666         31             6               31         6 Mo LIBOR
  194     G-I      195000.00       6.1000000000      5.5900000000         360             356            356        3.7280000000    3.0000000000    1.5000000000   12.1000000000    6.1000000000         32             6               32         6 Mo LIBOR
  195     G-I      948900.00       6.4941353146      5.9841353146         360             355            355        4.0974507324    3.0000000000    1.5000000000   12.4941353146    6.4941353146         31             6               31         6 Mo LIBOR
  196     G-I      1218750.00      8.0416307692      7.5316307692         360             354            354        6.2490342564    3.0000000000    1.5000000000   14.0416307692    8.0416307692         30             6               30         6 Mo LIBOR
  197     G-I      244000.00       6.2500000000      5.7400000000         360             355            355        3.8630000000    3.0000000000    1.5000000000   12.2500000000    6.2500000000         31             6               31         6 Mo LIBOR
  198     G-I      132000.00       8.0000000000      7.4900000000         360             355            355        5.6000000000    3.0000000000    1.5000000000   14.0000000000    8.0000000000         31             6               31         6 Mo LIBOR
  199     G-II     1571499.99      5.8181673581      5.3081673581         360             355            355        3.4181673581    3.0000000000    1.5000000000   11.8181673581    5.8181673581         31             6               55         6 Mo LIBOR
  200     G-II     648000.00       6.7500000000      6.2400000000         360             355            355        4.3630000000    3.0000000000    1.5000000000   12.7500000000    6.7500000000         31             6               55         6 Mo LIBOR
  201     G-II     620000.00       5.3500000000      4.8400000000         360             356            356        2.9780000000    3.0000000000    1.5000000000   11.3500000000    5.3500000000         32             6               56         6 Mo LIBOR
  202     G-II     399500.00       8.3000000000      7.7900000000         360             354            354        5.9000000000    3.0000000000    1.5000000000   14.3000000000    8.3000000000         30             6               54         6 Mo LIBOR
  203     G-II     546400.00       6.8691800878      6.3591800878         360             355            355        4.4793631040    3.0000000000    1.5000000000   12.8691800878    6.8691800878         31             6               55         6 Mo LIBOR
  204     G-II     1110000.00      5.4892792793      4.9792792793         360             356            356        3.1112522523    3.0000000000    1.5000000000   11.4892792793    5.4892792793         32             6               56         6 Mo LIBOR
  205     G-II     640000.00       5.9000000000      5.3900000000         360             356            356        3.5280000000    3.0000000000    1.5000000000   11.9000000000    5.9000000000         32             6               56         6 Mo LIBOR
  206     G-I      809919.90       5.7419646251      5.2319646251         360             355            355        3.5824562573    3.0000000000    1.3456637502   11.7419646251    5.7419646251         31             6               55         6 Mo LIBOR
  207     G-I      101129.59       8.0400000000      7.5300000000         360             354            354        5.6170000000    3.0000000000    1.5000000000   14.0400000000    8.0400000000         30             6               54         6 Mo LIBOR
  208     G-I      274500.00       6.4000000000      5.8900000000         360             354            354        4.0000000000    3.0000000000    1.5000000000   12.4000000000    6.4000000000         30             6               54         6 Mo LIBOR
  209     G-I      150000.00       6.7200000000      6.2100000000         360             356            356        4.3480000000    3.0000000000    1.5000000000   12.7200000000    6.7200000000         32             6               56         6 Mo LIBOR
  210     G-I      259250.00       5.8000000000      5.2900000000         360             357            357        3.4280000000    3.0000000000    1.5000000000   11.8000000000    5.8000000000         33             6               57         6 Mo LIBOR
  211     G-II     219517.58       7.6200000000      7.1100000000         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  212     G-II     5843811.61      6.8960086086      6.3860086086         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  213     G-II     5359300.00      7.0051823456      6.4951823456         360             354            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  214     G-II     421650.51       7.5500000000      7.0400000000         360             354            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  215     G-II     765100.56       6.7969966140      6.2869966140         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  216     G-II     309416.96       5.9900000000      5.4800000000         360             351            351             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  217     G-II     790593.61       7.5309473990      7.0209473990         360             357            357             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  218     G-II     188546.12       7.1500000000      6.6400000000         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  219     G-II    19261475.02      6.6890808428      6.1790808428         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  220     G-II    15851380.56      7.3653860585      6.8553860585         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  221     G-II     5422977.06      7.2024841300      6.6924841300         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  222     G-II     6990334.15      7.4725480793      6.9625480793         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  223     G-I      123406.16       8.8000000000      8.2900000000         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  224     G-I      192942.85       7.7000000000      7.1900000000         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  225     G-I      4521077.78      6.6502186979      6.1402186979         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  226     G-I      6947096.93      6.8357514523      6.3257514523         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  227     G-I      416937.86       7.6349643088      7.1249643088         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  228     G-I      105240.24       7.9900000000      7.4800000000         360             354            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  229     G-I      299792.38       6.4500000000      5.9400000000         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  230     G-I      1831560.70      7.2322235906      6.7222235906         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  231     G-I      2208755.67      7.9394841123      7.4294841123         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  232     G-I      322446.06       7.7499460902      7.2399460902         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  233     G-I      728081.94       7.8434588453      7.3334588453         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  234     G-I      1355160.58      7.2643558485      6.7543558485         360             357            357             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  235     G-I      1297686.39      8.3002839230      7.7902839230         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  236     G-I      384205.45       7.6662334800      7.1562334800         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  237     G-I      1604781.17      8.1824149807      7.6724149807         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  238     G-I      358422.60       8.2755513659      7.7655513659         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  239     G-I      149700.03       5.9900000000      5.4800000000         360             357            357             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  240     G-I      422411.82       8.7208143498      8.2108143498         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  241     G-I      133865.02       8.9900000000      8.4800000000         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  242     G-I     16983801.64      6.6045919773      6.0945919773         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  243     G-I     23801573.00      7.1985794569      6.6885794569         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  244     G-I      6642295.52      6.6916253655      6.1816253655         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  245     G-I     15831688.12      7.3960740378      6.8860740378         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  246     G-II     670641.74       7.4900000000      6.9800000000         480             474            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  247     G-II     2627724.01      6.3385463451      5.8285463451         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  248     G-II     229751.41       7.2805738777      6.7705738777         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  249     G-II     636425.41       6.8000000000      6.2900000000         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  250     G-II     375536.12       7.8500000000      7.3400000000         480             477            357             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  251     G-I      544237.27       6.7703299862      6.2603299862         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  252     G-I      1229428.89      7.0490631742      6.5390631742         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  253     G-I      161776.83       7.3900000000      6.8800000000         480             475            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  254     G-I      399340.75       6.7500000000      6.2400000000         480             475            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  255     G-I      737639.43       7.0470739288      6.5370739288         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  256     G-I       83907.66      10.8500000000      10.3400000000        480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  257     G-I      174871.80       7.1500000000      6.6400000000         480             477            357             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  258     G-I      531807.97       7.3845176681      6.8745176681         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  259     G-I      341186.21       6.8500000000      6.3400000000         480             474            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  260     G-I      2727012.18      6.5203350193      6.0103350193         480             475            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  261     G-I      3578085.04      6.9834725302      6.4734725302         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  262     G-I      1498981.09      6.5429644091      6.0329644091         480             474            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  263     G-I      1719422.96      7.2970966328      6.7870966328         480             476            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  264     G-II     552436.82       5.2500000000      4.7400000000         360             355            355        2.8630000000    3.0000000000    1.5000000000   11.2500000000    5.2500000000         55             6              N/A         6 Mo LIBOR
  265     G-II     1331751.98      6.5861298430      6.0761298430         360             356            356        4.2055724841    3.0000000000    1.5000000000   12.5861298430    6.5861298430         56             6              N/A         6 Mo LIBOR
  266     G-I      403829.98       6.2000000000      5.6900000000         360             356            356        3.8280000000    3.0000000000    1.5000000000   12.2000000000    6.2000000000         56             6              N/A         6 Mo LIBOR
  267     G-I      175391.71       5.2500000000      4.7400000000         360             356            356        2.8780000000    3.0000000000    1.5000000000   11.2500000000    5.2500000000         56             6              N/A         6 Mo LIBOR
  268     G-I      333126.35       7.5536061242      7.0436061242         360             356            356        5.1766782467    3.0000000000    1.5000000000   13.5536061242    7.5536061242         56             6              N/A         6 Mo LIBOR
  269     G-I      109493.52       6.8000000000      6.2900000000         360             356            356        4.4130000000    3.0000000000    1.5000000000   12.8000000000    6.8000000000         56             6              N/A         6 Mo LIBOR
  270     G-I      135817.99      10.0000000000      9.4900000000         360             356            356        6.0500000000    3.0000000000    1.5000000000   16.0000000000    10.0000000000        56             6              N/A         6 Mo LIBOR
  271     G-II     229351.38       8.9900000000      8.4800000000         480             476            356        6.6180000000    3.0000000000    1.5000000000   14.9900000000    8.9900000000         56             6              N/A         6 Mo LIBOR
  272     G-II     571262.42       7.5500000000      7.0400000000         480             474            354        5.1500000000    3.0000000000    1.5000000000   13.5500000000    7.5500000000         54             6              N/A         6 Mo LIBOR
  273     G-II     446976.36       5.9000000000      5.3900000000         480             475            355        3.5000000000    3.0000000000    1.5000000000   11.9000000000    5.9000000000         55             6              N/A         6 Mo LIBOR
  274     G-I      210281.33       5.2500000000      4.7400000000         480             476            356        2.8780000000    3.0000000000    1.5000000000   11.2500000000    5.2500000000         56             6              N/A         6 Mo LIBOR
  275     G-I      101940.36      10.3000000000      9.7900000000         480             475            355        6.9900000000    3.0000000000    1.5000000000   16.3000000000    10.3000000000        55             6              N/A         6 Mo LIBOR
  276     G-II     869095.03       6.6140740509      6.1040740509         600             595            355        4.2174629433    3.0000000000    1.5000000000   12.6140740509    6.6140740509         55             6              N/A         6 Mo LIBOR
  277     G-II     475869.29       8.8500000000      8.3400000000         600             597            357        6.4670000000    3.0000000000    1.5000000000   14.8500000000    8.8500000000         57             6              N/A         6 Mo LIBOR
  278     G-II     319835.39       7.2000000000      6.6900000000         600             596            356        4.8130000000    3.0000000000    1.5000000000   13.2000000000    7.2000000000         56             6              N/A         6 Mo LIBOR
  279     G-II     1740554.12      6.4254571107      5.9154571107         600             595            355        4.0388786315    3.0000000000    1.5000000000   12.4254571107    6.4254571107         55             6              N/A         6 Mo LIBOR
  280     G-II     383632.96       6.3000000000      5.7900000000         600             595            355        3.9130000000    3.0000000000    1.5000000000   12.3000000000    6.3000000000         55             6              N/A         6 Mo LIBOR
  281     G-I      397830.23       7.7000000000      7.1900000000         600             596            356        5.3280000000    3.0000000000    1.5000000000   13.7000000000    7.7000000000         56             6              N/A         6 Mo LIBOR
  282     G-I      404615.38       5.5000000000      4.9900000000         600             596            356        3.1280000000    3.0000000000    1.5000000000   11.5000000000    5.5000000000         56             6              N/A         6 Mo LIBOR
  283     G-I      335804.79       6.8700000000      6.3600000000         600             596            356        4.4980000000    3.0000000000    1.5000000000   12.8700000000    6.8700000000         56             6              N/A         6 Mo LIBOR
  284     G-I      237777.88       5.5500000000      5.0400000000         600             596            356        3.1780000000    3.0000000000    1.5000000000   11.5500000000    5.5500000000         56             6              N/A         6 Mo LIBOR
  285     G-I      199427.90       5.6900000000      5.1800000000         600             595            355        3.2900000000    3.0000000000    1.5000000000   11.6900000000    5.6900000000         55             6              N/A         6 Mo LIBOR
  286     G-I      2507443.51      6.0829825625      5.5729825625         600             596            356        4.3773960907    3.0000000000    1.5000000000   12.0829825625    6.0829825625         56             6              N/A         6 Mo LIBOR
  287     G-I      639146.29       8.7004127722      8.1904127722         600             595            355        6.3189112638    3.0000000000    1.5000000000   14.7004127722    8.7004127722         55             6              N/A         6 Mo LIBOR
  288     G-I       85960.40       8.6500000000      8.1400000000         600             596            356        6.2780000000    3.0000000000    1.5000000000   14.6500000000    8.6500000000         56             6              N/A         6 Mo LIBOR
  289     G-II     477000.00       6.6900000000      6.1800000000         360             356            356        4.3180000000    3.0000000000    1.5000000000   12.6900000000    6.6900000000         56             6               56         6 Mo LIBOR
  290     G-II     4733150.00      5.9949050844      5.4849050844         360             356            356        3.6143152869    3.0000000000    1.5000000000   11.9949050844    5.9949050844         56             6               56         6 Mo LIBOR
  291     G-II     567694.21       6.1000000000      5.5900000000         360             356            356        3.7280000000    3.0000000000    1.5000000000   12.1000000000    6.1000000000         56             6               56         6 Mo LIBOR
  292     G-I      475500.00       6.4324395373      5.9224395373         360             356            356        4.0454395373    3.0000000000    1.5000000000   12.4324395373    6.4324395373         56             6               56         6 Mo LIBOR
  293     G-I      383850.00       6.9500000000      6.4400000000         360             357            357        4.5780000000    3.0000000000    1.5000000000   12.9500000000    6.9500000000         57             6               57         6 Mo LIBOR
  294     G-II     8753669.42      6.9540822113      6.4440822113         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  295     G-II     4095080.63      7.1643460018      6.6543460018         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  296     G-II     1684290.05      7.3845749308      6.8745749308         600             593            353             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  297     G-II     1161728.98      6.9091408945      6.3991408945         600             597            357             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  298     G-II    18858150.07      6.5794838892      6.0694838892         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  299     G-II    13071494.75      6.9618275014      6.4518275014         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  300     G-II     2925540.21      6.8265684221      6.3165684221         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  301     G-II     1262581.85      6.7794107103      6.2694107103         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  302     G-I      4853870.87      6.7846556553      6.2746556553         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  303     G-I      3910160.24      6.6815507555      6.1715507555         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  304     G-I      398083.89       7.1024772216      6.5924772216         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  305     G-I      1447862.01      7.6434409551      7.1334409551         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  306     G-I      300049.71       7.6136696029      7.1036696029         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  307     G-I      142377.19      10.2500000000      9.7400000000         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  308     G-I      865481.54       6.9886231964      6.4786231964         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  309     G-I      812811.24       8.0239820378      7.5139820378         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  310     G-I      539208.38       6.7976931275      6.2876931275         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  311     G-I      151918.05       7.8500000000      7.3400000000         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  312     G-I      169874.09       7.0000000000      6.4900000000         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  313     G-I      156454.05       6.9900000000      6.4800000000         600             594            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  314     G-I     13941120.57      6.7219873370      6.2119873370         600             595            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  315     G-I     11831302.65      7.3655723479      6.8555723479         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  316     G-I      3679687.74      7.1387223916      6.6287223916         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  317     G-I      4133918.74      8.0501461293      7.5401461293         600             596            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  318     G-II      83819.14      11.0750000000      10.5650000000        120             116            116             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  319     G-II      73766.96      10.6500000000      10.1400000000        120             116            116             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  320     G-II     216855.11      11.1791622215      10.6691622215        120             116            116             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  321     G-II     202930.27      10.7580179450      10.2480179450        120             115            115             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  322     G-II      51327.84      12.3250000000      11.8150000000        120             116            116             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  323     G-II     186966.62      10.9952067960      10.4852067960        120             115            115             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  324     G-II     189764.59      11.7616385412      11.2516385412        120             116            116             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  325     G-II      21505.21      13.1000000000      12.5900000000        180             176            176             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  326     G-II      42591.12      12.1644327092      11.6544327092        180             176            176             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  327     G-II      21429.71      12.3250000000      11.8150000000        180             175            175             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  328     G-II      55157.03      12.2848808937      11.7748808937        180             175            175             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  329     G-II     107182.47      11.9635064302      11.4535064302        180             174            174             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  330     G-II      22527.62      12.3250000000      11.8150000000        180             174            174             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  331     G-II      22633.97      10.0250000000      9.5150000000         180             176            176             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  332     G-II      17645.24      10.7400000000      10.2300000000        180             174            174             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  333     G-II      41413.02      11.4839987521      10.9739987521        180             177            177             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  334     G-II     177453.49      11.7708693546      11.2608693546        180             176            176             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  335     G-II     246772.73      11.5629380276      11.0529380276        180             175            175             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  336     G-II      46541.34      11.4750000000      10.9650000000        240             234            234             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  337     G-II     121649.43      12.4750000000      11.9650000000        240             236            236             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  338     G-II      61939.43      11.9750000000      11.4650000000        360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  339     G-II      41743.20      12.3250000000      11.8150000000        360             354            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  340     G-II     146642.96      11.0612852877      10.5512852877        360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  341     G-II     4775313.36     10.8336287139      10.3236287139        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  342     G-II     4638446.82     11.3700913393      10.8600913393        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  343     G-II     205353.86      10.9205305332      10.4105305332        360             354            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  344     G-II     510539.65      10.5692086197      10.0592086197        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  345     G-II     543457.54      11.6042312987      11.0942312987        360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  346     G-II     210732.21      10.8476841616      10.3376841616        360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  347     G-II     361982.51      11.2995349692      10.7895349692        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  348     G-II     207104.84      10.4603801058      9.9503801058         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  349     G-II      33251.30      11.9900000000      11.4800000000        360             354            354             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  350     G-II      54803.07      10.6157645959      10.1057645959        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  351     G-II      79996.60      10.9563918967      10.4463918967        360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  352     G-II     9843577.70     10.6344422334      10.1244422334        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  353     G-II    11000067.36     11.3450255370      10.8350255370        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  354     G-II     110887.94      10.9708678058      10.4608678058        360             352            352             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  355     G-II     167591.64      10.0012257136      9.4912257136         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  356     G-II     230960.74      11.8540710739      11.3440710739        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  357     G-II     167704.56      10.0896482535      9.5796482535         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  358     G-II     203252.93      10.4990332021      9.9890332021         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  359     G-II     306940.19      10.3318045683      9.8218045683         360             356            356             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  360     G-II      60290.82      10.5722444006      10.0622444006        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  361     G-II      58408.94      10.8727702900      10.3627702900        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  362     G-II     4848208.12     10.4013874300      9.8913874300         360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  363     G-II     4830443.18     11.1486339455      10.6386339455        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  364     G-II     7447027.94     10.8670666894      10.3570666894        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A
  365     G-II     8082743.23     11.5582561444      11.0482561444        360             355            355             N/A             N/A            N/A             N/A              N/A            N/A            N/A             N/A            N/A

                                                              SCHEDULE C

                                                              SCHEDULE C

                                                                                                  Regulation AB Static Pool Data
                                                                                              Fremont Home Loan Trust Series 2006-A

                                                                                                                                                 October 2006 Remittances
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Original Pool Profile:                               Original               Original             Delinquency Data:                       # of Active Accts        Active Balance          % of Balance
                                                      Count                  Amount
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Number of Mortgage Loans                                       4,268                             0-30 Days (BK, FC, REO)                                    6                962,827                  0.97%
Original Pool Balance                                                           982,532,607      31-60 Days                                               142             32,701,376                 33.08%
Weighted Average Interest Rate                                                        8,502      61-90 Days                                                67             17,196,636                 17.39%
Weighted Average Remaining Term                                                       396.9      91-120 Days                                               61             13,758,838                 13.92%
Weighted Average CLTV                                                                 87.73      121-150 Days                                              68             18,792,310                 19.01%
Weighted Average FICO                                                                   621      151-180 Days                                              52             12,589,711                 12.73%
Minimum FICO                                                                            500      181-210 Days                                              10              2,804,589                  2.90%
Maximum FICO                                                                            813      211-240 Days                                               0                      0                  0.00%
Product Type:                                                                                    241-270 Days                                               0                      0                  0.00%
Fixed                                                            834             83,698,556      271-360 Days                                               0                      0                  0.00%
2/6, 2/1 FIRM wIO                                                287             92,939,518      1 to 2 Years                                               0                      0                  0.00%
2/6, 2/1 FIRM wOIO                                             2,044            471,596,271      2 to 3 Years                                               0                      0                  0.00%
3/6, 3/1 FIRM wIO                                                 10              5,791,460
3/6, 3/1 FIRM wOIO                                                21              3,385,073
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------
5/6, 5/1 FIRM wOIO                                                 4              1,091,990      Total                                                    406             98,866,287                100.00%
Fixed 40/30                                                       43             12,676,340      Total as a % Original                                  9.51%                 10.06%
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------
2/6 FIRM 40/30                                                 1,006            307,002,532
3/6 FIRM 40/30                                                    12              4,031,425                                                                                   Loss $
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
5/6 FIRM 40/30                                                     7              2,319,443      Gross Losses To Date                                                              0
                                                                                                 Recoveries                                                                        0
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Loan Purpose:                                                                                    Net Losses To Date                                                                0
Purchase                                                       2,178            470,070,672      Net Loss TD % of Original                                                    0.000%
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Refi Cash-Out                                                  2,051            503,571,427
Refi No Cash-Out                                                  39              8,890,508                                                 CPR 1 Month            CPR 3 Month            CPR 6 Month
Property Type:                                                                                   Current Prepayment Rate                       31.45%                 30.28%                 26.63%
Single Family                                                  3,558            806,099,045
Two to Four Family                                               423            119,673,157
Condominium                                                      287             56,760,405

Occupancy Status:
Primary                                                        3,926            914,535,286
Non-owner                                                        294             57,051,015
Second Home                                                       48             10,946,307
Distribution of Assets by Current:
5.00%+ - 6.00%                                                     8              3,086,758
6.00%+ - 7.00%                                                   253             73,569,812
7.00%+ - 8.00%                                                 1,025            298,863,686
8.00%+ - 9.00%                                                 1,370            369,933,631
9.00%+ - 10.00%                                                  789            151,287,613
10.00%+ - 11.00%                                                 358             43,884,783
11.00%+ - 12.00%                                                 338             33,594,518
12.00%+ - 13.00%                                                 119              7,897,269
13.00%+ - 14.00%                                                   8                414,539
Documentation Level:
Full Documentation                                             2,470            521,436,330
Low Documentation                                              1,798            461,096,278
Geographic Concentration:
California                                                       789            249,976,496
Colorado                                                          70             11,953,049
Florida                                                          705            137,188,295
Georgia                                                          189             26,236,463
Illinois                                                         224             43,296,258
Massachusetts                                                    148             37,158,377
Maryland                                                         333             73,904,890
Minnesota                                                         34              5,481,204
New Jersey                                                       236             62,581,564
Nevada                                                            73             16,025,403
New York                                                         372            120,557,859
Virginia                                                         141             33,955,774
Other (less than 2% concentration)                               954            164,216,975

                                                                                                  Regulation AB Static Pool Data
                                                                                              Fremont Home Loan Trust Series 2006-A

                                                                                                                                                September 2006 Remittances
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Original Pool Profile:                               Original               Original             Delinquency Data:                       # of Active Accts        Active Balance          % of Balance
                                                      Count                  Amount
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Number of Mortgage Loans                                       4,268                             0-30 Days (BK, FC, REO)                                    5                912,453                  1.04%
Original Pool Balance                                                           982,532,607      31-60 Days                                               148             35,754,608                 40.59%
Weighted Average Interest Rate                                                        8,502      61-90 Days                                                71             15,990,097                 18.15%
Weighted Average Remaining Term                                                       396.9      91-120 Days                                               70             19,185,151                 21.78%
Weighted Average CLTV                                                                 87.73      121-150 Days                                              56             13,384,497                 15.19%
Weighted Average FICO                                                                   621      151-180 Days                                              10              2,864,589                  3.25%
Minimum FICO                                                                            500      181-210 Days                                               0                      0                  0.00%
Maximum FICO                                                                            813      211-240 Days                                               0                      0                  0.00%
Product Type:                                                                                    241-270 Days                                               0                      0                  0.00%
Fixed                                                            834             83,698,556      271-360 Days                                               0                      0                  0.00%
2/6, 2/1 FIRM wIO                                                287             92,939,518      1 to 2 Years                                               0                      0                  0.00%
2/6, 2/1 FIRM wOIO                                             2,044            471,596,271      2 to 3 Years                                               0                      0                  0.00%
3/6, 3/1 FIRM wIO                                                 10              3,791,460
3/6, 3/1 FIRM wOIO                                                21              3,385,073
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------
5/6, 5/1 FIRM wOIO                                                 4              1,091,990      Total                                                    360             88,091,395                100.00%
Fixed 40/30                                                       43             12,676,340      Total as a % Original                                  8.43%                  8.97%
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------
2/6 FIRM 40/30                                                 1,006            307,002,532
3/6 FIRM 40/30                                                    12              4,031,425                                                                                   Loss $
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
5/6 FIRM 40/30                                                     7              2,319,443      Gross Losses To Date                                                              0
                                                                                                 Recoveries                                                                        0
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Loan Purpose:                                                                                    Net Losses To Date                                                                0
Purchase                                                       2,178            470,070,672      Net Loss TD % of Original                                                    0.000%
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Refi Cash-Out                                                  2,051            503,571,427
Refi No Cash-Out                                                  39              8,890,508                                                 CPR 1 Month            CPR 3 Month            CPR 6 Month
Property Type:                                                                                   Current Prepayment Rate                       34.25%                 28.82%                   NA
Single Family                                                  3,558            806,099,045
Two to Four Family                                               423            119,673,157
Condominium                                                      287             56,760,405

Occupancy Status:
Primary                                                        3,926            914,535,286
Non-owner                                                        294             57,051,015
Second Home                                                       48             10,946,307
Distribution of Assets by Current:
5.00%+ - 6.00%                                                     8              3,086,758
6.00%+ - 7.00%                                                   253             73,569,812
7.00%+ - 8.00%                                                 1,025            298,863,686
8.00%+ - 9.00%                                                 1,370            369,933,631
9.00%+ - 10.00%                                                  789            151,287,613
10.00%+ - 11.00%                                                 358             43,884,783
11.00%+ - 12.00%                                                 338             33,594,518
12.00%+ - 13.00%                                                 119              7,897,269
13.00%+ - 14.00%                                                   8                414,539
Documentation Level:
Full Documentation                                             2,470            521,436,330
Low Documentation                                              1,798            461,096,278
Geographic Concentration:
California                                                       789            249,976,496
Colorado                                                          70             11,953,049
Florida                                                          705            137,188,295
Georgia                                                          189             26,236,463
Illinois                                                         224             43,296,258
Massachusetts                                                    148             37,158,377
Maryland                                                         333             73,904,890
Minnesota                                                         34              5,481,204
New Jersey                                                       236             62,581,564
Nevada                                                            73             16,025,403
New York                                                         372            120,557,859
Virginia                                                         141             33,955,774
Other (less than 2% concentration)                               954            164,216,975

                                                                                                             Regulation AB Static Pool Data
                                                                                                     Fremont Home Loan Trust Series 2006-B (Pool 1)

                                                                                                                                                September 2006 Remittances
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Original Pool Profile:                               Original               Original             Delinquency Data:                       # of Active Accts        Active Balance          % of Balance
                                                      Count                  Amount
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Number of Mortgage Loans                                       4,752                             0-30 Days (BK, FC, REO)                                    2                274,743                  0.49%
Original Pool Balance                                                         1,002,548,679      31-60 Days                                               152             33,359,911                 59.25%
Weighted Average Interest Rate                                                        8,592      61-90 Days                                                60             13,384,824                 23.77%
Weighted Average Remaining Term                                                       403.0      91-120 Days                                               44              9,288,190                 16.50%
Weighted Average CLTV                                                                 88.87      121-150 Days                                               0                      0                  0.00%
Weighted Average FICO                                                                   627      151-180 Days                                               0                      0                  0.00%
Minimum FICO                                                                            500      181-210 Days                                               0                      0                  0.00%
Maximum FICO                                                                            816      211-240 Days                                               0                      0                  0.00%
Product Type:                                                                                    241-270 Days                                               0                      0                  0.00%
Fixed                                                          1,499            161,107,866      271-360 Days                                               0                      0                  0.00%
2/6, 2/1 FIRM wIO                                                270             93,683,846      1 to 2 Years                                               0                      0                  0.00%
2/6, 2/1 FIRM wOIO                                             1,664            362,026,457      2 to 3 Years                                               0                      0                  0.00%
3/6, 3/1 FIRM wIO                                                  3                773,600
3/6, 3/1 FIRM wOIO                                                21              4,574,547
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------
5/6, 5/1 FIRM wOIO                                                 3                295,623      Total                                                    268             56,307,668                100.00%
Fixed 40/30                                                      101             31,742,795      Total as a % Original                                  5.46%                  5.62%
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------
2/6 FIRM 40/30                                                 1,148            344,351,639
3/6 FIRM 40/30                                                    11              2,223,035                                                                                   Loss $
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
5/6 FIRM 40/30                                                     5              1,769,271      Gross Losses To Date                                                         45,992
                                                                                                 Recoveries                                                                        0
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Loan Purpose:                                                                                    Net Losses To Date                                                           45,992
Purchase                                                       2,736            496,506,698      Net Loss TD % of Original                                                    0.005%
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Refi Cash-Out                                                  1,947            497,719,170
Refi No Cash-Out                                                  42              8,322,812                                                 CPR 1 Month            CPR 3 Month            CPR 6 Month
Property Type:                                                                                   Current Prepayment Rate                       13.31%                   NA                     NA
Single Family                                                  3,940            826,892,163
Two to Four Family                                               415            108,026,126
Condominium                                                      370             67,630,390

Occupancy Status:
Primary                                                        4,495            957,472,052
Non-owner                                                        190             36,010,126
Second Home                                                       40              9,066,500
Distribution of Assets by Current:
5.00%+ - 6.00%                                                    16              6,142,078
6.00%+ - 7.00%                                                   328            114,795,823
7.00%+ - 8.00%                                                   903            260,950,106
8.00%+ - 9.00%                                                 1,195            322,465,916
9.00%+ - 10.00%                                                  821            159,251,602
10.00%+ - 11.00%                                                 572             67,047,181
11.00%+ - 12.00%                                                 563             50,176,445
12.00%+ - 13.00%                                                 309             20,715,674
13.00%+ - 14.00%                                                  17                981,428
                                                                   1                 22,427
Documentation Level:
Full Documentation                                             2,865            570,846,255
Low Documentation                                              1,860            431,702,424
Geographic Concentration:
California                                                       831            261,627,668
Colorado                                                          53              8,355,051
Florida                                                          810            147,929,920
Georgia                                                          201             28,705,707
Illinois                                                         338             60,639,110
Massachusetts                                                    126             33,835,162
Maryland                                                         315             72,617,668
Minnesota                                                         67             10,010,346
New Jersey                                                       196             49,460,600
Nevada                                                            59             11,232,717
New York                                                         359            105,162,142
Virginia                                                         120             26,787,471
Other (less than 2% concentration)                             1,250            186,185,117

                                                                                                             Regulation AB Static Pool Data
                                                                                                     Fremont Home Loan Trust Series 2006-B (Pool 2)

                                                                                                                                                September 2006 Remittances
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Original Pool Profile:                               Original               Original             Delinquency Date:                       # of Active Accts        Active Balance          % of Balance
                                                      Count                  Amount
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
                                              ----------------------------------------------                                           ---------------------------------------------------------------------
Number of Mortgage Loans                                       4,407                             0-30 Days (BK, FC, REO)                                    1                 60,523                  0.32%
Original Pool Balance                                                           283,066,575      31-60 Days                                               153             10,925,841                 57.97%
Weighted Average Interest Rate                                                       11,493      61-90 Days                                                56              4,695,224                 24.91%
Weighted Average Remaining Term                                                       351.1      91-120 Days                                               38              3,167,178                 16.80%
Weighted Average CLTV                                                                 99.50      121-150 Days                                               0                      0                  0.00%
Weighted Average FICO                                                                   647      151-180 Days                                               0                      0                  0.00%
Minimum FICO                                                                            550      181-210 Days                                               0                      0                  0.00%
Maximum FICO                                                                            807      211-240 Days                                               0                      0                  0.00%
Product Type:                                                                                    241-270 Days                                               0                      0                  0.00%
Fixed                                                          4,407            283,066,575      271-360 Days                                               0                      0                  0.00%
                                                                                                 1 to 2 Years                                               0                      0                  0.00%
                                                                                                 2 to 3 Years                                               0                      0                  0.00%

                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                 Total                                                    248             18,848,766                100.00%
                                                                                                 Total as a % Original                                  5.63%                  6.66%
                                                                                                                                       ---------------------------------------------------------------------
                                                                                                                                       ---------------------------------------------------------------------

                                                                                                                                                                              Loss $
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
                                                                                                 Gross Losses To Date                                                              0
                                                                                                 Recoveries                                                                        0
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Loan Purpose:                                                                                    Net Losses To Date                                                                0
Purchase                                                       3,591            227,052,263      Net Loss TD % of Original                                                    0.000%
                                                                                                                                                              -----------------------
                                                                                                                                                              -----------------------
Refi Cash-Out                                                    798             54,687,707
Refi No Cash-Out                                                  18              1,326,546                                                 CPR 1 Month            CPR 3 Month            CPR 6 Month
Property Type:                                                                                   Current Prepayment Rate                       11.13%                   NA                     NA
Single Family                                                  3,592            227,948,643
Two to Four Family                                               445             35,380,636
Condominium                                                      370             19,737,292

Occupancy Status:
Primary                                                        4,333            281,365,903
Non-owner                                                         67              1,513,406
Second Home                                                        7                187,267
Distribution of Assets by Current:
9.00%+ - 10.00%                                                  445             31,603,782
10.00%+ - 11.00%                                                 871             68,181,037
11.00%+ - 12.00%                                               1,156             79,284,075
12.00%+ - 13.00%                                               1,718             90,554,391
13.00%+ - 14.00%                                                 217             13,443,290

Documentation Level:
Full Documentation                                             2,641            152,290,478
Low Documentation                                              1,766            130,776,097
Geographic Concentration:
California                                                       770             75,939,807
Colorado                                                          66              3,012,285
Florida                                                          766             42,626,154
Georgia                                                          246              9,420,323
Illinois                                                         337             15,638,466
Massachusetts                                                    136              8,984,136
Maryland                                                         243             15,964,881
Minnesota                                                         72              3,369,170
New Jersey                                                       233             16,365,538
Nevada                                                            66              4,232,032
New York                                                         368             33,656,181
Virginia                                                         164             11,735,796
Other (less than 2% concentration)                               940             42,121,806

PROSPECTUS

                           Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
                                    Bear Stearns Asset Backed Securities I LLC
                                                     Depositor
The Securities

________________________________________________________________________________
  Consider carefully the risk factors beginning on page 6 of this prospectus.

   The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of the depositor, the sponsor, the master servicer or any of their affiliates.

      This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
________________________________________________________________________________

Each issue of securities will have its own series  designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o        Each  series  of  securities  will  consist  of  one or  more  classes  of  mortgage-backed  or  asset-backed certificates or notes.

o        Each class of securities  will represent the  entitlement to a specified  portion of interest  payments and a specified portion of principal payments on the trust assets.

o        A series may include classes of securities  that are senior in right of payment to other classes.  Classes of securities may be entitled to receive  distributions  of principal,  interest or both prior to other classes or before or after specified events.

o        No market will exist for the  securities  of any series before they are issued.  In addition,  even after the securities  of a series  have been  issued  and sold,  there can be no  assurance  that a resale  market for them will develop.

Offers of the  securities  will be made  through  Bear,  Stearns & Co. Inc. and the other  underwriters  listed in the related prospectus supplement.

The Trust Fund and Its Assets

As specified in the related  prospectus  supplement,  each trust fund will consist  primarily of assets from one of the following categories:

     o   mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o   closed-end  and/or  revolving  home equity loans secured by senior or junior liens on one- to  four-family residential or mixed-use properties;

     o   home improvement  installment  sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to  four-family  residential  or mixed-use  properties or by purchase money security interests in the related home improvements;

     o   installment  sales  contracts  and  installment  loan  agreements  secured  by senior  or junior  liens on manufactured homes or by mortgages on the related real estate;

     o   mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

     o   private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange  Commission nor any state  securities  commission has approved these securities or  determined  that this  prospectus  is accurate or complete.  Any  representation  to the contrary is a criminal offense.

                                             Bear, Stearns & Co. Inc.
                                                   June 26, 2007

                    TABLE OF CONTENTS

Caption                                          Page

  Insurance Policies, Surety Bonds and Guaranties..48

  Deposits to and Withdrawals from the Collection
  Account..........................................55
  Advances and Limitations on Advances.............57
  Maintenance of Insurance Policies and Other

  Servicing Compensation and Payment of

  Events of Default; Rights upon Event of Default..67

MATERIAL LEGAL ASPECTS OF THE

  Anti-Deficiency Legislation and Other
  Limitations on Lenders...........................82
  Due-on-Sale Clauses in Mortgage Loans............83
  Enforceability of Prepayment and Late Payment

  The Home Improvement Contracts and the

  Taxation of Holders of Residual Interest

  Taxation of Classes of Exchangeable
  Securities......................................114
  Tax Treatment of Foreign Investors..............117
  Tax Characterization of the Trust Fund as a
  Partnership.....................................118
  Tax Consequences to Holders of the Notes........118
  Tax Consequences to Holders of the
  Certificates....................................121
REPORTABLE TRANSACTIONS...........................126
STATE AND LOCAL TAX

  Class exemptions for purchases and sales of

INCORPORATION OF CERTAIN

                               Important Notice About Information in This Prospectus
                                    and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

o    this prospectus, which provides general information, some of which may not apply to a particular series; and

o    the  accompanying  prospectus  supplement for a particular  series,  which describes the specific terms of the securities of that series.

Although the accompanying  prospectus  supplement cannot  contradict the information  contained in this prospectus, insofar as the prospectus  supplement  contains  specific  information about a particular series of securities that expands  on the  more  general  information  contained  in  this  prospectus,  you  are  encouraged  to rely on the information in the prospectus supplement.

You are encouraged to rely only on the  information  contained in this prospectus and the  accompanying  prospectus supplement.  We have not authorized  anyone to provide you with  information  that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus  supplement generally will include the following  information with respect to the related series of securities:

o    the principal amount, interest rate and authorized denominations of each class of securities;

o    information  concerning  the mortgage  loans,  home equity loans,  home  improvement  contracts,  manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

o    information  concerning  the  sponsor or any other  seller of the  mortgage  loans,  home equity  loans,  home improvement  contracts,  manufactured housing contracts,  mortgage backed securities and/or private securities and information concerning any servicer;

o    the terms of any credit enhancement with respect to particular classes of the securities;

o    information concerning other trust fund assets, including any reserve fund;

o    the final scheduled distribution date for each class of securities;

o    the method for  calculating  the amount of  principal to be paid to each class of  securities,  and the timing and order of priority of principal payments;

o    information about any REMIC tax elections for some or all of the trust fund assets; and

o    particulars of the plan of distribution for the securities.

         We include  cross-references in this prospectus and the accompanying  prospectus supplement to captions in these  materials  where  you  can  find  further  related  discussions.  The  Table  of  Contents  included  in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms where you will find  definitions  of certain  capitalized  terms used in this prospectus.

         If you require  additional  information,  the mailing address of our principal  executive  offices is Bear
Stearns Asset Backed  Securities I LLC, 383 Madison Avenue,  New York, New York,  10179 and our telephone number is
(212)  272-2000.  For other means of  acquiring  additional  information  about us or a series of  securities,  see
"Incorporation of Certain Information by Reference" in this prospectus.

                                                   Risk Factors

         You should  consider  carefully the following  information,  together with the information set forth under
"Risk  Factors"  in the  accompanying  prospectus  supplement,  since it  identifies  the  principal  risk  factors associated with an investment in the securities.

You may have difficulty selling
your securities or obtaining your
desired price..............             No market  will exist for the  securities  before  they are issued.
                                        In addition,  we cannot give you any assurance that a resale market will develop  following  the issuance and sale of any series of the securities.  Even if a resale market does  develop,  you may not be able to sell  your  securities  when you wish or at the  price  you want.
Only the assets of the related
trust fund are available to pay
your securities............             The  securities  of each  series  will be payable  solely  from the assets of the related trust fund,  including any applicable  credit enhancement,  and will not have a claim  against  the assets of any other  trust.  In the  case of  securities  that are in the form of notes, the related indenture will require that noteholders  proceed only against the assets of the related  trust fund.  We cannot give you any assurance  that the market value of the assets in any trust fund will be equal to or greater  than the total  principal  amount
                                        of  the  related   securities   then   outstanding,   plus  accrued
                                        interest.  Moreover,  if the  assets of a trust fund are ever sold, the sale  proceeds  will be applied  first to reimburse any related trustee,  servicer and credit enhancement provider for their unpaid fees and expenses  before any remaining  amounts are distributed to securityholders.
                                        In  addition,  at the times  specified  in the  related  prospectus supplement,  assets  of the  trust  fund and the  related  security accounts  may be  released  to the  depositor,  the  servicer,  the credit enhancement provider or other persons, if

                                        o     all  payments  then due on the related  securities  have been made, and

                                        o     any  other  payments  specified  in  the  related  prospectus supplement have been made.

                                        Once  released,  such  assets will no longer be  available  to make payments to securityholders.

                                        You will  have no  recourse  against  the  depositor  or any  other person if any required  distribution  on the securities is not made or for any other  default.  The only  obligations  of the depositor with  respect  to a trust  fund  or the  related  securities  would result from a breach of the  representations  and  warranties  that the  depositor  may make  concerning  the  trust  assets.  However, because  of  the  depositor's  very  limited  assets,  even  if the
                                        depositor   should  be  required  to   repurchase  a  loan  from  a
                                        particular trust fund because of the breach of a representation  or warranty, its sole source of funds for the repurchase would be:

                                        o     funds obtained from  enforcing any similar  obligation of the originator of the loan, or

                                        o     monies  from any  reserve  fund  established  to pay for loan repurchases.

Credit enhancement may be
insufficient to provide against
particular risks...........             Although  credit  enhancement  is  intended to reduce the effect of delinquent  payments  or  loan  losses  on  particular  classes  of securities,  the amount of any credit enhancement is subject to the
                                        limits  described  in  the  related   prospectus   supplement.   In
                                        addition,  the  amount  of credit  enhancement  may  decline  or be depleted  before  the  related  securities  are paid in full.  As a result, securityholders may suffer losses.
Principal payments on the loans may
adversely affect the average life
of, and rate of return on, your
securities.................             You may be  unable  to  reinvest  the  principal  payments  on your securities  at  a  rate  of  return  equal  to  the  rate  on  your securities.  The timing of principal  payments on the securities of a series will be affected  by a number of  factors,  including  the following:

                                        o     the  extent of  prepayments  on the  underlying  loans in the
                                              trust  fund  or,  if  the  trust  fund  contains   underlying
                                              securities, on the loans backing the underlying securities;

                                        o     how payments of principal are allocated  among the classes of securities  of  that  series  as  specified  in  the  related prospectus supplement;

                                        o     if any party has an option to  terminate  the  related  trust early, the effect of the exercise of the option;

                                        o     the rate and timing of  defaults  and losses on the assets in the related trust fund;

                                        o     repurchases  of assets in the related  trust fund as a result of material breaches of  representations  and warranties made by the depositor, the sponsor or any other seller; and

                                        o     in the case of a trust fund that  contains  revolving  credit
                                              line  loans,  any  provisions  for  non-amortization,   early
                                              amortization or scheduled  amortization  periods described in the related prospectus supplement.

                                        All the above  factors  may  affect  the yield to  maturity  of the securities.
The interest accrual period may
reduce the effective yield on your
securities.................             Interest payable on the securities on any given  distribution  date will  include all  interest  accrued  during the  related  interest
                                        accrual  period.  Each  prospectus   supplement  will  specify  the
                                        interest  accrual  period for the related  securities.  If interest accrues during the calendar  month before the related  distribution date,  your  effective  yield  will be less than it would be if the interest  accrual  period  ended the day  before  the  distribution date.  As a result,  your  effective  yield at par may be less than the indicated coupon rate.
Loans with balloon payments may
increase your risk of loss.
                                        Certain  underlying  loans may not be fully  amortizing  over their terms to maturity and may require a substantial  principal  payment
                                        (a  "balloon"  payment)  at their  stated  maturity.  Loans of this type  involve  greater risk than fully  amortizing  loans since the borrower  generally  must be able to refinance the loan or sell the
                                        related   property   prior  to  the  loan's   maturity   date.  The
                                        borrower's  ability  to do so will  depend on such  factors  as the
                                        level  of  available   mortgage  rates  at  the  time  of  sale  or
                                        refinancing,  the relative  strength of the local  housing  market, the  borrower's  equity in the  property,  the  borrower's  general financial condition and tax laws.
Adjustable rate or interest only
loans may be underwritten to less
stringent standards than fixed rate
loans......................
                                        A trust fund may include  adjustable  rate or  interest-only  loans that were  underwritten  on the assumption that the borrowers would be able to make  higher  monthly  payments  in a  relatively  short period of time. In fact, however,  the borrowers' income may not be
                                        sufficient  to  meet  their  loan   payments  as  payment   amounts
                                        increase, thus increasing the risk of default.
Junior lien loans generally are
riskier than senior lien loans
                                        If the mortgage or home equity loans in a trust fund are  primarily
                                        in  a  junior  lien  position,   any  proceeds  from  liquidations,
                                        insurance  recoveries  or  condemnations  must  be  used  first  to satisfy  the claims of the related  senior lien loans (and  related foreclosure  expenses) before being available to satisfy the junior lien  loans.  In  addition,  a  junior  mortgage  lender  may  only foreclose  subject to the  related  senior  mortgage.  As a result, the junior  mortgage  lender  must  either pay the  related  senior mortgage  lender in full,  at or before the  foreclosure  sale,  or agree to make the  regular  payments  on the senior  mortgage.  The trust  will not  have a source  of  funds  to  satisfy  any  senior mortgages  or to continue  making  payments  on them.  As a result, the trust's  ability,  as a practical  matter,  to foreclose on any junior mortgage loan will be quite limited.
A decline in property values could
reduce the amount and delay the
timing of recoveries on defaulted
mortgage loans.............
                                        The  following  factors,   among  others,  could  adversely  affect
                                        property values in such a way that the  outstanding  balance of the related  loans,  together  with any  senior  financing  on the same properties, would equal or exceed those values:

                                        o     an overall  decline in the  residential  real estate  markets where the properties are located;

                                        o     failure   of   borrowers   to   maintain   their   properties
                                              adequately; and

                                        o     natural   disasters   that  may  not  be  covered  by  hazard
                                              insurance, such as earthquakes and floods.

                                        If  property  values  decline,   actual  rates  of   delinquencies,
                                        foreclosures  and losses on the  underlying  loans  could be higher than those currently  experienced by the mortgage  lending industry in general.
Some mortgaged properties may not
be owner occupied..........             The  mortgaged  properties  in the  trust  fund  may  not be  owner occupied.  Rates  of  delinquencies,  foreclosures  and  losses  on mortgage  loans  secured by non-owner  occupied  properties  may be higher  than those on  mortgage  loans  secured  by the  borrower's primary residence.
Home improvement contracts
and other loans may not have
sufficient security..........           A trust fund may include home  improvement  contracts  that are not secured by an interest in real  estate or  otherwise.  A trust fund may also  include  mortgage  or home  equity  loans  with  original loan-to-value ratios (or combined  loan-to-value ratios in the case of junior  loans)  greater  than 100%.  In these  cases,  the trust fund  could be  treated  as a general  unsecured  creditor  for the unsecured portion of these loans.

                                        If a loan of this type goes into default,  the trust fund will have recourse  only  against the  borrower's  assets  generally  for the unsecured  portion  of the loan,  along with the  borrower's  other general  unsecured  creditors.  In  a  bankruptcy  proceeding,  the unsecured portion of the loan may be discharged,  even if the value of the  borrower's  assets  available  to the trust  fund  would be insufficient to pay the remaining amounts owing on the loan.
Home improvement contracts will not
be stamped.................             The  depositor  will ensure  that a UCC-1  financing  statement  is filed that identifies as collateral the home improvement  contracts included in a trust fund.  However,  typically the home improvement contracts  themselves  will not be  stamped  or marked  to  reflect their  assignment  to the  trust  fund.  Thus,  if as a  result  of negligence,  fraud or otherwise,  a subsequent  purchaser were able to take physical  possession of the contracts without notice of the assignment  to  the  trust  fund,  the  interests  of  the  related securityholders in those contracts could be defeated.
If amounts in any pre-funding
account are not used to purchase
trust assets, you will receive a
prepayment on the related securities
                                        The related  prospectus  supplement  may provide that the depositor or  sponsor  will  deposit  a  specified  amount  in a  pre-funding account on the date the  securities  are issued.  In this case, the deposited funds may be used only to acquire  additional  assets for the trust during a specified  period after the initial  issuance of the securities.  Any amounts remaining in the account at the end of that period will be  distributed  as a  prepayment  of principal to the holders of the related  securities.  The  resulting  prepayment could adversely affect the yield to maturity on those securities.
Bankruptcy laws may result in
adverse claims against trust fund
assets.....................             The  federal  bankruptcy  code and  state  debtor  relief  laws may adversely  affect  the  ability  of the  trust  fund,  as a secured lender,  to realize upon its  security.  For example,  in a federal bankruptcy  proceeding,  a lender may not  foreclose  on  mortgaged property without the bankruptcy court's permission.  Similarly, the debtor may propose a rehabilitation  plan, in the case of mortgaged property  that is not his  principal  residence,  that would reduce the amount of the  lender's  secured  indebtedness  to the value of the  property  as of  the  commencement  of  the  bankruptcy.  As a result,  the  lender  would  be  treated  as  a  general  unsecured creditor  for  the  reduced  amount,  the  amount  of  the  monthly payments due on the loan could be reduced,  and the  interest  rate and loan payment schedule could be changed.

                                        Any such actions  could  result in delays in receiving  payments on the loans  underlying the securities and result in the reduction of total payments.
Environmental risks may adversely
affect trust fund assets...
                                        Federal,  state and local laws and regulations  impose a wide range of  requirements  on  activities  that may affect the  environment, health  and  safety.  In  certain  circumstances,  these  laws  and
                                        regulations   impose   obligations   on  owners  or   operators  of
                                        residential  properties  such  as  those  that  secure  the  loans.
                                        Failure to comply  with these  laws and  regulations  can result in fines and penalties  that could be assessed  against the trust fund as owner of the related property.

                                        In some states,  a lien on the property  due to  contamination  has priority  over  the  lien  of  an  existing  mortgage.  Further,  a mortgage  lender may be held liable as an "owner" or "operator" for costs  associated with the release of petroleum from an underground storage  tank  under  certain  circumstances.  If the trust fund is considered  the owner or  operator  of a  property,  it will suffer losses  as a result  of any  liability  imposed  for  environmental hazards on the property.
Consumer protection laws may
adversely affect trust fund
assets......................
                                        The loans and  contracts  in each trust fund also may be subject to federal laws relating to loan origination and  underwriting.  These laws

                                        o     require  certain  disclosures to the borrowers  regarding the terms of the loans;

                                        o     prohibit  discrimination  on the basis of age,  race,  color, sex, religion,  marital status,  national origin,  receipt of public  assistance  or the  exercise  of any right  under the consumer credit protection act, in the extension of credit;

                                        o     regulate the use and reporting of information  related to the borrower's credit experience; and

                                        o     require  additional  application  disclosures,  limit changes
                                              that  may  be  made  to  the  loan   documents   without  the
                                              borrower's   consent  and  restrict  a  lender's  ability  to
                                              declare  a  default  or to  suspend  or  reduce a  borrower's credit limit to certain enumerated events.

                                        Loans may also be  subject  to  federal,  state or local  laws that impose additional  disclosure  requirements and other  restrictions on  creditors  with  respect to mortgage  loans with high  interest rates or high  up-front  fees and  charges.  These  laws can impose specific  liabilities  upon  creditors  that fail to comply and may affect the  enforceability  of the related loans. In addition,  the trust  fund,  as  assignee  of the  creditor,  would  generally  be subject to all claims and defenses  that the borrower  could assert against the creditor, including the right to rescind the loan.

                                        Home improvement  contracts may be subject to federal or state laws that protect the borrower from  defective or  incomplete  work by a contractor.  These laws permit the borrower to withhold  payment if the work does not meet the quality and durability  standards agreed to between the  borrower  and the  contractor.  These laws have the effect of  subjecting  the trust fund, as assignee of the creditor,
                                        to  all  claims  and   defenses   which  the  borrower  in  a  sale
                                        transaction could assert against the seller of defective goods.

                                        If certain provisions of these laws are violated,  the servicer may be unable to collect  all or part of the  principal  or interest on the loans.  The trust  fund also  could be  subject to damages  and administrative enforcement.
Subordinate securities are subject
to additional risk.........             If you invest in any class of subordinate  securities,  your rights as an  investor  to  receive  payments  otherwise  due you  will be subordinate  to the rights of the  servicer  and the holders of the related senior  securities.  As a result,  before  investing in any subordinate securities,  you must be prepared to bear the risk that payments on your  securities  may be delayed and that you might not recover all of your initial investment.
Any credit support provided by
financial instruments may be
insufficient to protect against
particular risks...........
                                        As described  under "Credit  Enhancement—Financial  Instruments" in this prospectus,  a trust fund may include financial instruments to protect  against  certain  risks or to  provide  certain  cash flow characteristics  for  particular  classes  of the  securities  of a series.  If you  invest  in one of these  classes  and the  issuing
                                        entity  of  the   financial   instruments   fails  to  perform  its
                                        obligations,  the yield to maturity,  market price and liquidity of
                                        your  securities  could  be  materially   adversely  affected.   In
                                        addition,   if  the  issuing   entity  of  the  related   financial
                                        instruments  experiences  a credit  rating  downgrade,  the  market price and liquidity of your securities  could be reduced.  Finally,
                                        if  the   financial   instruments   are   intended  to  provide  an
                                        approximate   or  partial  hedge  for  certain  risks  or  cashflow
                                        characteristics,  the yield to maturity, market price and liquidity of your securities  could be adversely  affected to the extent that the financial instrument does not provide a perfect hedge.
REMIC residual securities are
subject to additional risk.             If you  invest  in any  class  of  securities  that  represent  the
                                        "residual  interest" in a real estate mortgage  investment  conduit
                                        (REMIC),  you will be required  to report as  ordinary  income your pro rata share of the REMIC's  taxable  income,  whether or not you actually  received  any  cash.  Thus,  as  the  holder  of a  REMIC residual interest  security,  you could have taxable income and tax liabilities  in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses.  In addition,  because of their special tax  treatment,  your  after-tax  yield on a REMIC residual interest  security may be significantly  less than that of
                                        a  corporate  bond  with  similar  cash-flow   characteristics  and
                                        pre-tax yield.  Transfers of REMIC residual interest securities are also restricted.
Book-entry registration may limit
your ability to sell securities and
delay your receipt of payments
                                        Limit on Liquidity of Securities.  Securities  issued in book-entry form may have only limited  liquidity in the resale  market,  since investors  may be unwilling to purchase  securities  for which they cannot obtain physical instruments.

                                        Limit on Ability to Transfer or Pledge.  Transactions in book-entry securities  can be  effected  only  through  The  Depository  Trust
                                        Company  (DTC),  its  participating  organizations,   its  indirect
                                        participants  and  certain  banks.  As a result,  your  ability  to transfer  or pledge  securities  issued in  book-entry  form may be limited.

                                        Delays  in  Distributions.  You may  experience  some  delay in the
                                        receipt  of  distributions  on  book-entry   securities  since  the
                                        distributions  will be  forwarded  by the trustee to DTC for DTC to credit  to  the  accounts  of  its  participants.  In  turn,  these participants  will credit the  distributions to your account either directly or indirectly through indirect participants.
Ratings of the securities do not
address all investment risks and
must be viewed with caution
                                        Any  class of  securities  issued  under  this  prospectus  and the accompanying  prospectus  supplement  will be  rated  in one of the four highest rating  categories of a nationally  recognized  rating agency.  A  rating  is based on the  adequacy  of the  value of the trust fund  assets and any  credit  enhancement  for that class and reflects the rating  agency's  assessment  of the  likelihood  that holders of the class of  securities  will  receive the  payments to which  they are  entitled.  A rating  is not an  assessment  of the likelihood that principal  prepayments on the underlying loans will be made, the degree to which the rate of  prepayments  might differ from that  originally  anticipated  or the  likelihood  of an early termination  of the  securities.  You should not view a rating as a recommendation  to  purchase,  hold or sell  securities  because it does not address the market price or  suitability of the securities for any particular investor.

                                        There is no  assurance  that any rating  will  remain in effect for any  given  period  or that the  rating  agency  will not  lower or withdraw  the rating in the future.  The rating  agency could lower or withdraw its rating due to:

                                        o     any  decrease in the  adequacy of the value of the trust fund assets or any related credit enhancement, or

                                        o     an adverse  change in the  financial or other  condition of a credit enhancement provider.

                                           Description of the Securities

General

         Bear Stearns Asset Backed  Securities I LLC, as depositor,  will establish a trust fund for each series of its securities.  A particular  series of securities will consist of  mortgage-backed  or asset-backed  certificates or notes or both certificates and notes.

         Each series of  certificates  will be issued under a pooling and servicing  agreement or a trust agreement among the depositor,  the trustee and, if the trust fund includes  loans,  the master  servicer.  A form of pooling and servicing  agreement has been filed as an exhibit to the registration  statement of which this prospectus forms a part.

         Each series of notes will be issued  under an  indenture  between  the related  trust fund and the trustee named in the  prospectus  supplement  for that  series.  A form of  indenture  has been  filed as an exhibit to the registration  statement of which this  prospectus  forms a part. If the trust fund includes  loans,  the trust fund and the master servicer of the loans will also enter into a servicing agreement.

         The sponsor and any other  seller named in the related  prospectus  supplement,  from which the  depositor will have  purchased  assets to be included in the trust fund,  may agree to reimburse  the  depositor  for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following  summaries  describe the material  provisions which may appear in each pooling and servicing agreement  or trust  agreement,  in the case of a series  of  certificates,  and in each  indenture  and  servicing agreement,  in the case of a series of notes.  The  summaries do not purport to be complete and are subject to, and are  qualified in their  entirety by reference  to, all of the  provisions  of the  prospectus  supplement  and the governing agreements for that series.

         Each series of securities will consist of one or more classes of the following types of classes:

Accretion Directed                             A class of  securities  designated to receive
                                               principal   payments   primarily   from   the
                                               interest  that accrues on  specified  Accrual
                                               Classes.

Accrual                                        A  class  of  securities  where  the  accrued
                                               interest    otherwise    payable    to   such
                                               certificates   is   allocated   to  specified
                                               classes   of    certificates   as   principal
                                               payments in  reduction  of their  certificate
                                               principal     balance.     The    certificate
                                               principal  balance of the Accrual  Class will
                                               be  increased  to  the  extent  such  accrued
                                               interest is so allocated.

Companion                                      A class that receives  principal  payments on
                                               any  distribution   date  only  if  scheduled
                                               payments have been made on specified  planned
                                               amortization  classes,  targeted amortization
                                               classes or scheduled principal classes.

Component                                      A  class  consisting  of  "components."   The
                                               components    of   a   class   of   component
                                               securities  may  have   different   principal
                                               and/or interest payment  characteristics  but
                                               together  constitute  a  single  class.  Each
                                               component of a class of component  securities
                                               may be  identified  as  falling  into  one or
                                               more of the categories in this list.

Fixed Rate                                     A class with an  interest  rate that is fixed
                                               throughout the life of the class.

Floating Rate                                  A  class  that  receives   interest  payments
                                               based on an  interest  rate  that  fluctuates
                                               each  payment  period  based on a  designated
                                               index plus a specified margin.

Interest Only or IO                            A  class  of  securities  with  no  principal
                                               balance   and  which  is  not   entitled   to
                                               principal    payments.    Interest    usually
                                               accrues based on a specified notional amount.

Inverse Floating Rate                          A class of securities  where the pass-through
                                               rate  adjusts  based on the excess  between a
                                               specified rate and LIBOR or another index.

Lock Out                                       A class of  securities  which is "locked out"
                                               of certain payments,  usually principal,  for
                                               a specified period of time.

Partial Accrual                                A  class  that  accretes  a  portion  of  the
                                               amount of  accrued  interest  thereon,  which
                                               amount   will  be  added  to  the   principal
                                               balance  of such  class  on  each  applicable
                                               distribution  date,  with  the  remainder  of
                                               such  accrued   interest  to  be  distributed
                                               currently  as interest  on such  class.  Such
                                               accretion  may  continue  until  a  specified
                                               event  has  occurred  or until  such  Partial
                                               Accrual class is retired.

Principal Only                                 A class of  securities  which is not entitled
                                               to interest payments.

Planned Amortization Class or PAC              A  class  of  securities   with  a  principal
                                               balance  that is reduced  based on a schedule
                                               of  principal  balances,  assuming  a certain
                                               range of prepayment  rates on the  underlying
                                               assets.

Scheduled Principal                            A  class   that  is   designed   to   receive
                                               principal   payments  using  a  predetermined
                                               principal   balance   schedule   but  is  not
                                               designated  as a Planned  Amortization  Class
                                               or  Targeted   Amortization  Class.  In  many
                                               cases,  the  schedule  is derived by assuming
                                               two   constant   prepayment   rates  for  the
                                               underlying  assets.  These  two rates are the
                                               endpoints  for the  "structuring  range"  for
                                               the scheduled principal class.

Senior Support                                 A class  that  absorbs  the  realized  losses
                                               other   than   excess   losses   that   would
                                               otherwise  be  allocated  to a  Super  Senior
                                               Class   after   the   related    classes   of
                                               subordinated   securities   are   no   longer
                                               outstanding.

Sequential Pay                                 Classes that receive principal  payments in a
                                               prescribed   sequence,   that  do  not   have
                                               predetermined   principal  balance  schedules
                                               and  that  under  all  circumstances  receive
                                               payments of principal  continuously  from the
                                               first   distribution   date  on  which   they
                                               receive  principal until they are retired.  A
                                               single   class   that   receives    principal
                                               payments  before or after  all other  classes
                                               in  the  same  series  of  securities  may be
                                               identified as a sequential pay class.

Super Senior                                   A class that will not bear its  proportionate
                                               share of realized  losses  (other than excess
                                               losses) as its share is  directed  to another
                                               class,  referred  to as the  "support  class"
                                               until  the  class  principal  balance  of the
                                               support class is reduced to zero.

Target Amortization Class or TAC               A  class  of  securities   with  a  principal
                                               balance that is reduced  based on a scheduled
                                               of  principal  balances,  assuming  a certain
                                               targeted rate of  prepayments  on the related
                                               collateral.

Variable Rate                                  A class  with an  interest  rate that  resets
                                               periodically  and is  calculated by reference
                                               to the rate or rates of  interest  applicable
                                               to  specified  assets or  instruments  (e.g.,
                                               the  mortgage  rates borne by the  underlying
                                               loans).

         A series may also  include  one or more  classes of  subordinated  securities.  Upon  satisfaction  of any conditions  applicable to a particular  class as described in the related  prospectus  supplement,  the transfer of the  securities may be registered,  and the securities may be exchanged,  at the office of the trustee  without the payment  of any  service  charge,  other  than  any tax or  governmental  charge  payable  in  connection  with the registration of transfer or exchange.  If specified in the related  prospectus  supplement,  one or more classes of a series may be available in book-entry form only.

         Unless otherwise provided in the related prospectus  supplement,  payments of principal of and interest on a series of securities  will be made on each  distribution  date  specified in the  prospectus  supplement by check mailed to holders of that series,  registered as such at the close of business on the record date  specified in the prospectus  supplement that is applicable to that distribution  date, at their addresses  appearing on the security register.  However,  payments  may be made by wire  transfer  (at the expense of the holder  requesting  payment by wire transfer) in circumstances  described in the prospectus  supplement.  However,  final payments of principal in retirement  of each  security  will be made only upon  presentation  and surrender of the security at the office of the  related  trustee.  Notice  of the final  payment  on a  security  will be mailed  to each  holder  before  the distribution date on which the final principal payment is expected to be made.

         Payments of  principal  and  interest  on the  securities  will be made by the  trustee or the  securities administrator,  as  applicable.  Unless  otherwise  provided in the related  prospectus  supplement,  the following amounts will be deposited  directly into the collection  account  established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee).:

o    all  payments  with respect to the primary assets for that series  (see,  "—The  Primary Assets and Their
     Valuation" below), together with reinvestment income thereon;

o    amounts withdrawn from any cash,  letters of credit,  short-term  investments or other instruments  acceptable to the rating  agencies  identified in the  prospectus  supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

o    amounts available pursuant to any other credit enhancement for the series.

         If provided in the related  prospectus  supplement,  the deposits may be net of certain amounts payable to the  servicer and any other person  specified  in the  prospectus  supplement.  These  amounts  thereafter  will be deposited  into the  separate  distribution  account  established  for the  series  and will be  available  to make payments  on  the  related  securities  on  the  next  distribution  date.  See  "The  Trust  Funds—Collection  and
Distribution Accounts" in this prospectus.

The Primary Assets and Their Valuation

         The primary assets of each trust fund may include one or more pools of the following:

o    Residential Loans,

o    Home Equity Loans,

o    Home Improvement Contracts,

o    Manufactured Housing Contracts,

o    Agency Securities, and

o    Private Label Securities.

         When we use the term "loans" in this prospectus,  we include  Residential  Loans,  Home Equity Loans, Home
Improvement  Contracts and  Manufactured  Housing  Contracts.  The residential or mixed-use  properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related  prospectus  supplement for a series of notes,  each primary asset included in the related  trust fund will be assigned an initial Asset Value.  The initial Asset Value of the primary  assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

         As to each series of  securities,  the mortgage  loans will be selected for inclusion in the mortgage pool based on rating agency  criteria,  compliance  with  representations  and  warranties,  and  conformity to criteria relating to the  characterization  of  securities  for tax,  ERISA,  SMMEA,  Form S-3  eligibility  and other legal purposes.

Exchangeable Securities

         General

         As the related  prospectus  supplement  will  discuss,  some series  will  include one or more  classes of exchangeable  securities.  In any of these  series,  the holders  specified in the related  prospectus  supplement, will be entitled,  after notice and payment to the trustee of an  administrative  fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If the related  prospectus  supplement  describes the issuance of  exchangeable  securities,  all of these classes  of  exchangeable  securities  will be listed on the cover of the  prospectus  supplement.  The  classes of securities  that are  exchangeable  for one another  will be referred to in the related  prospectus  supplement  as
"related"  to  each  other,  and  each  related  grouping  of  exchangeable  securities  will be  referred  to as a
"combination."  Each  combination of  exchangeable  securities will be issued by the related trust fund and, in the aggregate,  will  represent a distinct  combination of interests in the trust fund. At any time after their initial issuance,  any class of  exchangeable  securities may be exchanged for the related class or classes of exchangeable securities.  In some cases,  multiple  classes of exchangeable  securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions  in the  related  prospectus  supplement  about  the  securities  of that  series,  including descriptions  of principal  and  interest  distributions,  registration  and  denomination  of  securities,  credit enhancement,  yield and prepayment  considerations  and tax, ERISA and legal investment  considerations,  will also apply to each class of exchangeable  securities.  The related  prospectus  supplement will separately  describe the yield and  prepayment  considerations  applicable  to, and the risks of investment  in, each class of  exchangeable securities in a combination.  For example,  separate  decrement  tables and yield tables,  if  applicable,  will be included for each class of a combination of exchangeable securities.

Exchanges

         If a holder  elects to exchange  its  exchangeable  securities  for related  exchangeable  securities  the following three conditions must be satisfied:

o         the  aggregate  principal  balance of the exchangeable  securities  received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged  securities—for  purposes  of  this condition,  an interest only  class will  have a  principal balance of zero;

o        the annual interest amount payable with respect to the  exchangeable  securities  received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

o        the class or classes of exchangeable securities must be exchanged in the applicable  proportions,  if any, described in the related prospectus supplement.

         There are different types of  combinations  that can exist.  Any individual  series of securities may have multiple types of combinations.  Some examples of combinations include:

o        A class of  exchangeable  securities  with an interest rate that varies  directly with changes in an index and a class of  exchangeable  securities  with an interest rate that varies  indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce,  in the aggregate,  an annual  interest amount equal to that generated by the class with a fixed interest rate. In addition,  the aggregate  principal  balance of the two  classes  that vary with an index would  equal the  principal  balance of the class with the fixed interest rate.

o        An  interest  only  class  and  principal  only  class of  exchangeable  securities  may be  exchangeable, together,  for a class that is entitled to both principal and interest payments.  The principal balance of the principal and interest  class would be equal to the principal  balance of the  exchangeable  principal only class,  and the interest  rate on the  principal  and interest  class would be a fixed rate that when applied to the  principal  balance of this class would  generate an annual  interest  amount  equal to the annual interest amount of the exchangeable interest only class.

o        Two classes of principal and interest  classes with different  fixed  interest rates may be  exchangeable, together,  for a class that is entitled to both principal and interest payments,  with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal  balance of the exchanged for class,  would  generate an annual  interest  amount equal to the aggregate annual interest amount of the two exchanged classes.

         These  examples  of  combinations  of  exchangeable   securities  describe  combinations  of  exchangeable
securities  which  differ in their  interest  characteristics.  In some  series,  a  securityholder  may be able to exchange its  exchangeable  securities for other  exchangeable  securities  that have different  principal  payment characteristics.  Examples of these types of combinations include:

o        A class of  exchangeable  securities  that accretes all of its interest for a specified  period,  with the accreted  amount  added to the  principal  balance of the  accreting  class,  and a class of  exchangeable securities that receives  principal  payments from these accretions may be exchangeable,  together,  for a single class of exchangeable  securities that receives  payments of principal  continuously from the first distribution date on which it receives interest until it is retired.

o        A class of  exchangeable  securities that is designed to receive  principal  payments in accordance with a predetermined  schedule, or a planned amortization class, and a class of exchangeable securities that only receives  principal  payments on a distribution  date if scheduled  payments have been made on the planned amortization class, may be exchangeable,  together,  for a class of exchangeable  securities that receives principal  payments without regard to the schedule from the first  distribution  date on which it receives principal until it is retired.

         A number of factors may limit the ability of an  exchangeable  securityholder  to effect an exchange.  For example,  the  securityholder  must own, at the time of the proposed  exchange,  the class or classes  necessary to make the exchange in the necessary  proportions.  If a  securityholder  does not own the necessary  classes or does not own the necessary classes in the proper  proportions,  the securityholder may not be able to obtain the desired class of  exchangeable  securities.  The  securityholder  desiring to make the exchange may not be able to purchase the necessary class from the  then-current  owner at a reasonable  price or the necessary  proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

         The  related  prospectus  supplement  will  describe  the  procedures  that  must be  followed  to make an exchange.  A  securityholder  will be required to provide  notice to the trustee  five  business  days prior to the proposed  exchange date or as otherwise  specified in the related  prospectus  supplement.  The notice must include the  outstanding  principal  or notional  amount of the  securities  to be exchanged  and to be  received,  and the
proposed   exchange  date.  When  the  trustee  receives  this  notice,   it  will  provide   instructions  to  the
securityholder  regarding  delivery of the securities  and payment of the  administrative  fee. A  securityholder's notice to the trustee will become  irrevocable  on the second  business day prior to the  proposed  exchange  date.
Any  exchangeable  securities  in  book-entry  form  will be  subject  to the  rules,  regulations  and  procedures applicable to DTC's book-entry securities.

         If the related  prospectus  supplement  describes  exchange  proportions  for a combination  of classes of exchangeable securities,  these proportions will be based on the original,  rather than the outstanding,  principal or notional amounts of these classes.

         The first payment on an  exchangeable  security  received in an exchange will be made on the  distribution date in the month  following  the  month of the  exchange  or as  otherwise  described  in the  related  prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

         The  securities  of each class that by their terms are  entitled to receive  interest  will bear  interest
(calculated  on the basis of a 360-day year  consisting  of twelve  30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related  accrual  period,  as specified in the related  prospectus supplement)  from the date and at the rate specified in the prospectus  supplement,  or will be entitled to receive interest  payment  amounts  calculated  in the method  described  in the  prospectus  supplement.  Interest  on the interest-bearing  securities  of a series  will be  payable  on the  distribution  date  specified  in the  related prospectus  supplement.  The rate of interest on  securities of a series may be variable or may change with changes in the annual  interest  rates of the loans (or  underlying  loans)  included in the  related  trust fund and/or as prepayments  occur with  respect to the loans (or  underlying  loans).  All indices  that apply to pool assets with adjustable  rates  will be  indices  "that are of a type  that are  customarily  used in the debt and fixed  income markets to measure  the cost of  borrowed  funds.  Principal  only  securities  may not be  entitled to receive any interest  distributions  or may be entitled to receive only nominal  interest  distributions.  Any interest on zero coupon  securities that is not paid on the related  distribution date will accrue and be added to principal on that date.

         Interest  payable on the  securities on a distribution  date will include all interest  accrued during the period  specified in the related  prospectus  supplement.  In the event interest  accrues during the calendar month preceding a distribution  date, the effective  yield to holders will be reduced from the yield that would otherwise be obtainable if interest  payable on the  securities  were to accrue  through the day  immediately  preceding that distribution date.

Payments of Principal

         On each distribution date for a series,  principal  payments will be made to the holders of the securities on which  principal is then payable,  to the extent set forth in the  prospectus  supplement.  The payments will be made in a total amount  determined  as  specified  in the  prospectus  supplement  and will be allocated  among the respective  classes of the series in the manner, at the times and in the priority (which may include  allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

         The final  scheduled  distribution  date with  respect  to each  class of a series of notes is the date no later the date on which the total  principal  balance  of the class  will be fully  paid,  and the final  scheduled distribution  date with  respect  to each  class of a series  of  certificates  is the date on which the  principal balance of the class is expected to be reduced to zero,  in each case  calculated  on the basis of the  assumptions applicable to that series described in the related  prospectus  supplement.  The final scheduled  distribution date for each class of a series will be specified in the related prospectus supplement.

         Since  payments on the primary  assets of each trust fund will be used to make  distributions  that reduce the outstanding  principal amount of the related  securities,  it is likely that the actual final distribution date of any class will  occur  earlier,  and may occur  substantially  earlier,  than its final  scheduled  distribution date.  Furthermore,  with  respect  to a  series  of  certificates,  the  actual  final  distribution  date  of any certificate may occur later than its final scheduled  distribution date as a result of delinquencies,  defaults and liquidations  of the  primary  assets  of the  related  trust  fund.  No  assurance  can be given as to the  actual prepayment experience with respect to any series.  See "—Weighted Average Lives of the Securities" below.

Special Redemption

         If so  specified  in the  prospectus  supplement  relating  to a series of  securities  having  other than monthly  distribution dates, one or more classes of the securities may be subject to special  redemption,  in whole or in part, on the special redemption date specified in the related  prospectus  supplement if, as a consequence of prepayments  on the loans  (or  underlying  loans) or low  yields  then  available  for  reinvestment,  the  entity specified in the prospectus  supplement  determines,  based on assumptions  set forth in the applicable  agreement, that the  available  interest  amount that will have  accrued on the  securities  through the  designated  interest accrual date  specified in the related  prospectus  supplement  is less than the amount of interest  that will have accrued  on the  securities  to that  date.  In this  event and as  further  described  in the  related  prospectus supplement,  the trustee will redeem a principal  amount of  outstanding  securities  of the series  sufficient  to cause the available  interest  amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

         The  depositor  or the  servicer or any other  entity  that may be  designated  in the related  prospectus supplement will have the option,  on any distribution  date, to purchase one or more classes of certificates of any series or redeem,  in whole or in part,  one or more  classes of notes of any series  under the  circumstances,  if any, specified in the related prospectus  supplement.  Alternatively,  if the prospectus supplement for a series of certificates so provides,  the depositor,  the servicer or another entity  designated in the prospectus  supplement will have the option to cause an early  termination  of the related trust fund by  repurchasing  all of the primary assets from the trust fund on or after a date specified in the prospectus  supplement,  or on or after such time as the total  outstanding  principal  amount of the  certificates  or primary  assets (as specified in the  prospectus supplement)  is equal to or less than the amount or percentage  specified in the prospectus  supplement.  Notice of the  redemption,  purchase  or  termination  must  be  given  by the  depositor,  the  trustee  or  the  securities administrator,  as applicable,  prior to the related date.  The  redemption,  purchase or repurchase  price will be set forth in the  prospectus  supplement.  In the event  that a REMIC  election  has been  made,  the  pooling  and servicing  agreement  may require  that the  trustee or the  securities  administrator,  as  applicable,  receive a satisfactory  opinion of counsel that the optional  redemption,  purchase or termination will be conducted so as to constitute a "qualified  liquidation"  under Section 860F of the Internal Revenue Code of 1986, as amended,  or the
Code.

         In addition,  the prospectus  supplement may provide other circumstances under which holders of securities of a  series  could  be  fully  paid  significantly  earlier  than  would  otherwise  be the  case if  payments  or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

         Weighted  average  life refers to the average  amount of time that will elapse from the date of issue of a security  until each dollar of principal  of the  security  will be repaid to the  investor.  The weighted  average life of the  securities of a class will be influenced by the rate at which the amount  financed under the loans (or underlying loans relating to the Agency  Securities or Private Label  Securities,  as applicable),  included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other  receivables  can be measured  relative to a prepayment  standard or model.
The prospectus  supplement for each series of securities  will describe the prepayment  standard or model,  if any, that is used and may contain tables setting forth the projected  weighted  average life of each class of securities of the series and the  percentage of the original  principal  amount of each class of securities of the series that would  be  outstanding  on  specified  distribution  dates  based  on the  assumptions  stated  in  the  prospectus supplement,  including  assumptions  that  prepayments  on the loans (or  underlying  loans  relating to the Agency
Securities  or Private  Label  Securities,  as  applicable)  included in the  related  trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however,  no assurance that prepayment of the loans (or underlying  loans relating to the Agency
Securities  or Private  Label  Securities,  as  applicable)  included in the related trust fund will conform to any level of any prepayment  standard or model specified in the related  prospectus  supplement.  The rate of principal prepayments  on pools of loans may be influenced  by a variety of factors,  including  job-related  factors such as transfers,  layoffs or promotions and personal factors such as divorce,  disability or prolonged illness.  Economic conditions,  either  generally or within a  particular  geographic  area or  industry,  also may affect the rate of principal  prepayments.  Demographic  and social  factors may influence the rate of principal  prepayments  in that some  borrowers  have greater  financial  flexibility to move or refinance  than do others.  The  deductibility  of mortgage  interest  payments,  servicing  decisions  and  other  factors  also can  affect  the  rate of  principal prepayments.  As a result,  there can be no  assurance  as to the rate or timing of  principal  prepayments  of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

         The rate of prepayments of conventional  housing loans and other receivables has fluctuated  significantly in recent years. In general,  however,  if prevailing  interest rates fall  significantly  below the interest rates on the  loans (or  underlying  loans)  for a series,  the  loans  are  likely  to  prepay at rates  higher  than if prevailing  interest rates remain at or above the interest rates borne by the loans.  In this regard,  it should be noted that the loans (or  underlying  loans) for a series may have  different  interest  rates.  In  addition,  the weighted  average  life of a class of  securities  may be  affected  by the  varying  maturities  of the  loans (or underlying  loans).  If any loans (or underlying  loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled  distribution date of the related  securities, one or more classes of the series may be fully paid prior to their  respective final scheduled  distribution  date, even  in the  absence  of  prepayments  and a  reinvestment  return  higher  than  the  Assumed  Reinvestment  Rate established by the rating agencies named in the related prospectus supplement.

         The sponsor may, from time to time, implement programs designed to encourage  refinancing.  These programs may include, without limitation,  modifications of existing loans, general or targeted solicitations,  the offering of pre-approved  applications,  reduced origination fees or closing costs, or other financial incentives.  Targeted solicitations  may be based on a variety of factors,  including  the credit of the  borrower or the location of the mortgaged  property.  In addition,  the sponsor may encourage  assumptions of mortgage loans,  including  defaulted mortgage  loans,  under which  creditworthy  borrowers  assume the  outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool  underlying  any trust,  the rate of principal  prepayments  of the mortgage loans in the mortgage pool may be higher than would  otherwise  be the case,  and in some  cases,  the average  credit or  collateral  quality of the mortgage loans remaining in the mortgage pool may decline.

                                                  The Trust Funds

General

         The notes of each series will be secured by the pledge of the assets of the  related  trust fund,  and the certificates  of each series will  represent  interests in the assets of the related trust fund.  The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

o    the primary assets of the trust fund;

o    amounts  available from the  reinvestment of payments on the primary assets at any Assumed  Reinvestment  Rate that may be established by the rating agencies specified in the related prospectus supplement;

o    any credit  enhancement  in the form of an  irrevocable  letter of credit,  surety bond,  insurance  policy or other form of credit support;

o    REO  property  consisting  of any  mortgaged  property or home  improvement  that  secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o    the amount,  if any,  initially  deposited  into the  collection  account or  distribution  account(s) for the series as specified in the related prospectus supplement.

         The securities  will be non-recourse  obligations of the related trust fund.  Holders of a series of notes may only proceed  against the  collateral  securing  that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

         The  primary  assets for a series will be sold by the sponsor  and any other  seller to the  depositor  or purchased  by the  depositor  in the open  market  or in  privately  negotiated  transactions  (which  may  include transactions  with  affiliates) and will be transferred by the depositor to the related trust fund.  Loans relating to a series will be serviced by the  servicer  (which may be the sponsor or any other  seller) that is specified in the  related  prospectus  supplement.  The  servicer  will  service the loans  pursuant to a pooling and  servicing agreement with respect to a series of certificates,  or a servicing  agreement  between the trust fund and servicer with respect to a series of notes.

         If the  prospectus  supplement  so  provides,  a trust fund  relating to a series of  securities  may be a business  trust  formed  under the laws of the state  specified in the  prospectus  supplement  pursuant to a trust agreement between the depositor and the trustee.

         Each trust fund,  prior to the initial  offering of the related series of securities,  will have no assets or liabilities.  No trust fund is expected to engage in any activities other than:

o    to acquire,  manage and hold the related  primary assets and other assets  contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

o    to issue the related securities,

o    to make payments and distributions on the securities, and

o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets  included in the trust fund for a series may consist of any  combination  of loans,  Agency
Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

         General.  Loans in each trust fund may consist of Residential  Loans,  Home Equity Loans, Home Improvement
Contracts or Manufactured Housing Contracts.  If specified in the related prospectus  supplement,  the loans in the related  trust fund may include  cooperative  apartment  loans  secured by security  interests in shares  issued by private,  non-profit,  cooperative  housing  corporations  and in  the  related  proprietary  leases  or  occupancy agreements  granting  exclusive rights to occupy specific  dwelling units in the cooperatives'  buildings.  As more fully described in the related prospectus  supplement,  the loans may be either  "conventional" loans or loans that are insured or  guaranteed  by a  governmental  agency like the FHA or VA. The loans will have been  originated  in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general,  the loans in a pool will have monthly  payments due on the first day of each month.  However, as  described  in the  related  prospectus  supplement,  the  loans in a pool may  have  payments  due more or less frequently  than  monthly.  In addition,  payments may be due on any day during a month.  The payment  terms of the loans to be included in a trust fund will be described  in the related  prospectus  supplement  and may include any of the  following  features,  all as described  in this  prospectus  or in the related  prospectus  supplement  and expanded upon in the related prospectus supplement:

o    Interest may be payable at

                  -   a fixed rate,

                  -   a rate that  adjusts  from time to time in relation to an index that will be specified in the related prospectus supplement,

                  -   a rate that is fixed for a period of time or under certain  circumstances  and is followed by an adjustable rate,

                  -   a rate that otherwise varies from time to time, or

                  -   a rate that is convertible from an adjustable rate to a fixed rate.

         Changes to an adjustable rate may be subject to periodic  limitations,  maximum rates,  minimum rates or a combination of these  limitations.  As specified in the related  prospectus  supplement,  the loans may provide for payments in level monthly  installments,  for balloon payments, or for payments that are allocated to principal and interest  according  to the "sum of the digits" or "Rule of 78s"  methods.  Accrued  interest  may be deferred  and added to the  principal  of a loan for the periods and under the  circumstances  as may be specified in the related prospectus  supplement.  Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any  difference  may be contributed  from funds supplied by the sponsor or any other seller of the property or another source.

o    Principal may be

                  -   payable on a level debt service basis to fully amortize the loan over its term,

                  -   calculated  on the basis of an assumed  amortization  schedule that is  significantly  longer than the original  term to maturity or on an interest  rate that is  different  from the loan rate, or

                  -   nonamortizing during all or a portion of the original term.

Payment of all or a substantial  portion of the principal may be due on maturity in the form of a balloon  payment.
Principal may include interest that has been deferred and added to the principal balance of the loan.

o    Monthly payments of principal and interest may

                  -   be fixed for the life of the loan,

                  -   increase over a specified period of time or

                  -   change from period to period.

         Loans may include  limits on periodic  increases or  decreases  in the amount of monthly  payments and may include maximum or minimum amounts of monthly payments.

         Prepayments  of principal may be  conditioned  on payment of a prepayment  fee, which may be fixed for the life of the loan or may  decline  over  time,  and may be  prohibited  for the  life of the loan or for  particular lockout  periods.  Some loans may permit  prepayments  after  expiration of the  applicable  lockout period and may require the payment of a  prepayment  fee in  connection  with any  subsequent  prepayment.  Other loans may permit prepayments  without  payment of a fee unless the prepayment  occurs during  specified time periods.  The loans may include "due on sale" clauses which permit the  mortgagee to demand  payment of the entire loan in connection  with the sale or  transfers  of the  related  property.  Other  loans  may be  assumable  by  persons  meeting  the then applicable underwriting standards of the related seller.

         A trust fund may contain  buydown loans that include  provisions for a third party to subsidize  partially the monthly  payments of the borrowers on those loans during the early years of those loans,  the  difference to be made up from a buydown  fund  contributed  by that third party at the time of  origination  of the loan.  A buydown fund  will be in an amount  equal  either  to the  discounted  value or full  aggregate  amount  of future  payment subsidies.  The underlying  assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal  increases in  compensation  and inflation,  so that the borrower will be able to meet the full  loan  payments  at the end of the  buydown  period.  If  assumption  of  increased  income is not fulfilled,  the  possibility  of defaults on buydown loans is increased.  The related  prospectus  supplement  will contain  information  with  respect to any buydown loan  concerning  limitations  on the interest  rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         When we use the term  "mortgaged  property" in this  prospectus,  we mean the real property  which secures repayment of the related loan. Home  Improvement  Contracts and Manufactured  Housing  Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar  security  instruments  creating a lien on a mortgaged  property.  In the case of Home  Equity  Loans,  the  related  liens may be  subordinated  to one or more senior liens on the related mortgaged  properties as further described in the prospectus  supplement.  As specified in the related  prospectus  supplement,  home  improvement  contracts  and  manufactured  housing  contracts may be unsecured  or secured by purchase  money  security  interests in the financed  home  improvements  and the financed manufactured  homes.  When we use the  term  "properties"  in  this  prospectus  supplement,  we mean  the  related mortgaged  properties,  home  improvements  and  manufactured  homes.  The  properties  relating  to the loans will consist  primarily of single-family  properties,  meaning detached or  semi-detached  one- to four-family  dwelling units,  townhouses,  rowhouses,  individual  condominium  units,  individual units in planned unit developments and other  dwelling  units,  or mixed-use  properties.  Any  mixed-use  property  will not exceed three stories and its primary use will be for one- to  four-family  residential  occupancy,  with the  remainder of its space for retail, professional or other  commercial  uses. Any  non-residential  use will be in compliance with local zoning laws and regulations.  Properties may include vacation and second homes,  investment properties and leasehold interests.  In the case of leasehold  interests,  the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related  prospectus  supplement.  The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified  loan-to-value  ratios and/or  principal  balances may be covered wholly or partially by primary mortgage guaranty  insurance  policies.  The existence,  extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         Home Equity  Loans.  The primary  assets for a series may  consist,  in whole or in part,  of,  closed-end home equity  loans,  revolving  credit line home equity loans or certain  balances  forming a part of the revolving credit  line  loans,  secured  by  mortgages  creating  senior or junior  liens  primarily  on one- to  four-family residential  or mixed-use  properties.  The full principal  amount of a closed-end  loan is advanced at origination of the loan and generally is repayable in equal (or  substantially  equal)  installments of an amount sufficient to fully amortize the loan at its stated maturity.  Unless otherwise  described in the related prospectus  supplement, the  original  terms to stated  maturity of  closed-end  loans will not exceed 360 months.  Principal  amounts of a revolving  credit  line  loan may be drawn  down (up to the  maximum  amount  set forth in the  related  prospectus supplement) or repaid from time to time,  but may be subject to a minimum  periodic  payment.  Except to the extent provided in the related  prospectus  supplement,  the trust fund will not  include  any  amounts  borrowed  under a revolving  credit  line loan  after the  cut-off  date  designated  in the  prospectus  supplement.  As more  fully described  in  the  related  prospectus  supplement,  interest  on  each  revolving  credit  line  loan,  excluding introductory  rates offered from time to time during  promotional  periods,  is computed and payable monthly on the average daily  principal  balance of that loan.  Under certain  circumstances,  a borrower under either a revolving credit line loan or a closed-end  loan may choose an  interest-only  payment  option.  In this case only the amount of interest  that accrues on the loan during the billing cycle must be paid. An  interest-only  payment  option may be available for a specified  period before the borrower must begin making at least the minimum  monthly payment of a specified percentage of the average outstanding balance of the loan.

         The rate of prepayment on Home Equity Loans cannot be  predicted.  Home Equity Loans have been  originated in  significant  volume only during the past few years and the  depositor  is not aware of any  publicly  available studies or  statistics on the rate of their  prepayment.  The  prepayment  experience of the related trust fund may be affected by a wide variety of factors,  including general economic conditions,  prevailing interest rate levels, the availability of alternative  financing and homeowner  mobility and the frequency and amount of any future draws on any revolving  credit line loans.  Other factors that might be expected to affect the prepayment  rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying  first mortgage  loans,  and the use of first mortgage  loans as long-term  financing for home purchase and junior  mortgage  loans as  shorter-term financing  for a variety of purposes,  including  home  improvement,  education  expenses and purchases of consumer durables  such as  automobiles.  Accordingly,  Home Equity Loans may  experience a higher rate of  prepayment  than traditional  fixed-rate  first mortgage loans.  On the other hand,  because Home Equity Loans such as the revolving credit line loans generally are not fully  amortizing,  the absence of voluntary  borrower  prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional  fully-amortizing  first mortgage loans.  Any future  limitations  on the right of  borrowers  to deduct  interest  payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans.  Moreover, the enforcement  of a  "due-on-sale"  provision (as  described  below) will have the same effect as a prepayment of the related Home Equity Loans.  See  "Material  Legal Aspects of the  Loans—Due-on-Sale  Clauses in Mortgage  Loans" in
this prospectus.

         Collections  on  revolving  credit line loans may vary for a number of  reasons,  including  those  listed below.

o    A borrower  may make a payment  during a month in an amount that is as little as the minimum  monthly  payment for that month or,  during the  interest-only  period for certain  revolving  credit line loans (and,  in more limited  circumstances,  closed-end  loans with  respect  to which an  interest-only  payment  option has been selected), the interest, fees and charges for that month.

o    A borrower  may make a payment  that is as much as the entire  principal  balance  plus  accrued  interest and related fees and charges during a month.

o    A borrower may fail to make the required periodic payment.

o    Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

         Each  single  family  property  will be located on land  owned in fee  simple by the  borrower  or on land leased  by the  borrower  for a term at least  ten years  (unless  otherwise  provided  in the  related  prospectus supplement)  greater than the term of the related loan.  Attached dwellings may include  owner-occupied  structures where each  borrower owns the land upon which the unit is built,  with the remaining  adjacent land owned in common or dwelling  units  subject to a  proprietary  lease or occupancy  agreement  in a  cooperatively  owned  apartment building.  Mortgages  on  cooperative  dwelling  units  consist of a lien on the shares  issued by the  cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The  aggregate  principal  balance of loans secured by single family  properties  that are  owner-occupied will be  disclosed  in the  related  prospectus  supplement.  The  sole  basis  for a  representation  that a given percentage of the loans are secured by single family property that is owner-occupied will be either

o    a  representation  by the borrower at origination of the loan either that the  underlying  mortgaged  property will be used by the borrower  for a period of at least six months  every year or that the borrower  intends to use the mortgaged property as a primary residence, or

o    a finding  that the  address  of the  underlying  mortgaged  property  is the  borrower's  mailing  address as reflected in the servicer's records.

To the extent  specified in the related  prospectus  supplement,  single family  properties  may include  non-owner occupied investment properties and vacation and second homes.

         Home  Improvement  Contracts.  The primary  assets for a series may consist,  in whole or in part, of home
improvement   installment  sales  contracts  and  installment  loan  agreements   originated  by  home  improvement
contractors  in the ordinary  course of  business.  As specified  in the related  prospectus  supplement,  the Home
Improvement  Contracts  will be either  unsecured  or secured  by senior or junior  mortgages  primarily  on single family  properties,  or  by  purchase  money  security  interests  in  the  related  home  improvements.  The  Home
Improvement  Contracts will be fully amortizing and may have fixed interest rates or adjustable  interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

         The  home  improvements  securing  the  Home  Improvement  Contracts  include,  but  are not  limited  to, replacement windows,  house siding, new roofs,  swimming pools,  satellite dishes,  kitchen and bathroom remodeling goods and solar heating panels.

         Manufactured  Housing  Contracts.  The trust fund assets for a series may  consist,  in whole or part,  of conventional  manufactured  housing  installment  sales contracts and installment  loan agreements  originated by a manufactured  housing  dealer  in  the  ordinary  course  of  business.  As  specified  in the  related  prospectus supplement,  the Manufactured  Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured  homes securing the  Manufactured  Housing  Contracts will consist of manufactured  homes within the meaning of 42 United States Code,  Section 5402(6),  or manufactured homes meeting those other standards as shall be described in the related  prospectus  supplement.  Section 5402(6) defines a "manufactured  home" as "a structure,  transportable  in one or more  sections,  which,  in the traveling  mode, is eight body feet or more in width or forty body feet or more in length,  or,  when  erected on site,  is three  hundred  twenty or more  square feet,  and which is built on a permanent  chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required  utilities,  and includes the plumbing,  heating,  air  conditioning  and electrical  systems  contained  therein;  except  that the term shall  include  any  structure  which meets all the requirements  of  [this]  paragraph  except  the size  requirements  and with  respect  to which  the  manufacturer voluntarily  files a  certification  required by the Secretary of Housing and Urban  Development  and complies with the standards established under [this] chapter."

         Manufactured homes,  unlike mortgaged  properties,  generally  depreciate in value.  Consequently,  at any time after  origination  it is possible,  especially  in the case of contracts  with high  loan-to-value  ratios at origination,  that the market value of a  manufactured  home or home  improvement  may be lower than the  principal amount outstanding under the related contract.

         Additional  Information.  The selection criteria  applicable to the loans will be specified in the related prospectus  supplement.  These include, but are not limited to, the combined  loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

         The loans for a series of  securities  may  include  loans that do not  amortize  their  entire  principal balance by their stated  maturity in  accordance  with their terms but require a balloon  payment of the  remaining principal  balance at maturity,  as specified in the related  prospectus  supplement.  As further  described in the related  prospectus  supplement,  the  loans  for a series  of  securities  may  include  loans  that do not have a specified stated maturity.

         The  loans  will  be  either   conventional   contracts  or  contracts  insured  by  the  Federal  Housing
Administration  (FHA) or  partially  guaranteed  by the  Veterans  Administration  (VA).  Loans  designated  in the related  prospectus  supplement  as insured by the FHA will be insured  under  various FHA  programs as  authorized under the United States Housing Act of 1937, as amended.  These programs  generally limit the principal  amount and interest  rates of the mortgage loans  insured.  Loans insured by the FHA generally  require a minimum down payment of  approximately  5% of the original  principal  amount of the loan. No FHA-insured  loans relating to a series of securities may have an interest rate or original  principal  amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance  premiums for loans insured by the FHA are collected by lenders  approved by the  Department of Housing  and Urban  Development  (HUD) and are paid to the FHA.  The  regulations  governing  FHA  single-family mortgage  insurance  programs  provide  that  insurance  benefits  are payable  either upon  foreclosure  (or other acquisition of  possession)  and  conveyance of the mortgaged  premises to HUD or upon  assignment of the defaulted loan to HUD.  With  respect to a defaulted  FHA-insured  loan,  the  servicer is limited in its ability to initiate foreclosure  proceedings.  When it is  determined,  either by the  servicer  or HUD,  that  default  was  caused by circumstances  beyond the borrower's  control,  the servicer is expected to make an effort to avoid  foreclosure by entering,  if feasible,  into one of a number of  available  forms of  forbearance  plans with the  borrower.  Such plans may involve the  reduction or  suspension  of regular  mortgage  payments for a specified  period,  with such payments to be made upon or before the maturity  date of the  mortgage,  or the recasting of payments due under the mortgage  up to or beyond  the  maturity  date.  In  addition,  when a  default  caused  by such  circumstances  is accompanied  by certain other  criteria,  HUD may provide  relief by making  payments to the servicer in partial or full  satisfaction  of amounts due under the loan (which  payments  are to be repaid by the  borrower to HUD) or by accepting  assignment  of the loan  from the  servicer.  With  certain  exceptions,  at least  three  full  monthly installments  must be due and unpaid  under the loan and HUD must have  rejected  any  request  for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the  option,  in most  cases,  to pay  insurance  claims in cash or in  debentures  issued by HUD.
Currently,  claims are being paid in cash,  and claims have not been paid in debentures  since 1965. HUD debentures issued in  satisfaction  of FHA insurance  claims bear interest at the applicable HUD debenture  interest rate. The servicer of each  FHA-insured  loan will be obligated to purchase any such debenture  issued in  satisfaction  of a loan upon default for an amount equal to the principal amount of the debenture.

         The  amount of  insurance  benefits  generally  paid by the FHA is equal to the  entire  unpaid  principal amount of the  defaulted  loan  adjusted to reimburse  the  servicer  for certain  costs and expenses and to deduct certain  amounts  received or retained by the servicer  after  default.  When  entitlement  to  insurance  benefits results from  foreclosure  (or other  acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure  costs,  and is compensated for interest accrued and unpaid prior to the date of foreclosure  but in general only to the extent it was allowed  pursuant to a forbearance  plan approved by HUD. When entitlement to insurance  benefits  results from assignment of the loan to HUD, the insurance  payment includes full  compensation for interest  accrued and unpaid to the assignment date. The insurance  payment itself, upon  foreclosure  of an  FHA-insured  loan,  bears  interest  from a date  30  days  after  the  borrower's  first uncorrected  failure to perform any  obligation to make any payment due under the loan and, upon  assignment,  from the date of  assignment  to the date of  payment  of the  claim,  in each  case at the  same  interest  rate as the applicable HUD debenture interest rate as described above.

         Loans  designated  in the  related  prospectus  supplement  as  guaranteed  by the VA  will  be  partially guaranteed by the VA under the  Serviceman's  Readjustment Act of 1944, as amended.  The Serviceman's  Readjustment
Act permits a veteran (or in certain  instances,  the spouse of a veteran)  to obtain a mortgage  loan  guaranty by the VA covering  mortgage  financing  of the  purchase of a one- to  four-family  dwelling  unit at interest  rates permitted by the VA. The program has no mortgage  loan limits,  requires no down  payment  from the  purchaser  and permits the guarantee of mortgage loans of up to 30 years' duration.

         The maximum  guaranty  that may be issued by the VA under a  VA-guaranteed  mortgage loan depends upon the original  principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a),  as amended.  The  liability  on the guaranty is reduced or  increased  pro rata with any  reduction or increase in the amount of  indebtedness,  but in no event will the amount payable on the guaranty exceed the amount of the original guaranty.  The VA may, at its option and without  regard to its  guaranty,  make full payment to a mortgage  holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With  respect to a defaulted  VA-guaranteed  loan,  the  servicer is,  absent  exceptional  circumstances, authorized  to  announce  its  intention  to  foreclose  only when the  default  has  continued  for three  months.
Generally,  a claim for the guaranteed  amount is submitted to the VA after  liquidation  of the related  mortgaged property.

         The  amount  payable  under a VA  guaranty  will  be the  percentage  of the  VA-insured  loan  originally guaranteed by the VA applied to the  indebtedness  outstanding as of the applicable  date of computation  specified in the VA  regulations.  Payments  under the  guaranty  will be equal to the unpaid  principal  amount of the loan, interest  accrued on the unpaid balance of the loan to the appropriate  date of computation and limited expenses of the mortgagee,  but in each case only to the extent that such amounts have not been recovered  through  liquidation of the  mortgaged  property.  The  amount  payable  under the  guaranty  may in no event  exceed  the amount of the original guaranty.

         The  prospectus  supplement  for each series will provide  information  with respect to the loans that are primary assets of the related trust fund as of the cut-off date,  including,  among other things, and to the extent relevant:

o    the aggregate unpaid principal balance of the loans;

o    the range and weighted  average  interest  rates on the loans and, in the case of adjustable  rate loans,  the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

o    the range and average principal balance of the loans;

o    the weighted  average  original and remaining  terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

o    the range and weighted  average of combined  loan-to-value  ratios or  loan-to-value  ratios for the loans, as applicable;

o    the  percentage (by principal  balance as of the cut-off date) of loans that accrue  interest at adjustable or fixed interest rates;

o    any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

o    the  percentage  (by  principal  balance  as of the  cut-off  date) of loans  that are  secured  by  mortgaged properties or home improvements or that are unsecured;

o    the geographic distribution of any mortgaged properties securing the loans;

o    for loans that are  secured by single  family  properties,  the  percentage  (by  principal  balance as of the cut-off  date)  secured by shares  relating to  cooperative  dwelling  units,  condominium  units,  investment property and vacation or second homes;

o    the lien priority of the loans;

o    the delinquency status and year of origination of the loans;

o    whether the loans are closed-end loans and/or revolving credit line loans; and

o    in the case of  revolving  credit line loans,  the general  payments  and credit line terms of those loans and other pertinent features.

         The prospectus  supplement will also specify any other limitations on the types or  characteristics of the loans in the trust fund for the related series of securities.

         A Current  Report on Form 8-K will be sent,  upon request,  to holders of the related series of securities and will be filed,  together  with the related  pooling and  servicing  agreement,  with  respect to each series of certificates,  or the related  servicing  agreement,  owner trust  agreement  and  indenture,  with respect to each series of notes,  with the  Commission  after the initial  issuance of the  securities.  In the event that mortgage loans are added to or deleted  from the trust fund after the date of the related  prospectus  supplement  but on or before the date of issuance of the  securities  or if any material pool  characteristic  differs by 5% or more from the description in the prospectus  supplement,  revised  disclosure will be provided either in a supplement or in a
Current Report on Form 8-K which will be available to investors on the SEC website.

Methods of Delinquency Calculation

         Each  prospectus  supplement will describe the delinquency  method used for  calculations  with respect to the related  mortgage  loans,  which will either be the MBA Method or the OTS Method.  Under either method,  except with  respect to Home  Equity  Loans,  the  determination  as to whether a mortgage  loan falls into a  delinquency category is made as of the close of business  on the last day of each month  prior to the date of  determining  the delinquency:  for example,  if a cut-off date is August 1, or a distribution  date is August 25,  delinquencies are calculated as of July 31.

         Under the MBA Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment  prior to the close of business on the day prior to the  mortgage  loan's first  succeeding  due date.  For example,  if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage  loan with a payment  due on July 1 that  remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  A mortgage  loan would be considered  "60 days  delinquent"  with respect to such scheduled  payment if such scheduled  payment were not made prior to the close of business  on the day prior to the  mortgage  loan's  second  succeeding  due date (or, in the preceding  example,  if the mortgage loan with a payment due on June 1 remained  unpaid as of the close of business on July 31).

         Under the OTS Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment prior to the close of business on the mortgage  loan's first  succeeding  due date. For example, if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that  remained  unpaid as of the close of business  on July 31 would not be  described  as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  Such  mortgage loan with a payment due on
June 1 that remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent as of the cut-off date in the  prospectus  supplement.  A mortgage loan would be  considered  "60 days  delinquent"  with respect to such  scheduled  payment if such  scheduled  payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding  example,  if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

         Generally,  because of the way delinquencies are calculated as described above,  delinquencies  calculated under the MBA Method are a month greater than as calculated  under the OTS Method,  and mortgage loans which are 30 days  delinquent  under the MBA Method are not delinquent  under the OTS Method.  Investors  should  carefully note the method used with respect to the related securitization as described in the prospectus supplement.

         Investors  should  note  that  calculations  of  delinquency  are made as of the end of the  prior  month.
Changes in  borrower  delinquency  status  after that time will not be  disclosed  until the  following  month.  In addition, under both methods,  bankruptcy,  foreclosure and REO property status is determined as of the last day of the prior  month.  Such  mortgage  loans are removed  from the  delinquency  buckets,  although  they will count in connection with delinquency triggers or for total delinquency information.

FICO Scores

         The FICO Score is a statistical  ranking of likely future credit  performance  developed by Fair,  Isaac &
Company and the three  national  credit  repositories-Equifax,  Trans Union and First American  (formerly  Experian which was formerly TRW). The FICO Scores  available from the three national credit  repositories  are calculated by the assignment of weightings to the most  predictive data collected by the credit  repositories  and range from the
300's to the  900's.  Although  the FICO  Scores  are based  solely on the  information  at the  particular  credit repository,  such FICO Scores have been  calibrated  to indicate the same level of credit risk  regardless of which credit  repository  is used.  The FICO Scores is used along with,  but not limited to,  mortgage  payment  history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Private Label Securities

         General.  Primary  assets for a series may consist,  in whole or in part, of Private  Label  Securities or
PLS (i.e., private mortgage-backed asset-backed securities) that include:

o    pass-through  certificates  representing  beneficial  interests  in  underlying  loans  of a type  that  would otherwise be eligible to be loans held directly by the trust fund, or

o    collateralized  obligations  secured by  underlying  loans of a type that would  otherwise  be  eligible to be loans held directly by the trust fund.

         The Private Label Securities will previously have been

o    offered and distributed to the public pursuant to an effective registration statement, or
o    purchased in a transaction  not  involving  any public  offering from a person that is not an affiliate of the
     Private  Label  Securities  at the time of sale (nor its  affiliate  at any time  during  the three  preceding months) and a period of two years has elapsed since the date the Private Label  Securities  were acquired from the issuing entity or its affiliate, whichever is later.

         Although  individual  underlying  loans may be insured or  guaranteed  by the United  States or one of its agencies or  instrumentalities,  they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

         The Private  Label  Securities  will have been issued  pursuant to a pooling and  servicing  agreement,  a trust agreement or similar  agreement.  The  seller/servicer  of the underlying  loans will have entered into a PLS agreement with the PLS trustee.  The PLS trustee,  its agent or a custodian will take  possession of the underlying loans.  The  underlying  loans  will be  serviced  by the PLS  servicer  directly  or by one or more  sub-servicers subject to the supervision of the PLS servicer.

         The issuer of Private Label Securities will be

o    a financial institution or other entity engaged generally in the business of lending,

o    a public agency or instrumentality of a state, local or federal government, or

o    a limited  purpose  corporation  organized  for the purpose of, among other  things,  establishing  trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

         If specified in the  prospectus  supplement,  the PLS issuer may be an  affiliate  of the  depositor.  The obligations of the PLS issuer  generally will be limited to certain  representations  and warranties  that it makes with  respect to the assets it conveys to the related  trust.  The PLS issuer will not have  guaranteed  any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

         Distributions  of  principal  and  interest  will be made on the  Private  Label  Securities  on the dates specified in the related  prospectus  supplement.  The Private Label  Securities may be entitled to receive nominal or no principal  distributions or nominal or no interest  distributions.  Principal and interest distributions will be made on the Private Label Securities by the PLS
trustee or the PLS  servicer.  The PLS issuer or the PLS servicer may have the right to repurchase  the  underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

         The loans  underlying the Private Label  Securities may be fixed rate,  level  payment,  fully  amortizing loans or adjustable rate loans or loans having balloon or other irregular  payment  features.  The underlying loans will be secured by mortgages on mortgaged properties.

         Credit  Support  Relating  to Private  Label  Securities.  Credit  support  in the form of reserve  funds, subordination of other private  securities issued under the PLS agreement,  guarantees,  cash collateral  accounts, security  policies or other types of credit  support may be provided with respect to the  underlying  loans or with respect to the Private Label Securities  themselves.  The type,  characteristics  and amount of credit support will be a  function  of the  characteristics  of the  underlying  loans  and  other  factors  and  will be  based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

         Additional  Information.  If the primary  assets of a trust fund include  Private  Label  Securities,  the related  prospectus  supplement  will  specify the items  listed  below,  to the extent  relevant and to the extent information is reasonably  available to the depositor and the depositor  reasonably  believes the information to be reliable below:

o    the total  approximate  principal  amount and type of the Private Label Securities to be included in the trust fund,

o    the maximum original term to stated maturity of the Private Label Securities,

o    the weighted average term to stated maturity of the Private Label Securities,

o    the pass-through or certificate rate or range of rates of the Private Label Securities,

o    the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

o    certain  characteristics  of any credit  support  such as  reserve  funds,  security  policies  or  guarantees relating to the underlying loans or to the Private Label Securities themselves;

o    the terms on which  underlying  loans may, or are required to, be purchased  prior to their stated maturity or the stated maturity of the Private Label Securities, and

o    the terms on which  underlying  loans may be  substituted  for those  originally  underlying the Private Label
     Securities.

In addition,  the related  prospectus  supplement will provide  information  about the loans underlying the Private
Label Securities, including

o    the payment features of the underlying loans (i.e.,  whether  closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

o    the  approximate  aggregate  principal  balance,  if known,  of the underlying  loans insured  guaranteed by a governmental entity,

o    the servicing fee or range of servicing fees with respect to the underlying loans,

o    the minimum and maximum stated maturities of the underlying loans at origination,

o    the lien priority of the underlying loans, and

o    the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

         The above  disclosure may be on an  approximate  basis and will be as of the date specified in the related prospectus supplement.

Agency Securities

         Ginnie Mae.  The  Government  National  Mortgage  Association  (Ginnie  Mae) is a  wholly-owned  corporate instrumentality  of HUD.  Section  306(g) of Title II of the National  Housing Act of 1934, as amended,  authorizes
Ginnie Mae to, among other  things,  guarantee  the timely  payment of  principal  of and interest on  certificates which  represent an interest in a pool of mortgage loans insured by the FHA under the National  Housing Act of 1934 or  Title V of the  National  Housing  Act of 1949,  or  partially  guaranteed  by the VA  under  the  Servicemen's
Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

         Section  306 (g) of the  National  Housing  Act of 1934  provides  that "the full  faith and credit of the
United States is pledged to the payment of all amounts  which may be required to be paid under any guarantee  under this  subsection."  In order to meet its  obligations  under any  guarantee  under  Section 306 (g) of the National
Housing Act, Ginnie Mae may, under Section
306(d) of the  National  Housing  Act,  borrow from the United  States  Treasury in an amount  which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae  Certificates.  Each  Ginnie Mae  certificate  held in a trust fund for a series of  securities will be a "fully modified  pass-through"  mortgaged-backed  certificate  issued and serviced by a mortgage  banking company or other financial  concern  approved by Ginnie Mae or approved by Fannie Mae as a  seller-servicer  of FHA loans and/or VA loans.  Each Ginnie Mae  certificate  may be a GNMA I  certificate  or a GNMA II  certificate.  The mortgage loans  underlying  the Ginnie Mae  certificates  will consist of FHA loans and/or VA loans.  Each mortgage loan of this type is secured by a one- to  four-family  residential  property or a  manufactured  home.  Ginnie Mae will approve the issuance of each Ginnie Mae  certificate in accordance  with a guaranty  agreement  between Ginnie
Mae and the issuer and servicer of the Ginnie Mae  certificate.  Pursuant to its guaranty  agreement,  a Ginnie Mae servicer  will be required to advance its own funds in order to make timely  payments of all amounts due on each of the related Ginnie Mae  certificates,  even if the payments received by the Ginnie Mae servicer on the FHA loans or
VA loans  underlying  each of those  Ginnie Mae  certificates  are less than the  amounts  due on those  Ginnie Mae certificates.

         The full and  timely  payment  of  principal  of and  interest  on each  Ginnie  Mae  certificate  will be guaranteed  by Ginnie  Mae,  which  obligation  is backed by the full faith and credit of the United  States.  Each
Ginnie Mae certificate will have an original  maturity of not more than 40 years (but may have original  maturities of substantially  less than 40 years).  Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered  holder of the Ginnie Mae  certificate of scheduled  monthly  payments of principal and interest  equal to the  registered  holder's  proportionate  interest in the aggregate  amount of the monthly  principal and interest  payment on each FHA loan or VA loan  underlying the Ginnie Mae  certificate,  less the applicable  servicing and guarantee fee which  together  equal the  difference  between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate.  In addition,  each payment will include proportionate  pass-through  payments of any  prepayments of principal on the FHA loans or VA loans  underlying the
Ginnie Mae  certificate  and  liquidation  proceeds in the event of a foreclosure  or other  disposition of any the related FHA loans or VA loans.

         If a Ginnie Mae  servicer is unable to make the  payments on a Ginnie Mae  certificate  as it becomes due, it must  promptly  notify Ginnie Mae and request  Ginnie Mae to make the payment.  Upon  notification  and request,
Ginnie Mae will make  payments  directly  to the  registered  holder of a Ginnie Mae  certificate.  In the event no payment is made by a Ginnie Mae  servicer  and the Ginnie Mae  servicer  fails to notify and request  Ginnie Mae to make the payment,  the holder of the related Ginnie Mae  certificate  will have recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee,  as  registered  holder of the Ginnie Mae  certificates  held in a trust fund, will have the right to proceed directly  against Ginnie Mae under the terms of the guaranty  agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         Except for pools of mortgage  loans  secured by  manufactured  homes,  all  mortgage  loans  underlying  a particular  Ginnie Mae  certificate  must have the same interest rate over the term of the loan.  The interest rate on a GNMA I certificate  will equal the interest rate on the mortgage  loans included in the pool of mortgage loans underlying the GNMA I certificate,  less one-half  percentage point per year of the unpaid principal balance of the mortgage loans.

         Mortgage loans  underlying a particular  GNMA II certificate may have annual interest rates that vary from each other by up to one percentage  point.  The interest rate on each GNMA II certificate  will be between one-half percentage  point and one and  one-half  percentage  points  lower than the highest  interest  rate on the mortgage loans  included in the pool of mortgage  loans  underlying  the GNMA II  certificate  (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly  installment  payments on each Ginnie Mae certificate will be comprised of interest due as specified  on a  Ginnie  Mae  certificate  plus  the  scheduled  principal  payments  on the FHA  loans or VA loans underlying  the  Ginnie  Mae  certificate  due on the  first  day of the  month  in  which  the  scheduled  monthly installments on the Ginnie Mae certificate is due.  Regular  monthly  installments on each Ginnie Mae  certificate, are required to be paid to the trustee  identified in the related  prospectus  supplement  as registered  holder by the 15th day of each month in the case of a GNMA I  certificate,  and are  required  to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate.  Any principal  prepayments on any FHA loans or VA loans  underlying a Ginnie Mae certificate  held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related  prospectus  supplement as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated  payment mortgage loans or by "buydown"  mortgage loans for which funds will have been provided,  and deposited into escrow  accounts,  for application to the payment of a portion of the  borrowers'  monthly  payments  during the early years of those  mortgage  loans.  Payments  due the registered  holders  of Ginnie  Mae  certificates  backed by pools  containing  "buydown"  mortgage  loans  will be computed in the same manner as payments  derived from other Ginnie Mae  certificates and will include amounts to be collected  from both the borrower  and the related  escrow  account.  The  graduated  payment  mortgage  loans will provide for graduated  interest  payments that, during the early years of the mortgage loans, will be less than the amount of stated  interest on the mortgage  loans.  The interest not so paid will be added to the  principal of the graduated  payment mortgage loans and,  together with interest on that interest,  will be paid in subsequent years.
The  obligations of Ginnie Mae and of a Ginnie Mae  issuer/servicer  will be the same  irrespective  of whether the
Ginnie Mae certificates are backed by graduated  payment mortgage loans or "buydown"  mortgage loans. No statistics comparable to the FHA's  prepayment  experience  on level  payment,  non-buydown  loans are available in inspect of graduated  payment or buydown  mortgages.  Ginnie Mae certificates  related to a series of certificates may be held in book-entry form.

         Fannie  Mae.  The  Federal  National  Mortgage  Association  (Fannie  Mae) is a  federally  chartered  and privately owned  corporation  organized and existing under the Federal National Mortgage  Association  Charter Act.
Fannie  Mae was  originally  established  in 1938 as a United  States  government  agency to  provide  supplemental liquidity to the mortgage market and was transformed into a  stockholder-owned  and privately  managed  corporation by legislation enacted in 1968.

         Fannie Mae provides  funds to the mortgage  market  primarily by purchasing  mortgage  loans from lenders.
Fannie Mae acquires funds to purchase  mortgage  loans from many capital  market  investors that may not ordinarily invest  in  mortgages.  In so doing,  it  expands  the  total  amount of funds  available  for  housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie  Mae   Certificates.   Fannie  Mae  certificates  are  either  guaranteed   mortgage   pass-through
certificates or stripped  mortgage-backed  securities.  The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae  certificates,  except as otherwise  indicated.  Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional  undivided  interest in a pool of mortgage  loans formed by Fannie Mae.  Each pool formed by Fannie Mae will  consist of mortgage  loans of one of the following types:

o    fixed-rate level installment conventional mortgage loans,

o    fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

o    adjustable rate conventional mortgage loans, or

o    adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable  standards set forth under the Fannie Mae purchase  program and will be secured by a first lien on a one- to four-family residential property.

         Each  Fannie  Mae  certificate  will be issued  pursuant  to a trust  indenture.  Original  maturities  of substantially  all of the  conventional,  level payment  mortgage  loans  underlying a Fannie Mae  certificate  are expected to be between either eight to 15 years or 20 to 40 years.  The original  maturities of  substantially  all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

         Mortgage loans  underlying a Fannie Mae  certificate  may have annual  interest rates that vary by as much
as  two  percentage  points  from  one  another.   The  rate  of  interest  payable  on  a  Fannie  Mae  guaranteed mortgage-backed  certificate  and the series  pass-through  rate  payable  with  respect  to a Fannie Mae  stripped mortgage-backed  security is equal to the lowest  interest rate of any mortgage  loan in the related  pool,  less a specified  minimum annual  percentage  representing  servicing  compensation and Fannie Mae's guaranty fee. Under a regular  servicing  option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses,  the annual  interest rates on the mortgage loans  underlying a Fannie Mae  certificate  will be between 50 basis  points  and 250  basis  points  greater  than the  annual  pass-through  rate,  in the case of a Fannie  Mae guaranteed  mortgage-backed  certificate,  or the series  pass-through  rate in the case of a Fannie  Mae  stripped mortgage-backed  security.  Under a special  servicing  option pursuant to which Fannie Mae assumes the entire risk for foreclosure  losses,  the annual interest rates on the mortgage loans  underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points  greater than the annual  pass-through  rate, in the case of a Fannie Mae guaranteed  mortgage-backed  certificate,  or the series  pass-through rate in the case of a Fannie
Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered  holder of a Fannie Mae certificate  that it will distribute on a timely basis amounts  representing the holder's  proportionate  share of scheduled  principal and interest payments at the applicable  pass-through  rate provided for by the Fannie Mae certificate on the underlying  mortgage loans, whether or not received,  and the holder's  proportionate  share of the full principal  amount of any foreclosed or other  finally  liquidated  mortgage  loan,  whether  or not  the  principal  amount  is  actually  recovered.  The obligations  of Fannie  Mae under its  guarantees  are  obligations  solely of Fannie Mae and are not backed by, or entitled  to,  the full  faith  and  credit of the  United  States.  If  Fannie  Mae were  unable  to  satisfy  its obligations,  distributions  to holders of Fannie Mae  certificates  would  consist  solely of  payments  and other recoveries on the  underlying  mortgage  loans and,  accordingly,  monthly  distributions  to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped  mortgage-backed  securities  are issued in series of two or more  classes,  with each
class  representing  a  specified   undivided   fractional   interest  in  principal   distributions  and  interest
distributions,  adjusted to the series  pass-through rate, on the underlying pool of mortgage loans. The fractional interests  of each  class in  principal  and  interest  distributions  are not  identical,  but the  classes in the aggregate  represent  100% of the  principal  distributions  and  interest  distributions,  adjusted  to the series pass-through  rate,  on the  respective  pool.  Because of the  difference  between  the  fractional  interests  in principal and interest of each class,  the effective  rate of interest on the principal of each class of Fannie Mae stripped  mortgage-backed  securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless  otherwise  specified  by Fannie Mae,  Fannie Mae  certificates  evidencing  interests  in pools of mortgages  formed on or after May 1, 1985 will be available in  book-entry  form only.  Distributions  of principal and  interest  on each  Fannie  Mae  certificate  will be made by Fannie  Mae on the 25th day of each  month to the persons in whose name the  Fannie  Mae  certificate  is  entered  in the books of the  Federal  Reserve  Banks,  or registered on the Fannie Mae certificate  register in the case of fully  registered  Fannie Mae  certificates as of the close of business on the last day of the preceding  month.  With respect to Fannie Mae  certificates  issued in book-entry  form,  distributions  on the Fannie Mae  certificates  will be made by wire,  and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. The Federal Home Loan  Mortgage  Corporation  (Freddie  Mac) is a  shareholder-owned,  United
States  government-sponsored  enterprise created pursuant to the Federal Home loan Mortgage  Corporation Act, Title
III of the  Emergency  Home  Finance  Act of 1970,  as  amended.  The common  stock of Freddie  Mac is owned by the
Federal Home loan Banks.  Freddie Mac was established  primarily for the purpose of increasing the  availability of mortgage credit for the financing of urgently  needed housing.  It seeks to provide an enhanced degree of liquidity for  residential  mortgage  investments  primarily  by  assisting  in the  development  of  secondary  markets  for conventional  mortgages.  The principal  activity of Freddie Mac  currently  consists of the purchase of first lien conventional  mortgage loans FHA loans,  VA loans or  participation  interests in those mortgage loans and the sale of the  loans  or  participations  so  purchased  in  the  form  of  mortgage  securities,  primarily  Freddie  Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable,  mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private  institutional  mortgage investors.

         Freddie  Mac  Certificates.  Each  Freddie  Mac  certificate  included  in a trust fund for a series  will represent  an undivided  interest in a pool of mortgage  loans that may consist of first lien  conventional  loans,
FHA loans or VA loans.  Freddie Mac certificates are sold under the terms of a mortgage  participation  certificate agreement.  A Freddie Mac certificate  may be issued under either Freddie Mac's Cash Program or Guarantor  Program.
Typically,  mortgage loans  underlying the Freddie Mac  certificates  held by a trust fund will consist of mortgage loans  with  original  terms to  maturity  of from ten to 40  years.  Each of those  mortgage  loans  must meet the applicable  standards  set forth in the law  governing  Freddie  Mac. A Freddie Mac  certificate  group may include whole loans,  participation  interests in whole loans and undivided interests in whole loans and/or  participations comprising another Freddie Mac certificate  group.  Under the guarantor program,  any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac  guarantees  to each  registered  holder of a Freddie Mac  certificate  the timely  payment of interest on the  underlying  mortgage  loans to the extent of the  applicable  certificate  rate on the  registered holder's  pro rata share of the unpaid  principal  balance  outstanding  on the  underlying  mortgage  loans in the
Freddie Mac certificate group represented by a Freddie Mac certificate,  whether or not received.  Freddie Mac also guarantees to each  registered  holder of a Freddie Mac certificate  ultimate  receipt by a holder of all principal on the  underlying  mortgage  loans,  without  any offset or  deduction,  to the extent of that  holder's  pro rata share.  However,  Freddie  Mac  does  not  guarantee,  except  if and to the  extent  specified  in the  prospectus supplement for a series, the timely payment of scheduled  principal.  Under Freddie Mac's Gold PC Program,  Freddie
Mac  guarantees the timely payment of principal  based on the difference  between the pool factor  published in the month  preceding the month of  distribution  and the pool factor  published in the related  month of  distribution.
Pursuant to its guarantees,  Freddie Mac indemnifies holders of Freddie Mac certificates  against any diminution in principal  by reason of charges  for  property  repairs,  maintenance  and  foreclosure.  Freddie Mac may remit the amount due on account of its  guarantee  of  collection  of principal  at any time after  default on an  underlying mortgage  loan,  but not later than (x) 30 days following  foreclosure  sale, (y) 30 days following  payment of the claim by any mortgage  insurer,  or (z) 30 days  following  the  expiration of any right of  redemption,  whichever occurs  later,  but in any  event no later  than one year  after  demand  has  been  made  upon the  mortgagor  for accelerated  payment of principal.  In taking actions  regarding the  collection of principal  after default on the mortgage loans underlying  Freddie Mac certificates,  including the timing of demand for acceleration,  Freddie Mac reserves the right to exercise its judgment  with respect to the mortgage  loans in the same manner as for mortgage loans which it has  purchased  but not sold.  The length of time  necessary  for Freddie  Mac to  determine  that a mortgage loan should be accelerated  varies with the  particular  circumstances  of each borrower,  and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac  certificates  are not guaranteed by the United States or by any Federal Home loan Bank and do not  constitute  debts or  obligations  of the United  States or any Federal  Home loan Bank.  The  obligations  of
Freddie Mac under its guarantee are  obligations  solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy its  obligations,  distributions to holders of Freddie Mac  certificates  would consist  solely of payments and other  recoveries on the  underlying mortgage loans and,  accordingly,  monthly  distributions to holders of Freddie Mac certificates  would be affected by delinquent payments and defaults on those mortgage loans.

         Registered  holders of Freddie Mac  certificates  are entitled to receive  their monthly pro rata share of all  principal  payments  on the  underlying  mortgage  loans  received by Freddie  Mac,  including  any  scheduled principal  payments,  full and partial  prepayments of principal and principal received by Freddie Mac by virtue of condemnation,  insurance,  liquidation or  foreclosure,  and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related  mortgage  loans to Freddie Mac.  Freddie Mac is required to remit each  registered
Freddie Mac  certificateholder's  pro rata share of principal payments on the underlying  mortgage loans,  interest at the Freddie Mac pass-through  rate and any other sums like prepayment fees,  within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under  Freddie  Mac's Cash  Program,  with  respect  to pools  formed  prior to June 1, 1987,  there is no limitation on be amount by which  interest  rates on the mortgage loans  underlying a Freddie Mac  certificate  may exceed the  pass-through  rate on the Freddie Mac certificate.  With respect to Freddie Mac certificates  issued on or after June 1, 1987,  the maximum  interest rate on the mortgage loans  underlying  the Freddie Mac  certificates may exceed the  pass-through  rate of the Freddie Mac  certificates by 50 to 100 basis points.  Under that program,
Freddie  Mac  purchases  group of whole  mortgage  loans from  sellers at  specified  percentages  of their  unpaid principal  balances,  adjusted for accrued or prepaid  interest,  which when  applied to the  interest  rate of the mortgage loans and  participations  purchased,  results in the yield expressed as a percentage  required by Freddie
Mac. The required yield,  which includes a minimum servicing fee retained by the servicer,  is calculated using the outstanding  principal  balance.  The range of interest rates on the mortgage loans and participations in a Freddie
Mac certificate  group under the Cash Program will vary since mortgage loans and  participations  are purchased and assigned to a Freddie  Mac  certificate  group  based upon their  yield to Freddie Mac rather than on the  interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor  Program,  the pass-through rate on a Freddie Mac certificate is established based upon the lowest  interest  rate on the  underlying  mortgage  loans,  minus a minimum  servicing  fee and the amount of Freddie  Mac's  management  and  guaranty  income as agreed upon between the sponsor and Freddie Mac. For
Freddie Mac certificate  group formed under the Guarantor  Program with certificate  numbers beginning with 18-012, the range  between  the lowest  and the  highest  annual  interest  rates on the  mortgage  loans in a Freddie  Mac certificate group may not exceed two percentage points.

         Freddie Mac  certificates  duly presented for registration of ownership on or before the last business day of a month are registered  effective as of the first day of the month. The first remittance to a registered  holder of a Freddie  Mac  certificate  will be  distributed  so as to be  received  normally by the 15th day of the second month  following  the month in which the  purchaser  became a  registered  holder of the Freddie Mac  certificates.
Subsequent  remittances will be distributed  monthly to the registered  holder so as to be received normally by the
15th day of each month.  The  Federal  Reserve  Bank of New York  maintains  book-entry  accounts  with  respect to
Freddie Mac  certificates  sold by Freddie Mac on or after  January 2, 1985,  and makes  payments of principal  and interest  each  month to the  registered  holders of Freddie  Mac  certificates  in  accordance  with the  holders'
instructions.

         Stripped   Mortgage-Backed   Securities.   Agency   Securities   may  consist  of  one  or  more  stripped
mortgage-backed  securities,  each as described in this prospectus and in the related prospectus  supplement.  Each
Agency  Security  of this type  will  represent  an  undivided  interest  in all or part of  either  the  principal distributions  or the  interest  distributions,  or in  some  specified  portion  of  the  principal  and  interest
distributions,   on   particular   Freddie   Mac,   Fannie  Mae,   Ginnie  Mae  or  other   government   agency  or
government-sponsored  agency  certificates.  The  underlying  securities  will be held under a trust  agreement  by
Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or  government-sponsored  agency, each as trustee, or by another trustee named in the related  prospectus  supplement.  Freddie Mac, Fannie Mae, Ginnie Mae or another government  agency or  government-sponsored  agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

         Other  Agency  Securities.  If specified in the related  prospectus  supplement,  a trust fund may include other  mortgage  pass-through  certificates  issued or guaranteed by Ginnie Mae,  Fannie Mae,  Freddie Mac or other government  agencies or  government-sponsored  agencies.  The  characteristics  of any other mortgage  pass-through certificates  issued or  guaranteed  by Ginnie  Mae,  Fannie  Mae,  Freddie  Mac or other  government  agencies  or government-sponsored  agencies will be described in that prospectus  supplement.  If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

         A separate collection account, which will be an Eligible Account, will be established by the trustee or the servicer,  as applicable,  in the name of the trustee, for each series of securities for receipt of

o    the amount of any cash  specified  in the related  prospectus  supplement  to be  initially  deposited  by the depositor in the collection account,

o    all amounts received with respect to the primary assets of the related trust fund, and

o    income earned on the foregoing amounts.

As  provided  in the  related  prospectus  supplement,  certain  amounts on deposit in the  collection  account and certain  amounts  available  under any credit  enhancement for the securities of that series will be deposited into the applicable  distribution  account for  distribution  to the holders of the related  securities.  The trustee or the securities  administrator,  as applicable,  will establish a separate  distribution  account for each series of securities.  The trustee or the securities  administrator,  as applicable,  will invest the funds in the collection account and the distribution account in eligible  investments  including,  among other investments,  obligations of the United States and certain of its agencies,  federal funds,  certificates of deposit,  commercial paper,  demand and time deposits and banker's  acceptances,  certain repurchase  agreements of United States government securities and  certain  guaranteed  investment  contracts,  in each  case  acceptable  to the  rating  agencies  named in the prospectus  supplement.  The  trustee  or the  party  designated  in  the  prospectus  supplement  will  have  sole discretion to determine the particular  investments  made so long as it complies with the  investment  terms of the related  pooling  and  servicing  agreement  or  the  related  servicing  agreement  and  indenture.  With  certain exceptions,  all such eligible  investments must mature, in the case of funds in the collection account,  not later than the day preceding the date when the funds are due to be deposited into the  distribution  account or otherwise distributed  and,  in the case of funds in the  distribution  account,  not later than the day  preceding  the next distribution date for the related series of securities.

         Notwithstanding  any of the  foregoing,  amounts may be deposited  and  withdrawn  pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

         If  specified in the related  prospectus  supplement,  a trust fund will  include one or more  pre-funding accounts that are segregated  trust accounts  established  and maintained  with the trustee for the related series.
If specified in the prospectus  supplement,  a portion of the proceeds of the sale of the  securities  equal to the pre-funded  amount will be deposited into the  pre-funding  account on the closing date and may be used to purchase additional  primary assets during the pre-funding  period specified in the prospectus  supplement.  In no case will the  pre-funded  amount exceed 50% of the proceeds of the offering of the related  securities,  and in no case will the  pre-funding  period exceed one year.  Additional  restrictions  may be imposed on  pre-funding by ERISA or the
REMIC provisions under the Code, which require,  among other things,  that the pre-funding period end no later than
90 days  after the  closing  date.  See  "Material  Federal  Income Tax  Considerations—Taxation  of the REMIC" and
"ERISA  Considerations"  in this prospectus.  The primary assets to be purchased  generally will be selected on the basis of the same  criteria as those used to select the  initial  primary  assets of the trust  fund,  and the same representations  and warranties  will be made with respect to them. If any pre-funded  amount remains on deposit in the pre-funding  account at the end of the pre-funding  period,  the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

         If a pre-funding  account is established,  one or more capitalized  interest  accounts that are segregated trust  accounts may be  established  and maintained  with the trustee for the related  series.  On the closing date for the  series,  a portion of the  proceeds  of the sale of the  related  securities  will be  deposited  into the capitalized interest account and used to fund the excess, if any, of

o    the sum of

                  o   the amount of interest accrued on the securities of the series, and

                  o   if  specified  in the related  prospectus  supplement,  certain  fees or expenses  during the pre-funding period,

over

o    the amount of interest available from the primary assets in the trust fund.

         Any amounts on deposit in the capitalized  interest account at the end of the pre-funding  period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                                                Credit Enhancement

         If so provided in the prospectus  supplement  relating to a series of securities,  simultaneously with the depositor's  assignment of the primary  assets to the trustee,  the depositor will obtain from an institution or by other means  acceptable  to the rating  agencies  named in the  prospectus  supplement  one or more types of credit enhancement  in favor of the trustee on behalf of the holders of the related  series or  designated  classes of the series.  The credit  enhancement  will support the payment of principal of and interest on the securities,  and may be  applied  for  certain  other  purposes  to the  extent  and under the  conditions  set forth in the  prospectus supplement.  Credit  enhancement  for a  series  may  include  one or  more of the  forms  described  below.  If so specified in the related prospectus  supplement,  the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

         If specified in the related prospectus  supplement,  credit enhancement for a series may consist of one or more  classes  of  subordinated  securities.  The  rights of the  holders  of  subordinated  securities  to receive distributions  on any  distribution  date will be  subordinate  in right and  priority  to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

         If so  provided  in the  prospectus  supplement  for a  series  of  securities,  deficiencies  in  amounts otherwise  payable on the securities or on specified  classes will be covered by insurance  policies  and/or surety bonds provided by one or more insurance  companies or sureties.  Those  instruments may cover,  with respect to one or more classes of securities of the related series,  timely  distributions  of interest and/or full  distributions of  principal  on the basis of a schedule  of  principal  distributions  set forth in or  determined  in the manner specified in the related prospectus supplement.  In addition, if specified in the related prospectus supplement,  a trust fund may also include  bankruptcy  bonds,  special hazard insurance  policies,  other insurance or guaranties for the purpose of:

o    maintaining timely payments or providing additional protection against losses on the trust fund assets;

o    paying administrative expenses; or

o    establishing  a minimum  reinvestment  rate on the  payments  made in  respect  of those  assets or  principal payment rate on those assets.

     Arrangements may include agreements under which  securityholders  are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus  supplement.  A copy of any arrangement  instrument  for a series  will be filed with the SEC as an exhibit to a Current  Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Overcollateralization

         If so  provided  in the  prospectus  supplement  for a series of  securities,  a portion  of the  interest payment  on each loan  included  in the trust  fund may be  applied  as an  additional  distribution  in respect of principal to reduce the principal  balance of a class or classes of securities  and,  thus,  accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

         If specified in the related  prospectus  supplement,  credit  enhancement for a series may consist of pool insurance policies,  special hazard insurance  policies,  bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

         Pool Insurance Policy.  If so specified in the related  prospectus  supplement,  the depositor will obtain a pool  insurance  policy for the loans in the related trust fund.  The pool  insurance  policy will cover any loss
(subject to the limitations  described in the prospectus  supplement) by reason of default,  but will not cover the portion of the  principal  balance of any loan that is  required to be covered by any  primary  mortgage  insurance policy.  The  amount  and  terms  of any pool  insurance  coverage  will be set  forth  in the  related  prospectus supplement.

         Special  Hazard  Insurance  Policy.  Although the terms of such  policies  vary to some degree,  a special hazard insurance policy  typically  provides that, where there has been damage to property  securing a defaulted or foreclosed  loan (title to which has been  acquired by the  insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance  policy,  if applicable)  required to be maintained with respect to the property,  or in connection  with partial loss  resulting from the  application  of the  coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

o    the cost of repair or replacement of the property, and

o    upon transfer of the property to the special hazard insurer,  the unpaid principal  balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of  foreclosure,  plus accrued  interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

         If the unpaid  principal  balance of the loan plus accrued  interest  and certain  expenses is paid by the special hazard insurer,  the amount of further  coverage under the special hazard  insurance policy will be reduced by that  amount  less any net  proceeds  from the sale of the  related  property.  Any  amount  paid as the cost of repair of the property will reduce  coverage by that amount.  Special hazard  insurance  policies  typically do not cover losses  occasioned  by war,  civil  insurrection,  certain  governmental  actions,  errors in design,  faulty workmanship or materials (except under certain circumstances),  nuclear reaction,  flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration  of the  property  with the  proceeds  described  in the first  bullet of the second  previous paragraph  is expected to satisfy  the  condition  under any pool  insurance  policy that the  property be restored before a claim  under the pool  insurance  policy may be validly  presented  with  respect  to the  defaulted  loan secured by the property.  The payment  described in the second bullet of the second previous  paragraph will render unnecessary  presentation  of a claim in respect of the loan under any pool insurance  policy.  Therefore,  so long as a pool insurance  policy  remains in effect,  the payment by the special hazard insurer of the cost of repair or of the unpaid  principal  balance of the related loan plus accrued  interest and certain  expenses  will not affect the total amount in respect of insurance  proceeds paid to holders of the securities,  but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy  Bond.  In the event of a bankruptcy  of a borrower,  the  bankruptcy  court may  establish the value of the property  securing the related loan at an amount less than the  then-outstanding  principal balance of the loan.  The amount of the  secured  debt could be reduced to that  value,  and the holder of the loan thus would become an unsecured  creditor to the extent the  principal  balance of the loan  exceeds the value  assigned to the property by the  bankruptcy  court.  In addition,  certain  other  modifications  of the terms of a loan can result from a  bankruptcy  proceeding.  See  "Material  Legal  Aspects of the Loans" in this  prospectus.  If the  related prospectus  supplement  so provides,  the depositor or other entity  specified in the  prospectus  supplement  will obtain a bankruptcy bond or similar  insurance  contract covering losses resulting from proceedings with respect to borrowers  under the Federal  Bankruptcy  Code.  The  bankruptcy  bond will cover certain  losses  resulting from a reduction  by a  bankruptcy  court of  scheduled  payments of principal of and interest on a loan or a reduction by the court of the principal  amount of a loan and will cover certain unpaid  interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate  amount specified in the prospectus  supplement for all loans in the trust fund for the  related  series.  The amount  will be reduced by  payments  made under the bankruptcy bond in respect of the loans and will not be restored.

Reserve Funds

         If the prospectus  supplement relating to a series of securities so specifies,  the depositor will deposit into  one or more  reserve  funds  cash,  a letter  or  letters  of  credit,  cash  collateral  accounts,  eligible investments,  or other  instruments  meeting the  criteria of the rating  agencies in the amount  specified  in the prospectus  supplement.  Each reserve fund will be established by the trustee or the securities  administrator,  as applicable,  as part of the trust fund for that series or for the benefit of the credit  enhancement  provider  for that  series.  In the  alternative  or in addition to the initial  deposit by the  depositor,  a reserve fund for a series may be funded  over time  through  application  of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related  prospectus  supplement.  If applicable,  the initial amount of the  reserve  fund and the reserve  fund  maintenance  requirements  for a series of  securities  will be described in the related prospectus supplement.

         Amounts  withdrawn from any reserve fund will be applied by the trustee or the  securities  administrator, as applicable,  to make payments on the securities of the related series, to pay expenses,  to reimburse any credit enhancement  provider  for the series or for any other  purpose,  in the manner and to the extent  specified in the related prospectus supplement.

         Amounts  deposited  into a reserve fund will be invested by the trustee or the  securities  administrator, as  applicable,  in  eligible  investments  maturing  no later than the day  specified  in the  related  prospectus supplement.

Cross-Collateralization

         If specified in the related prospectus  supplement,  the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate  classes of the related series of  securities.  In that case, credit  support may be provided by a  cross-collateralization  feature which  requires that  distributions  be made with respect to securities  evidencing a beneficial  ownership interest in, or secured by, one or more asset groups within the same trust fund prior to  distributions  to subordinated  securities  evidencing a beneficial  ownership interest in, or secured by, one or more other asset groups within that trust fund.  Cross-collateralization  may be provided by

o    the  allocation  of a portion of excess  amounts  generated by one or more asset groups  within the same trust fund to one or more other asset groups within the same trust fund, or

o    the  allocation  of losses with respect to one or more asset  groups to one or more other asset groups  within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of  subordinated  securities of the related  series  then  outstanding  having the lowest  rating  assigned  by any rating  agency or the lowest payment  priority,  in each case to the  extent  and in the  manner  more  specifically  described  in the  related prospectus  supplement.  The prospectus  supplement for a series which includes a  cross-collateralization  feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related  prospectus  supplement,  the coverage provided by one or more forms of credit support  may apply  concurrently  to two or more  related  trust  funds.  If  applicable,  the  related  prospectus supplement  will identify the trust funds to which credit support  relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

         If provided in the  prospectus  supplement  relating to a series of  securities,  the depositor will enter into a minimum  principal  payment  agreement with an entity  meeting the criteria of the rating  agencies named in the prospectus  supplement  under which the entity will provide certain payments on the securities of the series in the event that aggregate  scheduled  principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

         If specified in a prospectus  supplement,  the depositor  and the trustee for a series of securities  will enter into a deposit  agreement  with the entity  specified in the  prospectus  supplement on or before the sale of the related series of  securities.  The deposit  agreement is intended to accumulate  available cash for investment so that the cash,  together with income thereon,  can be applied to future  distributions on one or more classes of securities.  The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

         If provided  in the  related  prospectus  supplement,  the trust fund may  include  one or more  financial instruments that are intended to meet the following goals:

o    to convert  the  payments  on some or all of the loans and  Private  Label  Securities  from fixed to floating payments,  or from  floating to fixed,  or from  floating  based on a  particular  index to floating  based on another index;

o    to provide  payments if any index rises above or falls below specified  levels (all indices that apply to pool assets with  adjustable  rates will be indices "that are of a type that are  customarily  used in the debt and fixed income markets to measure the cost of borrowed funds); or

o    to provide  protection  against interest rate changes,  certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes  financial  instruments of this type, the  instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

         The trust  fund may  include  one or more  derivative  instruments,  as  described  in this  section.  All derivative  instruments  included  in any trust  fund will be used only in a manner  that  reduces  or alters  risk resulting  from the mortgage  loans or other  assets in the pool,  and only in a manner such that the return on the offered  securities  will be based  primarily on the performance of the mortgage loans or other assets in the pool.
Derivative  instruments  may include 1) interest  rate swaps (or caps,  floors and  collars)  and yield  supplement agreements  as described  below,  2) currency  swaps and 3) market value swaps that are  referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

         An interest  rate swap is an  agreement  between two parties to exchange a stream of interest  payments on
an  agreed   hypothetical  or  "notional"   principal   amount.  No  principal  amount  is  exchanged  between  the counterparties  to an interest  rate swap.  In a typical  swap,  one party agrees to pay a fixed rate on a notional principal  amount,  while the  counterparty  pays a floating  rate based on one or more  reference  interest  rates including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or U.S.  Treasury Bill rates.
Interest  rate swaps also permit  counterparties  to exchange a floating rate  obligation  based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another  referenced  interest rate, such as
U.S.  Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the  counterparty  agrees to make payments  representing  interest on a notional  principal amount when a specified  reference  interest rate is above a strike rate,  outside of a range of strike  rates,  or below a strike rate as  specified in the  agreement, generally in exchange  for a fixed amount paid to the  counterparty  at the time the  agreement is entered  into. A yield  supplement  agreement  is a type of cap  agreement,  and is  substantially  similar  to a cap  agreement  as described above.

         The trustee,  supplemental  interest trustee or securities  administrator,  as applicable,  on behalf of a trust fund may enter into  interest  rate swaps,  caps,  floors and collars,  or yield  supplement  agreements,  to minimize the risk to  securityholders  from adverse  changes in interest  rates or to provide  supplemental  credit support.  Cap  agreements  and yield  supplement  agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

         A market  value swap might be used in a structure  where the pooled  assets are hybrid  ARMs,  or mortgage loans that  provide  for a fixed rate  period and then  convert by their terms to  adjustable  rate  loans.  Such a structure  will only provide that at a specified  date near the end of the fixed rate period,  the  investors  must tender their  securities  to the trustee who will then transfer the  securities  to other  investors in a mandatory auction  procedure.  A market value swap will only be used in conjunction with a mandatory auction  procedure.  The market value swap would ensure that the original  investors  would  receive at least par at the time of tender,  by covering any shortfall between par and the then current market value of their securities.

         Any derivative  contracts will be documented  based upon the standard forms provided by the  International
Swaps and  Derivatives  Association,  or ISDA.  These  forms  generally  consist  of an ISDA  master  agreement,  a schedule to the master  agreement,  and a confirmation,  although in some cases the schedule and confirmation  will be  combined  in a single  document  and the  standard  ISDA  master  agreement  will be  incorporated  therein  by reference.  Standard ISDA definitions also will be incorporated by reference.  Each  confirmation  will provide for payments to be made by the derivative  counterparty to the trust,  and in some cases by the trust to the derivative counterparty,  generally based upon specified  notional amounts and upon  differences  between  specified  interest rates or values.  For example,  the  confirmation  for an interest  rate cap  agreement  will contain a schedule of fixed  interest  rates,  generally  referred  to as strike  rates,  and a schedule of  notional  amounts,  for each distribution  date  during the term of the  interest  rate cap  agreement.  The  confirmation  also will  specify a reference  rate,  generally a floating or adjustable  interest rate, and will provide that payments will be made by the  derivative  counterparty  to the  trust on each  distribution  date,  based on the  notional  amount  for that distribution  date  and the  excess,  if any,  of the  specified  reference  rate  over  the  strike  rate for that distribution date.

         In the event of the  withdrawal  of the credit  rating of a derivative  counterparty  or the  downgrade of such credit rating below levels  specified in the derivative  contract  (where the derivative  contract is relevant to the ratings of the offered  securities,  such levels generally are set by the rating agencies rating the offered securities),  the  derivative  counterparty  may  be  required  to  post  collateral  for  the  performance  of its obligations  under the derivative  contract,  or to take certain other measures  intended to assure  performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

         There can be no assurance  that the trustee will be able to enter into  derivatives  at any specific  time or at prices or on other terms that are  advantageous.  In  addition,  although  the terms of the  derivatives  may provide for  termination  under various  circumstances,  there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

                                              Static Pool Information

         For each mortgage pool discussed  above,  the depositor will provide static pool  information with respect to the experience of the sponsor,  or other  appropriate  entity,  in securitizing  asset pools of the same type to the extent material.

         With respect to each series of securities,  the  information  referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                                Servicing of Loans

General

         Under the pooling and servicing  agreement or the  servicing  agreement  for a series of  securities,  the servicer will provide  customary  servicing  functions  with respect to the loans  comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

         The servicer  will make  reasonable  efforts to collect all  payments  required to be made under the loans and will,  consistent  with the terms of the related  governing  agreement for a series and any  applicable  credit enhancement,  follow such  collection  procedures  as it follows with respect to  comparable  loans held in its own portfolio.  Consistent with the above, the servicer has the discretion to

o    waive any assumption fee, late payment charge, or other charge in connection with a loan, and

o    to the extent  provided in the related  agreement,  arrange with a borrower a schedule for the  liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related  prospectus  supplement  so provides,  the servicer,  to the extent  permitted by law, will establish  and maintain  escrow or impound  accounts  with respect to loans in which  borrower  payments for taxes, assessments,  mortgage and hazard insurance  policy premiums and other  comparable items will be deposited.  In the case of loans that do not require  such  payments  under the  related  loan  documents,  the  servicer  will not be required to establish any escrow or impound account for those loans.  The servicer will make  withdrawals  from the escrow  accounts to effect timely payment of taxes,  assessments  and mortgage and hazard  insurance,  to refund to borrowers  amounts  determined to be overages,  to pay interest to borrowers on balances in the escrow  accounts to the extent  required by law, to repair or otherwise  protect the related  property and to clear and  terminate  the escrow  accounts.  The servicer will be responsible  for the  administration  of the escrow  accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

         Unless the related prospectus  supplement specifies otherwise,  the trustee or the servicer will establish a separate  collection  account in the name of the  trustee.  Unless the  related  prospectus  supplement  provides otherwise, the collection account will be

o    an account maintained at a depository  institution,  the long-term  unsecured debt obligations of which at the time  of any  deposit  are  rated  by  each  rating  agency  named  in the  prospectus  supplement  at  levels satisfactory to the rating agency; or

o    an  account  the  deposits  in which are  insured to the  maximum  extent  available  by the  Federal  Deposit
     Insurance  Corporation  or an account  secured in a manner  meeting  requirements  established  by each rating agency named in the prospectus supplement.

         The funds held in the  collection  account may be invested in eligible  investments.  If so  specified  in the  related  prospectus  supplement,  the  servicer  will be entitled to receive as  additional  compensation  any interest or other income earned on funds in the collection account.

         The servicer,  the depositor,  the trustee,  the sponsor or any  additional  seller,  as applicable,  will deposit  into the  collection  account for each  series,  on the  business  day  following  the closing  date,  all scheduled  payments  of  principal  and  interest  on the primary  assets due after the  related  cut-off  date but received by the servicer on or before the closing  date,  and  thereafter,  within two business days after the date of receipt thereof,  the following  payments and collections  received or made by the servicer (other than,  unless otherwise  provided in the related  prospectus  supplement,  in respect of principal of and interest on the related primary assets due on or before the cut-off date):

o    all payments in respect of principal, including prepayments, on the primary assets;

o    all payments in respect of interest on the primary assets after  deducting,  at the discretion of the servicer
     (but only to the extent of the amount  permitted to be withdrawn or withheld  from the  collection  account in accordance with the related agreement), related servicing fees payable to the servicer;

o    all  Liquidation  Proceeds after  deducting,  at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection  account in accordance with the related  agreement),  the servicing fee, if any, in respect of the related primary asset;

o    all Insurance Proceeds;

o    all  amounts  required to be  deposited  into the  collection  account  from any  reserve  fund for the series pursuant to the related agreement;

o    all advances of cash made by the servicer in respect of  delinquent  scheduled  payments on a loan and for any other purpose as required pursuant to the related agreement; and

o    all repurchase  prices of any primary assets  repurchased by the depositor,  the servicer,  the sponsor or any additional seller pursuant to the related agreement.

         The servicer is permitted,  from time to time, to make  withdrawals  from the collection  account for each series for the following purposes:

o    to reimburse  itself for advances  that it made in  connection  with that series under the related  agreement;
     provided  that the  servicer's  right to reimburse  itself is limited to amounts  received on or in respect of particular  loans  (including,  for this  purpose,  Liquidation  Proceeds and  proceeds of insurance  policies covering the related loans and Mortgaged  Properties  ("Insurance  Proceeds"))  that represent late recoveries of scheduled payments with respect to which the Advance was made;

o    to the extent  provided  in the  related  agreement,  to  reimburse  itself for any  advances  that it made in connection  with the series  which the servicer  determines  in good faith to be  nonrecoverable  from amounts representing late recoveries of scheduled  payments  respecting which the advance was made or from Liquidation
     Proceeds or Insurance Proceeds;

o    to reimburse  itself from  Liquidation  Proceeds for  liquidation  expenses and for amounts  expended by it in good faith in  connection  with the  restoration  of damaged  property  and, in the event  deposited  into the collection  account and not  previously  withheld,  and to the extent  that  Liquidation  Proceeds  after such reimbursement  exceed the  principal  balance of the related loan,  together with accrued and unpaid  interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation  Proceeds,  to pay to itself out of the excess the amount of any unpaid  servicing fee and any assumption  fees, late payment charges, or other charges on the related loan;

o    in the event the servicer  has elected not to pay itself the  servicing  fee out of the interest  component of any scheduled  payment,  late payment or other recovery with respect to a particular loan prior to the deposit of the  scheduled  payment,  late  payment  or  recovery  into the  collection  account,  to pay to itself the servicing fee, as adjusted  pursuant to the related  agreement,  from any scheduled  payment,  late payment or other recovery to the extent permitted by the related agreement;

o    to  reimburse  itself for  expenses  incurred  by and  recoverable  by or  reimbursable  to it pursuant to the related agreement;

o    to pay to the  applicable person with  respect to each  primary asset or related  real property  that has been repurchased  or removed from the trust fund by the  depositor,  the  servicer,  the sponsor or any  additional seller pursuant to the related  agreement,  all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

o    to make payments to the trustee or the  securities  administrator,  as  applicable,  of the series for deposit into the related  distribution  account or for  remittance  to the holders of the series in the amounts and in the manner provided for in the related agreement; and

o    to clear and terminate the collection account pursuant to the related agreement

In  addition,  if the  servicer  deposits  into the  collection  account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

         The related prospectus  supplement will describe the circumstances,  if any, under which the servicer will make advances  with respect to delinquent  payments on loans.  If specified in the related  prospectus  supplement, the servicer will be obligated to make  advances.  Its  obligation  to make  advances may be limited in amount,  or may not be activated  until a certain  portion of a specified  reserve  fund is depleted.  Advances are intended to provide  liquidity and, except to the extent specified in the related  prospectus  supplement,  not to guarantee or insure against  losses.  Accordingly,  any funds advanced are  recoverable by the servicer out of amounts  received on particular  loans that  represent  late  recoveries of scheduled  payments,  Insurance  Proceeds or  Liquidation
Proceeds  respecting  which  an  advance  was  made.  If an  advance  is made  and  subsequently  determined  to be nonrecoverable  from late  collections,  Insurance  Proceeds or  Liquidation  Proceeds from the related  loan,  the servicer may be entitled to reimbursement  from other funds in the collection  account or distribution  account(s), as the case may be, or from a  specified  reserve  fund,  as  applicable,  to the extent  specified  in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard  Insurance;  Flood  Insurance.  The servicer will be required to maintain (or to cause the borrower  under each loan to maintain) a standard  hazard  insurance  policy  providing  the standard  form of fire insurance  coverage  with  extended  coverage for certain  other  hazards as is customary in the state in which the related  property is located.  The standard hazard  insurance  policies will provide for coverage at least equal to the  applicable  state  standard  form of fire  insurance  policy with  extended  coverage for property of the type securing  the  related  loans.  In general,  the  standard  form of fire and  extended  coverage  policy will cover physical  damage  to, or  destruction  of,  the  related  property  caused by fire,  lightning,  explosion,  smoke, windstorm,  hail,  riot,  strike and civil  commotion,  subject to the  conditions  and  exclusions in each policy.
Because the standard hazard  insurance  policies  relating to the loans will be  underwritten  by different  hazard insurers and will cover  properties  located in various states,  the policies will not contain  identical terms and conditions.  The basic terms,  however,  generally  will be determined by state law and generally  will be similar.
Most such policies  typically  will not cover any physical  damage  resulting  from war,  revolution,  governmental actions,  floods and other water-related causes, earth movement (including  earthquakes,  landslides and mudflows), nuclear  reaction,  wet or dry rot,  vermin,  rodents,  insects or domestic  animals,  theft and, in certain cases, vandalism.  The foregoing list is merely  indicative of certain kinds of uninsured  risks and is not intended to be all  inclusive.  Uninsured  risks  not  covered  by a  special  hazard  insurance  policy  or other  form of credit enhancement  will  adversely  affect  distributions  to  holders.  When a property  securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster  Protection Act of 1973, as amended,  the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

         The standard  hazard  insurance  policies  covering  properties  typically  will  contain a  "coinsurance"
clause,  which in effect  will  require  that the  insured  at all times  carry  hazard  insurance  of a  specified percentage  (generally 80% to 90%) of the full  replacement  value of the property,  including any  improvements on the  property,  in order to recover the full amount of any partial  loss.  If the  insured's  coverage  falls below this specified  percentage,  the coinsurance  clause will provide that the hazard insurer's  liability in the event of partial loss will not exceed the greater of

o    the actual cash value (i.e.,  replacement  cost less physical  depreciation)  of the  property,  including the improvements, if any, damaged or destroyed, and

o    such proportion of the loss,  without deduction for depreciation,  as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard  insurance to be maintained  on the  improvements  securing the loans  declines as their principal  balances  decrease,  and since the value of the properties  will fluctuate over time, the effect of this requirement  in the event of partial loss may be that hazard  insurance  proceeds will be  insufficient  to restore fully the damage to the affected property.

         Coverage will be in an amount at least equal to the greater of

o    the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

o    the outstanding principal balance of the related loan.

The servicer will also typically  maintain on REO property a standard hazard  insurance policy in an amount that is at least equal to the maximum  insurable  value of the REO property.  No earthquake or other  additional  insurance will be required of any borrower or will be  maintained  on REO  property  other than  pursuant to such  applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts  collected by the servicer under  insurance  policies (other than amounts to be applied to the restoration or repair of the property,  released to the borrower in accordance with normal servicing  procedures or used to reimburse  the servicer for amounts to which it is entitled to  reimbursement)  will be deposited  into the collection  account.  In the event that the  servicer  obtains and  maintains  a blanket  policy  insuring  against hazard  losses on all of the loans,  written by an insurer  then  acceptable  to each  rating  agency  named in the prospectus  supplement,  it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard  hazard  insurance  policy for each loan or related  REO  property.  This  blanket  policy may contain a deductible  clause,  in which  case the  servicer  will be  required,  in the event that there has been a loss that would have been covered by the policy absent the  deductible  clause,  to deposit into the  collection  account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

         The servicer will use its reasonable  best efforts to foreclose  upon,  repossess or otherwise  comparably convert the  ownership of the  properties  securing the related loans that come into and continue in default and as to which no satisfactory  arrangements can be made for collection of delinquent payments.  In this connection,  the servicer will follow such practices and  procedures as it deems  necessary or advisable and as are normal and usual in its servicing  activities with respect to comparable loans that it services.  However,  the servicer will not be required to expend its own funds in connection  with any  foreclosure  or towards the  restoration  of the property unless it determines that

o    the  restoration or foreclosure  will increase the  Liquidation  Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

o    its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However,  in the case of a trust fund for which a REMIC  election has been made,  the servicer  will be required to liquidate  any REO  property  by the end of the  third  calendar  year  after the trust  fund  acquires  beneficial ownership of the REO  property.  While the holder of an REO  property can often  maximize its recovery by providing financing  to a new  purchaser,  the trust fund will have no  ability to do so and  neither  the  servicer  nor the depositor will be required to do so.

         The servicer  may arrange  with the borrower on a defaulted  loan a change in the terms of the loan to the extent provided in the related  prospectus  supplement.  This type of  modification  may only be entered into if it meets the  underwriting  policies and  procedures  employed by the servicer in  servicing  receivables  for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

         When any property is about to be conveyed by the borrower,  the servicer will typically,  to the extent it has knowledge of the prospective  conveyance and prior to the time of the consummation of the conveyance,  exercise its rights to accelerate  the maturity of the related loan under any  applicable  "due-on-sale"  clause,  unless it reasonably  believes that the clause is not enforceable  under applicable law or if enforcement of the clause would result  in loss of  coverage  under  any  primary  mortgage  insurance  policy.  In that  event,  the  servicer  is authorized  to accept from or enter into an assumption  agreement  with the person to whom the property has been or is about to be conveyed.  Under the  assumption,  the transferee of the property  becomes liable under the loan and the original  borrower is released from  liability and the  transferee is  substituted  as the borrower and becomes liable under the loan.  Any fee  collected in  connection  with an  assumption  will be retained by the servicer as additional servicing compensation.  The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The servicer  will be entitled to a periodic  servicing  fee in an amount to be determined as specified in the related  prospectus  supplement.  The  servicing  fee may be fixed or  variable,  as  specified  in the related prospectus  supplement.  In addition,  the servicer may also be entitled to additional  servicing  compensation  in the form of assumption fees, late payment charges and similar items, and excess proceeds  following  disposition of property in connection with defaulted loans.

         The  servicer  may also pay certain  expenses  incurred in  connection  with the  servicing  of the loans, including,  without limitation,  the payment of the fees and expenses of each trustee and independent  accountants, payment of security policy and insurance policy premiums,  if applicable,  and the cost of any credit  enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower  makes a principal  prepayment in full between due dates on the related loan, the borrower generally  will be required to pay  interest on the amount  prepaid only to the date of  prepayment.  If and to the extent  provided in the related  prospectus  supplement,  in order that one or more classes of the  securities of a series will not be adversely affected by any resulting  shortfall in interest,  the amount of the servicing fee may be reduced to the extent  necessary to include in the servicer's  remittance to the applicable  trustee for deposit into the  related  distribution  account an amount  equal to one month's  interest  on the  related  loan (less the servicing  fee). If the total amount of these  shortfalls  in a month  exceeds the servicing fee for that month,  a shortfall to holders may occur.

         The servicer will be entitled to  reimbursement  for certain  expenses  that it incurs in connection  with the liquidation of defaulted  loans.  The related holders will suffer no loss by reason of the servicer's  expenses to the extent the expenses are covered under related insurance  policies or from excess  Liquidation  Proceeds.  If claims are either not made or paid under the  applicable  insurance  policies or if coverage under the policies has been  exhausted,  the  related  holders  will  suffer  a loss  to  the  extent  that  Liquidation  Proceeds,  after reimbursement  of the  servicer's  expenses,  are less than the  principal  balance of and unpaid  interest  on the related loan that would be  distributable to holders.  In addition,  the servicer will be entitled to reimbursement of its expenses in connection with the  restoration of REO property.  This right of  reimbursement  is prior to the rights of the holders to receive any related  Insurance  Proceeds,  Liquidation  Proceeds or amounts  derived  from other credit  enhancement.  The servicer  generally is also entitled to reimbursement  from the collection  account for advances.

         The rights of the  servicer to receive  funds from the  collection  account  for a series,  whether as the servicing  fee or other  compensation,  or for the  reimbursement  of  advances,  expenses  or  otherwise,  are not subordinate to the rights of holders of securities of the series.

Certain Matters Regarding the Servicer

         The servicer for each series will be identified  in the related  prospectus  supplement.  The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default  occurs under either a servicing  agreement or a pooling and  servicing  agreement, the  servicer  may be replaced by the  trustee or a successor  servicer.  The events of default and the rights of a trustee  upon a  default  under the  agreement  for the  related  series  will be  substantially  similar  to those described under "The  Agreements—Events  of Default;  Rights upon Event of Default—Pooling and Servicing Agreement;
Servicing Agreement" in this prospectus.

         The servicer  does not have the right to assign its rights and delegate its duties and  obligations  under the related agreement unless the successor servicer accepting such assignment or delegation

o    services similar loans in the ordinary course of its business;

o    is reasonably satisfactory to the trustee;

o    has a net worth of not less than the amount specified in the prospectus supplement;

o    would not cause the rating of the related  securities by a rating agency named in the  prospectus  supplement, as such  rating  is in  effect  immediately  prior  to the  assignment,  sale or  transfer,  to be  qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

o    executes  and delivers to the trustee an  agreement,  in form and  substance  reasonably  satisfactory  to the trustee,  that  contains an  assumption  by the  successor  servicer of the due and punctual  performance  and observance  of each  covenant and  condition  required to be  performed or observed by the servicer  under the agreement from and after the date of the agreement.

         No assignment will become  effective until the trustee or a successor  servicer has assumed the servicer's obligations and duties under the related  agreement.  To the extent that the servicer  transfers its obligations to a  wholly-owned  subsidiary  or  affiliate,  the  subsidiary  or affiliate  need not satisfy the criteria set forth above. In this instance,  however,  the assigning  servicer will remain liable for the servicing  obligations under the  agreement.  Any  entity  into  which the  servicer  is merged or  consolidated  or any  successor  corporation resulting  from any merger,  conversion  or  consolidation  will succeed to the  servicer's  obligations  under the agreement  provided  that the successor or surviving  entity meets the  requirements  for a successor  servicer set forth above.

         Except to the extent  otherwise  provided in the related  prospectus  supplement  or pooling and servicing agreement,  each agreement will provide that neither the servicer nor any director,  officer,  employee or agent of the servicer  will be under any  liability to the related  trust fund,  the depositor or the holders for any action taken or for  failing  to take any  action in good  faith  pursuant  to the  related  agreement,  or for  errors in judgment.  However,  neither the servicer  nor any such person will be protected  against any breach of warranty or representations  made under the  agreement,  or the  failure to perform  its  obligations  in  compliance  with any standard of care set forth in the  agreement,  or  liability  that would  otherwise be imposed by reason of willful misfeasance,  bad faith or  negligence  in the  performance  of their duties or by reason of reckless  disregard of their  obligations  and duties under the agreement.  Each agreement will further  provide that the servicer and any director,  officer,  employee or agent of the servicer is entitled to  indemnification  from the related trust fund and will be held  harmless  against any loss,  liability or expense  incurred in  connection  with any legal action relating to the  agreement  or the  securities,  other than any loss,  liability  or expense  incurred by reason of willful  misfeasance,  bad faith or  negligence  in the  performance  of duties under the agreement or by reason of reckless  disregard of those obligations and duties.  In addition,  the agreement will provide that the servicer is not under any  obligation  to appear  in,  prosecute  or defend  any legal  action  that is not  incidental  to its servicing  responsibilities  under the agreement that, in its opinion,  may involve it in any expense or liability.
The servicer  may, in its  discretion,  undertake  any such action that it may deem  necessary  or  desirable  with respect to the  agreement  and the rights  and duties of the  parties  thereto  and the  interests  of the  holders thereunder.  In that  event,  the legal  expenses  and  costs of the  action  and any  resulting  liability  may be expenses,  costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed  therefor out of the collection account.

                                                  The Agreements

         The following  summaries describe the material  provisions of the pooling and servicing agreement or trust agreement,  in the case of a series of certificates,  and the indenture and servicing  agreement,  in the case of a series of notes.  The summaries do not purport to be complete and are subject to, and  qualified in their  entirety by reference to, the  provisions  of the  agreements  applicable  to the  particular  series of  securities.  Where particular  provisions or terms used in the  agreements  are referred to, the  provisions or terms are as specified in the agreements.

Assignment of Primary Assets

         General.  At the time of issuance of the securities of a series,  the depositor will transfer,  convey and assign to the related  trust fund all right,  title and interest of the  depositor in the primary  assets and other property to be transferred  to the trust fund.  This  assignment  will include all principal and interest due on or with respect to the primary  assets after the cut-off date.  The trustee will,  concurrently  with the  assignment, execute and deliver the securities.

         Assignment  of Mortgage  Loans.  The  depositor  will  deliver to the trustee  (or,  if  specified  in the prospectus  supplement,  a custodian on behalf of the trustee),  as to each  Residential Loan and Home Equity Loan, the related note endorsed  without recourse to the order of the trustee or in blank,  the original  mortgage,  deed of trust or other security  instrument  with evidence of recording  indicated  thereon (except for any mortgage not returned from the public recording  office,  in which case a copy of the mortgage will be delivered,  together with a certificate that the original of the mortgage was delivered to such recording  office),  and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related  prospectus  supplement,  the custodian will hold these documents in trust for the benefit of the holders.

         If so specified  in the related  prospectus  supplement,  at the time of issuance of the  securities,  the depositor  will cause  assignments  to the  trustee of the  mortgages  relating  to the loans to be recorded in the appropriate  public office for real property records,  except in states where, in the opinion of counsel acceptable to the trustee,  recording is not required to protect the  trustee's  interest in the related  loans.  If specified in the  prospectus  supplement,  the  depositor  will cause the  assignments  to be recorded  within the time after issuance of the  securities as is specified in the related  prospectus  supplement.  In this event,  the prospectus supplement  will specify  whether the agreement  requires the depositor to repurchase from the trustee any loan the related  mortgage  of which is not  recorded  within  that  time,  at the price  described  below  with  respect to repurchases by reason of defective  documentation.  Unless  otherwise  provided in the prospectus  supplement,  the enforcement of the repurchase  obligation  would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment  of Home  Improvement  Contracts.  The  depositor  will deliver to the trustee or the custodian each original Home  Improvement  Contract and copies of related  documents and instruments  and, except in the case of unsecured  Home  Improvement  Contracts,  the security  interest in the related home  improvements.  In order to give notice of the right,  title and interest of holders to the Home  Improvement  Contracts,  the  depositor  will cause a UCC-1  financing  statement to be executed by the depositor or the sponsor  identifying  the trustee as the secured party and identifying all Home Improvement  Contracts as collateral.  The Home  Improvement  Contracts will not be stamped  or  otherwise  marked to  reflect  their  assignment  to the trust  fund.  Therefore,  if,  through negligence,  fraud  or  otherwise,  a  subsequent  purchaser  were  able to take  physical  possession  of the Home
Improvement  Contracts without notice of the assignment,  the interest of holders in the Home Improvement Contracts could be defeated.  See "Material Legal Aspects of the Loans—The Home  Improvement  Contracts and the  Manufactured
Housing Contracts" in this prospectus.

         Assignment of Manufactured  Housing  Contracts.  If specified in the related  prospectus  supplement,  the depositor,  the sponsor or any  additional  seller will  deliver to the  trustee the  original  contract as to each
Manufactured  Housing Contract and copies of documents and instruments  related to each contract and, other than in the case of unsecured  contracts,  the security interest in the property  securing that contract.  In order to give notice of the  right,  title and  interest  of  securityholders  to the  contracts,  if  specified  in the  related prospectus supplement,  the depositor,  the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor,  the sponsor or any  additional  seller  identifying  the trustee as the secured party and identifying all contracts as collateral.  If so specified in the related prospectus  supplement,  the contracts will not be stamped or  otherwise  marked to reflect  their  assignment  to the  trustee.  Therefore,  if,  through negligence,  fraud or otherwise,  a subsequent  purchaser  were able to take  physical  possession of the contracts without  notice of the  assignment,  the  interest of  securityholders  in the  contracts  could be  defeated.  See
"Material Legal Aspects of the Loans—The Home  Improvement  Contracts and the  Manufactured  Housing  Contracts" in
this prospectus.

         Loan  Schedule.  Each loan will be  identified  in a  schedule  appearing  as an  exhibit  to the  related agreement and will specify with respect to each loan:

o    the original principal amount,

o    its unpaid principal balance as of the cut-off date,

o    the current interest rate,

o    the current scheduled payment of principal and interest,

o    the maturity date, if any, of the related note, and

o    if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment  of Agency and  Private  Label  Securities.  The  depositor  will cause the Agency and  Private
Label  Securities to be registered  in the name of the trustee (or its nominee or  correspondent).  The trustee (or its nominee or  correspondent)  will take possession of any certificated  Agency or Private Label  Securities.  The trustee will not typically be in  possession  of, or be assignee of record of, any loans  underlying  the Agency or
Private Label  Securities.  See "The Trust  Funds—Private  Label  Securities" in this  prospectus.  Each Agency and
Private Label  Security will be identified in a schedule  appearing as an exhibit to the related  agreement,  which will specify the original principal amount,  principal balance as of the cut-off date, annual  pass-through rate or interest  rate and maturity  date for each Agency and Private  Label  Security  conveyed to the related trust fund.
In the agreement, the depositor will represent and warrant to the trustee that:

o    the  information  contained  in the Agency or Private  Label  Securities  schedule  is true and correct in all material respects,

o    immediately  prior to the conveyance of the Agency or Private Label  Securities,  the depositor had good title and was the sole owner of the Agency or Private Label Securities,

o    there has been no other sale of the Agency or Private Label Securities, and

o    there is no existing  lien,  charge,  security  interest or other  encumbrance  on the Agency or Private Label
     Securities.

         Repurchase and  Substitution of  Non-Conforming  Primary  Assets.  If any document in the file relating to the primary  assets  delivered by the depositor to the trustee (or  custodian)  is found by the trustee,  within 90 days of the execution of the related agreement (or promptly after the trustee's  receipt of any document  permitted to be delivered  after the closing date),  to be defective in any material  respect and the depositor,  the sponsor or any  additional  seller does not cure such defect  within 90 days after the  discovery of such defect (or within any other period  specified in the related  prospectus  supplement)  the  depositor,  the sponsor or any additional seller  will,  not later than 90 days after the  discovery  of such defect (or within such any period  specified in the  related  prospectus  supplement),  repurchase  from the  trustee the  related  primary  asset or any  property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

o    the lesser of

                  o   the principal balance of the primary asset, and

                  o   the trust fund's federal income tax basis in the primary asset;

plus

o    accrued and unpaid  interest to the date of the next  scheduled  payment on the primary  asset at the rate set forth in the related agreement.

However,  the purchase  price shall not be limited to the trust fund's  federal  income tax basis in the asset,  if the repurchase at a price equal to the principal  balance of the  repurchased  primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related  prospectus  supplement,  the depositor,  the sponsor or any additional seller, as the case may be, may, rather than  repurchase the primary asset as described  above,  remove the  non-conforming primary  asset from the trust fund and  substitute  in its place one or more other  qualifying  substitute  primary assets.  If no REMIC  election is made with respect to the trust fund,  the  substitution  must be effected  within
120 days of the date of  initial  issuance  of the  securities.  If a REMIC  election  is made with  respect to the trust fund, the trustee must have received a satisfactory  opinion of counsel that the substitution  will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

o    it has a principal balance,  after deduction of all scheduled  payments due in the month of substitution,  not in excess of the principal  balance of the deleted  primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

o    it has an interest  rate not less than (and not more than 2% greater  than) the  interest  rate of the deleted primary asset,

o    it has a remaining  term-to-stated  maturity  not greater than (and not more than two years less than) that of the deleted primary asset,

o    it complies with all of the  representations  and warranties  set forth in the applicable  agreement as of the date of substitution, and

o    if a REMIC  election is made with respect to the trust fund,  the  qualifying  substitute  primary  asset is a qualified replacement mortgage under Section 860G(a) of the Code.

         The above-described  cure, repurchase or substitution  obligations  constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The sponsor or another  entity will make  representations  and  warranties  with respect to primary assets for each  series.  If the  sponsor  or the  other  entity  cannot  cure a breach  of any such  representations  and warranties  in all  material  respects  within the time  period  specified  in the related  pooling  and  servicing agreement after  notification  by the trustee of such breach,  and if the breach is of a nature that materially and adversely  affects the value of the primary asset,  the sponsor or the other entity will be obligated to repurchase the affected  primary asset or, if provided in the related  pooling and servicing  agreement,  provide a qualifying substitute  primary  asset,  subject to the same  conditions  and  limitations  on purchases and  substitutions  as described above.

         The  sponsor's  only source of funds to effect any cure,  repurchase or  substitution  will be through the enforcement  of  the  corresponding  obligations,  if  any,  of  the  responsible  originator  or  sponsor  of  the non-conforming  primary assets.  See "Risk  Factors—Only  the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series,  solely by virtue of the holder's  status as a holder,  will have any right under the  applicable  agreement  to  institute  any  proceeding  with respect to  agreement,  unless  holder previously  has given to the trustee for the series  written notice of default and unless the holders of securities evidencing not less than percentage  specified in the related prospectus  supplement of the aggregate voting rights of the  securities of the series have made written  request upon the trustee to institute the proceeding in its own name as trustee  thereunder and have offered to the trustee reasonable  indemnity,  and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

o    The  applicable  trustee or the  securities  administrator,  as  applicable,  will prepare and forward to each holder on each  distribution  date,  or as soon  thereafter as is  practicable,  a monthly  statement  setting forth,  the items  specified in the related  prospectus  supplement  and in the related  pooling and servicing agreement or indenture.

         In  addition,  within a  reasonable  period of time  after the end of each  calendar  year the  trustee or securities  administrator,  as  applicable,  will  furnish to each holder of record at any time during the calendar year:

o    the total of the amounts  reported  pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

o    the information  specified in the related agreement to enable holders to prepare their tax returns  including, without limitation, the amount of any original issue discount accrued on the securities.

         Reports,  whether  monthly or annual,  will be  transmitted in paper format to the holder of record of the class of securities  contemporaneously  with the  distribution on that particular  class. In addition,  the monthly reports will be posted on a website as described below under "Available Information" and "Reports to Holders."

         As to each  issuing  entity,  so long as it is required to file  reports  under the  Exchange  Act,  those reports will be made available as described above under "Available Information."

         As to each issuing  entity that is no longer  required to file reports  under the Exchange  Act,  periodic distribution  reports will be posted on the trustee's or the securities  administrator's  website  referenced under
"Available  Information"  in this  prospectus as soon as  practicable.  Annual  reports of assessment of compliance with the AB Servicing Criteria,  attestation  reports,  and statements of compliance will be provided to registered holders  of  the  related  securities  upon  request  free  of  charge.  See  "Servicing  of  Loans-Evidence  as to
Compliance" in the related prospectus supplement.

         Information in the  distribution  date statements and annual  statements  provided to the holders will not have been examined and reported upon by an independent  public  accountant.  However,  the servicer will provide to the  trustee  a report  by  independent  public  accountants  with  respect  to its  servicing  of the  loans.  See
"Servicing of Loans-Evidence as to Compliance" in the related prospectus supplement.

         If so specified in the  prospectus  supplement,  the related  series of securities (or one or more classes of the  series)  will be issued  in  book-entry  form.  In that  event,  owners of  beneficial  interests  in those securities  will not be  considered  holders and will not receive  such  reports  directly  from the trustee or the securities  administrator,  as  applicable.  The  trustee or the  securities  administrator,  as  applicable,  will forward  reports only to the entity or its nominee that is the  registered  holder of the global  certificate  that evidences the book-entry  securities.  Beneficial  owners will receive reports from the  participants  and indirect participants  of  the  applicable  book-entry  system  in  accordance  with  the  policies  and  procedures  of the participants and indirect participants.

Events of Default; Rights upon Event of Default

         Pooling  and  Servicing  Agreement;  Servicing  Agreement.  "Events  of  default  under  the  pooling  and servicing agreement for each series of certificates include, but are not limited to:

o    any failure by the  servicer to deposit  amounts in the  collection  account and  distribution  account(s)  to enable the trustee to distribute to holders of  securities of the series any required  payment,  provided that this failure continues unremedied for the number of days specified in the related  prospectus  supplement  after the giving of written notice to the servicer by the trustee,  or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

o    any failure by the servicer  duly to observe or perform in any material  respect any other of its covenants or agreements in the agreement  provided that this failure continues  unremedied for the number of days specified in the related  prospectus  supplement  after the giving of written to the servicer by the trustee,  or to the servicer  and the trustee by the  holders  having not less than 25% of the total  voting  rights of the of the series; and

o    certain  events of  insolvency,  readjustment  of debt,  marshalling  of assets  and  liabilities  or  similar proceedings and certain  actions by the servicer  indicating its  insolvency,  reorganization  or inability to pay its obligations.

         So long as an event  of  default  remains  unremedied  under  the  applicable  agreement  for a series  of securities  relating to the servicing of loans,  unless  otherwise  specified in the a percentage  specified in the related  prospectus  supplement  of the total  voting  rights of the  series  may  terminate  all of the rights and obligations of the servicer as servicer under the applicable  agreement  (other than its right to recovery of other expenses and amounts advanced  pursuant to the terms of the agreement,  which rights the servicer will retain under all circumstances),  whereupon the trustee will succeed to all the responsibilities,  duties and liabilities of the servicer  under the  agreement  and will be  entitled  to  reasonable  servicing  compensation  not to  exceed  the applicable  servicing fee, together with other servicing  compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

         In the event that the  trustee is  unwilling  or unable so to act,  it may select (or  petition a court of competent  jurisdiction  to appoint) a finance  institution,  bank or loan servicing  institution  with a net worth specified  in  the  related  prospectus  supplement  to act as  successor  servicer  under  the  provisions  of the agreement.  The successor  servicer  would be entitled to  reasonable  servicing  compensation  in an amount not to exceed  the  servicing  fee as set forth in the  related  prospectus  supplement,  together  with  other  servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During  the  continuance  of any  event of  default  of a  servicer  under an  agreement  for a series  of securities,  the trustee  will have the right to take action to enforce its rights and  remedies and to protect and enforce the rights and remedies of the holders of  securities of the series,  and,  unless  otherwise  specified in the related  prospectus  supplement,  holders of  securities  having not less than a  percentage  specified  in the related  prospectus  supplement of the total voting  rights of the series may direct the time,  method and place of conducting any proceeding for any remedy  available to the trustee or exercising any trust or power  conferred upon the trustee.  However,  the trustee will not be under any  obligation  to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee  reasonable  security or indemnity against the cost,  expenses  and  liabilities  that may be  incurred  by the  trustee as a result.  The  trustee may decline to follow any such  direction if it determines  that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture.  "Events  of  default"  under  the  indenture  for each  series of notes  include,  but are not limited to:

o    a default for thirty (30) days (or other time period  specified in the related  prospectus  supplement) in the payment of any principal of or interest on any note of the series;

o    failure to perform any other covenant of the depositor or the trust fund in the  indenture,  provided that the failure  continues  for a period of sixty (60) days after notice is given in  accordance  with the  procedures described in the related prospectus supplement;

o    any  representation  or  warranty  made  by the  depositor  or the  trust  fund  in  the  indenture  or in any certificate or other writing  delivered  pursuant to it or in connection  with it with respect to or affecting such series having been incorrect in a material  respect as of the time made,  provided that the breach is not cured  within  sixty  (60) days after  notice is given in  accordance  with the  procedures  described  in the related prospectus supplement;

o    certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

o    any other event of default specified with respect to notes of that series.

         If an  event  of  default  with  respect  to the  then-outstanding  notes  of  any  series  occurs  and is continuing,  either the  indenture  trustee or the  holders of a majority  of the total  amount of those  notes may declare  the  principal  amount of all the notes of the series  (or,  if the notes of that  series are zero  coupon securities,  such portion of the principal amount as may be specified in the related  prospectus  supplement) to be due and payable  immediately.  Under  certain  circumstances  of this type the  declaration  may be  rescinded  and annulled by the holders of a majority of the total amount of those notes.

         If,  following  an event of  default  with  respect to any series of notes,  the  related  notes have been declared  to be  due  and  payable,  the  indenture  trustee  may,  in its  discretion,  and  notwithstanding  such acceleration,  elect to  maintain  possession  of the  collateral  securing  the  notes  and to  continue  to apply distributions on the collateral as if there had been no declaration of  acceleration,  provided that the collateral continues  to provide  sufficient  funds for the payment of  principal  of and  interest on the notes as they would have  become  due if  there  had not  been a  declaration.  In  addition,  the  indenture  trustee  may not sell or otherwise  liquidate  the  collateral  securing the notes of a series  following an event of default  (other than a default in the  payment of any  principal  of or  interest  on any note of the series for thirty (30) days or other period specified in the related prospectus supplement), unless:

o    the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

o    the proceeds of the sale or liquidation  are  sufficient to pay in full the principal of and accrued  interest due and unpaid on the outstanding notes of the series at the date of sale; or

o    the indenture  trustee  determines that the collateral would not be sufficient on an ongoing basis to make all payments  on the notes as such  payments  would  have  become due if the notes had not been  declared  due and payable,  and the  indenture  trustee  obtains  the consent of the holders of a  percentage  specified  in the related prospectus supplement of the total amount of the then-outstanding notes of the series.

         In the event that the indenture  trustee  liquidates the collateral in connection with an event of default involving a default for thirty (30) days or other period  specified in the related  prospectus  supplement)  in the payment of principal of or interest on the notes of a series,  the indenture  provides  that the indenture  trustee will have a prior lien on the  proceeds of any  liquidation  for its unpaid fees and  expenses.  As a result,  upon the occurrence of an event of default of this type, the amount  available for  distribution  to the noteholders may be less than would  otherwise be the case.  However,  the indenture  trustee may not institute a proceeding for the enforcement  of its lien except in connection  with a proceeding  for the  enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event that the  principal of the notes of a series is declared due and payable as described  above, holders of the notes  issued at a discount  from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the  provisions of the indenture  relating to the duties of the indenture  trustee,  in case an event of default shall occur and be  continuing  with respect to a series of notes,  the indenture  trustee will be under no  obligation  to exercise  any of its rights or powers  under the  indenture at the request or direction of any of the holders of notes of the series,  unless the holders  offer  security or  indemnity  satisfactory  to the indenture  trustee  against the costs,  expenses and  liabilities it might incur in complying with their request or direction.  Subject to the provisions for indemnification and certain limitations  contained in the indenture,  the holders  of a majority  of amount of the  then-outstanding  notes of the series  shall have the right to direct the time,  method  and place of  conducting  any  proceeding  for any  remedy  available  to the  indenture  trustee or exercising any trust or power  conferred on the indenture  trustee with respect to those notes,  and the holders of a majority of the amount of the amount of the then-  outstanding  notes of the series may, in certain cases,  waive any default  with  respect to the notes,  except a default in the payment of  principal or interest or a default in respect of a covenant or provision of the  indenture  that cannot be modified  without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

         The identity of the commercial  bank,  savings and loan  association or trust company named as the trustee or  indenture  trustee,  as the case  may be,  for each  series  of  securities  will be set  forth in the  related prospectus  supplement.  Entities  serving as trustee may have normal banking  relationships  with the depositor or the  servicer.  In addition,  for the purpose of meeting the legal  requirements  of certain  local  jurisdictions, each trustee  will have the power to appoint  co-trustees  or separate  trustees.  In the event of an  appointment, all rights,  powers,  duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate  trustee or co-trustee  jointly,  or, in any  jurisdiction in which the trustee  shall be  incompetent  or  unqualified  to perform  certain  acts,  singly upon the  separate trustee or  co-trustee  who will exercise and perform such rights,  powers,  duties and  obligations  solely at the direction  of the  trustee.  The trustee may also  appoint  agents to perform  any of its  responsibilities,  which agents will have any or all of the rights,  powers,  duties and  obligations  of the trustee  conferred  on them by their  appointment;  provided,  however,  that the  trustee  will  continue  to be  responsible  for its duties and obligations under the agreement.

Duties of Trustees

         No trustee will make any  representations as to the validity or sufficiency of the related agreement,  the securities  or of any  primary  asset or related  documents.  If no event of  default  (as  defined in the  related agreement)  has  occurred,  the  applicable  trustee  will be required to perform  only those  duties  specifically required  of it under the  agreement.  Upon  receipt  of the  various  certificates,  statements,  reports or other instruments  required to be furnished  to it, the trustee  will be required to examine  them to  determine  whether they are in the form  required by the related  agreement.  However,  the trustee  will not be  responsible  for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each  trustee  may be  held  liable  for  its own  negligent  action  or  failure  to act,  or for its own misconduct;  provided,  however,  that no trustee  will be  personally  liable  with  respect to any action  taken, suffered or omitted to be taken by it in good faith in accordance  with the direction of the related  holders in an event of default.  No trustee  will be required to expend or risk its own funds or  otherwise  incur any  financial liability in the  performance  of any of its duties under the related  agreement,  or in the exercise of any of its rights or powers,  if it has reasonable  grounds for believing  that repayment of such funds or adequate  indemnity against such risk or liability is not reasonably assured to it.

         If an event of default will occur,  the trustee will, by notice in writing to the master  servicer,  which may be  delivered by telecopy,  immediately  terminate  all of the rights and  obligations  of the master  servicer thereafter  arising under the Agreements,  but without  prejudice to any rights it may have as a  certificateholder or to  reimbursement  of advances and other advances of its own funds, and the trustee shall act as provided in the
Agreements  to carry out the duties of the master  servicer,  including  the  obligation  to make any  advance  the nonpayment  of which was an event of default  described  in the  Agreements.  Any such action  taken by the trustee must be prior to the distribution on the relevant distribution date.

         On and after the time the master  servicer  receives a notice of termination  pursuant to the  Agreements, the trustee shall  automatically  become the successor to the master servicer with respect to the  transactions set forth or provided for in the  Agreements  and after a transition  period (not to exceed 90 days),  shall be subject to all the  responsibilities,  duties and liabilities  relating  thereto placed on the master servicer by the terms and provisions in the Agreements;  provided,  however,  pursuant to the Agreements,  the trustee in its capacity as successor  master servicer shall be responsible for making any advances  required to be made by the master servicer immediately  upon the  termination  of the master  servicer and any such advance shall be made on the  distribution date on which such advance was required to be made by the  predecessor  master  servicer.  Effective on the date of such  notice of  termination,  as  compensation  therefor,  the  trustee  shall be  entitled  to all  compensation, reimbursement  of expenses  and  indemnification  that the master  servicer  would have been  entitled to if it had continued to act hereunder,  provided,  however, that the trustee shall not be (i) liable for any acts or omissions of the master  servicer,  (ii) obligated to make advances if it is prohibited  from doing so under  applicable law,
(iii)  responsible  for  expenses  of the master  servicer or (iv)  obligated  to deposit  losses on any  permitted investment  directed  by the master  servicer.  Notwithstanding  the  foregoing,  the  trustee  may, if it shall be unwilling to so act, or shall,  if it is prohibited by  applicable  law from making  advances or if it is otherwise unable to so act,  appoint,  or petition a court of competent  jurisdiction to appoint,  any  established  mortgage loan  servicing  institution  the  appointment  of which does not adversely  affect the then current  rating of the certificates  by each rating  agency as the  successor to the master  servicer  pursuant to the  Agreements  in the assumption of all or any part of the  responsibilities,  duties or liabilities of the master  servicer  pursuant to the  Agreements.  Any successor  master  servicer shall (i) be an institution  that is a Fannie Mae and Freddie Mac approved  seller/servicer  in good standing,  that has a net worth of at least the amount  specified in the related prospectus  supplement,  (ii) be acceptable to the trustee (which consent shall not be  unreasonably  withheld) and
(iii) be willing to act as successor  servicer of any mortgage loans under the Agreements,  and shall have executed and  delivered to the  depositor  and the trustee an agreement  accepting  such  delegation  and  assignment,  that contains  an  assumption  by  such  person  of  the  rights,  powers,  duties,  responsibilities,  obligations  and liabilities of the master  servicer  (other than any  liabilities of the master  servicer  hereof incurred prior to termination of the master servicer as set forth in the  Agreements),  with like effect as if originally  named as a party to the  Agreements,  provided that each rating agency shall have  acknowledged  in writing that its rating of the  certificates  in effect  immediately  prior to such assignment and delegation will not be qualified or reduced as a result of such  assignment  and  delegation.  If the trustee  assumes the duties and  responsibilities  of the master  servicer,  the trustee  shall not resign as master  servicer  until a successor  master  servicer  has been appointed and has accepted such appointment.  Pending  appointment of a successor to the master servicer hereunder, the trustee,  unless the trustee is  prohibited  by law from so acting,  shall act in such  capacity as provided in the Agreements.  In connection with such  appointment and assumption,  the trustee may make such  arrangements  for the  compensation  of such successor out of payments on mortgage loans or otherwise as it and such successor  shall agree;  provided that no such compensation  unless agreed to by the  certificateholders  shall be in excess of that permitted the master servicer  hereunder.  The trustee and such successor  shall take such action,  consistent with the  Agreements,  as shall be  necessary  to  effectuate  any such  succession.  Neither  the trustee nor any other successor  master  servicer  shall be deemed to be in default  hereunder  by reason of any failure to make,  or any delay in making,  any  distribution  hereunder  or any portion  thereof or any failure to perform,  or any delay in performing,  any duties or responsibilities  hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and  expenses  of the  trustee  in  connection  with the  termination  of the  master  servicer, appointment  of a successor  master  servicer and, if  applicable,  any transfer of servicing,  including,  without limitation,  all  costs  and  expenses  associated  with  the  complete  transfer  of all  servicing  data  and the completion,  correction or  manipulation  of such  servicing  data as may be required by the trustee to correct any errors or  insufficiencies  in the  servicing  data or  otherwise  to enable the  trustee or the  successor  master servicer to service the mortgage loans properly and  effectively,  to the extent not paid by the terminated  master servicer,  will be payable to the trustee  pursuant to the  Agreements.  Any  successor  to the master  servicer as successor servicer under any subservicing  agreement shall give notice to the applicable  mortgagors of such change of  servicer  and will,  during  the term of its  service as  successor  servicer  maintain  in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

         If the  trustee  will  succeed to any duties of the  master  servicer  respecting  the  mortgage  loans as provided  herein,  it will do so in a separate  capacity and not in its capacity as trustee and,  accordingly,  the provisions of the Agreements  concerning the trustee's  duties will be inapplicable to the trustee in its duties as the  successor to the master  servicer in the  servicing of the  mortgage  loans  (although  such  provisions  will continue to apply to the trustee in its capacity as trustee);  the  provisions  of the  Agreements  relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

         Upon any  termination or appointment of a successor to the master  servicer,  the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

         The trustee will transmit by mail to all  certificateholders,  within 60 days after the  occurrence of any event of  default,  the  trustee  shall  transmit  by mail to all  certificateholders  notice of each such event of default hereunder actually known to a responsible  officer of the trustee,  unless such event of default shall have been cured or waived.

         The trustee  will not in any way be liable by reason of any  insufficiency  in any  account  held by or in the name of the trustee  unless it is determined  by a court of competent  jurisdiction  that the  trustee's  gross negligence  or willful  misconduct  was the  primary  cause of such  insufficiency  (except to the extent  that the trustee is obligor and has  defaulted  thereon).  In no event will the trustee be liable for  special,  indirect or consequential  loss or damage of any kind  whatsoever  (including  but not  limited to lost  profits),  even if the trustee  has been  advised  of the  likelihood  of such  loss or  damage  and  regardless  of the  form of  action.
Furthermore,  the trustee will not be responsible for the acts or omissions of the other  transaction  parties,  it being  understood that the Agreements  will not be construed to render them partners,  joint venturers or agents of one another.  None of the foregoing will be construed,  however,  to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful  misconduct.  The trustee will be entitled to reimbursement and  indemnification by the trust for any loss,  liability or expense arising out of or in connection with the  Agreements as set forth in the  Agreements  except any such loss,  liability or expense as may arise from its negligence or intentional misconduct.

         In addition to having express duties under the Agreements,  the trustee, as a fiduciary,  also has certain duties unique to  fiduciaries  under  applicable  law. In general,  the trustee will be subject to certain  federal laws and,  because the  Agreements  is governed by New York law,  certain New York state laws.  As a national  bank acting in a fiduciary  capacity,  the trustee will, in the  administration  of its duties under the Agreements,  be subject to certain  regulations  promulgated by the Office of the Comptroller of the Currency,  specifically  those set forth in Chapter 12, Part 9 of the Code of Federal  Regulations.  New York common law has required  fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent  person"  standard, which,  in this  transaction,  would require the trustee to exercise such diligence and care in the  administration of the trust as a person of ordinary  prudence would employ in managing his own property.  However,  under New York common law,  the  application  of this  standard of care can be  restricted  contractually  to apply only after the occurrence of a default.  The Agreements  provides that the trustee is subject to the prudent person  standard only for so long as an event of default has occurred and remains uncured.

Resignation of Trustees

         Each trustee may, upon written notice to the  depositor,  resign at any time, in which event the depositor will be  obligated  to use its best  efforts to appoint a  successor  trustee.  If no  successor  trustee  has been appointed  and has accepted such  appointment  within 30 days after the giving of such notice of  resignation,  the resigning  trustee may petition any court of competent  jurisdiction for appointment of a successor  trustee.  Each trustee may also be removed at any time

o    if the trustee ceases to be eligible to continue as such under the related agreement, or

o    if the trustee becomes insolvent, or

o    the  holders of  securities  having more than over 50% of the total  voting  rights of the  securities  in the trust fund give written notice to the trustee and to the depositor.

Any  resignation or removal of a trustee and  appointment of a successor  trustee will not become  effective  until the successor trustee accepts its appointment.

Amendment of Agreement

         The Agreement for each series of securities  may be amended by the  depositor,  the servicer (with respect to a series  relating to loans),  and the trustee,  without notice to or consent of the holders,  for the following purposes:

o    to cure any ambiguity,

o    to correct any defective provisions or to correct or supplement any provision in the agreement,

o    to add to the duties of the depositor, the applicable trustee or the servicer,

o    to add any other  provisions  with  respect to matters or  questions  arising  under the  agreement or related credit enhancement,

o    to add or amend any  provisions  of the  agreement as required by any rating  agency  named in the  prospectus supplement  in order to maintain or improve the rating of the  securities  (it being  understood  that none of the  depositor,  the  sponsor,  any other  seller,  the  servicer or any trustee is  obligated  to maintain or improve the rating), or

o    to comply with any requirements imposed by the Code.

In no event,  however,  shall any amendment  (other than an amendment to comply with Code  requirements)  adversely affect in any material  respect the  interests of any holders of the series,  as evidenced by an opinion of counsel delivered  to the  trustee.  An  amendment  shall be deemed not to  adversely  affect in any  material  respect the interests  of any  holder if the  trustee  receives  written  confirmation  from each  rating  agency  named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Each agreement for a series may also be amended by the applicable  trustee,  the servicer,  if applicable, and the  depositor  with the  consent of the  holders  possessing  not less than the  percentage  specified  in the related  prospectus  supplement of the total  outstanding  principal amount of the securities of the series (or, if only certain classes are affected by the amendment,  a percentage  specified in the related  prospectus  supplement of the total outstanding  principal amount of each affected class),  for the purpose of adding any provisions to or changing in any manner or  eliminating  any of the  provisions  of the  agreement,  or  modifying in any manner the rights of holders of the series.  In no event, however, shall any amendment

o    reduce the amount or delay the timing of  payments  on any  security  without the consent of the holder of the security, or

o    reduce the percentage of the total  outstanding  principal  amount of securities of each class, the holders of which are required to consent to any such  amendment,  without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

         The  prospectus  supplement  will set forth the method of  determining  allocation  of voting  rights with respect to the related series of securities.

List of Holders

         Upon written  request of three or more holders of record of a series for  purposes of  communicating  with other  holders with respect to their rights under the  agreement  (which  request is  accompanied  by a copy of the communication  such holders propose to transmit),  the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

         If specified in the related  prospectus  supplement for a series of securities,  the securities (or one or more of the  securities) may be issued in book-entry  form. In that event,  beneficial  owners of those  securities will not be  considered  "Holders"  under the  agreements  and may exercise  the rights of holders only  indirectly through the participants in the applicable book-entry system.

REMIC Administrator

         For any series  with  respect to which a REMIC  election  is made,  preparation  of  certain  reports  and certain  other  administrative  duties with respect to the trust fund may be  performed  by a REMIC  administrator, which may be an affiliate of the depositor.

Termination

         Pooling and Servicing  Agreement;  Trust Agreement.  The obligations  created by the pooling and servicing agreement  or trust  agreement  for a series  will  terminate  upon the  distribution  to  holders  of all  amounts distributable  to them under the agreement in the  circumstances  described in the related  prospectus  supplement.
See "Description of the Securities—Optional Redemption, Purchase or Termination" in this prospectus.

         Indenture.  The  indenture  will be  discharged  with respect to a series of notes (except with respect to certain  continuing  rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain  limitations,  upon deposit  with the  indenture  trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain  limitations,  if so specified with respect to the notes of any series,  the indenture will provide that the related trust fund will be discharged  from any and all obligations in respect of the notes of that series  (except for certain  obligations  relating to temporary  notes and exchange of notes,  registration  of the  transfer or exchange of those  notes,  replacing  stolen,  lost or  mutilated  notes, maintaining  paying agencies and holding monies for payment in trust) upon the deposit with the indenture  trustee, in trust,  of money and/or direct  obligations of or  obligations  guaranteed by the United States of America that, through the payment of interest and  principal in  accordance  with their  terms,  will provide  money in an amount sufficient  to pay the  principal  of and  each  installment  of  interest  on the  notes  on the  final  scheduled distribution  date for the notes and any  installment of interest on the notes in accordance  with the terms of the indenture  and the  notes.  In the event of any such  defeasance  and  discharge  of notes of a series,  holders of notes of that series would be able to look only to such money and/or  direct  obligations  for payment of principal of and interest on, if any, their notes until maturity.

                                        Material Legal Aspects of the Loans

         The following  discussion  contains  general  summaries of material  legal matters  mortgage  loans,  home improvement  installment  sales  contracts and home  improvement  installment  loan  agreements that are general in nature.  Because the legal  matters are  determined  primarily by  applicable  state law and because state laws may differ  substantially,  the summaries do not purport to be complete,  to reflect the laws of any particular  state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

         The Residential  Loans and Home Equity Loans for a series will, and the Home  Improvement  Contracts for a series  may, be secured by  mortgages  or deeds of trust or deeds to secure  debt,  depending  upon the  prevailing practice  in the state in which the  property  subject  to a  mortgage  loan is  located.  We refer to  Residential
Loans,  Home Equity Loans and Home  Improvement  Contracts  that are secured by mortgages as "mortgage  loans." The filing  of a  mortgage,  deed of trust or deed to  secure  debt  creates  a lien or  title  interest  upon the real property  covered by that  instrument  and  represents  the security for the  repayment  of an  obligation  that is customarily  evidenced by a promissory  note. It is not prior to the lien for real estate taxes and  assessments or other charges  imposed  under  governmental  police  powers and may also be subject to other liens  pursuant to the laws of the  jurisdiction  in which the mortgaged  property is located.  Priority  with respect to the  instruments depends on their terms,  the knowledge of the parties to the mortgage and generally on the order of recording  with the applicable state, county or municipal office.  There are two parties to a mortgage:  the mortgagor,  who is the borrower/property  owner or the land trustee (as described  below),  and the  mortgagee,  who is the lender.  Under the mortgage  instrument,  the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In the case of a land trust,  there are three  parties  because title to the property is held by a land trustee under a land trust agreement  of which the  borrower/property  owner is the  beneficiary;  at  origination  of a  mortgage  loan,  the borrower  executes a separate  undertaking  to make  payments on the  mortgage  note.  A deed of trust  transaction normally has three parties: the trustor, who is the  borrower/property  owner; the beneficiary,  who is the lender;
and the trustee,  a  third-party  grantee.  Under a deed of trust,  the trustor  grants the  property,  irrevocably until the debt is paid,  in  trust,  generally  with a power of sale,  to the  trustee  to  secure  payment  of the obligation.  The  mortgagee's  authority  under a mortgage and the  trustee's  authority  under a deed of trust are governed by the law of the state in which the real property is located,  the express  provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure  of a  mortgage  is  generally  accomplished  by  judicial  action.  Generally,  the action is initiated by the service of legal  pleadings  upon all parties  having an interest of record in the real  property.
Delays in completion of the foreclosure  occasionally may result from  difficulties in locating  necessary  parties defendant.  When the  mortgagee's  right to foreclosure is contested,  the legal  proceedings  necessary to resolve the issue can be  time-consuming  and expensive.  After the completion of a judicial  foreclosure  proceeding,  the court may issue a judgment  of  foreclosure  and  appoint a receiver  or other  officer to conduct  the sale of the property.  In some  states,  mortgages  may  also be  foreclosed  by  advertisement,  pursuant  to a power  of sale provided in the mortgage.  Foreclosure of a mortgage by  advertisement  is essentially  similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure  of a deed of  trust  generally  is  accomplished  by a  nonjudicial  trustee's  sale  under a specific  provision in the deed of trust that  authorizes  the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust.  In certain  states,  foreclosure  also may be  accomplished by judicial  action in the manner provided for  foreclosure of mortgages.  In some states,  the trustee must record a notice of default  and send a copy to the  borrower-trustor  and to any person who has  recorded a request  for a copy of a notice of default and notice of sale.  In  addition,  the trustee in some states must  provide  notice to any other  individual  having an interest in the real property,  including any junior  lienholders.  If the deed of trust is not reinstated  within any applicable cure period,  a notice of sale must be posted in a public place and, in most states,  published for a specified period of time in one or more newspapers.  In addition,  some state laws require that a copy of the notice of sale be posted on the  property and sent to all parties  having an interest of record in the property.  The trustor,  borrower or any person having a junior  encumbrance  on the real estate may, during a  reinstatement  period,  cure the  default  by paying  the  entire  amount in  arrears  plus the costs and expenses  incurred in enforcing the obligation.  Generally,  state law controls the amount of foreclosure  expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing  the  mortgagee's rights under the mortgage.  It is regulated by statutes and rules and subject  throughout to the court's  equitable powers.  Generally,  a mortgagor  is bound by the terms of the related  mortgage  note and the mortgage as made and cannot be  relieved  from his  default if the  mortgagee  has  exercised  its rights in a  commercially  reasonable manner.  However,  since a  foreclosure  action  historically  was  equitable  in  nature,  the court may  exercise equitable  powers to relieve a mortgagor of a default and deny the mortgagee  foreclosure  on proof that either the mortgagor's  default was neither willful nor in bad faith or the mortgagee's  action  established a waiver,  fraud, bad faith,  or  oppressive  or  unconscionable  conduct such as to warrant a court of equity to refuse  affirmative relief to the  mortgagee.  Under  certain  circumstances,  a court of equity  may  relieve  the  mortgagor  from an entirely technical default where the default was not willful.

         A  foreclosure  action is subject to most of the delays and  expenses  of other  lawsuits  if  defenses or counterclaims are interposed,  and sometimes requires up to several years to complete.  Moreover,  a non-collusive, regularly  conducted  foreclosure  sale may be  challenged as a fraudulent  conveyance,  regardless of the parties'
intent,  if a court determines that the sale was for less than fair  consideration  and the sale occurred while the mortgagor  was  insolvent  and  within  one year (or within the state  statute  of  limitations  if the  trustee in bankruptcy  elects to proceed under state  fraudulent  conveyance  law) of the filing of bankruptcy.  Similarly,  a suit  against  the  debtor  on the  related  mortgage  note may take  several  years  and,  generally,  is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of  foreclosure  under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated  officer or by the trustee.  However,  because of the difficulty  potential third party purchasers  at the sale have in  determining  the exact status of title and because the  physical  condition of the property may have  deteriorated  during the foreclosure  proceedings,  it is uncommon for a third party to purchase the  property  at a  foreclosure  sale.  Rather,  it is common for the lender to  purchase  the  property  from the trustee or referee for an amount that may be equal to the unpaid  principal  amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid  interest  and the  expenses of  foreclosure,  in which event the  mortgagor's  debt will be  extinguished.  The lender may purchase the property for a lesser amount in order to preserve  its right  against  the  borrower  to seek a  deficiency  judgment  in states  where such a  judgment  is available.  Thereafter,  subject to the right of the  borrower  in some states to remain in  possession  during the redemption period, the lender will assume the burdens of ownership,  including  obtaining hazard insurance,  paying taxes and making such repairs at its own expense as are  necessary to render the  property  suitable for sale.  The lender will  commonly  obtain the services of a real estate  broker and pay the broker's  commission  in connection with the  sale of the  property.  Depending  upon  market  conditions,  the  ultimate  proceeds  of the sale of the property  may not equal the  lender's  investment  in the  property.  Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

         Federal,  state and local laws and regulations  impose a wide range of requirements on activities that may affect the environment,  health and safety.  These include laws and regulations  governing air pollutant emissions, hazardous and toxic  substances,  impacts to wetlands,  leaks from  underground  storage tanks and the  management, removal  and  disposal  of lead- and  asbestos-containing  materials.  In  certain  circumstances,  these  laws and regulations  impose  obligations on the owners or operators of residential  properties such as those subject to the loans.  The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover,  under  various  federal,  state and local laws and  regulations,  an owner or  operator of real estate may be liable for the costs of addressing  hazardous  substances on, in or beneath such property and related costs.  Liability may be imposed without regard to whether the owner or operator knew of, or was  responsible  for, the presence of hazardous  substances,  and could exceed the value of the property and the aggregate  assets of the owner or operator.  In addition,  persons who  transport  or dispose of  hazardous  substances,  or arrange for the transportation,  disposal or treatment of hazardous  substances,  at off-site  locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition,  under the laws of some states and under the Federal  Comprehensive  Environmental  Response,
Compensation  and  Liability  Act  (CERCLA),  contamination  of property may give rise to a lien on the property to assure the  payment of the costs of  clean-up.  In several  states,  such a lien has  priority  over the lien of an existing  mortgage  against  the  property.  Under  CERCLA,  the  clean-up  lien is  subordinate  to  pre-existing, perfected security interests.

         Under the laws of some states,  and under CERCLA,  there is a possibility that a lender may be held liable as an "owner or operator" for costs of  addressing  releases or  threatened  releases of hazardous  substances at a property,  regardless  of whether  or not the  environmental  damage or threat  was caused by the  current or prior owner or  operator.  CERCLA and some state laws  provide an exemption  from the  definition  of "owner or operator"
for a secured creditor who,  without  "participating  in the management" of a facility,  holds indicia of ownership primarily to protect its security  interest in the facility.  The Solid Waste Disposal Act (SWDA) provides  similar protection to secured  creditors in connection  with liability for releases of petroleum  from certain  underground storage tanks.  However,  if a lender  "participates in the management" of the facility in question or is found not to have held its interest  primarily to protect a security  interest,  the lender may forfeit its secured  creditor exemption status.

         A regulation  promulgated  by the U.S.  Environmental  Protection  Agency (EPA) in April 1992 attempted to clarify the  activities  in which lenders could engage both prior to and  subsequent to  foreclosure  of a security interest without  forfeiting the secured creditor  exemption under CERCLA.  The rule was struck down in 1994 by the
United  States  Court of  Appeals  for the  District  of  Columbia  Circuit in Kelley ex rel State of  Michigan  v.
Environmental  Protection  Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom.
Am.  Bankers Ass'n v. Kelley,  115 S.Ct.  900 (1995).  Another EPA  regulation  promulgated  in 1995  clarifies the activities in which lenders may engage without  forfeiting the secured  creditor  exemption  under the  underground storage tank provisions of SWDA.  That regulation has not been struck down.

         On September 30, 1996,  Congress enacted the Asset  Conservation,  Limited Liability and Deposit Insurance
Protection  Act (ACA) which amended both CERCLA and SWDA to provide  additional  clarification  regarding the scope of the lender liability  exemptions  under the two statutes.  Among other things,  ACA specifies the  circumstances under which a lender  will be  protected  by the CERCLA and SWDA  exemptions,  both while the  borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally,  ACA  states  that a lender  who holds  indicia of  ownership  primarily  to protect a security interest in a facility  will be  considered to  participate  in management  only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

o    exercises  decision-making control over environmental  compliance related to the facility such that the lender has undertaken  responsibility for hazardous  substance handling or disposal practices related to the facility
     or

o    exercises  control  at a level  comparable  to that of a manager  of the  facility  such that the  lender  has assumed  or  manifested  responsibility  for  (a)  overall  management  of  the  facility  encompassing  daily decision-making  with  respect  to  environmental  compliance  or  (b)  overall  or  substantially  all of the operational  functions (as  distinguished  from financial or  administrative  functions) of the facility other than the function of environmental compliance.

ACA also specifies  certain  activities  that are not considered to be  "participation  in  management,"  including monitoring or enforcing the terms of the extension of credit or security  interest,  inspecting  the facility,  and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA  also  specifies  that a  lender  who did  not  participate  in  management  of a  facility  prior  to foreclosure  will not be  considered  an "owner or  operator,"  even if the lender  forecloses  on the facility and after  foreclosure  sells  or  liquidates  the  facility,  maintains  business  activities,  winds  up  operations, undertakes  an  appropriate  response  action,  or takes any other  measure to  preserve,  protect,  or prepare the facility  prior to sale or  disposition,  if the  lender  seeks to sell or  otherwise  divest the  facility  at the earliest practicable,  commercially  reasonable time, on commercially  reasonable terms, taking into account market conditions and legal and regulatory requirements.

         ACA specifically  addresses the potential liability of lenders who hold mortgages or similar  conventional security  interests in real  property,  such as the trust fund does in connection  with the mortgage  loans and the
Home Improvement Contracts.

         If a lender is or becomes  liable  under  CERCLA,  it may be  authorized  to bring a statutory  action for contribution  against any other  "responsible  parties,"  including a previous  owner or operator.  However,  these persons or entities  may be bankrupt or otherwise  judgment  proof,  and the costs  associated  with  environmental cleanup and related  actions may be  substantial.  Moreover,  some state laws  imposing  liability  for  addressing hazardous  substances  do not contain  exemptions  from  liability  for lenders.  Whether the costs of addressing a release or  threatened  release at a property  pledged as  collateral  for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders,  therefore  depends on the specific  factual and legal circumstances at issue.

Rights of Redemption

         In some  states,  after sale  pursuant to a deed of trust or  foreclosure  of a  mortgage,  the trustor or mortgagor  and  foreclosed  junior  lienors are given a statutory  period in which to redeem the property  from the foreclosure  sale.  The right of  redemption  should be  distinguished  from the equity of  redemption,  which is a non-statutory  right that must be exercised  prior to the  foreclosure  sale. In some states,  redemption may occur only upon payment of the entire principal  balance of the loan,  accrued  interest and expenses of foreclosure.  In other  states,  redemption  may be  authorized  if the former  borrower  pays only a portion  of the sums due.  The effect of a  statutory  right of  redemption  is to  diminish  the  ability  of the  lender to sell the  foreclosed property.  The exercise of a right of redemption  would defeat the title of any  purchaser at a  foreclosure  sale, or of any purchaser  from the lender  subsequent to foreclosure  or sale under a deed of trust.  Consequently,  the practical  effect of a right of  redemption  is to force the lender to retain the  property and pay the expenses of ownership  until the  redemption  period has run.  In some  states,  there is no right to redeem  property  after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The mortgage loans  comprising or underlying  the primary  assets  included in the trust fund for a series will be secured by mortgages  or deeds of trust,  which may be second or more junior  mortgages to other  mortgages held by other  lenders or  institutional  investors.  The rights of the related  trust fund (and  therefore  of the securityholders),  as mortgagee  under a junior  mortgage,  are  subordinate  to those of the  mortgagee  under the senior  mortgage,  including the prior rights of the senior  mortgagee to receive hazard insurance and condemnation proceeds and to cause the property  securing the mortgage  loan to be sold upon default of the  mortgagor,  thereby extinguishing  the junior  mortgagee's  lien unless the junior  mortgagee  asserts its subordinate  interest in the property in foreclosure  litigation and,  possibly,  satisfies the defaulted  senior  mortgage.  A junior mortgagee may satisfy a defaulted  senior  loan in full and, in some  states,  may cure the default and bring the senior loan current,  in either  event  adding the amounts  expended to the balance  due on the junior  loan.  In most  states, absent a  provision  in the  mortgage  or deed of trust,  no notice of default is  required to be given to a junior mortgagee.

         The standard form of the mortgage used by most  institutional  lenders  confers on the mortgagee the right both to receive all proceeds  collected  under any hazard  insurance  policy and all awards made in connection with condemnation  proceedings,  and to apply the proceeds and awards to any  indebtedness  secured by the mortgage,  in such order as the  mortgagee  may  determine.  Thus,  in the event  improvements  on the  property  are  damaged or destroyed  by fire or other  casualty,  or in the event the  property is taken by  condemnation,  the  mortgagee or beneficiary under underlying  senior mortgages will have the prior right to collect any insurance  proceeds payable under a hazard  insurance  policy and any award of damages in  connection  with the  condemnation  and to apply the same to the  indebtedness  secured by the senior  mortgages.  Proceeds  in excess of the amount of senior  mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another  provision  sometimes  found in the form of the  mortgage  or deed of trust used by  institutional lenders  obligates  the mortgagor to pay before  delinquency  all taxes and  assessments  on the property and, when due, all  encumbrances,  charges and liens on the property  that appear prior to the mortgage or deed of trust,  to provide and  maintain  fire  insurance  on the  property,  to maintain and repair the property and not to commit or permit any waste  thereof,  and to appear in and defend any action or proceeding  purporting to affect the property or the rights of the  mortgagee  under the  mortgage.  Upon a failure  of the  mortgagor  to  perform  any of these obligations,  the mortgagee is given the right under certain  mortgages to perform the  obligation  itself,  at its election,  with the mortgagor  agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed  statutory  prohibitions that limit the remedies of a beneficiary under a deed of trust or a  mortgagee  under a  mortgage.  In some  states,  statutes  limit  the  right of the  beneficiary  or mortgagee  to obtain a  deficiency  judgment  against the borrower  following  foreclosure  or sale under a deed of trust.  A  deficiency  judgment  is a personal  judgment  against  the former  borrower  equal in most cases to the difference  between the net amount  realized  upon the public sale of the real  property  and the amount due to the lender.  Other  statutes  require the  beneficiary  or mortgagee to exhaust the security  afforded  under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before  bringing a personal  action against the borrower.  In other  states,  the lender has the option of bringing a personal  action  against the borrower on the debt without first exhausting the security.  However,  in some of these states, the lender,  following judgment on the personal action,  may be deemed to have elected a remedy and may be precluded from exercising  remedies with respect to the security.  Consequently,  the practical  effect of the election  requirement,  when  applicable,  is that lenders will usually  proceed first against the security  rather than bringing a personal  action  against the borrower.  Finally,  other  statutory  provisions  limit  any  deficiency  judgment  against  the  former  borrower following a foreclosure  sale to the excess of the  outstanding  debt over the fair market value of the property at the time of the public sale.  The purpose of these  statutes is generally to prevent a  beneficiary  or a mortgagee from  obtaining  a large  deficiency  judgment  against  the former  borrower  as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting  deficiency  judgments,  numerous other statutory  provisions, including the Federal  Bankruptcy  Code, the Relief Act and state laws affording  relief to debtors,  may interfere with or  affect  the  ability  of the  secured  lender to  realize  upon  collateral  and/or  enforce a  deficiency judgment.  For example,  with respect to Federal  Bankruptcy  Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.  Moreover,  a court with federal bankruptcy  jurisdiction may permit a debtor through a  rehabilitation  plan under chapter 13 of the Federal  Bankruptcy Code to cure a monetary default  with  respect  to a loan on his  residence  by paying  arrearages  within a  reasonable  time  period  and reinstating  the original  loan payment  schedule  even though the lender  accelerated  the loan and the lender has taken all steps to realize upon its security  (provided  no sale of the  property  has yet  occurred)  prior to the filing of the  debtor's  chapter 13  petition.  Some courts with  federal  bankruptcy  jurisdiction  have  approved plans,  based on the particular  facts of the  reorganization  case,  that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.
         Courts with federal  bankruptcy  jurisdiction have also indicated that the terms of a mortgage loan may be modified  if the  borrower  has  filed a  petition  under  chapter  13.  These  courts  have  suggested  that  such modifications  may include  reducing the amount of each monthly  payment,  changing the rate of interest,  altering the repayment  schedule and reducing the lender's  security  interest to the value of the  residence,  thus leaving the lender a general unsecured  creditor for the difference  between the value of the residence and the outstanding balance of the loan.  Federal bankruptcy law and limited case law indicate that the foregoing  modifications  could not be applied to the terms of a loan secured by property  that is the  principal  residence of the debtor.  In all cases, the secured creditor is entitled to the value of its security plus post-petition  interest,  attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal  Bankruptcy Code, the lender is precluded from foreclosing  without authorization  from the  bankruptcy  court.  The lender's lien may be  transferred  to other  collateral  and/or be limited in amount to the value of the lender's  interest in the  collateral as of the date of the  bankruptcy.  The loan term may be extended,  the  interest  rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy  court-approved  financing. The bankruptcy court can, in effect,  invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal  Bankruptcy Code provides priority to certain tax liens over the lender's  security.  This may delay or  interfere  with the  enforcement  of rights  in  respect  of a  defaulted  mortgage  loan.  In  addition, substantive  requirements  are imposed  upon  lenders in  connection  with the  origination  and the  servicing  of mortgage  loans by numerous  federal and some state  consumer  protection  laws. The laws include the Federal Truth in Lending Act, Real Estate  Settlement  Procedures  Act,  Equal Credit  Opportunity  Act, Fair Credit Billing Act,
Fair Credit  Reporting  Act and related  statutes and  regulations.  These federal laws impose  specific  statutory liabilities  upon  lenders that  originate  loans and that fail to comply with the  provisions  of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

         Due-on-sale  clauses  permit the lender to  accelerate  the maturity of the loan if the borrower  sells or transfers,  whether  voluntarily or  involuntarily,  all or part of the real property securing the loan without the lender's  prior  written  consent.  The  enforceability  of these  clauses has been the subject of  legislation  or
litigation  in  many  states,  and  in  some  cases,   typically  involving  single  family  residential   mortgage
transactions,  their  enforceability  has been limited or denied.  In any event,  the Garn-St.  Germain  Depository
Institutions  Act of 1982 preempts state  constitutional,  statutory and case law that prohibits the enforcement of due-on-sale  clauses and permits  lenders to enforce  these  clauses in  accordance  with their  terms,  subject to certain  exceptions.  As a result,  due-on-sale  clauses have become generally  enforceable  except in those states whose  legislatures  exercised  their  authority  to regulate  the  enforceability  of such clauses with respect to mortgage  loans that were (i)  originated or assumed  during the "window  period"  under the Garn-St.  Germain Act, which ended in all cases not later than  October 15,  1982,  and (ii)  originated  by lenders  other than  national banks,  federal  savings  institutions  and  federal  credit  unions.  Freddie  Mac has taken the  position  in its published  mortgage  servicing  standards  that,  out of a total of eleven  "window  period  states,"  five  states
(Arizona,  Michigan,  Minnesota,  New Mexico and Utah) have enacted  statutes  extending,  on various terms and for varying  periods,  the  prohibition on enforcement  of  due-on-sale  clauses with respect to certain  categories of window period loans.  Also,  the Garn-St.  Germain Act does  "encourage"  lenders to permit  assumption of loans at the  original  rate of  interest or at some other rate less than the  average of the  original  rate and the market rate.

         In addition,  under the Federal Bankruptcy Code,  due-on-sale clauses may not be enforceable in bankruptcy proceedings  and  may,  under  certain  circumstances,  be  eliminated  in any  modified  mortgage  resulting  from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes,  mortgages  and deeds of trust used by  lenders  may  contain  provisions  obligating  the borrower  to pay a late  charge if  payments  are not  timely  made,  and in some  circumstances  may  provide  for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain  states,  there are or may be specific  limitations upon the late charges a lender may collect from a borrower for delinquent  payments.  Certain states also limit the  amounts  that a lender may collect  from a borrower as an  additional  charge if the loan is
prepaid.   Late  charges  and  prepayment  fees  are  typically  retained  by  servicers  as  additional  servicing compensation.  Although the Parity Act permits the  collection  of  prepayment  charges and late fees in connection with some types of eligible loans  preempting any contrary  state law  prohibitions,  some states may not recognize the  preemptive  authority  of the Parity Act or have  formally  opted out of the Parity  Act.  As a result,  it is possible that  prepayment  charges and late fees may not be collected even on loans that provide for the payment of those charges.  The master servicer or another entity  identified in the  accompanying  prospectus  supplement will be entitled to all  prepayment  charges and late payment  charges  received on the loans and those amounts will not be available for payment on the bonds.  The Office of Thrift  Supervision  (OTS),  the agency that  administers the
Parity Act for  unregulated  housing  creditors,  withdrew its favorable  Parity Act  regulations and Chief Counsel
Opinions that previously  authorized  lenders to charge prepayment  charges and late fees in certain  circumstances notwithstanding  contrary  state  law,  effective  with  respect  to loans  originated  on or after  July 1,  2003.
However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

Equitable Limitations on Remedies

         In  connection  with  lenders'  attempts  to realize  upon their  security,  courts have  invoked  general equitable  principles.  The  equitable  principles  are  generally  designed to relieve the borrower from the legal effect of his default under the loan  documents.  Examples of judicial  remedies that have been  fashioned  include judicial  requirements  that the lender undertake  affirmative and expensive actions to determine the causes of the borrower's  default  and the  likelihood  that the  borrower  will be able to  reinstate  the loan.  In some cases, courts have  substituted  their judgment for the lender's  judgment and have required that lenders  reinstate loans or  recast  payment  schedules  in order to  accommodate  borrowers  who are  suffering  from  temporary  financial disability.  In other  cases,  courts  have  limited  the right of a lender to  realize  upon its  security  if the default under the security  agreement is not monetary,  such as the borrower's  failure to adequately  maintain the property or the  borrower's  execution of secondary  financing  affecting the property.  Finally,  some courts have been faced with the issue of whether or not  federal or state  constitutional  provisions  reflecting  due  process concerns for adequate  notice require that borrowers under security  agreements  receive notices in addition to the statutorily-prescribed  minimums.  For the most part,  these  cases have  upheld  the  notice  provisions  as being reasonable  or have found that,  in cases  involving  the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient  state action to afford  constitutional  protections to the borrower.

         Most  conventional  single-family  mortgage loans may be prepaid in full or in part without  penalty.  The regulations of the Office of Thrift  Supervision  prohibit the imposition of a prepayment penalty or equivalent fee for or in connection  with the  acceleration of a loan by exercise of a due-on-sale  clause.  A mortgagee to whom a prepayment  in full has been  tendered may be  compelled to give either a release of the mortgage or an  instrument assigning the existing  mortgage.  The absence of a restraint on prepayment,  particularly with respect to mortgage loans having higher mortgage rates,  may increase the likelihood of refinancing or other early  retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository  Institutions  Deregulation and Monetary Control Act of 1980 provides that state usury  limitations  shall not apply to certain types of  residential  first  mortgage  loans  originated by certain lenders after March 31, 1980.  Similar  federal  statutes were in effect with respect to mortgage loans made during the first three  months of 1980.  The Office of Thrift  Supervision,  as  successor  to the Federal  Home Loan Bank
Board, is authorized to issue rules and  regulations and to publish  interpretations  governing  implementation  of
Title V.

         Title V  authorizes  any state to reimpose  interest  rate limits by adopting a state law before  April 1,
1983 or by  certifying  that the  voters of such  state have  voted in favor of any  provision,  constitutional  or otherwise,  which expressly  rejects an application of the federal law.  Fifteen states adopted such a law prior to the April 1, 1983  deadline.  In addition,  even where Title V is not rejected,  any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

         General

         The Home Improvement  Contracts and Manufactured  Housing  Contracts,  other than those that are unsecured or secured by mortgages on real estate,  generally  are "chattel  paper" or  constitute  "purchase  money  security interests,"  each as  defined  in the  Uniform  Commercial  Code  (UCC) in effect in the  applicable  jurisdiction.
Pursuant  to the UCC,  the sale of  chattel  paper is  treated  in a manner  similar  to  perfection  of a security interest in chattel paper.  Under the related  agreement,  the depositor will transfer  physical  possession of the contracts to the trustee or a custodian or may retain  possession  of the  contracts as custodian  for the trustee.
In addition,  the depositor  will make an  appropriate  filing of a UCC-1  financing  statement in the  appropriate states to give notice of the trustee's  ownership of the  contracts.  The contracts  will  typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.

Therefore,  if  through  negligence,  fraud  or  otherwise,  a  subsequent  purchaser  were  able to take  physical possession of the contracts  without notice of such  assignment,  the trustee's  interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement  Contract that is secured by the related home improvements  grants to the originator of the  contract a purchase  money  security  interest in the related home  improvements  to secure all or part of the purchase price of the home improvements and related services.  A financing  statement  generally is not required to be filed to perfect a purchase  money security  interest in consumer  goods.  Purchase money security  interests of this type are  assignable.  In  general,  a  purchase  money  security  interest  grants to the  holder a  security interest that has priority  over a conflicting  security  interest in the same  collateral  and the proceeds of the collateral.  However,  to the extent that the collateral  subject to a purchase money security  interest  becomes a fixture,  in order for the related  purchase money security  interest to take priority over a conflicting  interest in the fixture,  the holder's  interest in the home  improvement  must  generally be perfected by a timely  fixture filing.  In  general,  under the UCC,  a  security  interest  does not exist  under  the UCC in  ordinary  building material  incorporated into an improvement on land. Home Improvement  Contracts that finance lumber,  bricks, other types of  ordinary  building  material  or other  goods  that  are  deemed  to lose  their  characterization,  upon incorporation  of the  materials  into the  related  property,  will not be secured by a  purchase  money  security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home  improvement  has not become  subject to real estate law, a creditor  can  repossess a home improvement securing a Home Improvement Contract by voluntary surrender,  by "self-help"  repossession that is
"peaceful"  (i.e.,  without  breach of the peace) or, in the  absence of  voluntary  surrender  and the  ability to repossess  without breach of the peace, by judicial  process.  The holder of a Home Improvement  Contract must give the  debtor  a  number  of  days'  notice,  which  varies  from ten to 30 days  depending  on the  state,  prior to commencement  of any  repossession.  The UCC and  consumer  protection  laws in most states place  restrictions  on repossession sales,  including requiring prior notice to the debtor and commercial  reasonableness in effecting the sale.  The law in most  states  also  requires  that the debtor be given  notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws  applicable in most states,  a creditor is entitled to obtain a deficiency  judgment from a debtor for any deficiency on  repossession  and resale of the property  securing the debtor's loan.  However,  some states impose prohibitions or limitations on deficiency  judgments,  and in many cases the defaulting borrower will have no assets from which to pay a judgment.

         Certain other  statutory  provisions,  including  federal and state  bankruptcy  and  insolvency  laws and general  equitable  principles,  may limit or delay the ability of a lender to repossess  and resell  collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The  manufactured  homes securing the Manufactured  Housing  Contracts may be located in all 50 states and the  District of Columbia.  Security  interests in  manufactured  homes may be perfected  either by notation of the secured party's lien on the  certificate of title or by delivery of the required  documents and payment of a fee to the state  motor  vehicle  authority,  depending  on state  law.  The  security  interests  of the  trustee  in the manufactured  homes will not be noted on the  certificates  of title or by delivery of the required  documents  and payment of fees to the  applicable  state motor vehicle  authorities  unless the related  prospectus  supplement so requires.  With respect to each  transaction,  a decision will be made as to whether or not the security  interests of the trustee in the  manufactured  homes will be noted on the  certificates  of title and the required  documents and fees will be delivered to the applicable state motor vehicle  authorities  based upon, among other things,  the practices and procedures of the related  originator and servicer and after  consultation with the applicable rating agency  or  rating  agencies.  In  some  nontitle  states,  perfection  pursuant  to the  provisions  of the UCC is required.  As  manufactured  homes have  become  large and often have been  attached  to their  sites  without  any apparent  intention  to move them,  courts in many  states  have held that  manufactured  homes,  under  particular circumstances,  may become  governed by real estate title and recording laws. As a result,  a security  interest in a manufactured  home could be rendered  subordinate  to the interests of other parties  claiming an interest in the manufactured  home  under  applicable  state  real  estate  law.  In order to  perfect  a  security  interest  in a manufactured  home under  real  estate  laws,  the  secured  party must file  either a "fixture  filing"  under the provisions  of the UCC or a real  estate  mortgage  under  the real  estate  laws of the  state  where  the home is located.  These filings must be made in the real estate  records office of the county where the  manufactured  home is located. If so specified in the related prospectus  supplement,  the Manufactured  Housing Contracts may contain provisions  prohibiting the borrower from permanently  attaching the manufactured  home to its site. So long as the borrower does not violate this  agreement,  a security  interest in the  manufactured  home will be governed by the certificate  of title laws or the UCC,  and the notation of the security  interest on the  certificate  of title or the filing of a UCC  financing  statement  will be effective  to maintain the priority of the security  interest in the manufactured  home. If, however,  a manufactured  home is permanently  attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a  manufactured  home moves it to a state other than the state in which the manufactured  home initially is registered,  under the laws of most states the perfected  security  interest in the manufactured  home would continue for four months after relocation and, after  expiration of the four months,  only if and after the owner  re-registers  the  manufactured  home in the new  state.  If the owner  were to  relocate a manufactured  home to another state and not re-register a security  interest in that state,  the security  interest in the  manufactured  home would cease to be  perfected.  A majority of states  generally  require  surrender  of a certificate  of  title  to  re-register  a  manufactured  home.  Accordingly,  the  secured  party  must  surrender possession if it holds the  certificate of title to the  manufactured  home or, in the case of  manufactured  homes registered in states which provide for notation of lien on the  certificate of title,  notice of surrender would be given to the secured  party noted on the  certificate  of title.  In states which do not require a  certificate  of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states,  liens for repairs  performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The  so-called  "Holder-in-Due-Course"  rule of the  Federal  Trade  Commission  is intended to defeat the ability  of the  transferor  of a  consumer  credit  contract  that is the  seller  of goods  that gave rise to the transaction  (and certain  related  lenders and assignees) to transfer the contract free of notice of claims by the related  debtor.  The effect of this rule is to subject  the  assignee of the  contract to all claims and  defenses the debtor could  assert  against the seller of goods.  Liability  under this rule is limited to amounts paid under a  contract;  however,  the  obligor  also may be able to assert  the rule to set off  remaining  amounts  due as a defense  against a claim brought by the trustee  against such obligor.  Numerous  other federal and state  consumer protection  laws  impose  requirements  applicable  to the  origination  and  lending  pursuant  to the  contracts, including  the Federal  Truth in Lending Act, the Federal Trade  Commission  Act, the Fair Credit  Billing Act, the
Fair Credit  Reporting  Act,  the Equal Credit  Opportunity  Act, the Fair Debt  Collection  Practices  Act and the
Uniform  Consumer  Credit Code. In the case of some of these laws, the failure to comply with their  provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the  Depository  Institutions  Deregulation  and Monetary  Control Act of 1980  provides  that, subject to the following  conditions,  state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home  Improvement  Contracts or Manufactured  Housing  Contracts
would be covered if they satisfy certain  conditions,  among other things,  governing the terms of any prepayments, late charges and deferral  fees and requiring a 30-day notice  period prior to  instituting  any action  leading to repossession of the related unit.

         Title V authorized any state to reimpose  limitations  on interest  rates and finance  charges by adopting before April 1, 1983 a law or  constitutional  provision  that  expressly  rejects  application of the federal law.
Fifteen  states  adopted such a law prior to the April 1, 1983  deadline.  In addition,  even where Title V was not rejected,  any state is authorized  by the law to adopt a provision  limiting  discount  points or other charges on loans covered by Title V.

Installment Sales Contracts

         The loans may also  consist of  installment  sales  contracts.  Under an  installment  sales  contract the seller/lender  retains  legal title to the property and enters into an agreement  with the  purchaser/borrower  for the payment of the purchase price,  plus interest,  over the term of the contract.  Only after full  performance by the  purchaser/borrower  of the  contract is the  seller/lender  obligated  to convey  title to the property to the borrower.  As with  mortgage or deed of trust  financing,  during the  effective  period of the  installment  sales contract,  the borrower is generally  responsible  for  maintaining  the property in good  condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the  seller/lender  under an installment  sales contract varies on a state-by-state  basis  depending  upon the extent to which  state  courts are  willing,  or able  pursuant to state statute,  to enforce the  contract  strictly  according  to the terms.  The terms of  installment  sales  contracts generally  provide that upon a default by the borrower,  the borrower  loses his right to occupy the property,  the entire  indebtedness  is  accelerated,  and the  borrower's  equitable  interest in the property is forfeited.  The seller/lender  in such a situation  does not have to foreclose in order to obtain title to the  property,  although in some cases a quiet title action is in order if the borrower has filed the  installment  sales  contract in local land records and an  ejectment  action may be necessary to recover  possession.  In a few states,  particularly  in cases of  borrower  default  during the early  years of an  installment  sales  contract,  the courts  will  permit ejectment of the buyer and a forfeiture  of his interest in the property.  However,  most state  legislatures  have enacted  provisions by analogy to mortgage law protecting  borrowers  under  installment  sales  contracts from the harsh  consequences  of forfeiture.  Under these statutes,  a judicial or nonjudicial  foreclosure may be required, the lender may be required  to give notice of default and the  borrower  may be granted  some grace  period  during which the  installment  sales  contract may be reinstated  upon full payment of the default amount and the borrower may have a  post-foreclosure  statutory  redemption right. In other states,  courts in equity may permit a borrower with  significant  investment in the property  under an  installment  sales contract for the sale of real estate to share in the proceeds of sale of the property after the  indebtedness is repaid or may otherwise  refuse to enforce the forfeiture clause.  Nevertheless,  generally  speaking,  the lender's  procedures for obtaining  possession and clear title under an  installment  sales contract in a given state are simpler and less  time-consuming  and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

         Under the  Servicemembers  Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

o    are  entitled to have their  interest  rates  reduced  and capped at 6% per year,  on  obligations  (including loans) incurred prior to the commencement of military service for the duration of military service, and

o    may be entitled to a stay of  proceedings on any kind of  foreclosure  or  repossession  action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

o    may have the maturity of their obligations  incurred prior to military service extended,  the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However,  these benefits are subject to challenge by creditors and if, in the opinion of the court,  the ability of a person to comply  with his  obligations  is not  materially  impaired by  military  service,  the court may apply equitable  principles  accordingly.  Please note that various state laws may provide borrower  protections similar, but not identical, to the Relief Act.

         If a  borrower's  obligation  to repay  amounts  otherwise  due on a loan  included  in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute,  none of the trust fund, the servicer,  the depositor  or the trustee  will be required to advance  such  amounts,  and any related loss may reduce the amounts available to be paid to the holders of the related  securities.  Any  shortfalls in interest  collections  on loans
(or underlying  loans),  included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of  securities  of the series that is entitled to receive  interest in respect of the loans
(or  underlying  loans) in  proportion  to the interest that each class of  securities  would have  otherwise  been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

Forfeitures in Drug and RICO Proceedings

         Federal law  provides  that  property  owned by persons  convicted of  drug-related  crimes or of criminal violations of RICO can be seized by the  government if the property was used in, or purchased with the proceeds of, these  crimes.  Under  procedures  contained in the Crime Control Act, the  government  may seize the property even before  conviction.  The government  must publish  notice of the  forfeiture  proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before  commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the  mortgage,  "reasonably  without  cause to believe"  that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                                    The Sponsor

         The sponsor  will be EMC  Mortgage  Corporation  ("EMC") for each series of  securities  unless  otherwise indicated  in the  related  prospectus  supplement.  The  sponsor  was  incorporated  in the State of  Delaware  on
September  26, 1990,  as a wholly  owned  subsidiary  corporation  of The Bear Stearns  Companies  Inc.,  and is an
affiliate of the  depositor and the  underwriter.  The sponsor was  established  as a mortgage  banking  company to facilitate  the  purchase  and  servicing  of whole loan  portfolios  containing  various  levels of  quality  from
"investment  quality" to varying degrees of  "non-investment  quality" up to and including real estate owned assets
("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         Since its inception in 1990, the sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which  include the purchase of newly  originated  alternative  A, jumbo  (prime) and  sub-prime loans.  Loans  are  purchased  on a bulk  and  flow  basis.  The  sponsor  is one of  the  United  States'  largest purchasers  of scratch and dent,  sub-performing  and  non-performing  residential  mortgages  and REO from various institutions,  including  banks,  mortgage  companies,  thrifts  and  the  U.S.  government.  Loans  are  generally purchased with the ultimate strategy of securitization  into an array of Bear Stearns'  securitizations  based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first lien fixed rate and ARMs,  as well as closed end fixed rate second liens and lines of credit  ("HELOCs").  Performing  loans  acquired by the  sponsor are subject to varying  levels of due diligence  prior to  purchase.  Portfolios  may be  reviewed  for  credit,  data  integrity,  appraisal  valuation, documentation,  as well as compliance  with certain laws.  Performing  loans  purchased  will have been  originated pursuant to the sponsor's underwriting  guidelines or the originator's  underwriting guidelines that are acceptable to the sponsor.

         Subsequent  to purchase by the sponsor,  performing  loans are pooled  together by product type and credit parameters  and  structured  into RMBS,  with the  assistance of Bear Stearns'  Financial  Analytics and Structured
Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999.

                                                   The Depositor

         The  depositor,  Bear  Stearns  Asset  Backed  Securities  I LLC,  was formed in the state of  Delaware in
January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.

         The depositor will not engage in any activities other than to authorize,  issue, sell,  deliver,  purchase and invest in (and enter into  agreements  in connection  with),  and/or to engage in the  establishment  of one or more trusts,  which will issue and sell, bonds, notes, debt or equity securities,  obligations and other securities and  instruments.  The  depositor's  securities  must be  collateralized  or  otherwise  secured  or backed  by, or
otherwise   represent  an  interest  in,  among  other  things,   receivables  or   pass-through   certificates  or
participations  or certificates of participation or beneficial  ownership in one or more pools of receivables,  and the proceeds of the foregoing,  that arise in connection  with loans secured by senior or junior  mortgages on real estate or manufactured  housing and any and all other commercial  transactions and commercial,  sovereign,  student or consumer loans or indebtedness.  The depositor may purchase,  acquire,  own, hold,  transfer,  convey,  service,
sell,  pledge,  assign,  finance  and  otherwise  deal  with  such  receivables,   pass-through  certificates,   or
participations  or  certificates  of  participation  or  beneficial  ownership.  Article  Three of the  depositor's
Limited Liability  Company Agreement limits the depositor's  activities to the above activities and certain related activities,  such as credit enhancement with respect to depositor  securities,  and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

         The depositor has been serving as a private  secondary  mortgage market conduit for  residential  mortgage loans since 2004. In conjunction  with EMC's  acquisition of mortgage loans,  the depositor will execute a mortgage loan  purchase  agreement  through  which the loans will be  transferred  to itself.  These loans are  subsequently deposited  in a  common  law or  statutory  trust,  described  in  this  prospectus,  which  will  then  issue  the certificates.

         After  issuance  and  registration  of the  securities  contemplated  in this  prospectus,  in the related
prospectus   supplement  and  any  supplement   hereto,   the  depositor  will  have  substantially  no  duties  or
responsibilities  with respect to the pool assets or the securities,  other than certain  administrative  duties as described in the related prospectus supplement.

                                                  Use of Proceeds

         The  depositor  will  apply  all or  substantially  all of the net  proceeds  from the sale of each of the related trust fund series of securities for one or more of the following purposes:

o    to purchase the primary assets of the related trust fund,

o    to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

o    to establish any reserve funds described in the related prospectus supplement, and

o    to pay costs of  structuring  and  issuing  the  securities,  including  the  costs of  obtaining  any  credit enhancement.

         If specified in the related  prospectus  supplement,  the purchase of the primary  assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

                                    Material Federal Income Tax Considerations

General

         The following  summary of the material  federal income tax  consequences of the purchase,  ownership,  and disposition  of the  securities  is based  on the  opinion  of any one of  Thacher  Proffitt  & Wood  llp,  Orrick,
Herrington & Sutcliffe LLP,  Greenberg Traurig,  LLP or other tax counsel  designated in the prospectus  supplement as tax  counsel  to the  depositor  or the  trust.  This  summary is based  upon the  provisions  of the Code,  the regulations  promulgated  thereunder,  including,  where  applicable,  proposed  regulations,  and the judicial and administrative  rulings and  decisions  now in effect,  all of which are  subject to change or  possible  differing interpretations.  The statutory  provisions,  regulations,  and  interpretations  on which this  interpretation  is based are subject to change either prospectively or retroactively.

         The  summary  does not  purport  to deal with all  aspects  of  federal  income  taxation  that may affect particular  investors in light of their  individual  circumstances.  This summary focuses  primarily upon investors who will hold  securities  as "capital  assets"  (generally,  property held for  investment)  within the meaning of
Section 1221 of the Code. If penalties  were asserted  against  purchasers of the Securities  offered  hereunder in respect of their treatment of the Securities for tax purposes,  the summary of tax  considerations  contained,  and the opinions  stated herein or in the prospectus  supplement may not meet the conditions  necessary for purchasers'
reliance on that summary and those opinions to exculpate them from the asserted  penalties.  Prospective  investors are  encouraged  to  consult  their  own tax  advisers  concerning  the  federal,  state,  local  and any other tax consequences as relates  specifically to such investors in connection with the purchase,  ownership and disposition of the securities.

         The federal income tax consequences to securityholders will vary depending on whether:

o    the securities of a series are classified as indebtedness;

o    an  election is made to treat the trust fund  relating to a  particular  series of  securities  as one or more real estate mortgage investment conduits or REMICs under the Code;

o    the securities  represent an ownership  interest in some or all of the assets included in the trust fund for a series; or

o    an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

         The prospectus  supplement for each series of securities  will specify how the securities  will be treated for federal  income tax purposes and will discuss  whether one or more REMIC  elections,  if any, will be made with respect to the series.

         Status  as Real  Property  Loans.  Except to the  extent  otherwise  provided  in the  related  prospectus supplement,  if the securities are regular  interests in a REMIC or represent  interests in a grantor trust, in the opinion of tax counsel:

o    securities  held by a  domestic  building  and  loan  association  will  constitute  "loans...  secured  by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

o    securities held by a real estate  investment  trust will constitute "real estate assets" within the meaning of
     Section  856(c)(4)(A)  of the Code and interest on  securities  will be  considered  "interest on  obligations secured by  mortgages  on real  property  or on  interests  in real  property"  within the  meaning of Section
     856(c)(3)(B) of the Code.

o    To the extent that the securities are neither  regular  interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

Taxation of Debt Securities

         Interest and Acquisition  Discount.  Securities that are REMIC regular  interests are generally taxable to holders in the same manner as evidences of  indebtedness  issued by the REMIC.  Stated  interest on the  securities that are REMIC  regular  interests  will be taxable as  ordinary  income and taken into  account  using the accrual method of  accounting,  regardless of the holder's  regular  method of  accounting.  Interest  (other than original issue discount) on securities  (other than securities that are REMIC regular  interests) which are characterized as indebtedness  for federal  income tax purposes will be includible in income by holders  thereof in accordance  with their  usual  methods  of  accounting.  When we refer to "debt  securities"  in this  section,  we mean  securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

         Debt  securities  that  permit  interest  to accrue  for more than one year  before the  payments  of that interest  and  certain of the other  debt  securities  issued at a  discount  may be issued  with  "original  issue discount" or OID. The following  discussion is based in part on the regulations  issued under Sections 1271 through
1273  and 1275 of the  Code,  or OID  Regulations.  Holders  are  encouraged  to be  aware,  however,  that the OID
Regulations  do not  adequately  address  certain  issues  relevant  to  prepayable  securities,  such as the  debt securities.

         In general,  OID is the difference  between the stated redemption price at maturity of a debt security and its issue price.  A holder of a debt  security must include OID in gross income as ordinary  interest  income as it accrues under a method taking into account an economic  accrual of the discount.  In general,  OID must be included in income in advance of the receipt of the cash  representing  that  income.  The amount of OID on a debt  security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt  security is the first price at which a  substantial  amount of debt  securities of that class are sold to the public (excluding bond houses,  brokers,  underwriters or wholesalers).  If less than a  substantial  amount of a particular  class of debt  securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair  market  value of that class on the  closing  date.  The issue  price of a debt  security  also  includes  the amount  paid by an initial  debt  securityholder  for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated  redemption  price at maturity of a debt  security is the sum of all  payments  provided by the security other than "qualified  stated interest"  payments.  Under the OID  Regulations,  qualified stated interest generally means interest payable at a single fixed rate or qualified  variable rate (as described below),  provided that the interest payments are  unconditionally  payable at intervals of one year or less during the entire term of the debt security.  The OID Regulations  state that interest  payments are  unconditionally  payable only if a late payment or nonpayment is expected to be penalized or reasonable  remedies  exist to compel  payment or the terms of the debt  instrument  otherwise make late payment or non-payment  remote.  Debt  securities may provide for default remedies in the event of late payment or  nonpayment of interest.  Although the matter is not free from doubt,  the trustee  intends  to treat  interest  on such  debt  securities  as  unconditionally  payable  and as  constituting qualified stated  interest.  Interest is payable at a single fixed rate only if the rate  appropriately  takes into account the length of the interval  between  payments.  Distributions  of interest on debt  securities with respect to which deferred interest will accrue will not constitute  qualified stated interest  payments,  in which case the stated  redemption  price at maturity of such debt  securities  includes  all  distributions  of interest  thereon.
Where the interval  between the issue date and the first  distribution  date on a debt  security is longer than the interval between  subsequent  distribution  dates, the greater of (i) the interest  foregone and (ii) the excess of the stated  principal  amount over the issue price will be included in the stated  redemption price at maturity and tested  under the de  minimis  rule  described  below.  Where the  interval  between  the issue  date and the first distribution  date on a debt security is shorter than the interval between  subsequent  distribution  dates, all of the  additional  interest  will be included in the stated  redemption  price at  maturity  and tested  under the de minimis rule  described  below.  In the case of a debt  security  with a long first period that has non-de  minimis
OID, all stated  interest in excess of interest  payable at the  effective  interest rate for the long first period will be  included in the stated  redemption  price at  maturity  and the debt  security  will  generally  have OID.
Holders of debt  securities  are  encouraged  to consult  their own tax advisors to  determine  the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule,  OID on a debt  security will  generally be considered to be zero if the OID is less than  0.25% of the stated  redemption  price at  maturity  of the debt  security  multiplied  by the  weighted average  maturity of the debt security.  For this purpose,  the weighted  average  maturity of the debt security is computed  as the sum of the  amounts  determined  by  multiplying  the number of full years  (i.e.,  rounding  down partial years) from the issue date until each  distribution in reduction of stated  redemption price at maturity is scheduled  to be made by a fraction,  the  numerator  of which is the amount of each  distribution  included in the stated  redemption  price at maturity of the debt security and the  denominator  of which is the stated  redemption price at  maturity  of the debt  security.  Holders  generally  must  report de minimis  OID pro rata as  principal payments  are  received,  and such income  will be capital  gain if the debt  security is held as a capital  asset.
However,  holders  may  elect to accrue  all de  minimis  OID as well as market  discount  under a  constant  yield method.  See "—Election to Treat All Interest as Original Issue Discount" below.

         In addition,  under the OID Regulations,  there is a special method for determining  whether the OID for a debt  security  that bears  interest for one or more accrual  periods at a rate below the rate  applicable  for the remaining  term of such debt  security  (e.g.,  a debt  security  with  teaser  rates or interest  holidays)  is de minimis.  In that case,  the OID will be caused to be more than de minimis  only if the greater of (x) the foregone interest on such debt security  resulting from the teaser rate or interest  holiday and (y) any "true"  discount on such debt security (i.e.,  the excess of the debt security's  stated principal amount over its issue price) exceeds the de minimis  amount,  in which case the stated  interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified  variable rate.  Under the OID  Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

o    the interest is unconditionally payable at least annually,

o    the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

o    interest  is based on a  "qualified  floating  rate," an  "objective  rate," or a  combination  of  "qualified floating rates" that do not operate in a manner that  significantly  accelerates or defers  interest  payments on the debt security.

In the case of certain  of the debt  securities,  none of the  payments  under the  instrument  will be  considered qualified  stated  interest,  and  thus the  aggregate  amount  of all  payments  will be  included  in the  stated
redemption price at maturity.

         The Internal Revenue Service, or IRS, issued contingent payment  regulations  governing the calculation of
OID on instruments having contingent  interest payments.  These contingent payment  regulations  represent the only guidance  regarding the views of the IRS with respect to contingent  interest  instruments and  specifically do not apply for purposes of calculating OID on debt  instruments  subject to Section  1272(a)(6) of the Code, such as the debt securities.  Additionally,  the OID Regulations do not contain provisions  specifically  interpreting  Section
1272(a)(6)  of the Code.  Until the  Treasury  issues  guidance to the  contrary,  the trustee  intends to base its computation  of OID on Section  1272(a)(6)  of the Code and the OID  Regulations  as described in this  prospectus.
However,  because no regulatory  guidance  currently  exists under Section  1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt  security  issued  with OID must  include in gross  income,  for all days  during its taxable  year on which it holds the debt  security,  the sum of the  "daily  portions"  of OID.  The  amount of OID includible  in income by a holder will be computed by  allocating  to each day during an accrual  period a pro rata portion of the OID that  accrued  during the accrual  period.  In the case of a debt  security  that is not a REMIC regular  interest  security and the  principal  payments on which are not subject to  acceleration  resulting  from prepayments on the loans,  the amount of OID includible in income of a holder for an accrual period  (generally the period over which interest  accrues on the debt  instrument) will equal the product of the yield to maturity of the debt  security  and the adjusted  issue price of the debt  security,  reduced by any  payments of qualified  stated
interest.  The  adjusted  issue price is the sum of the debt  security's  issue  price plus prior  accruals of OID, reduced by the total  payments made with respect to the debt  security in all prior  periods  other than  qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through  securities,"  which are debt  instruments that are subject to acceleration due to prepayments on other debt  obligations  securing those  instruments.  The amount of OID to be included in the income of a holder of a  pay-through  security is computed by taking into  account the prepayment  rate  assumed in pricing  the debt  instrument.  The amount of OID that will  accrue  during an accrual period on a pay-through security is the excess, if any, of the

         o     sum of

                  (a)      the present value of all payments  remaining to be made on the  pay-through  security as of the close of the accrual period and

                  (b)      the  payments  during the accrual  period of amounts  included in the stated  redemption price of the pay-through security,

over

o    the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

o    the original  yield to maturity of the  pay-through  security  (determined  on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

o    events that have occurred before the end of the accrual period and

o    the  assumption  that  the  remaining  payments  will be made  in  accordance  with  the  original  prepayment assumption.

The effect of this method is to  increase  the  portions of OID  required to be included in income by a holder of a pay-through  security  to take into  account  prepayments  with  respect  to the loans at a rate that  exceeds  the prepayment  assumption,  and to decrease  (but not below zero for any period)  the  portions of OID  required to be included in income by a holder of a  pay-through  security to take into  account  prepayments  with  respect to the loans at a rate that is slower  than the  prepayment  assumption.  Although  OID will be  reported  to  holders  of pay-through  securities based on the prepayment  assumption,  no  representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities  that are REMIC regular  interests in a manner that it believes to be  appropriate,  to take  account of realized  losses on the loans,  although the OID
Regulations  do not provide  for such  adjustments.  If the IRS were to require  that OID be accrued  without  such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain  classes of  securities  may  represent  more than one class of REMIC  regular  interests.  Unless otherwise  provided  in the  related  prospectus  supplement,  the  applicable  trustee  intends,  based on the OID
Regulations,  to calculate OID on such  securities  as if,  solely for the purposes of computing  OID, the separate regular interests were a single debt instrument.

         A  subsequent  holder of a debt  security  will also be  required to include  OID in gross  income,  but a holder who  purchases  the debt  security for an amount that exceeds its adjusted  issue price will be entitled (as will an  initial  holder  who pays more than a debt  security's  issue  price)  to  offset  such OID by  comparable economic accruals of portions of the excess.

         Effects of Defaults and  Delinquencies.  Holders  will be required to accrue  interest and OID income with respect to the related securities  without giving effect to delays and reductions in distributions  attributable to a default or delinquency on the loans,  except possibly to the extent that it can be established  that such amounts are  uncollectible.  As a result,  the amount of income  (including  OID) reported by a holder of a security in any period could  significantly  exceed the amount of cash  distributed  to the holder in that period.  The holder will eventually  be  allowed a loss (or will be allowed  to report a lesser  amount of  income)  to the extent  that the aggregate  amount of  distributions  on the  securities  is reduced  as a result of a loan  default.  However,  the timing and character of losses or reductions in income are uncertain  and,  accordingly,  holders of securities are encouraged to consult their own tax advisors on this point.

         Interest  Weighted  Securities.  An "interest  weighted  security" is a security  that is a REMIC  regular interest or a  "stripped"  security  (as  discussed  under "—Tax  Status as a Grantor  Trust;  General"  below) the payments  on which  consist  solely or  primarily  of a specified  portion of the  interest  payments on  qualified mortgages held by the REMIC or on loans underlying  pass-through  securities.  It is not clear how income should be accrued with respect to interest  weighted  securities.  The trustee  intends to take the position  that all of the income  derived  from an  interest  weighted  security  should be  treated  as OID and that the  amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt  instruments  issued with OID and by treating  none of the payments on the interest  weighted  security as  qualified  stated  interest.
However,  in the case of interest  weighted  securities  that are entitled to some  payments of  principal  and are
REMIC regular  interests,  the IRS could assert that income derived from the interest  weighted  security should be calculated as if the security  were a security  purchased at a premium equal to the excess of the price paid by the holder  for the  security  over its  stated  principal  amount,  if any.  Under this  approach,  a holder  would be entitled to amortize  such premium only if it has in effect an election  under Section 171 of the Code with respect to all taxable debt  instruments  held by such  holder,  as described  below.  Alternatively,  the IRS could assert that an interest  weighted  security  should be taxable  under the rules  governing  bonds  issued with  contingent payments.  This  treatment  may be more  likely  in the case of  interest  weighted  securities  that are  stripped securities  as  described  below.  See  "—Tax  Status  as a  Grantor  Trust—Discount  or  Premium  on  Pass-Through
Securities" below.

         Variable  Rate Debt  Securities.  In the case of debt  securities  bearing  interest at a rate that varies directly,  according  to a fixed  formula,  with an objective  index,  it appears that the yield to maturity of the debt  securities  and, in the case of  pay-through  securities,  the present value of all payments  remaining to be made on the debt  securities,  should be calculated as if the interest  index remained at its value as of the issue date of the  securities.  Because the proper  method of adjusting  accruals of OID on a variable rate debt security is uncertain,  holders of variable rate debt securities are encouraged to consult their own tax advisers  regarding the appropriate treatment of such securities for federal income tax purposes.

         Market  Discount.  A purchaser of a security may be subject to the market  discount rules of sections 1276 through 1278 of the Code. A holder that  acquires a debt  security  with more than a prescribed  de minimis  amount of "market  discount"  (generally,  the excess of the principal  amount of the debt  security over the  purchaser's purchase  price) will be required to include  accrued market  discount in income as ordinary  income in each month, but limited to an amount not exceeding the principal  payments on the debt security  received in that month and, if the  securities  are sold,  the gain  realized.  This market  discount  would  accrue in a manner to be provided in
Treasury regulations but, until such regulations are issued, market discount would in general accrue either

o    on the basis of a constant  yield (in the case of a  pay-through  security,  taking into  account a prepayment assumption) or

o    in the  ratio of (a) in the case of  securities  (or,  in the case of a  pass-through  security,  as set forth below,  the loans  underlying the security) not originally  issued with OID,  stated  interest  payable in the relevant  period to total stated  interest  remaining to be paid at the  beginning of the period or (b) in the case of securities (or, in the case of a pass-through  security,  as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that,  regardless of the  origination  date of the debt security (or, in the case of a pass-through  security,  the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through  security,  as described  below,  the underlying  loans) with market  discount over interest  received on the security is allowed as a current  deduction only to the extent such excess is greater than the market  discount  that accrued  during the taxable year in which such  interest  expense was  incurred.  In general,  the deferred  portion of any  interest  expense  will be  deductible  when such market discount is included in income,  including  upon the sale,  disposition,  or repayment of the security  (or, in the case of a pass-through  security,  an underlying  loan).  A holder may elect to include  market  discount in income currently as it accrues on all market  discount  obligations  acquired by such holder  during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium.  A holder who purchases a debt security (other than an interest  weighted  security to the extent described above) at a cost greater than its stated  redemption  price at maturity,  generally will be considered to have  purchased  the security at a premium,  which it may elect to amortize as an offset to interest  income on the security (and not as a separate  deduction  item) on a constant yield method.  Although no  regulations  addressing the computation of premium accrual on comparable  securities have been issued,  the legislative  history of The Tax
Reform Act of 1986  indicates  that  premium is to be accrued in the same manner as market  discount.  Accordingly, it  appears  that the  accrual  of  premium  on a class of  pay-through  securities  will be  calculated  using the prepayment  assumption  used in pricing the class.  If a holder  makes an  election  to amortize  premium on a debt security,  the election will apply to all taxable debt instruments  (including all REMIC regular  interests and all pass-through  certificates  representing  ownership  interests  in a trust  holding debt  obligations)  held by the holder at the  beginning  of the taxable year in which the  election is made,  and to all taxable debt  instruments acquired  thereafter by the holder,  and will be irrevocable  without the consent of the IRS.  Purchasers who pay a premium for the  securities  are  encouraged  to consult  their tax  advisers  regarding  the  election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium  regulations  dealing with amortizable bond  premium.  The  regulations  specifically  do not apply to  prepayable  debt  instruments  subject  to Section
1272(a)(6)  of the Code.  Absent  further  guidance  from the IRS, the trustee  intends to account for  amortizable bond premium in the manner  described  above.  Prospective  purchasers  of the debt  securities  are  encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original  Issue  Discount.  The OID  Regulations  permit the holder of a debt  security  to elect to accrue all  interest,  discount  (including  de  minimis  market  discount  or OID) and premium,  based on a constant  yield  method for debt  securities  acquired on or after  April 4, 1994.  If such an election  were to be made with respect to a debt  security  with market  discount,  the holder of the debt security would be deemed to have made an election to include in income  currently  market discount with respect to all other debt  instruments  having market  discount that such holder of the debt  security  acquires  during the year of the election or  thereafter.  Similarly,  the holder of a debt  security  that makes this  election for a debt security that is acquired at a premium  will be deemed to have made an election to amortize  bond  premium  with  respect to all debt  instruments  having  amortizable  bond premium  that the holder owns or acquires.  The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

         General.  In the opinion of tax counsel,  if one or more REMIC  elections,  as  applicable,  are made with respect to a series of securities,  then the  arrangement by which the securities of that series are issued will be treated  as one or  more  REMICs,  as long as all of the  provisions  of the  applicable  governing  agreement  are complied  with and the  statutory and  regulatory  requirements  are  satisfied.  Securities  will be designated as
"regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent  specified  otherwise in a prospectus  supplement,  if a REMIC  election is made with respect to a series of securities:

o    securities  held by a  domestic  building  and loan  association  will  constitute  "a  regular  or a residual interest in a REMIC"  within the meaning of Section  7701(a)(19)(C)(xi)  of the Code  (assuming  that at least
     95% of the  REMIC's  assets  consist of cash,  government  securities,  "loans  secured by an interest in real property," and other types of assets described in Section 7701(a)(19)(C) of the Code); and

o    securities held by a real estate  investment  trust will constitute "real estate assets" within the meaning of
     Section  856(c)(4)(A) of the Code, and income with respect to the securities  will be considered  "interest on obligations  secured by mortgages on real  property or on  interests in real  property"  within the meaning of
     Section  856(c)(3)(B)  of the Code (assuming,  for both purposes,  that at least 95% of the REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consists of assets described in the immediately  preceding  bullets,  then a security  will  qualify for the tax  treatment  described  in the  previous  sentence in the  proportion  that such
REMIC's assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general  rule,  all of the  expenses of a REMIC will be taken into account by holders of the residual interest  securities.  In the case of a "single  class  REMIC,"  however,  the  expenses  will be  allocated  under
Treasury  regulations  among the  holders of the REMIC  regular  interest  securities  and the holders of the REMIC residual  interest  securities on a daily basis in proportion  to the relative  amounts of income  accruing to each holder on that day. A "single  class  REMIC"  refers to any REMIC that would be  classified  as a grantor  trust in the  absence  of a REMIC  election,  including  a  REMIC  with  more  than  one  class  of  interests  that  would, nevertheless,  be classified  as a grantor trust  pursuant to Section  301.7701-4(c)  of the Treasury  regulations, absent such an election.  In the case of a holder of a REMIC  regular  interest  security who is an individual or a
"pass-through  interest holder" (including certain  pass-through  entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses,  plus other "miscellaneous  itemized deductions"  of the holder,  exceed 2% of the holder's  adjusted  gross income and not  deductible  for purposes of calculating  an  individual  holder's  alternative  minimum  tax  liability.  In  addition,  the amount of itemized deductions  otherwise  allowable for the taxable year for an individual  whose  adjusted  gross income  exceeds the applicable amount will be reduced.

This  reduction  is  scheduled  to be  phased-out  over a five-year  period  beginning  in 2006.  The  reduction or disallowance of this deduction may have a significant  impact on the yield of the REMIC regular  interest  security to the holder.  In general terms, a single class REMIC is one that either

o    would qualify,  under existing Treasury  regulations,  as a grantor trust if it were not a REMIC (treating all interests as ownership  interests,  even if they would be classified as debt for federal income tax purposes),
     or

o    is  similar to  such a trust and is structured with  the principal  purpose of avoiding the single class REMIC rules.

The  expenses  of the REMIC will  typically  be  allocated  to  holders  of the  related  REMIC  residual  interest securities.

Taxation of the REMIC

         General.  Although  a REMIC  is a  separate  entity  for  federal  income  tax  purposes,  a REMIC  is not generally  subject to  entity-level  tax.  Rather,  the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC  residual  interests.  As described  above,  the REMIC regular  interests are generally taxable as debt of the REMIC.  Qualification  as a REMIC  requires  ongoing  compliance  with  certain  conditions.
Although a REMIC is not  generally  subject to federal  income tax, the Code  provides  that failure to comply with one or more of the ongoing  requirements  of the Code for REMIC  status  during any  taxable  year,  including  the implementation  of  restrictions  on the purchase  and  transfer of the residual  interests in a REMIC as described below under  "—Taxation of Owners of Residual  Interest  Securities",  would cause the trust not to be treated as a
REMIC for that year and  thereafter.  In this event,  the entity may be taxable as a separate  corporation  and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation  of REMIC Income.  The taxable  income or net loss of a REMIC is  determined  under an accrual method  of  accounting  and in the same  manner  as in the case of an  individual,  with  certain  adjustments.  In general, the taxable income or net loss will be the difference between

o    the gross income produced by the REMIC's assets,  including  stated interest and any OID or market discount on loans and other assets, and

o    deductions,  including stated interest and OID accrued on the REMIC regular interest securities,  amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A  holder  of a REMIC  residual  interest  security  that is an  individual  or a  "pass-through  interest  holder"
(including  certain  pass-through  entities,  but not including  real estate  investment  trusts) will be unable to deduct  servicing  fees  payable on the loans or other  administrative  expenses  of the REMIC for a given  taxable year,  to the  extent  that  these  expenses,  when  aggregated  with the  holder's  other  miscellaneous  itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

         For purposes of computing  its taxable  income or net loss, a REMIC should have an initial  aggregate  tax basis in its assets equal to the aggregate  fair market value of the regular  interests and the residual  interests on the startup day  (generally,  the day that the interests  are issued).  That  aggregate  basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID  provisions of the Code apply to loans of  individuals  originated on or after March 2, 1984,  and the market discount  provisions apply to loans originated after July 18, 1984.  Subject to possible  application of the de minimis  rules,  the method of  accrual  by a REMIC of OID  income on such loans will be  equivalent  to the method under which  holders of  pay-through  securities  accrue OID (i.e.,  under the constant  yield method taking into account the prepayment  assumption).  A REMIC will deduct OID on the regular  interest  securities in the same manner that the holders of the regular interest  securities  include such discount in income, but without regard to the de minimis  rules.  See  "—Taxation  of Debt  Securities"  above.  However,  a REMIC that  acquires  loans at a market  discount  must include such market  discount in income  currently,  as it accrues,  on a constant  interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal  amounts,  the resulting  premium,  if attributable to mortgages  originated  after September 27, 1985, will be amortized over the life of the loans (taking into account the  prepayment  assumption)  on a constant  yield method.  Although the law is somewhat unclear  regarding  recovery of premium  attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited  Transactions  and  Contributions  Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited  transaction."  For this  purpose,  net income will be  calculated  without  taking into account any losses from prohibited  transactions or any deductions  attributable to any prohibited transaction that resulted in a loss.  In general, prohibited transactions include:

o    subject to limited  exceptions,  the sale or other  disposition of any qualified  mortgage  transferred to the
     REMIC;

o    subject to a limited exception, the sale or other disposition of a cash flow investment;

o    the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o    the receipt of any fees or other compensation for services rendered by the REMIC.

It is  anticipated  that a REMIC will not  engage in any  prohibited  transactions  in which it would  recognize  a material  amount of net income.  In addition,  subject to a number of  exceptions,  a tax is imposed at the rate of
100% on amounts  contributed  to a REMIC after the close of the  three-month  period  beginning on the startup day.
The holders of REMIC  residual  interest  securities  will  generally be  responsible  for the payment of any taxes imposed on the REMIC.  However,  to the extent not paid by the holders of the REMIC  residual  interest  securities or otherwise,  taxes will be paid out of the trust fund and will be allocated pro rata to all  outstanding  classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

         The holder of a  certificate  representing  a REMIC  residual  interest  will take into account the "daily portion"  of the taxable  income or net loss of the REMIC for each day during the taxable  year on which the holder held the residual  interest  security.  The daily  portion is  determined by allocating to each day in any calendar quarter its ratable  portion of the taxable  income or net loss of the REMIC for that  quarter,  and by  allocating that amount among the holders (on that day) of the residual  interest  securities in proportion to their respective holdings on that day.

         The holder of a residual interest  security must report its  proportionate  share of the taxable income of the REMIC  whether  or not it  receives  cash  distributions  from the REMIC  attributable  to income or loss.  The reporting of taxable income without  corresponding  distributions  could occur,  for example,  if the loans held by the REMIC were issued or acquired at a discount,  since mortgage  prepayments cause recognition of discount income, while the corresponding  portion of the prepayment could be used in whole or in part to make principal  payments on
REMIC regular interests  securities issued without any discount or at an insubstantial  discount.  (If this occurs, it is likely that cash  distributions  will exceed  taxable  income in later years.) The taxable  income of a REMIC may also be greater in earlier  years than later years as a result of the fact that  interest  expense  deductions, as a percentage of outstanding  principal on the REMIC regular interest  securities,  will typically  increase over time as lower yielding  securities are paid,  whereas  interest income with respect to loans will generally  remain constant over time as a percentage of loan principal.

         In any event,  because the holder of a REMIC residual  interest security is taxed on the net income of the
REMIC,  the taxable  income derived from the residual  interest  security in a given taxable year will not be equal to the taxable income  associated  with investment in a corporate bond or stripped  instrument  having similar cash flow  characteristics  and pretax yield.  Therefore,  the after-tax  yield on a residual  interest  security may be less than that of a corporate  bond or  stripped  instrument,  or may be  negative in the case of a REMIC  residual interest security that is expected to receive little or no cash flow.

         Limitation  on Losses.  The amount of the REMIC's net loss that a holder may take into  account  currently is  limited  to the  holder's  adjusted  basis at the end of the  calendar  quarter  in which  the loss  arises.  A holder's basis in a REMIC residual  interest  security will initially equal the holder's  purchase price,  and will subsequently be increased by the amount of the REMIC's taxable income  allocated to the holder,  and decreased (but not below  zero) by the  amount of  distributions  made and the amount of the  REMIC's  net loss  allocated  to the holder.  Any disallowed loss may be carried forward  indefinitely,  but may be used only to offset income generated by the same REMIC.  The ability of holders of residual  interest  securities to deduct net losses may be subject to additional  limitations  under the Code.  Holders are encouraged to consult their tax advisers with respect to such additional limitations.

         Distributions.  Distributions on a REMIC residual  interest  security (whether at their scheduled times or as a result of prepayments)  will generally not result in any additional  taxable income or loss to a holder of the residual  interest  security.  If the amount of the payment  exceeds the  holder's  adjusted  basis in the residual interest  security,  however,  the  holder  will  recognize  gain  (treated  as gain from the sale of the  residual interest security) to the extent of the excess.

         Sale or Exchange.  The holder of a REMIC  residual  interest  security will  recognize gain or loss on the sale or exchange of the residual  interest  security equal to the difference,  if any,  between the amount realized and the holder's  adjusted  basis in the  residual  interest  security at the time of sale or exchange.  A holder's adjusted  basis in a residual  interest  security  generally  equals  the cost of the  residual  interest  security increased  by the  taxable  income of the REMIC that was  included  in the income of the  holder and  decreased  by distributions  received  thereon by the holder and amounts of the REMIC net loss  allocated  to the holder.  Except to the extent  provided in Treasury  regulations  which have not yet been issued,  any loss upon  disposition  of a residual  interest  security will be disallowed if the selling holder disposing of such residual  interest security acquires  any other  residual  interest  in a REMIC or similar  mortgage  pool  within  six months  before or after disposition.  In that event,  the loss will be used to increase the  residual  interest  securityholder's  adjusted basis in the newly acquired residual interest or similar security.

         Excess  Inclusions.  The portion of the REMIC taxable income of a holder of a residual  interest  security consisting of "excess  inclusion"  income may not be offset by other deductions or losses,  including net operating losses,  on the holder's federal income tax return.  Further,  if the holder of a residual  interest security is an organization  subject to the tax on  unrelated  business  income  imposed by Section 511 of the Code,  the holder's excess inclusion  income will be treated as unrelated  business  taxable income of the holder.  In addition,  under
Treasury  regulations  yet to be issued,  if a real estate  investment  trust, a regulated  investment  company,  a common trust fund, or certain  cooperatives  were to own a residual interest  security,  a portion of dividends (or other  distributions)  paid by the real  estate  investment  trust (or other  entity)  would be  treated  as excess inclusion  income.  If a residual  interest  security  is owned by a foreign  person,  excess  inclusion  income is subject  to tax and  withholding  at a rate of 30%,  which  may not be  reduced  by  treaty,  is not  eligible  for treatment  as  "portfolio  interest"  and is subject to certain  additional  limitations.  See "—Tax  Treatment  of
Foreign Investors" below.

         In  addition,  the Code  provides  three  rules for  determining  the effect of excess  inclusions  on the alternative minimum taxable income of a residual interest securityholder.

o    First,  alternative  minimum  taxable  income for the  residual  holder is  determined  without  regard to the special rule that taxable income cannot be less than excess inclusions.

o    Second,  the residual  holder's  alternative  minimum taxable income for a tax year cannot be less than excess inclusions for the year.

o    Third,  the amount of any  alternative  minimum tax net operating  loss  deductions  must be computed  without regard to any excess inclusions.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

o    REMIC taxable income for the quarterly period allocable to a residual interest security,

over

o    the daily  accruals  for such  quarterly  period of (i) 120% of the long term  applicable  federal rate on the startup day  multiplied by (ii) the adjusted  issue price of the residual  interest  security at the beginning of the quarterly period.

The adjusted issue price of a residual  interest  security at the beginning of each calendar quarter will equal its issue price  (calculated  in a manner  analogous  to the  determination  of the issue  price of a regular  interest security),  increased by the aggregate of the daily  accruals for prior calendar  quarters,  and decreased (but not below  zero) by the  amount of loss  allocated  to a holder and the amount of  distributions  made on the  residual interest  security before the beginning of the quarter.  The long-term  federal rate, which is announced monthly by the Treasury  Department,  is an interest rate that is based on the average market yield of outstanding  marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC  regulations,  transfers of residual  interest  securities  may be  disregarded in certain circumstances.  See  "—Restrictions on Ownership and Transfer of Residual Interest  Securities" and "—Tax Treatment
of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual  Interest  Securities.  As a condition to qualification as a REMIC,  reasonable  arrangements  must be made to prevent the  ownership of a REMIC  residual  interest by any
"disqualified  organization"  including the United States, any State or political  subdivision thereof, any foreign government,  any international  organization,  or any agency or  instrumentality  of any of the foregoing,  a rural electric or telephone  cooperative  described in Section  1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by  sections 1 through  1399 of the Code,  if the entity is not  subject to tax on its  unrelated  business income,  or an  electing  large  partnership  within  the  meaning  of Section  775 of the Code.  Accordingly,  the applicable  pooling  and  servicing  agreement  will  prohibit  disqualified  organizations  from owning a residual interest  security.  In  addition,  no  transfer  of a residual  interest  security  will be  permitted  unless the proposed  transferee  shall have  furnished  to the trustee an affidavit  representing  and  warranting  that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual  interest  security is  transferred  to a  disqualified  organization  (in  violation of the restrictions  set forth  above),  a  substantial  tax will be imposed on the  transferor  of the residual  interest security  at the  time of the  transfer.  In  addition,  if a  disqualified  organization  holds an  interest  in a pass-through  entity  (including,  among others, a partnership,  trust,  real estate  investment  trust,  regulated investment  company,  or any person holding as nominee an interest in a  pass-through  entity) that owns a residual interest  security,  the  pass-through  entity will be required to pay an annual tax on its allocable  share of the excess inclusion income of the REMIC.

         The  REMIC  regulations  disregard  certain  transfers  of REMIC  residual  interests,  in which  case the transferor  continues to be treated as the owner of the REMIC  residual  interests and thus continues to be subject to tax on its  allocable  portion of the net  income of the REMIC.  Under the REMIC  Regulations,  a transfer  of a
"noneconomic  residual  interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S.  Person,  as defined in "Tax  Treatment  of Foreign  Investors"  below) is  disregarded  for all federal income  tax  purposes  if a  significant  purpose  of the  transfer  was to enable  the  transferor  to impede  the assessment  or  collection of tax. A residual  interest in a REMIC  (including a residual  interest with a positive value at issuance) is a  "noneconomic  residual  interest"  unless,  at the time of the transfer,  (i) the  present value of the expected  future  distributions  on the  residual  interest at least equals the product of the present value of the  anticipated  excess  inclusions and the highest  corporate  income tax rate in effect for the year in which  the  transfer  occurs,  and  (ii) the  transferor  reasonably  expects  that  the  transferee  will  receive distributions  from the REMIC at or after the time at which taxes accrue on the  anticipated  excess  inclusions in an amount  sufficient to satisfy the accrued taxes on each excess  inclusion.  The present value of the anticipated excess  inclusions and the present value of the expected  futures  distributions  are determined in the same manner as determined in connection  with the transfer of a residual  interest to a  disqualified  organization.  The REMIC regulations  explain  that a  significant  purpose  to impede the  assessment  or  collection  of tax exists if the transferor,  at the time of the transfer,  either knew or should have known that the transferee  would be unwilling or unable to pay taxes due on its share of the  taxable  income of the REMIC.  A safe harbor is provided if (i) the transferor  conducted,  at the time of the transfer,  a reasonable  investigation of the financial condition of the transferee  and  found  that the  transferee  historically  had paid its  debts  as they  became  due and  found no significant  evidence to indicate that the  transferee  would not continue to pay its debts as they came due in the future,  (ii) the  transferee  represents  to the  transferor  that  it  understands  that,  as the  holder  of the noneconomic  residual  interest,  the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee  intends to pay taxes  associated  with holding the residual  interest as they become due,  (iii) the  transferee  represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign  permanent  establishment or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or any other person,  and (iv) one of the two following  tests is satisfied:

         (a)      the "formula test":

                  the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1)      the present value of any  consideration  given to the transferee to acquire the residual interest;

                  (2)      the present value of the expected future distributions on the residual interest; and

                  (3)      the present value of the  anticipated  tax savings  associated with holding the residual interest as the REMIC generates losses; or

         (b)      the "asset test":

                  (1)      at the time of the  transfer,  and at the close of each of the  transferee's  two fiscal years preceding the transferee's  fiscal year of the transfer,  the  transferee's  gross assets for  financial  reporting  purposes  exceed  $100 million  and its net assets for financial  reporting purposes exceed $10 million,  excluding  obligations of any related persons or any other asset if a principal  purpose  for holding or  acquiring  the other asset is to permit the transferee to satisfy the asset test.

                  (2)      the  transferee  must be a domestic "C"  corporation  (other than a  corporation  exempt from taxation,  a regulated  investment  company or real estate investment  trust);  the transferee must agree in writing that any subsequent  transfer of the residual  interest would be to an  eligible  "C"  corporation  and would meet the  requirements  for a safe harbor transfer,  and the facts and  circumstances  known to the transferor on or before the date of the transfer must not  reasonably  indicate that the taxes  associated  with ownership of the residual interest will not be paid by the transferee; and

                  (3)      a reasonable person would not conclude,  based on the facts and  circumstances  known to the  transferor  on or before  the date of the  transfer  (including  the  consideration given to the  transferee  to acquire the  nonecomonic  residual  interest in the REMIC), that the taxes associated with the residual interest will not be paid.

         For  purposes  of the  computation  in clause  (a),  the  transferee  is assumed to pay tax at the highest corporate  rate of tax  specified  in the Code or, in certain  circumstances,  the  alternative  minimum  tax rate.
Further,  present values  generally are computed using a discount rate equal to the short-term  applicable  federal rate set forth in Section  1274(d) of the Code for the month of the  transfer  and the  compounding  period used by the transferee.

         Mark-to-Market Rules.  A REMIC residual interest security cannot be marked-to-market.

Administrative Matters

         The REMIC's books must be  maintained  on a calendar year basis and the REMIC must file an annual  federal income  tax  return.  The  REMIC  will also be  subject  to the  procedural  and  administrative  rules of the Code applicable to partnerships,  including the determination of any adjustments to, among other things,  items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

         Final  regulations  addressing  the  federal  income  tax  treatment  of  "inducement  fees"  received  by transferees  of  noneconomic  REMIC  residual  interests  require  inducement  fees to be included in income over a period  reasonably  related to the period during which the applicable  REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic  residual interest.  Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income:

         (i)      in the same  amounts and over the same  period that the  taxpayer  uses for  financial  reporting purposes,  provided  that such period is not shorter than the period the  applicable  REMIC is expected to generate taxable income, or

         (ii)     ratably  over  the  remaining   anticipated  weighted  average  life  of  the  applicable  REMIC, determined  based on actual  distributions  projected  as  remaining  to be made on all the  regular  and  residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual  interest  sells or  otherwise  disposes of the  residual  interest,  any  unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         Prospective  purchasers of the noneconomic  REMIC residual  interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

Tax Status as a Grantor Trust

         General.  As further specified in the related prospectus  supplement,  if a REMIC election is not made and the trust fund is not  structured as a  partnership,  then the trust fund relating to a series of securities may be classified  for federal  income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an  association  taxable  as a  corporation.  We refer to the  securities  of a series  of this  type as
"pass-through  securities."  In some series there will be no separation  of the principal and interest  payments on the loans.  In these  circumstances,  a holder will be considered to have purchased a pro rata  undivided  interest in each of the loans.  In the case of "stripped  securities",  sale of the securities  will produce a separation in the ownership of all or a portion of the principal  payments from all or a portion of the interest  payments on the loans.

         Each holder must report on its federal  income tax return its share of the gross  income  derived from the loans (not  reduced by the amount  payable as trust  expense  fees to the  applicable  trustee and the servicer and similar  fees),  at the same time and in the same manner as the items would have been  reported  under the holder's tax accounting  method had it held its interest in the loans directly,  received  directly its share of the amounts received  with  respect  to the  loans,  and paid  directly  its share of the trust  expense  fees.  In the case of pass-through  securities  other than  stripped  securities,  income will  consist of a pro rata share of all of the income  derived  from all of the loans and, in the case of stripped  securities,  income will consist of a pro rata share of the income  derived from each stripped bond or stripped  coupon in which the holder owns an interest.  The holder of a security  will  generally be entitled to deduct trust  expense fees under Section 162 or Section 212 of the Code to the  extent  that such fees  represent  "reasonable"  compensation  for the  services  rendered  by the applicable  trustee and the servicer (or third parties that are compensated  for the  performance of services).  In the case of a  noncorporate  holder,  however,  trust expense fees (to the extent not otherwise  disallowed,  e.g., because they exceed  reasonable  compensation)  will be deductible in computing the holder's  regular tax liability only to the extent that the fees,  when added to other  miscellaneous  itemized  deductions,  exceed 2% of adjusted gross  income  and  may not be  deductible  to any  extent  in  computing  the  holder's  alternative  minimum  tax liability.  In  addition,  the amount of  itemized  deductions  otherwise  allowable  for the  taxable  year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through  Securities.  The holder's  purchase price of a pass-through  security is to be  allocated  among the loans in  proportion  to their  fair  market  values,  determined  as of the time of purchase of the  securities.  In the typical  case,  the trustee (to the extent  necessary to fulfill its reporting obligations)  will  treat  each loan as  having a fair  market  value  proportional  to the share of the  aggregate principal  balances of all of the loans that it represents,  since the securities,  will have a relatively  uniform interest  rate and other  common  characteristics.  To the  extent  that the  portion  of the  purchase  price of a pass-through  security  allocated to a loan (other than to a right to receive any accrued  interest thereon and any undistributed  principal  payments) is less than or greater than the portion of the  principal  balance of the loan allocable to the security,  the interest in the loan allocable to the pass-through  security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount  represents OID or market  discount.  In the case of a loan with OID in excess of a prescribed  de minimis  amount or a stripped  security,  a holder of the security  will be required to report as interest  income in each  taxable  year its share of the amount of OID that accrues during that year in the manner described  above.  OID with respect to a loan could arise,  for example,  by virtue of the  financing  of points by the  originator  of the loan,  or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis  exception,  in  circumstances  under which the points are not currently  deductible  pursuant to applicable  Code  provisions.  Any market discount or premium on a loan will be  includible  in income,  generally  in the manner  described  above,  except  that in the case of pass-through  securities,  market discount is calculated with respect to the loans underlying the security,  rather than with respect to the security  itself.  A holder that acquires an interest in a loan originated  after July 18,
1984 with more than a de minimis amount of market discount  (generally,  the excess of the principal  amount of the loan over the purchaser's  allocable  purchase price) will be required to include accrued market discount in income in the manner set forth above.  See "—Taxation of Debt Securities —Market Discount" and "—Premium" above.

         In the case of market discount on a pass-through  security  attributable to loans  originated on or before
July 18,  1984, the holder  generally will be required to allocate the portion of the discount that is allocable to a loan among the principal  payments on the loan and to include the discount  allocable to each  principal  payment in ordinary income at the time the principal
payment is made.  This  treatment  would  generally  result in discount  being  included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped  Securities.  A  stripped  security  may  represent  a right to  receive  only a  portion  of the interest  payments on the loans,  a right to receive only  principal  payments on the loans,  or a right to receive certain  payments of both  interest and  principal.  Ratio  stripped  securities  may  represent a right to receive differing  percentages  of both the interest and principal on each loan.  Pursuant to Section 1286 of the Code, the separation  of  ownership  of the right to receive  some or all of the  interest  payments  on an  obligation  from ownership  of the right to receive  some or all of the  principal  payments  results in the  creation of  "stripped bonds" with respect to principal payments and "stripped  coupons" with respect to interest  payments.  Section 1286 of the Code  applies the OID rules to stripped  bonds and  stripped  coupons.  For  purposes  of  computing  OID, a stripped bond or a stripped coupon is treated as a debt instrument  issued on the date that such stripped  interest is purchased with an issue price equal to its purchase  price or, if more than one stripped  interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable  servicing  fees will be treated under the stripped bond rules.  If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's  principal  balance) or the securities  are initially  sold with a de minimis  discount  (assuming no prepayment  assumption is required),  any non-de  minimis  discount  arising  from a  subsequent  transfer  of the  securities  should be  treated  as market discount.  The IRS appears to require that reasonable  servicing fees be calculated on a loan by loan basis,  which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         Section  1272(a)(6) of the Code requires that a prepayment  assumption be used in computing the accrual of original issue discount with respect to some categories of debt  instruments,  and that  adjustments be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the prepayment  assumption.  To the extent the  stripped  securities  represent an interest in any pool of debt  instruments  the yield on which may be affected by reason of prepayments,  those provisions will apply to the stripped  securities.  It is unclear whether those  provisions  would be applicable to stripped  securities  that do not represent an interest in any such pool, or whether use of a prepayment  assumption may be required or permitted in the absence of these  provisions.  It is also uncertain,  if a prepayment  assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped  securities or, with respect to any subsequent  holder, at the time of purchase of the stripped securities by that holder.

         The accrual of income on the stripped securities will be significantly  slower if a prepayment  assumption is  permitted  to be made than if yield is  computed  assuming no  prepayments.  It  currently  is intended to base information  returns or reports  to the IRS and  holders on the  prepayment  assumption  disclosed  in the  related prospectus  supplement  and on a constant yield computed  using a  representative  initial  offering price for each class  of  securities.  However,  none  of  the  company,  the  master  servicer  or  the  trustee  will  make  any representation  that the mortgage loans will in fact prepay at a rate  conforming to the  prepayment  assumption or at any other rate, and holders are  encouraged to bear in mind that the use of a  representative  initial  offering price will mean that the information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be  accurate  only as to the  initial  holders of each  series who bought at that  price.  Prospective purchasers of the stripped  securities  are  encouraged to consult their own tax advisors  regarding the use of the prepayment assumption.

         It is unclear  under what  circumstances,  if any, the  prepayment  of a mortgage loan will give rise to a loss to the holder of a stripped  security.  If a stripped security is treated as a single instrument  (rather than an interest in discrete  mortgage  loans) and the effect of  prepayments  is taken into account in computing  yield with respect to the  stripped  security,  it appears  that no loss may be  available as a result of any  particular prepayment  unless  prepayments  occur at a rate  faster than the  prepayment  assumption.  However,  if a stripped security is treated as an interest in discrete  mortgage loans,  or if the prepayment  assumption is not used, then when a mortgage  loan is prepaid,  the holder of a stripped  security  should be able to  recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

         In the  case of a  stripped  security  that is an  interest  weighted  security,  the  applicable  trustee intends,  absent  contrary  authority,  to report  income to holders  as OID,  in the  manner  described  above for interest weighted securities.

         Possible  Alternative  Characterizations.  The  characterizations  of the  stripped  securities  described above are not the only possible  interpretations  of the applicable  Code  provisions.  Among other  possibilities, the IRS could contend that:

o    in certain  series,  each  non-interest  weighted  security is composed of an unstripped  undivided  ownership interest in loans and an installment obligation consisting of stripped principal payments;

o    the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

o    each interest weighted stripped security is composed of an unstripped  undivided  ownership  interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of  alternatives  for treatment of the stripped  securities  and the  different  federal income tax  consequences  that result from each  alternative,  potential  purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying  Loans. In the case of stripped  securities,  there is no specific legal authority existing  regarding whether the character of the securities,  for federal income tax purposes,  will be the same as the  underlying  loans.  The IRS could take the  position  that the loans'  character  is not  carried  over to the securities  in such  circumstances.  Pass-through  securities  will be, and,  although  the matter is not free from doubt, stripped securities should be considered to represent:

o    "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

o    "loans  secured by an  interest  in real  property"  within the  meaning of section  7701(a)(19)(C)(v)  of the
     Code.

Interest income  attributable to pass-through  securities will be and to stripped  securities  should be considered to represent  "interest on  obligations  secured by  mortgages on real  property or on interests in real  property"
within the meaning of section  856(c)(3)(B)  of the Code.  Reserves or funds  underlying the securities may cause a proportionate  reduction in the above-described  qualifying status categories of securities and the interest income thereon.

Sale or Exchange

         Subject to the  discussion  below with  respect to any trust fund as to which a  partnership  election  is made (or which otherwise is classified as a partnership  for federal income tax purposes),  a holder's tax basis in a  security  is the  price  the  holder  pays  for  the  security,  appropriately  adjusted  to take  into  account amortization of OID, market  discount and premium,  if any, and any payments  received with respect to the security
(other than qualified stated interest payments).  Gain or loss recognized on a sale,  exchange,  or redemption of a security,  measured by the difference  between the amount  realized and the security's  basis as so adjusted,  will generally be capital gain or loss,  assuming  that the  security is held as a capital  asset and will  generally be long-term  capital gain or loss if the holding period of the security is more than one year and short-term  capital gain or loss if the holding  period of the  security is one year or less.  Non-corporate  taxpayers  are subject to reduced  maximum  rates on long-term  capital gains and are  generally  subject to tax at ordinary  income rates on short-term  capital  gains.  The  deductibility  of capital losses is subject to certain  limitations.  Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar  institution  described in Section 582 of the
Code,  however,  gain or loss realized on the sale or exchange of a REMIC regular  interest  security or other debt instrument  will be taxable  as  ordinary  income or loss.  In  addition,  gain from the  disposition  of a regular interest  security  that might  otherwise be capital  gain will be treated as ordinary  income to the extent of the excess, if any, of:

o    the  amount  that would have been  includible  in the  holder's  income if the yield on the  regular  interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

over

o    the amount of  ordinary  income  actually  recognized  by the holder  with  respect  to the  regular  interest security.

Miscellaneous Tax Aspects

         Backup  Withholding.  Subject  to the  discussion  below  with  respect  to any  trust  fund as to which a partnership  election is made (or which  otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security,  may, under certain circumstances,  be subject to  "backup  withholding"  with  respect  to  distributions  on the  securities  or the  proceeds  of a sale of the securities to or through brokers.  This withholding generally applies if the holder of a security:

o    fails to furnish the applicable trustee with its taxpayer identification number;

o    furnishes the applicable trustee with an incorrect taxpayer identification number;

o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

o    under certain  circumstances,  fails to provide the applicable trustee or such holder's securities broker with a certified statement,  signed under penalty of perjury,  that the taxpayer  identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply,  however,  with respect to certain payments made to holders,  including payments to certain exempt recipients (such as exempt  organizations  and corporations) and to certain  nonresident alien  individuals,  foreign  partnerships  or foreign  corporations.  Holders are  encouraged to consult their tax advisers as to their  qualification  for  exemption  from backup  withholding  and the  procedure for obtaining the exemption.

         The trustee or securities  administrator,  as  applicable,  will report to the holders and to the servicer for each calendar  year the amount of any  "reportable  payments"  during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Taxation of Classes of Exchangeable Securities

General

         Except as  disclosed  in the  applicable  prospectus  supplement,  the  arrangement  pursuant to which the exchangeable  securities  of a series are created,  sold and  administered  will be  classified  as a grantor trust under  subpart E, part I of  subchapter  J of the Code.  The  exchangeable  securities  will  represent  beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

         The  exchangeable   securities  will  represent  "real  estate  assets"  within  the  meaning  of  Section
856(c)(4)(A)  of the Code and  assets  described  in  Section  7701(a)(19)(C)  of the  Code,  and OID and  interest accruing  on  exchangeable  securities  will  represent  "interest  on  obligations  secured by  mortgages  on real property"  within the meaning of Section  856(c)(3)(B)  of the Code, in each case, to the extent the  securities or income on the  securities  would be  qualifying if held  directly  (although  the matter is not entirely  clear for
Strips,  defined below).  Exchangeable  securities will be "qualified  mortgages"  under Section  860G(a)(3) of the
Code for a REMIC to the extent the  securities  the  interest  in which is  represented  by such  classes  would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

         An  exchangeable  security  represents  beneficial  ownership  of an  interest  in one or more  classes of securities  on deposit in the related  trust fund,  as specified in the  applicable  prospectus  supplement.  If it represents  an  interest  in more  than one  class of  securities,  a  purchaser  must  allocate  its  basis in the exchangeable  security  among the interests in the classes of securities  in  accordance  with their  relative fair market values as of the time of acquisition.  Similarly,  on the sale of such an exchangeable  security, the holder must allocate the amount  received on the sale among the interests in the classes of securities in accordance  with their relative fair market values as of the time of sale.

         The  holder  of an  exchangeable  security  must  account  separately  for  each  interest  in a class  of securities  (there may be only one such interest).  Where the interest  represents a pro rata portion of a class of securities  that are REMIC regular  interests,  the holder of the  exchangeable  security  should  account for such interest as described for REMIC regular  interests under "Taxation of Debt  Securities"  above.  Where the interest represents  beneficial  ownership of a  disproportionate  part of the principal and interest payments on a class of securities (a "Strip"),  the holder is treated as owning,  pursuant to Section 1286 of the Code,  "stripped  bonds"
to the extent of its share of  principal  payments  and  "stripped  coupons" to the extent of its share of interest payments on such class of  securities.  We intend to treat each Strip as a single debt  instrument  for purposes of information  reporting.  The IRS,  however,  could take a different  position.  For example,  the IRS could contend that a Strip  should  be  treated  as a pro rata  part of the  class of  securities  to the  extent  that the Strip represents a pro rata portion thereof,  and "stripped  bonds" or "stripped  coupons" with respect to the remainder.
A prospective investor is encouraged to consult its tax advisor regarding this matter.

         A holder of an  exchangeable  security  should  calculate OID with respect to each Strip and include it in ordinary income as it accrues,  which may be before the receipt of cash  attributable to such income, in accordance with a constant  interest method that takes into account the compounding of interest.  The holder should  determine its yield to maturity  based on its purchase price  allocated to the Strip and on a schedule of payments  projected using a  prepayment  assumption,  and then  make  periodic  adjustments  to take  into  account  actual  prepayment experience.  With  respect to a particular  holder,  Treasury  regulations  do not address  whether the  prepayment assumption  used to  calculate  OID  would be  determined  at the  time of  purchase  of the  Strip or would be the original  prepayment  assumption with respect to the related class of securities.  Further, if the related class of securities  is subject to  redemption  as further  described  in the  applicable  prospectus  supplement,  Treasury regulations  do not  address  the  extent  to which  such  prepayment  assumption  should  take  into  account  the possibility  of the  retirement  of the Strip  concurrently  with the  redemption  of such class of  securities.  A prospective  investor  is  encouraged  to  consult  its tax  advisor  regarding  these  matters.  For  purposes  of information  reporting  relating to OID, the original yield to maturity of the Strip,  determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If OID accruing  with respect to a Strip,  computed as described  above,  is negative for any period,  the holder may be entitled to offset such amount only against future  positive  original  issue discount  accruing from such Strip (or  possibly  also  against OID from prior  periods).  We intend to report by  offsetting  negative OID accruals only against future  positive  accruals of OID.  Although not entirely free from doubt,  such a holder may be entitled  to deduct a loss to the extent that its  remaining  basis  would  exceed the maximum  amount of future payments  to which the holder is  entitled  with  respect to such Strip,  assuming  no further  prepayments  of the underlying loans (or, perhaps,  assuming  prepayments at a rate equal to the prepayment  assumption).  Although the issue is not free from  doubt,  all or a portion of such loss may be  treated  as a capital  loss if the Strip is a capital asset in the hands of the holder.

         A holder  realizes  gain or loss on the sale of a Strip in an amount equal to the  difference  between the amount  realized  and its  adjusted  basis in such Strip.  The holder's  adjusted  basis  generally is equal to the holder's  allocated cost of the Strip,  increased by income previously  included,  and reduced (but not below zero)
by  distributions  previously  received.  Except as  described  below,  any gain or loss on such sale  generally is capital  gain or loss if the holder has held its  interest as a capital  asset and is long-term if the interest has been held for the long-term  capital gain holding  period (more than one year).  Such gain or loss will be ordinary income or loss (1) for a bank or thrift  institution or (2) if the securities are REMIC regular  interests,  to the extent  income  recognized  by the holder is less than the income that would have been  recognized  if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a  holder  exchanges  a single  class  of  exchangeable  securities  for  several  classes  of  related exchangeable  securities,  and then sells one of the  related  exchangeable  securities,  the sale may  subject the investor to the coupon  stripping  rules of Section  1286 of the Code.  The holder must  allocate  its basis in the single  class of  exchangeable  securities  between  the part of such class  underlying  the  related  exchangeable security  that was sold and the part of such  class  underlying  the  related  exchangeable  securities  that  were retained,  in  proportion to their  relative fair market values as of the date of such sale.  The holder is treated as  purchasing  the part  retained for the amount of basis  allocated to such part.  The holder must  calculate OID with respect to the retained part as described above.

         Although the matter is not free from doubt,  a holder that acquires in one  transaction  a combination  of exchangeable  securities  that may be  exchanged  for a single  class of related  exchangeable  securities  that is identical  to a class of  securities  that is on deposit in the related  trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

         An exchange of an interest in one or more  classes of  exchangeable  securities  for an interest in one or more other classes of related  exchangeable  securities that are part of the same combination,  or vice versa, will not be a taxable  exchange.  After the  exchange,  the holder is treated as  continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

         A foreign  holder of an  exchangeable  security  is  subject  to  taxation  in the same  manner as foreign holders of debt  securities.  Such manner of  taxation is  discussed  below under the heading " —Tax  Treatment  of
Foreign Investors."

Backup Withholding

         A holder of an exchangeable  security is subject to backup  withholding  rules similar to those applicable to debt  securities.  Such manner of taxation is discussed  under the heading  "—Miscellaneous  Tax  Aspects—Backup
Withholding" in this prospectus.

Reporting and Administrative Matters

         Reports  will be made to the  IRS and to  holders  of  record  of  exchangeable  securities  that  are not excepted from the reporting requirements.

Tax Treatment of Foreign Investors

         Subject to the  discussion  below with  respect to any trust fund as to which a  partnership  election  is made (or which  otherwise is classified as a partnership for federal income tax purposes),  under the Code,  unless interest  (including  OID) paid on a security  (other  than a  residual  interest  security)  is  considered  to be
"effectively  connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign  partnership  or foreign  corporation,  interest  will normally  qualify as portfolio  interest and will be exempt from federal  income tax or  withholding  tax.  However,  interest  will not qualify as  portfolio  interest where:

o    the recipient is a holder,  directly or by attribution,  of 10% or more of the capital or profits  interest in the issuing entity, or

o    the recipient is a controlled foreign corporation to which the issuing entity is a related person.

         For interest to qualify for the  portfolio  interest  exemption  from United States  withholding  tax, the holder must  generally  complete a Form W-8BEN  indicating  that the holder is a non-U.S.  Person  entitled to such exemption.  The Form  W-8BEN,  or in certain  circumstances  other  documentation,  must be  provided to the person otherwise  required  to  withhold  United  States  tax.  If a foreign  holder  is a  partnership  or other  type of pass-through  entity that is not treated for United States  withholding tax purposes as the beneficial owner of the income with  respect to the  security,  the holder  generally  must  receive the Form  W-8BEN as  described  in the previous  sentence  from the  holder's  partners  or other  beneficial  owners of the  income  with  respect to the security and may be required to provide the forms, and certain additional  information,  to the person through whom the holder  holds the  security.  The forms  provided by the holder or its  interestholders  regarding  status as a
non-U.S.  Person must generally be passed through the ownership chain to the person otherwise  required to withhold tax in order for the  exemption to apply.  These  provisions  supersede  the  generally  applicable  provisions  of
United  States law that would  otherwise  require the issuing  entity to withhold at a 30% rate  (unless  such rate were  reduced or  eliminated  by an  applicable  tax treaty) on,  among other  things,  interest and other fixed or determinable,  annual or periodic income paid to nonresident  alien  individuals,  foreign  partnerships or foreign corporations.  Holders of  pass-through  securities  and stripped  securities,  including  ratio strip  securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest  and OID of  holders  who are  foreign  persons  are  not  subject  to  withholding  if they  are effectively  connected  with a United States  business  conducted by the holder and  appropriate  documentation  is provided to the person  otherwise  required to withhold.  They will,  however,  generally be subject to the regular
United States income tax.

         Payments to holders of REMIC  residual  interest  securities  who are foreign  persons  will  generally be treated as interest for purposes of the 30% (or lower treaty rate) United States  withholding  tax.  Holders should assume  that such  income  does not  qualify  for  exemption  from  United  States  withholding  tax as  "portfolio interest."  It is clear  that,  to the extent  that a payment  represents  a portion of REMIC  taxable  income that constitutes  excess  inclusion  income,  the holder of a residual  interest  security  will not be  entitled  to an exemption  from or  reduction  of the 30%  withholding  tax rule.  If the  payments  are  subject to United  States withholding  tax,  they  generally  will be taken into  account  for  withholding  tax  purposes  only when paid or distributed  (or when the  residual  interest  security is disposed  of). The  Treasury  has  statutory  authority, however,  to promulgate  regulations that would require such amounts to be taken into account at an earlier time in order  to  prevent  the  avoidance  of tax.  Regulations  could,  for  example,  require  withholding  prior to the distribution of cash in the case of residual  interest  securities that do not have  significant  value.  Under the
REMIC regulations,  if a residual interest security has tax avoidance potential,  a transfer of a residual interest security to a nonresident  alien  individual,  foreign  partnership or foreign  corporation will be disregarded for all federal tax purposes.  A residual  interest  security has tax avoidance  potential  unless,  at the time of the transfer,  the transferor  reasonably  expects that the REMIC will distribute to the transferee  residual  interest holder  amounts that will equal at least 30% of each excess  inclusion,  and that such amounts will be  distributed at or after the time at which the excess  inclusions  accrue and not later than the  calendar  year  following  the calendar  year  of  accrual.  If a  nonresident  alien  individual,  foreign  partnership  or  foreign  corporation transfers a residual  interest  security  to a U.S.  Person,  and if the  transfer  has the effect of allowing  the transferor  to avoid tax on  accrued  excess  inclusions,  then the  transfer  is  disregarded  and the  transferor continues  to be treated as the owner of the  residual  interest  security  for  purposes  of the  withholding  tax provisions of the Code.  See "—Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

         Tax  counsel is of the opinion  that a trust fund  structured  to be  classified,  for federal  income tax purposes,  as a partnership  will not be an association (or publicly traded  partnership)  taxable as a corporation for such  purposes.  This  opinion is based on the  assumption  that the terms of the trust  agreement  and related documents  will be complied  with,  and on  counsel's  conclusions  that the nature of the income of the trust fund will  exempt it from the rule that  certain  publicly  traded  partnerships  are  taxable  as  corporations  or the issuance of the  certificates  has been  structured as a private  placement  under an IRS safe harbor,  so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation  for federal income tax purposes,  the trust fund would be subject to corporate  income tax on its taxable  income.  The trust  fund's  taxable  income would  include all its income,  possibly  reduced by its interest  expense on the notes or  certificates.  Any such  corporate  income tax could materially  reduce cash available to make payments on the notes and  distributions on the  certificates,  and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

         Treatment  of the Notes as  Indebtedness.  The trust fund will agree,  and the  noteholders  will agree by their purchase of notes,  to treat the notes as debt for federal income tax purposes.  As a result,  tax counsel is of the opinion that the notes will be classified  as debt for federal  income tax purposes.  The  discussion  below assumes this characterization of the notes is correct.

         OID,  Indexed  Securities,  etc.  The  discussion  below  assumes  that  all  payments  on the  notes  are denominated  in U.S.  dollars,  and that the notes are not "indexed  securities" or "strip  notes."  Moreover,  the discussion  assumes that the interest formula for the notes meets the requirements for "qualified  stated interest"
under the OID  Regulations,  and that any OID on the notes (i.e.,  any excess of the principal  amount of the notes over their issue price) does not exceed a de minimis amount (i.e.,  0.25% of their principal  amount  multiplied by the  number of full years  included  in their  term),  all within  the  meaning  of the OID  Regulations.  If these conditions  are not  satisfied  with  respect to any given  series of notes,  additional  tax  considerations  with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest  Income on the  Notes.  Based on the above  assumptions,  except as  discussed  in the  following paragraph,  the notes will not be considered  issued with OID. The stated  interest on the notes will be taxable to a noteholder as ordinary  interest  income when received or accrued in accordance with the  noteholder's  method of tax  accounting.  Under  the OID  Regulations,  a holder  of a note  issued  with a de  minimis  amount of OID must include the OID in income,  on a pro rata basis, as principal  payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed  above.  See  "Taxation of Debt  Securities—Election to Treat All Interest as Original Issue Discount" in this  prospectus.  It is believed that any prepayment  premium paid as a result of a  mandatory  redemption  will be  taxable as  contingent  interest  when it becomes  fixed and unconditionally  payable.  A purchaser  who buys a note for more or less than its principal  amount will  generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that is a "short-term  note" (i.e.,  it has a fixed  maturity date of not more than one year from the issue  date) may be subject to special  rules.  An accrual  basis  holder of a  short-term  note (and certain cash method holders,  including regulated investment  companies,  as set forth in Section 1281 of the Code)
generally would be required to report interest  income as interest  accrues on a straight-line  basis over the term of each interest  period.  Other cash basis holders of a short-term note would,  in general,  be required to report interest  income as interest  is paid (or,  if earlier,  upon the  taxable  disposition  of the  short-term  note).
However,  a cash basis  holder of a  short-term  note  reporting  interest  income as it is paid may be required to defer a portion of any interest  expense  otherwise  deductible on  indebtedness  incurred to purchase or carry the short-term  note until the taxable  disposition  of the  short-term  note.  A cash basis  taxpayer  may elect under
Section 1281 of the Code to accrue interest income on all  nongovernment  debt  obligations with a term of one year or less, in which case the taxpayer  would include  interest on the  short-term  note in income as it accrues,  but would not be subject  to the  interest  expense  deferral  rule  referred  to in the  preceding  sentence.  Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other  Disposition.  If a noteholder  sells a note,  the holder will  recognize gain or loss in an amount equal to the  difference  between the amount  realized on the sale  (excluding  any amount  attributable  to accrued but unpaid qualified stated  interest,  which will be treated as such) and the holder's  adjusted tax basis in the note.  The  adjusted  tax basis of a note to a particular  noteholder  will equal the holder's  cost for the note,  appropriately  adjusted to take into account  amortization of OID, market discount and premium,  if any, and any payments  previously  received by the  noteholder  with  respect to the note (other than  payments of qualified stated  interest).  Any such gain or loss  will be  capital  gain or loss if the note was held as a capital  asset, except for gain  representing  accrued  interest and accrued  market  discount not  previously  included in income.
Capital losses generally may be used only to offset capital gains.

         Foreign  Holders.  Interest  payments made (or accrued) to a noteholder  who is a "foreign  person" (i.e., nonresident  alien,  foreign  corporation  or  other  non-U.S.  Person)  generally  will be  considered  "portfolio interest,"  and  generally  will not be subject to United  States  federal  income tax or  withholding  tax, if the interest is not  effectively  connected  with the conduct of a trade or  business  within the United  States by the foreign person and the foreign person:

o    is not actually or  constructively  a "10 percent  shareholder" of the trust fund or the sponsor  (including a holder of 10% of the outstanding  certificates) or a "controlled  foreign  corporation"  with respect to which the trust fund or the sponsor is a "related person" within the meaning of the Code; and

o    provides  the trustee or other  person who is  otherwise  required to withhold  U.S.  tax with  respect to the notes with an appropriate statement (on Form W-8BEN),  signed under penalties of perjury,  certifying that the beneficial  owner of the note is a foreign  person  entitled  to  exemption  from such tax and  providing  the foreign person's name and address.

If a  foreign  holder  is a  partnership  or  other  type of  pass-through  entity  that is not  treated  for  U.S.
withholding  tax  purposes as the  beneficial  owner of the income with respect to the note,  the holder  generally must receive the Form W-8BEN as described in the previous  sentence from the holder's  partners or other beneficial owners of the income with  respect to the note and may be required  to provide  the forms,  and certain  additional information,  to the  person  through  whom the  holder  holds the note.  The forms  provided  by the holder or its interestholders  regarding status as a non-U.S.  Person must generally be passed through the ownership chain to the person  otherwise  required  to  withhold  tax in order for the  exemption  to apply.  If a note is held  through a securities  clearing  organization or certain other financial  institutions,  the foreign person that owns the note should  furnish  such  organization  or  institution  with a Form W-8BEN or a similar  form.  The  organization  or institution  may then be  required  to  forward  the Form  W-8BEN to the  withholding  agent.  If  interest  is not portfolio interest and is not effectively  connected with the conduct of a U.S. trade or business,  then it will be subject to U.S.  federal income and withholding  tax at a rate of 30%, unless reduced or eliminated  pursuant to an applicable tax treaty.

         Any capital gain realized on the sale,  redemption,  retirement or other taxable  disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax;  provided,  that (i) such gain is not effectively  connected  with the  conduct of a trade or business  in the United  States by the  foreign  person and
(ii) in the case of an individual  foreign  person,  the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

         Backup  Withholding.  Each  holder  of a  note  (other  than  an  exempt  holder  such  as a  corporation, tax-exempt  organization,  qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides  certification  as to status as a nonresident)  will be required to provide,  under penalties of perjury, a certificate  containing the holder's name, address,  correct federal taxpayer  identification number and a  statement  that the  holder  is a U.S.  Person  and not  subject  to  backup  withholding.  Should  a  nonexempt noteholder  fail to provide the required  certification,  the trust fund will be required to backup  withhold  from the  amount  otherwise  payable  to the holder and remit the  withheld  amount to the IRS as a credit  against  the holder's federal income tax liability.

         Possible  Alternative  Treatments  of the Notes.  If,  contrary  to the  opinion of tax  counsel,  the IRS successfully  asserted that one or more of the notes did not represent  debt for federal  income tax purposes,  the notes might be treated as equity  interests  in the trust fund.  If so treated,  the trust fund might be taxable as a corporation with the adverse  consequences  described above under "— Tax  Characterization of the Trust Fund as a
Partnership,"  and the  taxable  corporation  would not be able to reduce  its  taxable  income by  deductions  for interest expense on notes  recharacterized  as equity.  Alternatively,  and most likely in the view of tax counsel, the trust  fund  might be  treated as a  publicly  traded  partnership  that would not be taxable as a  corporation because it would meet certain  qualifying  income tests.  Nonetheless,  treatment of the notes as equity  interests in such a publicly  traded  partnership  could have  adverse tax  consequences  to certain  holders.  For  example, income to certain  tax-exempt  entities  (including  pension  funds) may be "unrelated  business  taxable  income,"
income to foreign  holders  generally would be subject to United States tax and United States tax return filing and withholding  requirements,  and  individual  holders  might be subject to certain  limitations  on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

         Treatment  of the Trust  Fund as a  Partnership.  The trust  fund and the  servicer  will  agree,  and the certificateholders  will agree by their  purchase of  certificates,  to treat the trust fund as a  partnership  for purposes of federal and state income tax,  franchise  tax and any other tax measured in whole or in part by income, with the assets of the partnership  being the assets held by the trust fund, the partners of the partnership  being the  certificateholders,  and the notes being debt of the partnership.  However, the proper characterization of the arrangement  involving the trust fund, the  certificates,  the notes,  the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of  alternative  characterizations  is possible.  For  example,  because the  certificates  have certain  features  characteristic  of debt, the  certificates  might be considered debt of the trust fund. Any such characterization  would not result in materially adverse tax consequences to  certificateholders as compared to the consequences  from  treatment  of the  certificates  as equity in a  partnership  described  below.  The  following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed  Securities,  etc. The  following  discussion  assumes that all payments on the  certificates  are denominated in U.S. dollars,  none of the certificates is an indexed security or a stripped  certificate,  and that a series of  securities  includes a single  class of  certificates.  If these  conditions  are not  satisfied  with respect to any given series of certificates,  additional tax considerations  with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership  Taxation.  If the trust fund is a partnership,  the trust fund will not be subject to federal income tax.  Rather,  each  certificateholder  will be  required  to  separately  take into  account  the  holder's allocated share of income,  gains,  losses,  deductions and credits of the trust fund. The trust fund's income will consist  primarily  of  interest  and  finance  charges  earned  on the  underlying  loans  (including  appropriate adjustments  for market  discount,  OID and bond premium,  if any) and any gain upon  collection or  disposition of loans.  The trust  fund's  deductions  will  consist  primarily  of interest  accruing  with  respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a  partnership  are  allocable  to the  partners in  accordance  with the Code,  Treasury regulations and the partnership  agreement  (here, the trust agreement and related  documents).  Cash basis holders will in effect be required to report income from the  certificates  on the accrual  basis,  and  certificateholders may become  liable for taxes on trust fund  income even if they have not  received  cash from the trust fund to pay taxes.  In  addition,  because  tax  allocations  and  tax  reporting  will  be done  on a  uniform  basis  for all certificateholders  but  certificateholders  may be  purchasing  certificates  at different  times and at different prices,  certificateholders  may be required to report on their tax returns  taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a certificateholder  that is a pension,  profit-sharing or employee benefit plan or other tax-exempt  entity  (including an individual  retirement  account) may constitute  "unrelated business taxable income" generally taxable to the holder under the Code.

         An  individual  taxpayer's  share of expenses of the trust fund  (including  fees to the  servicer but not interest  expense)  would  be  miscellaneous  itemized  deductions.  Such  deductions  might be  disallowed  to the individual  in whole or in part and might  result in such holder  being  taxed on an amount of income that  exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The  trust  fund  intends  to  make  all  tax   calculations   relating  to  income  and   allocations  to
certificateholders  on an aggregate  basis.  If the IRS were to require that such  calculations  be made separately for each loan,  the trust fund might be required to incur  additional  expense but it is believed  that there would not be a material adverse effect on certificateholders.

         Discount  and  Premium.  It is  believed  that the  underlying  loans  will not be issued  with OID,  and, therefore,  the trust fund should not have OID income.  However,  the purchase price paid by the trust fund for the loans may be greater or less than the  remaining  principal  balance of the loans at the time of  purchase.  If so, the loan will have been  acquired at a premium or  discount,  as the case may be. (As  indicated  above,  the trust fund will make this  calculation  on an aggregate  basis,  but might be required to recompute it on a  loan-by-loan basis.)

         If the trust fund  acquires  the  underlying  loans at a market  discount or premium,  the trust fund will elect to  include  any  discount  in income  currently  as it  accrues  over the life of the loans or to offset any premium against  interest  income on the loans. As indicated  above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708  Termination.  Under  section 708 of the Code,  the trust fund will be deemed to terminate for federal  income tax  purposes if 50% or more of the capital  and  profits  interests  in the trust fund are sold or exchanged  within a 12-month  period.  Pursuant to Treasury  regulations  issued under  section 708 of the Code, if such a  termination  occurs,  the trust  fund would be deemed to  contribute  its  assets to a new  partnership  in exchange for interests in the new  partnership.  Such interests would be deemed  distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition  of  Certificates.   Generally  capital  gain  or  loss  will  be  recognized  on  a  sale  of certificates  in an amount equal to the  difference  between the amount  realized and the seller's tax basis in the certificates  sold. A  certificateholder's  tax basis in a  certificate  will  generally  equal the  holder's  cost increased by the holder's  share of trust fund income  (includible  in income) and  decreased by any  distributions received  with respect to the  certificate.  In  addition,  both the tax basis in the  certificates  and the amount realized on a sale of a certificate  would  include the holder's  share of the notes and other  liabilities  of the trust fund. A holder  acquiring  certificates  at different  prices may be required to maintain a single  aggregate adjusted tax basis in the certificates,  and, upon sale or other disposition of some of the certificates,  allocate a portion of the  aggregate  tax basis to the  certificates  sold (rather than  maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate  attributable to the holder's share of  unrecognized  accrued market discount on the loans would  generally  be treated as ordinary  income to the holder and would give rise to special tax  reporting  requirements.  The trust fund does not expect to have any other assets that would give rise to such special  reporting  requirements.  Thus, to avoid those special reporting  requirements,  the trust fund will elect to include market discount in income as it accrues.

         If a  certificateholder  is required to  recognize  an aggregate  amount of income (not  including  income attributable to disallowed  itemized  deductions  described above) over the life of the  certificates  that exceeds the aggregate  cash  distributions  with respect  thereto,  this excess will  generally give rise to a capital loss upon the retirement of the certificates.

         Allocations  Between Transferors and Transferees.  In general,  the trust fund's taxable income and losses will be  determined  monthly,  and the tax items for a  particular  calendar  month will be  apportioned  among the certificateholders  in  proportion  to the principal  amount of  certificates  owned by them as of the close of the last day of such month.  As a result,  a holder  purchasing  certificates  may be  allocated  tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The  use of  such a  monthly  convention  may not be  permitted  by  existing  regulations.  If a  monthly convention  is not allowed (or only  applies to  transfers  of less than all of the  partner's  interest),  taxable income or losses of the trust fund might be reallocated  among the  certificateholders.  The trust fund's method of allocation  between  transferors  and  transferees  may be  revised  to  conform  to a method  permitted  by future regulations.

         Section 754 Election.  In the event that a  certificateholder  sells its  certificates at a profit (loss), the  purchasing  certificateholder  will  have  a  higher  (lower)  basis  in the  certificates  than  the  selling certificateholder  had. Although recent legislation  requires a partnership with a substantial built in loss in its assets to make certain basis adjustments  affecting the acquiring partners,  those adjustments are not required for securitization  partnerships.  The trust expects to qualify as a  securitization  partnership  and,  thus,  the tax basis of the trust  fund's  assets will not be adjusted to reflect  that higher (or lower)  basis  unless the trust fund were to file an election  under  Section 754 of the Code.  In order to avoid the  administrative  complexities that would be  involved  in  keeping  accurate  accounting  records,  as well as  potentially  onerous  information reporting  requirements,  the trust fund will not make such  election,  unless such an election is required by law.
As a result,  certificateholders  might be allocated a greater or lesser  amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative  Matters.  The trustee is required to keep or have kept complete and accurate  books of the trust fund.  Books will be  maintained  for  financial  reporting  and tax  purposes on an accrual  basis,  and the fiscal year of the trust fund will be the  calendar  year unless  otherwise  required by law. The trustee will file a  partnership  information  return (IRS Form 1065) with the IRS for each  taxable  year of the trust fund and will report each  certificateholder's  allocable  share of items of trust fund income and expense to holders and the IRS on Schedule  K-1. The trust fund will provide the Schedule  K-l  information  to nominees  that fail to provide the trust fund with the  information  statement  described  below,  and such  nominees will be required to forward such information  to the  beneficial  owners of the  certificates.  Generally,  holders  must file tax returns  that are consistent  with the  information  return  filed by the trust  fund or be subject  to  penalties  unless the holder notifies the IRS of all such inconsistencies.

         Under  Section  6031 of the Code,  any person  that holds  certificates  as a nominee at any time during a calendar  year is  required  to furnish  the trust fund with a  statement  containing  certain  information  on the nominee, the beneficial owners and the certificates so held.  Such information includes:

o    the name, address and taxpayer identification number of the nominee; and

o    as to each  beneficial  owner  (a) the name,  address and  identification  number of such person,  (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign  government,  an international  organization or any wholly  owned  agency or  instrumentality  of either of the  foregoing,  and  (c) certain  information  on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition,  brokers and financial  institutions that hold certificates through a nominee are required to furnish  directly to the trust fund  information as to themselves and their ownership of  certificates.  A clearing agency  registered  under  Section 17A of the  Securities  Exchange Act of 1934 is not required to furnish any such information  statement  to the  trust  fund.  The  information  referred  to above  for any  calendar  year must be furnished to the trust fund on or before the following  January 31.  Nominees,  brokers and financial  institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters  partner in the related trust  agreement and, as such, will be responsible  for  representing  the  certificateholders  in any dispute with the IRS. The Code provides for administrative  examination  of a  partnership  as if  the  partnership  were a  separate  and  distinct  taxpayer.
Generally,  the statute of limitations for  partnership  items does not expire before three years after the date on which the partnership  information return is filed. Any adverse  determination  following an audit of the return of the  trust  fund by the  appropriate  taxing  authorities  could  result in an  adjustment  of the  returns  of the certificateholders,  and,  under  certain  circumstances,  a  certificateholder  may be precluded  from  separately litigating a proposed  adjustment to the items of the trust fund.  An  adjustment  could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax  Consequences  to  Foreign  Certificateholders.  It is not  clear  whether  the  trust  fund  would be considered  to be engaged in a trade or business in the United  States for  purposes of federal  withholding  taxes with  respect  to  non-U.S.  Persons  because  there is no clear  authority  dealing  with that issue  under  facts substantially  similar  to those  described  herein.  Although  it is not  expected  that the trust  fund  would be engaged in a trade or business in the United States for such  purposes,  the trust fund will withhold as if it were so engaged in order to protect the trust fund from  possible  adverse  consequences  of a failure to withhold.  The
trust  fund   expects  to  withhold  on  the  portion  of  its  taxable   income  that  is   allocable  to  foreign
certificateholders  pursuant  to Section  1446 of the Code,  as if such income were  effectively  connected  with a
United  States trade or business,  at a rate of 35% for foreign  holders that are taxable as  corporations  and the highest  rate of tax  specified  in Section 1 of the Code for all other  foreign  holders.  Subsequent  adoption of
Treasury  regulations or the issuance of other  administrative  pronouncements may require the trust fund to change its  withholding  procedures.  In determining a holder's  withholding  status,  the trust fund may rely on IRS Form
W-8BEN or a similar form, IRS Form W-9 or the holder's  certification of non-foreign  status signed under penalties of perjury.

         Each foreign  holder might be required to file a United States  individual or corporate  income tax return
(including,  in the case of a corporation,  the branch  profits tax) on its share of the trust fund's income.  Each foreign holder must obtain a taxpayer  identification  number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure  appropriate  crediting of the taxes withheld.  A foreign holder  generally would be  entitled to file with the IRS a claim for refund  with  respect to taxes  withheld by the trust fund taking the position  that no taxes were due  because  the trust fund was not  engaged in a United  States  trade or  business.
However,  interest  payments made (or accrued) to a  certificateholder  who is a foreign  person  generally will be considered  guaranteed  payments to the extent such  payments are  determined  without  regard to the income of the trust fund. If these interest payments are properly  characterized as guaranteed  payments,  then the interest will not be considered  "portfolio interest." As a result,  certificateholders  will be subject to United States federal income tax and  withholding tax at a rate of 30%,  unless reduced or eliminated  pursuant to an applicable  treaty.
In such case,  a foreign  holder  would only be entitled to claim a refund for that  portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup  Withholding.   Distributions  made  on  the  certificates  and  proceeds  from  the  sale  of  the certificates  will be subject to "backup"  withholding tax if, in general,  the  certificateholder  fails to comply with certain  identification  procedures,  unless the holder is an exempt recipient under applicable  provisions of the Code.

                                              Reportable Transactions

         Recent Treasury  pronouncements  directed at potentially  abusive tax shelter  activity appear to apply to transactions  not  conventionally  regarded as tax  shelters.  Treasury  regulations  require  taxpayers  to report certain  disclosures  on IRS Form 8886 if they  participate in a "reportable  transaction."  Organizers and sellers of the transaction are required to maintain records  including  investor lists containing  identifying  information and to furnish those records to the IRS upon demand.  A transaction  may be a "reportable  transaction"  based upon several  indicia,  one or more of which may be present with respect to your investment in the securities.  Recently enacted  legislation  imposes  significant  penalties  for  failing to comply with these  disclosure  requirements.
Investors are  encouraged to consult their own tax advisers  concerning  any possible  disclosure  obligation  with respect to their  investment,  and should be aware that Bear  Stearns  and other  participants  in the  transaction intend to comply with such  disclosure and investor list  maintenance  requirements as they determine apply to them with respect to a transaction.

                                        State and Local Tax Considerations

         In addition to the United States  federal income tax  considerations  described in this  prospectus  under
"Material Federal Income Tax  Considerations,"  potential  investors are encouraged to consider the state and local income tax consequences of the acquisition,  ownership,  and disposition of the securities.  State and local income tax law may differ  substantially  from the  corresponding  federal  law, and this  discussion  does not purport to describe  any  aspect  of the  income  tax laws of any  state  or  locality.  Therefore,  potential  investors  are encouraged to consult their own tax advisors  with respect to the various  state and local tax  consequences  of an investment in the securities.

                                               ERISA Considerations

         Sections 404 and 406 of ERISA impose  fiduciary and  prohibited  transaction  restrictions  on ERISA Plans and on various other retirement plans and  arrangements,  including bank collective  investment funds and insurance company  general  and  separate  accounts  in which  ERISA Plans are  invested.  Section  4975 of the Code  imposes essentially  the same  prohibited  transaction  restrictions  on Tax Favored  Plans.  ERISA and the Code prohibit a broad range of  transactions  involving  assets of Plans and persons having  obtained  certain  relationships  to a
Plan,  called "Parties in Interest",  unless a statutory or  administrative  exemption is available with respect to any such transaction.

         Some employee benefit plans,  including  governmental  plans (as defined in Section 3(32) of ERISA),  and, if no  election  has been made under  Section  410(d) of the Code,  church  plans (as  defined in Section  3(33) of
ERISA)  are not  subject to the ERISA  requirements.  Accordingly,  assets of these  plans may be  invested  in the securities  without  regard to the  ERISA  considerations  described  below,  subject  to the  provisions  of other applicable  federal,  state and local law. Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code,  however,  is subject to the prohibited  transaction  rules set forth in Section 503 of the Code.

         ERISA  generally  imposes  on  Plan  fiduciaries  general  fiduciary  requirements,   including  those  of
investment  prudence and  diversification  and the requirement that a Plan's  investments be made for the exclusive benefit of Plan participants and their  beneficiaries and in accordance with the documents  governing the Plan. Any person who has  discretionary  authority or control with respect to the  management or  disposition  of Plan Assets and any person who provides  investment  advice with  respect to a Plan's  assets,  or Plan Assets,  for a fee is a fiduciary  of the  investing  Plan.  If the  mortgage  loans and other  assets  included  in the trust fund were to constitute Plan Assets,  then any party exercising  management or discretionary  control with respect to those Plan
Assets may be deemed to be a Plan  "fiduciary,"  and thus subject to the  fiduciary  responsibility  provisions  of
ERISA  and the  prohibited  transaction  provisions  of ERISA and  Section  4975 of the Code  with  respect  to any investing  Plan.  In addition,  the  acquisition  or holding of  securities  by or on behalf of a Plan or with Plan
Assets,  as well as the  operation of the trust fund,  may  constitute  or involve a prohibited  transaction  under
ERISA and the Code unless a  statutory  or  administrative  exemption  is  available.  Further,  ERISA and the Code prohibit a broad range of  transactions  involving  Plan Assets and persons,  called  Parties in Interest  unless a statutory or  administrative  exemption is  available.  Some Parties in Interest that  participate  in a prohibited transaction  may be subject to a penalty (or an excise tax) imposed under  Section  502(i) of ERISA or Section 4975 of the Code,  unless a statutory or  administrative  exemption is available with respect to any transaction of this sort.

         Some transactions  involving the trust fund might be deemed to constitute  prohibited  transactions  under
ERISA and the Code with respect to a Plan that  purchases the  securities,  if the mortgage  loans and other assets included  in a trust  fund are  deemed  to be  assets  of the Plan.  The DOL has  promulgated  the DOL  Regulations concerning  whether or not Plan Assets of a Plan would be deemed to include an interest  in the  underlying  assets of an entity, including a trust fund, for purposes of applying the general fiduciary  responsibility  provisions of
ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations,  generally,  when a Plan acquires an "equity  interest" in another  entity (such as the trust fund),  the  underlying  assets of that entity  may be  considered  to be  Plan  Assets  unless  an  exception  applies.  Exceptions  contained  in the DOL
Regulations  provide  that a Plan's  assets  will not include an  undivided  interest in each asset of an entity in which the Plan makes an equity  investment if: (1) the entity is an operating  company;  (2) the equity  investment made by the Plan is  either a  "publicly-offered  security"  that is  "widely  held,"  both as  defined  in the DOL
Regulations,  or a security issued by an investment  company  registered under the Investment  Company Act of 1940, as  amended;  or (3)  Benefit  Plan  Investors  do not own 25% or more in value of any class of  equity  securities issued by the entity. In addition,  the DOL Regulations  provide that the term "equity interest" means any interest in an entity other than an instrument  which is treated as indebtedness  under  applicable  local law and which has no "substantial  equity features." Under the DOL Regulations,  Plan Assets will be deemed to include an interest in the instrument  evidencing the equity interest of a Plan (such as a security with "substantial  equity  features"), and,  because  of the  factual  nature of some of the rules set forth in the DOL  Regulations,  Plan  Assets may be deemed to include an interest in the  underlying  assets of the entity in which a Plan  acquires an interest  (such as the trust fund).  Without regard to whether the securities are characterized as equity interests,  the purchase, sale and  holding  of  securities  by or on  behalf of a Plan  could be  considered  to give  rise to a  prohibited transaction  if the Issuing  Entity,  the trustee or any of their  respective  affiliates  is or becomes a Party in
Interest  with  respect  to the Plan.  The  depositor,  Bear,  Stearns & Co.  Inc.,  the master  servicer  or other servicer,  any pool insurer,  any special hazard insurer,  the trustee,  and certain of their  affiliates  might be considered  Parties  in  Interest  with  respect to a Plan.  If so, the  acquisition,  holding  or  disposition  of securities by or on behalf of such Plan could be considered to give rise to a "prohibited  transaction"  within the meaning of ERISA and the Code unless an exemption is  available.  Neither Plans nor persons  investing  Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

         The DOL has issued  Prohibited  Transaction  Class Exemptions  ("PTCEs") which provide exemptive relief to parties to any transaction  which  satisfies the conditions of the exemption.  A partial listing of the PTCEs which may be available for investments in securities  follows.  In addition,  the Pension Protection Act of 2006 provides a  statutory  exemption  under  Section  408(b)(17)  of ERISA and  Section  4975(d)(20)  of the Code  from  certain prohibited  transactions  between an ERISA plan,  Keogh  plan,  IRA or related  investment  vehicle and a person or entity  that is a Party in  Interest  to such Plan  solely by reason of  providing  services to such plan or entity
(other  than a Party in  Interest  that is a  fiduciary,  or its  affiliate,  that has or  exercises  discretionary authority  or control or renders  investment  advice with  respect to the assets of the plan or entity  involved in the transaction),  provided that there is adequate  consideration for the transaction.  Each of these exemptions is available  only if  specified  conditions  are  satisfied  and may  provide  relief for some,  but not all,  of the prohibited  transactions  that a particular  transaction  may cause.  The  prospectus  supplement  for a particular offering  of  securities  may  tell  you  whether  the  securities  themselves  satisfy  the  conditions  of  these exemptions.  You are encouraged to consult with your advisors  regarding the specific  scope,  terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

Class exemptions for purchases and sales of securities.

         The following  exemptions  may apply to a purchase or sale of securities  between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o        PTCE 84-14,  which exempts  certain  transactions  approved on behalf of the Plan by  independent qualified professional asset managers.

         o        PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

         o        PTCE 90-1, which exempts certain  transactions  entered into by insurance company pooled separate accounts in which Plans have made investments.

         o        PTCE 91-38, which exempts certain transactions  entered into by bank collective  investment funds in which Plans have made investments.

         o        PTCE 96-23, which exempts certain  transactions  approved on behalf of a Plan by certain in-house investment managers.

         These exemptions do not expressly  address  prohibited  transactions  that might result from  transactions incidental  to the  operation  of a  trust.  The  issuing  entity  cannot  assure  you that a  purchase  or sale of securities  in  reliance  on one of  these  exemptions  will  not  give  rise to  indirect,  non-exempt  prohibited transactions.

         Class  exemptions  for purchases and sales of securities and  transactions  incidental to the operation of the Issuing Entity.

         The following  exemptions  may apply to a purchase or sale of securities  between a Plan, on the one hand, and a Party in Interest,  on the other hand,  and may also apply to  prohibited  transactions  that may result from transactions incident to the operation of the Issuing Entity:

         o        PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

         o        PTCE  83-1,   which  exempts  certain   transactions   involving  the  purchase  of  pass-through
                  certificates in mortgage pool investment  trusts from, and the sale of such  certificates to, the pool  sponsor,  as well as  transactions  in  connection  with the servicing and operation of the pool.

         Prohibited  Transaction  Class Exemption 83-1. The U.S.  Department of Labor has issued an  administrative exemption,  Prohibited  Transaction Class Exemption 83-1 ("PTCE 83-1"),  which, under certain  conditions,  exempts from the  application  of the prohibited  transaction  rules of ERISA and the excise tax provisions of Section 4975 of the Code  transactions  involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of  "mortgage  pool  pass-through  certificates."  A "mortgage  pool" is defined as an  investment pool,  consisting solely of interest bearing  obligations secured by first or second mortgages or deeds of trust on single-family  residential  property,  property  acquired in foreclosure and  undistributed  cash. A "mortgage pool pass-through  certificate"  is defined as a  certificate  which  represents  a beneficial  undivided  interest in a mortgage  pool which  entitles  the holder to  pass-through  payments of principal  and interest  from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o        the  depositor  and the  trustee  maintain  a system of  insurance  or other  protection  for the mortgage loans and the property  securing such mortgage loans,  and for  indemnifying  holders of certificates  against  reductions  in  pass-through  payments due to defaults in loan payments or property  damage in an amount at least  equal to the  greater  of 1% of the  aggregate  principal balance of the mortgage  loans,  or 1% of the  principal  balance of the largest  covered  pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o        and the payments made and retained by the depositor in connection  with the trust fund,  together with all funds inuring to the  depositor's  benefit for  administering  the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In  addition,  if it is  applicable,  PTCE 83-1 exempts the initial  sale of  certificates  to a Plan with respect to which the  depositor,  the special  hazard  insurer,  the pool insurer,  the master  servicer,  or other servicer,  or the trustee  are or is a party in  interest if the Plan does not pay more than fair market  value for such  certificate and the rights and interests  evidenced by such  certificate  are not  subordinated to the rights and  interests  evidenced  by other  certificates  of the same pool.  PTCE 83-1 also  exempts  from the  prohibited transaction  rules any  transactions in connection with the servicing and operation of the mortgage pool,  provided that any  payments  made to the master  servicer in  connection  with the  servicing  of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with  respect to which the  depositor,  the master  servicer,  the special  hazard insurer,  the pool insurer,  or the trustee is a fiduciary,  PTCE 83-1 will only apply if, in addition to the other requirements:

         o        the initial sale,  exchange or transfer of certificates  is expressly  approved by an independent fiduciary  who has  authority  to  manage  and  control  those  plan  assets  being  invested  in certificates;

         o        the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o        no  investment   management,   advisory  or  underwriting   fee,  sale  commission,   or  similar
                  compensation  is paid  to the  depositor  with  regard  to the  sale,  exchange  or  transfer  of certificates to the Plan;

         o        the total  value of the  certificates  purchased  by such Plan does not  exceed 25% of the amount issued; and

         o        at least 50% of the aggregate  amount of certificates  is acquired by persons  independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before  purchasing  certificates,  a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates  constitute  "mortgage pool  pass-through  certificates,"  and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own  determination  as to the availability of the exemptive  relief  provided  in PTCE  83-1,  the Plan  fiduciary  should  consider  the  availability  of any other prohibited  transaction  exemptions.  The Plan fiduciary  also should  consider its general  fiduciary  obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

         The DOL has issued  Exemptions to some  underwriters,  which generally  exempt from the application of the prohibited  transaction  provisions  of Section  406 of ERISA,  and the excise  taxes  imposed on those  prohibited transactions  pursuant to Section 4975(a) and (b) of the Code,  some  transactions,  among others,  relating to the
servicing  and  operation  of  mortgage  pools  and  the  initial  purchase,   holding  and  subsequent  resale  of
mortgage-backed  securities or other "securities"  underwritten by an Underwriter,  as defined below, provided that the conditions set forth in the Exemption are satisfied.  For purposes of this section "ERISA Considerations",  the term "Underwriter"  shall include (1) the underwriter,  (2) any person directly or indirectly,  through one or more intermediaries,  controlling,  controlled by or under common control with the underwriter and (3) any member of the underwriting  syndicate or selling group of which a person  described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

         First,  the  acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second,  the  Exemption  only  applies  to  securities  evidencing  rights  and  interests  that  are  not subordinated  to the rights and  interests  evidenced  by other  securities  of the same trust,  unless none of the mortgage  loans  has a  loan-to-  value  ratio or  combined  loan-to-value  ratio at the  date of  issuance  of the securities that exceeds 100%.

         Third,  the  securities at the time of  acquisition  by a Plan or with Plan Assets must be rated in one of the four highest generic rating  categories by an Exemption  Rating Agency.  However,  the securities must be rated in one of the two highest generic  categories by an Exemption Rating Agency if the loan-to-value  ratio or combined loan-to-value  ratio of any one- to  four-family  residential  mortgage  loan or home equity loan held in the trust exceeds  100% but does not exceed 125% at the date of issuance of the  securities,  and in that case the  Exemption will not apply:  (1) to any of the  securities  if any mortgage loan or other asset held in the trust (other than a one- to  four-family  residential  mortgage  loan or home  equity  loan)  has a  loan-to-value  ratio  or  combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth,  the  trustee  cannot be an  affiliate  of any member of the  "Restricted  Group",  other than the
Underwriter.  The Restricted Group consists of any Underwriter,  the master  servicer,  any servicer,  any insurer, the depositor,  any  counterparty to an "eligible swap" (as described below) and any obligor with respect to assets included  in the trust  fund  consisting  of more than 5% of the  aggregate  unamortized  principal  balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

         Fifth,  the sum of all payments made to and retained by the  Underwriter(s)  must  represent not more than reasonable  compensation  for  underwriting  the  securities;  the sum of all payments  made to and retained by the depositor  pursuant to the  assignment  of the assets to the related  trust fund must  represent  not more than the fair market  value of the  obligations;  and the sum of all payments  made to and retained by the master  servicer, the servicer,  the special  servicer and any subservicer  must represent not more than reasonable  compensation for the  person's  services  under the related  Agreement  and  reimbursement  of the person's  reasonable  expenses in connection therewith.

         Sixth,  the  investing  Plan or Plan Asset  investor  must be an  accredited  investor  as defined in Rule
501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh,  for Issuing  Entities other than certain trusts,  the documents  establishing the Issuing Entity and governing the  transaction  must contain certain  provisions as described in the Exemption  intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted  trust funds  include  owner-trusts,  as well as  grantor-trusts  and REMICs.  Owner-trusts  are subject to certain  restrictions  in their  governing  documents  to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption  permits  interest  rate swaps,  interest  rate caps and yield  supplement  agreements to be assets of a trust fund if certain conditions are satisfied.

         An  interest-rate  swap or (if  purchased  by or on behalf of the  Issuing  Entity) an  interest-rate  cap contract  (collectively,  a "swap" or "swap  agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible  counterparty;"  (c) meets certain additional  specific  conditions which depend on whether  the swap is a "ratings  dependent  swap" or a  "non-ratings  dependent  swap" and (d)  permits the Issuing
Entity to make  termination  payments to the swap  counterparty  (other than currently  scheduled  payments) solely from excess spread or
amounts  otherwise  payable to the servicer,  depositor,  sponsor or any other  seller.  Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible  swap" is one which:  (a) is denominated in U.S.  dollars;  (b) pursuant to which the Issuing
Entity pays or receives,  on or immediately  prior to the respective  payment or distribution date for the class of securities to which the swap relates,  a fixed rate of interest or a floating rate of interest  based on a publicly available index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of Funds Index (COFI)),  with the Issuing Entity receiving such payments on at least a quarterly  basis and obligated to make separate  payments no more  frequently than the  counterparty,  with all  simultaneous  payments  being  netted  ("allowable  interest  rate");  (c) has a notional  amount that does not exceed  either:  (i) the  principal  balance of the class of securities to which the swap relates,  or (ii) the portion of the principal  balance of such class  represented by obligations  ("allowable notional  amount");  (d) is not leveraged  (i.e.,  payments are based on the applicable  notional  amount,  the day count  fractions,  the fixed or floating rates permitted above,  and the difference  between the products  thereof, calculated  on a  one-to-one  ratio and not on a  multiplier  of such  difference)  ("leveraged");  (e) has a final termination  date that is either the earlier of the date on which the issuer  terminates  or the  related  class of securities are fully repaid and (f) does not incorporate  any provision  which could cause a unilateral  alteration in the requirements described in (a) through (d) above.

         An "eligible  counterparty" means a bank or other financial  institution which has a rating at the date of issuance of the securities,  which is in one of the three highest long term credit rating  categories or one of the two highest short term credit rating  categories,  utilized by at least one of the exemption rating agencies rating the  securities;  provided  that, if a  counterparty  is relying on its short term rating to establish  eligibility under the Exemption,  such  counterparty  must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

         A "qualified  plan  investor" is a plan where the decision to buy a class of  securities is made on behalf of the plan by an  independent  fiduciary  qualified to  understand  the swap  transaction  and the effect the swap would  have on the rating of the  securities  and such  fiduciary  is either (a) a  "qualified  professional  asset manager"  ("QPAM")  under PTCE 84-14,  (b) an  "in-house  asset  manager"  under PTCE 96-23 or (c) has total assets
(both plan and non-plan)  under  management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings  dependent  swaps"  (where the rating of a class of  securities  is dependent on the terms and conditions  of the swap),  the swap  agreement  must  provide  that if the  credit  rating of the  counterparty  is withdrawn or reduced by any exemption  rating agency below a level  specified by the exemption  rating agency,  the servicer must,  within the period  specified  under the Pooling and Servicing  Agreement:  (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the exemption  rating agency and the terms of which are  substantially  the same as the current swap  agreement  (at which time the earlier swap  agreement  must terminate);  or  (b)  cause  the  swap  counterparty  to  establish  any  collateralization  or  other  arrangement satisfactory  to the exemption  rating agency such that the then current  rating by the exemption  rating agency of the  particular  class of  securities  will not be withdrawn or reduced (and the terms of the swap  agreement  must specifically  obligate the  counterparty  to perform these duties for any class of  securities  with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the  securities  that are  employee  benefit  plans or other  retirement  arrangements  must be  notified  in the  immediately  following periodic  report  which is  provided  to the  holders of the  securities  but in no event later than the end of the second  month  beginning  after  the date of such  failure.  Sixty  days  after the  receipt  of such  report,  the exemptive relief provided under the Exemption will prospectively  cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings  dependent  swaps" (those where the rating of the securities does not depend on the terms and conditions  of the swap) are subject to the  following  conditions.  If the credit  rating of the  counterparty  is withdrawn or reduced below the lowest level permitted  above,  the servicer will,  within a specified  period after such rating  withdrawal or reduction:  (a) obtain a replacement swap agreement with an eligible  counterparty,  the terms of which are  substantially  the same as the current swap agreement (at which time the earlier swap agreement must  terminate);  (b) cause the  counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap  transaction were terminated;  or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement  agreement" is any yield supplement  agreement or similar arrangement or (if purchased by or on behalf of the Issuing  Entity) an interest  rate cap contract to supplement  the interest  rates otherwise  payable on  obligations  held by the trust fund ("EYS  Agreement").  If the EYS Agreement has a notional principal amount and/or is written on an  International  Swaps and Derivatives  Association,  Inc. (ISDA) form, the
EYS  Agreement  may only be held as an asset of the trust  fund if it meets  the  following  conditions:  (a) it is denominated in U.S.  dollars;  (b) it pays an allowable  interest  rate;  (c) it is not leveraged;  (d) it does not allow any of these three  preceding  requirements  to be  unilaterally  altered without the consent of the trustee;
(e) it is entered  into  between  the  Issuing  Entity and an  eligible  counterparty  and (f) it has an  allowable notional amount.

         The Exemption also requires that the trust fund meet the following  requirements:  (1) the trust fund must consist solely of assets of the type that have been included in other investment  pools; (2) securities  evidencing interests in the other investment  pools must have been rated in one of the four highest generic  categories of one of the Exemption  Rating  Agencies for at least one year prior to the  acquisition of securities by or on behalf of a Plan or with Plan Assets;  and (3) securities  evidencing  interests in the other investment pools must have been purchased by  investors  other than Plans for at least one year prior to any  acquisition  of  securities  by or on behalf of a Plan or with Plan Assets.

         A  fiduciary  of a Plan or any person  investing  Plan  Assets to  purchase  a security  must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general  conditions  of the Exemption are  satisfied,  the Exemption may provide an exemption  from the  restrictions  imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Sections  4975(c)(1)(A)  through (D) of the Code, in connection with the direct or indirect  sale,  exchange or transfer of  securities  in the initial  issuance of the  securities  or the direct or indirect  acquisition  or  disposition  in the secondary  market of securities by a Plan or with Plan Assets or the continued  holding of  securities  acquired  by a Plan or with Plan  Assets  pursuant  to either of the  foregoing.
However,  no exemption is provided from the restrictions of Sections  406(a)(1)(E),  406(a)(2) and 407 of ERISA for
the  acquisition  or holding  of a security  on behalf of an  "Excluded  Plan" by any person who has  discretionary authority  or renders  investment  advice  with  respect to the assets of an  Excluded  Plan.  For  purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific  conditions of the Exemption  are also  satisfied,  the Exemption may provide an exemption from the restrictions  imposed by Sections  406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

         1.       The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan
                  Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii.      Each Plan's investment in each class of securities does not exceed 25% of the outstanding securities in the class,

                           iii.     After the Plan's acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

                           iv.      In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the
                                    Restricted Group;

         2.       The direct or indirect acquisition or disposition in the secondary market of securities by a
                  Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

         3.       The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections
                  1 or 2 above.

         Further,  if the  specific  conditions  of the  Exemption  are  satisfied,  the  Exemption  may provide an exemption from the restrictions  imposed by Sections 406(a),  406(b) and 407 of ERISA, and the excise taxes imposed by Sections  4975(a) and (b) of the Code by reason of Section  4975(c) of the Code for  transactions  in connection with the  servicing,  management  and  operation  of the  trust  fund.  The  depositor  expects  that the  specific conditions  of the  Exemption  required for this purpose will be satisfied  with respect to the  securities so that the Exemption  would provide an exemption  from the  restrictions  imposed by Sections  406(a) and (b) of ERISA (as well as the  excise  taxes  imposed by  Sections  4975(a)  and (b) of the Code by reason of Section  4975(c) of the
Code) for  transactions  in connection  with the servicing,  management  and operation of the trust fund,  provided that the general conditions of the Exemption are satisfied.

         The  Exemption  also  may  provide  an  exemption  from  the  application  of the  prohibited  transaction provisions of Sections  406(a) and 407(a) of ERISA,  and the excise taxes imposed by Section 4975(a) and (b) of the
Code by reason of  Sections  4975(c)(1)(A)  through  (D) of the Code if the  restrictions  are deemed to  otherwise apply merely  because a person is deemed to be a Party in Interest  with respect to an investing  Plan by virtue of providing  services  to the Plan (or by virtue of having a  specified  relationship  to such a person)  solely as a result of the Plan's ownership of securities.

         The  Exemption  generally  extends  exemptive  relief  to  mortgage-backed  and  asset-backed   securities
transactions  using  pre-funding  accounts  for trusts  issuing  securities.  With respect to the  securities,  the
Exemption will generally allow mortgage loans supporting payments to  securityholders,  and having a value equal to no more  than 25% of the  total  principal  amount  of the  securities  being  offered  by the  trust  fund,  to be transferred  to the trust fund within the  pre-funding  period  instead of requiring that all the mortgage loans be either  identified or  transferred  on or before the Closing Date. In general,  the relief applies to the purchase, sale and holding of securities  which  otherwise  qualify for the  Exemption,  provided that the following  general conditions are met:

         o        the ratio of the amount  allocated to the pre-funding  account to the total  principal  amount of the securities being offered must be less than or equal to 25%;

         o        all additional  mortgage loans  transferred to the related trust fund after the Closing Date must meet the same  terms and  conditions  for  eligibility  as the  original  mortgage  loans used to create the trust fund,  which terms and  conditions  have been  approved by one of the  Exemption
                  Rating Agencies;

         o        the transfer of the  additional  mortgage loans to the trust fund during the  pre-funding  period must not result in the  securities  to be  covered  by the  Exemption  receiving  a lower  credit rating from an  Exemption  Rating  Agency upon  termination  of the  pre-funding  period than the rating  that was  obtained at the time of the initial  issuance  of the  securities  by the trust fund;

         o        solely as a result of the use of pre-funding,  the weighted  average annual  percentage  interest rate for the  mortgage  loans  included  in the related  trust fund on the  Closing  Date and all additional  mortgage  loans  transferred  to the related trust fund after the Closing Date at the end of the Pre-  Funding  Period must not be more than 100 basis  points  lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                  (1)      the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2)      an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the
                           Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o        the  pre-funding  period must end no later than three months or 90 days after the Closing Date or earlier  in some  circumstances  if the  pre-funding  accounts  falls  below  the  minimum  level specified in the Agreement or an event of default occurs;

         o        amounts  transferred to any pre-funding  accounts  and/or  capitalized  interest  account used in connection with the  pre-funding  may be invested only in investments  which are permitted by the
                  Exemption Rating Agencies rating the securities and must:

                  (1)      be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof
                           (provided that the obligations are backed by the full faith and credit of the United
                           States); or

                  (2)      have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted
                           Investments");

         o        the prospectus or prospectus supplement must describe the duration of the pre-funding period;

         o        the trustee (or any agent with which the trustee  contracts to provide trust  services) must be a substantial  financial  institution or trust company experienced in trust activities and familiar with its duties,  responsibilities  and liabilities  with ERISA.  The trustee,  as legal owner of the trust fund,  must  enforce all the rights  created in favor of  securityholders  of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts.

         o        In the  event  that  securities  which  are  certificates  do not  meet the  requirements  of the
                  Exemption  solely  because they are  subordinate  certificates  or fail to meet a minimum  rating requirements  under  the  Exemption,  certain  Plans may be  eligible  to  purchase  certificates pursuant to Sections I and III of PTCE 95-60 which permits  insurance  company  general  accounts as defined in PTCE 95-60 to purchase such  certificates  if they  otherwise meet all of the other requirements of the Exemption.

         o        Insurance  companies  contemplating  the  investment of general  account assets in the securities are  encouraged  to consult  with their  legal  advisors  with  respect to the  applicability  of
                  Section  401(c) of ERISA.  The DOL issued final  regulations  under  Section  401(c) which became effective on July 5, 2001.

Revolving pool features.

         The  Exemption  only covers  certificates  backed by a "fixed" pool of loans which  requires  that all the loans must be  transferred  to the trust fund or  identified  at closing  (or  transferred  within the  pre-funding period, if pre-funding meeting the conditions described above is used).  Accordingly,  certificates issued by trust funds which feature  revolving  pools of assets will not be eligible for a purchase by Plans.  However,  securities which are notes  backed by  revolving  pools of assets may be eligible  for  purchase by Plans  pursuant to certain other prohibited transaction exemptions.  See discussion below in "ERISA Considerations Relating to Notes."

ERISA Considerations Relating to Notes

         Under the DOL  Regulations,  the assets of the trust fund would be treated as "plan  assets" of a Plan for the  purposes of ERISA and the Code only if the Plan  acquires an "equity  interest"  in the trust fund and none of the  exceptions  contained  in the DOL  Regulations  is  applicable.  An equity  interest is defined  under the DOL
Regulations as an interest other than an instrument  which is treated as indebtedness  under  applicable  local law and which  has no  substantial  equity  features.  Assuming  that the notes are  treated  as  indebtedness  without substantial  equity features for purposes of the DOL Regulations,  then such notes will be eligible for purchase by
Plans.  However,  without regard to whether the notes are treated as an "equity  interest" for such  purposes,  the acquisition  or  holding  of notes by or on  behalf of a Plan  could be  considered  to give  rise to a  prohibited transaction  if the trust fund or any of its  affiliates is or becomes a party in interest or  disqualified  person with  respect to such Plan,  or in the event that a note is  purchased in the  secondary  market and such  purchase constitutes a sale or exchange  between a Plan and a party in interest or disqualified  person with respect to such
Plan.  There can be no  assurance  that the trust  fund or any of its  affiliates  will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption  permits trust funds which are grantor  trusts,  owner-trusts  or REMICs to issue notes,  as well as  certificates,  provided a legal  opinion is received to the effect that the  noteholders  have a perfected security  interest  in the  trust  fund's  assets.  The  exemptive  relief  provided  under the  Exemption  for any prohibited  transactions  which could be caused as a result of the operation,  management or servicing of the trust fund and its assets would not be necessary  with respect to notes with no  substantial  equity  features  which are issued as obligations of the trust fund.  Nevertheless,  because other prohibited  transactions  might be involved, the Exemption  would provide  prohibited  transaction  exemptive  relief,  provided that the same conditions of the
Exemption  described  above relating to  certificates  are met with respect to the notes.  The same  limitations of such exemptive  relief  relating to  acquisitions  of  certificates  by fiduciaries  with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the  event  that  the  Exemption  is not  applicable  to  the  notes,  one  or  more  other  prohibited transactions  exemptions may be available to Plans  purchasing or transferring the notes depending in part upon the type of Plan  fiduciary  making the decision to acquire the notes and the  circumstances  under which such decision is made. These exemptions  include,  but are not limited to, PTCE 90-1 (regarding  investments by insurance company pooled separate  accounts),  PTCE 91-38 (regarding  investments by bank collective  investments  funds), PTCE 84-14
(regarding  transactions effected by "qualified  professional asset managers"),  PTCE 95-60 (regarding  investments by  insurance  company  general  accounts)  and PTCE 96-23  (regarding  transactions  effected by  "in-house  asset managers")  (collectively,  the "Investor-Based  Exemptions").  However,  even if the conditions specified in these
Investor-Based  Exemptions  are met,  the scope of the relief  provided  under such  Exemptions  might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not  applicable to the notes,  there can be no assurance that any class of notes will be treated as indebtedness  without  substantial equity features for purposes of the DOL Regulations.
There is increased  uncertainty  regarding the characterization of debt instruments that do not carry an investment grade rating.  Consequently,  in the event of a withdrawal or downgrade to below  investment grade of the rating of a class of notes,  the subsequent  transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such  transfer,  will be  restricted.  Unless  otherwise stated in the related prospectus  supplement,  by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring  the note with Plan Assets;  or (2) (A) either (i) none of the issuing  entity,  the depositor any underwriter,  the trustee,  the master  servicer,  any other servicer or any of their affiliates is a party in interest with respect to such purchaser  that is a Plan or (ii) PTCE 90-1,  PTCE 91-38,  PTCE 84-14,  PTCE
95-60,  PTCE 96-23 or some other prohibited  transaction  exemption is applicable to the acquisition and holding of the note by such  purchaser and (B) the notes are rated  investment  grade or better and such person  believes that the notes are  properly  treated as  indebtedness  without  substantial  equity  features  for  purposes of the DOL
Regulations,  and agrees to so treat the notes.  Alternatively,  regardless of the rating of the notes, such person may provide the trustee  with an opinion of  counsel,  which  opinion of counsel  will not be at the expense of the issuing  entity,  the depositor,  the trustee,  the master  servicer or any other  servicer,  which opines that the purchase,  holding and transfer of such note or interest  therein is  permissible  under  applicable  law, will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Code and will not subject  the  issuing  entity,  the  depositor,  the  trustee,  the master  servicer  or any other  servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION  CONCERNING  CONSIDERATIONS  RELATING TO ERISA AND THE
CODE THAT ARE  APPLICABLE TO THE RELATED  SECURITIES.  BEFORE  PURCHASING  SECURITIES IN RELIANCE ON THE EXEMPTION,
THE  INVESTOR-BASED  EXEMPTIONS  OR  ANY  OTHER  EXEMPTION,  A  FIDUCIARY  OF A PLAN  SHOULD  ITSELF  CONFIRM  THAT
REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.
         ANY PLAN  INVESTOR WHO PROPOSES TO USE "PLAN  ASSETS" OF ANY PLAN TO PURCHASE  SECURITIES OF ANY SERIES OR
CLASS ARE  ENCOURAGED  TO CONSULT  WITH ITS COUNSEL  WITH  RESPECT TO THE  POTENTIAL  CONSEQUENCES  UNDER ERISA AND
SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

         With respect to those classes of exchangeable  securities  which were eligible for exemptive  relief under the Exemption when purchased,  the Exemption  would also cover the acquisition or disposition of such  exchangeable
securities  when  the  securityholder   exercises  its  exchange  rights.  However,  with  respect  to  classes  of exchangeable  securities  which were not eligible for exemptive  relief under the  Exemption  when  purchased,  the exchange,  purchase or sale of such securities  pursuant to the exercise of exchange rights or call rights may give rise to  prohibited  transactions  if a Plan and a Party in Interest  with respect to such Plan are involved in the transaction.  However,  one  or  more  Investor-Based  Exemptions  discussed  above  may  be  applicable  to  these transactions.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation  pursuant to Section 501 of the Code  nonetheless  will be subject to federal income taxation to the extent that its income is "unrelated  business  taxable income" within the meaning of Section 512 of the Code.

Consultation with Counsel

         There can be no assurance  that the  Exemption or any other DOL  exemption  will apply with respect to any particular  Plan that acquires the  securities  or, even if all the conditions  specified  therein were  satisfied, that any such  exemption  would apply to  transactions  involving the trust fund.  Prospective  Plan  investors are encouraged  to consult  with their  legal  counsel  concerning  the impact of ERISA and the Code and the  potential consequences  to their  specific  circumstances  prior to making  an  investment  in the  securities.  Neither  the depositor,  the trustees,  the master servicer nor any of their respective  affiliates will make any representation to the effect that the securities  satisfy all legal  requirements with respect to the investment  therein by Plans generally or any  particular  Plan or to the effect that the  securities  are an  appropriate  investment for Plans generally or any particular Plan.

         Before purchasing a security in reliance on the Exemption,  or an Investor-Based  Exemption,  or any other exemption,  a fiduciary of a Plan or other Plan Asset investor  should itself confirm that (a) all the specific and general  conditions set forth in the Exemption,  an Investor-Based  Exemption or other exemption would be satisfied and (b) in the case of a security  purchased  under the  Exemption,  the  security  constitutes  a  "security"  for purposes of the Exemption.  In addition to making its own  determination  as to the  availability  of the exemptive relief  provided in the Exemption,  and  Investor-Based  Exemption or other  exemption,  the Plan fiduciary  should consider  its general  fiduciary  obligations  under ERISA in  determining  whether to purchase the  securities  on behalf of a Plan.

         A  governmental  plan as defined in Section 3(32) of ERISA is not subject to ERISA,  or Code Section 4975.
However,  such  governmental  plan may be subject to federal,  state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a  governmental  plan should make its own determination  as to the propriety of such investment under  applicable  fiduciary or other  investment  standards, and the need for the availability of any exemptive relief under any similar law.

                                              Method of Distribution

         The depositor  will offer the  securities in series.  The  distribution  of the securities may be effected from time to time in one or more  transactions,  including  negotiated  transactions,  at a fixed  public  offering price or at  varying  prices to be  determined  at the time of sale or at the time of  commitment  therefor.  If so specified in the related prospectus  supplement,  Bear,  Stearns & Co. Inc., an affiliate of the depositor,  acting as  underwriter  with  other  underwriters,  if any,  named  in such  prospectus  supplement  will  distribute  the securities in a firm commitment  underwriting,  subject to the terms and conditions of the underwriting  agreement.
In such event, the related  prospectus  supplement may also specify that the underwriters  will not be obligated to pay for any  securities  agreed to be purchased by  purchasers  pursuant to purchase  agreements  acceptable to the depositor.  In  connection  with  the  sale of the  securities,  underwriters  may  receive  compensation  from the depositor or from purchasers of the securities in the form of discounts,  concessions or  commissions.  The related prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any  offering  of  securities,  in  addition  to the  method of  distribution  as  described  in the prospectus  supplement and this base  prospectus,  the  distribution of any class of the offered  securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively,  the related  prospectus  supplement  may specify that Bear,  Stearns & Co. Inc.  acting as agent or in some cases as  principal  with  respect to  securities  that it has  previously  purchased or agreed to purchase,  will  distribute the  securities.  If Bear,  Stearns & Co. Inc. acts as agent in the sale of securities,
Bear,  Stearns & Co. Inc. will receive a selling  commission  with respect to each series of securities,  depending on market  conditions,  expressed  as a  percentage  of the  aggregate  principal  balance of the  securities  sold hereunder as of the closing  date.  The exact  percentage  for each series of  securities  will be disclosed in the related  prospectus  supplement.  To the extent that Bear,  Stearns & Co. Inc.  elects to  purchase  securities  as principal,  Bear,  Stearns & Co. Inc. may realize losses or profits based upon the difference  between its purchase price and the sales  price.  The  related  prospectus  supplement  with  respect to any series  offered  other than through  underwriters  will contain  information  regarding  the nature of such  offering and any  agreements to be entered into between the depositor and purchasers of securities of such series.

         The  depositor  will  indemnify  Bear,  Stearns & Co. Inc.  and any  underwriters  against  certain  civil liabilities,  including  liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns
& Co. Inc. and any underwriters may be required to make in respect thereof.

         In the  ordinary  course of business,  the  depositor  and Bear,  Stearns & Co. Inc. may engage in various securities  and  financing  transactions,  including  repurchase  agreements  to provide  interim  financing of the depositor's  mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans,  including the securities.

         Bear,  Stearns & Co. Inc. may use this  prospectus  and the related  prospectus  supplement  in connection with offers and sales related to  market-making  transactions in the securities.  Bear,  Stearns & Co. Inc. may act as  principal  or agent in such  transactions.  Such sales  will be made at prices  related  to  prevailing  market prices at the time of sale or otherwise.

         The  depositor  anticipates  that the  securities  will be sold  primarily to  institutional  investors or sophisticated  non-institutional  investors.  Purchasers of securities,  including  dealers,  may, depending on the facts and  circumstances  of such purchases,  be deemed to be  "underwriters"  within the meaning of the Securities
Act of 1933 in  connection  with  reoffers  and sales by them of  securities.  Securityholders  are  encouraged  to consult with their legal advisors in this regard before any such reoffer or sale.

                                                   Legal Matters

         Legal  matters in  connection  with the  securities  of each series,  including  both  federal  income tax matters and the  legality  of the  securities  being  offered  will be passed upon by Thacher  Proffitt & Wood llp,
Orrick,  Herrington  & Sutcliffe  LLP and  Greenberg  Traurig LLP or other  counsel  designated  in the  prospectus supplement.

                                               Financial Information

         A new  trust  fund  will be  formed  for each  series of  securities.  No trust  fund  will  engage in any business  activities or have any assets or  obligations  prior to the issuance of the related series of securities.
Accordingly,  no financial  statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                               Available Information

         The  depositor  is  subject  to the  informational  requirements  of the  Exchange  Act and in  accordance therewith files reports and other  information  with the  Commission.  Reports and other  information  filed by the depositor can be inspected and copied at the Public  Reference  Room  maintained by the  Commission at 100 F Street
NE, Washington,  DC 20549, and its Regional Offices located as follows:  Chicago Regional Office, 500 West Madison,
14th Floor,  Chicago,  Illinois 60661; New York Regional Office, 233 Broadway,  New York, New York 10279. Copies of
the  material  can also be  obtained  from  the  Public  Reference  Section  of the  Commission,  100 F Street  NE,
Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,
Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the  Public  Reference  Room may be  obtained  by  calling  the  Securities  and  Exchange  Commission  at (800)
SEC-0330.  Exchange  Act  reports  as to any series  filed  with the  Commission  will be filed  under the  issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing  entity's annual reports on Form 10-K (including  reports of assessment of compliance with the
AB Servicing  Criteria,  attestation  reports,  and statements of compliance,  discussed in "Reports to Holders" in this  prospectus  and  "Servicing  of Loans — Evidence  as to  Compliance"  in the related  prospectus  supplement, required to be filed under  Regulation AB),  periodic  distribution  reports on Form 10-D,  current reports on Form
8-K and amendments to those  reports,  together with such other reports to security  holders or  information  about the  securities  as shall have been filed with the  Commission  will be posted on the  trustee's or the  securities administrator's  internet web site as soon as reasonably  practicable after it has been electronically  filed with, or  furnished  to,  the  Commission.  The  address  of the  website  will be  provided  in the  related  Prospectus
Supplement.

         This  prospectus  does not contain all of the  information  set forth in the  registration  statement  (of which this prospectus  forms a part) and exhibits  thereto which the depositor has filed with the Commission  under the Securities Act and to which reference is hereby made.

                                 Incorporation of Certain Information by Reference

         This  prospectus  incorporates  by reference  all  documents,  including  but not limited to the financial statements and reports filed or  incorporated by reference by the depositor,  Bear Stearns Asset Backed  Securities
I LLC, with respect to a trust fund pursuant to the  requirements  of Section 13(a),  14 or 15(d) of the Securities
Exchange Act of 1934, as amended,  prior to the  termination of the offering of the related  securities;  provided, however,  this prospectus and any related prospectus  supplement do not incorporate by reference any of the issuing entity's  annual  reports filed on Form 10-K with respect to a trust fund.  Upon request by any person to whom this prospectus  is delivered in connection  with the offering of one or more classes  securities,  the  depositor  will provide or cause to be provided  without charge a copy of any of the documents and/or reports  incorporated  herein by reference,  in each case to the extent the documents or reports  relate to those  classes of  securities,  other than the  exhibits to the  documents  (unless the  exhibits  are  specifically  incorporated  by  reference in such documents).  Requests to the  depositor  should be directed in writing to: Bear Stearns  Asset Backed  Securities I
LLC, 383 Madison Avenue,  New York, New York 10179,  telephone number (212) 272-2000.  The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents  and/or reports  incorporated  herein by reference at the Public
Reference  Room of the  Securities  and Exchange  Commission at 450 Fifth Street,  N.W.,  Washington,  D.C.  20549.
Investors  may  obtain  information  on  the  operation  of  the  Public  Reference  Room  by  calling  the  SEC at
1-800-SEC-0330.  In addition,  the SEC maintains a website  containing  reports,  proxy and information  statements and other  information  regarding issuing entities,  including each trust fund, that file  electronically  with the
SEC.

                                                      Ratings

         It is a condition to the issuance of the  securities  of each series  offered by this  prospectus  and the accompanying  prospectus  supplement  that they shall have been rated in one of the four highest rating  categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such  rating  will be based on,  among  other  things,  the  adequacy  of the value of the trust fund assets and any  credit  enhancement  with  respect  to the  related  class and will  reflect  the  rating  agency's assessment  solely of the  likelihood  that the related  holders will receive  payments to which they are entitled.
No rating will constitute an assessment of the likelihood  that principal  prepayments on the related loans will be made, the degree to which the rate of prepayments  might differ from that originally  anticipated or the likelihood of early  optional  termination  of the  securities.  A rating should not be deemed a  recommendation  to purchase, hold or sell  securities,  inasmuch as it does not address market price or suitability  for a particular  investor.
A rating  will not  address  the  possibility  that  prepayment  at higher or lower  rates than  anticipated  by an investor may cause such  investor to  experience a lower than  anticipated  yield or that an investor  purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no  assurance  that any rating will remain in effect for any given period of time or that it may not be  lowered  or  withdrawn  entirely  by the  applicable  rating  agency in the  future if in its  judgment circumstances  so warrant.  In addition to being  lowered or  withdrawn  due to any erosion in the  adequacy of the value of trust fund assets or any credit  enhancement  with respect to a series,  a rating might also be lowered or withdrawn  because of, among other  reasons,  an adverse  change in the  financial  or other  condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount,  type and nature of any credit enhancement  established with respect to a series of securities will be  determined  on the basis of criteria  established  by each rating  agency named in the related  prospectus supplement.  These criteria are sometimes  based upon an actuarial  analysis of the behavior of mortgage loans in a larger  group.  Such  analysis is often the basis upon which each  rating  agency  determines  the amount of credit enhancement  required  with  respect to each class of  securities.  There can be no assurance  that the  historical data supporting any such actuarial  analysis will accurately  reflect future  experience nor any assurance that the data derived from a large pool of mortgage  loans will  accurately  predict the  delinquency,  foreclosure  or loss experience  of any  particular  pool of  loans.  No  assurance  can be given  that  values of any  properties  have remained  or will  remain  at their  levels  on the  respective  dates of  origination  of the  related  loans.  If residential  real estate markets should  experience an overall  decline in property  values such that the principal balances of the loans in a  particular  trust fund and any  secondary  financing on the related  properties  become equal to or greater than the value of those properties,  the rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In additional,  adverse economic conditions  (which may or may not affect  real  property  values)  may affect the timely  payment by  borrowers  of scheduled payments of principal of and interest on the loans and, accordingly, the rates of  delinquencies,  foreclosures  and losses with  respect to any trust  fund.  To the extent that losses are not covered by credit  enhancement,  losses will be borne,  at least in part, by the holders of one or more classes of the securities of the related series.

                                          Legal Investment Considerations

         Each class of  certificates  offered by this prospectus and by the related  prospectus  supplement will be rated at the date of issuance in one of the four highest  rating  categories by at least one rating  agency.  If so specified  in the related  prospectus  supplement,  each such class that is rated in one of the two highest  rating categories by at least one rating  agency will  constitute  "mortgage  related  securities"  for purposes of SMMEA, and, as such, will be legal investments for persons, trusts,  corporations,  partnerships,  associations,  business trusts and business  entities  (including  depository  institutions,  life  insurance  companies and pension funds)
created  pursuant to or existing under the laws of the United States or of any State whose  authorized  investments are  subject  to state  regulation  to the same  extent  that,  under  applicable  law,  obligations  issued  by or guaranteed as to principal and interest by the United States or any agency or  instrumentality  thereof  constitute legal  investments  for the entities.  Under SMMEA,  if a State enacted  legislation on or prior to October 3, 1991 specifically  limiting the legal  investment  authority  of any such  entities  with  respect to "mortgage  related securities,"  such securities will constitute  legal  investments for entities  subject to the legislation  only to the extent provided  therein.  Some States have enacted  legislation  which overrides the preemption  provisions of
SMMEA.  SMMEA provides,  however,  that in no event will the enactment of any such legislation  affect the validity of any contractual  commitment to purchase,  hold or invest in "mortgage  related  securities," or require the sale or other disposition of the securities,  so long as the contractual  commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also  amended the legal  investment  authority of  federally-chartered  depository  institutions  as follows:  federal  savings and loan  associations  and federal  savings banks may invest in, sell or otherwise deal with "mortgage related  securities"  without limitation as to the percentage of their assets  represented  thereby, federal  credit unions may invest in the  securities,  and national banks may purchase the securities for their own account without regard to the limitations  generally applicable to investment  securities set forth in 12 U.S.C. 24
(Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The  Federal  Financial  Institutions  Examination  Council  has  issued a  supervisory  policy  statement applicable  to  all  depository  institutions,  setting  forth  guidelines  for  and  significant  restrictions  on investments  in "high-risk  mortgage  securities."  The policy  statement  has been adopted by the Federal  Reserve
Board,  the Office of the Comptroller of the Currency,  the FDIC and the OTS with an effective date of February 10,
1992. The policy statement  generally  indicates that a mortgage  derivative product will be deemed to be high risk if it exhibits  greater price  volatility than a standard fixed rate thirty-year  mortgage  security.  According to the policy  statement,  prior to  purchase,  a  depository  institution  will be  required to  determine  whether a mortgage  derivative  product  that  it is  considering  acquiring  is  high-risk,  and  if so  that  the  proposed acquisition  would reduce the  institution's  overall  interest rate risk.  Reliance on analysis and  documentation obtained from a securities  dealer or other outside party without  internal  analysis by the  institution  would be unacceptable.  There can be no assurance  as to which  classes of offered  securities  will be treated as high-risk under the policy statement.

         The  predecessor  to the OTS issued a bulletin,  entitled,  "Mortgage  Derivative  Products  and  Mortgage
Swaps", which is applicable to thrift institutions  regulated by the OTS. The bulletin  established  guidelines for the investment by savings  institutions in certain "high-risk"  mortgage  derivative  securities and limitations on the use of the securities by insolvent,  undercapitalized or otherwise  "troubled"  institutions.  According to the bulletin,  such "high-risk"  mortgage  derivative  securities include securities having specified  characteristics, which may include some classes of offered  securities.  In addition,  the National Credit Union  Administration has issued  regulations  governing  federal credit union  investments  which prohibit  investment in specified types of securities,  which may include some classes of offered  securities.  Similar policy  statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of  securities  that is not rated in one of the two highest  rating  categories  by at least one rating  agency,  and any other  class of  securities  specified  in the  related  prospectus  supplement,  will not constitute  "mortgage  related  securities"  for  purposes  of SMMEA.  Prospective  investors  in these  classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other  restrictions  on the ability of investors  either to purchase  some classes of offered securities  or to purchase any class of offered  securities  representing  more than a specified  percentage of the investors' assets. The depositor will make no  representations  as to the proper  characterization  of any class of offered  securities  for legal  investment  or other  purposes,  or as to the ability of  particular  investors  to purchase any class of  certificates  under  applicable  legal  investment  restrictions.  These  uncertainties  may adversely  affect  the  liquidity  of any  class of  certificates.  Accordingly,  all  investors  whose  investment activities are subject to legal  investment  laws and  regulations,  regulatory  capital  requirements or review by regulatory  authorities are encouraged to consult with their own legal advisors in determining  whether and to what extent the offered  securities of any class thereof  constitute  legal  investments  or are subject to  investment, capital or other restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                               Plan of Distribution

         The depositor may offer each series of securities  through  BS&Co.  or one or more other firms that may be designated  at the time of the related  offering.  The  participation  of BS&Co.  in any offering  will comply with
Schedule E to the By-Laws of the  National  Association  of  Securities  Dealers,  Inc. The  prospectus  supplement relating to each series of securities  will set forth the specific  terms of the offering of the series and of each class within the series, the names of the underwriters,  the purchase price of the securities,  the proceeds to the depositor  from the sale, any securities  exchange on which the securities may be listed,  and, if applicable,  the initial  public  offering  prices,  the  discounts  and  commissions  to the  underwriters  and any  discounts  and concessions  allowed or  reallowed  to dealers.  The place and time of delivery of each series of  securities  will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

                                                 Glossary of Terms

         Agency  Securities.  Mortgage-backed  securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie
Mac.

         Agreement.  An owner trust agreement, servicing agreement or indenture.

         Asset  Value.  With  respect to the  primary  assets in the trust  fund,  the  product of the Asset  Value percentage set forth in the related indenture multiplied by the lesser of

o    the stream of remaining  regularly  scheduled payments in the primary assets net of certain amounts payable as expenses,  together with income earned on each regularly  scheduled payment received through the day preceding the next  distribution  date at the Assumed  Reinvestment  Rate,  if any,  discounted  to present value at the highest  interest rate on the notes of the series over periods equal to the interval  between  payments on the notes and

o    the then outstanding principal balance of the primary assets.

         Assumed  Reinvestment  Rate.  With respect to a series of  securities,  the highest rate  permitted by the rating  agencies  named in the  related  prospectus  supplement  or a rate  insured  by  means  of a  surety  bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

         Assumption  Fee. The fee paid to the mortgagee  upon the  assumption of the primary  liability for payment of the mortgage.

         Benefit Plan  Investors.  Plans  subject to Part 4 of Title I of ERISA or Section 4975 of the Code and any
entity whose underlying assets include Plan Assets by reason of any such Plan's investment in the entity.

         Closing Date.  With respect to any series of bonds, the date on which the bonds are issued.

         Code.  The Internal Revenue Code of 1986.

         DOL.  The U.S. Department of Labor.

         DOL Regulations.  Regulations by the DOL promulgated at 29 C.F.R. §2510.3-101.

         DTC Registered Bond.  Any bond initially issued through the book-entry facilities of the DTC.

         Eligible  Account  Any of (i) an account or accounts  maintained  with a federal or state  chartered  depository institution or trust company,  the long-term unsecured debt obligations and short-term unsecured debt obligations of which
(or, in the case of a depository  institution or trust company that is the principal  subsidiary of a holding company, the debt  obligations of such holding  company,  so long as Moody's is not a rating agency) are rated by each rating agency in one of its two highest long-term and its highest short-term rating categories,  respectively,  at the time any amounts are held on deposit therein;  provided,  that following a downgrade,  withdrawal,  or suspension of such institution's  rating above,  each  account  shall  promptly  (and in any case  within not more than 30  calendar  days) be moved to one or more segregated  trust  accounts in the trust  department of such  institution,  or to an account at another  institution  that complies with the above  requirements,  or (ii) a trust account or accounts maintained with the corporate trust department of a federal or state  chartered  depository  institution  or trust  company  having  capital and surplus of not less than
$50,000,000,  acting in its fiduciary capacity or (iii) any other account acceptable to the rating agencies,  as evidenced in writing.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition,  accounts maintained  with the  trustee.  The  ratings in clause (i) may be amended,  without  the  consent of the  Securityholders, provided that a letter is obtained from each rating agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the related Securities.

         Exemption.  An  individual  prohibited  transactions  exemption  issued by the DOL to an  underwriter,  as amended by Prohibited  Transaction  Exemption  ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21, 1997),  PTE 2000-58,  65
Fed.  Reg.  67765  (November  13, 2000) and PTE 2002-41,  67 Fed.  Reg.  54487  (August 22, 2002) or any  amendment thereto.

         Exemption  Rating  Agency.  Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  Moody's
Investors Service, Inc., or Fitch, Inc or any other "Rating Agency" within the meaning of the Exemption.

         Home Equity Loans.  Closed-end  loans and/or  revolving  credit line loans secured by mortgages,  deeds of trust or other similar  security  instruments  creating  senior or junior liens on one- to four-family  residential properties or mixed-use properties.

         Home  Improvement   Contracts.   Home  Improvement   installment  sales  contracts  and  installment  loan
agreements  which are either  unsecured or secured by  mortgages,  deeds of trust or similar  security  instruments creating generally junior liens on one- to four-family  residential  properties or mixed-use  properties or secured by purchase money security interests in the related home improvements.

         Insurance  Proceeds.  Amounts  received by the related servicer under any title insurance  policy,  hazard insurance  policy or other insurance  policy  covering any primary asset in a trust fund,  other than amounts to be applied to the  restoration  or repair of the  related  property  or  released  to the  borrower  under the related agreement.

         Issuing  Entity.  The  Delaware  statutory  trust or other  trust,  created  pursuant  to the owner  trust agreement, that issues the bonds.

         Liquidation  Proceeds.  Amounts  received by the related  servicer in connection  with the  liquidation of the primary assets or related real property in a trust fund,  whether  through  foreclosure  sale,  repossession or otherwise,  including  payments in  connection  with the primary  assets  received  from the  borrower,  other than amounts  required to be paid or refunded to the borrower  under the  applicable  loan documents or pursuant to law, net of the related liquidation expenses.

         Manufactured  Housing  Contracts.  Manufactured  housing  installment sales contracts and installment loan agreements secured by senior or junior liens on the related  manufactured  homes or secured by mortgages,  deeds of trust or other  similar  security  instruments  creating  senior  or junior  liens on the real  estate on which the related manufactured homes are located.

         MBA Method - The method of  calculating  delinquencies  in  accordance  with the  methodology  used by the
Mortgage  Bankers  Association,  as described  in "The Trust Funds - Methods of  Delinquency  Calculation"  in this prospectus.

         OID  Regulations.  Sections 1271 through 1275 of the Internal  Revenue Code of 1986,  as amended,  and the
Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

         OTS Method - The method of calculating  delinquencies  in accordance with the methodology  used by lenders regulated  by the  Office of Thrift  Supervision,  as  described  in "The  Trust  Funds -  Methods  of  Delinquency
Calculation" in this prospectus.

         Parity Act.  The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in  Interest.  With  respect to a Plan,  persons who have  specified  relationships  to the Plans, either "Parties in Interest"  within the meaning of ERISA or  "Disqualified  Persons" within the meaning of Section
4975 of the Code.

         Plan Assets.  "Plan assets" of a Plan within the meaning of the DOL Regulations.

         Plans.  ERISA Plans and Tax Favored Plans.

         Private Label Securities.  Private  mortgage-backed  securities,  other than Agency Securities,  backed or secured by underlying loans that may be Residential  Loans,  Home Equity Loans,  Home Improvement  Contracts and/or
Manufactured Housing Contracts.

         RICO. The Racketeer Influenced and Corrupt Organizations statute.

         Residential  Loans.  Loans secured by  mortgages,  deeds of trust or other  similar  security  instruments creating senior or junior liens on one- to four-family residential properties.

         Tax  Favored  Plans.  Plans  that  meet the  definition  of  "plan"  in  Section  4975(e)(1)  of the Code, including  tax-qualified  retirement  plans  described  in  Section  401(a) of the Code and  individual  retirement accounts and annuities described in Section 408 of the Code.

         U.S. Person.  Any of the following:

o    a citizen or resident of the United States;

o    a corporation or a partnership  (including an entity treated as a corporation or partnership for U.S.  federal income  tax  purposes)  organized  in or under the laws of the  United  States,  or any State  thereof  or the
     District of Columbia  (unless in the case of a  partnership  Treasury  regulations  are adopted  that  provide otherwise);

o    an estate  whose  income from  sources  outside the United  States is  includible  in gross income for federal income tax purposes  regardless of its  connection  with the conduct of a trade or business  within the United
     States; or

o    a trust if a court within the United States is able to exercise primary  supervision of the  administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In  addition,  certain  trusts which would not qualify as U.S.  Persons  under the above  definition  but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

                                                     $1,090,932,000 (Approximate)

                                              NEWCASTLE MORTGAGE SECURITIES TRUST 2007-1
                                                            Issuing Entity

                                                      NEWCASTLE INVESTMENT CORP.
                                                                Sponsor

                                              BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                                               Depositor

                                                        WELLS FARGO BANK, N.A.
                                        Master Servicer, Securities Administrator and Custodian

                                                        NATIONSTAR MORTGAGE LLC
                                                               Servicer

                                                       FREMONT INVESTMENT & LOAN
                                                              Originator

                                                   ASSET-BACKED NOTES, SERIES 2007-1
                                                           _________________

                                                        Free Writing Prospectus

                                                           _________________

                                                       Bear, Stearns & Co. Inc.
                                                              Underwriter

You  should  rely only on the  information  contained  or  incorporated  by  reference  in this free  writing  prospectus  and the base prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered notes in any state where the offer is not permitted.

Dealers will be required to deliver a free writing  prospectus and prospectus  when acting as underwriters of the notes offered by this free writing  prospectus and with respect to their unsold  allotments or  subscriptions.  In addition,  all dealers selling the offered notes,  whether or not participating in this offering,  may be required to deliver a free writing prospectus and prospectus for 90 days after the date of this free writing prospectus.